UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 5)

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Ignyte Acquisition Corp.

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IGNYTE ACQUISITION CORP.

640 Fifth Avenue, 4th Floor New York, NY 10019

PROXY STATEMENT FOR

SPECIAL MEETING OF IGNYTE ACQUISITION CORP.

Dear Ignyte Acquisition Corp. Stockholders:

You are cordially invited to attend the special meeting (the “special meeting”) of Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), at [●], on [●], 2022, or at such other time, on such other date to which the meeting may be adjourned. In the interest of public health, and due to the impact of the ongoing coronavirus (“COVID-19”) pandemic, we are planning for the meeting to be held virtually over the Internet.

At the special meeting, Ignyte stockholders will be asked to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal” to approve and adopt the Business Combination Agreement, dated as of April 28, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and between Ignyte, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Korean Sub”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Peak Bio” f/k/a pH Pharma Co., Ltd. or “pH Pharma”), a copy of which is attached to the accompanying proxy statement as Annex A, including the transactions contemplated thereby.

As further described in the accompanying proxy statement, subject to the terms and conditions of the Business Combination Agreement, the following transactions will occur:

(a) On the Closing Date, (i) the stockholders of Peak Bio will transfer their respective shares of Peak Bio Common Stock (as defined herein) to Korean Sub in exchange for shares of Ignyte Common Stock (as defined herein) held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (as defined herein) (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above ((i) and (ii), collectively, the “Share Swap”). Upon consummation of the Share Swap, Peak Bio will become a direct wholly-owned subsidiary of Ignyte.

(b) Ignyte, Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain stockholders of Ignyte named therein will enter into a Registration Rights Agreement in substantially the form attached to the accompanying proxy statement as Annex B.

(c) Ignyte and certain stockholders of Ignyte named therein will enter into Lock-Up Agreements in substantially the form attached to the accompanying proxy statement as Annex C.

(d) Sponsor and Ignyte entered into a Sponsor Support Agreement, dated as of April 28, 2022, substantially in the form attached to the accompanying proxy statement as Annex F (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its shares of Ignyte Common Stock in favor of the Business Combination (as defined herein) and the other transactions contemplated thereby.

(e) In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, Ignyte entered into Subscription Agreements (inclusive of the Key Company Stockholder Forward Purchase Agreement) (the “Subscription Agreements”) with certain investors (including the Key Company Stockholder, collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Ignyte has agreed to issue and sell to the PIPE Investors, an aggregate of up to 2,550,000 shares of Ignyte Common Stock, par value $0.0001 per share at a price of $10.00 per share, for aggregate gross proceeds of up to $25,500,000 on the terms and subject to the conditions set forth in the Subscription Agreements

(and the Key Company Stockholder Forward Purchase Agreement) (the “PIPE Financing”). The shares of Ignyte

Common Stock to be issued pursuant to the Subscription Agreements (the “PIPE Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The PIPE Shares will be identical in the terms and prices of the shares of Ignyte Common Stock issued in the IPO. Ignyte will not be subject to any repurchase obligations covering the PIPE Shares. Ignyte has granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination. Except for the Key Company Stockholder, neither the Sponsor nor any of Ignyte’s directors, officers or affiliates will participate in the PIPE Financing.

Upon completion of the Business Combination and giving effect to the proposed valuation of Peak Bio of $180,000,000, Ignyte anticipates that, assuming that none of Ignyte’s stockholders exercise redemption rights, an aggregate of 27,302,368 shares of Ignyte Common Stock will be issued as consideration in the Business Combination, Ignyte’s existing stockholders will hold in the aggregate approximately 27% of Ignyte’s outstanding common stock (approximately 21% held by the public stockholders and 6% held by the Sponsor), the PIPE Investors will hold approximately 9% of Ignyte’s outstanding common stock and Peak Bio Holders will hold approximately 64% of Ignyte’s outstanding common stock. If 5,000,000 shares of the Ignyte Common Stock are redeemed for cash, which assumes the maximum redemption of Ignyte shares based on minimum cash requirements in the Business Combination Agreement, and an aggregate of 22,302,368 shares of Ignyte Common Stock will be issued as consideration in the Business Combination, upon completion of the Business Combination, Ignyte’s existing stockholders will hold in the aggregate approximately 10% of Ignyte’s outstanding common stock (3% held by our public stockholders and 7% held by the Sponsor and EarlyBird Capital), the PIPE Investors will hold approximately 11% of Ignyte’s outstanding common stock and Peak Bio Holders will hold approximately 78% of Ignyte’s outstanding common stock. These ownership percentages do not take into account (1) any warrants or options to purchase Ignyte Common Stock that will be outstanding following the Business Combination, or (2) any equity awards that may be issued under the proposed Long-Term Incentive Plan following the Business Combination.

In addition to the Business Combination Proposal, you will also be asked to consider and vote upon (a) the adoption of Ignyte’s Second Amended and Restated Certificate of Incorporation and Ignyte’s Amended and Restated Bylaws, which supersede the existing Amended and Restated Certificate of Incorporation of Ignyte and the Bylaws of Ignyte (the “Existing Governing Documents”), which are referred to herein collectively as the “Governing Documents Proposals,” (b) a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of Ignyte Common Stock in connection with the Business Combination and the PIPE Financing, which is referred to herein as the “Nasdaq Proposal,” (c) a proposal to approve and adopt a new long-term incentive plan in form and substance reasonably acceptable to Ignyte and Peak Bio, a copy of which is attached to the accompanying proxy statement as Annex J, which is referred to herein as the “Incentive Plan Proposal,” (d) a proposal to elect up to seven (7) directors, effective as of and contingent upon the consummation of the Business Combination, to serve on Ignyte’s board of directors until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death, which is referred to herein as the “Director Election Proposal,” and (e) a proposal to adjourn the special meeting to a later date or dates to the extent necessary, which is referred to herein as the “Adjournment Proposal.”

The Business Combination will be consummated only if the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Proposal and the Director Election Proposal (collectively, the “Condition Precedent Proposals”) are approved at the special meeting. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

The Adjournment Proposal provides for a vote to adjourn the special meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement is provided to the Ignyte stockholders or, if as of the time for which the special meeting is scheduled, there are insufficient shares of Ignyte Common Stock represented (either online or by proxy) to constitute a quorum necessary to conduct business at the special meeting, (B) in order to solicit additional proxies from the Ignyte stockholders in favor of one or more of the proposals at the special meeting or (C) if the Ignyte stockholders redeem an amount of the public shares such that the conditions to consummate the Business Combination that the aggregate cash proceeds to be received by Ignyte from the trust account in connection with the Business Combination satisfy the following thresholds: (i) such aggregate cash proceeds, excluding the aggregate gross proceeds from the PIPE Financing, equal no less than $7,500,000 and (ii) such aggregate proceeds, including the aggregate gross proceeds from the PIPE Financing, equal no less than $20 million (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination), as conditions to Peak Bio’s obligation to close would not be satisfied at Closing (such aggregate proceeds, the “Ignyte Cash,” and such conditions to the consummation of the Business Combination, the “Aggregate Closing Consideration Value”).

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the closing of the Business Combination, including the Subscription Agreements, the Key Company Stockholder Forward Purchase Agreement, the Sponsor Support Agreement, the Lock-Up Agreements and the Registration Rights Agreement (each as defined in the accompanying proxy statement). See “Business Combination Proposal — Related Agreements” in the accompanying proxy statement for more information.

Ignyte’s units, public shares and public warrants are currently listed on Nasdaq under the symbols “IGNYU,” “IGNY” and “IGNYW,” respectively. Upon the consummation of the Business Combination, Ignyte will be renamed “Peak Bio, Inc.” (“New Peak Bio”). Ignyte will also apply for listing, to be effective at the time of the Business Combination, of New Peak Bio Common Stock and warrants on Nasdaq under the proposed symbols “PKBO” and “PKBOW,” respectively.

Pursuant to the Existing Governing Documents, a holder of Ignyte’s public shares (a “public stockholder”) may request that Ignyte redeem all or a portion of such public shares for cash if the Business Combination is consummated. In order to redeem public shares underlying units, holders of units must elect to separate their units into the underlying public shares and warrants prior to exercising redemption rights with respect to such public shares. Holders that hold their units in an account at a brokerage firm or bank must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (“Continental”), Ignyte’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) to Continental, Ignyte will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of Ignyte’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, based on 5,750,000 shares subject to possible redemption as of [●], 2022, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. The redemption will take place prior to the Business Combination. See “Special Meeting of Ignyte — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Pursuant to the Sponsor Support Agreement, the Sponsor, among other things, has agreed to vote all of its shares of Ignyte Common Stock in favor of the proposals being presented at the special meeting in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of the accompanying proxy statement, the Sponsor owns approximately 20% of the issued and outstanding shares of the Ignyte Common Stock. See “Business Combination Proposal — Related Agreements — Support Agreement” in the accompanying proxy statement for more information related to the Support Agreement.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

Ignyte is providing the accompanying proxy statement and accompanying proxy card to Ignyte’s stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments of the special meeting. Information about the special meeting, the Business Combination and other related business to be considered by Ignyte’s stockholders at the special meeting is included in the accompanying proxy statement. Whether or not you plan to attend the special meeting, all of Ignyte’s stockholders are urged to read the accompanying proxy statement, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 43 of the accompanying proxy statement.

After careful consideration, the board of directors of Ignyte has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, and unanimously recommends that stockholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to Ignyte’s stockholders in the accompanying proxy statement. When you consider the recommendation of these proposals by the board of directors of Ignyte, you should keep in mind that Ignyte’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement for a further discussion of these considerations.

Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. The Business Combination will be consummated only if the Condition Precedent Proposals are approved at the special meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO IGNYTE’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE (IF ANY) TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of Ignyte’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

New York, NY	By Order of the Board of Directors,

, 2022

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [●], 2022 and is first being mailed to stockholders on or about [●], 2022.

v

IGNYTE ACQUISITION CORP.

640 Fifth Avenue, 4th Floor New York, NY 100192929

NOTICE OF SPECIAL MEETING

TO BE HELD ON [●], 2022

TO THE SHAREHOLDERS OF IGNYTE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), will be held at [●], Eastern Standard Time, on [●], 2022. In the interest of public health, and due to the impact of the ongoing coronavirus (COVID-19) pandemic, the special meeting may only be attended through a “virtual” or online method. You are cordially invited to attend the special meeting, which will be held for the following purposes:

•

Proposal No. 1 — The Business Combination Proposal — RESOLVED, that (i) Ignyte’s entry into (a) the Business Combination Agreement, dated as of April 28, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Ignyte, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Korean Sub”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Peak Bio”), a copy of which is attached to the proxy statement as Annex A, pursuant to which, among other things, (i) the stockholders of Peak Bio will transfer their respective shares of Peak Bio Common Stock (as defined herein) to Korean Sub in exchange for shares of Ignyte Common Stock held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above ((i) and (ii), collectively, the “Share Swap”), and (b) certain related agreements (including the Subscription Agreements, Key Company Stockholder Forward Purchase agreement, Sponsor Support Agreement, Lock-Up Agreement and the Registration Rights Agreement, each in the form attached hereto), and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.

•

Proposal No. 2 — Governing Documents Proposals — RESOLVED, to consider and vote upon the following amendments to the Amended and Restated Certificate of Incorporation of Ignyte and the Bylaws of Ignyte (the “Existing Governing Documents”) copies of which are attached to the proxy statement as Annex D and Annex E, respectively:

•	Proposal 2A: Amending the authorized number of shares of Ignyte Common Stock and Ignyte Preferred Stock under the proposed Second Amended and Restated Certificate of Incorporation of Ignyte;

•	Proposal 2B: Amending and restating the Second Amended and Restated Certificate of Incorporation of Ignyte to remove the provisions only applicable to blank check companies; and

•	Proposal 2C: Amending the Bylaws of Ignyte to incorporate conforming changes as a result of the foregoing Proposals 2A and 2B.

•

Proposal No. 3 — The Nasdaq Proposal — RESOLVED, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of Ignyte Common Stock be approved.

•

Proposal No. 4 — The Incentive Plan Proposal — RESOLVED, that the new long-term incentive plan in form and substance reasonably acceptable to Ignyte and Peak Bio, a copy of which is attached to the proxy statement as Annex J, be adopted and approved.

•	Proposal No. 5 — The Director Election Proposal — RESOLVED, that Hoyoung Huh, Stephen LaMond, Nevan Charles Elam, James Neal, David Rosenberg and Brad Stevens are elected to serve on Ignyte’s board of directors upon the consummation of the Business Combination, until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.

•

Proposal No. 6 — The Adjournment Proposal — RESOLVED, that the adjournment of the special meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to Ignyte stockholders or, if as of the time for which the special meeting is scheduled, there are insufficient shares of Ignyte Common Stock represented (either online or by proxy) to constitute a quorum necessary to conduct business at the special meeting, (B) in order to solicit additional proxies from Ignyte stockholders in favor of one or more of the proposals at the special meeting or (C) if Ignyte stockholders redeem an amount of the public shares such that one of the conditions to consummate the Business Combination that the aggregate cash proceeds to be received by Ignyte from the trust account in connection with the Business Combination, together with the aggregate gross proceeds from the PIPE Financing, equal no less than $20 million as a condition to Peak Bio’s obligation to close (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination) would not be satisfied at Closing (as defined herein), be approved.

Each of the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on any other proposal.

These items of business are described in the proxy statement, which we encourage you to read carefully and in its entirety before voting.

The special meeting will be convened on [●], 2022 at [●], Eastern Standard Time, in a virtual format. Stockholders may attend, vote and examine the list of Ignyte’s stockholders entitled to vote at the special meeting by visiting [●] and entering the control number found on their proxy card, voting instruction form or notice included in their proxy materials. In light of public health concerns regarding the ongoing COVID-19 pandemic, the special meeting will be held in a virtual format only. You will not be able to attend the special meeting in person.

Only holders of record of shares of Ignyte Common Stock at the close of business on [●], 2022 are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournment of the special meeting.

This proxy statement and accompanying proxy card is being provided to Ignyte’s stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournment of the special meeting. Whether or not you plan to attend the special meeting, all of Ignyte’s stockholders are urged to read the proxy statement, including the Annexes and the documents referred to therein carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 43 of the proxy statement.

After careful consideration, the board of directors of Ignyte has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, and unanimously recommends that stockholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to Ignyte’s stockholders in the proxy statement. When you consider the recommendation of these proposals by the board of directors of Ignyte, you should keep in mind that Ignyte’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” in the proxy statement for a further discussion of these considerations.

2

Pursuant to the Existing Governing Documents, a public stockholder may request that Ignyte redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

(ii)

submit a written request to Continental, Ignyte’s transfer agent, in which you (i) request that Ignyte redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

(iii)	deliver your share certificates (if any) to Continental, Ignyte’s transfer agent, physically or electronically through The Depository Trust Company.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [●], Eastern Standard Time, on [●], 2022 (two business days before the special meeting) in order for their shares to be redeemed.

Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. Public holders that hold their units in an account at a brokerage firm or bank, must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Ignyte’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. Public stockholders may elect to redeem public shares regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) to Continental, Ignyte’s transfer agent, Ignyte will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of Ignyte’s initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, this would have amounted to approximately $10.00 per issued and outstanding public share, based on 5,750,000 shares subject to possible redemption as of [●], 2022. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Special Meeting of Ignyte — Redemption Rights” in the proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Pursuant to the Sponsor Support Agreement (as defined in the proxy statement), Sponsor has, among other things, agreed to vote all of its shares of Ignyte Common Stock in favor of the proposals being presented at the special meeting in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the proxy statement, the Sponsor owns 20% of the issued and outstanding shares of Ignyte Common Stock. See “Business Combination Proposal — Related Agreements — Sponsor Support Agreement” in the proxy statement for more information related to the Support Agreement.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the proxy statement. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

3

Each of the Business Combination Proposal, the Governing Documents Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting. In order to be elected as a director as described in the Director Election Proposal, a nominee must receive a plurality of all the votes cast only by holders of the Ignyte Common Stock at the special meeting, which means that the nominees with the most votes are elected. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals set forth in this proxy statement, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. The Business Combination will be consummated only if the Condition Precedent Proposals are approved at the special meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Your attention is directed to the remainder of the proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares of Ignyte Common Stock, please contact Advantage Proxy, Inc., our proxy solicitor, by calling toll free at 1-877-870-8565, or banks and brokers can call collect at 1-206-870-8565, or by emailing ksmith@advantageproxy.com.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of Ignyte Acquisition Corp.,

David Rosenberg

Chairman of the Board of Directors

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO IGNYTE’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE (IF ANY) TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

4

i

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, the following terms shall have the following meanings:

•

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 28, 2022 (as may be amended, supplemented or otherwise modified from time to time), by and among Ignyte Acquisition Corp., a Delaware corporation, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea, and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea and Peak Bio;

•	“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the PIPE Financing;

•	“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Ignyte;

•

“Closing Date” means that date that is in no event later than the second (2nd) business day, following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described under the section entitled “Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other date as Ignyte and Peak Bio may agree in writing;

•	“Closing” means the closing of the Business Combination;

•

“Condition Precedent Proposals” means the Business Combination Proposal, the Governing Documents Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Director Election Proposal, collectively;

•	“Continental” means Continental Stock Transfer & Trust Company;

•	“DGCL” shall mean the Delaware General Corporation Law of the State of Delaware;

•

“EarlyBirdCapital” means EarlyBirdCapital, Inc., the sole book running manager for Ignyte’s IPO and a holder of 100,000 representative shares of Ignyte Common Stock which was received as part of its underwriting fee received in connection with Ignyte’s IPO;

•	“Existing Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Ignyte, dated as of January 11, 2021;

•	“Existing Bylaws” means the Bylaws of Ignyte dated January 11, 2021;

•	“Existing Governing Documents” means the Amended and Restated Certificate of Incorporation of Ignyte and Bylaws of Ignyte;

•	“founder shares” means the 1,437,500 shares of Ignyte Common Stock, par value $0.0001 per share, outstanding as of the date of this proxy statement that were initially issued to the Sponsor;

•	“Ignyte Board” means Ignyte’s board of directors;

•

“Ignyte Cash” means the aggregate funds in the trust account immediately prior to the Closing, together with the aggregate gross proceeds from the PIPE Financing, after deducting any amounts paid to Ignyte stockholders that exercise their redemption rights in connection with the Business Combination;

•	“Ignyte Common Stock” means the common stock, par value $0.0001 per share, of Ignyte;

•	“Ignyte Preferred Stock” means the preferred stock, par value $0.0001 per share, of Ignyte;

•

“Ignyte warrant agreement” means the warrant agreement, dated January 27, 2021, between Ignyte and Continental, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the warrants;

•	“Ignyte,” “we,” “us” or “our” means Ignyte Acquisition Corp., a Delaware corporation, prior to the consummation of the Business Combination;

•	“IPO” means Ignyte’s initial public offering that was consummated on February 1, 2021;

•	“Key Company Stockholder” means Dr. Hoyoung Huh, M.D., Ph.D., Chief Executive Officer and Board Chairman of Peak Bio;

•	“Korean Sub” means Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea;

•	“Long-Term Incentive Plan” means the Long-Term Incentive Plan to be considered for adoption and approval by the stockholders pursuant to the Incentive Plan Proposal.

•	“Nasdaq” means the Nasdaq Capital Market;

•	“New Peak Bio Common Stock” means the common stock, par value $0.0001 per share, of New Peak Bio following the Business Combination;

•	“Peak Bio Board” means the board of directors of Peak Bio;

•

“Peak Bio Common Stock” means Peak Bio’s common stock, with a par value of KRW 500 per share, 8,283,613 shares of which were issued and outstanding as of the date of the Business Combination Agreement.

•	“Peak Bio Holders” means holders of Peak Bio Common Stock immediately prior to Closing;

•	“Peak Bio” means Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea;

•	“Peak Bio Subsidiary” means each subsidiary of Peak Bio;

•

“PIPE Financing” means the transactions contemplated by the Subscription Agreements and Key Company Stockholder Forward Purchase Agreement, pursuant to which the PIPE Investors have collectively committed to subscribe for an aggregate of up to 2,550,000 shares of Ignyte Common Stock for an aggregate purchase price of up to $25.5 million to be consummated in connection with the Closing;

•	“PIPE Investors” means the investors who agreed to participate in the PIPE Financing and entered into the Subscription Agreements and Key Company Stockholder Forward Purchase Agreement;

•

“private placement warrants” means the 2,500,000 private placement warrants outstanding as of the date of this proxy statement that were issued to our Sponsor, which are substantially identical to the public warrants sold as part of the units in the IPO, subject to certain limited exceptions;

•	“pro forma” means giving pro forma effect to the Business Combination, including the PIPE Financing;

•	“Proposed Bylaws” means the proposed Amended and Restated Bylaws of Ignyte to be effective upon the approval of the Government Documents Proposals and attached to the Proxy Statement as Annex E;

•

“Proposed Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of Ignyte to be effective upon the approval of the Government Documents Proposals and attached to the Proxy Statement as Annex D;

•	“Proposed Governing Documents” means the Proposed Certificate of Incorporation and the Proposed Bylaws;

•	“public stockholders” means holders of public shares, whether acquired in Ignyte’s IPO or acquired in the secondary market;

•	“public shares” means the currently outstanding 7,287,500 shares of Ignyte Common Stock, whether acquired in Ignyte’s IPO or acquired in the secondary market;

•	“public warrants” means the currently outstanding 2,875,000 redeemable warrants to purchase Ignyte Common Stock of Ignyte that were issued by Ignyte in its IPO;

•	“redemption” means each redemption of public shares for cash pursuant to the Existing Governing Documents;

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•

“Share Swap” means the transactions contemplated by the Business Combination Agreement, whereby (i) the stockholders of Peak Bio will transfer their respective shares of Peak Bio Common Stock (as defined herein) to Korean Sub in exchange for shares of Ignyte Common Stock (as defined herein) held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above);

•	“special meeting” means the special meeting of Ignyte at [●], Eastern Standard Time, on [●], 2022, or at such other time, on such other date to which the meeting may be adjourned;

•	“Sponsor” means Ignyte Sponsor, LLC, a Delaware limited liability company;

•

“Subscription Agreements” means the subscription agreements, entered into by Ignyte and each of the PIPE Investors in connection with the PIPE Financing (including the Key Company Stockholder Forward Purchase Agreement);

•	“transfer agent” means Continental, Ignyte’s transfer agent;

•	“trust account” means the trust account established at the consummation of Ignyte’s IPO that holds the proceeds of the initial public offering and is maintained by Continental, acting as trustee;

•	“U.S. GAAP” means United States generally accepted accounting principles, consistently applied;

•

“units” means the units of Ignyte, each unit representing one share of Ignyte Common Stock and one-half of one warrant, with a whole warrant representing the right to acquire one share of Ignyte Common Stock, that were offered and sold by Ignyte in its IPO; and

•	“warrants” means the public warrants and the private placement warrants.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

Unless otherwise specified, all share calculations (1) assume no exercise of redemption rights by the public stockholders in connection with the Business Combination, (2) do not include (i) any shares issuable upon exercise of any options or warrants to purchase Ignyte Common Stock that will be outstanding following the Business Combination or (ii) any equity awards that may be issued under the proposed Long-Term Incentive Plan following the Business Combination and (3) assume transaction expenses of approximately $10 million. In addition, unless otherwise specified and assuming no redemptions, ownership interests presented on a fully diluted basis include (1) 27,302,368 shares of New Peak Bio Common Stock issued and outstanding as of the Closing, (2) 2,875,000 shares of Ignyte Common Stock underlying the public warrants and (3) 2,500,000 shares of Ignyte Common Stock underlying the private placement warrants.

•

Ignyte Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

The Company currently has 7,287,500 shares of Ignyte Common Stock (the “public shares”) of which 1,437,500 shares were issued to the Sponsor. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 5,375,000 warrants to acquire shares of Ignyte, comprised of 2,500,000 private placement warrants purchased by the Sponsor for $1.50 per warrant in a private placement concurrently with the IPO (the “private placement warrants”) and 2,875,000 public warrants (originally sold as part of the units in our IPO) (the “public warrants”). Therefore, as of the date of this proxy statement (without giving effect to the Business Combination and assuming that none of Ignyte’s outstanding public shares are redeemed in connection with the Business Combination), Ignyte’s fully diluted share capital, giving effect to the exercise of all of the private placement warrants and public warrants, would be 12,662,500 shares of Ignyte Common Stock. Additionally, prior to the Closing the Company may issue up to $25,500,000 in shares of Ignyte Common Stock in connection with the PIPE Financing (as defined herein) at a purchase price per share of $10.00. In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account released to the Company. If a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. The Working Capital Loans would be repaid upon consummation of a business combination, without interest. As of the date of this proxy statement, the Company has a $300,000 Working Capital Loan outstanding in favor of the Sponsor, issued on March 21, 2022. For more information regarding the Company’s warrants, please see the section entitled “Description of Securities — Warrants.” For more information regarding the Working Capital Loan, please see the section entitled “Certain Relationships and Related Transactions — Ignyte Related Person Transactions — Promissory Note — Related Party.”

•

Concurrently with the execution of the Business Combination Agreement, the Sponsor has agreed to vote in favor of the Business Combination Agreement and the transactions contemplated hereby and subject to certain exceptions, not effect any sale or distribution of any shares of Ignyte Common Stock owned by the Sponsor during the period described therein, as more fully set forth in, and subject to the terms and conditions of, that certain agreement by and among the Sponsor and Ignyte (the “Sponsor Support Agreement”).

•

Peak Bio Co., Ltd., a company organized under the laws of the republic of Korea (“Peak Bio”), is a clinical-stage biopharmaceutical company focused on developing the next-generation of therapeutics to treat oncology and inflammatory diseases. Peak Bio’s pipeline is focused on developing drugs to treat oncology and inflammatory diseases. Peak Bio’s pipeline of inflammatory therapeutic candidates is led by PHP-303, which is currently anticipating a future Phase 2 clinical trial for the treatment of alpha-1 anti-trypsin (AAT) deficiency (AATD) and works by inhibiting a bioactive form of neutrophil elastase (NE). Peak Bio’s pipeline also includes an antibody drug conjugate (ADC) platform focused on developing therapies for oncology indications. For more information about Peak Bio, please see the section entitled “Information About Peak Bio.”

•

At the Closing, Ignyte must have: (i) such aggregate cash proceeds, excluding the aggregate gross proceeds from the PIPE Financing, equal to no less than $7,500,000 and (ii) such aggregate proceeds, including the aggregate gross proceeds from the PIPE Financing, equal to no less than $20 million (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination) in the trust account.

•

Concurrently with the execution and delivery of the Business Combination Agreement, Ignyte and Hoyoung Huh (the “Key Company Stockholder”) entered into a forward purchase agreement (the “Key Company Stockholder Forward Purchase Agreement”), pursuant to which the Key Company Stockholder will, upon the terms and subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement, including but not limited to, the receipt of margin financing from a lender reasonably acceptable to Ignyte and the Key Company Stockholder within 180 days following the Closing, purchase shares of Ignyte Common Stock at a purchase price of $10.00 per share in a private placement for up to an aggregate amount of $10,000,000, subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement. If the Key Company Stockholder is unable to obtain margin financing for the aggregate subscription amount of $10,000,000 within 180 days following the Closing, the Key Company Stockholder will not be obligated to purchase shares of Ignyte Common Stock pursuant to the Key Company Stockholder Forward Purchase Agreement.

•

In connection with the Closing, Ignyte and the Key Company Stockholder will enter into a separate Lock-Up Agreement (the “Key Company Stockholder Lock-Up Agreement”) on substantially the same terms as the Lock-Up Agreement with certain exceptions for the transactions contemplated by the Key Company Stockholder Forward Purchase Agreement (as defined below). For additional information, see “Business Combination Proposal — Related Agreements — Lock-Up Agreement.”

•

Following the Closing, Peak Bio will be managed by New Peak Bio and operated as a wholly owned subsidiary of New Peak Bio. Please see the section entitled “Management of Ignyte After the Business Combination” for further information.

•

We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below (If the actual facts differ from these assumptions, the ownership percentages in Ignyte will be different and totals may not add up to 100% due to rounding.):

	Share Ownership in Ignyte (Percentage of Outstanding Shares)
	No redemptions	50% redemptions	Maximum redemptions(4)(5)
Peak Bio Holders	64%	70%	78%
PIPE Investors(1)	9%	10%	11%
Ignyte public stockholders(2)	21%	13%	3%
Sponsor & EarlyBirdCapital(3)	6%	6%	7%

(1)	Consists of 2,550,000 shares of Ignyte Common Stock to be acquired in connection with the PIPE Financing.
(2)

Includes (i) 5,000,000 shares of Ignyte Common Stock issued in connection with Ignyte’s IPO and (ii) an additional 750,000 shares of Ignyte Common Stock issued pursuant to the partial exercise by the underwriters of their over-allotment option in connection with Ignyte’s IPO.

(3)	Includes 1,437,500 shares of Ignyte Common Stock held by the Sponsor and 100,000 representative shares of Ignyte Common Stock issued to EarlyBirdCapital in connection with Ignyte’s IPO.
(4)	Assumes 5,000,000 shares of Ignyte Common Stock are redeemed by Ignyte public stockholders based on minimum cash requirements provided for in the Business Combination Agreement.
(5)

Stockholders will experience additional dilution to the extent the combined company issues additional shares after the Closing. The table above excludes (a) 5,375,000 shares of Ignyte Common Stock that will be issuable upon the exercise of 2,500,000 private placement warrants and 2,875,000 public warrants; and (b) shares of Ignyte Common Stock that will be available for issuance under the Incentive Plan (as defined below), which will initially be equal to 10% of the issued and outstanding shares of Ignyte Common Stock as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares (totals may not add up to 100% due to rounding):

	Assuming No Redemptions of Public Shares		Assuming 50% Redemption of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing	27,302,368	77%	24,802,368	76%	22,302,368	75%
Shares underlying public warrants	2,875,000	8%	2,875,000	9%	2,875,000	10%
Shares underlying the private placement warrants	2,500,000	7%	2,500,000	8%	2,500,000	8%
Shares initially reserved for issuance under the Incentive Plan(a)	2,730,237	8%	2,480,237	8%	2,230,237	7%

Total Shares	35,407,605	100%	32,657,605	100%	29,907,605	100%

(a)

The number of shares of Ignyte common stock available for issuance under the Incentive Plan will be increased on January 1 of each calendar year beginning in 2023 by amounts described in the section entitled “Proposal No. 4 — The Incentive Plan Proposal” elsewhere in this proxy statement.

For further details, see “Proposal No. 1 — Business Combination Proposal — Consideration to Peak Bio Holders in the Business Combination.”

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Founder shares (shares held by the Sponsor) will be converted into shares of Ignyte Common Stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

•

Our management and Board considered various factors in determining whether to approve the Business Combination Agreement and the business combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Ignyte Board’s Reasons for the Approval of the Business Combination.”

•

Pursuant to the current charter, in connection with the Business Combination, holders of our public shares may elect to have their common stock redeemed for cash at the applicable redemption price per share calculated in accordance with the current charter. For illustrative purposes, based on

5,750,000 shares subject to possible redemption as of [●], 2022, this would have amounted to approximately $10.00 per issued and outstanding public share. If a holder exercises his, her, or its redemption rights, then the holder will exchange his, her, or its public shares for cash and will no longer own shares of New Peak Bio and will not participate in the future growth of the New Peak Bio, if any. Such a holder will be entitled to receive cash for his, her, or its public shares only if he, she, or it properly demands redemption and delivers his, her, or its shares (either physically or electronically) to the Transfer Agent at least two business days prior to the special meeting. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”

In addition to voting on the Business Combination Proposal, stockholders are being asked to vote on the following proposals at the special meeting:

•

Proposal No. 2 — Governing Documents Proposals — To consider and vote upon (a) the adoption of Ignyte’s Second Amended and Restated Certificate of Incorporation and Ignyte’s Amended and Restated Bylaws, which supersede the existing Amended and Restated Certificate of Incorporation of Ignyte and the Bylaws of Ignyte;

•

Proposal No. 3 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of Ignyte’s Common Stock in connection with the Business Combination and the PIPE Financing;

•

Proposal No. 4 — Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt a new long-term incentive plan in form and substance reasonably acceptable to Ignyte and Peak Bio, a copy of which is attached to the accompanying proxy statement as Annex J;

•

Proposal No. 5 — Director Election Proposal — To consider and vote upon a proposal to elect up to seven (7) directors, effective as of and contingent upon the consummation of the Business Combination, to serve on New Peak Bio’s board of directors until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death; and

•

Proposal No. 6 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals (as defined below) and if (i) such aggregate cash proceeds, excluding the aggregate gross proceeds from the PIPE Financing, equal no less than $7,500,000 and (ii) such aggregate proceeds, including the aggregate gross proceeds from the PIPE Financing, equal no less than $20 million (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination) ((i) and (ii), the “Aggregate Closing Consideration Value”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals and if the Aggregate Closing Consideration Value is not satisfied.

Please see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Governing Documents Proposal,” “Proposal No. 3 — The Nasdaq Proposal,” “Proposal No. 4 — The Incentive Plan Proposal,” “Proposal No. 5 — The Director Election Proposal” and “Proposal No. 6 — The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Condition Precedent Proposals at the special meeting. If the Aggregate Closing Consideration Value condition is not satisfied, we would not proceed with the Business Combination. The election of up to seven director nominees in the Director Election Proposal is conditioned on the approval of the Condition Precedent Proposals.

•

Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Business Combination Agreement including, among others, the receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Transactions.”

•

The Business Combination Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by Ignyte or Peak Bio in specified circumstances. For more information about the termination rights under the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Termination.”

•	The Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

In considering the recommendation of the Ignyte Board to vote for the proposals presented at the special meeting, including the Business Combination Proposal, and for each of the director nominees, you should be aware that aside from their interests as stockholders, the Sponsor and certain of its affiliates and certain members of the Ignyte Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. See “Proposal No. 1 — The Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination.” Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid an aggregate of $25,000 for 1,437,500 shares of Ignyte Common Stock, all of which are currently owned by the Sponsor and will have a significantly higher value at the time of the Business Combination. If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that Sponsor paid $2,500,000 for its private placement warrants (including the underlying securities) would be worthless if a business combination is not consummated by November 1, 2022 (unless such date is extended in accordance with the Existing Governing Documents). Such private placement warrants had an aggregate market value of approximately $[●]based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of approximately $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that after the Business Combination, assuming no redemptions and transaction expenses equal to approximately $10 million, the Sponsor will beneficially own approximately 6% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Shares of Ignyte Common Stock to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to any shares of Ignyte Common Stock (other than public shares) held by it if Ignyte fails to complete an initial business combination by November 1, 2022;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Peak Bio is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Ignyte’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. Ignyte’s executive officers previously loaned the Company an aggregate of $80,000 to cover expenses related to the IPO pursuant to an unsecured promissory note that was repaid in full on February 1, 2021. On March 21, 2022, the Sponsor has loaned an aggregate of $300,000 to Ignyte under a promissory note to fund operating and transaction expenses in connection with the proposed Business Combination, and may make additional loans after the date of this proxy statement for such purposes. If the Business Combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to Ignyte outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•

the fact that if the trust account is liquidated, including in the event Ignyte is unable to complete an initial business combination by November 1, 2022, the Sponsor has agreed to indemnify Ignyte to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Ignyte has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Ignyte, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

•	the fact that Ignyte may be entitled to distribute or pay over funds held by Ignyte outside the trust account to the Sponsor or any of its affiliates prior to the Closing.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Ignyte’s stockholders. We urge stockholders to read this proxy statement, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the special meeting, which will be held virtually at [●], on [●], 2022, unless the special meeting is adjourned.

Q:	Why am I receiving this proxy statement?

A:

Ignyte stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Business Combination Agreement and approve the transactions contemplated thereby, including the Business Combination. In accordance with the terms and subject to the conditions of the Business Combination Agreement on the Closing Date, the parties will effect the Share Swap. For further details, see “Business Combination Proposal.”

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A and you are encouraged to read the Business Combination Agreement in its entirety.

Each of the Business Combination Proposal, the Governing Documents Proposals, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Ignyte Common Shares who, being present and entitled to vote at the special meeting, vote at the special meeting. In order to be elected as a director as described in the Director Election Proposal, a nominee must receive a plurality of all the votes cast by holders of the shares of Ignyte Common Stock at the special meeting, which means that the nominees with the most votes are elected. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals set forth in this proxy statement, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

The provisions of the Proposed Governing Documents will not differ materially from the Existing Governing Documents. Please see “What amendments will be made to the Existing Governing Documents of Ignyte?” below.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:	What proposals are stockholders of Ignyte being asked to vote upon?

A:	At the special meeting, Ignyte is asking holders of the Ignyte Common Shares to consider and vote upon six (6) separate proposals:

•	a proposal to approve and adopt the Business Combination Agreement, including the Business Combination, and the transactions contemplated thereby;

•

proposals to amend the organizational documents, including (a) amending the authorized number of shares of Ignyte Common Stock and Ignyte Preferred Stock under the proposed Second Amended and Restated Certificate of Incorporation of Ignyte, (b) amending and restating the Second Amended and Restated Certificate of Incorporation of Ignyte to remove the provisions only applicable to blank check companies; and (c) amending the Bylaws of Ignyte to incorporate conforming changes as a result of the foregoing proposals and authorize all other changes necessary or desirable in connection with the replacement of the Existing Governing Documents with the Proposed Governing Documents;

•	a proposal to approve the issuance of shares of Ignyte Common Stock in connection with the Business Combination and the PIPE Financing in compliance with the Nasdaq Listing Rules;

•	a proposal to approve and adopt by ordinary resolution the Long-Term Incentive Plan.

•

a proposal to elect up to seven (7) directors, effective as of and contingent upon the consummation of the Business Combination, to serve on Ignyte’s board of directors, until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death; and

•

a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to, among other things, permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting.

If our stockholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated.

For more information, please see “Business Combination Proposal,”, “Governing Document Proposals” “Nasdaq Proposal,” “Director Election Proposal,” “Incentive Plan Proposal,” and “Adjournment Proposal.”

Ignyte will hold the special meeting to consider and vote upon these proposals. This proxy statement contains important information about the Business Combination and the other matters to be acted upon at the special meeting. Stockholders of Ignyte should read it carefully.

After careful consideration, the Ignyte Board has determined that the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are in the best interests of Ignyte and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:	Why is Ignyte proposing the Business Combination?

A:

Ignyte is a blank check company which was incorporated on August 7, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this proxy statement as our initial business combination. Based on Ignyte’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

Ignyte has identified several general criteria and guidelines to evaluate prospective acquisition opportunities. Ignyte has sought to acquire a business or company that has:

•	Accessibility to committed capital;

•	Scientifically differentiated / diversified product pipeline;

•	Strong potential news flow;

•	Attractive equity returns for stockholders; and

•	An experienced management team.

Based on its due diligence investigations of Peak Bio and the industry in which it operates, including the financial and other information provided by Peak Bio in the course of negotiations, the Ignyte Board believes that Peak Bio meets the general criteria and guidelines listed above. However, there is no assurance of this. See “Business Combination Proposal — The Ignyte Board’s Reasons for the Business Combination.”

Although the Ignyte Board believes that the Business Combination with Peak Bio presents a unique business combination opportunity and is in the best interests of Ignyte and its stockholders, the board of directors did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the sections entitled “Business Combination Proposal — The Ignyte Board’s Reasons for the Business Combination” and “Risk Factors — Risks Relating to Ignyte and the Business Combination.”

Q:	Did the Ignyte Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

Yes. The Ignyte Board obtained a fairness opinion from River Corporate Advisors, a division of KEMA Partners, LLC “River Corp”, in connection with its determination to approve the Business Combination. For a description of the opinion issued by River Corp to the Ignyte Board, see “Business Combination Proposal — Opinion of River Corp Advisors” In addition, Ignyte’s management, the members of the Ignyte Board and other representatives of Ignyte have substantial experience in evaluating the operating and financial merits of companies engaged in the biotechnology industry and reviewed certain financial information of Peak Bio and compared it to certain publicly traded companies, selected based on the experience and the professional judgment of Ignyte’s management team, which enabled them to make the necessary analyses and determinations regarding the Business Combination.

Q:	What will Peak Bio’s equityholders receive in return for the Business Combination with Ignyte?

A:

Following the consummation of the Share Swap, on the Closing Date, Ignyte will transfer shares of Ignyte Common Stock through the Korean Sub to Peak Bio in exchange for shares of Peak Bio Common Stock. For the avoidance of doubt, at the Effective Time (as defined in the Business Combination Agreement), by virtue of the Share Swap and without any action on the part of Ignyte, Korean Sub, Peak Bio or the holders of any of the following securities or rights: (i) the right to each share of Peak Bio Common Stock issued and outstanding immediately prior to the Effective Time (including shares issued upon the exercise or conversion of options held by Peak Bio Holders) held by Peak Bio Holders immediately prior to the Closing shall be automatically cancelled and converted into the right to receive a number of shares of Ignyte Common Stock equal to the Exchange Ratio (as defined in the Business Combination Agreement). Any fractional share of Ignyte Common Stock that would otherwise be issuable to such Peak Bio Holder following such conversion shall be rounded up to a whole share of Ignyte Common Stock. At the Closing of the Business Combination, the Peak Bio Holders will receive an aggregate of 17,464,868 shares of Ignyte Common Stock as consideration for the shares of Peak Bio Common Stock exchanged in the course of the Share Swap as described above (which excludes an aggregate of 1,792,627 options to purchase Ignyte Common Stock that Peak Bio Holders will receive upon the Closing according to the Exchange Ratio (as defined in the Business Combination Agreement)).

For further details, see “Business Combination Proposal — Consideration to Peak Bio Holders in the Business Combination.”

Q:	How will the combined company be managed following the business combination?

A:	Following the Closing, it is expected that Peak Bio will be managed by New Peak Bio and operated as a wholly owned subsidiary of New Peak Bio. Pursuant to the Business Combination Agreement and the

Proposed Certificate of Incorporation, the New Peak Bio Board will consist of up to seven (7) directors, which will be divided into three classes (Class I, II and III), divided into classes of two, three and two directors, respectively, with at least four of whom shall be “independent” for purposes of the applicable SEC and Nasdaq regulations. Please see the section entitled “Management of Ignyte After the Business Combination” for further information.

Q:	What equity stake will current Ignyte stockholders and current Peak Bio stockholders hold in Ignyte immediately after the consummation of the Business Combination?

A:

As of the date of this proxy statement, there are 7,287,500 shares of Ignyte Common Stock issued and outstanding, which includes an aggregate of 1,437,500 shares of Ignyte Common Stock held by the Sponsor and 100,000 shares of Ignyte Common Stock held by EarlyBird Capital. In addition, as of the date of this proxy statement, there is outstanding an aggregate of 5,375,000 warrants to acquire shares of Ignyte Common Stock, comprised of 2,500,000 private placement warrants held by the Sponsor and 2,875,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Ignyte Common Stock. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination and assuming that none of Ignyte’s outstanding public shares are redeemed in connection with the Business Combination), Ignyte’s fully diluted share capital, giving effect to the exercise of all of the private placement warrants and public warrants, would be 12,662,500 shares of Ignyte Common Stock.

The following table illustrates varying ownership levels in Ignyte Common Stock immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public stockholders and the following additional assumptions: (i) 17,464,868 shares of Ignyte Common Stock are issued to stockholders of Peak Bio on an as exchanged basis (i.e., assuming each share of Ignyte Common Stock has been exchanged for one share of Peak Bio Common Stock); (ii) 2,550,000 shares of Ignyte Common Stock are issued in the PIPE Financing; and (iii) no Ignyte warrants to purchase Peak Bio Common Stock that will be outstanding immediately following Closing have been exercised. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details. If the actual facts differ from these assumptions, the ownership percentages in Ignyte will be different and totals may not add up to 100% due to rounding.

	Share Ownership in Ignyte (Percentage of Outstanding Shares)
	No redemptions	50% redemptions	Maximum redemptions(4)(5)
Peak Bio Holders	64%	70%	78%
PIPE Investors(1)	9%	10%	11%
Ignyte public stockholders(2)	21%	13%	3%
Sponsor & EarlyBirdCapital(3)	6%	6%	7%

(1)	Consists of 2,550,000 shares of Ignyte Common Stock to be acquired in connection with the PIPE Financing.
(2)

Includes (i) 5,000,000 shares of Ignyte Common Stock issued in connection with Ignyte’s IPO and (ii) an additional 750,000 shares of Ignyte Common Stock issued pursuant to the partial exercise by the underwriters of their over-allotment option in connection with Ignyte’s IPO.

(3)	Includes 1,437,500 shares of Ignyte Common Stock held by the Sponsor and 100,000 representative shares of Ignyte Common Stock issued to EarlyBirdCapital in connection with Ignyte’s IPO.
(4)	Assumes 5,000,000 shares of Ignyte Common Stock are redeemed by Ignyte public stockholders based on minimum cash requirements provided for in the Business Combination Agreement.

(5)

Stockholders will experience additional dilution to the extent the combined company issues additional shares after the Closing. The table above excludes (a) 5,375,000 shares of Ignyte Common Stock that will be issuable upon the exercise of 2,500,000 private placement warrants and 2,875,000 public warrants; and (b) shares of Ignyte Common Stock that will be available for issuance under the Incentive Plan (as defined below), which will initially be equal to 10% of the issued and outstanding shares of Ignyte Common Stock as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares (totals may not add up to 100% due to rounding):

	Assuming No Redemptions of Public Shares		Assuming 50% Redemption of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing	27,302,368	77%	24,802,368	76%	22,302,368	75%
Shares underlying public warrants	2,875,000	8%	2,875,000	9%	2,875,000	10%
Shares underlying the private placement warrants	2,500,000	7%	2,500,000	8%	2,500,000	8%
Shares initially reserved for issuance under the Incentive Plan(a)	2,730,237	8%	2,480,237	8%	2,230,237	7%

Total Shares	35,407,605	100%	32,657,605	100%	29,907,605	100%

(a)

The number of shares of Ignyte common stock available for issuance under the Incentive Plan will be increased on January 1 of each calendar year beginning in 2023 by amounts described in the section entitled “Proposal No. 4 — The Incentive Plan Proposal” elsewhere in this proxy statement.

For further details, see “Business Combination Proposal — Consideration to Peak Bio Holders in the Business Combination.”

Q:	What amendments will be made to the Existing Governing Documents of Ignyte?

A:

Ignyte’s stockholders also are being asked to consider and vote upon a proposal to approve the amendment and restatement of Ignyte’s Existing Governing Documents, in each case, under Delaware law, with the Proposed Governing Documents. The Proposed Governing Documents do not differ materially from the Existing Governing Documents.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash and such shares would be converted into shares of Ignyte Common Stock in connection with the Business Combination.

The Sponsor has agreed to waive its redemption rights with respect to all of its shares of Ignyte Common Stock in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per share redemption price.

Q:	How do I exercise my redemption rights?

A:

In connection with the proposed Business Combination, pursuant to the Existing Governing Documents, Ignyte’s public stockholders may request that Ignyte redeem all or a portion of such public shares for cash if the Business Combination is consummated. If you are a public stockholder and wish to exercise your right to redeem the public shares, you must:

(i)

(a) hold public shares or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)

submit a written request to Continental, Ignyte’s transfer agent, in which you (i) request that we redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

(iii)	deliver your share certificates (if any) to Continental, our transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [●], Eastern Standard Time, on [●], 2022 (two business days before the special meeting) in order for their shares to be redeemed.

The address of Continental, Ignyte’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Public holders that hold their units in an account at a brokerage firm or bank, must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, our transfer agent, directly and instruct them to do so.

Public stockholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable). For illustrative purposes, this would have amounted to approximately $10.00 per issued and outstanding public share, based on 5,750,000 shares subject to possible redemption as of [●], 2022. However, the proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders, regardless of whether such public stockholders vote or, if they do vote, irrespective of if they vote for or against the Business Combination Proposal. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public stockholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may not be withdrawn once submitted to Ignyte unless the Board of Directors of Ignyte determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your share certificates (if any) for redemption to Continental, our transfer agent, and later decide prior to the special meeting not to elect redemption, you may request that our transfer agent return the shares (physically or electronically) to you. You may make such request by contacting Continental, our transfer agent, at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by Continental, our transfer agent, prior to the vote taken on the Business Combination Proposal at the special meeting. No request for redemption will be honored unless the holder’s certificates (if any) for public shares have been delivered (either physically or electronically) to Continental, our transfer agent, at least two business days prior to the vote at the special meeting.

If a holder of public shares properly makes a request for redemption and the certificates (if any) for public shares are delivered as described above, then, if the Business Combination is consummated, we will redeem the public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the Business Combination.

If you are a holder of public shares and you exercise your redemption rights, such exercise will not result in the loss of any warrants that you may hold.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact Continental, our transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. You are requested to cause your public shares to be separated and delivered to Continental, our transfer agent, by [●], Eastern Standard Time, on [●], 2022 (two business days before the special meeting) in order to exercise your redemption rights with respect to your public shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

It is expected that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) that exercises its redemption rights to receive cash from the trust account in exchange for public shares will generally be treated as selling such public shares resulting in the recognition of capital gain or capital loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Ignyte Common Stock that such U.S. Holder owns or is deemed to own. For a more complete discussion of the material U.S. federal income tax considerations for holders of public shares with respect to the exercise of redemption rights, see “Material U.S. Federal Income Tax Considerations – Material Tax Considerations of a Redemption of Public Shares.”

All holders considering exercising redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:

Following the closing of Ignyte’s IPO, an amount equal to $57,500,000 of the net proceeds from our initial public offering and the sale of the private placement warrants was placed in the trust account. As of March 31, 2022, funds in the trust account totaled approximately $57,500,000. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (i) the completion of a business combination (including the closing of the Business Combination) or (ii) the redemption of all of the public shares if we are unable to complete a business combination by November 1,

2022 (unless such date is extended in accordance with the Existing Governing Documents), subject to applicable law.

If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions or purchases of the public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of Peak Bio, the payment of principal or interest due on indebtedness incurred in completing our Business Combination, to fund the purchase of other companies or for working capital. See “Summary of the Proxy Statement — Sources and Uses of Funds for the Business Combination.”

Q:	What happens if a substantial number of the public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:

Our public stockholders are not required to vote “FOR” the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public stockholders are reduced as a result of redemptions by public stockholders, subject to the satisfaction or waiver of the Aggregate Closing Consideration Value.

Additionally, as a result of redemptions, the trading market for Peak Bio Common Stock may be less liquid than the market for the public shares was prior to consummation of the Business Combination and we may not be able to meet the listing standards for Nasdaq or another national securities exchange.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

The consummation of the Business Combination is conditioned upon, among other things, (i) the approval by the Ignyte stockholders of the Condition Precedent Proposals being obtained; (ii) the applicable waiting period under any applicable antitrust law relating to the Business Combination having expired or been terminated; (iii) immediately prior to the Closing, and after giving effect to the redemptions, Ignyte shall have cash and cash equivalents on hand of at least $7,500,000 (excluding proceeds from the PIPE Financing); (iv) the aggregate cash proceeds from Ignyte’s trust account, including the proceeds from the PIPE Financing, equaling no less than $20,000,000 as a condition to Peak Bio’s obligation to close (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination); and (v) the Ignyte Common Stock to be issued in connection with the PIPE Financing having been approved for listing on Nasdaq. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated.

For more information about conditions to the consummation of the Business Combination, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Q:	When do you expect the Business Combination to be completed?

A:

It is currently expected that the Business Combination will be consummated in the fourth quarter of 2022, but in no event later than October 28, 2022. This date depends on, among other things, the approval of the proposals to be put to Ignyte stockholders at the special meeting. However, such special meeting could be adjourned if the Adjournment Proposal is adopted by our stockholders at the special meeting and we elect to adjourn the special meeting to a later date or dates to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Ignyte stockholders or, if as of the time for which the special meeting is scheduled, there are insufficient shares of Ignyte Common Stock represented (either online or by proxy) to constitute a quorum necessary to conduct business at the special meeting, (B) in order to solicit additional proxies from Ignyte stockholders in favor of one or more of the proposals at the special meeting or (C) if Ignyte stockholders redeem an amount of public shares such that the Aggregate Closing Consideration Value would not be satisfied. For a description of the conditions to the consummation of the Business Combination, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Q:	What happens if the Business Combination is not consummated?

A:

If Ignyte is not able to consummate the Business Combination with Peak Bio nor able to complete another business combination by November 1, 2022, as such date may be extended pursuant to our Existing Governing Documents, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $50,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Q:	What do I need to do now?

A:

We urge you to read this proxy statement, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a stockholder and/or warrant holder. Our stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	How do I vote?

A:

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, and were a holder of record of shares of Ignyte Common Stock on [●], 2022, the record date for the special meeting, you may vote with respect to the proposals virtually at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. For the avoidance of doubt, the record date does not apply to Ignyte stockholders that hold their shares in registered form and are registered as stockholders in Ignyte’s register of members. All holders of shares in registered form on the day of the special meeting are entitled to vote at the special meeting.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals set forth in this proxy statement, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal. If you decide to vote, you should provide instructions to your broker, bank or other nominee on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee.

Q:	When and where will the special meeting be held?

A:

The special meeting will be held virtually at [●], Eastern Standard Time, on [●], 2022, unless the special meeting is adjourned. As part of our precautions regarding COVID-19, we are planning for the meeting to be held virtually over the Internet. Stockholders may attend, vote and examine the list of Ignyte’s stockholders entitled to vote at the special meeting by visiting [●] and entering the control number found on their proxy card, voting instruction form or notice they previously received. Only stockholders who held shares of Ignyte Common Stock of Ignyte at the close of business on the Record Date will be entitled to vote at the special meeting.

Q:	What impact will the COVID-19 Pandemic have on the Business Combination?

A:

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the ongoing COVID-19 pandemic on the business of Ignyte and Peak Bio, and there is no guarantee that efforts by Ignyte and Peak Bio to address the adverse impacts of COVID- 19 will be effective. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and actions taken to contain COVID-19 or its impact, among others. If Ignyte or Peak Bio are unable to recover from a business disruption on a timely basis, the Business Combination and Peak Bio’s business, financial condition and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the COVID-19 pandemic and become more costly. Each of Ignyte and Peak Bio may also incur additional costs to remedy damages caused by any such disruptions, which could adversely affect its financial condition and results of operations.

Q:	Who is entitled to vote at the special meeting?

A:

We have fixed [●], 2022 as the record date for the special meeting. If you were a stockholder of Ignyte at the close of business on the record date, you are entitled to vote on matters that come before the special meeting. However, a stockholder may only vote his or her shares if he or she is present online or is represented by proxy at the special meeting.

Q:	What actions must Peak Bio Holders take to approve the Business Combination?

A:

No further actions are required by Peak Bio Holders to approve the Business Combination. Prior to entry into the Business Combination Agreement with Ignyte, the Peak Bio Holders approved the Business Combination by the affirmative vote of at least two-thirds of the holders of the outstanding shares of Peak Bio Common Stock present at a meeting of Peak Bio Holders, where such affirmative votes constituted at least one-third of all issued and outstanding shares of Peak Bio Common Stock.

Q:	How many votes do I have?

A:

Ignyte stockholders are entitled to one vote at the special meeting for each share of Ignyte Common Stock held of record as of the record date. As of the close of business on the record date for the special meeting, there were [●] shares of Ignyte Common Stock issued and outstanding.

Q:	What constitutes a quorum?

A:

A quorum of Ignyte stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if one or more stockholders who together hold not less than a majority of the issued and outstanding shares of Ignyte Common Stock entitled to vote at the special meeting are represented online in passim, or by proxy at the special meeting. As of the record date for the special meeting, [●] shares of Ignyte Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve each proposal at the special meeting?

A:	The following votes are required for each proposal at the special meeting:

•

Business Combination Proposal: The Business Combination Proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting.

•

Governing Documents Proposals: Each of the Governing Documents Proposals requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the special meeting.

•

Nasdaq Proposal: The Nasdaq Proposal requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting.

•

Incentive Plan Proposal: The Incentive Plan Proposal requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting.

•

Director Election Proposal: The Director Election Proposal requires the approval of a plurality of the votes cast, pursuant to the Existing Certificate of Incorporation and permitted under Delaware law.

•

Adjournment Proposal: The Adjournment Proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting.

As of the record date, Ignyte had [●] shares of Ignyte Common Stock issued and outstanding. Ignyte stockholders are entitled to one vote at the special meeting for each share of Ignyte Common Stock held of record as of the record date. 1,437,500 shares of Ignyte Common Stock are subject to the Sponsor Support Agreement, pursuant to which the Sponsor agreed to vote all of its shares in favor of the Business Combination. [●] shares of Ignyte Common Stock are not subject to the Sponsor Support Agreement. For additional information regarding the Sponsor Support Agreement, see “Business Combination Proposal — Related Agreements — Transaction Support Agreements.”

Assuming all holders that are entitled to vote on such matter vote all of their shares of Ignyte Common Stock online or by proxy, [●] shares, of which [●] shares are not subject to the Sponsor Support Agreement, will need to be voted in favor of each of the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal in order to approve each of the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

Q:	What are the recommendations of the Ignyte Board?

A:

The Ignyte Board believes that the Business Combination Proposal and the other proposals to be presented at the special meeting are in the best interest of Ignyte and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Governing Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:	How does the Sponsor intend to vote its shares?

A:

Unlike some other blank check companies in which the Sponsor agrees to vote its shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Sponsor has agreed to vote all of its shares in favor of all the proposals being presented at the special meeting. As of the date of this proxy statement, our Sponsor owns approximately 20% of the issued and outstanding shares of Ignyte Common Stock.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, our Sponsor, Peak Bio and/or their respective directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Peak Bio and/or their directors, officers, advisors or respective affiliates who have agreed to vote in favor of this transaction purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. Such purchases shall be effected at purchase prices that are no higher than the redemption price for the shares. Any shares so purchased would not be voted by our Sponsor, Peak Bio and/or their respective directors, officers, advisors or respective affiliates at the special meeting and would not be redeemable. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal are approved by the affirmative vote of at least a majority of the votes cast by the holders of the issued shares of Ignyte Common Stock present virtually or represented by proxy at the special meeting and entitled to vote on such matter, and (ii) otherwise limit the number of public shares electing to redeem their public shares.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting or the redemption threshold.

Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:	What interests do the Sponsor and Ignyte’s current officers and directors have in the Business Combination?

The Sponsor, the members of the Ignyte Board and Ignyte’s officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests. These interests include but are not limited to (i) the fact that the Sponsor has agreed not to redeem any shares of Ignyte Common Stock held by it in connection with a stockholder vote to approve the Business Combination, (ii) the fact that the Sponsor paid an aggregate of $25,000 for 1,437,500 shares of Ignyte Common Stock, all of which are currently owned by the Sponsor and such securities will have a significantly higher value at the time of the Business Combination, (iii) the fact that Sponsor paid $2,500,000 for its private placement warrants (including the underlying securities) would be worthless if a business combination is not consummated by November 1, 2022 (unless such date is extended in accordance with the Existing Governing Documents), (iv) the fact that the Registration Rights Agreement will be entered into by the Sponsor and certain other affiliates of Ignyte, (v) the fact that Ladenburg Thalmann & Co Inc. (“Ladenburg”) will receive a financial advisory fee of $1,500,000 upon consummation of the Business Combination as Peak Bio’s financial advisor, and that Mr. Rosenberg, our Co-Chief Executive Officer, is the Co-Chief Executive Officer and Co-President of Ladenburg, Mr. Strupp, our Co-Chief Executive Officer, is Head of Healthcare Investment Banking at Ladenburg, and Steve Kaplan, our Chief Financial Officer, is Head of Capital Markets at Ladenburg, (vi) the fact that the Sponsor and Ignyte’s directors and officers may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment, and as a result, the Sponsor may have a conflict of interest in determining whether Peak Bio is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination, (vii) the fact that Sponsor has loaned an aggregate of $300,000 to Ignyte under a promissory note to fund operating and transaction expenses in connection with the proposed Business Combination, and may make additional loans after the date of this proxy statement for such purposes, and (viii) the fact that Ignyte may be entitled to distribute or pay over funds held by Ignyte outside the trust account to the Sponsor or any of its affiliates prior to the Closing.

The Ignyte Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to the Ignyte stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the Business Combination. Please see the sections entitled “Interests of Ignyte’s Directors and Executive Officers in the Business Combination” and “Certain Relationships and Related Transactions – Ignyte Related party Transactions” for additional information.

Q:	What happens if I sell my shares of Ignyte Common Stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your public shares after the applicable record date, but before the special meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. Stockholders may send a later-dated, signed proxy card to our secretary at our address set forth below so that it is received prior to the vote at the special meeting (which is scheduled to take place on [●], 2022) or attend the special meeting online and vote. Stockholders also may revoke their proxy by sending a notice of revocation to our secretary, which must be received prior to the vote at the special meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What happens if I fail to take any action with respect to the special meeting?

A:

If you fail to vote with respect to the special meeting and the Business Combination is approved by stockholders and the Business Combination is consummated, you will become a stockholder and/or warrant holder of Peak Bio. If you fail to vote with respect to the special meeting and the Business Combination is not approved, you will remain a stockholder and/or warrant holder of Ignyte. However, if you fail to vote with respect to the special meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination.

Q:	What should I do if I receive more than one set of voting materials?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of Ignyte Common Stock.

Q:	Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:

Ignyte will pay the cost of soliciting proxies for the special meeting. Ignyte has engaged Advantage Proxy, Inc., as proxy solicitor to assist in the solicitation of proxies for the special meeting. Ignyte has agreed to pay our proxy solicitor a fee of $10,000 plus disbursements, and will reimburse $1,500 for its reasonable out-of-pocket expenses and indemnify our proxy solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. Ignyte will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Ignyte Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Ignyte Common Stock and in obtaining voting instructions from those owners. Ignyte’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results will be announced at the special meeting. Ignyte will publish final voting results of the special meeting in a Current Report on Form 8-K within four business days after the special meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the Business Combination or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Individuals call toll-free: 1-877-870-8565

Banks and brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

You also may obtain additional information about Ignyte from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your share certificates (either physically or electronically) to Continental, Ignyte’s transfer agent, at the address below prior to the special meeting. Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [●], Eastern Standard Time, on [●], 2022 (two business days before the special meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your share certificates, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you. To better understand the proposals to be considered at the special meeting, including the Business Combination Proposal, whether or not you plan to attend the special meeting, we urge you to read this entire proxy statement (including the annexes) carefully, including the section entitled “Risk Factors” beginning on page 43. See also the section entitled “Where You Can Find More Information.”

Unless otherwise specified, all share amounts and share calculations: (i) assume no exercise of redemption rights by our public stockholders, (ii) assume that an aggregate of up to 2,550,000 shares of Ignyte Common Stock will be issued to the PIPE Investors in connection with the PIPE Financing, and (iii) do not include (a) any warrants to purchase Ignyte Common Stock that will be outstanding following the Business Combination, or (b) any equity awards that may be issued under our proposed Long-Term Incentive Plan following the Business Combination.

Parties to the Business Combination

Ignyte Acquisition Corp.

We are a Delaware corporation incorporated on August 6, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.

Our securities are traded on NASDAQ under the ticker symbols “IGNYU,” “IGNY” and “IGNYW,” Following the Business Combination, we expect to change our name to “Peak Bio, Inc.” Following the business combination, we will change our ticker symbols to “PKBO” and “PKBOW” for the shares of New Peak Bio Common Stock and warrants, respectively.

The mailing address of our principal executive office is Ignyte Acquisition Corp., 640 5th Avenue, 4th Floor, New York, New York 10019 and our telephone number is (212) 409-2000.

Peak Bio Co., Ltd.

Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea, and was formed on September 22, 2015. Peak Bio’s principal business is a biotechnology and healthcare company.

The telephone number for Peak Bio is 1-650-549-9103 and the principal mailing address:

Building B # 804,

670 Daewangpangyo-ro

(Sampyeong-dong, U Space2)

Bundang-gu, Seongnam-si, Gyeonggi-do,

Republic of Korea

Proposals to be put to the Stockholders of Ignyte at the Special Meeting

The following is a summary of the proposals to be put to the special meeting of Ignyte and certain transactions contemplated by the Business Combination Agreement. Each of the proposals below, except the Adjournment Proposal, is cross-conditioned on the approval of other proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the special meeting.

As discussed in this proxy statement, Ignyte is asking its stockholders to approve the Business Combination Agreement, pursuant to which, among other things, on the Closing Date, in accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) stockholders of Peak Bio will transfer their respective shares of Peak Bio Common Stock, to Korean Sub in exchange for shares of Ignyte Common Stock held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above ((i) and (ii), collectively, the “Share Swap”). Upon consummation of the Share Swap, Peak Bio will become a direct wholly-owned subsidiary of Ignyte. For further details, see “Business Combination Proposal — Consideration to Peak Bio Holders in the Business Combination.”

After consideration of the factors identified and discussed in the section entitled “Business Combination Proposal — The Ignyte Board’s Reasons for the Business Combination,” the Ignyte Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for Ignyte’s initial public offering, including that the businesses of Peak Bio had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Business Combination Agreement. For more information about the transactions contemplated by the Business Combination Agreement, see “Business Combination Proposal.”

Consideration to Peak Bio Holders in the Business Combination

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the parties will effect the Share Swap. Upon consummation of the Share Swap, Peak Bio will become a direct wholly-owned subsidiary of Ignyte. For further details, see “Business Combination Proposal — Consideration to Ignyte Stockholders and Peak Bio Stockholders in the Business Combination.”

Conditions to Closing of the Business Combination

The consummation of the Business Combination is conditioned upon, among other things, (i) the approval by our stockholders of the Condition Precedent Proposals being obtained; (ii) the applicable waiting period under any applicable antitrust law relating to the Business Combination Agreement having expired or been terminated; (iii) the Aggregate Closing Consideration Value; and (iv) the approval by Nasdaq of our initial listing application in connection with the Business Combination. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated. For further details, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Governing Documents Proposals

Ignyte will ask its stockholders to approve the Governing Documents Proposals in connection with the replacement of the Existing Governing Documents, under Delaware law, with the Proposed Governing Documents. The Ignyte Board has unanimously approved the Governing Documents Proposals and believes such proposals are necessary to adequately address the needs of Ignyte after the Business Combination. Approval of the Governing Documents Proposals is a condition to the consummation of the Business Combination.

•	Proposal 2A: Amending the authorized number of shares of Ignyte Common Stock and Ignyte Preferred Stock under the proposed Second Amended and Restated Certificate of Incorporation of Ignyte;

•	Proposal 2B: Amending and restating the Second Amended and Restated Certificate of Incorporation of Ignyte to remove the provisions only applicable to blank check companies; and

•	Proposal 2C: Amending the Bylaws of Ignyte to incorporate conforming changes as a result of the foregoing proposals 2A and 2B.

The Proposed Governing Documents do not differ materially from the Existing Governing Documents. We nonetheless encourage stockholders to carefully consider the information set out in the section entitled “Governing Documents Proposal” and the full text of the Proposed Governing Documents of Ignyte, attached hereto as Annexes D and E, respectively.

Nasdaq Proposal

Our stockholders are also being asked to approve the Nasdaq Proposal. Our units, public shares and public warrants are listed on Nasdaq and, as such, we are seeking stockholder approval for issuance of Ignyte Common Stock in connection with the Business Combination and the PIPE Financing pursuant to Nasdaq Listing Rule 5635. For additional information, see “Nasdaq Proposal.”

Incentive Plan Proposal

Our stockholders are also being asked to approve the Incentive Plan Proposal. Pursuant to the Long-Term Incentive Plan, a number of shares of Ignyte Common Stock equal to ten percent (10%) of the total number of shares of capital stock of Ignyte outstanding on a fully diluted basis immediately after the Closing will be reserved for issuance under the Long-Term Incentive Plan. The Long-Term Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2023, and continuing through 2033, by five percent (5%) of the outstanding number of shares of Ignyte Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Ignyte Board. For additional information, see “Incentive Plan Proposal.” The full text of the Long-Term Incentive Plan is attached hereto as Annex J.

The Director Election Proposal

Our stockholders are also being asked to consider and vote upon a proposal to elect, effective as of, and contingent upon, the consummation of the Business Combination, up to seven (7) persons to serve as directors on Ignyte’s board of directors, until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death. See the section entitled “Proposal No. 5 — The Director Election Proposal” for more information.

Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize Ignyte to consummate the Business Combination, the Ignyte Board may submit a proposal to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates. For additional information, see “Adjournment Proposal.” The Adjournment Proposal is not conditioned on any other proposal.

The Ignyte Board’s Reasons for the Business Combination

Ignyte was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Ignyte Board sought to do this by utilizing the networks and industry experience of both the Sponsor and the Ignyte Board and management to identify, acquire and operate one or more businesses. The members of the Ignyte Board and management have extensive transactional experience, particularly in the biotechnology industry.

As described under “Background of the Business Combination,” the Ignyte Board, in evaluating the Business Combination, consulted with Ignyte’s management and legal advisors. In reaching its unanimous decision to approve the Business Combination Agreement and the transactions contemplated by the Business

Combination Agreement, the Ignyte Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the proposed combination, the Ignyte Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Ignyte Board contemplated its decision in the context of all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Ignyte’s reasons for approving the combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

In considering approving the combination, the Ignyte Board decided to obtain a fairness opinion from River Corp. In addition, the officers and directors of Ignyte have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries including biotechnology and concluded that their experience and background, together with the experience of their representatives, also enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Ignyte Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following: the quality of Peak Bio’s product candidates, the experience of the management team, the successful history of scaling its business, the prudent financial management of the business, the proven ability to improve the economics of the business over time, and more generally the large market opportunity across Korea (where Peak Bio was already a proven leader working with strong partners). The Ignyte Board and management team alike were impressed with the Peak Bio team during the diligence process and in their own investigation of the biotechnology and healthcare industry. More specifically, the Ignyte Board took into consideration the following factors or made the following determinations about Peak Bio, as applicable:

•	Meets the acquisition criteria that Ignyte had established to evaluate prospective business combination targets;

•	Strong product candidate pipeline;

•	Multiple channels to access capital across the U.S., South Korea and Southeast Asia;

•	Significant value creation and growth opportunities;

•	Experienced management team;

•	Strong commitment of existing certain Peak Bio stockholders;

•	Peak Bio’s post-closing financial condition, including the potential for free cash flow generation; and

•	Valuation supported by financial analysis and due diligence.

The Ignyte Board also considered a variety of uncertainties, risks and other potentially negative factors relating to the Business Combination including, but not limited to, the following: [redemptions, complexities related to the stockholder vote, litigation and threats of litigation and broader macro risks, and associated cost competitiveness over the long-term and potential malfunctions with its products. Specifically, the Ignyte Board considered the following issues and risks:

•	Risk that the benefits described above may not be achieved;

•	Risk of the liquidation of Ignyte;

•	Exclusivity;

•	Risk regarding the stockholder vote;

•	Closing conditions;

•	Potential litigation;

•	Fees and expenses;

•	Potential impacts of COVID-19; and

•	Other risk factors.

In addition to considering the factors described above, the Ignyte Board also considered that some officers and directors of Ignyte might have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Ignyte’s stockholders. Ignyte’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Ignyte Board, the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination.

The Ignyte Board concluded that the potential benefits that it expected Ignyte and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Ignyte Board unanimously determined that the Business Combination Agreement, and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, Ignyte and its stockholders.

For more information about the Ignyte Board’s decision-making process concerning the Business Combination, please see the section entitled “The Business Combination Proposal — the Ignyte Board’s Reasons for the Business Combination.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into in connection with the Business Combination Agreement.

PIPE Financing

Ignyte entered into Subscription Agreements (the “Subscription Agreements”), and as applicable, the Key Company Stockholder Forward Purchase Agreement, with the PIPE Investors to consummate the PIPE Financing, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Ignyte has agreed to issue and sell to the PIPE Investors, an aggregate of up to 2,550,000 shares of Ignyte Common Stock at a price of $10.00 per share, for aggregate gross proceeds of up to $25.5 million. The shares of Ignyte Common Stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Ignyte has granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement with Ignyte (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote its shares of Ignyte Common Stock in favor of the Business Combination Agreement. For additional information, see “Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

Lock-Up Agreements

In connection with the Closing, Ignyte and certain stockholders of Peak Bio will enter into a lock-up agreement (the “Lock-Up Agreement”) providing for certain restrictions on transfer applicable to Ignyte Common Stock (the “Lock-Up Shares”). Generally, the Lock-Up Agreement prohibits stockholders from (i) selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to the Lock-Up Shares, (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, or (iii) publicly announcing any intention to effect any transaction specified in the immediately preceding subsections (i) or (ii), subject to certain limited exceptions set forth in the Lock-Up Agreement. The lock-up period under the Lock-Up Agreement lasts until the date that is 180 days from the Closing Date (as defined in the Business Combination Agreement).

In connection with the Closing, Ignyte and Hoyoung Huh (the “Key Company Stockholder”) will enter into a separate Lock-Up Agreement (the “Key Company Stockholder Lock-Up Agreement”) on substantially the same terms as the Lock-Up Agreement with certain exceptions for the transactions contemplated by the Key Company Stockholder Forward Purchase Agreement (as defined below). For additional information, see “Business Combination Proposal — Related Agreements — Lock-Up Agreement.”

Registration Rights Agreement

In connection with the Closing, Ignyte, Ignyte Sponsor LLC (the “Sponsor”) and certain stockholders of Peak Bio (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and the stockholders of Peak Bio will be granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of the Ignyte Common Stock. The Registration Rights Agreement will require Ignyte to, among other things, file a resale registration statement on behalf of the RRA Parties as soon as practicable but no later than 45 days after the Closing. The Registration Rights Agreement will also provide certain demand rights and piggyback rights to the RRA Parties, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The Registration Rights Agreement includes customary indemnification provisions. Peak Bio will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. For additional information, see “Business Combination Proposal — Related Agreements — Registration Rights Agreement.” Upon the consummation of the Business Combination, the holders of an aggregate of approximately 6,587,500 shares of Ignyte Common Stock will have registration rights consisting of the following: 2,500,000 shares underlying the private placement warrants, 2,550,000 shares issued pursuant to the PIPE Financing, 1,437,500 shares held by the Sponsor and 100,000 shares held by EarlyBirdCapital.

Ownership of Ignyte

As of the date of this proxy statement, there are 7,287,500 shares of Ignyte Common Stock issued and outstanding, which includes an aggregate of 1,437,500 shares of Ignyte Common Stock held by the Sponsor and 100,000 shares of Ignyte Common Stock held by EarlyBird Capital. In addition, as of the date of this proxy statement, there is outstanding an aggregate of 5,375,000 warrants to acquire shares of Ignyte Common Stock, comprised of 2,500,000 private placement warrants and 2,875,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Ignyte Common Stock. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination and assuming that none of Ignyte’s outstanding public shares are redeemed in connection with the Business Combination), Ignyte’s fully diluted share capital would be 12,662,500 shares of Ignyte Common Stock.

The following table illustrates varying ownership levels in Ignyte Common Stock immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public stockholders and the following additional assumptions: (i) 17,464,868 shares of Ignyte Common Stock are issued to Peak Bio Holders on an as exchanged basis (i.e., assuming each share of Ignyte Common Stock has been exchanged for one share of Peak Bio Common Stock); (ii) up to 2,550,000 shares of Ignyte Common Stock are issued in the PIPE Financing; and (iii) no Ignyte warrants to purchase Ignyte Common Stock that will be outstanding immediately following Closing have been exercised. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details. If the actual facts differ from these assumptions, the ownership percentages in Ignyte will be different and totals may not add up to 100% due to rounding.

	Share Ownership in Ignyte (Percentage of Outstanding Shares)
	No redemptions	50% redemptions	Maximum redemptions
Peak Bio Holders()	64%	70%	78%
PIPE Investors(1)	9%	10%	11%
Ignyte public stockholders(2)	21%	13%	3%
Sponsor & EarlyBirdCapital(3)	6%	6%	7%

(1)	Consists of up to 2,550,000 shares of Ignyte Common Stock to be acquired in connection with the PIPE Financing.
(2)

Includes (i) 5,000,000 shares of Ignyte Common Stock issued in connection with Ignyte’s IPO and (ii) an additional 750,000 shares of Ignyte Common Stock issued pursuant to the exercise by the underwriters of their over-allotment option in connection with Ignyte’s IPO.

(3)	Includes (i) 1,437,500 shares of Ignyte Common Stock held by the Sponsor and (ii) 100,000 representative shares of Ignyte Common Stock issued to EarlyBirdCapital in connection with Ignyte’s IPO.
(4)	Assumes 5,000,000 shares of Ignyte Common Stock are redeemed by Ignyte public stockholders based on minimum cash requirements provided for in the Business Combination Agreement.
(5)

Stockholders will experience additional dilution to the extent the combined company issues additional shares after the Closing. The table above excludes (a) 5,375,000 shares of Ignyte Common Stock that will be issuable upon the exercise of 2,500,000 private placement warrants and 2,875,000 public warrants; and (b) shares of Ignyte Common Stock that will be available for issuance under the Incentive Plan (as defined below), which will initially be equal to 10% of the issued and outstanding shares of Ignyte Common Stock as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares (totals may not add up to 100% due to rounding):

	Assuming No Redemptions of Public Shares		Assuming 50% Redemption of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing	27,302,368	77%	24,802,368	76%	22,302,368	75%
Shares underlying public warrants	2,875,000	8%	2,875,000	9%	2,875,000	10%
Shares underlying the private placement warrants	2,500,000	7%	2,500,000	8%	2,500,000	8%
Shares initially reserved for issuance under the Incentive Plan(a)	2,730,237	8%	2,480,237	8%	2,230,237	7%

Total Shares	35,407,605	100%	32,657,605	100%	29,907,605	100%

(a) The number of shares of Ignyte common stock available for issuance under the Incentive Plan will be increased on January 1 of each calendar year beginning in 2023 by amounts described in the section entitled “Proposal No. 4 — The Incentive Plan Proposal” elsewhere in this proxy statement.

For further details, see “Business Combination Proposal — Consideration to Peak Bio Holders in the Business Combination.”

Organizational Structure

The following diagrams show the approximate ownership of the combined company immediately following the Business Combination and the consummation of the Spin-Off (as defined in the Business Combination Agreement and below) by Peak Bio:

*	Assumes no redemption of trust account ($57.5 million) and does not reflect any fees or expenses incurred in connection with the Business Combination.

Date and Time of Special Meeting of Ignyte’s Stockholders

The special meeting of Ignyte, will be held virtually at [●], Eastern Standard Time, on [●], 2022, unless the special meeting is adjourned, to consider and vote upon the proposals to be put to the special meeting, including if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, each of the Condition Precedent Proposals have not been approved. Stockholders may attend, vote and examine the list of Ignyte’s stockholders entitled to vote at the special meeting by visiting [●] and entering the control number found on their proxy card, voting instruction form or notice they previously received.

Voting Power; Record Date

Ignyte stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Ignyte Common Stock at the close of business on [●], 2022, which is the “record date” for the special meeting. Stockholders will have one vote for each share of Ignyte Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. As of the close of business on the record date, there were [●] shares of Ignyte Common Stock issued and outstanding, of which [●] were issued and outstanding public shares.

Quorum and Vote of Ignyte Stockholders

A quorum of Ignyte stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if one or more stockholders who together hold not less than a majority of the issued and outstanding shares of Ignyte Common Stock entitled to vote at the special meeting are represented virtually or by proxy at the special meeting. As of the record date for the special meeting, [●] shares of Ignyte Common Stock would be required to achieve a quorum.

The Sponsor has, pursuant to the Sponsor Support Agreement, agreed to, among other things, vote all of their shares of Ignyte Common Stock in favor of the proposals being presented at the special meeting. As of the date of this proxy statement, the Sponsor owns approximately 20% of the issued and outstanding shares of Ignyte Common Stock. See “Business Combination Proposal — Related Agreements — Support Agreement” in the accompanying proxy statement for more information related to the Support Agreement.

The proposals presented at the special meeting require the following votes:

•

Business Combination Proposal: The Business Combination Proposal requires the approval the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

•

Governing Documents Proposals: Each of the Governing Documents Proposals requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

•

Nasdaq Proposal: The Nasdaq Proposal requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

•

Incentive Plan Proposal: The Incentive Plan Proposal requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

•	Director Election Proposal: This proposal requires the approval of the holders of a plurality of the Ignyte Common Stock under Delaware law.

•

Adjournment Proposal: The Adjournment Proposal requires the approval of the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

Redemption Rights

Pursuant to the Existing Governing Documents, a public stockholder may request that Ignyte redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

(ii)

submit a written request to Continental, Ignyte’s transfer agent, in which you (i) request that Ignyte redeem all or a portion of your public shares for cash, and (ii) identify yourself as the beneficial holder of the public shares and provide your legal name, phone number and address; and

(iii)	deliver your share certificates (if any) to Continental, Ignyte’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to [●], Eastern Standard Time, on [●], 2022 (two business days before the special meeting) in order for their shares to be redeemed.

Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Public holders that hold their units in an account at a brokerage firm or bank, must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, Ignyte’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. Public stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) to Continental, Ignyte’s transfer agent, Ignyte will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, this would have amounted to approximately $10.00 per issued and outstanding public share, based on 5,750,000 shares subject to possible redemption as of [●], 2022. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Special Meeting of Ignyte — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor has, pursuant to the Sponsor Support Agreement, agreed to, among other things, vote all of their shares of Ignyte Common Stock in favor of the proposals being presented at the special meeting. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement, the Sponsor owns 20% of the issued and outstanding shares of Ignyte Common Stock. See “Business Combination Proposal — Related Agreements — Support Agreement” in the proxy statement for more information related to the Support Agreement.

Holders of the warrants will not have redemption rights with respect to the warrants.

Appraisal Rights

Neither Ignyte stockholders nor Ignyte warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Ignyte has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Ignyte — Revoking Your Proxy.”

Interests of Ignyte’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of the Ignyte Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor, including Ignyte’s directors, have interests in such proposal that are different from, or in addition to, those of Ignyte stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

•	the fact that the Sponsor has agreed not to redeem any shares of Ignyte Common Stock held by it in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid an aggregate of $25,000 for 1,437,500 shares of Ignyte Common Stock, all of which are currently owned by the Sponsor and such securities will have a significantly higher value at the time of the Business Combination. If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that Sponsor paid $2,500,000 for its private placement warrants (including the underlying securities) would be worthless if a business combination is not consummated by November 1, 2022 (unless such date is extended in accordance with the Existing Governing Documents). Such private placement warrants had an aggregate market value of approximately $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of approximately $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to any shares of Ignyte Common Stock (other than public shares) held by it if Ignyte fails to complete an initial business combination by November 1, 2022;

•	the fact that the Registration Rights Agreement will be entered into by the Sponsor and certain other affiliates of Ignyte;

•

the fact that EarlyBirdCapital will receive a deferred underwriting fee of 3.5% of the total gross proceeds raised in the initial public offering equal to $2,012,500, payable in cash (for illustrative purposes, immediately following the Closing, the deferred underwriting fee owed to EarlyBirdCapital will represent 7.4%, 8.2%, and 9.0% of the total number of shares of Ignyte Common Stock in each of the no redemption, 50% redemption and maximum redemption scenarios, respectively);

•	the fact that Chardan Capital Markets LLC (“Chardan”) will receive a financial advisory fee as financial advisor to Ignyte of $550,000 upon consummation of the Business Combination;

•

the fact that Ladenburg will receive a financial advisory fee as financial advisor to Peak Bio of $1,500,000 upon consummation of the Business Combination, and that Mr. Rosenberg, our Co-Chief Executive Officer, is the Co-Chief Executive Officer and Co-President of Ladenburg, Mr. Strupp, our Co-Chief Executive Officer, is Head of Healthcare Investment Banking at Ladenburg, and Steve Kaplan, our Chief Financial Officer, is Head of Capital Markets at Ladenburg,;

•	the continued indemnification of Ignyte’s directors and officers and the continuation of Ignyte’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”);

•

the fact that the Sponsor and Ignyte’s officers and directors will lose their entire investment in Ignyte and will not be reimbursed for any out-of-pocket expenses, if any, if an initial business combination is not consummated by November 1, 2022;

•

the fact that the Sponsor and Ignyte’s directors and officers may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Peak Bio is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

•

the fact that Sponsor has invested an aggregate of $2,525,000 (consisting of $25,000 for the founder shares, or approximately $0.017 per share, and $2,500,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in Ignyte even if the trading price of Ignyte Common Stock was as low as $1.10 per share (assuming no redemptions and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that if the Business Combination is consummated, Dr. Huh’s employment agreement with Peak Bio provides for repayment to Dr. Huh of backpay for years of forwent salary in the amount of $1,524,852 and repayment of an outstanding loan in the amount of $1,500,000 made by Dr. Huh to Peak Bio;

•

the fact that after the Business Combination, assuming no redemptions and transaction expenses equal to approximately $10 million, the Sponsor will beneficially own approximately 6% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Shares of Ignyte Common Stock to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Ignyte’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. Ignyte’s executive officers previously loaned the Company an aggregate of $80,000 to cover expenses related to the IPO pursuant to an unsecured promissory note that was repaid in full on February 1, 2021. On March 21, 2022, the Sponsor has loaned an aggregate of $300,000 to Ignyte under a promissory note to fund operating and transaction expenses in connection with the proposed Business Combination, and may make additional loans after the date of this proxy statement for such purposes. If the Business Combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to Ignyte outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by Ignyte to the Sponsor, Ignyte’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on Ignyte’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or Ignyte’s officers or directors are awaiting reimbursement;

•

the fact that if the trust account is liquidated, including in the event Ignyte is unable to complete an initial business combination by November 1, 2022, the Sponsor has agreed to indemnify Ignyte to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Ignyte has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Ignyte, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

•	the fact that Ignyte may be entitled to distribute or pay over funds held by Ignyte outside the trust account to the Sponsor or any of its affiliates prior to the Closing.

The Sponsor has, pursuant to the Sponsor Support Agreement, agreed to, among other things, vote all of its shares of Ignyte Common Stock in favor of the proposals being presented at the special meeting. Such shares will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, the Sponsor owns approximately 20% of the issued and outstanding shares of Ignyte Common Stock. See “Business Combination Proposal — Related Agreements — Support Agreement” in this proxy statement for more information related to the Support Agreement.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, our Sponsor, Peak Bio and/or their directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Peak Bio and/or their directors, officers, advisors or respective affiliates who have agreed to vote in favor of this transaction purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. Such purchases shall be effected at purchase prices that are no higher than the redemption price for the shares. Any shares so purchased would not be voted by our Sponsor, Peak Bio and/or their respective directors, officers, advisors or respective affiliates at the special meeting and would not be redeemable. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal are approved by the affirmative vote of at least a majority of the votes cast by the holders of the issued shares of Ignyte Common Stock present online or represented by proxy at the special meeting and entitled to vote on such matter, special meeting, and (ii) otherwise limit the number of public shares electing to redeem.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s officers have interests in the Business Combination that may conflict with your interests as a stockholder.

Recommendation to Stockholders of Ignyte

The Ignyte Board believes that the Business Combination Proposal and the other proposals to be presented at the special meeting are in the best interest of Ignyte and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Governing Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Sources and Uses of Funds for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination, assuming (i) none of Ignyte’s outstanding public shares are redeemed in connection with the Business Combination and (ii) all of Ignyte’s outstanding public shares are redeemed in connection with the Business Combination.

No Redemption

Source of Funds(1) (in thousands)		Uses(1) (in thousands)
Existing Cash held in trust account(2)	$57,589,727	Shares of Ignyte Common Stock issued to Peak Bio Holders(3)	$174,648,680
Shares of Ignyte Common Stock issued to Peak Bio Holders(3)	$174,648,680	Transaction Fees and Expenses	$10,000,000
PIPE Financing	$25,500,000	Remaining Cash on Balance Sheet(4)	$73,089,727

Total Sources	$257,738,407	Total Uses	$257,738,407

(1)	Totals might be affected by rounding.
(2)	As of July 31, 2022.
(3)

Shares issued to Peak Bio Holders are at a deemed value of $10.00 per share based on 17,464,868 shares of Ignyte Common Stock expected to be issued. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details.

(4)

Does not include outstanding warrants to purchase an aggregate of 5,375,000 shares of Ignyte Common Stock, which will become exercisable 30 days after closing of the Business Combination at an exercise price of $11.50 per share.

Maximum Redemption

Source of Funds (in thousands)		Uses (in thousands)
Existing Cash held in trust account(2)	$57,589,727	Shares of Ignyte Common Stock issued to Peak Bio Holders(3)	$174,648,680
Shares of Ignyte Common Stock issued to Peak Bio Holders(3)	$174,648,680	Transaction Fees and Expenses	$10,000,000
		Ignyte public share redemptions(4)	$50,000,000
PIPE Financing	$25,500,000	Remaining Cash on Balance Sheet(5)	$23,089,727

Total Sources	$257,738,407	Total Uses	$257,738,407

(1)	Totals might be affected by rounding.
(2)	As of July 31, 2022.

(3)

Shares issued to Peak Bio Holders are at a deemed value of $10.00 per share based on 17,464,868 shares Ignyte Common Stock expected to be issued. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details.

(4)	Assumes the maximum number of Ignyte Common Stock that can be redeemed are redeemed, while still satisfying the Aggregate Closing Consideration Value.
(5)

Does not include outstanding warrants to purchase an aggregate of 5,735,000 shares of Ignyte Common Stock, which will become exercisable 30 days after closing of the Business Combination at an exercise price of $11.50 per share.

Expected Accounting Treatment

The Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Ignyte will be treated as the “acquired” company and Peak Bio will be considered the accounting acquirer for accounting purposes. This determination was primarily based on Peak Bio expecting to have a majority of the voting power of the post-combination company, Peak Bio’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Peak Bio compared to Ignyte, and Peak Bio’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Peak Bio is issuing securities for the net assets of Ignyte. The net assets of Ignyte will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Peak Bio.

Regulatory Matters

None of Ignyte and Peak Bio are aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Emerging Growth Company

Ignyte is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Ignyte has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Ignyte, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Ignyte’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of Ignyte’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our shares of Ignyte Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Ignyte Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business, and the timing and ability for us to complete the Business Combination and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to Peak Bio has been provided by Peak Bio and its management, and forward-looking statements include statements relating to Peak Bio’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about the benefits of the Business Combination and the future financial performance of Ignyte following the Business Combination.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us and/or Peak Bio. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. We cannot assure you that future developments affecting us and/or Peak Bio will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of Peak Bio) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our and/or Peak Bio’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the timing to complete the Business Combination;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against us or Peak Bio in connection with the Business Combination and related transactions;

•

the inability to complete the Business Combination and the other transactions contemplated by the Business Combination Agreement due to the failure to obtain the requisite approval of our stockholders, or other conditions to closing in the Business Combination Agreement;

•	Ignyte’s ability to obtain the listing of its common stock and warrants on Nasdaq following the Business Combination;

•	the risk that the proposed Business Combination disrupts Peak Bio’s current operations as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that we or Peak Bio may be adversely affected by other economic, business and/or competitive factors; and

•	other risks and uncertainties, including those described under the heading “Risk Factors.”

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

Our stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair the business of Ignyte following the Business Combination. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this proxy statement.

Risk Factors Relating to Peak Bio’s Business

The following risk factors apply to the business and operations of Peak Bio (f/k/a pH Pharma) and its consolidated subsidiaries and will also apply to the business and operations of Ignyte following the completion of the Business Combination. As used in this section the terms “we,” “us” and “our” refer to Peak Bio.

Summary Risk Factors

The below summary of risk factors provides an overview of many of the risks we are exposed to in the normal course of our business activities. As a result, the below summary risks do not contain all of the information that may be important to you, and you should read the summary risks together with the more detailed discussion of risks set forth following this section under the heading “Risk Factors,” as well as elsewhere in this proxy statement. Additional risks, beyond those summarized below or discussed elsewhere in this proxy statement, may apply to our activities or operations as currently conducted or as we may conduct them in the future or in the markets in which we operate or may in the future operate. Consistent with the foregoing, we are exposed to a variety of risks, including risks associated with the following:

•

The potential ADC product candidates in our pipeline such as Trop2 PH1 ADC are in the preclinical and IND-enabling stages of development, with only PHP-303 having progressed to clinical stages of development. Trop2 PH1 ADC has never been tested in human subjects. We may be unable to advance any current or future potential product candidates through the completion of clinical development, obtain regulatory approval and ultimately commercialize any of our product candidates, or experience significant delays in doing so.

•

We may expend our limited resources and access to capital to pursue a particular product candidate; these decisions may prove to be wrong and may adversely impact our business. Because we have limited financial and managerial resources, we intend to focus our efforts on specific R&D programs, including our clinical development of product candidate(s) PHP-303, and Trop2 PH1 ADC, our lead oncology ADC candidate, and eventually advancing additional research programs progressing from our Peak Bio R&D Discovery Toxin and ADC Platform Engine.

•

The effects of health epidemics, geopolitical instability including the ongoing COVID-19 pandemic, the conflict in Eastern Europe and in regions where we, or the third parties on which we rely, have business operations could adversely impact our business, including our preclinical studies, anticipated clinical trials, and contract manufacturing capabilities. The COVID-19 pandemic and/or the geopolitical instability in Eastern Europe could materially affect our operations, including at our offices and research facilities in Palo Alto, California, which has been affected by supply chain issues subject to foreign policy changes and/or executive orders, and at our future clinical trial sites, as well as the business or operations of our contract research organizations (“CROs”), contract and development manufacturing organizations(“CDMOs”), or other third parties with whom we conduct business and could be adversely impacted and cause significant disruptions and delays which could greatly impact our business and may continue to impact planned preclinical and clinical plans.

•

We depend on enrollment of patients in our clinical trials for our product candidates. If we are unable to enroll patients in our clinical trials, or enrollment is slower than anticipated, in particular for our product candidates with rare disease indications, our research and development efforts could be adversely affected.

•

Our business is subject to risks associated with conducting business internationally. We source research and development, manufacturing, consulting, and other services from companies based throughout the United States, the EU, and select Asian countries and we will be planning and conducting our clinical trials in the United States, Canada, certain European countries, in the near-term and in the future.

•	Our product candidates are at an early stage of development, and we may not be able to successfully develop and commercialize them.

•	Our ability to commercialize our product candidates depends on first receiving Food and Drug Administration (FDA) approval.

•

Prior to our acquisition of PHP-303, we were not involved in its development and, as a result, we are dependent on Bayer having accurately reported the results and correctly collected and interpreted the data from all clinical trials conducted prior to our acquisition.

•

We may choose to, or may be required to, suspend, repeat, or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

•	We rely, and expect to continue to rely, on third parties, including independent investigators and CROs, to conduct our clinical trials.

•

Because manufacturing processes and those of our contractors are highly complex and are subject to a lengthy FDA approval process, alternative qualified production capacity may not be available on a timely basis or at all. Difficulties or delays in our or our contractors’ manufacturing and supply of existing or new products could increase our costs, cause us to lose revenue or market share, damage our reputation and could result in a material adverse effect on our product sales, financial condition, and results of operations.

•

We rely on patents and other intellectual property rights to protect our product candidates, the obtainment, enforcement, defense, and maintenance of which may be challenging and costly. Failure to enforce or protect these rights adequately could harm our ability to compete and impair our business.

•	We have no experience in commercializing products on our own.

•	Our existing and future product candidates may not gain market acceptance, in which case our ability to generate product revenues will be compromised.

•

Our business operations and current and future relationships with investigators, healthcare professionals, consultants, third-party payors, patient organizations, and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

•

Although the clinical trial process is designed to identify and assess potential side effects, it is always possible that a drug, even after regulatory approval, may exhibit unforeseen side effects. If our product candidates were to cause adverse side effects during clinical trials or after approval, we may be exposed to substantial liabilities.

•

We cannot assure you that an active public market for our common stock will develop or be sustained. The market price of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control.

Risks Relating to Our Business and Programs

The potential ADC product candidates in our pipeline such as Trop2 PH1 ADC are in the preclinical and IND-enabling stages of development, with only PHP-303 having progressed to clinical stages of development. Trop2 PH1 ADC has never been tested in human subjects. We may be unable to advance any current or future potential product candidates through the completion of clinical development, obtain regulatory approval and ultimately commercialize any of our product candidates, or experience significant delays in doing so.

•	We do not have the infrastructure necessary for manufacturing to support clinical studies or commercialization of a therapeutic drug product.

•

Our ability to identify our product candidates and advance them into preclinical and clinical development and obtain future regulatory approvals and commercialization depends on successful contract manufacturing and/or collaboration.

•

We would need to forge such a collaboration or build the infrastructure processes necessary for large scale manufacturing and/or commercialization. We would depend on this ‘future partner’ or contract manufacturer for timely manufacturing of therapeutics ahead of various clinical studies.

•

For both our clinical program PHP-303 and our preclinical Oncology Toxin and ADC platform we will need to hire key additional staff to guide the preclinical, clinical and IND-enabling programs through FDA-approval. We may not be able to attract or hire the required personnel to guide and oversee our lead programs. The hiring process is competitive and may take time to identify, hire and retain staff.

•

Our lead programs, PHP-303 (AATD and ARDS) and Trop2 PH1 ADC (Solid tumors) are in the clinical and IND-enabling stages of development, respectively. We have no other identified product candidates at this stage. We may never identify any future product candidates or advance past IND-enabling studies or clinical stage development.

•

None of our potential future Oncology product candidates have ever been tested in humans. Before obtaining regulatory approval for the commercial distribution of any product candidates, we, either alone or through a collaboration, must conduct extensive preclinical studies, followed by clinical trials to demonstrate the safety and efficacy of our product candidates in humans.

•

We cannot be certain of the timely completion or outcome of our research and development activities or our planned preclinical studies and cannot predict if the FDA or other regulatory authorities will accept our proposed clinical programs or if the outcome of our preclinical studies will ultimately support the further development of our future product candidates.

•

We have not yet met with or discussed our product development plans with FDA or any other regulatory authorities for Trop2 PH1 ADC (Oncology IND Candidate). As a result, we cannot be sure that we will be able to submit INDs or similar applications for our current discovery programs on the timelines we expect, if at all, and we cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin.

•

Our PHP-303 and Trop 2 PH1 ADC programs are in the clinical and IND-enabling stages respectively, and we are subject to the risks of failure inherent in the identification of potential product candidates and the research and development of those product candidates based on novel approaches, targets, and mechanisms of action.

•

You should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by preclinical stage biopharmaceutical companies such as ours. Although we expect to initiate a Phase 2 clinical trial for the PHP-303 product candidate in patients with AATD in 2022, there can be no guarantee that we will be able to do so, particularly considering the facts that clinical trial enrollment, could be impacted by known and new Covid-19 variants and the ability to recruit, conduct and gain trial results in a timely fashion. Additionally, the ongoing Geopolitical conflicts could impact clinical trial enrollment in both the US and with special considerations and impact from Europe. In addition, you should consider our prospects in the face of the unknown and Force Majeure, elements over which we have no control.

•

There is no guarantee, that we can initiate a Phase 2 clinical trial in ARDS/Covid-19 in 2022 or in future years especially if the preclinical studies in ARDS that we are conducting with a non-dilutive preclinical study grant from the Department of Defense (DoD) do not result in favorable preclinical results or outcomes as they relate to ARDS.

•

We may not have the financial resources to continue development of, or to enter into new collaborations for, the product candidates that may result from our PHP-303 and Trop2 PH1 ADC programs or any potential future product candidates involving PH1, PH5, PH6. This may be exacerbated if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, any product candidate that we identify, such as:

•	negative or inconclusive results from our preclinical trials, leading to a decision to conduct additional preclinical studies or abandon a program;

•

negative or inconclusive results from our clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical studies or clinical trials or abandon a program;

•	our clinical safety data in humans do not match the industry-standard practice of conducting pre-clinical safety evaluation in non-human primates;

•	our strategy of deploying toxins PH1, PH5 and PH6 as an antibody-drug-conjugates (ADC) fails to mitigate known toxicities of those classes of small molecules delivered as systemic chemotherapies.

•	our clinical data do not match the preclinical data supporting antibody selectivity, linker stability, pharmacokinetics, anti-tumor efficacy, or any other key attributes.

•	product-related side effects experienced by participants in our clinical trials or by individuals using drugs or therapeutic antibodies similar to ours;

•

delays in submitting IND applications or comparable foreign applications, or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

•	conditions imposed by the FDA, or other regulatory authorities regarding the scope or design of our clinical trials;

•	delays in enrolling research subjects in clinical trials;

•	high drop-out rates and high failure rates of research subjects;

•	inadequate supply or quality of product candidate components or materials or other supplies necessary for the conduct of our clinical trials;

•	greater-than-anticipated clinical trial costs;

•	poor effectiveness of our product candidates during clinical trials;

•	unfavorable FDA or other regulatory agency inspection and review of a clinical trial or manufacture site;

•	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

•	delays and changes in regulatory requirements, policies and guidelines;

•	the FDA or other regulatory agencies interpreting our data differently than we do;

•	or adverse impacts caused by the ongoing COVID-19 pandemic, ongoing Geopolitical considerations in Europe and other countries which could heighten any of the foregoing risks.

•

Further, we and any potential future partners may never receive approval to market and commercialize any product candidate or the regulatory approval may be for targets, disease indications or patient populations that are not as broad as we intended or desired or may require labeling that includes significant use or distribution restrictions, safety warnings or post marketing testing requirements.

•

We may not be successful in our efforts to use and expand our Peak Bio Research and Discovery (R&D) Toxin and ADC Platform Engine to build a pipeline of product candidates with our current Toxins PH1, PH5, PH6 or any future identified opportunities either as new toxins or new nominated ADCs generated from our platform.

•

Even if we are successful in identifying a pipeline of product candidates with our proprietary Peak Bio R&D Toxin and ADC Platform Engine, we may not have or be able to raise sufficient capital to pursue them due to our commitments to PHP-303 and/ or Trop2 PH1 ADC clinical development.

•

A key element of our strategy is to use and expand our Peak Bio R&D and ADC Platform Engine to build a pipeline of product candidates and progress these product candidates through preclinical and clinical development for the treatment of various diseases.

•

Although our research efforts to date suggests that our novel approach to toxin and ADC drug development has potentially created a novel toxin portfolio, whether that allows us to create a novel cadre of future clinical and eventually commercially viable ADC candidates depends upon its performance in future phase 1 and phase 2 clinical trials.

•	Our concept is to create novel ADC drug candidates that:

•	Potentially enhance tumoricidal activity beyond cytotoxicity;

•	Potentially engage the Host Response (T and B cells) that can potentially co-evolve and can counter resistance mutations;

•	Potentially create ADC payloads that act as poor substrates for MDR Transporters; and

•	Potentially creating immune memory cells that may expand and re-engage upon patient relapse and/or tumor recurrence.

•	We may not be able to adequately engage the immune response or reverse the effects of immune suppression in certain cancers with or without combination with checkpoint inhibitors.

•

Conversely, we may elicit a heightened response from the human immune system resulting in mild or acute cytokine release syndrome which may result in reduction, discontinuation, or spreading a certain dose over time. This in turn may result in failure to achieve the preclinically recommended phase 2 dose for anti-tumor efficacy.

•

The additional mechanism of action of engaging the human immune system may not be significant over and above the payload’s ability to kill cancer cells, restoring or activating the human immune system with/ without checkpoint inhibitor combination may not have the desired anti-tumor effects, or be counter-productive from safety or any other perspective.

•

While immune activation has been a successful clinical approach for various checkpoint blockade strategies, for e.g., PD-1 and PD-L1; not all PD-1 or PD-L1 inhibitors have been successful in the same indication. We may have to explore several combination strategies in phase 1 to determine potential pairing strategies.

•

Even when a combination is proven safe by phase 1 clinical study, we may have combined with the immunotherapy that fails to contribute to the anti-tumor effect. Alternatively, our ADC may not significantly improve on the efficacy of the immunotherapy which may well be the standard-of-care for that kind of cancer. Additional attempts, new strategies and new clinical trials may be required for further development.

•

We may incur greater costs related to additional manufacturing, new trials, develop new strategic partnerships and require additional fund-raising events to finally see the development candidate become a marketed product.

Our Peak Bio R&D Toxin and ADC Platform Engine is evolving and may not reach a state at which building a pipeline of product candidates is possible.

•

Even if we are successful in building our Oncology pipeline of product candidates, the potential product candidates that we identify may not be suitable for clinical development or generate acceptable clinical data, including unacceptable toxicity or other characteristics that indicate that they are unlikely to be products that will receive marketing approval from the FDA or other regulatory authorities or achieve market acceptance, limited commercial success leading to inability to generate sufficient product revenues in the future.

•	Our approach to developing and identifying our therapeutic product candidates using the Peak Bio R&D Toxin and ADC Platform Engine is novel and unproven and may not result in marketable products.

•

We plan to develop a pipeline of product candidates using our Peak Bio R&D Toxin and ADC Platform Engine including those already generated from our PH1 and in the future our early-stage toxin programs PH5 and PH6. We believe that we may be able to overcome certain key limitations of the current oncology ADC based drug discovery and development paradigms by focusing on our ability to generate novel toxins, that are engineered to:

•	Potentially enhance tumoricidal activity beyond cytotoxicity;

•	Potentially engage the Host Response (T and B cells) and can potentially co-evolve and can counter resistance mutations;

•	Potentially creating ADC payloads that act as poor substrate for MDR Transporters (reduced resistance); and

•	Potentially creating immune memory cells that may expand and re-engage upon patient relapse and/or tumor recurrence.

•

We may not be correct in our beliefs about the differentiated nature of the Peak Bio R&D Toxin and ADC Platform to competing technologies, our data may be relevant to a niche, and our platform may not prove to be superior in all settings. Additionally, clinical data may not support our preclinical findings, for e.g., if humans were to degrade PH1 differently, and this new catabolite is a substrate for MDR transporters. Alternatively, said PH1 ADC benefits may be neutralized, for e.g., patients were to develop resistance to PH1 independently by known or unknown mechanisms such as potential mutations in spliceosomes.

•

If our Peak Bio R&D Toxin and ADC Platform is not able to develop approved ADC constructs that are effective at the necessary speed or scale, it could have a material and adverse effect on our business, financial condition, results of operations and prospects.

•

In the future we may not be successful in our efforts to identify and acquire additional product candidates, novel new IP, or licenses from academic or industry sources and this may impact our ability to grow the company and improve our ability to develop and commercialize additional products.

We may expend our limited resources and access to capital to pursue a particular product candidate; these decisions may prove to be wrong and may adversely impact our business. Because we have limited financial and managerial resources, we intend to focus our efforts on specific R&D programs, including our clinical development of product candidate(s) PHP-303, and Trop2 PH1 ADC, our lead oncology ADC candidate, and eventually advancing additional research programs progressing from our Peak Bio R&D Discovery Toxin and ADC Platform Engine.

•

As a result, we may forgo or delay pursuit of other opportunities, including with potential future product candidates that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities.

•

Our spending on current and future R&D programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through partnership, licensing, or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

The effects of health epidemics, geopolitical instability including the ongoing COVID-19 pandemic, the conflict in Eastern Europe and in regions where we, or the third parties on which we rely, have business operations could adversely impact our business, including our preclinical studies, anticipated clinical trials, and contract manufacturing capabilities. The COVID-19 pandemic and/or the geopolitical instability in Eastern Europe could materially affect our operations, including at our offices and research facilities in Palo Alto, California, which has been affected by supply chain issues subject to foreign policy changes and/or executive orders, and at our future clinical trial sites, as well as the business or operations of our CROs, CDMOs, or other third parties with whom we conduct business and could be adversely impacted and cause significant disruptions and delays which could greatly impact our business and may continue to impact planned preclinical and clinical plans.

•

Further, from time to time there have been declarations from the President of the United States, State Governors and Ex-US country leadership declaring that the COVID-19 pandemic a national, state or country emergency, on occasions where the spread and increased incidence of varying strains of COVID-19 both in severity and incidence have invoked restrictive measures that have, and could, in the future, impact our business as well as other businesses materially.

•	Exceptions to facilitate authorized necessary activities to mitigate the impact of the COVID-19 pandemic have been instituted from time to time as needed or mandated.

•

In response to these public health directives and orders, we implemented at various times work-from-home policies to support the community efforts to reduce the transmission of COVID-19 and protect employees, complying with guidance from federal, state/provincial, or municipal government and health authorities.

•	We implemented from time to time, several measures to ensure employee safety and business continuity.

•

Employees who can work from home have been doing so, as directed from time to time, while those needing to work in laboratory facilities are divided into shifts to reduce the number of people gathered at one time.

•	We have also taken measures to secure our research activities while work in laboratories has been organized to reduce risk of COVID-19 transmission.

•	These measures from time to time have resulted in decreased productivity of our laboratory-based workforce and may continue to do so for as long as such measures from time to time remain in place.

•

Additionally, business travel can be restricted from time to time, (though no longer currently suspended), and we have utilized online and teleconference technology to meet virtually rather than in person.

•

While certain of the restrictions in Palo Alto, CA and other locations in which we have employees or independent contractors have recently been relaxed or lifted, these restrictions may be re-implemented or new restrictions imposed if rates or incidence of infection increase.

•

The effects of the executive orders and our work-from-home policies may negatively impact productivity, disrupt our business and delay our programs and timelines (for example, our timeline for our anticipated Phase 2 clinical start for PHP-303 or progress with our IND-enabling studies and eventual IND filings related to our nominated Trop2 PH1 ADC program and other future clinical PHP-303 and ADC pre-clinical programs or nominations of any future ADC programs internally, or in any future partnerships with external collaborators could be delayed), the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe disruptions in our operations could negatively impact our business, operating results, and financial condition.

•

The global pandemic and ensuing outbreaks, quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could be imposed or re-instituted, related to COVID-19 or other infectious diseases could impact personnel at third-party facilities, including those from which we currently obtain tissue and blood samples, or on which we may in the future rely for manufacturing, in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. Similarly, disruption in operations of our collaboration partner, pH Pharma, or any third-party facilities on which they are dependent may affect our collaboration and our ability to nominate an ADC candidate for further development and could create disruptions to resources, inability of workers to carry out their jobs effectively, disruptions to manufacturing, supply chains, inability to travel and increased pressure on health systems required to treat COVID-19.

•

As a result of government and local regulation we have been required at times to introduce a work-from-home policy for the large majority of our work force and our facilities could remain open only for business-critical activities.

•	The requirement by governments to stay at home or to “social distance” limits normal communications and may also increase cyber security risk or create data accessibility concerns.

•	It also has at times significantly curtailed the numbers of individuals who can work in our offices or labs.

Our planned preclinical research and clinical trials may be affected by the ongoing COVID-19 pandemic, should the pandemic continue, a new health crisis emerge, or until such time at which we intend to initiate such trials, including the following.

•

Patients that may not be able or willing to comply with clinical trial protocols if quarantines impede patient movement or due to limitations on travel imposed or recommended by federal, state/ provincial or municipal governments interrupt healthcare services. It may cause interruptions in our ability to obtain meaningful data from clinical trials or increased rates of patients may withdraw from our clinical trials following enrollment as a result of contracting COVID-19, or being forced to quarantine or being unable to visit clinical trial locations or otherwise comply with clinical trial protocols.

•

Healthcare resources may be diverted or prioritized away from the conduct of clinical trials and towards the ongoing COVID-19 pandemic, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials, and because, who, as healthcare providers, may have heightened exposure to COVID-19 and adversely impact our clinical trial operations. This may include limitations in hospital resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees, or their families, or the desire of employees to avoid contact with large groups of people. We may experience difficulties in retaining clinical site investigators and clinical site staff; delays in receiving the supplies, materials and services needed to conduct clinical trials (and preclinical research); interruption to key clinical trial activities including monitoring of clinical sites, patient visits, inability to follow patients after they have received treatment and patient assessments and patients dropping out from trials early reduce the numbers impacting efficacy analysis; delays in enrolling patients or having to discontinue enrolled patients on account of Covid-19 (or other health crises) impacting the readout of key trial endpoints. AATD patients, in particular, are at greater risk from COVID-19 given that the condition is a respiratory and lung condition.

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Together with the vulnerability of patients with severe AATD, it is likely that once initiated, clinical centers may have to suspend and/or divert resources away from clinical trials till a later time.

We depend on enrollment of patients in our clinical trials for our product candidates. If we are unable to enroll patients in our clinical trials, or enrollment is slower than anticipated, in particular for our product candidates with rare disease indications, our research and development efforts could be adversely affected.

•	Successful and timely completion of clinical trials for our product candidates will require that we are able to enroll a sufficient number of patients.

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Trials may be subject to delays as a result of the limited number of patients with the diseases that these product candidates target, patient enrollment taking longer than anticipated or patient withdrawal.

•	We will compete with other companies in enrolling the same limited population of patients, which may further challenge our ability to timely enroll patients in our clinical trials.

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Due to the small number of patients for any rare disease or tumor type, it may be difficult for us to enroll a sufficient number of patients in our clinical trials for our product candidates with indications in rare diseases or enrollment for these product candidates may take significantly longer than we anticipate.

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There are an estimated 50,000 and 60,000 persons in North America and Europe, respectively, with the genotypes that we intend to enroll in our clinical trials for AATD, the target indication for PHP-303.

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Patient enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials, the availability of new drugs or biologics approved for the indication the clinical trial is investigating, and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies.

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These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. For example, our Phase 2 PHP-303 trial will recruit individuals with alpha-1 antitrypsin deficiency-related lung disease, who are potentially at greater risk from COVID-19 exposure.

•	As a consequence of the COVID-19 pandemic, future recruitment into our Phase 2 alpha-1 antitrypsin deficiency study could be delayed.

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Delays in the completion of any clinical trial of our product candidates will increase our costs, slow down our development and approval of our product candidates, and delay or potentially jeopardize our ability to commence product sales and generate revenue.

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In addition, some of the factors that cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

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We may become exposed to costly and damaging liability claims, either when testing our product candidates in the clinic or at the commercial stage, and our product liability insurance may not cover all damages from such claims.

•	We may experience a delay in availability of drug product for PHP-303 due to lack of manufacturing capacity and/or raw materials at our third-party contract manufacturing organizations (“CMOs”).

•	We may experience a delay in our ability to close and negotiate third-party partnerships or collaborations, or to progress third-party collaborations already in place.

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We could face limitations on employee resources as a result of increased sickness, requirement for employees to care for family members or requirement for employees to self-isolate themselves; interruptions and delays in our development, translation and manufacturing activities, and missed milestones as a result of the government required “stay-at-home” guidelines; delay in responses from regulatory authorities in relation to approvals, amendments or other regulatory engagements required for our ongoing development activities; supply chain interruptions; or diversion of CDMO activities and raw materials to COVID-19 products, including restrictions imposed by various governments, causing delays to clinical trial supplies.

Our business is subject to risks associated with conducting business internationally. We source research and development, manufacturing, consulting, and other services from companies based throughout the United States, the EU, and select Asian countries and we will be planning and conducting our clinical trials in the United States, Canada, certain European countries, in the near-term and in the future.

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Accordingly, our future results could be harmed by a variety of factors, including: economic weakness, including inflation, or political instability in varying economies and markets; differing regulatory requirements for drug approvals in non-European Union (EU) countries; differing jurisdictions could present different issues for securing, maintaining, or obtaining freedom to operate for our intellectual property in such jurisdictions; such jurisdictions; potentially reduced protection for intellectual property rights; difficulties in compliance with non- US laws and regulations; changes in non-U.S. regulations and customs, tariffs, and trade barriers; changes in non-U.S. currency exchange rates of the USD and currency controls; changes in a specific country’s or region’s political or economic environment, trade protection measures, import or export licensing requirements or other restrictive actions by the USA or non-U.S. governments; differing reimbursement regimes and price controls in certain non-U.S. markets; negative consequences from changes in tax laws; compliance with tax, employment, immigration, and labor laws for employees living or traveling outside of the USA; business interruptions resulting from geo-political actions, including war and terrorism, health epidemics and other widespread outbreaks of contagious disease, or natural disasters, including earthquakes, typhoons, hurricanes, floods and fires; and business interruptions resulting from the COVID-19 pandemic or any other similar pandemic.

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The United Kingdom’s (UK) withdrawal from the European Union (commonly referred to as Brexit) on January 3, 2020, may adversely impact our ability to obtain regulatory approvals of our product candidates and in particular PHP-303 in AATD in the European Union and may require us to incur additional expenses in order to develop, manufacture and commercialize our product candidates in the European Union.

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There is considerable uncertainty resulting from a lack of precedent and the complexity of the UK and EU’s intertwined legal regimes as to how Brexit (following the Transition Period) will impact the life sciences industry in Europe, including our Company, including with respect to ongoing or future clinical trials, among other aspects. Since a significant proportion of the clinical and regulatory framework for PHP-303 utilizes Irish investigators and the fact that the UK (Brexit) would be applicable to our business and our product candidate for AATD is derived from EU directives and regulations, the withdrawal could materially impact the regulations with respect to the development, manufacture, importation, approval and commercialization of our product candidates in the UK or the EU.

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The impact will largely depend on the model and means by which Ireland and the UK’s relationship with the EU is governed post-Brexit and the extent to which the UK chooses to diverge from the EU regulatory framework.

•	As a result of Brexit, incentives related to an orphan designation granted in the EU are limited to the EU and Ireland but are not valid in UK.

•	The UK competent authority, MHRA, will review applications for orphan designation at the time of a marketing authorization, and there is no pre-marketing authorization orphan designation.

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It is therefore possible that conditions that are currently designated as orphan conditions in the UK will no longer be and that conditions not currently designated as orphan conditions in the European Union will be designated as such in the UK.

•	In the EU, similar political, economic and regulatory developments may affect our ability to profitably commercialize, or co-commercialize, our product candidates, if approved.

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In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU or member state level may result in significant additional requirements or obstacles that may increase our operating costs.

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The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy.

•	National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of product candidates in that context.

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In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market product candidates, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize, or co-commercialize, our product candidates, if approved.

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In markets outside of the United States, the EU and the UK, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific product candidates and therapies.

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We cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative action in the United States, the EU, the UK, or any other jurisdictions.

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If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our product candidates may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.

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There have been, and likely will continue to be, additional legislative and regulatory proposals at the foreign, federal, and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain marketing approval and may affect our overall financial condition and ability to develop product candidates.

If PHP-303, our clinical stage asset, or other future product candidates acquired or those derived or developed from our Peak Bio R&D Toxin and ADC Platform, continue in clinical trials, or are eventually initiated in clinical trials in human subjects, they may not demonstrate the combination of safety and efficacy necessary to become approvable or commercially viable.

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For example, we have not conducted testing in human subjects of our Trop2 PH1 ADC nominated program or any other future nominated product candidates. We may ultimately discover that our product candidates we develop do not possess certain properties that we believe will be helpful for therapeutic effectiveness and safety.

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Further, although our PH1 toxin program has exhibited encouraging results in preclinical research, it may not demonstrate similar results in further research or exhibit the same properties in humans and may interact with human biological systems in unforeseen, ineffective, or harmful ways. As a result, we may never succeed in developing a marketable product based on our PH1 based toxin programs or based on our overall Peak Bio R&D Toxin and ADC Platform, including our additional toxins PH5, PH6.

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If the product candidates resulting from our PH1 based toxin programs from our Peak Bio R&D Toxin and ADC Platform or any of our potential future product candidates prove to be ineffective, unsafe or commercially unviable, our entire pipeline could have little, if any, value, which could require us to change our focus and approach to R&D, which would have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our product candidates are at an early stage of development, and we may not be able to successfully develop and commercialize them.

•	Significant further research and development, financial resources and personnel will be required to develop commercially viable products and obtain regulatory approvals.

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Much of our efforts and expenditures over the next few years will be devoted to PHP-303, (Clinical) Trop2 PH1 ADC, (IND-enabling) and newly nominated ADC programs based on our PH1 toxin or any of our future toxins PH5, PH6.

•	These are our only product candidates in preclinical development or clinical trials.

•	We have no drugs that have received regulatory approval for commercial sale.

•	We expect that none of our product candidates will be commercially available in the near term.

Our ability to commercialize our product candidates depends on first receiving Food and Drug Administration (FDA) approval.

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The future commercial success of these product candidates will depend upon their acceptance by physicians, patients, and other key decision-makers as therapeutic and cost-effective alternatives to currently available products.

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Because we have very limited data to date regarding our product candidates, we are unable to predict with any degree of certainty whether they will ever be approved by the FDA, or if approved, will achieve market acceptance.

•	If we fail to produce a commercially successful product, we may not be able to earn sufficient revenues to continue as a going concern.

•	We may continue to need significant amounts of additional capital and we cannot be sure that additional capital will be available to us.

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We have consumed limited amounts of cash to date but expect capital outlays and operating expenditures to significantly increase over the next several years as we hire additional employees, expand our infrastructure, and accelerate our preclinical development and clinical trial activities.

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We believe that the net proceeds made available from the Business Combination, along with our existing cash and investment securities, milestone payments and research grants, will be sufficient to fund our operations for at least the next two years. However, changes in our business may occur that would consume available capital resources sooner than we expect.

•	If adequate funds are not available to us, we may be required to delay, reduce the scope of, or eliminate one or more of our development programs.

•	We do not know whether additional financing will be available when needed, or that, if available, we will obtain financing on terms favorable to our stockholders or us.

•	To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution.

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To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

•	Clinical trials for our product candidates are expensive and time-consuming and their outcome is uncertain.

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Before we can obtain regulatory approval for the commercial sale of any product candidate that we wish to develop, we will be required to complete preclinical development, manufacturing, and extensive clinical trials in humans to demonstrate its safety and efficacy.

•	Each of these trials requires the investment of substantial expense and time.

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We are currently planning on conducting a phase 2/phase 3 adaptive design trial for our most advanced product candidate PHP-303 and expect to commence this trial in 2023. The target indication is Alpha-1 Antitrypsin Deficiency (AATD).

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We may commence additional clinical trials for our PHP-303 program if our Department of Defense (DoD) preclinical grant demonstrates potentially positive preclinical data. This may be our second clinical program to advance, in Acute Respiratory Distress Syndrome (ARDS).

•	There are numerous factors that could delay each of these clinical trials or prevent us from completing these trials successfully.

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The length of time required to submit an investigational new drug application (IND) and get the approval from FDA to initiate clinical trials varies significantly and may be difficult to predict. This is true for other regulatory authorities as well.

•	Success in preclinical and early clinical trials does not ensure that large-scale trials will be successful, nor does it predict the final result.

•	Acceptable results in early trials may not be repeated in later trials.

•	It is not unknown for companies in the biotechnology/ pharmaceutical industry to have suffered setbacks in advanced clinical trials, even after having promising results in earlier trials.

•	Negative or inconclusive results or treatment-related adverse events during a clinical trial could cause it to be redone or terminated.

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In addition, failure to construct appropriate clinical trial protocols could result in the test or control group experiencing a disproportionate number of adverse events and could cause a clinical trial to be redone or terminated. The length of time necessary to complete clinical trials and to submit a business license application (BLA) for marketing approval for a final decision by the FDA or another regulatory authority varies significantly and may be difficult to predict.

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To date, we have limited clinical data and have not seen any significant toxicity data however, trials in later stages may show or deem this program to not be safe or efficacious which would not allow us to obtain the requisite regulatory approvals for these product candidates or any other potential product candidates.

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Because our Trop2 PH1 ADC preclinical ADC program and PHP-303 clinical programs are our only product candidates in clinical trials or preclinical development at the present time, any delays, or difficulties we encounter may impact our ability to generate revenue and cause our stock price to decline significantly.

Risks Relating to Development, Clinical Testing, Manufacturing and Regulatory Approval

Prior to our acquisition of PHP-303, we were not involved in its development and, as a result, we are dependent on Bayer having accurately reported the results and correctly collected and interpreted the data from all clinical trials conducted prior to our acquisition.

•	We had no involvement with or control over PHP-303 manufacturing or pre-clinical and clinical development prior to our acquisition of PHP-303.

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We are dependent on Bayer Healthcare (“Bayer”) having conducted their R&D in accordance with the applicable protocols and legal, regulatory, and scientific standards; having accurately reported the results of all clinical trials conducted prior to our acquisition; and having correctly collected and interpreted the data from these trials.

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To the extent that Bayer has not done this, the clinical development, regulatory approval, or commercialization of our product and future indications associated with this product may be adversely affected.

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Interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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From time to time, we may publish interim “top-line” or preliminary data from our clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available.

•	Preliminary or “top-line” data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published.

•	As a result, interim and preliminary data should be viewed with caution until the final data are available.

•	Adverse differences between preliminary or interim data and final data could significantly harm our business prospects.

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Our product candidates may have serious adverse, undesirable, or unacceptable side effects which may delay or prevent marketing approval or lead to the withdrawal of approval after it has been granted.

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If such side effects are identified during the development of these product candidates or following approval, if any, we may need to abandon our development of these product candidates, the commercial profile of any approved label may be limited, or we may be subject to other significant negative consequences following marketing approval, if any.

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Undesirable side effects that may be caused by PHP-303 or our future named ADC candidates or toxins used internally, licensed out, acquired by third parties could cause us or regulatory authorities to interrupt, delay or halt clinical trials for us or for any of our future partners, collaborators or licensors and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, the EMA, or other comparable regulatory or foreign authorities.

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PHP-303 has completed one or more clinical trials and in the trials conducted prior to our ownership and following our ownership, adverse events observed have included the following: for the two clinical trials conducted by pH Pharma, the most frequently documented treatment emergent adverse events occurred within the gastrointestinal disorders system organ class (14.0% of the 50 subjects dosed) with dyspepsia reported by 3 subjects (6.0% of 50 subjects dosed) and diarrhea, nausea, and vomiting reported by 2 subjects (4.0% each of the 50 randomized subjects). No serious adverse events or other significant adverse events were reported in the trials conducted by pH Pharma. Safety findings were consistent with the known safety profile of PHP-303, including gastrointestinal (GI) AEs which had been identified in the previous sponsor’s studies.

We face risks associated with the Clinical development for PHP-303 and for our future ADC nominated candidates that are currently in preclinical development.

•	Results of our future clinical trials, or results from clinical trials for other similar product candidates could reveal a high and unacceptable severity and prevalence of adverse side effects.

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In such an event, our trials could be suspended or terminated and the FDA, EMA, or other comparable foreign regulatory authorities could order us to cease further development of or deny approval of our product candidates for any or all targeted indications.

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Drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete a trial or result in potential product liability claims. Additionally, if any of our product candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by these product candidates, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw approvals of any such product and require removal from the market;

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regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies, specialty pharmacies and other pharmacy related distribution networks (for example, oncology therapies do have inherent risks and labeling considerations that in many instances require additional regulatory labeling requirements);

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regulatory authorities may require a medication guide outlining the risks of such side effects for distribution to patients, or that we implement a risk evaluation and mitigation strategy (a “REMS”) plan to ensure that the benefits of the product outweigh its risks;

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we may be required to change the way a product is administered, including changes in dosing regimens, frequency of dose, or reduction in dosing and may require us to conduct additional clinical trials or change the labeling of a product;

•	we may be subject to limitations on how we may promote the product leading to the potential for sales of the product may decrease significantly;

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third-party private or government payors may not offer, or may offer inadequate, reimbursement coverage for our product candidates, or reimbursement payments may be delayed or impossible to recover; and

•	we may be subject to litigation or product liability claims; and our reputation may suffer.

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Any of these events could prevent us or any collaborators from achieving or maintaining market acceptance of our product candidates or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our product candidates.

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Our preclinical nominated Trop2 PH1 ADC product candidate for which a target indication has yet to be determined may have known adverse effects of anti-Trop2 ADCs such as neutropenia and diarrhea exhibited by Trodelvy or stomatitis and interstitial lung disease seen for Datopotamab DXd, or may have entirely different or more severe toxicities due to a different payload. It is hard to predict how this may affect the future marketability of Trop2 PH1 ADC.

The success of our current product candidates will depend on many factors, including the following:

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we may not be able to demonstrate that any of our current product candidates is safe and effective as a treatment for the targeted indications to the satisfaction of the applicable regulatory authorities;

•	the applicable regulatory authorities may require additional clinical trials of our current product candidates, which would increase our costs and prolong development;

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the results of clinical trials of our current product candidates may not meet the level of statistical or clinical significance required by the applicable regulatory authorities for marketing approval;

•	the applicable regulatory authorities may disagree with the number, design, size, conduct, or implementation of our planned and future clinical trials for our current product candidates;

•	the CROs that we retain to conduct clinical trials may take actions outside of our control that materially adversely impact clinical trials for our current product candidates;

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the applicable regulatory authorities may not find the data from clinical trials sufficient to demonstrate that the clinical and other benefits of our current product candidates outweigh their safety risks;

•	the applicable regulatory authorities may disagree with our interpretation of data from our clinical trials or may require that we conduct additional trials;

•	the applicable regulatory authorities may not accept data generated at our clinical trial sites;

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if we submit a BLA or NDA to the FDA, and it is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional pre-clinical studies or clinical trials, limitations on approved labeling, or distribution and use restrictions;

•	the applicable regulatory authorities may require development of a risk evaluation and mitigation strategy (REMS) as a condition of approval;

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the applicable regulatory authorities may identify deficiencies in the product and process CMC development activities defining our manufacturing processes or facilities of our third-party manufacturers;

•	the applicable regulatory authorities may change their approval policies or adopt new regulations;

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through our clinical trials, we may discover factors that limit the commercial viability of our current product candidates or make the commercialization of any of our current product candidates unfeasible; and

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if approved, acceptance of our current product candidates by patients, the medical community, and third-party payors; our ability to compete with other therapies to treat certain oncology indications, AATD, ARDS, NASH or other future indications of interest;

•	continued acceptable safety profiles following approval of our current product candidates; and

•	our ability to qualify for, maintain, enforce, and defend our intellectual property rights and claims.

We may choose to, or may be required to, suspend, repeat, or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

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Clinical trials must be conducted in accordance with the FDA’s Good Clinical Practices and are subject to oversight by the FDA and institutional review boards at the medical institutions where the clinical trials are conducted.

•	In addition, clinical trials must be conducted with product candidates produced under the FDA’s Good Manufacturing Practices, or GMP, and may require large numbers of test patients.

•	Clinical trials may be suspended by the FDA at any time if the FDA finds deficiencies in the conduct of these trials or it is believed that these trials expose patients to unacceptable health risks.

•	In addition, we or the FDA might delay or halt our clinical trials of a product candidate for various reasons, including:

•	the product candidate may have unforeseen adverse side effects;

•	the time required to determine whether the product candidate is effective may be longer than expected;

•	fatalities arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;

•	the product candidate may not appear to be more effective than standard of care therapies;

•	insufficient statistical power due to significant patient dropout or crossover to other therapies;

•	insufficient patient enrollment in the clinical trials; or

•	we may not be able to produce sufficient quantities of the product candidate to complete the trials.

•	Furthermore, the process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive, and uncertain.

•	It can vary substantially, based on the type, complexity and novelty of the product involved.

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Accordingly, our current product candidates or any of our other future product candidates could take a significantly longer time to gain regulatory approval than we expect or may never gain approval, which would have a significant adverse impact on our business and results of operations.

We are subject to environmental and other risks

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We use certain hazardous materials in connection with our research and manufacturing activities. In the event such hazardous materials are stored, mishandled, incorrectly disposed, or accidentally released into the environment in violation of law or any permit, we could be subject to loss of our permits, government fines or penalties and/or other adverse governmental or private actions.

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The levy of a substantial fine or penalty, the payment of significant environmental remediation costs or the loss of a permit or other authorization to operate or engage in our ordinary course of business could materially adversely affect our business.

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We currently lease our Palo Alto Bay Area facilities built above an underground water table, that may be subject to continuing moisture and mold mitigation that may put sensitive and expensive lab equipment and facilities at risk and may reduce their operational lives, require frequent decontamination and recertification cycles to maintain operationality. Together with strict local environmental laws, we may be forced to shut down operations for significant periods of time. As we grow, we may seek out other nearby facilities that are prone to similar and/or other environmental issues and resultant impact is unknown at this juncture but could pose future risks which may require us to pay significant clean-up or other costs in order to maintain our operations on those properties. Such events include, but are not limited to, changes in environmental laws, discovery of new contamination, or unintended exacerbation of existing contamination. The occurrence of any such event could materially affect our ability to continue our business operations on those properties

Risks Relating to Our Dependence on Third Parties

We rely, and expect to continue to rely, on third parties, including independent investigators and CROs, to conduct our clinical trials.

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If these CROs do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates, or such approval or commercialization may be delayed, and our business could be substantially harmed.

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For PHP-303 in clinical trials, we rely on drug products that were produced and vialed by our contract manufacturers. For the foreseeable future, we will continue to rely on contract manufacturers to produce sufficient quantities of our product candidates for use in our clinical trials.

•	Contract manufacturers have a limited number of facilities in which our product candidates can be produced.

•	Contract manufacturers may not perform or may discontinue their business for the time required by us to successfully produce and market our product candidates.

•	We have relied upon and plan to continue to rely upon independent clinical investigators and CROs to conduct our clinical trials and to monitor and manage data for our ongoing clinical programs.

•	We rely on these parties for the execution of our clinical trials and control only certain aspects of these parties’ activities.

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Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. Such standards may change, affecting the ability of contract manufacturers to produce our product candidates on the schedule we require for our clinical trials.

•	Our contract manufacturers may be subject to existing and new environmental compliance related legislations that may adversely impact our expenses or our timelines.

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We and our independent investigators and CROs are required to comply with GxP requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these GxP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. At any point in time, FDA may revoke or suspend the license of our contract manufacturer for failure to maintain standards resulting in business losses for us.

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If we fail to exercise adequate oversight over any of our independent investigators or CROs or if we or any of our independent investigators or CROs fail to comply with applicable GxP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA, or foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon a regulatory inspection of us or our independent investigators or CROs, such regulatory authority will determine that any of our clinical trials complies with GxP requirements. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

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Further, these independent investigators and CROs are not our employees and we are not able to control, other than by contract, the amount of resources, including time, which they devote to our clinical trials.

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If our independent investigators or CROs fail to devote sufficient resources to the development of our product candidates, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of our product candidates.

•	In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information is misappropriated.

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If any of our relationships with our independent investigators or CROs terminate, we may not be able to enter into arrangements with alternative independent investigators or CROs or to do so on commercially reasonable terms.

•	Switching or adding additional investigators or CROs involves additional cost and potential delays and requires our management’s time and focus.

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In addition, there is a natural transition period when a new independent investigator or CRO commences work. As a result, delays could occur, which could materially impact our ability to meet our desired clinical development timelines.

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If our independent investigators or CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to a failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed, or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

•	As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

Manufacturing biotherapeutics is difficult and complex, and requires facilities specifically designed and validated for this purpose and we will use Contract Development Manufacturing Organizations (CDMOs) through various contract-manufacturing arrangements.

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We currently rely on third-party CDMOs for the production of clinical supply of our product candidates and intend to rely on CDMOs for the production of commercial supply of our product candidates, if approved. Our dependence on CDMOs may impair the development of our product candidates and may impair the commercialization of our product candidates, which would adversely impact our business and financial position.

•	We have limited personnel with experience in manufacturing and CMC development requirements and we do not own facilities for manufacturing our product candidates.

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Instead, we rely on and expect to continue to rely on CDMOs for the supply of cGMP grade clinical trial materials, performance of process and product development activities to facilitate supply of commercial quantities of our product candidates.

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If approved, reliance on CDMOs may expose us to more risk than if we were to manufacture our product candidates ourselves. However, the shortage of, and diversion of, certain raw material supplies due to the COVID-19 pandemic response have demonstrated that both internal and external manufacturing activities have been subject to disruption and risk.

•	Bayer previously provided clinical supplies for PHP-303 and certain transitional services.

•	We have transitioned the clinical supply manufacture for these product candidates to CDMOs while demonstrating the manufactured product is equivalent to the Bayer form.

•	The facilities used to manufacture our product candidates must be approved by the FDA, the EMA, and comparable foreign authorities pursuant to inspections.

•	We will follow all relevant regulatory guidance’s for the development and manufacture of our products.

•	Given our preclinical oncology candidates are derived from mammalian cell culture, all requirements for prevention of adventitious agents are followed.

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While we provide oversight of manufacturing activities, we do not and will not control the execution of our manufacturing activities by, and are or will be essentially dependent on, our CDMOs for compliance with cGMP requirements for the manufacture of our product candidates.

•	We aim to minimize this risk by entering into quality agreements, by auditing of the CDMOs and by ongoing review of all activities linked to product manufacture.

•	Due to this dependence on CDMOs, we are potentially subject to the risk that our product candidates may have manufacturing defects that we have limited ability to prevent.

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If a CDMO cannot successfully manufacture material that conforms to our specifications and the regulatory requirements it may delay ongoing clinical studies as we will not be able to secure or maintain regulatory approval for the use of our investigational medicinal product candidates in clinical trials, or for commercial distribution of our product candidates, if approved.

•

In addition, while we have limited direct control over the ability of our CDMOs to maintain adequate quality control, quality assurance and qualified personnel, we aim to maintain control through the use of quality agreements and manufacturing supply agreements.

•

If the FDA, the EMA, or the comparable foreign regulatory authority does not approve these facilities for the manufacture of GMP certified products including our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would delay our development program and significantly impact our ability to develop, obtain regulatory approval for or commercialize our product candidates, if approved.

•

In addition, any failure to achieve and maintain compliance with these laws, regulations and standards could subject us to the risk that we may have to suspend the manufacturing of our product candidates or that obtained approvals could be revoked.

•	Furthermore, CDMOs may breach existing agreements they have with us because of factors beyond our control.

•	They may also terminate or refuse to renew their agreement at a time that is costly or otherwise inconvenient for us.

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In addition, our preclinical oncology candidate(s) are biologics and the manufacture of biologics involves expensive and complex processes and worldwide capacity at CDMOs for the manufacture of biologics is currently limited.

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Chemical synthetic routes for toxins are complex multistep processes and CDMOs may find it difficult or be unable to reproduce our processes at larger scale. Yield loss at each step could result in wastage of expensive raw material intermediates and make it difficult to manufacture sufficient quantities of toxin.

•

The number of CDMOs that can perform all ADC services- process development, manufacture an antibody, a linker-toxin, perform large-scale conjugations and perform necessary analytical quality control evaluations are few and heavily sought after.

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There are a designated number of manufacturing slots that a CDMO facility can support per year in between manufacturing and disinfecting cycles. Due to demand, these slots must be reserved months ahead of time, and if for any reason (e.g., supply chain issues) we cannot use our reserved slot, we may have to bear additional costs, in addition to lost time.

•	The number of CDMOs that can fill-finish a toxic biologic with cytotoxic properties is limited.

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In addition, we may need to record period charges associated with manufacturing or inventory failures or other production-related costs that are not absorbed into inventory or incur costs to secure additional sources of capacity.

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Furthermore, there are inherent uncertainties associated with forecasting future demand, especially for newly introduced products of ours, and consequently we may over or underestimate our own demands resulting in losses.

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To maintain an adequate future supply to keep up with the potential for a growing demand for our future products, we will need to contract with CDMOs well in advance of any future product launch(s) and will need to maintain and ensure a state of regulatory compliance at all our CDMO production sites.

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If we for any reason fail to obtain future capacity enhancements on schedule, fail to operate at or near capacity, fail to maintain a state of regulatory compliance, or if actual demand significantly exceeds our future internal forecasts, we may be unable to maintain an adequate supply of our product to meet all demand.

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Furthermore, certain of our raw materials (Intermediates) and supplies required for the future production of our future products we make for ourselves, or future collaborators, may only be available only through sole source suppliers (the only recognized supplier available to us) or single source suppliers (the only approved supplier for us among other sources), and such raw materials cannot be obtained from other sources without significant delay or at all.

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If such sole source or single source suppliers were to limit or terminate production or otherwise fail to supply these materials for any reason, such failures could also have a material adverse impact on our products sales and our business.

•

Any prolonged interruption in the operations of our contractors’ manufacturing facilities could result in cancellations of shipments, loss of product in the process of being manufactured, or a shortfall or stock-out of available product for clinical trials or other research activities, any of which could have a material adverse impact on our business. A number of factors could cause prolonged interruptions, including:

•	the inability of a supplier to provide raw materials used for manufacture of our products;

•	equipment obsolescence, malfunctions or failures;

•	product contamination problems;

•	damage to a facility, labs, offices due to natural disasters (e.g., earthquakes can pose a particular risk to our Palo Alto facilities which are located in areas where earthquakes could occur);

•	changes in FDA regulatory requirements or standards that require modifications to our manufacturing processes;

•	action by the FDA or by us that results in the halting or slowdown of production of one or more of our products due to regulatory issues;

•	a contract manufacturer going out of business or failing to produce product as contractually required; and

•	other similar factors.

Because manufacturing processes and those of our contractors are highly complex and are subject to a lengthy FDA approval process, alternative qualified production capacity may not be available on a timely basis or at all. Difficulties or delays in our or our contractors’ manufacturing and supply of existing or new products could increase our costs, cause us to lose revenue or market share, damage our reputation and could result in a material adverse effect on our product sales, financial condition, and results of operations.

•

This situation has been exacerbated due to the additional constraints caused by the priority given to the manufacture of COVID-19 therapeutics and vaccines, and the resultant decrease in available CDMO capacity.

•

CDMO capacity in relation to the manufacture of clinical trial and commercial supplies is a key focus and most likely means additional CDMO capacity will be a future priority to secure sufficient supplies.

•	If we or our partners were unable to find an acceptable CDMO within a reasonable timeframe, our clinical trials could be delayed or our commercial activities could be negatively impacted.

•	We rely on and will continue to rely on CDMOs to purchase from third-party suppliers the raw materials meeting for our specifications that are necessary to produce our product candidates.

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We do not and will not have control over the process or timing of the acquisition of these raw materials by our CDMOs. Moreover, we currently do not have any agreements for the production of these raw materials. Supplies of raw material could be interrupted from time to time and we cannot be certain that alternative supplies could be obtained within a reasonable timeframe, at an acceptable cost, or at all.

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In addition, a disruption in the supply of raw materials could delay the commercial launch of our product candidates, if approved, or result in a shortage in supply, which would impair our ability to generate revenues from the sale of our product candidates.

•

Growth in the costs and expenses of raw materials and intermediates may also impair our ability to cost effectively manufacture our product candidates. There are a limited number of suppliers for the raw materials that we may use to manufacture our product candidates and we may need to assess alternate suppliers to prevent a possible disruption of the manufacture of our product candidates.

•

The recent restrictions imposed by various governments, including the United States, United Kingdom, and EU, among others, on use of certain raw materials required for the manufacture of therapeutics and vaccines in response to the current COVID-19 pandemic has demonstrated this vulnerability.

•	This vulnerability, for not only our company but other companies large and small likely will continue in the coming months or years given the pandemic situation.

•	We rely on our CDMOs to conduct all product and process development activities necessary to support regulatory submissions.

•

These activities are critical to the meeting the regulatory expectations and if these studies are not considered adequate by FDA, the EMA or comparable foreign regulatory authority then significant delays could be encountered as a result.

•

This risk is mitigated by following all relevant guidance’s and using staff knowledge and previous experience to guide the product and process development programs but is still a potential risk of regulatory non-compliance.

•	Finding new CDMOs or third-party suppliers involves additional cost and requires our management’s time and focus.

•	In addition, there is typically a transition period when a new CDMO commences work.

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Although we generally do not begin a clinical trial unless we believe we have on hand, or will be able to obtain, a sufficient supply of our product candidates to complete the clinical trial, any significant delay in the supply of our product candidates or the raw materials needed to produce our product candidates, could considerably delay conducting our clinical trials and potential regulatory approval of our product candidates.

•	As part of their manufacture of our product candidates, our CDMOs and third-party suppliers are expected to comply with and respect the proprietary rights of others.

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If a CDMO or third-party supplier fails to acquire the proper licenses or otherwise infringes the proprietary rights of others in the course of providing services to us, we may have to find alternative CDMOs or third-party suppliers or defend against claims of infringement, either of which would significantly impact our ability to develop, obtain regulatory approval for or commercialize our product candidates, if approved.

•	We intend to enter into strategic relationships with third parties, based on a product-by-product assessment, for the development of some of our product candidates.

•	If we fail to enter into these arrangements, our business, development and commercialization prospects could be adversely affected.

•	Our development program for our product candidates, particularly as we enter late-stage development for some of our product candidates, will require substantial additional funds.

•	We may potentially enter into strategic relationships with pharmaceutical, biopharmaceutical or other partners for the continued development of our product candidates

•	Alternatively, we may seek to sell or out-license one or more of our product candidates.

•	The types of development arrangements referred to above are complex and time-consuming to negotiate and document, and we may not be able to enter into these arrangements on favorable terms or at all.

•	In addition, we face significant competition from other companies in seeking out these types of development arrangements.

•

If we are successful in entering into such an arrangement, we will be subject to other risks, including our inability to control the amount of time and resources the third party will dedicate to our product candidates, financial or other difficulties experienced by such third party, relinquishing important rights to such third party, and the arrangement failing to be profitable to us.

•	If we are unable to enter into an appropriate arrangement for the development of our product candidates, we may have to reduce, delay, or terminate the development of such product candidates.

•

We could also seek to sell or out-license one or more of our product candidates. If we, instead, decide to increase our expenditures to fund development activities on our own, we will need to obtain additional capital, which may not be available to us on acceptable terms or at all. As a result, our business may be substantially harmed.

In some circumstances we may rely on current and future collaborators to assist in our R&D activities. If any of our partners do not satisfy their obligations under our agreements with them, or if they terminate our licenses, partnerships, or collaborations with them, we may not be able to develop or commercialize our licensed or partnered product candidates as planned.

•	Our existing relationship with Bayer for PHP-303 (formally BAY 85-8501) granted us assignment, license, development and commercialization rights that we entered into in 2017.

•	We intend to continue to develop alliances with third party collaborators to develop and market our current and future product candidates.

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We may not be able to locate or attract third party collaborators to license to, develop, and market other product candidates and we may lack the capital and resources necessary to develop all our product candidates alone.

•

If our collaborators do not prioritize and commit substantial resources to programs associated with our product candidates in timely fashion, we may be unable to commercialize our product candidates, which would limit our ability to generate revenue and become profitable.

•

Currently we do not have any out-licensing or partnerships at the time however, we continue to pursue non-dilutive partnering funding for select projects and programs that are potentially beneficial to us.

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Our partner(s) might not fulfill all of their obligations under these agreements, and in certain circumstances including our licensing agreement with, they or we may terminate our partnerships with them.

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In either event, we may be unable to assume the development and commercialization responsibilities covered by these agreements or enter into alternative arrangements with a third-party to develop and commercialize product candidates.

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If a future partner elected to promote alternative products and product candidates such as its own products and product candidates in preference to those licensed with us, does not devote an adequate amount of time and resources to our product candidates or is otherwise unsuccessful in its efforts with respect to our product candidates, the development and commercialization of product candidates covered by the agreements could be delayed or terminated and our business and financial condition could be materially and adversely affected.

•	Accordingly, our ability to receive any revenue from future product candidates collaboration covered by these future agreements is dependent on the efforts of our future partners.

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If a future partner terminates or breaches its agreements with us, otherwise fails to complete its obligations in a timely manner or alleges that we have breached our contractual obligations under these agreements, the chances of successfully developing or commercializing product candidates under the collaboration could be materially and adversely affected.

•

We could also become involved in disputes with a future or current partner, which could lead to delays in or termination of our development and commercialization programs and time-consuming and expensive litigation or arbitration. Furthermore, termination of an agreement by a partner could have an adverse effect on the share price.

Risks Relating to Intellectual Property

We rely on patents and other intellectual property rights to protect our product candidates, the obtainment, enforcement, defense, and maintenance of which may be challenging and costly. Failure to enforce or protect these rights adequately could harm our ability to compete and impair our business.

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Our commercial success depends in part on obtaining and maintaining patents and other forms of intellectual property protection, for example, for compositions-of-matter of our product candidates, formulations of our product candidates, analogs of our toxins, linkers or antibodies, methods used to manufacture our product candidates, methods for manufacturing of the final drug product candidates, and methods of using our product candidates for the treatment of the indications we are developing or plan to develop, or on in-licensing such rights.

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Our patent portfolio comprises patents and patent applications which cover our PHP-303 product candidate from which the licenses were exclusively purchased from Bayer and their respective assignments of those patents and patent applications which we acquired from Bayer have been registered with the relevant authorities in key territories.

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Our other patent portfolio includes a series of patents covering our intellectual property rights around our Toxin PH1 (US 2019/0233430 A1). Following acceptance of this SEC filing, Peak Bio will file composition of matter patents covering our Trop2 antibody, ADC, it’s immunostimulatory properties, and ability to combine with checkpoint blockade.

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There is no assurance that our pending patent applications will result in issued patents, or if issued as patents, will include claims with sufficient scope of coverage to protect our product candidates, or that any pending patent applications will be issued as patents in a timely manner.

•

Failure to obtain, maintain or extend adequate patent and other intellectual property rights could adversely affect our ability to develop and market our product candidates, resulting in harm to our business.

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Further, the patent prosecution process is expensive and time-consuming and we or our licensors may not be able to prepare, file and prosecute all necessary or desirable patent applications for a commercially reasonable cost or in a timely manner or in all jurisdictions.

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It is also possible that we or our licensors may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection for them.

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Moreover, depending on the terms of any future in-licenses to which we may become a party, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology in-licensed from third parties. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

The issuance, scope, validity, enforceability, and commercial value of our and our current or future licensors’ patent rights are highly uncertain.

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Our and our licensors’ pending and future patent applications may not result in issued patents that protect our technology or product candidates, in whole or in part, or that effectively prevent others from commercializing competitive technologies and product candidates.

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The patent examination process may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained, and we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found. If such prior art exists, it can invalidate a patent or prevent a patent application from being issued as a patent.

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Even if patent applications do successfully issue as patents and even if such patents cover our product candidates, third parties may initiate an opposition, interference, reexamination, post grant review, inter partes review, nullification or derivation action in courts or before patent offices, or similar proceedings challenging the validity, enforceability, or scope of such patents, which may result in the patent claims being narrowed or invalidated.

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Our and our licensors’ patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such patent applications, and then only to the extent the issued claims cover the technology. And because patent applications are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we or our licensors were the first to file any patent application related to our product candidates.

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Furthermore, in the United States, if third parties have filed such patent applications on or before March 15, 2013, the date on which the United States changed from a first to invent to a first to file patent system, an interference proceeding can be initiated by such third parties to determine who was the first to invent any of the subject matter covered by the patent claims of our applications.

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If third parties have filed such applications after March 15, 2013, a derivation proceeding can be initiated by such third parties to determine whether our invention was derived from such third parties’ product candidates, and even where we have a valid and enforceable patent, we may not be able to exclude others from practicing our invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

With respect to certain patents, we enjoy only limited geographical protection, and as a consequence we may not be able to protect our intellectual property rights throughout the world.

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It would be prohibitively expensive to file and prosecute patent applications and maintain and defend patents covering our product candidates in all countries throughout the world and competitors may use our and our licensors’ technologies in jurisdictions where we have not obtained patent protection to develop their competitor’s own product candidates and, further, may export otherwise infringing product candidates to territories where we and our licensors have patent protection, but enforcement rights are not as strong as that in the United States or Europe.

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As a result, these product candidates may compete with our product candidates, and our and our licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

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Further, may decide to abandon national and regional patent applications before grant. The examination of each national or regional patent application is an independent proceeding. As a result, patent applications in the same family may issue as patents in some jurisdictions, such as in the United States, but may issue as patents with claims of different scope or may even be refused in other jurisdictions, such as in China, which has different requirements for patentability and it is also quite common that depending on the country, the scope of patent protection may vary for the same product or technology.

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In addition, the laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws or rules and regulations in the United States, The UK and Europe, and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions.

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The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing product candidates in violation of our proprietary rights generally.

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Proceedings to enforce our patent rights in other jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing as patents, and could provoke third parties to assert claims against us. Should we seek legal redress, we may not prevail or if we do prevail, the damages or other remedies awarded may not be meaningful.

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As a result, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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While we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our product candidates.

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Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate, which may have an adverse effect on our ability to successfully commercialize our product candidates in all of our expected significant foreign markets.

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If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions.

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Another risk we face is that some countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties and some countries limit the enforceability of patents against government agencies or government contractors. As a result, in those countries, the patent owner may have limited remedies, which could materially diminish the value of such patents.

•	If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired.

Our intellectual property rights may not adequately protect our technologies and product candidates and may not necessarily address all potential threats to our competitive advantage.

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The degree of protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. For example:

•	others may be able to make compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed;

•	the patents of third parties may impair our ability to develop or commercialize our product candidates;

•	the patents of third parties may be extended beyond the expected patent term and thus may impair our ability to develop or commercialize our product candidates;

•

we or our licensors or any future strategic collaborators might not have been the first to conceive or reduce to practice the inventions covered by the issued patents or pending patent applications that we own or have exclusively licensed;

•

we or our licensors or any future strategic collaborators might not have been the first to file patent applications covering our inventions, our product candidates, or uses of the product candidates in the indications under our development or to be developed;

•	it is possible that the pending patent applications that we own or have exclusively licensed may not lead to issued patents;

•	issued patents that we own or have exclusively licensed may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•

issued patents that we own or have exclusively licensed may not provide coverage for all aspects of our product candidates in all countries, such as for uses of our product candidates in the indications under our development or to be developed;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive product candidates for sale in our major commercial markets;

•	others performing manufacturing or testing for us using our product candidates or technologies could use the intellectual property of others without obtaining a proper license; or

•	our or our licensors’ inventions or technologies may be found to be not patentable; and we may not develop additional technologies that are patentable.

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We may become subject to third parties’ claims alleging infringement of third-party patents and proprietary rights, or we may be involved in lawsuits to protect or enforce our patents and other proprietary rights, which could be costly and time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

Our commercial success depends, in part, upon our ability to develop, manufacture, market, and sell our product candidates without alleged or actual infringement, misappropriation, or other violation of the patents and proprietary rights of third parties. Litigation relating to patents and other intellectual property rights in the biopharmaceutical and pharmaceutical industries is common, including patent infringement lawsuits and interferences, oppositions, and reexamination proceedings before the U.S. Patent and Trademark Office (the “USPTO”), and foreign patent offices.

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The various markets in which we plan to operate are subject to frequent and extensive litigation regarding patents and other intellectual property rights. In addition, many companies in intellectual property-dependent industries, including in the biopharmaceutical and pharmaceutical industries, have employed intellectual property litigation as a means to gain an advantage over their competitors.

•	Numerous U.S., European, and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates.

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Some claimants may have substantially greater resources than we have and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could.

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In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. As the biopharmaceutical and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the intellectual property rights of third parties.

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We may be subject to third-party claims including infringement, interference or derivation proceedings, post-grant review and inter partes review before the USPTO, or similar adversarial proceedings or litigation in the U.S. and other jurisdictions.

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Even if we believe such claims are without merit, a court of competent jurisdiction could hold that these third-party patents are valid, enforceable, and infringed, and the holders of any such patents may be able to block our ability to commercialize the applicable product unless we obtained a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable.

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Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our compositions, formulations, or methods of treatment, prevention, or use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product unless we obtained a license or until such patent expires or is finally determined to be invalid or unenforceable.

•	In addition, defending such claims would cause us to incur substantial expenses and could cause us to pay substantial damages, if we are found to be infringing a third party’s patent rights.

•	These damages potentially include increased damages and attorneys’ fees if we are found to have infringed such rights willfully.

•	Any of our patents may be challenged, narrowed, circumvented, or invalidated by third parties.

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The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad.

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We may be subject to a third party pre-issuance submission of prior art to the USPTO or become involved in opposition, derivation, revocation, reexamination, post- grant and inter partes review, or interference proceedings challenging our patent rights or the patent rights of others.

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An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

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Moreover, we may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge priority of invention or other features of patentability.

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Such challenges may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates.

•	Such proceedings also may result in substantial cost and require significant time from us, even if the eventual outcome is favorable to us.

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Further, if a patent infringement suit is brought against us or our third-party service providers, our development, manufacturing, or sales activities relating to the product or product that is the subject of the suit may be delayed or terminated.

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As a result of patent infringement claims, or in order to avoid potential infringement claims, we may choose to seek, or be required to seek, a license from the third party, which would be likely to include a requirement to pay license fees or royalties or both.

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These licenses may not be available on acceptable terms or at all. Even if a license can be obtained on acceptable terms, the rights may be nonexclusive, which would give our competitors access to the same intellectual property rights.

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If we are unable to enter into a license on acceptable terms, we could be prevented from commercializing one or more of our product candidates, or forced to modify such product candidates, or to cease some aspect of our business operations, which could harm our business significantly.

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We might, if possible, also be forced to redesign our product candidates so that we no longer infringe the third-party intellectual property rights, which may result in significant cost and delay to us, or which redesign could be technically infeasible.

•	Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

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If we were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the United States and in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace.

•

Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, lack of novelty, obviousness, or non-enablement. Third parties might allege unenforceability of our patents because someone connected with prosecution of the patent withheld relevant information, or made a misleading statement, during prosecution.

•	The outcome of proceedings involving assertions of invalidity and unenforceability during patent litigation is unpredictable.

•	With respect to the validity of patents, for example, we cannot be certain that there is no invalidating prior art of which we and the patent examiner were unaware during prosecution.

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There is a risk that in connection with such proceedings, a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from using the invention at issue.

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If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product candidates. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention.

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Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy.

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An adverse outcome in a litigation or proceeding involving one or more of our patents could limit our ability to assert those patents against those parties or other competitors, and, may curtail or preclude our ability to exclude third parties from making and selling similar or competing product candidates.

•

In addition, if the breadth or strength of protection provided by our patents is threatened, it could dissuade companies from collaborating with us to license, develop, or commercialize our current or future product candidates.

•

Furthermore, our patents and other intellectual property rights also will not protect our technology if competitors and other third parties design around our protected technology without infringing our patents or other intellectual property rights. For example, a third party may develop a competitive product that provides benefits similar to our product candidates but that uses a technology that falls outside the scope of our patent protection.

•

Our competitors may also seek approval to market generic versions of any approved products and in connection with seeking such approval may claim that our patents are invalid, unenforceable, or not infringed. In these circumstances, we may need to defend or assert our patents, or both, including by filing lawsuits alleging patent infringement.

•

In any of these types of proceedings, a court or other agency with jurisdiction may find our patents invalid or unenforceable, or that our competitors are competing in a non-infringing manner. Thus, even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

•

If the patent protection provided by the patents and patent applications we hold or pursue with respect to our product candidates is not sufficiently broad to impede such competition, our ability to successfully commercialize our product candidates could be negatively affected.

•

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

•

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities.

•	We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings.

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Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have an adverse effect on our ability to compete in the marketplace.

•	There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments.

•	If securities analysts or investors view these announcements in a negative light, the price of our stock could be adversely affected.

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We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent which might adversely affect our ability to develop, manufacture and market our product candidates.

We cannot guarantee that any of our, our licensors’, or the previous owners’ patent searches or analyses, including but not limited to the identification of relevant patents, the scope of patent claims, or the expiration of relevant patent applications or patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and patent application in the United States, Europe and elsewhere that is relevant to or necessary for the commercialization of our product candidates in any jurisdiction.

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For example, in the United States, patent applications filed before November 29, 2000 and, upon request, certain patent applications filed after that date that will not be filed outside the United States, remain confidential until those patent applications issue as patents.

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Patent applications in the United States, EU, and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our product candidates could have been filed by others without our knowledge, including any such patent applications that may claim priority from patent applications for patents that we have determined will expire before we commercialize our product candidates.

Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our product candidates or the use of our product candidates.

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As we study our product candidates during development, we may learn new information regarding their structure, composition, properties, or functions that may render third-party patent applications or patents that we had not identified as being, or that we had not believed to be, relevant to our product candidates instead to be relevant to or necessary for the commercialization of our product candidates in a jurisdiction.

•	The scope of a patent claim is determined by an interpretation of the law, the written disclosure in the patent, and the patent’s prosecution history.

•	Our interpretation of the relevance or the scope of a patent or a pending patent application may be incorrect.

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We may incorrectly determine that our product candidates are not covered by a third-party patent or may incorrectly predict whether a third party’s pending patent application will issue with claims of relevant scope.

•	Our determination of the expiration date or the possibility of an extension of patent term of any patent in the United States, Europe, or elsewhere that we consider relevant also may be incorrect.

•	Any of the foregoing circumstances, failures, or errors may negatively impact our ability to develop and market our product candidates.

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If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to our business, and our business may be substantially harmed as a result.

If we or our licensors fail to maintain the patents and patent applications covering our product candidates or if we or our licensors otherwise allow our patents or patent applications to be abandoned or lapse, our competitors might be able to enter the market, which would hurt our competitive position and could impair our ability to successfully commercialize our product candidates in any indication for which they are approved.

•	We are party to agreements with Bayer, under which we in-licensed, were assigned and acquired certain intellectual property certain patents and patent applications related to our business.

•	We may enter into additional license agreements in the future.

•	Future license agreements are likely to impose various diligence, milestone payment, royalty, insurance, and other obligations on us.

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Any uncured, material breach under these future license agreements could result in the loss of our rights to practice such in-licensed intellectual property and could compromise our development and commercialization efforts for any current or future product candidates.

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We may not be successful in maintaining necessary rights to our product candidates or obtaining patent or other intellectual property rights important to our business through acquisitions and in-licenses.

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We currently own and have in-licensed rights to intellectual property, including patents, patent applications and know-how, relating to our product candidates, and our success will likely depend on maintaining these rights.

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Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to continue to acquire, in-license, maintain, or use these proprietary rights. Currently, we hold the research license for DNA constructs to produce antibodies at laboratory scale for in vitro and animal testing. We will need to obtain commercial licenses if we go into manufacturing, clinical trials, and finally commercialization. We may have to offer annual fees for rights-for-access for many years and royalties from our sales as part of obtaining commercial manufacturing license. We may have to seek other commercial licenses and offer significant part of our revenues.

•	In addition, our product candidates may require specific formulations to work effectively and the rights to those formulations or methods of making those formulations may be held by others.

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We may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights that we identify as necessary for the development and commercialization of our product candidates.

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The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies also are pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive.

•	These established companies may have a competitive advantage over us due to their size, cash resources, and greater clinical development and commercialization capabilities.

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In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We may also be unable to license or acquire third-party intellectual property rights on a timely basis, on terms that would allow us to make an appropriate return on our investment, or at all.

•	Even if we are able to obtain a license to intellectual property of interest, we may not be able to secure exclusive rights, in which case others could use the same rights and compete with us.

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If we are unable to successfully obtain a license to third-party intellectual property rights necessary for the development of our product candidates or a development program on acceptable terms, we may have to abandon development of our product candidates or that development program.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

•	Periodic maintenance and annuity fees on any issued patent are due to be paid to the USPTO and foreign patent agencies over the lifetime of a patent.

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In addition, the USPTO and other foreign patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent failure to make payment of such fees or to comply with such provisions can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such non-compliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction.

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Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, and non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits.

We may be subject to claims challenging the inventorship of our patents and patent applications or ownership of our intellectual property.

•	In particular, we may be subject to claims that former employees or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor.

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While it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own.

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For example, the assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, countries may have different assignment of intellectual property rights or we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates.

•	Litigation may be necessary to defend against these and other claims challenging inventorship.

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If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property.

•	Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

•	Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

•	As is the case with other biopharmaceutical and pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents.

•	Obtaining and enforcing patents in the biopharmaceutical and pharmaceutical industries involve both technological complexity and legal complexity.

•	Therefore, obtaining and enforcing biopharmaceutical and pharmaceutical patents is costly, time-consuming and inherently uncertain.

•	In addition, the America Invents Act (the “AIA”), which was passed in September, 2011, resulted in significant changes to the U.S. patent system.

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An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention.

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A third party that files a patent application in the USPTO after that date but before us could therefore be awarded a patent covering an invention of ours even if we made the invention before it was made by the third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application, but circumstances could prevent us from promptly filing patent applications on our inventions.

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Among some of the other changes introduced by the AIA are changes to the limitation where a patent may be challenged, thus providing opportunities for third parties to challenge any issued patent in the

USPTO. This applies to all of our U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

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Accordingly, a third party may attempt to use the USPTO proceedings to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. It is not clear what, if any, impact the AIA will have on the operation of our business. However, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our or our licensors’ patent applications and the enforcement or defense of our or our licensors’ issued patents.

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Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations.

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In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

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Similarly, the complexity and uncertainty of European patent laws have also increased in recent years. In addition, the European patent system is relatively stringent in the type of amendments that are allowed during prosecution. Complying with these laws and regulations could limit our ability to obtain new patents in the future that may be important for our business.

Depending upon the timing, duration, and conditions of FDA marketing approval of our product candidates, one or more of our U.S. patents may be eligible for patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the “Hatch-Waxman Amendments.”

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If we do not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering our product candidates, our ability to compete effectively could be impaired.

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The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product or method of use as compensation for patent term lost during product development and the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval. Similar patent term extensions may be available in other jurisdictions.

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For example, a supplementary protection certificate in Europe may be applied for approval to recover some of the time lost between the patent application filing date and the date of first marketing authorization.

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However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents, or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that product will be shortened and our competitors may obtain approval to market competing product candidates sooner.

•	As a result, our revenue from applicable product candidates could be reduced, possibly materially.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be adversely affected.

•	We currently own registered trademarks. We may not be able to obtain trademark protection in territories that we consider of significant importance to us.

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In addition, any of our trademarks or trade names, whether registered or unregistered, may be challenged, opposed, infringed, cancelled, circumvented, or declared generic, or determined to be infringing on other marks, as applicable.

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We may not be able to maintain and protect our rights to these trademarks and trade names, which we will need to build name recognition by potential collaborators or customers in our markets of interest.

•	Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, and our business may be adversely affected.

•	If we are unable to protect the confidentiality of our trade secrets and know-how, our business and competitive position would be harmed.

•	We consider proprietary trade secrets and confidential know-how and unpatented know-how to be important to our business.

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In addition to seeking patents for some of our technology and product candidates, we also may rely on trade secrets or confidential know-how to protect our technology, especially where patent protection is believed to be of limited value. However, trade secrets and confidential know-how are difficult to maintain as confidential.

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To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors, and advisors to enter into confidentiality agreements with us.

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We also seek to preserve the integrity and confidentiality of our data, trade secrets, and know-how by maintaining physical security of our premises and physical and electronic security of our information technology systems.

•	Monitoring unauthorized uses and disclosures is difficult, and we cannot know whether the steps we have taken to protect our proprietary technologies will be effective.

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In addition, current or former employees, consultants, contractors, and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information.

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We therefore cannot guarantee that our trade secrets and other proprietary and confidential information will not be disclosed or that competitors will not otherwise gain access to our trade secrets. Enforcing a claim that a third party obtained illegally and is using trade secrets or confidential know-how is expensive, time consuming, and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

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Furthermore, if a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.

•	Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

•	Failure to protect or maintain trade secrets and confidential know-how could adversely affect our business and our competitive position.

•	Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same.

•	If successful in obtaining such patent protection, our competitors could limit our use of our own trade secrets or confidential know-how.

We may be subject to claims by third parties asserting that we or our employees have misappropriated third-party intellectual property, or claiming ownership of what we regard as our own intellectual property. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and lose valuable intellectual property rights or personnel.

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Some of our employees, including our senior management, were previously employed at other biopharmaceutical or pharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment.

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Although we try to ensure that our employees do not use the know-how, trade secrets, or other proprietary information of others in their work for us, we may be subject to claims that we or these employees have used or disclosed confidential information or intellectual property, including know-how, trade secrets, or other proprietary information, of any such employee’s former employer.

•	Litigation may be necessary to defend against these claims.

•	If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel.

•	A loss of key research personnel or their work product could hamper or undermine our ability to develop and commercialize our product candidates, which would severely harm our business.

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In addition, if such intellectual property rights were to be awarded to a third party, we could be required to obtain a license from such third party to commercialize our technology or product candidates. Such a license may not be available on commercially reasonable terms or at all, which could hamper or undermine our ability to develop and commercialize our product candidates, which would severely harm our business.

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Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management from the development and commercialization of our product candidates.

•	Our proprietary information may be lost or we may suffer security breaches.

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In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, proprietary business information, personal data and personally identifiable information of our clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations.

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Despite our security measures, our information technology and infrastructure and those of our CROs or other contractors or consultants may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions.

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The loss of clinical trial data from completed, ongoing, or planned trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Although, to our knowledge, we have not experienced any such material security breach to date, any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen.

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Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and significant regulatory penalties; disrupt our operations; damage our reputation; and cause a loss of confidence in us and our ability to conduct clinical trials, which could adversely affect our reputation and delay our clinical development of our product candidates.

•	In addition, in response to the ongoing COVID-19 pandemic, varying parts of our workforce including consultants are currently working remotely or have in the past on a part- or full-time basis.

•	This could increase our cyber security risk, create data accessibility concerns, and make us more susceptible to communication disruptions.

•	Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations or prospects.

Risks Relating to Competitive Employment for Key Personnel and other Matters related to Managing Company Growth

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Because of the specialized nature of our business, the termination of relationships with our key management and scientific personnel may prevent us from developing our technologies, conducting clinical trials, and obtaining financing.

•	Further, the inability to recruit and retain additional personnel may have an adverse effect on our ability to successfully operate our business.

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Additionally, we have several scientific personnel with significant and unique expertise in mAbs and mAb-related technologies, on whom we depend for timely progress of these projects. The loss of these scientific personnel may cause a delay in program progress.

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Since our formation, Dr. Huh and other key team members have played a significant role in our research efforts. Dr. Huh is Chief Executive Officer and a director of our company and we are highly dependent on Dr. Huh and he has played a critical role in our research and development programs, raising financing, and conducting clinical trials.[1]

•	The competition for qualified personnel in the biotechnology field is intense, and we rely heavily on our ability to attract and retain qualified scientific, technical, and managerial personnel.

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Our future success depends upon our ability to attract, retain, and motivate highly skilled employees and the loss of key managers and senior physicians or scientists could delay our acquisition and development activities.

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Our success depends upon the continued contributions of our key management, including all of our senior management team, and scientific and technical personnel, many of whom have been instrumental for us and have substantial experience with rare and non-rare diseases and the biopharmaceutical and pharmaceutical industries.

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If our recruitment and retention efforts in key scientific and management personnel are unsuccessful in the future, it may be difficult for us to achieve our development objectives, raise additional capital, and implement our business strategy.

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To manage our planned future growth, we must continue to implement and improve our managerial, operational, and financial systems, expand our facilities, or acquire new facilities, and continue to retain, recruit and train additional qualified personnel.

[1]

Dr. LaMond will serve as Interim Chief Executive Officer of Peak Bio while Dr. Huh is taking a leave of absence during the pendency of a personal legal proceeding. For more information, please see “Management Following the Business Combination” and “Risk Factors — Risks Relating to Ignyte and the Business Combination — Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.”

•	The expansion of our operations may lead to significant costs and may divert our management and business development resources.

•	Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We face intense competition and rapid technological change.

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The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change. We are aware of several pharmaceutical and biotechnology companies that are actively engaged in R&D in areas related to ADC therapy.

•	Some of these companies have commenced clinical trials of antibody products or have successfully commercialized antibody products.

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Many of these companies are developing products for the same disease indications as us. Some of these competitors have received regulatory approval or are developing or testing product candidates that do or may in the future compete directly with our product candidates.

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Other potential competitors include large, fully integrated pharmaceutical companies and more established biotechnology companies, which have significant resources and expertise in R&D, manufacturing, testing, obtaining regulatory approvals and marketing.

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Also, academic institutions, government agencies and other public and private research organizations conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and marketing. It is possible that these competitors will succeed in developing technologies that are more effective or sooner than those being developed by us or that would render our technology obsolete or noncompetitive.

Our competitors may have superior products, manufacturing capability or marketing expertise.

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Our business may fail because we face intense competition from major pharmaceutical companies and specialized biotechnology companies engaged in the development of other products directed in rare orphan disorders and cancer.

•	Many of our competitors have greater financial and human resources and more experience. Our competitors may, among other things:

•	develop safer or more effective products;

•	implement more effective approaches to sales and marketing;

•	develop less costly products;

•	obtain quicker regulatory approval;

•	have access to more manufacturing capacity;

•	form more advantageous strategic alliances; or

•	establish superior proprietary positions.

•	In addition, if we receive regulatory approvals, we may compete with well-established, FDA-approved therapies that have generated substantial sales over a number of years.

•	We anticipate that we will face increased competition in the future as new companies enter our market and scientific developments surrounding other cancer therapies continue to accelerate.

We have no experience in commercializing products on our own.

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We do not have a sales and marketing force and cannot be certain that we would be able to develop this capacity. If we are unable to establish sales and marketing capabilities, we will need to enter into sales and marketing agreements to market our products in the United States.

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For sales outside the United States, we will likely enter third-party arrangements. In these foreign markets, if we are unable to establish successful distribution relationships with pharmaceutical companies, we may fail to realize the full sales potential of our product candidates.

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If we are unable to establish sales and marketing capabilities or enter into agreements with pharmaceutical companies to sell and market our therapeutics, we may experience difficulty generating revenues.

Risks Relating to Commercialization

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We operate in a highly competitive and rapidly changing industry, which may result in others acquiring, developing, or commercializing competing product candidates before or more successfully than we do.

•	The biopharmaceutical and pharmaceutical industries are highly competitive and subject to significant and rapid technological change.

•	Our success is highly dependent on our ability to acquire, develop, and obtain marketing approval for new product candidates on a cost-effective basis and to market them successfully.

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If PHP-303 or any of our preclinical assets in oncology become approved for any of the indications we are currently or in the future seek, we will face intense competition from a variety of businesses, including large, fully integrated pharmaceutical companies, non-rare pharmaceutical companies, and biopharmaceutical companies in the United States, Europe, and other jurisdictions.

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These organizations may have significantly greater resources than we have and conduct similar research; seek patent protection; and establish collaborative arrangements for research, development, manufacturing, and marketing of product candidates that may compete with our product candidates.

Market acceptance of our products is uncertain.

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Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. Our failure to successfully achieve significant market acceptance will affect our ability to generate revenues and impact our business and financial condition.

•	In addition, we may not achieve market acceptance even if clinical trials demonstrate safety and efficacy, and the necessary regulatory and reimbursement approvals are obtained.

•	The degree of market acceptance of approved product candidates will depend on a number of factors, including:

•	establishment and demonstration of clinical efficacy and safety;

•	cost-effectiveness of a product;

•	its perceived and proven advantage over alternative treatment methods;

•	competitor and/or insurance lobby for alternative treatments;

•	reimbursement policies of government, insurance companies, and third-party payors; and

•	marketing and distribution support for the product.

•	Physicians will not recommend or utilize therapies using our products unless approved by the FDA.

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Even if the clinical safety and efficacy of our therapies is established, physicians may elect not to recommend the therapies for any number of other reasons, including whether the method of administration of our products is effective for certain indications or whether clinical data or other factors demonstrate better safety and efficacy of such procedures as compared to standard of care or whether mitigating circumstances and/or predispositions prevent the administration of our therapy or favor alternate therapies as opposed to ours.

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In addition, our product candidates, if successfully developed, may compete with a number of drugs and therapies manufactured and marketed by major pharmaceutical and other biotechnology companies that may have streamlined cost and outreach to patients.

•	For these and other reasons, physicians, patients, third-party payors, and the medical community may not favor or utilize any product candidates that we develop even when FDA-approved for use.

Our existing and future product candidates may not gain market acceptance, in which case our ability to generate product revenues will be compromised.

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Even if the FDA, the EMA, or any other regulatory authority approves the marketing of our product candidates, whether developed on our own or with a collaborator, physicians, healthcare providers, patients, or the medical community may not accept or use our product candidates.

•	If our product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenue or any profits from operations.

•	The degree of market acceptance of our product candidates will depend on a variety of factors, including:

•	the timing of market introduction;

•	the number and clinical profile of competing product candidates;

•	the clinical indications for which our product candidates are approved;

•	our ability to provide acceptable evidence of safety and efficacy;

•	the prevalence and severity of any side effects;

•	relative convenience and ease of administration;

•	cost-effectiveness;

•	marketing and distribution support;

•	availability of adequate coverage, reimbursement, and adequate payment from health maintenance organizations and other insurers, both public and private; and

•	other potential advantages over alternative treatment methods.

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If our product candidates fail to gain market acceptance, our ability to generate revenues will be adversely affected. Even if our product candidates achieve market acceptance, the market may prove not to be large enough to allow us to generate significant revenues.

•	Any product candidates for which we intend to seek approval as biologic product candidates in the United States may face competition sooner than anticipated.

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In the United States, the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”) created an abbreviated approval pathway for biological product candidates that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA.

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In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own pre-clinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of its product. The law is complex and is still being interpreted and implemented by the FDA and its ultimate impact, implementation, and meaning are subject to uncertainty.

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While it is uncertain when processes intended to implement the BPCIA may be fully adopted by the FDA, any such processes could adversely affect the future commercial prospects for any biological product candidates. We believe that if any product is approved as a biological product under a BLA, it should qualify for the 12-year period of exclusivity.

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However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider our product candidates to be reference product candidates for competing product candidates, potentially creating the opportunity for generic competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation.

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Moreover, the extent to which a biosimilar, once approved, will be substituted for a reference product in a way that is similar to traditional generic substitution for non-biological product candidates is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

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In the EU, Marketing Authorization Applications (“MAAs”) for product candidates that are biosimilar to an already authorized biological product, the so-called reference product, can rely on the safety and efficacy data contained in the dossier of the reference product. To qualify as a biosimilar product the marketing authorization applicant must demonstrate, through comprehensive comparability studies with the reference product, that its product is: (i) highly similar to the reference product notwithstanding the natural variability inherent to all biological medicines, and (ii) that there are no clinically meaningful differences between the biosimilar and the reference product in terms of safety, quality, and efficacy. Biosimilars can only be authorized for use after the period of exclusivity of the reference biological medicine has expired. In general, this means that the biological reference product must have been authorized for at least 10 years before a biosimilar can be made available by another company.

We expect to face competition.

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We consider PHP-303’s current closest potential competitors for the treatment of AATD to be existing approved AATD augmentation therapies, (also called replacement therapies), as well as other therapies under development and listed below are:

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Augmentation therapies are alpha1-proteinase inhibitors that are administered intravenously in AAT augmentation therapy. Currently, there are four inhibitors on the market in the United States and the EU: Prolastin-C from Grifols, S.A. (“Grifols”), Aralast from Shire plc, now a subsidiary of Takeda Pharmaceutical Company Ltd (“Shire”), Zemaira from CSL Limited (“CSL”), and Glassia from Kamada Ltd. (“Kamada”). In this category products from InhibRx Inc, Apic Bio Inc., Vertex Pharmaceuticals Inc., Takeda, Centessa, Santhera Pharmaceuticals, Chiesi Farmaceutici, and Mereo/ AstraZeneca may be considered competitors.

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We also anticipate that new companies will enter these markets in the future. If we successfully develop and commercialize our lead PHP-303, it will compete with existing therapies and new therapies that may become available in the future.

•	With regard to our nominated Trop2 PH1 ADC program, we are aware of other Trop2 ADC agents, and other oncology and immune-oncology therapeutics currently approved as standard of care in their respective indications and other future agents that may gain approval before us. Some of these risks are highlighted below:

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As detailed in the business summary section, we are aware of the following companies having worked on Trop2-directed ADCs- Trodelvy from Immunomedics/ Gilead (also known as Sacituzumab govetican or IMMU-132), Datopotamab deruxtecan from Daiichi Sankyo/ AstraZeneca (also known as Dato-DXd, DS-1062 or DS-1062a), SKB264 from Klus Pharma, DAC-002 from DAC Biotech, LCB84 from Legochem, BAT-8003 from BioThera Solutions, and PF-06664178 from Pfizer. Of these, Trodelvy has been FDA-approved in Triple Negative Breast Cancer (TNBC) and Urothelial cancer indications and is currently under clinical trials for others. DS-1062 is being evaluated in Non-Small Cell Lung Cancer (NSCLC).

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In addition to the known Trop2 ADC programs under clinical trial, there may be other similar programs, unknown to us, under preclinical development buoyed by the approval of first-in-class anti-Trop2 agents such as Trodelvy. For example, after approval of Kadcyla in Her2- positive breast and gastric cancers, Beacon Targeted therapies stats tracked 20+ Her2-ADC therapies in various stages of development.

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As a preclinical program, our ADC platform is untested in human clinical trial. We are yet to demonstrate tolerability and safety in phase 1 clinical trial. Even after we demonstrate safety and tolerability, if we are able to demonstrate such, in phase 2 studies we may also have to compete with and outperform proven standard of care immune-oncology therapeutics or demonstrate improved combination with approved or future immune checkpoint inhibitors (ICIs) directed against PD-1, anti-PD-L1, LAG3, CTLA-4 and others. Initially approved in second line setting, this class of immune-oncology therapeutics have been slowly moving to first line in many different cancers and raise the bar for many new therapeutics.

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Similarly, for each indication, we are aware of established or potential standard of care of therapies which may be ADCs against other targets or even other modalities such as antibodies, bispecifics, small molecules- targeted or chemotherapies. For e.g., the Trop2 ADC Trodelvy has been approved for therapy of recurrent urothelial (bladder) cancer where another ADC targeting Nectin-4 (Enfortumab vedotin or Padcev) is also approved.

•	The highly competitive nature of and rapid technological changes in the biopharmaceutical and pharmaceutical industries could render our product candidates obsolete, less competitive, or uneconomical.

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Our potential future competitors may, among other things, have significantly greater name recognition, financial, manufacturing, marketing, drug development, technical, and human resources than we do, and future mergers and acquisitions in the biopharmaceutical and pharmaceutical industries may result in even more resources being concentrated in our competitors, which could enable them to:

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develop and commercialize product candidates that are safer, more effective, less expensive, more convenient, or easier to administer, or have fewer or less severe effects, or in certain cases could be curative for the condition;

•	obtain quicker regulatory approval;

•	establish superior proprietary positions covering our product candidates and technologies;

•	implement more effective approaches to sales and marketing; or

•	form more advantageous strategic alliance

•	Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

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These third parties compete with us in recruiting and retaining qualified scientific and management personnel; establishing clinical trial sites and patient registration; and in acquiring technologies complementary to, or necessary for, our programs.

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Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize product candidates that are more effective, have fewer or less severe side effects, are more convenient or are less expensive than our product candidates.

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Our potential future competitors may also obtain FDA, EMA, or other regulatory approval for their product candidates more rapidly than we may obtain approval for our own product candidates, which could result in our competitors establishing a strong market position before we are able to enter the market.

•	In addition, existing products approved for other indications could be used off-label and may compete with our products for which we would have limited control over.

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Under the Orphan Drug Act of 1983 (the “Orphan Drug Act”), the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States.

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In the EU, the EMA’s Committee for Orphan Medicinal Products (“COMP”) recommends to the European Commission the granting of orphan designation to promote the development of medicinal products that are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the EU.

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Additionally, designation is granted for medicinal products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating, or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the EU would be sufficient to justify the necessary investment in developing the drug or biological product or where there is no satisfactory method of diagnosis, prevention, or treatment, or, if such a method exists, where the medicine can demonstrate that it is of significant benefit to those affected by the condition.

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We have yet to obtain orphan drug designation for PHP-303 but will apply for this designation in the coming quarters for AATD but we cannot predict if orphan drug status will be granted in the US or EU at this juncture.

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Similarly, we may be unable to maintain the benefits associated with orphan drug designation, including the potential for orphan drug exclusivity, for PHP-303 or any other products for which we obtain orphan drug designation.

•	The benefits or process to apply for Orphan Drug designation in the US or EU could change before we have the ability to apply, be accepted and commercialize our opportunities.

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In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax credits for qualified clinical testing, and user-fee waivers.

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In addition, if a product receives the first FDA approval of that drug for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the rare disease or condition.

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Under the FDA’s regulations, the FDA will deny orphan drug exclusivity to a designated drug upon approval if the FDA has already approved another drug with the same active ingredient for the same indication, unless the drug is demonstrated to be clinically superior to the previously approved drug.

•	In the EU, orphan designation entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following approval.

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This period can be extended by two years if studies in children are performed in accordance with a PIP. In addition, this period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufficiently profitable not to justify maintenance of market exclusivity or where the manufacturer is unable to supply the treatment.

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In the EU, a marketing authorization for an orphan designated product will not be granted if a similar drug has been approved in the EU for the same therapeutic indication, unless the applicant can establish that its product is safer, more effective, or otherwise clinically superior.

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A similar drug is a product containing a similar active substance or substances as those contained in an already authorized product. Similar active substance is defined as an identical active substance, or an active substance with the same principal molecular structural features (but not necessarily all of the same molecular features) and which acts via the same mechanism.

We plan to seek orphan drug designation for PHP-303 and future rare disease product candidates.

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Even with orphan drug designation, we may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical product candidates, which could prevent us from marketing our product candidates if another company is able to obtain orphan drug exclusivity before we do.

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In addition, exclusive marketing rights in the United States may be unavailable if we seek approval for an indication broader than the orphan-designated indication or the opportunity may be lost in the United States

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if the FDA later determines that the request for designation was materially defective or if we are unable to assure sufficient quantities of the drug to meet the needs of patients with the rare disease or condition following approval.

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Further, even if we obtain orphan drug exclusivity, that exclusivity may not effectively protect our product candidates from competition because different drugs with different active moieties can be approved for the same condition.

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In addition, the FDA and the EMA can subsequently approve product candidates with the same active moiety for the same condition if the FDA or the EMA concludes that the later drug is safer, more effective, or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

•	In addition, while we intend to seek orphan drug designation for other existing and future product candidates, including PHP-303, we may never receive such designations.

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There have been legal challenges to aspects of the FDA’s regulations and policies concerning the exclusivity provisions of the Orphan Drug Act, and future challenges could lead to changes that affect the protections afforded to our product candidates in ways that are difficult to predict. In 2014, a U.S. district court invalidated the FDA’s denial of orphan exclusivity to an orphan designated drug, which the FDA had based on its determination that the drug was not proven to be clinically superior to a previously approved “same drug.”

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In response to the decision, the FDA released a policy statement stating that the court’s decision is limited to the facts of that particular case and that the FDA will continue to deny orphan drug exclusivity to a designated drug upon approval if the drug is the “same” as a previously approved drug, unless the drug is demonstrated to be clinically superior to that previously approved drug.

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Since then, similar legal challenges have been initiated against the FDA for its denial of orphan drug exclusivity to other designated drugs, and in 2017, Congress amended the Orphan Drug Act to require a demonstration of clinical superiority upon approval as a condition of receiving orphan drug exclusivity when another “same drug” has already been approved for the same indication.

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In the future, there is the potential for additional legal challenges to the FDA’s orphan drug regulations and policies, and it is uncertain how ongoing and future challenges might affect our business.

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If any of our future BLA in the United States for our preclinical stage assets are approved in an Orphan Disease, Peak Bio may be eligible to receive a priority review voucher from the FDA, which can be redeemed to obtain priority review for any subsequent marketing application and may be sold or transferred to other companies for their programs, as has been done by other voucher recipients.

We or any future collaboration partners may seek and fail to obtain breakthrough therapy designation by the FDA for PHP-303 or any future product candidates or access to the PRIME scheme by the EMA for PHP-303 or any future product candidates.

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Even if we obtain such designation or access, the designation or access may not lead to faster development or regulatory review or approval, and it does not increase the likelihood that our product candidates will receive marketing approval.

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In 2012, the FDA established a breakthrough therapy designation which is intended to expedite the development and review of product candidates that treat serious or life-threatening diseases where preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically-significant endpoints, such as substantial treatment effects observed early in clinical development.

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The designation of a product as a breakthrough therapy provides potential benefits that include but are not limited to more frequent meetings with the FDA to discuss the development plan for the product and ensure collection of appropriate data needed to support approval; more frequent written correspondence from the FDA about such things as the design of the proposed clinical trials and use of biomarkers; intensive guidance on an efficient drug development program, beginning as early as Phase 1; and organizational commitment involving senior managers; and eligibility for rolling review and priority review.

•	Drugs and biologics designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

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Similarly, the EMA has established the PRIME scheme to expedite the development and review of product candidates that show a potential to address to a significant extent an unmet medical need, based on early clinical data.

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Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation.

•	We cannot be sure that our evaluation of our product candidates as qualifying for breakthrough therapy designation will meet the FDA’s expectations.

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In any event, the receipt of a breakthrough therapy designation for a product may not result in a faster development process, review, or approval compared to product candidates considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA.

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In addition, even if one or more of our product candidates qualify as breakthrough therapies, the FDA may later decide that such product candidates no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

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Similarly, access to the PRIME scheme is at the discretion of the EMA, and we cannot be sure that PHP-303 or any future product candidates will be granted access to the scheme; that participation in the scheme will result in expedited regulatory review or approval of our product candidates; or that access to the scheme, once granted, will not be revoked.

We likely will commercialize or co-commercialize our product candidates for rare diseases and potentially rare tumor types and to seek strategic relationships with third parties for the development and/or commercialization of our other product candidates.

•	If we are unable to develop our own sales, marketing, and distribution capabilities or enter into business arrangements, we may not be successful in commercializing our product candidates.

•	We have no marketing, sales, or distribution capabilities and we currently have no experience with marketing, selling or distributing pharmaceutical product candidates.

•	We also currently have no strategic relationships in place for the commercialization of our product candidates.

•	We may seek to partner PHP-303 or programs/products in our oncology platform portfolio following further preclinical, clinical development or regulatory approval.

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We currently will seek to enter into strategic relationships with pharmaceutical, biopharmaceutical or other partners for the continued development of our programs if this is in the best business interests of the company as determined at the discretion of the leadership and board of Peak Bio.

•	These arrangements would also likely include the commercialization of a product.

•	Alternatively, we may seek to sell or out-license one or more of our non-core disease product candidates in the future.

•	As a result of the entering into any such planned partnerships or arrangements, our revenue from product sales may be lower than if we directly marketed or sold these product candidates on our own.

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In addition, any revenue we receive will depend upon the terms of such partnership or arrangement, which may not be as favorable to us as possible, and the efforts of the other party, which may not be adequate or successful and are likely to be beyond our control.

•	We may not be successful in identifying a suitable partner or partners, and we may not be able to reach agreement with them at all.

•	If we are unable to enter into these partnerships or arrangements on acceptable terms or at all, we may not be able to successfully commercialize these product candidates.

•	These commercialization approaches are expensive and time consuming, and some or all of the costs associated with such efforts may be incurred in advance of any approval of our product candidates.

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If we are not successful in commercializing our product candidates, either on our own or through strategic relationships with third parties, our future product revenue will suffer and we may incur significant losses.

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The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage, reimbursement levels, and pricing policies. Failure to obtain or maintain coverage and adequate reimbursement for our product candidates, if approved, could limit our ability to market those product candidates and decrease our ability to generate revenue.

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The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers, and other third-party payors are essential for most patients to be able to afford prescription medications such as our product candidates, assuming approval.

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Our ability to achieve acceptable levels of coverage and reimbursement for product candidates by governmental authorities, private health insurers, and other organizations will have an effect on our ability to successfully commercialize our product candidates.

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Assuming we obtain coverage for our product candidates by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high.

•	Third-party payors may also elect to restrict coverage to a subset of patients that could potentially be treated with our products, if approved.

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We cannot be sure that coverage and reimbursement in the United States, the EU, or elsewhere will be available for our product candidates or any product that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

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Third-party payors increasingly are challenging prices charged for pharmaceutical product candidates and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs or biologics when an equivalent generic drug, biosimilar, or a less expensive therapy is available.

•	It is possible that a third-party payor may consider our product candidates as substitutable and only offer to reimburse patients for the less-expensive product.

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Even if we show improved efficacy or improved convenience of administration with our product candidates, pricing of existing drugs may limit the amount we will be able to charge for our product candidates.

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These payors may deny or revoke the reimbursement status of a given product or establish prices for new or existing marketed product candidates at levels that are too low to enable us to realize an appropriate return on our investment in our product candidates.

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We may have to provide our life-saving therapies at highly discounted pricing to low-income countries. While Healthcare reform and restrictions on reimbursements globally may limit our financial returns on our products

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In many countries, the prices of medical product candidates are subject to varying price control, reimbursement schemes, technology assessments, regulatory, market, price trade-offs mechanisms as part of national health systems in many key countries and markets.

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Health technology assessments, including cost-effectiveness evaluations, Health economic evaluations all may require or conducted prior to country specific market entry in order to assess the medical value or added clinical benefit of a therapy and to gain pricing and reimbursement coverage.

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Additionally, there are many other statutory and country specific mechanisms for gaining price, reimbursement and we expect continued pressure on pricing and reimbursement mechanisms that likely could impact our future products whether we are commercializing ourselves or with partners. Many of these processes delay market entry and hence delay sales and ability to capture revenues.

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Furthermore, rules and regulations regarding reimbursement change frequently, in some cases at short notice, and we believe that changes in these rules and regulations are likely. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our product candidates and may not be able to obtain a satisfactory financial return on our product candidates.

Risks Relating to Healthcare Laws and Other Legal Compliance Matters

•	Enacted and future healthcare legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and may affect the prices we may set.

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In the US, EU, the UK and other jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes and proposed changes to the healthcare system that could affect our future results of operations.

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In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs and improve the quality of healthcare. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (as so amended, the “ACA”) was enacted, which substantially changed the way healthcare is financed by both governmental and private insurers.

•	Among the provisions of the ACA, those of greatest importance to the pharmaceutical and biotechnology industries include the following:

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an annual, non-deductible fee payable by any entity that manufactures or imports certain branded prescription drugs and biologic agents (other than those designated as orphan drugs), which is apportioned among these entities according to their market share in certain government healthcare programs;

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a Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D;

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requirements to report certain financial arrangements with physicians and teaching hospitals, including reporting “transfers of value” made or distributed to prescribers and other healthcare providers and reporting investment interests held by physicians and their immediate family members;

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an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program to 23.1% and 13.0% of the average manufacturer price (“AMP”) of branded and generic drugs, respectively, and capped the total rebate amount for innovator drugs at 100% of the AMP; a methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs and biologics, including our product candidates, that are inhaled, infused, instilled, implanted, or injected;

•	extension of a manufacturer’s Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

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expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

•	a Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research;

•	creation of the Independent Payment Advisory Board, which, once empaneled, would have the authority to recommend certain changes;

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Medicare program that could result in reduced payments for prescription drugs and those recommendations could have the effect of law unless overruled by a supermajority vote of Congress. The Bipartisan Budget Act of 2018 repealed the creation of the Independent Payment Advisory Board before it could take effect;

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establishment of a Center for Medicare Innovation at the Centers for Medicare & Medicaid Services (“CMS”), to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending;

•	expansion of the entities eligible for discounts under the Public Health Service program; and

•	a licensure framework for follow on biologic product candidates.

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Since its enactment, there have been judicial and congressional challenges to certain aspects of the ACA, as well as efforts by the last presidential administration to repeal or replace certain aspects of the

ACA. A bipartisan bill to appropriate funds for cost-sharing reduction (“C-SR”) payments has been introduced in the Senate, but the future of that bill is uncertain.

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In addition, CMS has proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. Further, each chamber of Congress has put forth multiple bills designed to repeal or repeal and replace portions of the ACA. Although none of these measures have been enacted by Congress to date, Congress may consider other legislation to repeal and replace elements of the ACA. We continue to evaluate the effect that the ACA and its possible repeal and replacement has on our business. It is uncertain the extent to which any such changes may impact our business or financial condition.

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Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year.

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These reductions went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2025 unless additional action is taken by Congress. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

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These new laws or any other similar laws introduced in the future may result in additional reductions in Medicare and other health care funding, which could negatively affect our future customers and accordingly, our financial operations.

•	Additionally, there has been increasing legislative and enforcement interest in the United States with respect to non-rare drug pricing practices.

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Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives.

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We expect that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. federal government will pay for healthcare product candidates and services, which could result in reduced demand for our product candidates or additional pricing pressures.

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Individual states in the United States have also become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

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Legally-mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, results of operations, financial condition, and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical product candidates and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our product candidates or put pressure on our product pricing.

We face product liability risks and may not be able to obtain adequate insurance.

•	We currently have no products that are available for commercial sale.

•	However, the current use of any of our product candidates in clinical trials, and the sale of any approved products in the future, may expose us to liability claims.

•	These claims might be made directly by consumers and healthcare providers or indirectly by pharmaceutical companies, our corporate collaborators or others selling such products.

•	We may experience financial losses in the future due to product liability claims.

•	We have obtained limited product liability insurance coverage for our clinical trials.

•	We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for product candidates in development.

•	However, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.

•	We are exposed to potential product liability and professional indemnity risks that are inherent in the development, manufacturing, marketing, and use of pharmaceutical product candidates.

•	These claims might be made by patients that use the product, healthcare providers, pharmaceutical companies, our collaborators, or others selling these product candidates.

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Any claims against us, regardless of their merit, could be difficult and costly to defend and could adversely affect the market for our product candidates or any prospects for commercialization of our product candidates. In addition, regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our product candidates;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	costs to defend related litigation;

•	diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	regulatory investigation, product recalls or withdrawals, or labeling, marketing or promotional restrictions; and

•	loss of revenue; and the inability to commercialize, co-commercialize or promote our product candidates.

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If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our business, financial condition and results of operations may be materially and adversely affected.

Our business operations and current and future relationships with investigators, healthcare professionals, consultants, third-party payors, patient organizations, and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

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Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations, and customers, may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations.

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These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including how we research, market, sell, and distribute our product candidates, if approved.

•	Such laws include the following:

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The U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving, or providing any remuneration (including any kickback, bribe, or certain rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order, or recommendation of, any good, facility, item, or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The U.S. federal Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other hand.

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The U.S. federal false claims and civil monetary penalties laws, including the civil False Claims Act (“FCA”) which, among other things, impose criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government.

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In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti- Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the federal government.

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In addition, manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims.

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The U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and its respective implementing regulations, which impose, among other things, specified requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and healthcare providers as well as its business associates that perform certain services involving the use or disclosure of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions; the U.S. federal Food, Drug and Cosmetic Act (“FDCA”), which prohibits, among other things, the adulteration or misbranding of drugs, biologics, and medical devices.

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The U.S. Public Health Service Act (“PHSA”), which prohibits, among other things, the introduction into interstate commerce of a biological product unless a biologics license is in effect for that product.

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The U.S. federal legislation commonly referred to as the “Physician Payments Sunshine Act,” enacted as part of the ACA, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics, and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the government information related to certain payments and other transfers of value to physicians and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members; analogous U.S. state laws and regulations, including, state anti-kickback and false claims laws, which may apply to our business practices, including but not limited to, research, distribution, sales, and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers.

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State laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources.

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State laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities.

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State laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

•	Similar healthcare laws and regulations in the EU, the UK and other jurisdictions, including reporting requirements detailing interactions with and payments to healthcare providers.

Our employees and independent contractors, including principal investigators, CROs, CMOs, consultants, vendors, and any other third parties we may engage in connection with the development and commercialization of our product candidates may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could adversely affect our business.

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Misconduct by our employees and independent contractors, including principal investigators, CROs, CMOs, consultants, vendors, and any other third parties we may engage in connection with the development and commercialization of our product candidates, could include intentional, reckless, or negligent conduct or unauthorized activities that violate: (i) the laws and regulations of the FDA, the EMA and other similar regulatory authorities, including those laws that require the reporting of true, complete and accurate information to such authorities; (ii) manufacturing standards; (iii) data privacy, security, fraud and abuse, and other healthcare laws and regulations; or (iv) laws that require the reporting of true, complete, and accurate financial information and data.

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Specifically, sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs, and other business arrangements.

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Activities subject to these laws could also involve the improper use or misrepresentation of information obtained in the course of clinical trials, creation of fraudulent data in pre-clinical studies or clinical trials, or illegal misappropriation of drug product, which could result in regulatory sanctions and cause serious harm to our reputation.

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It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations.

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Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgements, possible exclusion from participation in Medicare, Medicaid, other U.S. federal healthcare programs or healthcare programs in other jurisdictions, individual imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations.

We are subject to governmental regulation and other legal obligations related to privacy, data protection and data security. Our actual or perceived failure to comply with such obligations could harm our business.

•	We are subject to diverse laws and regulations relating to data privacy and security in the USA, EU, and other countries in which we may or will conduct business.

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New global privacy rules are being enacted and existing ones are being updated and strengthened. We are likely to be required to expend capital and other resources to ensure ongoing compliance with these laws and regulations.

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The General Data Protection Regulation (GDPR) applies extraterritorially and implements stringent operational requirements for controllers and processors of personal data. For example, the GDPR in both the EU and UK (i) requires detailed disclosures to data subjects; (ii) requires disclosure of the legal basis on which personal data is processed; (iii) makes it harder to obtain valid consent for processing; (iv) requires the appointment of a data protection officer where sensitive personal data (i.e. health data) is processed on a large scale; (v) provides more robust rights for data subjects; (vi) introduces data breach notification requirements with a very low threshold; (vii) imposes additional obligations when contracting with service providers; and (viii) requires an appropriate privacy governance framework to be implemented including policies, procedures, training and data audit.

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The EU GDPR permits member state derogations for certain issues and allows member states, in some instances, to impose additional requirements. Accordingly, we are also subject to EU national laws relating to the processing of certain data such as genetic data, biometric data and data concerning health. Complying with these numerous, complex, and often changing regulations is expensive and difficult. Failure by us, or our partners or service providers, to comply with the GDPR could result in regulatory investigations, enforcement notices and/or significant fines.

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In addition to the foregoing, any breach of privacy laws or data security laws, particularly those resulting in any security incident or breach involving the misappropriation, loss or other unauthorized use or disclosure of sensitive or confidential patient or consumer information, could have a material adverse effect on our business, reputation and financial condition.

•	As a data controller, we are accountable for any third-party data service providers we engage to process personal data on our behalf.

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We attempt to address the associated risks by performing security assessments, detailed due diligence and regularly performing privacy and security reviews of our vendors and requiring all such third-party providers with data access to sign agreements, including business associate agreements, and where required under EU or country laws, obligating them to only process data according to our instructions and to take sufficient security measures to protect such data.

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There is no assurance that these contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, storage and transmission of such information. Any violation of data or security laws by our third-party processors could have a material adverse effect on our business and result in the fines and penalties outlined above.

We are also subject to evolving European privacy laws on electronic marketing and cookies.

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The EU is in the process of replacing the e-Privacy Directive (2002/58/EC) (the “e-Privacy Directive”) with a new set of rules taking the form of a regulation, which will be directly applicable to the laws of each EU member state, without need for further implementation. The draft e-Privacy Regulation (the “e-Privacy Regulation”), if enacted, is expected to maintain strict opt-in marketing rules with limited exceptions for business-to-business communications, maintain restrictive rules on the use of non-essential cookies, web beacons and similar technology and significantly increase fining powers to the same levels as the EU GDPR (i.e. the greater of 20 million euros or 4% of total global annual revenue). While the e-Privacy Regulation was originally intended to be adopted on May 25, 2018 (alongside the GDPR), it is still going through the European legislative process.

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Due to our planned international operations, we may be subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures and legal expenses.

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Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (the “FCPA”); and other anti-corruption laws that apply in countries where we do business and may do business in the future. The FCPA, and these other laws generally prohibit us, our officers and our employees and intermediaries from bribing, being bribed by, or providing prohibited payments or anything else of value to government officials or other persons to obtain or retain business or gain some other business advantage.

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We may in the future operate in jurisdictions that pose a high risk of potential Bribery Act or FCPA violations, and we may participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the Bribery Act, the FCPA, or local anti-corruption laws.

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In addition, we cannot predict the nature, scope, or effect of future regulatory requirements to which any of our international operations might be subject or the manner in which existing laws might be administered or interpreted.

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We are also subject to other laws and regulations governing any international operations, including regulations administered by the governments of the United States, including applicable export control regulations, economic sanctions on countries and persons and customs requirements (collectively, the “Trade Control Laws”).

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There is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA, or other legal requirements, including Trade Control Laws. If we are not in compliance with the FCPA, and other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement, and other sanctions and remedial measures and legal expenses.

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Any investigation of any potential violations of the FCPA, other anti-corruption laws, or Trade Control Laws by U.S., or other authorities, even if it is ultimately determined that we did not violate such laws, could be costly and time-consuming, require significant personnel resources, and harm our reputation.

•	We will seek to build and continuously improve our systems of internal controls and to remedy any weaknesses identified.

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There can be no assurance, however, that the policies and procedures will be followed at all times or effectively detect and prevent violations of the applicable laws by one or more of our employees, consultants, agents, collaborators or other persons who performs services on our behalf and, as a result, we could be subject to fines, penalties, or prosecution.

Although the clinical trial process is designed to identify and assess potential side effects, it is always possible that a drug, even after regulatory approval, may exhibit unforeseen side effects. If our product candidates were to cause adverse side effects during clinical trials or after approval, we may be exposed to substantial liabilities.

•	Physicians and patients may not comply with any warnings that identify known potential adverse effects and patients who should not use our product candidates.

•	Although we maintain product liability insurance for our product candidates, it is possible that our liabilities could exceed our insurance coverage.

•	We intend to expand our coverage to include the sale of commercial product candidates if we obtain marketing approval for any of our product candidates.

•	However, we may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise.

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If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may not be sufficient to cover such claims and our business operations could be impaired.

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If there are changes in the application of legislation or regulatory policies, or if problems are discovered with a product or the manufacture of a product, or if we or one of our distributors, licensees, or co-marketers fails to comply with regulatory requirements, the regulatory authorities could take various actions.

•	These include imposing fines on us, imposing restrictions on our product or its manufacture, and requiring us to recall or remove a product from the market.

•	The regulatory authorities could also suspend or withdraw our marketing authorizations, or require us to conduct additional clinical trials, change our product labeling, or submit additional MAAs.

•	If any of these events occurs, our ability to sell our product may be impaired, and we may incur substantial additional expense to comply with regulatory requirements.

We may be exposed to future liabilities and/or obligations with respect to sales or out-licensing arrangements or partnerships.

•	We may be required to set aside provisions for warranty claims or contingent liabilities in respect of such sales or out-licensing arrangements.

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We may be required to pay damages (including, but not limited to, litigation costs) to a purchaser or licensee to the extent that any representations or warranties that we had given to that purchaser or licensee prove to be inaccurate or to the extent that we have breached any of our covenants or obligations contained in the disposal documentation.

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In certain circumstances, it is possible that any incorrect representations and warranties could give rise to a right by the purchaser or licensee to unwind the contract in addition to receiving damages. Furthermore, we may become involved in disputes or litigation in connection with such product candidates.

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Certain obligations and liabilities associated with our prior management of the development of any current or disposed product candidate can also continue to exist notwithstanding any sale, such as liabilities arising from the infringement of intellectual property rights of others.

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As a result of the above, the total amount of costs and expenses that may be incurred with respect to liabilities associated with a sale or out-license may exceed our expectations, and we may experience other unanticipated adverse effects, all of which could adversely affect our business, financial condition, results of operations, and prospects.

•	Our business is subject to economic, political, regulatory and other risks associated with international operations.

Risks Relating to the Business Combination and Ownership of our Stock

We cannot assure you that an active public market for our common stock will develop or be sustained. The market price of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	The market price for our stock and the value of your investment could materially decline.

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The trading price of our stocks may fluctuate and is likely to continue to fluctuate, substantially. The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies.

•	The market price of our stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	positive or negative results from, or delays in, testing or clinical trials conducted by us or our competitors;

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delays in entering into strategic relationships with respect to development or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

•	technological innovations or commercial product introductions by us or competitors;

•	changes in government regulations;

•	developments concerning proprietary rights, including patents and litigation matters;

•	the impact of public health epidemics, such as the ongoing COVID-19 pandemic, and government efforts to slow their spread;

•	economic, public health, financial or geopolitical events that affect us or the financial markets generally, including the duration and severity of the impact of the ongoing COVID-19 pandemic;

•	public concern relating to the commercial value or safety of our product candidates;

•	financing or other corporate transactions;

•	publication of research reports or comments by securities or industry analysts, and variances in our periodic results of operations from securities analysts’ estimates;

•	general market conditions in the biopharmaceutical and pharmaceutical industries or in the economy as a whole;

•	the loss of any of our key scientific or senior management personnel;

•	sales of our stock by us, our senior management and board members, holders of our stock or our other security holders in the future;

•	actions by institutional shareholders;

•	speculation in the press or the investment community; or other events and factors, many of which are beyond our control;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	performance of similar companies;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	investors purposefully introducing volatility for short term gains.

•	There has been high levels of volatility in the market prices of securities of biotechnology companies.

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These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common shares.

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These and other market and industry factors may cause the market price and demand for our stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling our stock and may otherwise negatively affect the liquidity of our stock.

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In addition, the stock market in general, and emerging companies in particular, have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of the companies affected by these fluctuations.

•	These broad market fluctuations may adversely affect the trading price of our stock, regardless of our operating performance.

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Furthermore, the trading prices for our stock as well as the ordinary shares of our competitors have been highly volatile as a result of the COVID-19 pandemic and the recent geopolitical issues taking place in Eastern Europe but impacting financial markets globally.

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In addition, a recession, depression, or other sustained adverse market event resulting from the spread of COVID-19 could materially and adversely affect our business and the market price of our stock.

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In the past in the United States, when the market price of a security has been volatile, holders of that security have often instituted securities class action litigation against the issuer of such securities.

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If any of the holders of shares in our company were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business.

•	Any adverse determination in litigation could also subject us to significant liabilities.

•	If securities or industry analysts do not publish research or publish inaccurate research or unfavorable research about our business, the price and trading volume of our shares could decline.

•	The trading market for our stock depends in part on the research and reports that securities or industry analysts publish about us or our business.

•	If one or more of the analysts who covers us downgrades our stock price or publishes incorrect or unfavorable research about our business, the price of our shares would likely decline.

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If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, or downgrades our stock, demand for our stock could decrease, which could cause the price of our stock and/or ordinary shares and/or trading volume to decline.

Our existing stockholders have significant control of our management and affairs, which they could exercise against your best interests

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Following the closing of the Business Combination, our executive officers and directors and greater than 5% stockholders, together with entities that may be deemed affiliates of or related to such persons or entities, will beneficially own approximately 54% of the outstanding New Peak Bio Common Stock (inclusive of the shares held by the Sponsor and the PIPE Shares).

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As a result, these stockholders, acting together, may be able to control our management and affairs and matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations, or the sale of substantially all our assets.

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Consequently, this concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, including a merger, consolidation, takeover, or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which might affect the market price of our common stock.

Risks Relating to future indebtedness if debt financing is needed

•	In the future Peak Bio may require debt financing and this indebtedness could adversely affect our operations and financial results and prevent us from fulfilling our obligations under the notes.

•	Future indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of any of our potential future cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures, R&D, expansion efforts and other general corporate purposes;

•	limit our future flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

To service any of our future indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

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Our ability to make payments on indebtedness, and to fund planned capital expenditures, R&D, as well as required stock repurchases and expansion efforts will depend on our ability to generate cash in the future.

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This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are and will remain beyond our control. Contractual provisions or laws, as well as any future subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries.

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Until such time, if ever, as we can generate substantial product revenues, we may seek to finance our cash needs through securities offerings, debt financings, license and collaboration agreements, or other capital raising transactions.

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If we raise capital through securities offerings, your ownership interest will be diluted, and the terms of the securities we issue in such transactions may include liquidation or other preferences that adversely affect your rights as a holder of our shares.

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Debt financing, if available, could result in fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, to acquire, sell or license intellectual property rights, to make capital expenditures, to declare dividends, or other operating restrictions.

•	In addition, we could also be required to seek funds through arrangements with collaborators or others at an earlier stage than otherwise would be desirable.

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Raising additional capital through any of these or other means could adversely affect our business and the holdings or rights of our security holders, and may cause the market price of our stock to decline.

Fluctuations in our operating results could affect the price of our common stock

Our operating results may vary from period to period for several reasons including:

•	The overall competitive environment for our products as described in “We face competition” above.

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The amount and timing of future sales to customers in the U.S. For example, sales of a product may increase or decrease due to pricing changes, future mandated discounts, rebates, governmental price controls, formularies, health care plans acceptance of products, healthcare or insurance companies changing operations in a geographical area or fluctuations in future distributor buying patterns or future sales initiatives that we may undertake from time to time.

•	The availability and extent of government and private third-party reimbursements for the cost of therapy.

•	The future effectiveness and safety of our various products as determined both in clinical testing and by the accumulation of additional information on each product after the FDA approves it for sale.

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The future rate of adoption by physicians and use of our products for approved indications and additional indications. Among other things, the rate of adoption by physicians and use of our products may be affected by results of clinical studies reporting on the benefits or risks of a product.

•	The potential introduction of new products and additional indications for existing products.

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The ability to successfully manufacture sufficient quantity of any future marketed product that we may bring to market or partner with collaborators versus the ability of our competitors to do the same with their products.

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To support scaling of preclinical and clinical activities, we will need to provide proportionate operational general and administrative support in areas of IT, HR, PR, Finance, Legal and Regulatory. We would need to hire these future staff and they will play a role in determining our operating results.

•	Portions of our information technology infrastructure may experience interruptions, delays or cessations of service or produce errors.

We will incur increased costs and obligations as a result of being a public company.

•	As a public company, we are and will continue to be subject to the requirements of the Exchange Act, the listing standards of Nasdaq and other applicable securities rules and regulations.

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We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

•	For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations.

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As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations, although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

Our management and auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report to our December 31, 2021 financial statements includes an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern. Our current cash level raises substantial doubt about our ability to continue as a going concern without immediate short-term financing required to get us through consummation of the Business Combination. Additionally, our management has independently determined that there is substantial doubt about Peak Bio’s ability to continue as a going concern because our cash flows generated from operations may not be sufficient to meet our current operating costs. In addition, our future financial statements may include similar qualifications about our ability to continue as a going concern. Peak Bio’s financial statements were prepared assuming that it will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. If Peak Bio is unable to meet its current operating costs, Peak Bio would need to seek or additional financing or modify or cease its operational plans. If Peak Bio seeks additional financing to fund its business activities in the future and there remains substantial doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to Peak Bio on commercially reasonable terms or at all.

Risks Relating to Ignyte and the Business Combination

Following the consummation of the Business Combination, Ignyte’s only significant asset will be as ownership of Peak Bio Common Stock. If Peak Bio’s business is not profitably operated, Peak Bio may be unable to pay us dividends or make distributions or loans to enable Ignyte to pay any dividends on its common stock or satisfy its other financial obligations.

Following the consummation of the Business Combination, Ignyte will have no direct operations and no significant assets other than its ownership interest in Peak Bio. Ignyte will depend on profits generated by Peak Bio’s business for distributions, debt repayment and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends with respect to its capital stock. Legal and contractual restrictions in agreements governing the indebtedness of Ignyte, as well as the financial condition and operating requirements of Ignyte, may limit its ability to receive distributions from Peak Bio following the Business Combination.

There are risks to stockholders who are not affiliates of the Sponsor of becoming stockholders of the combined company through the Business Combination rather than through an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

There are risks associated with Peak Bio becoming publicly traded through the Business Combination with Ignyte (a special purpose acquisition company) instead of through an underwritten offering, including that investors will not receive the benefit of any independent review by an underwriter of Peak Bio’s business, finances and operations.

Underwritten public offerings of securities are typically subject to a due diligence review of the issuer by the underwriters to satisfy duties under the Securities Act, the rules of the Financial Industry Regulatory Authority, Inc. and the rules of the national securities exchange on which such securities will be listed. Additionally, underwriters conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering and undertake a due diligence review process in order to establish a due diligence defense against liability for claims under the federal securities laws. Stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type typically performed by underwriters in a public securities offering. Ignyte cannot assure you that due diligence conducted in connection with the Business Combination has identified all material issues that may be present in Peak Bio’s business prior to the completion of the Business Combination during the course of due diligence, that it would be possible to uncover all material issues through a customary due diligence process (whether undertaken by an underwriter or by Ignyte), or that factors outside of Peak Bio’s and Ignyte’s control will not later arise.

In addition, the Sponsor and Ignyte’s directors and officers have interests in the business combination that may be different from, or in addition to, the interests of its stockholders generally. Such interests may have influenced Ignyte’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement. See “Information About Ignyte — Conflicts of Interest.”

We may be subject to U.S. foreign investment regulations which may impose conditions on or limit certain investors’ ability to purchase our securities or otherwise participate in the Business Combination, potentially making the securities less attractive to investors. Our future investments in U.S. companies may also be subject to U.S. foreign investment regulations.

Our Sponsor is a Delaware limited liability company, which is not controlled by, and does not have substantial ties to, any non-U.S. person. David Rosenberg and David J. Strupp, Jr., our Co-Chief Executive Officers and members of the Ignyte Board, are U.S. citizens, and are the managing members of our Sponsor. Neither Messrs. Rosenberg and Strupp, nor to the best of Ignyte’s knowledge, is any other member of the Sponsor controlled by, or has any substantial ties to, any non-U.S. person. Korean Sub, a corporation organized under the laws of the Republic of Korea and created solely for the purposes of the Share Swap, is a non-U.S. person and a wholly-owned subsidiary of Ignyte. In addition, Dr. Hoyoung Huh, Peak Bio’s Chief Executive Officer1 and the largest proposed stockholder of New Peak Bio (see “Beneficial Ownership of Securities” contained elsewhere in this proxy statement), is a U.S. citizen. Peak Bio is a corporation organized under the laws of the Republic of Korea, and as such, does have stockholders that are non-U.S. persons. However, none of such non-U.S. stockholders holds a controlling interest in Peak Bio and the largest of which is IBKC, a group of investment funds organized under the laws of the Republic of Korea (see “Beneficial Ownership of Securities” contained elsewhere in this proxy statement).

The Committee on Foreign Investment in the U.S. (“CFIUS”) is an interagency committee authorized to review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018, certain transactions involving acquisitions and investments in the U.S. by foreign persons in order to determine the effect of such transactions on the national security of the U.S. CFIUS has jurisdiction to review transactions that could result in control of a U.S. business directly or indirectly by a foreign person, certain non-controlling investments that afford the foreign investor non-passive rights in a “TID U.S. business” (defined as a U.S. business that (1) produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies; (2) owns or operates certain critical infrastructure; or (3) collects or maintains directly or indirectly sensitive personal data of U.S. citizens), and certain acquisitions, leases, and concessions involving real estate even with no underlying U.S. business. Certain categories of acquisitions of and investments in a U.S. business also may be subject to a mandatory notification requirement.

[1]

Dr. LaMond will serve as Interim Chief Executive Officer of Peak Bio while Dr. Huh is taking a leave of absence during the pendency of a personal legal proceeding. For more information, please see “Management Following the Business Combination” and “Risk Factors — Risks Relating to Ignyte and the Business Combination — Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.”

If CFIUS considers Ignyte a “foreign person” under such rules and regulations and Peak Bio a U.S. business that may affect national security, we could be subject to such foreign ownership restrictions and/or CFIUS review. If the Business Combination with Peak Bio falls within the scope of foreign ownership restrictions, we may be unable to consummate the Business Combination. In addition, if the Business Combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. Although we do not believe Ignyte is a “foreign person” or Peak Bio is a U.S. business that may affect national security, CFIUS may take a different view and decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination, order us to divest all or a portion of a U.S. business of New Peak Bio if we had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. The foreign ownership limitations, and the potential impact of CFIUS, may prevent us from consummating the Business Combination with Peak Bio.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by November 1, 2022 because the review process extends beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public stockholders may only receive approximately $10.06 per share (based on the amount in the trust account as of October 3, 2022), and our warrants will expire worthless. This will also cause you to lose the investment opportunity in Peak Bio and the chance of realizing future gains on your investment through any price appreciation in New Peak Bio.

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are and will be subject to laws and regulations enacted by national, regional and local governments and, potentially, foreign jurisdictions. In particular, we will be required to comply with certain SEC and other legal requirements, the Business Combination may be contingent on our ability to comply with certain laws and regulations and New Peak Bio may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On March 30, 2022, the SEC issued proposed rules (the “2022 Proposed Rules”) relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, (the “Investment Company Act”). These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to complete the Business Combination.

If we are deemed to be an investment company under the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, we would expect to abandon our efforts to complete an initial business combination and liquidate the trust account.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), our activities would be severely restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we would be subject to burdensome compliance requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

As a result, if we were deemed to be an investment company under the Investment Company Act, we would expect to abandon our efforts to complete an initial business combination and liquidate the trust account.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

To that end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to our Investment Management Trust Agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term, we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act.

The 2022 Proposed Rules (as defined above) under the Investment Company Act would provide a safe harbor for SPACs from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require a SPAC to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the SPAC’s registration statement for its initial public offering. The SPAC would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. Although the 2022 Proposed Rules, including the proposed safe harbor rule, have not yet been adopted, and may be adopted in a revised form, the SEC has indicated that there are serious questions concerning the applicability of the Investment Company Act to a SPAC that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule.

Notwithstanding whether or not the 2022 Proposed Rules are adopted by the SEC, we may be deemed to be an investment company. As a SPAC, we were formed for the sole purpose of completing an initial business combination by November 1, 2022 (i.e. 21 months from the closing of our IPO). The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary of our IPO, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time, and instead hold all funds in the trust account in cash, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation. Further, if we do not invest the proceeds held in the trust account as discussed above, we may be deemed to be subject to the Investment Company Act, and the loss you may suffer as a result of being deemed subject to the Investment Company Act may be greater than if we liquidated the securities held in the trust account and instead held such funds in cash.

We do not believe that our principal activities will subject us to regulation under the Investment Company Act. However, if we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete the Business Combination. In such circumstances, we would expect to abandon our efforts to complete the Business Combination and liquidate the trust account. If we are unable to complete our initial business combination within the required time period and are required to liquidate the trust account, our public stockholders may receive only approximately $10.06 per share (based on the amount in the trust account as of October 3, 2022), or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. If we are required to liquidate, you may lose all or part of your investment in Ignyte and you will not be able to realize any future appreciation in the value of your investment since the Business Combination would not have been consummated.

In order to mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to hold all funds in the trust account in cash until the earlier of the consummation of the Business Combination or our liquidation. Any decision to hold all funds in the trust account in cash would likely reduce the amount our public stockholders would receive upon any redemption or liquidation.

While the funds in our trust account may only be invested in U.S. government treasury bills with a maturity of 185 days or less, or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, we may, at any time, instruct the trustee to hold all funds in the trust account in cash until the earlier of the consummation of the Business Combination or our liquidation in order to mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act. Any decision to hold all funds in the trust account in cash, combined with any permitted withdrawals of interest held in the trust account to pay our taxes, would likely reduce the effective yield on the amounts in the trust account and the amount our public stockholders would receive upon any redemption or liquidation.

Provisions in Ignyte’s charter and Delaware law may inhibit a takeover of Ignyte, which could limit the price investors might be willing to pay in the future for its common stock and could entrench management.

Ignyte’s Proposal Governing Documents will contain provisions to limit the ability of others to acquire control of Ignyte or cause Ignyte to engage in change-of-control transactions, including, among other things:

•

provisions that authorize Ignyte’s board of directors, without action by Ignyte’s stockholders, to authorize by resolution the issuance of shares of preferred stock and to establish the number of shares to be included in such series, along with the preferential rights determined by Ignyte’s board of directors; provided that Ignyte’s board of directors may also, subject to the rights of the holders of preferred stock, authorize shares of preferred stock to be increased or decreased by the approval of the board of directors and the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation;

•

provisions that permit only a majority of Ignyte’s board of directors or the chairman of Ignyte’s board of directors at the direction of a majority of the board of directors to call stockholder meetings, and therefore do not permit stockholders to call special stockholder meetings;

•

provisions that impose advance notice requirements, minimum shareholding periods and ownership thresholds, and other requirements and limitations on the ability of stockholders to propose matters for consideration at stockholder meetings; and

•	a staggered board whereby Ignyte’s directors are divided into three classes, with each class subject to retirement and reelection once every three years on a rotating basis.

These provisions could have the effect of depriving Ignyte’s stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of Ignyte in a tender offer or similar transaction. With Ignyte’s staggered board of directors, at least two annual meetings of stockholders will generally be required in order to effect a change in a majority of Ignyte’s directors. Ignyte’s staggered board of directors can discourage proxy contests for the election of Ignyte’s directors and purchases of substantial blocks of Ignyte’s shares by making it more difficult for a potential acquirer to gain control of Ignyte’s board of directors in a relatively short period of time.

Ignyte’s certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Ignyte or its directors, officers, employees or stockholders.

Ignyte’s certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. (or, if the Court of Chancery does not have subject matter jurisdiction, any state court located in Delaware, or if all such state courts lack subject matter jurisdiction, the United States District Court for the District of Delaware); provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of Ignyte’s capital stock shall be deemed to have notice of and consented to the forum provisions in its certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Ignyte or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in Ignyte’s certificate of incorporation to be inapplicable or unenforceable in an action, Ignyte may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

A market for Ignyte’s securities may not develop, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of Ignyte’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for Ignyte’s securities following the Business Combination may never develop or, if developed, it may not be sustained.

Ignyte may issue additional common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Ignyte’s common stock.

Ignyte may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of any future outstanding indebtedness or future grants under the Incentive Plan without stockholder approval in a number of circumstances. Ignyte’s issuance of additional common stock or other equity securities could have one or more of the following effects:

•	Ignyte’s existing stockholders’ proportionate ownership interest will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of Ignyte’s common stock may decline.

We will incur increased costs and obligations as a result of being a public company.

As a publicly traded company, Ignyte will incur significant legal, accounting and other expenses that Peak Bio was not required to incur in the recent past. These expenses will increase once Ignyte is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NASDAQ, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase Ignyte’s legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as Ignyte remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Ignyte will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (its predecessor), (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which Ignyte is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. To the extent Ignyte chooses not to use exemptions from various reporting requirements under the JOBS Act, or if it no longer can be classified as an “emerging growth company,” we expect that Ignyte will incur additional compliance costs, which will reduce its ability to operate profitably.

As an “emerging growth company,” Ignyte cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make its common stock less attractive to investors.

As an “emerging growth company,” Ignyte may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of its internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which Ignyte has elected to do.

Ignyte cannot predict if investors will find its common stock less attractive because it will rely on these exemptions. If some investors find its common stock less attractive as a result, there may be a less active market for its common stock, its share price may be more volatile and the price at which its securities trade could be less than if Ignyte did not use these exemptions.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and Nasdaq regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.

We are a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Public company reporting obligations place a considerable burden on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company we will be required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting by the time our second annual report is filed with the SEC and thereafter, which will require us to document and make significant changes to our internal control over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, if we are an “accelerated filer” or “large accelerated filer” at such time.

We expect to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or express an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

If Ignyte’s performance following the Business Combination does not meet market expectations, the price of its securities may decline.

If Ignyte’s performance following the Business Combination does not meet market expectations, the price of Ignyte Common Stock may decline. The market value of Ignyte Common Stock at the time of the Business Combination may vary significantly from the price of our shares of Ignyte Common Stock on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the number of shares of Ignyte Common Stock issuable under the Business Combination Agreement will not be adjusted to reflect any changes in the market price of our shares of Ignyte Common Stock, the value of Ignyte Common Stock at the time of issuance may be higher or lower than the values of our shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of Ignyte Common Stock could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the equity interests of Peak Bio, and trading in our shares of Ignyte Common Stock has not been active. Accordingly, the valuation ascribed to Peak Bio and Ignyte Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Ignyte Common Stock develops and continues, the trading price of its common stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Any of the factors listed below could have a material adverse effect on your investment in Ignyte Common Stock and it may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of Ignyte Common Stock following the Business Combination may include:

•	actual or anticipated fluctuations in Ignyte’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about its operating results;

•	success of competitors;

•	its operating results failing to meet market expectations in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Ignyte or the biotechnology industry and market in general;

•	operating and stock price performance of other companies that investors deem comparable to Ignyte;

•	its ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting its business;

•	commencement of, or involvement in, litigation involving Ignyte;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of its common stock available for public sale;

•	any significant change in its board or management;

•	sales of substantial amounts of common stock by its directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, adverse conditions in capital markets and acts of war or terrorism.

Broad market and industry factors may depress the market price of Ignyte Common Stock irrespective of its operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Ignyte’s securities, may not be predictable. A loss of investor confidence in the market for biotechnology stocks or the stocks of other companies which investors perceive to be similar to Ignyte could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Ignyte Common Stock also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Even if we consummate the Business Combination, the public warrants may never be in the money, and they may expire worthless.

The exercise price for our warrants is $11.50 per share, subject to adjustment, which exceeds the market price of our shares of Ignyte Common Stock, which was $[●] per share based on the closing price on [●], 2022. There can be no assurance that the public warrants will ever be in the money prior to their expiration and, as such, the warrants may expire worthless.

The terms of our warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

Warrants to purchase Ignyte Common Stock will become exercisable following the Business Combination, which could increase the number of shares eligible for future resale in the public market and result in dilution to its stockholders.

Outstanding warrants to purchase an aggregate of 5,375,000 shares of Ignyte Common Stock will become exercisable on the date that is 30 days following the closing of the Business Combination. These warrants consist of 2,875,000 warrants originally included in the units issued in our initial public offering and 2,500,000 warrants included in the private placement. Each warrant entitles its holder to purchase one share of Ignyte Common Stock at an exercise price of $11.50 per share and will expire at 5:00 p.m., New York time, five years after the closing of the Business Combination or earlier upon redemption of our shares of Ignyte Common Stock or our liquidation. To the extent warrants are exercised, additional shares of Ignyte Common Stock will be issued, which will result in dilution to its then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of Ignyte Common Stock.

Our stockholders will experience immediate dilution due to the issuance of Ignyte Common Stock pursuant to the Business Combination Agreement. Having a minority share position likely reduces the influence that our current stockholders have on the management of Ignyte.

Based on Peak Bio’s current capitalization and assuming no redemptions, we anticipate an aggregate of 27,302,368 shares of Ignyte Common Stock being set aside for exchange pursuant to the Business Combination Agreement. We anticipate that, immediately following completion of the Business Combination, our existing stockholders will hold in the aggregate approximately 27% of the outstanding Ignyte Common Stock (approximately 21% held by our public stockholders and 6% held by the Sponsor and EarlyBirdCapital), and Peak Bio Holders will hold approximately 64% of the outstanding Ignyte Common Stock on an as exchanged basis (i.e., assuming each share of Peak Bio Common Stock, has been exchanged for one share of Ignyte Common Stock). These ownership percentages do not take into account:

•	any warrants or options to purchase Ignyte Common Stock that will be outstanding following the Business Combination; or

•	any equity awards that may be issued under the proposed Long-Term Incentive Plan following the Business Combination.

If any shares of Ignyte Common Stock shares are redeemed in connection with the Business Combination, the percentage of outstanding Ignyte Common Stock held by our existing public stockholders will decrease and the percentages of outstanding Ignyte Common Stock held immediately following the closing of the business combination by each of our Initial Stockholder and Peak Bio Holders will increase. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any of the outstanding warrants or options are exercised for shares of Ignyte Common Stock, or awards are issued under the proposed Long-Term Incentive Plan, our existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence Ignyte’s management through the election of directors following the Business Combination.

Our Sponsor, directors and officers may have a conflict of interest in determining to pursue the acquisition of Peak Bio, since certain of their interests are different from or in addition to (and which may conflict with) the interests of our public stockholders, and such interests may have influenced their decisions to approve the Business Combination and recommend that our stockholders approve the Business Combination Proposal.

Our Sponsor, officers and directors have interests in and arising from the Business Combination that are different from or in addition to, and which may conflict with, the interests of our public stockholders, which may result in a conflict of interest. These interests include:

•	that our Sponsor, officers and directors will hold Ignyte Common Stock following the Business Combination;

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that our Sponsor paid an aggregate of $2,525,000 for their founder shares and private placement warrants and that such securities should have a significantly higher value at the time of the Business Combination and will have little or no value if we do not complete the Business Combination;

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that our Sponsor, officers and directors have waived their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the Business Combination, and have waived their redemption and liquidation rights with respect to their founder shares and private placement shares if we are unable to complete a business combination by November 1, 2022;

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that our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required to finance transaction costs in connection with an initial business combination, and any amounts outstanding under this loan will not be repaid from the trust account if we are unable to complete a business combination by November 1, 2022;

•	the continued indemnification of our current directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may have influenced our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals in this proxy statement.

Our directors and officers have discretion in agreeing to changes or waivers to the terms of the Business Combination Agreement and related transactions, which may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our public stockholders’ best interest.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require us to agree to amend the Business Combination Agreement, to consent to certain actions taken by Peak Bio or to waive rights to which we are entitled to under the Business Combination Agreement. These events could arise because of changes in Peak Bio’s business, a request by Peak Bio to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Peak Bio’s business and would entitle us to terminate the Business Combination Agreement. In any of such circumstances, it would be at our discretion, acting through our board of directors, to consent to such a request or action or waive such rights. The existence of the financial and personal interests of the directors described elsewhere in these risk factors may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the public stockholders and what he or she may believe is best for himself or herself in determining whether or not to take the requested action or waive our rights. As of the date of this proxy statement, we do not believe there will be any requests, actions or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, we will circulate a new or amended proxy statement and resolicit our stockholders if changes to the terms of the Business Combination and other related transactions that would have a material impact on our stockholders are required prior to the vote on the Business Combination Proposal.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete the Business Combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the closing of the Business Combination and their other businesses. Each of our officers is engaged in other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete the Business Combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this proxy statement entitled “Information about Ignyte — Management.”

Our initial stockholder have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Sponsor has agreed to vote any shares of Ignyte Common Stock owned by it in favor of the Business Combination. As of the date hereof, our Sponsor holds approximately 20% of our issued and outstanding shares of Ignyte Common Stock. Accordingly, it is more likely that the requisite stockholder approval will be received for the Business Combination than would be the case if our initial stockholder agreed to vote any shares of Ignyte Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and other related transactions. We will pay all fees, expenses and costs we incur or incurred on our behalf in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination). Additionally, the Business Combination Agreement provides that if the Business Combination is consummated, we will pay all fees, expenses and costs incurred by Peak Bio or on Peak Bio’s behalf, subject to certain limited exceptions, in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination). We currently estimate that transaction expenses will be approximately $10 million.

If we are unable to complete the Business Combination with Peak Bio or another business combination by November 1, 2022, we will cease all operations except for the purpose of winding up our affairs, redeem our outstanding public shares and dissolve and liquidate. In such event, third parties may bring claims against us and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by our stockholders could be less than $10.00 per share.

Our Existing Governing Documents provides that we must complete the Business Combination or another business combination by November 1, 2022, or we must cease all operations except for the purposes of winding up, redeem our outstanding public shares and, subject to approval by our remaining stockholders and our board, dissolve and liquidate. In the event that we do not consummate a business combination or obtain an extension by November 1, 2022, third parties may bring claims against us for monies we owe for products or services provided to us. Although we have obtained waiver agreements from Peak Bio and from certain vendors and service providers that we have engaged and to which we owe money pursuant to which such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete the Business Combination or another business combination within the required time period, the Sponsor has agreed it will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share by the claims of target businesses or claims of vendors or other entities to which we owe money for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, the Sponsor may not be able to meet such obligation. Therefore, the per share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, the per share distribution from the trust account may be less than $10.00.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete the Business Combination with Peak Bio or another business combination within the required time period, we must dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us, nor can we assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after November 1, 2022, if we do not consummate an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Moreover, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, and thereby exposing the board and us to claims for punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us or you for these reasons.

Actions taken by the initial stockholder, our officers and directors to increase the likelihood of approval of the Business Combination Proposal and the other proposals presented in this proxy statement could have a depressive effect on the price of our or Ignyte Common Stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the initial stockholder, our directors, officers and their respective affiliates may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or enter into transactions with such investors and others to provide them with incentives to acquire our shares of Ignyte Common Stock or vote their shares in favor of the Business Combination Proposal. As of the date of this proxy statement, no such arrangement has been made with an existing investor. While the exact nature of any other incentive arrangements that may be entered into in the future has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the Initial Stockholder for nominal value. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved and to decrease the likelihood that holders request redemption of public shares. Entering into any such arrangements may have a depressive effect on the price of the Ignyte Common Stock. For example, if as a result of these arrangements an investor or holder purchases shares for nominal value, the investor or holder may be more likely to sell such shares immediately following the closing of the Business Combination for a price below market value.

The unaudited pro forma financial information included in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will depend largely upon the efforts of certain key personnel, including the key personnel of Peak Bio, all of whom we expect to stay with Ignyte following the Business Combination. The loss of such key personnel could adversely affect the operations and profitability of Ignyte’s business.

Our ability to recognize certain benefits of the Business Combination and successfully operate Peak Bio’s business following the Business Combination will depend upon the efforts of certain key personnel of Peak Bio. Although we expect all of such key personnel to remain with Ignyte following the Business Combination, the unexpected loss of key personnel may adversely affect the operations and profitability of Ignyte. In addition, Ignyte’s future success depends in part on its ability to identify and retain key personnel to succeed senior management. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key Peak Bio personnel that will be employed by Ignyte, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of Ignyte’s business may be negatively impacted.

Following the Business Combination, Ignyte’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its common stock.

The trading market for Ignyte Common Stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. If no securities or industry analysts commence coverage of Ignyte, its stock price would likely be less than that which would be obtained if it had such coverage and the liquidity, or trading volume of its common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover Ignyte, their projections may vary widely and may not accurately predict the results it actually achieves. Ignyte’s share price may decline if its actual results do not match the projections of research analysts covering it. Similarly, if one or more of the analysts who write reports on Ignyte downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Ignyte or fails to publish reports on it regularly, its share price or trading volume could decline.

Future sales of Ignyte Common Stock issuable to Peak Bio Holders may reduce the market price of common stock that you might otherwise obtain.

The Business Combination Agreement provides that, at the closing of the Business Combination, Ignyte will enter into a registration rights agreement and a Lock-up agreement with certain of our existing stockholders and certain Peak Bio Holders, which we refer to as the Registration Rights Agreement and Lock-up Agreement, respectively, with respect to certain shares of our common stock. Peak Bio Holders will be restricted from transferring (subject to limited exceptions) any shares of Ignyte Common Stock that they receive as a result of the Business Combination for a period of 180 days following the Closing.

Upon expiration of the lockup period applicable to shares of Ignyte Common Stock held by such stockholder, these parties may sell large amounts of Ignyte Common Stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in Ignyte’s stock price or put significant downward pressure on the price of its stock. In addition, Ignyte may use shares of its common stock as consideration for future acquisitions, which could further dilute its stockholders.

Ignyte’s certificate of incorporation will renounce any interest or expectancy that Ignyte has in corporate opportunities that may be presented to Ignyte’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are Ignyte’s or Ignyte’s subsidiaries’ employees. As a result, these persons will not be required to offer certain business opportunities to Ignyte and may engage in business activities that compete with Ignyte.

Ignyte’s certificate of incorporation will provide that it does not have an interest or expectancy in corporate opportunities that may be presented to Ignyte’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are Ignyte’s or Ignyte’s subsidiaries’ employees. Accordingly none of Ignyte’s non-employee directors has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which Ignyte operates. See “Description of Securities — Conflicts of Interest” for more information.

Under the Business Combination Agreement, we have no right to seek indemnification from Peak Bio following the Business Combination.

The representations, warranties and covenants made by Peak Bio in the Business Combination Agreement do not survive closing and are not subject to indemnification. As a result, if Peak Bio is found to have breached any of its representations, warranties or covenants contained in the Business Combination Agreement, other than those covenants that by their terms survive the closing or are to be performed in whole or in part at or after the closing of the Business Combination, we will have no recourse against them.

Subsequent to the consummation of the Business Combination, Ignyte may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted a due diligence examination of Peak Bio, we cannot assure you that this examination revealed all material issues that may be present in Peak Bio’s business, or that factors outside of our and Peak Bio’s control will not later arise. As a result, Ignyte may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Ignyte’s liquidity, the fact that it reports charges of this nature could contribute to negative market perceptions about Ignyte or its securities. In addition, charges of this nature may cause Ignyte to be unable to obtain future financing on favorable terms or at all.

Ignyte may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, Ignyte’s share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Ignyte may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on its business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject Ignyte to significant liabilities.

Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.

During the course of their careers, members of New Peak Bio’s management team and board of directors have gained significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of New Peak Bio’s management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their previous personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability as a result of their previous individual conduct or otherwise. For example, in May 2022, Dr. Huh, Peak Bio’s Chief Executive Officer, recently was involved in a personal legal matter that has since been resolved in Dr. Huh’s favor, but which required Dr. Huh’s attention and as a result of which, Dr. Huh has taken a leave of absence. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings involving New Peak Bio’s officers or directors may divert the attention and resources of New Peak Bio’s management team and board of directors away from its business operations, negatively affect New Peak Bio’s reputation and restrict New Peak Bio’s ability to raise capital or to enter into commercial arrangements, all of which may impede Ignyte and Peak Bio’s ability to complete the Business Combination.

Risks Relating to the Redemption

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising redemption rights with respect to 15% or more of the public shares.

A public stockholder, together with any of its affiliates or any other person with whom it is acting in concert or as a “group,” will be restricted from exercising redemption rights with respect to an aggregate of 15% or more of the public shares. Accordingly, if you hold 15% or more of the public shares and the Business Combination Proposal is approved, you will not be able to exercise redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. If the Business Combination is consummated, the value of such excess shares may not appreciate over time and the market price of Ignyte Common Stock may not exceed the per-share redemption price paid in connection with the Business Combination.

A stockholder’s decision as to whether to redeem his, her, its shares for a pro rata portion of the trust account may not put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell his, her or its public shares in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, such as the Business Combination, may cause an increase in Ignyte’s share price, and may result in a lower value realized upon redemption than a stockholder might realize in the future had the stockholder not redeemed his, her or its shares. Similarly, if a stockholder does not redeem his, her or its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the Business Combination, and the risk that the stockholder may not be able, in the future to sell his, her or its shares, for a greater amount than the redemption price described in this proxy statement. A stockholder should consult his, her or its tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

There is uncertainty regarding the U.S. federal income tax consequences of the redemption to the holders of Ignyte Common Stock.

There is some uncertainty regarding the U.S. federal income tax consequences to holders of Ignyte Common Stock that exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption will be treated as a corporate distribution potentially taxable as a dividend, or as a sale that would potentially give rise to capital gain or capital loss, and (ii) whether any such capital gain would be “long-term” or “short-term.” Whether the redemption qualifies for sale treatment, resulting in taxation as capital gain rather than treatment as a corporate distribution, will depend largely on whether the holder owns (or is deemed to own) any shares of New Peak Bio common stock following the redemption, and if so, the total number of shares of New Peak Bio common stock treated as held by the holder both before and after the redemption relative to all shares of Ignyte voting stock or New Peak Bio voting stock, as applicable, outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a distribution, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in Ignyte or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the U.S. Internal Revenue Service (the “IRS”), there is uncertainty as to how a holder who elects to exercise its redemption rights will be taxed in connection with the exercise of redemption rights. See “Material U.S. Federal Income Tax Considerations—Material Tax Considerations of a Redemption of Public Shares.”

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Ignyte Common Stock for a pro rata portion of the funds held in our trust account.

In order to exercise redemption rights, holders of public shares are required to, among other requirements, submit a request in writing and deliver their share certificates (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their public shares will receive their pro rata portion of the amount on deposit in the trust account as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Ignyte — Redemption Rights” for additional information on how to exercise your redemption rights. If you do not timely submit your redemption request and deliver your share certificates and comply with the other redemption requirements, you will not be entitled to redeem your shares of Ignyte Common Stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PEAK BIO

(CARVE-OUT OF CERTAIN OPERATIONS OF pH PHARMA CO., LTD.)

The following table sets forth summary historical financial data as of the dates and for the periods indicated. The summary historical consolidated financials as of December 31, 2021 and 2020 and for the years then ended are derived from the audited carve-out financial statements of Peak Bio included in this proxy statement. The summary condensed consolidated historical financial data for the six months ended June 30, 2022 and 2021 are derived from the unaudited carve-out financial statements and related notes of Peak Bio included in this proxy statement.

The financial statements of Peak Bio consist of a carve-out of the financial statements of the entities and business of pH Pharma. In Peak Bio management’s opinion, the selected historical unaudited condensed consolidated financial statements include all adjustments necessary to state fairly Peak Bio’s financial position as of June 30, 2022 and the results of operations, and statements of cash flows for the six months ended June 30, 2022 and 2021 and the selected historical audited consolidated financial statements include all adjustments necessary to state fairly Peak Bio’s financial position as of December 31, 2021 and 2020 and the results of operations, and statements of cash flows for the years ended December 31, 2021 and 2020. Peak Bio’s historical results are not necessarily indicative of the results that may be expected in the full year ended December 31, 2022 or any other period. You should read the following selected historical condensed consolidated financial data together with the section entitled “Peak Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 260, Peak Bio’s audited Carve-out Consolidated Financial Statements beginning on page F-42 and Peak Bio’s Carve-out Condensed Consolidated Financial Statements beginning on page F-64.

The financial information contained in this section relates to Peak Bio prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of our results going forward. See the section entitled “Selected Unaudited Pro Forma Condensed Consolidated Financial Information” on page 122 and the accompanying notes for more information.

The preparation of carve-out financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates, judgements, and assumptions that affect the amounts reported in the carve-out financial statements and accompanying notes. Peak Bio bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

The carve-out financial statements of Peak Bio may not be indicative of its future performance and do not necessarily reflect what its consolidated results of operations, financial position and cash flows would have been had Peak Bio consisted only as a separate, stand-alone public company without a controlling interest held by pH Pharma during the periods presented. These carve-out financial statements of Peak Bio give effect to allocations of expenses from pH Pharma. These allocations were made on a specifically identifiable basis or using an allocation methodology utilizing percentages as determined based upon actual research and development costs incurred by Peak Bio and pH Pharma respectively, or other methods management considered to be a reasonable reflection of the utilization of services provided, however, they may not be indicative of the actual results of Peak Bio had Peak Bio been operating as a separate, stand-alone public company for the periods presented.

The summary historical financial data of Peak Bio should be read in conjunction with “Risk Factors” and the carve-out financial statements of Peak Bio and the related notes thereto included in this proxy statement.

	Year Ended December 31,		Six Months Ended June 30,
	2021	2020	2022	2021
Revenue	$529	$—	$154	$192
Operating expenses	9,594	13,339	5,108	5,199
Loss from operations	(9,066)	(13,339)	(4,954)	(5,007)
Total interest and other income, net	855	(2)	321	369
Net loss	(8,293)	(13,347)	(4,623)	(4,680)

	Year Ended December 31,		Six Months Ended June 30,
	2021	2020	2022	2021
Net cash used in operating activities	$(8,864)	$(11,645)	$(2,297)	$(5,098)
Net cash used in investing activities	(10)	(341)	(122)	(5)
Net cash provided by financing activities	8,385	12,658	2,426	4,868

	June 30,	December 31,
	2022	2021	2020
Total current assets	$1,055	$459	$634
Total assets	5,490	1,078	1,326
Total current liabilities	5,771	2,792	1,801
Total liabilities	9,431	3,014	1,919
Total stockholders’ deficit	(3,941)	(1,936)	(593)
Total liabilities and stockholders’ deficit	5,490	1,078	1,326

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined balance sheet as of June 30, 2022, and the summary unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, presents the combination of the financial information of Peak Bio and Ignyte after giving effect to the Business Combination and related adjustments described in the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information, and have been prepared in accordance with Article 11 of Regulation S-X.

The summary unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the historical balance sheet of Peak Bio and the historical consolidated balance sheet of Ignyte on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2022. The summary unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, combine the historical statement of operations of Peak Bio and Ignyte for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented of

•	The business combination of Peak Bio and Ignyte, with Peak Bio surviving the business combination; and

•

The exchange of each outstanding share of Peak Bio Common Stock will be automatically cancelled, extinguished and converted into a number of shares of New Peak Bio based on the Exchange Ratio (as defined in the Business Combination Agreement) on June 30, 2022.

The summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Peak Bio and Ignyte, and the notes thereto, as well as the disclosures contained in the sections titled “Peak Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Ignyte Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following tables present selected pro forma information after giving effect to the Business Combination and Related Transactions presented under the following scenarios:

•

Assuming No Redemption: This presentation assumes that no public stockholders of Ignyte exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

•

Assuming Maximum Redemption: This presentation assumes that 5,000,000 public shares currently held by Ignyte public shareholders exercise their redemption rights in exchange for their pro rata share of the $57,587,990 currently held in the trust account, as the Business Combination Agreement requires a minimum of $7,500,000 cash and cash equivalents held in trust of $7,5000,000 at the time of Closing.

The figures in the following tables are presented only as illustrative examples and are based on the scenarios described above, which may be different from the actual amount of redemptions in connection with the Business Combination.

Summary Unaudited Pro Forma Condensed Combined Balance Sheet As Of June 30, 2022 (In Thousands)

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2022
Total assets	$79,646	$29,646
Total liabilities	10,520	10,520
Total stockholders’ equity	69,126	19,126

Summary Unaudited Pro Forma Condensed Combined Statement of Operations For The Six Months-Ended June 30, 2022 (In thousands, except share and per share amounts)

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Six Months Ended June 30, 2022
Revenue	$154	$154
Net loss per share — basic	$(0.16)	$(0.17)
Net loss per share — diluted	$(0.16)	$(0.17)
Weighted-average shares outstanding — basic	27,302,368	26,552,368
Weighted-average shares outstanding — diluted	27,302,368	26,552,368

Summary Unaudited Pro Forma Condensed Combined Statement of Operations For The Year-Ended December31, 2021 (In thousands, except share and per share amounts)

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2021
Revenue	$529	$529
Net loss per share — basic	$(0.53)	$(0.55)
Net loss per share — diluted	$(0.53)	$(0.55)
Weighted-average shares outstanding — basic	27,302,368	26,552,368
Weighted-average shares outstanding — diluted	27,302,368	26,552,368

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation and Background

The following unaudited pro forma condensed combined consolidated financial statements are based on the separate historical financial statements of Peak Bio and Ignyte and give effect to the Business Combination, including pro forma assumptions and adjustments related to the Business Combination, as described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2022, is presented as if the Business Combination had occurred on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and year ended December 31,2021, gives effect to the Business Combination, as if it had been completed on January 1, 2021. The historical financial information has been adjusted on a proforma basis to reflect factually supportable items that are directly attributable to the Business Combination and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP because Peak Bio has been determined to be the accounting acquirer under ASC 805 under both the no-redemption and max-redemption scenarios. Under this method of accounting, Ignyte will be treated as the “acquired” company for financial reporting purposes. Peak Bio has preliminarily determined that it is the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Business Combination, including: (1) Peak Bio will own approximately 64.7% of the equity securities of the combined company on a fully-diluted basis immediately following the closing of the transaction assuming no redemptions; (2) The majority of the board of directors of the combined company will be composed of directors designated by Peak Bio under the terms of the Business Combination Agreement; and (3) existing members of Peak Bio’s management will be the management of the combined company.

Accordingly, the consolidated assets, liabilities and results of operations of Peak Bio will become the historical financial statements of New Peak Bio, and Ignyte’s assets, liabilities and results of operations will be consolidated with Peak Bio beginning on the acquisition date. For accounting purposes, the financial statements of New Peak Bio will represent a continuation of the financial statements of Peak Bio with the Transaction being treated as the equivalent of Peak Bio issuing stock for the net assets of Ignyte accompanied by a recapitalization. The net assets of Ignyte will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Peak Bio in future reports of Ignyte.

The unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Business Combination, as they are nonrecurring in nature. However, the unaudited pro forma condensed combined consolidated balance sheet includes a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated Business Combination costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Ignyte and Peak Bio, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the balance sheet of Ignyte with the historical condensed consolidated balance sheet of Peak Bio on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022, combines the historical unaudited statement of operations of Ignyte Acquisition Corp. for the six months ended June 30, 2022 with the historical unaudited statement of operations of Peak Bio for the six months ended June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of Ignyte for the year-ended December 31, 2021 with the historical audited carve-out combined statement of operations of Peak Bio for the year ended December 31, 2021, giving effect to the transaction as if the Business Combination and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•	the historical audited financial statements of Ignyte as of, and for the year ended June 30, 2022

•	the historical unaudited carve-out financial statements of Peak Bio as of, and for the six months ended June 30, 2022

•	the historical audited financial statements of Ignyte Acquisition Corp. as of, and for the year-ended December 31, 2021

•	the historical audited carve-out consolidated financial statements of Peak Bio as of, and for the year-ended December 31, 2021

•

other information relating to Ignyte and Peak Bio included in this proxy statement, including the Business Combination Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Ignyte and Peak Bio (see “Proposal No. 1—The Business Combination Agreement,” “Ignyte Acquisition Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Peak Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Ignyte believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Ignyte believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Ignyte and Peak Bio.

The unaudited pro forma condensed combined information contained herein assumes that the Ignyte’s shareholders approve the Business Combination. Ignyte’s public shareholders may elect to redeem their public shares for cash even if they approve the Business Combination. Ignyte cannot predict how many of its public shareholders will exercise their right to have their shares redeemed for cash; however, we are assuming no redemption of the 5,750,000 shares subject to redemption, and redemption of 5,000,000 shares subject to redemption (referred as “Maximum Redemption”) in the preparation of the pro forma condensed combined financial statements. The Business Combination Agreement provides that consummating the Business Combination is conditional on having Committed Capital equal to or greater than $20,000,000, and $7,500,000 minimum cash on hand after redemptions.

As a result of the business combination, Ignyte will acquire Peak Bio subject to the terms of the Business Combination Agreement, holders of Peak Bio Common Stock immediately prior to the effective time of the Business Combination will be entitled to receive 17,464,868 fully paid and non-assessable shares of Ignyte Common Stock for which the allocation of such shares is to be allocated to the holders of Peak Bio as determined by the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2022

(in thousands)

	As of June 30, 2022				As of June 30, 2022			As of June 30, 2022
	Peak Bio (Historical)	Ignyte Acquisition Corp. (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Full Redemption)		Pro Forma Combined (Assuming Full Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$148	$45	$57,588	B	$74,605			$24,605
			25,128	C		—
			(8,304)	D		(50,000)	G
Deferred offering costs	471	—	(471)	D	—			—
Prepaid expenses and other current assets	436	170			606			606

Total current assets	1,055	215	73,941		75,211	(50,000)		25,211
Non-current assets:
Marketable securities held in Trust Account	—	57,588	(57,588)	B	—	—		—
Property and equipment, net	428	—	—		428	—		428
Restricted cash	237	—	—		237	—		237
Operating lease right-of-use asset	3,769	—	—		3,769	—		3,769
Non-current assets	1	—	—		1	—		1

Total non-current assets	4,435	57,588	(57,588)		4,435	—		4,435

TOTAL ASSETS	5,490	57,803	16,353		79,646	(50,000)		29,646

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	3,178	1,014	(333)	D	3,859	—		3,859
Operating lease liabilities	670	—	—		670	—		670
Due to related party	1,923	172	(612)	D	1,483	—		1,483
Promissory note — related party	—	298	—		298	—		298

Total current liabilities	5,771	1,484	(945)		6,310	—		6,310
Non-current liabilities:
Operating lease liabilities, noncurrent	3,623	—	—		3,623	—		3,623
Deferred tax liability	26	—	—		26	—		26
Other noncurrent liabilities	11	—	—		11	—		11
Warrant liability	—	550	—		550	—		550

Total non-current liabilities	3,660	550	—		4,210	—		4,210

Total liabilities	9,431	2,034	(945)		10,520	—		10,520

Other noncurrent liabilities
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	—	57,500	(57,500)	A	—	—		—
Stockholders’ equity (deficit):
Series A Preferred stock	—	—	—		—	—		—
Series A-1 Preferred stock	—	—	—		—	—		—
Series A-2 Preferred stock	—	—	—		—	—		—
Series A-2A Preferred stock	—	—	—		—	—		—
Series B Preferred stock	—	—	—		—	—		—
Common stock	3,229	—	576	A	26,383	—	G	26,383
			22,578	C
Net parent’s investment in Peak Bio	—		—	F	—	—
Additional paid-in capital	1,293	—	56,924	A	56,966	(50,000)	G	6,966
			2,550	C
			(1,731)	E		—
			—	F		—
			(2,070)	D
Retained earnings (deficit)	(8,487)	(1,731)	1,731	E	(14,247)			(14,247)
			(5,760)	D
Accumulated other comprehensive loss	24		—		24	—		24

Total stockholders’ equity (deficit)	(3,941)	(1,731)	17,298		69,126	(50,000)		19,126

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,490	$57,803	$16,353		$79,646	$(50,000)		$29,646

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:

A)	Reflects the reclassification of marketable securities held in the Trust Account to cash under the no redemption scenario.

B)	Reflects the reclassification of common stock subject to possible redemption to permanent equity.

C)	Reflects the issuance of 2,550,000 to the currently subscribed PIPE investors at a purchase price per share of $10.00 at the time of closing, net of issuance costs.

D)	Reflects estimated transaction related expenses of both Peak Bio and Ignyte.

E)	Reflects the elimination of Ignyte’s historical equity.

F)	Reflects recapitalization of historical amounts.

G)	Represents redemption of the 5,000,000 Ignyte shares based on minimum cash requirements based on the Redemption Rights in the Business Combination Agreement.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except per share data)

	For the Six Months Ended June 30, 2022				For the Six Months Ended June 30, 2022		For the Six Months Ended June 30, 2022
	Peak Bio	Ignyte Acquisition Corp.	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Full Redemption)	Pro Forma Combined (Assuming Full Redemption)
Revenue:
Grant revenue	$154	$—	$—		$154	$—	$154

Total revenue	154	—	—		154	—	154
Operating costs and expenses:
Formation and operating costs	—	1,232	—		1,232	—	1,232
Research and development	2,575	—	—		2,575	—	2,575
General and administrative	2,532	—	—		2,532	—	2,532

Total operating costs and expenses	5,107	1,232	—		6,339	—	6,339

Loss from operations	(4,953)	(1,232)	—		(6,185)	—	(6,185)

Other income (expense):
Change in fair value of warrants		1,425	—		1,425	—	1,425
Investment income from Trust Account		82	(82)	AA	—	—	—
Interest (expense) income	(2)	—	—		(2)	—	(2)
Other income	323	—	—		323	—	323
Gain on extinguishment of debt	—	—			—	—	—

Total other income (expense)	321	1,507	(82)		1,746	—	1,746

Net loss before income taxes	(4,632)	275	(82)		(4,439)	—	(4,439)

Income tax expense	9	—	—		9	—	9

Net loss	(4,623)	275	(82)		(4,430)	—	(4,430)

Other comprehensive loss:							—

Foreign currency translation	(65)	—	—		(65)	—	$(65)

Total comprehensive loss	$(4,688)	$275	$(82)		$(4,495)	$—	$(4,495)

					Assuming No Redemptions		Assuming Full Redemptions
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		5,750,000			—		—
Basic and diluted net loss per share		$0.04			$—		$—
Basic and diluted weighted average shares outstanding, common stock		1,537,500			27,302,368		26,552,368
Basic and diluted net loss per share		$0.04			$(0.16)		$(0.17)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share data)

	For the Year Ended December 31, 2021				For the Year Ended December 31, 2021		For the Year Ended December 31, 2021
	Peak Bio	Ignyte Acquisition Corp.	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Full Redemption)	Pro Forma Combined (Assuming Full Redemption)
Revenue:
Grant revenue	$529	$—	$—		$529	$—	$529
Total revenue	529	—	—		529	—	529
Operating costs and expenses:
Formation and operating costs	—	969	—		969	—	969
Research and development	7,124	—	—		7,124	—	7,124
General and administrative	2,471	—	5,760	BB	8,231	—	8,231

Total operating costs and expenses	9,595	969	5,760		16,324	—	16,324

Loss from operations	(9,066)	(969)	(5,760)		(15,795)	—	(15,795)

Other income (expense):
Change in fair value of warrants		475	—		475	—	475
Investment income from Trust Account		6	(6)	AA	—	—	—
Interest expense	(11)	—	—		(11)	—	(11)
(Loss) gain on investment	—	—	—		—	—	—
Gain on extinguishment of debt	866	—			866	—	866

Total other income (expense)	855	481	(6)		1,330	—	1,330

Net loss before income taxes	(8,211)	(488)	(5,766)		(14,465)	—	(14,465)

Income tax expense	(82)	—	—		(82)	—	(82)

Net loss	(8,293)	(488)	(5,766)		(14,547)	—	(14,547)

Other comprehensive loss:							—

Foreign currency translation	522	—	—		522	—	$522

Total comprehensive loss	$(7,771)	$(488)	$(5,766)		$(14,025)	$—	$(14,025)

					Assuming No Redemptions		Assuming Full Redemptions
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		5,259,589			—		—
Basic and diluted net loss per share		$(0.07)			$—		$—
Basic and diluted weighted average shares outstanding, common stock		1,537,500			27,302,368		26,552,368
Basic and diluted net loss per share		$(0.07)			$(0.53)		$(0.55)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

(BB)	Represents transaction related expenditures

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation and Accounting Policies

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP because Peak Bio has been determined to be the accounting acquirer under ASC 805 under the no-redemption scenario and the maximum redemption scenario. Under this method of accounting, Ignyte will be the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Peak Bio will become the historical financial statements of New Peak Bio, and Ignyte’s assets, liabilities and results of operations will be consolidated with Peak Bio beginning on the acquisition date. For accounting purposes, the financial statements of New Peak Bio will represent a continuation of the financial statements of Peak Bio with the Transaction being treated as the equivalent of Peak Bio issuing stock for the net assets of Ignyte, accompanied by a recapitalization. The net assets of Ignyte will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Peak Bio in future reports of New Peak Bio.

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Peak Bio upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Peak Bio following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Ignyte and Peak Bio have not had any historical relationship prior to the transactions. , no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the Ignyte stockholders approve the Business Combination. Pursuant to its existing charter, Ignyte will provide stockholders the opportunity to redeem the outstanding shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of Ignyte’s IPO, as of two business days prior to the consummation of the transactions contemplated by the Business Combination Agreement (including interest earned on the funds held in the Trust Account, net of taxes) upon the closing of the transactions contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined financial statements present the redemption scenarios after giving effect to the Business Combination under a no-redemption scenario that assumes that no Ignyte stockholders exercise the redemption rights with respect to the outstanding Common Stock and 27,302,368 shares of Common Stock remain outstanding after the completion of the Business Combination, and a maximum redemption scenario that assumes 5,000,000 shares are redeemed by the Ignyte stockholders, leaving 22,302,368 shares outstanding.

The level of redemptions assumed in the unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding Public Warrants issued in connection with the initial public offering as such securities are not exercisable until thirty (30) days after the Closing. There are also no adjustments for the estimated shares reserved for the potential future issuance of New Peak Bio Common Stock upon the exercise of the New Peak Bio Options, as such events have not yet occurred.

SPECIAL MEETING OF IGNYTE

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of Ignyte to be held on [●], 2022, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [●], 2022.

Date and Time of Special Meeting

The special meeting will be held at [●], Eastern Standard Time, on [●], 2022, or such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Stockholders may attend, vote and examine the list of Ignyte’s stockholders entitled to vote at the special meeting by visiting [●] and entering the control number found on their proxy card, voting instruction form or notice they previously received. In light of public health concerns regarding the coronavirus (COVID-19), the special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Ignyte Common Stock at the close of business on [●], 2022, which is the record date for the special meeting. You are entitled to one vote for each share of Ignyte Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions. On the record date, there were [●] shares of Ignyte Common Stock outstanding, of which [●] are public shares and 1,437,500 are founder shares held by our Sponsor.

Vote of Initial Stockholder

In connection with our initial public offering, we entered into an agreement with our initial stockholder, executive officers and directors pursuant to which they agreed to vote any shares of Ignyte Common Stock owned by them in favor of the Business Combination Proposal. As of the date of this proxy statement, our initial stockholder, executive officers and directors hold approximately 20% of the outstanding shares of Ignyte Common Stock.

Quorum

A quorum will be present at the special meeting if a majority of the shares of Ignyte Common Stock outstanding and entitled to vote at the special meeting is represented at the meeting online or by proxy. An abstention from voting, shares represented at the special meeting online or by proxy but not voted on one or more proposals or a broker non-vote so long as the stockholder has given the broker or other nominee voting instructions on at least one proposal in this proxy statement, will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the special meeting may adjourn the special meeting. As of the record date for the special meeting, the presence online or by proxy of [●] shares of Ignyte Common Stock would be required to achieve a quorum.

Required Vote for Proposals for the Special Meeting

The Business Combination Proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

The Governing Documents Proposals require the approval of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

The Nasdaq Proposal requires the approval of the holders of a majority of the Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

The Incentive Plan Proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

In order to be elected as a director as described in the Director Election Proposal, a nominee must receive a plurality of all the votes cast by holders of the shares of Ignyte Common Stock at the special meeting, which means that the nominees with the most votes are elected.

The Adjournment Proposal requires the approval the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present (which would include presence at a virtual meeting) and entitled to vote at the special meeting, vote at the meeting.

Each of the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Director Election Proposal and the Incentive Plan Proposal, is conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on any other proposal.

Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety. It is important for you to note that if the Business Combination Proposal is not approved by our stockholders, or if any other Condition Precedent Proposal is not approved by our stockholders and we and Peak Bio do not waive the applicable closing condition under the Business Combination Agreement, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by November 1, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation of the Ignyte Board

Our board of directors believes that the Business Combination Proposal and the other proposals to be presented at the special meeting are in the best interests of us and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our Initial Stockholder, directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for additional information.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions to your bank, broker or other nominee, it may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

An abstention from voting, shares represented at the special meeting online or by proxy but not voted on one or more proposals and a broker non-vote will each count as present for the purposes of establishing a quorum. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

Voting Your Shares

Each share of Ignyte Common Stock that you own in your name entitles you to one vote on each of the proposals presented at the special meeting. Your proxy card or cards show the number of shares of Ignyte Common Stock that you own. There are several ways to vote your shares of Ignyte Common Stock:

You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Ignyte Common Stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Governing Documents Proposals, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the special meeting. Votes received after a matter has been voted upon at the special meeting will not be counted.

You can attend the special meeting and vote online even if you have previously voted by submitting a proxy as described above. You will be able to attend, vote your shares and submit questions during the special meeting by visiting [●]. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. However, if your shares of Ignyte Common Stock are held in the name of your broker, bank or other nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Ignyte Common Stock. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company contact information is as follows: 1 State Street, 30th Floor, New York, NY 10004, Attention: Mark Zimkind, or email mzimkind@continentalstock.com.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•

you may notify David Rosenberg, our Co-Chief Executive Officer, by telephone at 212-409-2000, or in writing to c/o Ignyte Acquisition Corp., 640 Fifth Avenue, 4th Floor, New York NY 10019, before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting electronically, revoke your proxy, and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Business Combination Proposal, the Governing Documents Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election

Proposal and the Adjournment Proposal. Under our Existing Governing Documents, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of Ignyte Common Stock, you may call Proxy Advantage, Inc., our proxy solicitor, at 1-877-870-8565. Banks and Brokerage Firms may call collect at: 1-206-870-8565.

Redemption Rights and Procedures

Pursuant to our Existing Governing Documents, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination. Public stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on funds in the trust account of approximately $57.5 million on June 30, 2022, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

•

(a) hold public shares or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

•

submit a request in writing that we redeem your public shares for cash. The request must identify the beneficial owner of the shares to be redeemed (including its legal name, phone number and address) and must be sent to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004 Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

and

•

deliver your share certificates either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

If you do not properly comply with the procedures and requirements to redeem your public shares described above, your shares will not be redeemed. Any request for redemption, once made by a holder of public shares of Ignyte Common Stock, may not be withdrawn once submitted to Ignyte unless the Board of Directors of Ignyte determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you delivered your share certificates (if any) for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above prior to the date of the special meeting.

It is a condition to closing under the Business Combination Agreement that at least $20 million remain after payment of all requested redemptions by our public stockholders and receipt of the gross proceeds of the PIPE Financing. Any redemptions by our public stockholders will decrease the funds in the trust account available to us to consummate the Business Combination and other related transactions.

Prior to exercising redemption rights, stockholders should verify the market price of our shares of Ignyte Common Stock as they may receive higher proceeds from the sale of their shares of Ignyte Common Stock in the public market than from exercising their redemption rights. We cannot assure you that you will be able to sell your shares of Ignyte Common Stock in the open market, even if the market price per share is higher than the redemption price, as there may not be sufficient liquidity in our shares of Ignyte Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Ignyte Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of Ignyte following the Business Combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

Holders of the warrants will not have redemption rights with respect to the warrants.

If the Business Combination is not approved and we do not consummate an initial business combination by November 1, 2022, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety, including the subsection below entitled “— The Business Combination Agreement,” for more detailed information concerning the Business Combination and the Business Combination Agreement. We also urge our stockholders to read carefully the Business Combination Agreement in its entirety before voting on this proposal. A copy of the Business Combination Agreement is attached as Annex A to this proxy statement.

Consummation of the Business Combination requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting.

The Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Transactions.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about Ignyte, Peak Bio or any other matter.

Structure of the Transactions

On April 28, 2022, we entered into the Business Combination Agreement by and between Ignyte, Korean Sub and Peak Bio, pursuant to which, among other things, (i) stockholders of Peak Bio will transfer their respective shares of Peak Bio Common Stock, to Korean Sub in exchange for shares of Ignyte Common Stock held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above ((i) and (ii), collectively, the “Share Swap”). Upon consummation of the Share Swap, Peak Bio will become a direct wholly-owned subsidiary of Ignyte, and Peak Bio will become a wholly-owned subsidiary of Ignyte.

Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”:

•

the stockholders of the Ignyte will transfer their respective shares of Ignyte Common Stock (as defined herein) to Korean Sub in exchange for shares of Peak Bio Common Stock (as defined herein) held by Korean Sub; and

•

in the course of such share swap, Korean Sub will distribute the shares of Peak Bio Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of Peak Bio as described in (i) above).

Consideration

(i)	The consideration paid to Peak Bio at Closing will be Ignyte Common Stock. Ignyte will receive shares of Peak Bio Common Stock in connection with the Share Swap.

Tax Consequences to Peak Bio Stockholders

The Business Combination is expected to be treated as a tax deferred event for stockholders of Peak Bio in Korea.

Closing of the Transactions

We expect to consummate the Transactions no later than three business days following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to the Closing of the Transactions.”

Conditions to the Closing of the Transactions

The Business Combination Agreement sets forth the various conditions which must be satisfied or waived prior to consummation of the Transactions. We cannot provide assurance as to when or if all of the conditions to the Transactions will be satisfied or waived by the appropriate party. As of the date of this proxy statement, we have no reason to believe that any of these conditions will not be satisfied.

Mutual Conditions

The respective obligations of the parties to the Business Combination Agreement to consummate and effect the Transactions are subject to the satisfaction or written waiver at or prior to the Closing of the following conditions:

•

Each of the Condition Precedent Proposals shall have been approved by the requisite affirmative vote of the holders of shares of Ignyte Common Stock in accordance with this Proxy Statement, the DGCL, the Existing Organizational Documents and the rules and regulations of Nasdaq.

•	The Sponsor Support Agreement shall have been entered into and continuing to be in full force and effect.

•

The parties will have received or have been deemed to have received all necessary pre-Closing authorizations, consents, clearances, waivers and approvals of certain governmental entities in connection with the execution, delivery and performance of the Business Combination Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

•

The PIPE Financing (and the funding of the PIPE Financing Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements and Key Company Stockholder Forward Purchase Agreement.

•	The shares of Ignyte Common Stock shall have been approved for listing on NASDAQ.

•

No provision of any applicable legal requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect, and no temporary, preliminary or permanent restraining order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a governmental entity.

•	Immediately prior to the Closing, and after giving effect to the redemption rights, Ignyte shall have cash and cash equivalents on hand of at least $7,500,000.

Conditions to Peak Bio’s Obligations

The obligations of Peak Bio to consummate the Transactions are subject to the satisfaction (or waiver by Ignyte), at or prior to the Closing, of the following conditions:

•

The representations and warranties of Ignyte and Korean Sub contained in Section 4.01 (Corporation Organization), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement), and Section 4.12 (Brokers) of the Business Combination Agreement shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Ignyte Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Ignyte and Korean Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Ignyte Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Ignyte Material Adverse Effect.

•

Ignyte and Korean Sub shall have performed or complied with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

•	No Ignyte Material Adverse Effect shall have occurred since the date of the Business Combination Agreement.

•

Ignyte shall have delivered to Peak Bio a certificate signed by an authorized representative of Ignyte and dated as of the Closing Date, confirming that the conditions set forth in Sections 7.03(a), 7.03(b), and Section 7.03(d) of the Business Combination Agreement have been satisfied.

•	A supplemental listing application shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Aggregate Closing Consideration Value.

•	Ignyte shall have delivered a copy of the Registration Rights Agreement duly executed by Ignyte and the Sponsor.

•	Ignyte shall have delivered a copy of the Lock-Up Agreement duly executed by Ignyte.

•	Ignyte has delivered, or cause to be delivered to the Company the Share Swap Agreement duly executed by Korean Sub.

•

The (i) amount of cash and cash equivalents available in the Trust Account immediately prior to the Closing, plus (ii) all other cash and cash equivalents of Ignyte, plus (iii) the aggregate amount of cash proceeds received from the PIPE Financing prior to or substantially concurrently with the Closing (without, for the avoidance of doubt, taking into consideration any transaction fees, costs and expenses paid or required to be paid by Ignyte prior to the Closing), shall be equal to or greater than $20,000,000.

Conditions to Ignyte and Korean Sub’s Obligations

The obligations of Ignyte and Korean Sub’s to consummate the Transactions are subject to the satisfaction (or waiver by Peak Bio), at or prior to the Closing, of the following conditions:

•

Certain fundamental representations of Peak Bio shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Peak Bio Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Peak Bio Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Peak Bio Material Adverse Effect.

•

Peak Bio shall have performed or complied with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by Peak Bio on or prior to the Closing Date, in each case in all material respects.

•	No Peak Bio Material Adverse Effect shall have occurred since the date of the Business Combination Agreement.

•

Peak Bio shall have delivered to Ignyte a certificate signed by an authorized representative of Peak Bio and dated as of the Closing Date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied.

•	Certain officers and directors of Peak Bio identified in the Business Combination Agreement will have resigned from all of their positions and offices with Peak Bio;

•

All parties to the Registration Rights Agreement (other than Ignyte) shall have delivered, or cause to be delivered, to Ignyte copies of the Registration Rights Agreement duly executed by all such parties.

•

Peak Bio has delivered, or has caused to be delivered, to Ignyte the Lock-Up Agreement duly executed by holders representing all of Peak Bio Common Stock outstanding as of immediately prior to the Effective Time; provided, however, in the event all such holders of Peak Bio Common Stock outstanding as of immediately prior to the Effective Time do not execute the Lock-Up Agreement delivered to Ignyte, this condition shall be deemed to be satisfied if (i) such non-executing stockholders’ securities are not included for registration in the Registration Rights Agreement, (ii) none of such non-executing stockholders hold Peak Bio Common Stock in excess of 1% of Peak Bio Common Stock outstanding immediately prior to the Effective time, and (iii) the aggregate number of shares of Peak Bio Common Stock held by all non-executing stockholders is less than 10% of the outstanding Peak Bio Common Stock immediately prior to the Effective time.

•	Peak Bio has delivered, or caused to be delivered, to Ignyte the Key Company Stockholder Lock-Up Agreement duly executed by the Key Company Stockholder.

•	The Key Company Stockholder Forward Purchase Agreement shall be in full force and effect.

•	Peak Bio has delivered, or caused to be delivered, to Ignyte the Share Swap Agreement duly executed by Peak Bio.

•

On or prior to the Closing, Peak Bio shall deliver to Ignyte a properly executed certification that shares of Peak Bio Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS

(which shall be filed by Ignyte with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

•	The Company shall have delivered to Ignyte the PCAOB Financial Statements.

Peak Bio Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of Peak Bio are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance of the Company’s obligations that no Peak Bio Material Adverse Effect occurs between signing and closing. Pursuant to the Business Combination Agreement, any state of facts, development, change, circumstance, occurrence, event or effect will be deemed to have a “Peak Bio Material Adverse Effect” on Peak Bio and its subsidiaries if, individually or in the aggregate, such state of facts, development, change, circumstance, occurrence, event or effect (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of Peak Bio and its subsidiaries, taken as a whole; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of Peak Bio to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Peak Bio Material Adverse Effect on or in respect of Peak Bio and its subsidiaries pursuant to clause (a) has occurred:

(i)

acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19), or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions;

(ii)	any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God;

(iii)	changes or proposed changes in legal requirements or interpretations thereof (including any COVID-19 Measures) or Korean IFRS after the date of the Business Combination Agreement;

(iv)	changes in U.S. GAAP (or any interpretation thereof) after the date of the Business Combination Agreement;

(v)

any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets);

(vi)	events or conditions generally affecting the industries or geographic areas in which Peak Bio and Peak Bio Subsidiaries operate;

(vii)

any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that this shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Peak Bio Material Adverse Effect

(viii)	actions taken or not taken by Peak Bio or Peak Bio Subsidiaries as required by the Business Combination Agreement or related ancillary agreements;

(ix)

any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination or any of the other transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities)

(iii)

provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to the first, second or third bullet points above disproportionately and adversely affect the business, assets, financial condition or results of operations of Peak Bio and its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which Peak Bio and its subsidiaries conduct their respective operations, then such impact may be taken into account in determining whether a Peak Bio Material Adverse Effect has occurred.

Ignyte Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of Ignyte are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance of Peak Bio’s obligations that no Ignyte Material Adverse Effect occurs between signing and closing. Pursuant to the Business Combination Agreement, any state of facts, development, change, circumstance, occurrence, event or effect will be deemed to have a “Ignyte Material Adverse Effect” on Ignyte if, individually or in the aggregate, such state of facts, development, change, circumstance, occurrence, event or effect (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of Ignyte; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of Ignyte to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Ignyte Material Adverse Effect on or in respect of Ignyte and its subsidiaries pursuant to clause (a) has occurred:

(i)

acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19), or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions;

(ii)	any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God;

(iii)	changes or proposed changes in legal requirements or interpretations thereof (including any COVID-19 Measures) or GAAP after the date of the Business Combination Agreement;

(iv)	changes in U.S. GAAP (or any interpretation thereof) after the date of the Business Combination Agreement;

(v)

any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets);

(vi)	events or conditions generally affecting the industries or geographic areas in which Ignyte operates;

(vii)	actions taken or not taken by Ignyte as required by the Business Combination Agreement or related ancillary agreements;

(viii)	any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination or any of the other transactions;

(ix)

provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to the first, second or third bullet points above disproportionately and adversely affect the business, assets, financial condition or results of operations of Ignyte, relative to similarly situated companies in the industry in which Ignyte operates, then such impact may be taken into account in determining whether a Ignyte Material Adverse Effect has occurred.

Representations and Warranties

Under the Business Combination Agreement, Ignyte made customary representations and warranties relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; absence of operations for Korean Sub; employees; Nasdaq stock market quotation; Ignyte’s trust account; taxes; accuracy of information supplied; board approval and the Company’s stockholder vote required in connection with the Business Combination; investment; and brokers.

Under the Business Combination Agreement, Peak Bio made customary representations and warranties regarding itself and its subsidiaries relating to: organization and qualification; investment; subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor matters; real property and other tangible property; taxes; customers and suppliers; possession of certain licenses and permits; regulatory matters; healthcare laws; environmental matters; brokers and third party expenses; intellectual property; privacy; material contracts; insurance; interested party transactions; accuracy of information supplied; indebtedness; anti-bribery and anti-corruption; international trade and sanctions.

Covenants of the Parties

Conduct of Business Prior to the Business Combination

Peak Bio has agreed that from the date of the Business Combination Agreement until the earlier of the Closing or termination of the Business Combination Agreement, subject to certain exceptions or unless Ignyte provides its prior written consent, Peak Bio will and will cause its subsidiaries to, other than as a result of or in connection with a COVID-19 response, carry on its business in the ordinary course consistent with past practice and in accordance with applicable legal requirements. Subject to certain exceptions, from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement and the Closing, Peak Bio will not, and will not permit any of its subsidiaries to:

(a)	amend or otherwise change its articles of incorporation or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of Peak Bio or any Peak Bio Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Peak Bio or any Peak Bio Subsidiary other than the sale by Peak Bio of shares of Peak Bio Common Stock for not more than $5,000,000 in the aggregate, provided that the exercise or settlement of any options or grants of options in the ordinary course of business consistent with past practice; or (B) any material assets of the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice;

(c)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

(v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $100,000; or (B) incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

(e)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(f)

(A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $100,000; or (B) incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

(g)

(A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or the independent contractors, consultants, temporary employees, and leased employees employed or used by Peak Bio or any Peak Bio Subsidiary and classified by Peak Bio or any target Subsidiary as other than employees, or compensated other than through wages paid by Peak Bio or any subsidiary through such entity’s payroll department (each, a “Contingent Worker”) Peak Bio as of the date of this Agreement, other than increases in base compensation of employees in the ordinary course of business that do not exceed 20% of base compensation, individually or in the aggregate, and increases required by the terms of a Plan or applicable Law, (B) enter into any new, or amend any existing employment or severance or termination agreement with any current or former director, officer, employee or Contingent Worker, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or Contingent Worker, or (D) terminate or hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person whose compensation would exceed, on an annualized basis, $100,000;

(h)

other than as required by law or pursuant to the terms of an agreement entered into prior to the date of the Business Combination Agreement and reflected on the underlying disclosure schedules or that Peak Bio is not prohibited from entering into after the date hereof, grant any severance or termination pay to, any director or officer of Peak Bio or of any Peak Bio subsidiary, other than in the ordinary course of business consistent with past practice;

(i)

adopt, amend, and/or terminate any employee benefits plan except as may be required by applicable law, is necessary in order to consummate the Proposed Transactions, or health and welfare plan renewals in the ordinary course of business;

(j)	materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

(k)	make, change or revoke any material tax election, amend a material tax return or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(l)

materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Peak Bio’s or any Peak Bio subsidiary’s material rights thereunder, in each case in a manner that is adverse to Peak Bio or any Peak Bio subsidiary, taken as a whole, except in the ordinary course of business;

(m)	make any alterations or improvements to the owned real property or the leased real property, or amend any written or oral agreements affecting the owned real property or the leased real property;

(n)	amend or otherwise change its articles of incorporation or equivalent organizational documents;

(o)

intentionally permit any material item of Company intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company intellectual property; or

(p)	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing;

Ignyte has agreed that from the date of the Business Combination Agreement until the earlier of the Closing or termination of the Business Combination Agreement, subject to certain exceptions or unless Peak Bio provides its prior written consent, Ignyte and Korean Sub will, other than as a result of or in connection with a COVID-19 response, carry on its business in the ordinary course consistent with past practice and in accordance with applicable legal requirements. Subject to certain exceptions, from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement and the Closing, Ignyte and Korean Sub will not:

(a)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the trust account that are required pursuant to the Ignyte Organizational Documents;

(b)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Ignyte Common Stock or Ignyte warrants except for redemptions from the trust account that are required pursuant to the Ignyte Organizational Documents;

(c)

other than pursuant to the PIPE Subscription Agreement, the Key Company Stockholder Forward Purchase Agreement and the Sponsor Support Agreement, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Ignyte or Korean Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Ignyte or Korean Sub;

(d)	amend or otherwise change the Ignyte Organizational Documents or the Korean Sub Organizational Documents or form any subsidiary of Ignyte other than Korean Sub;

(e)

acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f)

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Ignyte, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(g)

make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h)

make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(i)	liquidate, dissolve, reorganize or otherwise wind up the business and operations of Ignyte or Korean Sub;

(j)	amend the Trust Agreement or any other agreement related to the trust account;

(k)	engage in any material new line of business;

(l)

(i) hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person, (ii) grant any material increase in the compensation of any current or former officer or director, (iii) adopt any benefit plan for the benefit of any current or former officer or director, or (iv) materially amend any existing agreement with any current or former officer or director; or

(m)	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Additional Company Covenants

The Business Combination Agreement contains additional customary covenants of relating to: preparation, filing and distribution of this proxy statement, the general meeting of Ignyte’s stockholders, the granting of access to information; disbursement of funds in the trust account in connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement; obtaining a “tail” officers’ and directors’ liability insurance policy for Ignyte’s officers and directors; qualification as an emerging growth company; election of directors to Ignyte’s post-Closing board of directors; actions required to be taken in connection with the PIPE Financing, the related Subscription Agreements and the Key Company Stockholder Forward Purchase Agreement; and adopting board resolutions to cause acquisitions or dispositions of the Ignyte Common Stock pursuant to the Business Combination by directors and officers of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Additional Peak Bio Covenants

The Business Combination Agreement contains additional customary covenants of Peak Bio relating to: delivery of monthly management reports and other required financial information; the granting of access to information; transactions in Ignyte’s securities; claims against the trust account; and obtaining an officers’ and directors’ liability insurance policy for Ignyte’s officers and directors.

Additional Mutual Covenants

The Business Combination Agreement contains additional customary mutual covenants of the parties relating to, among other things, the preparation and filing of any submissions under applicable antitrust laws; the procurement of approvals from governmental entities necessary for the consummation of the transactions contemplated by the Business Combination Agreement; defending of any proceedings, whether judicial or administrative, challenging the Business Combination Agreement or the consummation of the Transactions; the procurement of applicable third-party consents and the satisfaction of other closing conditions; notification of the occurrence of certain events; non-solicitation of alternative transactions; release of claims against the other parties; public announcements with respect to the Business Combination and the other transactions contemplated by the Business Combination Agreement; and the filing of a Form 8-K and issuance of a press release relating to the Closing and related transactions.

Board of Directors and Officers of Ignyte following the Business Combination

Ignyte’s board of directors and officers following the Business Combination will include the individuals identified in the section of this proxy statement entitled “Management Following the Business Combination.”

Termination

The Business Combination Agreement may be terminated at any time prior to the closing of the Business Combination:

•	By mutual written consent of Ignyte and Peak Bio.

•	By either Ignyte or Peak Bio if:

•	the transactions contemplated by the Business Combination Agreement shall not have been consummated by October 28, 2022 (the “Outside Date”);

•

any Governmental Authority in the United States or the Republic of Korea shall have enacted, issued, promulgated, enforced, or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Business Combination, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Business Combination;

•	any of the Condition Precedent Proposals fails to receive the requisite vote;

•

at the general meeting (including any adjournments thereof), the proposals described in this proxy statement are not duly adopted by the stockholders of Ignyte by the requisite vote under the DGCL and Ignyte’s organizational documents; or

•

By Peak Bio, upon a breach of any Ignyte representation, warranty, covenant or agreement set forth in the Business Combination Agreement, or if any representation or warranty of Ignyte shall have become untrue, in either case such that the closing conditions set forth in the Business Combination Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Ignyte is curable by Ignyte prior to the Closing, then Peak Bio must first provide written notice of such breach and may not terminate the Business Combination Agreement until the earlier of: (i) thirty (30) days after delivery of written notice of such breach; and (ii) the Outside Date; provided, further, that Ignyte continues to exercise commercially reasonable efforts to cure such breach (it being understood that Peak Bio may not terminate the Business Combination Agreement if: (A) it shall have materially breached the Business Combination Agreement and such breach has not been cured; or (B) if such breach by Ignyte is cured during such thirty (30) day period).

•

By Ignyte, upon a breach of any Peak Bio representation, warranty, covenant or agreement set forth in the Business Combination Agreement, or if any representation or warranty of Peak Bio shall have become untrue, in either case such that the closing conditions set forth in the Business Combination Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Peak Bio is curable by Peak Bio prior to the Closing, then Ignyte must first provide written notice of such breach and may not terminate the Business Combination Agreement until the earlier of: (i) thirty (30) days after delivery of written notice of such breach; and (ii) the Outside Date; provided, further, that Peak Bio continues to exercise commercially reasonable efforts to cure such breach (it being understood that Ignyte may not terminate the Business Combination Agreement if: (A) it shall have materially breached the Business Combination Agreement and such breach has not been cured; or (B) if such breach by Peak Bio is cured during such thirty (30) day period).

•	by Ignyte if the PCAOB Financial Statements shall not have been delivered to Ignyte by Peak Bio not later than 30 days from the date hereof

Effect of Termination

In the event of termination of the Business Combination Agreement, the Business Combination Agreement will become of no further force or effect and the Transactions will be abandoned and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the trust account; (iii) certain miscellaneous provisions of the Business Combination Agreement, including those related to governing law, and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Business Combination Agreement from any liability resulting from any intentional breach of the Business Combination Agreement or intentional fraud in the making of the representations and warranties in the Business Combination Agreement.

Fees and Expenses

Regardless of whether the Transactions are consummated, except as otherwise provided in the Business Combination Agreement, each party to the Business Combination Agreement must pay its own expenses incident to the Business Combination Agreement and the transactions contemplated thereby except that Ignyte and Peak Bio will each pay one-half of all expenses related to all SEC and other regulatory Filing Fees incurred in connection with this proxy statement.

Amendments

The Business Combination Agreement may be amended by the parties at any time by execution of an instrument signed in writing by each of the parties.

Appraisal Rights

Neither the holders of shares of Ignyte Common Stock nor its warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Survival and Indemnification

None of the representations, warranties, covenants or agreements in the Business Combination Agreement or in any instrument delivered pursuant to the Business Combination Agreement will survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto will terminate at the Closing, other than (i) such representations and warranties solely to the extent required to enable a party to bring a claim for intentional fraud and (ii) covenants or agreements which by their terms are required to be performed or complied with in whole or in part following the Closing (which covenants and agreements will survive the Closing in accordance with their respective terms).

Trust Account Waiver

Peak Bio and its subsidiaries have agreed to waive any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Ignyte and will not seek recourse against the trust account for any reason whatsoever; provided that the waiver does not apply to funds of Ignyte held outside of the trust account or a claim for equitable relief (including a claim for Ignyte to specifically perform its obligations under the Business Combination Agreement).

Related Agreements

Registration Rights Agreement

At the Closing, Ignyte, Sponsor and certain stockholders of Peak Bio (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of the Ignyte Common Stock and certain other equity securities of Ignyte that are held by the RRA Parties from time to time. The Registration Rights Agreement will require the Company to, among other things, file a resale registration statement on behalf of the RRA Parties as soon as practicable but no later than 45 business days after the closing of the Transactions. The Registration Rights Agreement will also provide certain demand rights and piggyback rights to the RRA Parties, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The Registration Rights Agreement includes customary indemnification provisions. Peak Bio will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. Upon the consummation of the Business Combination, the holders of an aggregate of approximately 6,587,500 shares of Ignyte Common Stock will have registration rights consisting of the following: 2,500,000 shares underlying the private placement warrants, 2,550,000 shares issued pursuant to the PIPE Financing, 1,437,500 shares held by the Sponsor and 100,000 shares held by EarlyBirdCapital.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement with Ignyte (the “Sponsor Support Agreement”), pursuant to which the Sponsor, among other things, agreed to vote its shares of Ignyte Common Stock in favor of the Business Combination Agreement.

Lock-Up Agreements

In connection with the Closing, Ignyte and certain stockholders of Peak Bio will enter into a lock-up agreement (the “Lock-Up Agreement”) providing for certain restrictions on transfer applicable to Ignyte Common Stock (the “Lock-Up Shares”). Generally, the Lock-Up Agreement prohibits stockholders from (i) selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to the Lock-Up Shares, (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, or (iii) publicly announcing any intention to effect any transaction specified in the immediately preceding subsections (i) or (ii), subject to certain limited exceptions set forth in the Lock-Up Agreement. The lock-up period under Lock-Up Agreement lasts until the date that is 180 days from the Closing Date (as defined in the Business Combination Agreement).

In connection with the Closing, Ignyte and Hoyoung Huh (the “Key Company Stockholder”) will enter into a separate Lock-Up Agreement (the “Key Company Stockholder Lock-Up Agreement”) on substantially the same terms as the Lock-Up Agreement with certain exceptions for the transactions contemplated by the Key Company Stockholder Forward Purchase Agreement (as defined below).

PIPE Subscription Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, certain existing accredited investors and institutional accredited investors (the “PIPE Investors”) and Ignyte entered into separate subscription agreements (together with the Key Company Stockholder Forward Purchase Agreement, the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to 2,550,000 shares of Ignyte Common Stock (inclusive of the Key Company Stockholder Forward Purchase Agreement) (the “PIPE Shares”) at a purchase price per share of $10.00. The purchase of the PIPE Shares will be consummated concurrently with the Closing.

The PIPE Subscription Agreements contain customary representations and warranties of Ignyte, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the Proposed Transactions. The purpose of the PIPE is to raise additional capital for use by Ignyte following the Closing.

Pursuant to the PIPE Subscription Agreements, Ignyte agreed that, within 30 calendar days after the Closing, Ignyte will file with the SEC a registration statement registering the resale of the PIPE Shares. Ignyte will also use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies Ignyte that it will “review” the Registration Statement and (ii) the 10th business day after the date Ignyte is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The purpose of the PIPE Financing is to raise additional capital for use by the combined company following the Closing.

Key Company Stockholder Forward Purchase Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Ignyte and the Key Company Stockholder entered into a forward purchase agreement substantially (the “Key Company Stockholder Forward Purchase Agreement”), pursuant to which the Key Company Stockholder will, upon the terms and subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement, including, but not limited to the receipt of margin financing from a lender reasonably acceptable to Ignyte and the Key Company Stockholder within 180 days following the Closing, purchase shares of Ignyte Common Stock at a purchase price of $10.00 per share in a private placement for up to an aggregate amount of $10,000,000, subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement. If the Key Company Stockholder is unable to obtain margin financing in the aggregate subscription amount of $10,000,000 within 180 days following the Closing, the Key Company Stockholder will not be obligated to purchase shares of Ignyte Common Stock pursuant to the Key Company Stockholder Forward Purchase Agreement.

The Ignyte Board’s Reasons for the Approval of the Business Combination

The Ignyte Board considered various factors in connection with its evaluation of the Business Combination. Due to the complexity of those factors, the Ignyte Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Ignyte Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Ignyte Board may have given different weight to different factors. This explanation of the reasons for the Ignyte Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled.

The Ignyte Board reached its unanimous resolution (i) that the Business Combination Agreement and the transactions contemplated thereby are advisable and in the best interests of Ignyte and its stockholders and (ii) to recommend that Ignyte stockholders adopt the Business Combination Agreement and approve the business combination and the transactions contemplated thereby. The Ignyte Board viewed its decision as being based on all of the information available and the factors presented to and considered by it.

Before reaching its decision, the Ignyte Board reviewed the results of the due diligence conducted by the Ignyte management and advisors on Peak Bio. The Ignyte management, which included the management, directors and advisors, has many years of experience in both operational management and investment and financial management and analysis and, in the opinion of the Ignyte Board, was qualified to conduct the due diligence and other analyses required in connection with the search for a business combination partner. The due diligence which was conducted included:

•	both virtual and in person meetings and calls with Ignyte’s management team and Peak Bio regarding operations and clinical studies;

•	research on public comparable companies with similar indications and modality as Peak Bio;

•	review of intellectual property matters;

•	review of financial, tax, legal, insurance and accounting due diligence;

•	consultation with legal and financial advisors and industry experts;

•	the Ignyte Board received the fairness opinion of River Corporate Advisors; and

•	industry track record of the Peak Bio management team.

As noted above, Ignyte identified various criteria and guidelines to use in evaluating acquisition opportunities, but also noted that we may decide to enter into our initial business combination with a target business that did not meet all of some of these criteria and guidelines. The criteria and guidelines, among others, are highlighted by that we would choose to enter into a business combination with a company that is well situated to act as a standalone public company, that has a novel platform with catalysts to drive shareholder value and for which there is the opportunity for further value creation as a public company, through organic and inorganic growth. The Ignyte Board considered each of these factors in its evaluation of Peak Bio, and determined that Peak Bio was an attractive business combination target taking these criteria and guidelines into consideration. Ignyte considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Peak Bio has a strong management team led by serial entrepreneur and investor, Hoyoung Huh, M.D., Ph.D., who has multiple successful exits for biotech companies through both acquisitions and public markets;

•	Peak Bio’s multiple channels to access capital across the U.S., South Korea and Southeast Asia and that Peak Bio has raised over $100 million to date;

•	existing institutional ownership of Peak Bio;

•	Peak Bio has a compelling therapeutic pipeline with a potentially differentiated ADC Cancer Platform; and

•	Peak Bio has near term news flow and catalysts with multiple product candidates and milestones to driver future shareholder value.

Following a presentation from Ignyte’s management team, the Ignyte Board determined that Peak Bio meets all the criteria for a Business Combination. In approving the Business Combination, the Ignyte Board obtained a written opinion from River Corporate Advisors, a division of KEMA Partners, LLC, dated April 27, 2022 as to the fairness, from a financial point of view, to Ignyte of the Aggregate Closing Consideration to be issued and paid by Ignyte in the Business Combination pursuant to the Business Combination Agreement, as more fully described below.

The officers and directors of Ignyte have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination. In the course of its deliberations, the Ignyte Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the following which are based upon our diligence:

•	Ignyte’s public stockholders will hold a minority share position in the post-combination company;

•

Ignyte stockholders may object to and challenge the Business Combination and take actions that may prevent or delay the consummation of the Business Combination, including to vote down the proposals at the special meeting or exercise their redemption rights;

•	the potential for diversion of management and employee attention during the period prior to completion of the Business Combination, and the potential negative effects on Peak Bio’s business;

•

the risk that, despite the efforts of Ignyte and Peak Bio prior to the consummation of the Business Combination, Peak Bio may lose key personnel, and the potential resulting negative effects on Peak Bio’s business;

•	the risk associated with macroeconomic uncertainty, including as it relates to COVID-19, and the effects it could have on Peak Bio’s revenues;

•	the Business Combination Agreement prohibits Ignyte from soliciting or engaging in discussions regarding alternative transactions during the pendency of the Business Combination;

•	risks and costs to Ignyte if the Business Combination is not completed, including the risk of liquidation;

•

potential changes in the regulatory landscape or new industry developments, including changes in client preferences, may adversely affect the business benefits anticipated to result from the Business Combination;

•	the risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•	the risks that are associated with being a publicly traded company that is in its early, developmental stage; and

•	risks of the type and nature described under the section entitled “Risk Factors” beginning on page 43.

The Ignyte Board concluded that the potential benefits that it expected Ignyte and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Business Combination Agreement and the Business Combination, were advisable, fair to, and in the best interests of Ignyte and its stockholders. The above discussion of the material factors considered by the Ignyte Board is not intended to be exhaustive but does set forth the principal factors considered by the Ignyte Board in deciding to approve the Business Combination.

Background of the Business Combination

The terms of the Business Combination Agreement are the result of negotiations between the representatives of us and Peak Bio. The following is a brief description of the background of these negotiations and related transactions.

Ignyte is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Ignyte has sought to capitalize on our life science and biotechnology sector expertise to identify and combine with a high-quality business in the healthcare field. We have identified Peak Bio as our initial business combination target. Upon consummation of the Business Combination with Peak Bio, we expect to change our name and be known as Peak Bio, Inc.

On February 2, 2021, we consummated our initial public offering of 5,750,000 units at a price of $10.00 per unit, including 750,000 over-allotment units, at $10.00 per unit generating gross proceeds of $57,500,000. Each unit issued in our initial public offering was comprised of one public share and one-half of one public warrant. Each whole public warrant is exercisable for one share of common stock at a price of $11.50 per full share and will become exercisable 30 days after the Closing.

Simultaneously with the closing of our initial public offering, we consummated a private placement in which we issued 2,500,000 private placement warrants to the Sponsor of at a price of $1.00 per private placement warrant. The private placement warrants are substantially similar to the warrants issued in our IPO but unlike the public warrants, if held by the original holder or its permitted transferees, the private placement warrants (i) may be exercised for cash or on a cashless basis at such time as they become exercisable, (ii) are not redeemable by us, and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the Closing. If the private placement warrants are held by holders other than their initial holder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by holders on the same basis as the public warrants.

Upon the closing of our initial public offering and the concurrent private placement, approximately $57.5 million of the net proceeds from the combined sale of the public units in our initial public offering and the private placement warrants in the private placement was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, which invests only in direct

U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a business combination, (ii) the redemption of 100% of the public shares if we do not complete a business combination within 21 months from the closing of our initial public offering, and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of our current Certificate of Incorporation relating to our pre-business combination activity and related stockholders’ rights.

Prior to the consummation of our initial public offering, neither we, nor anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with Ignyte.

Following the closing of our initial public offering, Ignyte management team began a broad outreach process within its proprietary network of healthcare and life science contacts to seek prospective business or assets to acquire in it’s the initial business combination. We believe the Ignyte management team, the Ignyte Board and the Sponsor have extensive experience in identifying viable companies within the life science and healthcare industries which would allow us to run an efficient process while ensuring a large pool of potential merger partners was properly evaluated. See the section entitled “Information About Ignyte — Management” for additional information regarding the experience of our board of directors and management team. The Ignyte management team determined the following criteria and guidelines in evaluating acquisition opportunities, but we were also of the view that we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

Accessibility to Committed Capital

We believe it was important to identify a target business that can demonstrate the ability to attract committed financing in connection with the consummation of a transaction. We believe this is the main factor in determining whether a reverse merger transaction results in stockholder appreciation or is unsuccessful. Furthermore, we aim to focus on companies that have the ability to attract additional outside investors rather than solely focus on insiders from the existing platform, which tends to yield even greater results.

Scientifically Differentiated / Diversified Product Pipeline

We sought target companies that have multiple late-development stage or commercial-stage assets, or potentially earlier stage-assets which may be in certain areas of high unmet needs. We looked to avoid riskier, early-stage companies that have a higher probability of clinical failure and companies with single-asset pipelines without risk diversification.

Strong News Flow

We believe a key component of stockholder appreciation is the generation of value-driving milestones and inflection points in the 12-24 months following completion of a transaction. We sought to avoid companies that may have a “news-vacuum”, and we also avoided companies that will have make-or-break data readouts shortly before and after the closing of a transaction.

Attractive Equity Returns for Shareholder

As we conducted diligence on prospective parties, we aimed to evaluate a company based on its ability to reach product commercialization following regulatory approval. We looked to identify candidates with favorable risk-adjusted revenue potentials and strong pipeline growth potential.

Experienced Management Team

We intended to seek target businesses that have a public-ready management team with the experience and leadership skillset necessary to bring a product candidate to commercialization. We also looked for a management team that can benefit from our industry knowledge and advice from key opinion leaders.

Consistent with the general criteria and guidelines above, the Ignyte management team and Ignyte Board set out to consider a variety of factors in evaluating prospective target businesses, including the following:

•	financial condition and results of operation;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	existing distribution and potential for expansion;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended by us to be an exhaustive list of our guidelines, or the factors that we considered when considering Peak Bio as a business combination target. Any evaluation relating to the merits of a particular initial business combination, including with respect to Peak Bio, may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that the Ignyte management team and Ignyte Board may deem relevant.

Since the completion of our initial public offering, we considered a number of potential target businesses with the objective of consummating a business combination. Representatives of Ignyte contacted, and were contacted by, an extensive list of individuals, investment banks, private equity and venture capital firms, and companies in the life sciences, healthcare services, medical technology, devices, and diagnostics sectors. We primarily considered businesses that we believed could benefit from the substantial expertise, experience, network of the Ignyte management team, and relationship with its sponsor affiliate, that we determined have a scientific or other competitive advantage in the markets in which they operate and have attractive growth prospects.

In the process that led to identifying Peak Bio as an attractive business combination opportunity, the Ignyte management team evaluated over 300 different potential business combination targets identified and contacted by our Co-Chief Executive Officer, David Strupp, and, in connection with such evaluation, we entered into over 30 non-disclosure agreements. Such non-disclosure agreements contained customary terms for a special purpose acquisition company and a private company target, including confidentiality provisions and use restrictions for information provided by the target and exceptions to such provisions. In addition to contacting Dr. Huh at Peak Bio, non-binding indications of interest or letters of intent were delivered to other prospective business combination targets, and in April of 2021, we executed a term sheet with one of them, but decided in June of

2021, after conducting due diligence regarding the prospective business combination target and extensive discussions, together with such prospective business combination target to terminate those discussions, including any exclusivity of discussions, and not to proceed with that prospective business combination target for a variety of reasons, including after considering the above discussed criteria. This original business combination was terminated following the expiration of the initial exclusivity period once further diligence revealed that the target would likely be unable to raise necessary funds through a concurrent financing to allow for significant cash runway as a public company, thereby not satisfying Ignyte’s business combination criteria as discussed above. Furthermore, the initial business combination between Ignyte and Peak Bio originally was to be considered a three-way merger between Peak Bio and a second counterparty (hereby referred to as “Company X”), and a term sheet was executed between all counterparties. Both counterparties were selected for their adherence to Ignyte’s acquisition criteria, compelling therapeutic profiles, and experienced leadership teams. Following certain developments, we notified Company X in December of 2021 that the term of exclusivity will be expiring without extension and Ignyte will be transacting solely with Peak Bio.

The decision not to pursue the alternative acquisition targets was generally the result of one or more of (i) our determination that these businesses did not represent an attractive target due to a combination of business prospects, strategy, management teams, structure, valuation or ability to execute, (ii) the target pursued an alternative transaction or strategy, or (iii) our decision to pursue a business combination with Peak Bio.

The following describes how the proposed Business Combination with Peak Bio resulted from the activities of the Ignyte management team and Ignyte Board. For clarity, the outline below will refer to Peak Bio as pH Pharma prior to the company name change that was effected on March 1, 2022 pursuant to the Spin-Off (as defined in the Business Combination Agreement and below).

By June of 2021, we had engaged in substantial due diligence and detailed discussions with several other prospective business combination targets across subsectors of the life sciences, healthcare services, medical technology, devices and diagnostics sectors. Prior to the formal engagement of our initial business combination target, pH Pharma was in advanced discussions with the Ignyte team yet was not chosen to move forward due to a time constraint regarding selection of pH Pharma interim management. Following the formal termination of our exclusivity with the initial business combination target, members of the Ignyte team made additional broad outreach to prospective counterparties.

By September of 2021, the Ignyte team had kept up continual dialogue with the management of pH Pharma, receiving considerable corporate governance and scientific updates. Throughout the initial target selection previously discussed, pH Pharma’s founder and chairman, Dr. Hoyoung Huh, M.D., Ph.D., expressed concerns regarding his involvement as potential Chief Executive Officer given his desire to exclusively remain as Chairman of pH Pharma, which did not allow Ignyte to move forward with pH Pharma until an interim Chief Executive Officer was formally established.

Upon further internal discussions throughout September 2021 between pH Pharma and Ignyte management, a decision to contact potential third parties in an effort to combine strategically aligned companies took place. Mr. Strupp had previously interacted with Company X as part of its initial business combination target outreach process and felt that the management and therapeutic focus of Company X would strategically align with the assets of pH Pharma. As both parties were contacted as part of the Ignyte initial business combination outreach, Ignyte, pH Pharma and Company X decided to utilize the coverage on the existing mutual non-disclosure agreement put into place in February 2021 to further discuss a potential strategic merger. Pursuant to a mutual non-disclosure agreement, pH Pharma and Company X began to provide the representatives of Ignyte with access to confidential data for purposes of Ignyte conducting preliminary business and financial due diligence with respect to a potential three-way business combination.

On August 3, 2021, a subsequent video call was conducted which included representatives from Ignyte, pH Pharma and Company X. At the meeting, the parties discussed potential business and strategic alignments with a focus on combining the public-ready management of Company X with the therapeutic assets of pH Pharma, with all representatives in attendance expressing interest in further exploring a potential business combination.

The management teams of Ignyte, pH Pharma and Company X thereafter over the next few weeks had initial internal discussions regarding whether a merger between pH Pharma and Company X would result in a successful combination complementing the strengths of each individual counterparty. Both companies began significant diligence on the therapeutic viability of each counterparty scientific assets and determined there would be interest in formally engaging each other for a three-way initial business combination. Dr. Huh and management from Company X held numerous virtual meetings discussing valuation considerations of each counterparty and the restructuring of a newly formed companies corporate leadership team.

On September 22, 2021, members of Ignyte, pH Pharma and Company X conducted a formal diligence session in Dallas, TX at Company X headquarters. Both parties were given the opportunity to express any outstanding concerns, confirm scientific diligence and formally discuss the structure of a combined party new business combination.

On September 27, 2021, Ignyte provided a draft non-binding indicative term sheet to both the pH Pharma and Company X management teams setting forth Ignyte’s terms for the proposed business combination and a related PIPE financing. Given the prior interactions from both parties during the initial Ignyte business combination outreach, the Ignyte management team led by Mr. Strupp determined and formulated an initial proposed valuation of each counterparty based upon the previously submitted indications of interest and complementary synergies to be realized between each counterparty. The draft non-binding indicative term sheet contemplated that Ignyte would acquire the combined company (“NewCo”) for consideration comprised entirely of shares of Ignyte Common Stock valued at $10.00 per share based on a pre-transaction equity value of NewCo of $300,000,000 with each respective private counterparty valued at $150,000,000. For Company X, this valuation was benchmarked to the financing round recently completed during 2021. As for pH Pharma, this valuation represented a modest discount to the latest financing post-money of $210,000,000 with a discount applied to reflect a merger of equals between Company X and Peak Bio in which NewCo management would consist primarily of Company X leadership. The Ignyte Board determined that the $210,000,000 post-money valuation of pH Pharma could be utilized and discounted as a benchmark to value Peak Bio given this latest financing was primarily driven by the two main assets Peak Bio would be bringing to the proposed business combination, including both the PHP-303 asset and the ADC platform (after the consummation of the Spin-Off as further described below). The initial draft of the non-binding indicative term sheet also contemplated that concurrent with consummation of the business combination, there would be a $60,000,000 PIPE financing to close concurrently with the proposed transaction, as well as that there would be a minimum cash available from the Trust Account and the PIPE financing of $40,000,000 at the closing of the transaction, $20,000,000 of which may come from either a combination of investors to the Trust Account and any investors introduced by Ignyte, and a lock-up applicable to existing stockholders of NewCo receiving shares of Ignyte Common Stock in the transaction.

On August 11, 2021, pH Pharma engaged Ladenburg to act as its financial advisor in connection with pH Pharma pursuing a potential business combination with a special purpose acquisition company or any related merger, sale, consolidation, reorganization, recapitalization or financing transaction. Upon consummation of the Business Combination, pH Pharma (Peak Bio) will pay to Ladenburg a one-time fee of $1,500,000.

On October 4, 2021, the Ignyte management team, together with members of the Ignyte Board held a video conference call with pH Pharma and Company X. During the call, the parties discussed, among other things, the combined company business and capital needs as well as a possible transaction and valuation considerations. In light of the information provided considering the initial proposed valuation of the combined company, the Ignyte management team and the Ignyte Board decided to enter into mutually exclusive negotiations for a limited period of time to avoid having either counterparty agree to exclusive negotiations with any competitor of Ignyte.

On October 7, 2021, Ignyte and NewCo agreed on, and executed, a non-binding indicative term sheet setting forth the terms for the proposed business combination and a related PIPE financing. The indicative term sheet contemplated that IGNY would acquire NewCo for consideration comprised entirely of shares of Common Stock valued at $10.00 per share based on a pre-transaction equity value of NewCo of $300,000,000 and would not be subject to further adjustment. The Ignyte management team led by Mr. Strupp determined such valuation based on mutually agreed synergies between both parties and a review of public comparable companies within similar therapeutic areas of focus at similar clinical stages of development.

Throughout October and November of 2021, pH Pharma and Company X continued their discussions towards how a combined NewCo would be structured and sources and uses of any contemplated PIPE proceeds. Throughout this period, Company X began to overcomplicate and delay standard materials, proving to be difficult to work with given constant attempts to renegotiate previously determined matters. Given the fact that Company X was involved in the process for their perceived management expertise, Ignyte and pH Pharma began to show concern that Company X may continue to delay the process.

On November 17, 2021, Dr. Huh acknowledged a newfound lack of transactability with Company X and internally declared interest in acting as Chief Executive Officer for pH pharma, thereby resulting in substantially less interest in complicating a potential transaction via a three-way business combination.

On December 7, 2021, the Ignyte team notified Company X that the term of exclusivity would be expiring and there was no intention to allow the period to extend. Upon expiration of exclusivity with Company X, Ignyte and pH Pharma continued to discuss a potential business combination.

On December 13, 2021, following the disengagement of Company X, pH Pharma proposed increasing its valuation to $180,000,000 (taking into account the Spin-Off (as defined in the Business Combination Agreement and below)) as the previously discussed combined company valuation was negotiated to be a “merger of equals” with each counterparty valued at $150,000,000 and included various negotiations between Company X and pH pharma which were no longer viable. The Spin-Off (described below) did not impact how Ignyte determined the valuation of pH Pharma. The Ignyte Board and Peak Bio agreed that the primary factor for the previously applied discount to the Peak Bio valuation was to reflect Company X’s leadership in the management of NewCo. Once Ignyte severed this business relationship, a request by Peak Bio to revert back to a more normalized valuation that was deemed to reflect Peak Bio’s latest round of financing versus the artificially depressed valuation suggested given a merger of equals, along with a premium for re-inserting management control with the public entity to be led by Dr. Huh. No specific calculations were prepared in our adjustment of the pH Pharma valuation from $150,000,000 to $180,000,000. Instead, the incremental value was mutually agreed upon by David Strupp and Dr. Huh and approved by the Ignyte Board.

On December 15, 2021, a renegotiated term sheet between Ignyte and pH Pharma was signed in which it was determined that the select assets of pH Pharma would be placed into a newly formed subsidiary to be renamed at a future date (as further described in the consummation of the Spin-Off below).

Beginning on December 18, 2021, the Ignyte team and its legal counsel, DLA Piper LLP (US) (“DLA Piper”), were provided access to a virtual data room containing due diligence materials related to pH Pharma. During the period of December 18, 2021 through the signing of the Business Combination Agreement, representatives of Ignyte and DLA Piper conducted an extensive due diligence investigation of pH Pharma, which focused on, among other things, pH Pharma’s (i) product candidates and technology (including the status of clinical trials with respect thereto), (ii) capitalization, (iii) corporate and organizational matters, (iv) suppliers, distributors and customers, (v) sales and marketing, (vi) real and personal property, (vii) intellectual property, (viii) debt and financing, (ix) financial and tax matters, including financial projections, (x) regulatory compliance, (xi) management, employees consultants and benefit plans, (xii) commercial and government contracts, and (xiii) privacy and data security matters, and included (a) a detailed review of due diligence materials provided in the virtual data room or otherwise by representatives of pH Pharma, (b) numerous written follow-up questions and requests by representatives of Ignyte and DLA Piper submitted to and addressed by representatives of pH pharma and pH Pharma’s legal counsel, B.C. Burr McCabe Law (“BCBM”), (c) conference calls among pH Pharma management, directors and representatives of Ignyte, BCBM and DLA Piper during which pH Pharma management answered questions and provided information regarding the company and its business, and (d) conference calls between representatives of Ignyte and representatives of pH Pharma’s clinical advisors and investigators during which such representatives discussed their relationship with pH Pharma and the status of pH Pharma’s product development and clinical trials.

On December 15, 2021, representatives and advisors of each of Ignyte and pH Pharma conducted a virtual kick-off meeting, where the parties discussed the potential timeline and steps to signing a definitive agreement for a business combination and discussed and tentatively agreed to a work plan. Between December 16, 2021 up through the signing of the Business Combination Agreement, the working group established a weekly call to ensure adherence to the proposed timeline previously discussed and to keep all parties on track on deliverance of required materials allowing for the carve-out of the assets from the Korean parent company.

On December 10, 2021, an initial draft of a presentation on Peak Bio for use with potential investors in connection with the proposed PIPE Financing was circulated to representatives of Ignyte and DLA Piper. The parties reviewed and made revisions to the presentation between December 10, 2021 and March 24, 2022.

On December 30 2021, IGNY engaged Yulchon, LLC. (“Yulchon”) as Korean counsel to IGNY to assist with the deliverance of transcribed documents and discussions between IGNY and the pH Pharma parent company as to the carve-out of the assets to be embedded within Peak Bio. Throughout January 4, 2022 and the signing of the Business Combination agreement, Yulchon was included on the weekly working group calls.

On January 6, 2022, Peak Bio entered into an agreement with Danforth Advisors (“Danforth”) to provide management support where required, in particular focusing on accounting and financial reporting measures. Tim Cunningham of Danforth was selected as interim CFO of Peak Bio and assisted with liaising between appropriate parties to ensure financial accounting measures were accurately covered in required documents.

On February 5, 2022, representatives of DLA Piper provided an initial draft of the Business Combination Agreement to representative of BCBM.

On February 11, 2022, Ignyte entered into an engagement with BTIG, LLC (“BTIG”), Chardan and Ladenburg pursuant to which BTIG, Chardan and Ladenburg agreed to act as the exclusive placement agent and co-placement agents, respectively, with respect to Ignyte’s PIPE Financing relating to the Business Combination. BTIG and Ladenburg would eventually disengage Ignyte as placement agents with respect to the PIPE Financing on April 26, 2022, which in turn called for a revised compensation schedule to be enacted in which Chardan was retained as a financial advisor to Ignyte and will be paid a one-time fee of $550,000 upon consummation of the Business Combination. Chardan was retained by Ignyte to provide general financial advisory services with respect to Ignyte’s overall capital markets strategy. Chardan was selected to provide these services to Ignyte due to its experience in both healthcare capital markets and SPAC advisory over the recent years. Chardan’s engagement covered a broad scope of services including providing assistance with evaluating potential target companies within the healthcare industry and conducting outreach to institutional investors in connection with the Business Combination.

On February 16, 2022, the Ignyte Board met, along with representatives of DLA Piper. The purpose of the board meeting was to review the acquisition criteria outlined in Ignyte’s prior investor presentations and how those supported the proposed transaction with Peak Bio. Mr. Strupp provided a summary of the disengagement with Company X, a summary of a Peak Bio’s revised valuation restructuring, and ongoing discussions between Peak Bio and all related parties. The Ignyte management team concluded the meeting by stating the belief that a review of all materials resulted in a view that Peak Bio made for an attractive business combination target.

On February 17, 2022, representatives from Ignyte, Peak Bio, legal counsels to each party and the PIPE placement agents held an organizational call to discuss the working plan with regards to the PIPE Financing. The

PIPE process would be formalized as “Project Intrepid” and, similar to the working calls set in place to discuss the advancement of the Business Combination Agreement, a weekly Project Intrepid call was set to keep all parties apprised of any updates.

On February 18, 2022, Peak Bio and the placement agents began to contact prospective investors to solicit interest in the proposed PIPE Financing. In this outreach process, PIPE investors were asked to sign a mutual Non-Disclosure Agreement and were then presented with a confidential presentation providing an overview of Peak Bio. This presentation shared key investment highlights, a scientific overview of each of Peak Bio’s clinical programs along with development plans, program budgets and timelines for ongoing and future therapeutic programs. Throughout February, March and April of 2022, Peak Bio and the placement agents held numerous virtual meetings with prospective investors for the PIPE Financing, during which those presentations were made and questions were answered from prospective PIPE investors regarding Peak Bio’s business, with the goal of raising up to $30,000,000 in the PIPE financing.

On February 22, 2022, representatives of BCBM provided a revised draft of the Business Combination Agreement to representatives of DLA Piper.

On March 1, 2022, pH Pharma consummated the Spin-Off and changed its name to Peak Bio. The general concept of the Spin-Off was contemplated by pH Pharma’s leadership over the course of the last couple of years as its clinical programs evolved and matured and came to inflexion points in their development, regional differences and funding opportunities. Internal strategic discussions began by pH Pharma’s leadership in the summer of 2021. pH Pharma began to work on and understand the process of a spin-off as well as whether the Spin-Off concept made scientific and business sense for pH Pharma even before contemplating the Business Combination with Ignyte. The leadership team of pH Pharma, mainly consisting of Dr. Huh, the Chief Executive Officer and Chair, and Stephen LaMond, PharmD, MBA, Chief Operating Officer, led the efforts of the Spin-Off. As pH Pharma continued to expand its main therapeutics areas of focus, it became more apparent to the pH Pharma leadership that creating a future spin-out based on the geographic, disease, differentiated programs and financing differences between the U.S. and South Korea was a logical and important initial step for pH Pharma’s future business plans. For a further description of the Spin-Off, please see “Peak Bio’s Management’s Discussion and Analysis–Recent Developments–Spin-Off.”

On March 4, 2022, representatives of DLA Piper provided an initial draft of the Subscription Agreement in connection with the proposed PIPE Financing to representatives of Ignyte, BCBM and the placement agents.

On March 31, 2022, representatives of DLA Piper provided a revised draft of the Business Combination Agreement to representatives of BCBM.

Between December 2021 and April 2022, representatives and advisors of Ignyte and Peak Bio held various calls and virtual meetings to discuss the investor management presentation, including the projected milestones to be included, equity research analyst coverage and outstanding information requests for the investor management presentation.

Between January 13, 2022 and April 18, 2022, representatives of Yulchon worked with representatives of DLA Piper and the Ignyte management team to form Korean Sub as a wholly-owned subsidiary of Ignyte in order to effectuate the Share Swap (as defined in the Business Combination Agreement). Between March 31, 2022 and April 27, 2022, representatives of BCBM and DLA Piper continued to exchange revised drafts of the Business Combination Agreement and the related ancillary agreements, including the proposed post-closing charter and bylaws of the combined company, and engaged in negotiations of such documents and agreements. During the same time period, representatives of Ignyte, Peak Bio, BCBM and DLA Piper worked to finalize the Business Combination Agreement and related transaction agreements.

On April 27, 2022, the Ignyte Board met and approved the Business Combination Agreement, which included no change to the $180,000,000 proposed valuation of Peak Bio. Present at the meeting were all directors and representatives from DLA Piper. Mr. Rosenberg reviewed the proposed transaction documentation and answered questions from the Ignyte Board. Following review and discussion, the Business Combination Agreement and related documents and agreements were unanimously approved by the Ignyte Board, subject to final negotiations and modifications, and the Ignyte Board determined to recommend the approval of the Business Combination Agreement to the stockholders of Ignyte. The Ignyte Board also commissioned and received a fairness opinion from River Corporate Advisors. For a description of the opinion issued by River Corporate Advisors, see “— Opinion of River Corp Advisors” below.

On April 28, 2022, representatives of BCBM delivered to representatives of DLA Piper, a copy of the Key Company Stockholder Forward Purchase Agreement executed by Dr. Huh and copies of the Subscription Agreements were delivered by representatives of the investors who desired to participate in the PIPE Financing executed by such investors, collectively which provided for binding subscriptions to purchase an aggregate of up to 2,550,000 shares of Ignyte Common Stock at $10.00 per share in connection with the Closing. Mr. Strupp requested that Dr. Huh enter into the Key Company Stockholder Forward Purchase Agreement as the Ignyte team recognized the transaction will require a key shareholder to be supportive of the Business Combination. The Ignyte team sought to provide Dr. Huh with as much latitude and time to fulfill his obligation to participate in the PIPE financing, resulting in a subscription agreement, namely the Key Company Stockholder Forward Purchase Agreement. The Ignyte team and Dr. Huh agreed that the Key Company Stockholder Forward Purchase Agreement would include a closing condition wherein Dr. Huh shall have received margin financing in the aggregate subscription amount of $10,000,000 from a lender reasonably acceptable to Ignyte and the Key Company Stockholder within 180 days following the Closing in order to purchase shares of Ignyte Common Stock in the PIPE Financing. If Dr. Huh is unable to obtain margin financing within 180 days following the Closing, he will not be obligated to purchase shares of Ignyte Common Stock pursuant to the Key Company Stockholder Forward Purchase Agreement.

On April 28, 2022, the parties executed the Business Combination Agreement, the Subscription Agreements, the Sponsor Support Agreement and the Key Company Stockholder Forward Purchase Agreement. On April 28, 2022, Ignyte and Peak Bio issued a joint press release announcing the execution of the Business Combination Agreement and Ignyte filed a Current Report on Form 8-K with an investor presentation providing information on Peak Bio and a summary of certain key terms of the Business Combination and other key ancillary agreements,

Engagement of River Corp Advisors

On January 28, 2022, the Ignyte Board retained River Corporate Advisors, a division of KEMA Partners LLC (“River Corp”) to render a fairness opinion to the Ignyte Board with respect to the Business Combination. River Corp was identified by our Chief Financial Officer, Steven Kaplan, who has had a long professional relationship with the Managing Director at the firm. Mr. Kaplan has had a professional relationship with Managing Director at River Corp for approximately 25 years and worked with him in various health care investment banking groups for approximately 10 years. In addition, the Managing Director at River Corp has approximately 35 years of investment banking experience, focused, almost exclusively, on the health care industry. There are no material relationships between either KEMA Partners LLC or River Corp and Ignyte, Peak Bio or their respective affiliates besides this professional relationship. On April 28, 2022, River Corp orally rendered its opinion to the IGNY Board (which was subsequently confirmed in writing by delivery of River Corp written opinion addressed to the IGNY Board dated April 27, 2022) that, as of the date of such opinion, (i) the Business Combination was fair, from a financial point of view, to Ignyte and (ii) Peak Bio had a combined fair market value equal to at least 80 percent of the balance of funds in Ignyte’s trust account (excluding deferred underwriting commission and taxes payable). In connection with the delivery of the fairness opinion by River Corp, Ignyte paid a fee of $65,000 to River Corp for its services.

In selecting River Corp, the Ignyte Board considered, among other things, the fact that River Corp (i) is an independent business valuation firm; (ii) is a leading provider of valuation services for transactions (fairness opinions); (iii) its principals have extensive fairness opinion experience and have previously held positions at leading global investment banks and financial advisory firms, and (iv) has transaction, operational and financial expertise. The Ignyte Board obtained and considered the fairness opinion for a number of reasons: (i) to determine whether experienced, independent valuation specialists would judge the negotiated purchase price to be fair, from a financial point of view, (ii) to help the Ignyte Board insure that its own determination as to whether to accept and recommend the negotiated Business Combination was reasonable and in the best interests of Ignyte stockholders, (iii) to help the Ignyte Board insure that its own determination as to whether to accept and recommend the negotiated Business Combination was the result of a reasonable and thorough examination of the relevant facts and (iv) to provide Ignyte stockholders with additional information to consider when deciding whether to vote in favor of the Business Combination or not, and whether to redeem their shares in Ignyte or not.

Opinion of River Corp Advisors

River Corp rendered an opinion dated April 27, 2022, to the Ignyte Board that, as of such date, and subject to and based on the considerations referred to in its opinion, (i) the Business Combination was fair, from a financial point of view, to Ignyte and (ii) Peak Bio has a combined fair market value equal to at least 80 percent of the balance of funds in Ignyte’s trust account (excluding deferred underwriting commissions and taxes payable).

River Corp’s opinion was furnished to the Ignyte Board (in its capacity as such) and, as stated in such opinion, not to any other person, including any particular shareholder, group or class of securities, creditor, or other constituencies of Ignyte, and was furnished solely to be utilized by the Ignyte (such stated limitations of the opinion are referred to as River Corp’s “Disclaimer”). The issue of whether the Disclaimer would be enforced in favor of River Corp and against any securities holders or other persons would need to be resolved by a court of competent jurisdiction. However, resolution of the issue would have no effect on the rights and responsibilities of the Ignyte Board and would have no effect on the rights and responsibilities of either River Corp or the Ignyte Board under federal securities laws.

The opinion did not address or express any other views or opinions including as to (i) any other terms, aspect or implication of the Business Combination, (ii) Ignyte’s underlying business decision to effect the Business Combination, (iii) the basic business decision to proceed with or effect the Business Combination, (iv) the merits of the Business Combination relative to any alternative transaction or business strategy available to Ignyte, (v) the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of Ignyte or Peak Bio in the Business Combination, (vi) the fairness of the Business Combination to any particular group or class of securities, creditors, or other constituencies of Ignyte, (vii) the solvency, creditworthiness or fair value of Peak Bio or any other participant in the Business Combination under any applicable laws relating to bankruptcy, insolvency or similar matters or (viii) the independent fair value of Peak Bio or the fairness to Ignyte of an acquisition of either such entity independent from the Business Combination taken as a whole.

River Corp’s opinion was rendered to be utilized by the Ignyte Board as only input to consider in its process of analyzing the transaction and was not intended to be, and does not constitute, advice or a recommendation to the Ignyte Board, any individual member of the Ignyte Board, any security holder of Ignyte or any other person as to how to act or vote with respect to any matter relating to the Business Combination.

The full text of River Corp’s written opinion is attached to this proxy statement as Annex K and is incorporated into this proxy statement by reference. The description of River Corp’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by River Corp in connection with the preparation of its opinion. While not rendered as a recommendation to Ignyte stockholders. Ignyte stockholders are encouraged to read the full text of River Corp’s opinion to the Ignyte Board. River Corp’s opinion was rendered on the basis of developments may affect River Corp’s opinion, River Corp does not have any obligation to update, revise, or reaffirm its opinion.

In the course of River Corp’s analyses for rendering its opinion, River Corp made reviews, analyses, and inquiries as River Corp deemed necessary and appropriate under the circumstances, including, reviewing specific matters undertaking inquiries and analysis set forth specifically in its opinion, the full text of which is attached to this proxy statement as Annex K.

In the course of its investigation, River Corp assumed and relied upon the accuracy and completeness of the financial statements, forecasts, projections and other information provided to River Corp by Ignyte and Peak Bio. For purposes of clarity, such forecasts and projections pertained solely to a cash-burn forecast highlighting how much capital Peak Bio would likely burn over the next few years and the sole purpose of reviewing such materials was to determine the cash needs of Peak Bio as a public company from 2022 through 2025. These projections were not meant to be used to provide any other financial analysis. Furthermore, no attempt was made to model future revenue projections or any of the therapeutic programs being advanced by Peak Bio. Neither River Corp nor the Ignyte Board of Directors utilized the cash-burn forecast in its evaluation of the transaction. River Corp further relied upon the assurances of Ignyte management that they were unaware of any facts that would make the information provided to River Corp incomplete or misleading. River Corp has not assumed any responsibility for independent verification of such information or assurances.

In arriving at its opinion, River Corp did not perform any independent appraisal, or physical inspection, of the assets of Peak Bio. River Corp’s analysis did not and does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). River Corp did not and does not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, were presented to it in conformity with AICPA presentation guidelines.

River Corp’s opinion was further predicated on its assumption that the final executed Business Combination Agreement would not differ in any material respect from the draft of the Business Combination Agreement it examined, that the conditions to the Business Combination as set forth in the Business Combination Agreement would be satisfied, and that the Business Combination would be consummated on a timely basis in the manner contemplated by the Business Combination Agreement. River Corp further assumed that all other transaction documents listed in its opinion would be executed with no material changes from the most recent drafts supplied to, and reviewed by, River Corp.

Summary of Financial Analyses

Below is a summary of some of the analyses performed by River Corp and presented to Ignyte. Specific analyses and methodologies utilized by River Corp, and descriptions thereof, were not and are not intended to represent an opinion by River Corp but to serve as discussion materials for the Ignyte Board to review. River Corp did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Estimates of value contained in the analyses are not performed by or indicative of actual value or predictive of future results/values, which may be significantly more or less favorable.

Valuation Approaches/Methodologies Utilized

The method or methods selected for a valuation analysis ultimately depend on the valuation analyst’s judgment and experience with similar valuations and upon the quantity and quality of available financial, operational and industry data. River Corp’s estimation of the fair market value of equity of Peak Bio was based on the following analyses:

1.	Publicly available data regarding companies that were believed to be comparable in certain respects to Peak Bio:

•	Select Preclinical Oncology Publicly-Traded Comparable Companies

The Select Preclinical Oncology Publicly-Traded Comparable Companies had implied total enterprise values between ($179.8M) and $2,091.5M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of ($9.9M) to $204.2M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Enterprise Value):

Company Name	Enterprise Value ($mm)
Beam Therapeutics Inc.	2,091.5
Sana Biotechnology, Inc.	952.5
Lyell Immunopharma, Inc.	715.5
Century Therapeutics, Inc.	495.9
Nuvalent, Inc.	237.5
Janux Therapeutics, Inc.	170.9
Theseus Pharmaceuticals, Inc.	147.7
HCW Biologics Inc.	56.3
Tyra Biosciences, Inc.	46.4
TransCode Therapeutics, Inc.	13.9
Vyant Bio, Inc.	12.1
Immuneering Corporation	11.5
Immunome, Inc.	-1.4
Xenetic Biosciences, Inc.	-5.0
Kiromic BioPharma, Inc.	-14.8
Werewolf Therapeutics, Inc.	-21.0
Biomea Fusion, Inc.	-76.9
TScan Therapeutics, Inc.	-96.7
Pyxis Oncology, Inc.	-179.8

•	Select ADC Targeting Publicly-Traded Comparable Companies

The Select Preclinical Oncology Publicly-Traded Comparable Companies had implied total enterprise values between ($51.5M) and $830.8M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $34.9M to $273.5M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Enterprise Value):

Company Name	Enterprise Value ($mm)
ADC Therapeutics SA	830.8
Ambrx Biopharma Inc.	682.4
ImmunoGen, Inc.	284.7
Innate Pharma S.A.	239.7
MacroGenics, Inc.	202.7
Mersana Therapeutics, Inc.	146.3
Sutro Biopharma, Inc.	73.6
Vor Biopharma Inc.	22.0
Zymeworks Inc.	-32.9
VincerX	-51.5

•	Select Phase II Rare Publicly-Traded Comparable Companies

The Select Phase II Rare Publicly-Traded Comparable Companies had implied total enterprise values between ($107.6M) and $1,147.8M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of ($16.6M) to $93.0M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Enterprise Value):

Company Name	Enterprise Value ($mm)
Celldex Therapeutics, Inc.	1,147.8
Inhibrx, Inc.	584.7
Gossamer Bio, Inc.	510.5
Imago BioSciences, Inc.	384.7
Kamada Ltd.	249.3
Fulcrum Therapeutics, Inc.	227.9
Kazia Therapeutics Limited	93.0
Pliant Therapeutics, Inc.	67.0
Equillium, Inc.	32.2
Mereo BioPharma	18.8
aTyr Pharma, Inc.	13.5
Monopar Therapeutics Inc.	9.8
Timber Pharmaceuticals, Inc.	5.4
Ayala Pharmaceuticals, Inc.	4.6
Aileron Therapeutics, Inc.	3.5
Surface Oncology, Inc.	-2.5
Exicure, Inc.	-3.2
Rezolute, Inc.	-11.6
Salarius Pharmaceuticals, Inc.	-16.6
Moleculin Biotech, Inc.	-18.7
Spruce Biosciences, Inc.	-35.0
Adaptimmune Therapeutics plc	-47.6
Forma Therapeutics Holdings, Inc.	-48.0
Reneo Pharmaceuticals, Inc.	-91.2
BioAtla, Inc.	-107.6

•	Select Respiratory & Inflammatory Publicly-Traded Comparable Companies

The Select Respiratory & Inflammatory Publicly-Traded Comparable Companies had implied total enterprise values between ($120.5M) and $577.0M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $4.6M to $111.0M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Enterprise Value):

Company Name	Enterprise Value ($mm)
Kezar Life Sciences, Inc.	577.0
Gossamer Bio, Inc.	510.5
Vaxart, Inc.	334.4
Immunic, Inc.	151.0
Pieris Pharmaceuticals, Inc.	126.8
Evelo Biosciences, Inc.	117.1
Verona Pharma plc	111.0
TFF Pharmaceuticals, Inc.	104.5
Galectin Therapeutics Inc.	89.1
Pliant Therapeutics, Inc.	67.0
Avalo Therapeutics, Inc.	44.4
vTv Therapeutics Inc.	40.8
Edesa Biotech, Inc.	40.1
Revelation Biosciences, Inc.	18.5
aTyr Pharma, Inc.	13.5
Eloxx Pharmaceuticals, Inc.	7.0
Palisade Bio, Inc.	6.1
BiomX Inc.	5.3
Savara Inc.	4.6
CohBar, Inc.	-3.3
ASLAN Pharmaceuticals Limited	-11.7
Chemomab Therapeutics Ltd.	-22.2
Pulmatrix, Inc.	-32.8
Galecto, Inc.	-51.9
Connect Biopharma Holdings Limited	-120.5

•	Select Preclinical Oncology IPOs

The Select Preclinical Oncology IPOs had implied total enterprise values between $36.7M and $3,548.8M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $201.8M to $399.6M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by IPO Date):

Filing Date	Company Name	Enterprise Value ($mm)
9/14/2021	Tyra Biosciences	346.6
7/29/2021	Immuneering Corp	197.6
7/19/2021	HCW Biologics	221.0
7/8/2021	TransCode Therapeutics	36.7
6/17/2021	Century Therapeutics Inc	875.8
6/16/2021	Lyell Immunopharma Inc	3,063.0
6/10/2021	Janux Therapeutics Inc	288.9
4/29/2021	Werewolf Therapeutics Inc	228.1
4/15/2021	Biomea Fusion Inc	274.4
3/25/2021	Ikena Oncology Inc	265.9
2/5/2021	Vor Biopharma Inc	355.7
2/3/2021	Sana Biotechnology Inc	3,548.8
12/2/2020	Kinnate Biopharma Inc	433.7
10/23/2020	Foghorn Therapeutics Inc.	387.8
10/15/2020	Kiromic Biopharma Inc	71.3
10/1/2020	Immunome Inc	71.6
10/1/2020	C4 Therapeutics Inc	400.5
9/24/2020	PMV Pharmaceuticals Inc	406.1
7/13/2020	Nkarta, Inc.	205.3
6/18/2020	Repare Therapeutics Inc	396.7
11/8/2019	CNS Pharmaceuticals, Inc.	45.8
9/17/2019	IGM Biosciences	200.6
12/6/2018	Synthorx	143.7
9/27/2018	Gritstone Oncology	255.9
9/26/2018	Arvinas	456.1
3/28/2018	Unum Therapeutics	244.8

•	Select Phase II Rare & Inflammatory IPOs

The Select Phase II Rare & Inflammatory IPOs had implied total enterprise values between $39.0M and $602.8M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $148.5M to $299.8M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by IPO Date):

Filing Date	Company Name	Enterprise Value ($mm)
8/12/2021	Dermata Therapeutic Inc.	39.0
7/15/2021	Imago BioSciences	162.1
4/8/2021	Reneo Pharmaceuticals	168.5
3/18/2021	Connect Biopharma Holdings	602.8
12/15/2020	BioAlta Inc.	305.7
10/28/2020	Galecto Inc.	186.4
10/8/2020	Spruce Biosciences Inc.	167.8
6/18/2020	Forma Therapeutics Holdings Inc.	305.9
6/2/2020	Pliant Therapeutics Inc.	234.0
5/7/2020	Ayala Pharmaceuticals Inc.	114.9
3/11/2020	IMARA Inc.	144.0
2/7/2019	Gossamer Bio	480.0
10/17/2018	PhaseBio Pharmaceuticals	52.1
6/20/2018	AVROBIO, Inc.	282.2

•	Select Early-Stage Cancer, Inflammation and Auto-Immune M&A Transactions

The Select Early-Stage Cancer, Inflammation and Auto-Immune M&A Transactions had implied total enterprise values between $4.4M and $1,200.0M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $33.2M to $465.0M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Transaction Date):

Transaction Date	Seller	Buyer	Enterprise Value ($mm)
12/14/2021	VCN Biosciences	Synthetic Biologics	84.0
12/13/2021	Avidea Technologies	Vaccitech	33.2
11/29/2021	Lengo Therapeutics	Blueprint Medicines	465.0
5/13/2021	Trigr Therapeutics	Compass Therapeutics	45.2
5/4/2021	Kuur Theraepeutics	Athenex	185.0
3/30/2021	Rodeo Therapeutics	Amgen	721.0
9/21/2020	Inflazome	Roche	449.0
8/13/2020	Genkyotex SA	Calliditas Therapeutics	32.3
6/23/2020	Empirica Therapeutics Inc.	Century Therapeutics	4.4
5/6/2020	Tetraphase Pharmaceuticals, Inc.	La Jolla Pharmaceutical Company	28.6
1/16/2020	Neon Therapeutics	BioNTech	52.0
12/26/2019	Xyphos Biosciences	Astellas	665.0
5/22/2019	Nuevolution	Amgen	159.9
5/16/2019	Realm Therapeutics	Essa Pharma	21.5
2/25/2019	Katana Biopharma Inc.	Theratechnologies Inc.	5.3
9/28/2018	Tusk Therapeutics Ltd	Roche Holdings AG	761.0
9/26/2018	Syntimmune	Alexion Pharmaceuticals	1,200.0
9/25/2018	Ichorion Therapeutics, Inc.	Cercor, Inc.	41.7
7/23/2018	TxCell	Sangamo	76.4
2/21/2018	Viralytics Limited	Merck Sharp & Dohme Pty Ltd	354.3
1/31/2018	Cascadian Therapeutics	Seattle Genetics	529.8

•	Select SPAC Biotech Mergers

The Select SPAC Biotech Mergers had implied total enterprise values between $116.0M and $601.0M, from which River Corp analyzed 25th and 75th percentiles to calculate a range of implied total enterprise values of $262.1M to $479.8M, which was then compared to the value of Peak Bio as per the merger agreement. The companies mentioned above along with relevant metrics are as follows (Sorted by Enterprise Value):

SPAC	Target	Post Transaction Enterprise Value ($mm)
Dynamics Special Purpose Corp	Senti Biosciences Inc	601.0
Helix Acquisition Corp.	MoonLake Immunotherapeutics	590.0
Amplitude Healthcare Acquisition Corporation	Jasper Therapeutics	490.0
Edoc Acquisition	Calidi	449.0
Silver Spike Acquisition Corp II	Eleusis	446.0
Biotech Acquisition Company	Blade Therapeutics	353.0
Brookline Capital Acquisition Corp.	Apexigen	273.0
OTR Acquisition	Comera Life Sciences	258.4
Petra Acquisition, Inc.	Revelation Biosciences	128.0
SPK Acquisition Corp.	Varian Biopharmaceuticals	116.0

Methods Not Selected

River Corp elected not to perform the following traditional valuation methods:

•

Discounted Cash Flow (“DCF”) Method: River Corp did not use the DCF method. The uncertainty regarding adequately risk-adjusting prospective cash flows and the potential for high levels of variance in year over year operating results (i.e., high revenue growth or elevated investment in sales and marketing or research and development) makes the DCF approach less reliable. Also, no forecast was available that extends through the period necessary to employ this technique.

Fairness Analysis Summary

As part of determining whether the Business Combination is fair to Ignyte, River Corp considered its valuation indications noted above as part of its determination that the Business Combination was fair to Ignyte from a financial point of view. In each of these analyses, River Corp calculated enterprise values by analyzing market capitalization plus long-term debt less cash and short term investments as of April 27, 2022. These values were compared to a Peak Bio and Ignyte combined entity post-transaction enterprise value of approximately $205 million.

In addition, River Corp considered whether the fair market value of Peak Bio was equal to at least 80 percent of the balance of funds in Ignyte’s trust account (excluding deferred underwriting commissions and taxes payable), as of the date of River Corp’s opinion. The balance of the trust account as of the date of River Corp’s opinion was approximately $57.5 million, and 80% of this amount is approximately $46 million. The low end of the aggregate fair market value range, as reviewed by River Corp pursuant to its analysis, including as summarized above, exceeded this amount.

In addition to considering the factors described above, the Ignyte Board also considered that some officers and directors of Ignyte may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Ignyte stockholders (see “The Business Combination Proposal — Interests of Ignyte’s Directors and Officers and Others in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in the course of evaluating and unanimously approving the Business Combination Agreement and the transactions contemplated thereby.

After considering all the information available to it and all the advice and other inputs presented to it, including in respect to the various positive and negative factors highlighted above, the Ignyte Board concluded that Ignyte’s entry into the Business Combination Agreement and consummation of the transactions contemplated therein, including the Business Combination were advisable, fair to and in the best interests of Ignyte and its stockholders.

Satisfaction of 80% Test

It is a requirement under our governing documents and under NASDAQ’s Listing Rules that any business we acquire have a fair market value equal to at least 80% of the balance of the funds in the trust account held for the benefit of our public stockholders at the time of the execution of a definitive agreement for an initial business combination. Our board of directors determined that the enterprise value of Peak Bio equaled or exceeded 80% of the amount held by us in trust for the benefit of our public stockholders (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account).

Interests of Ignyte’s Directors and Executive Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the fact that the Sponsor has agreed not to redeem any shares of Ignyte Common Stock held by it in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid an aggregate of $25,000 for 1,437,500 shares of Ignyte Common Stock, all of which are currently owned by the Sponsor and will have a significantly higher value at the time of the Business Combination. If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Ignyte Common Stock on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that Sponsor paid $2,500,000 for its private placement warrants (including the underlying securities) would be worthless if a business combination is not consummated by November 1, 2022 (unless such date is extended in accordance with the Existing Governing Documents). Such private placement warrants had an aggregate market value of approximately $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of approximately $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that the Sponsor has agreed to waive their rights to liquidating distributions from the trust account with respect to any shares of Ignyte Common Stock (other than public shares) held by it if Ignyte fails to complete an initial business combination by November 1, 2022;

•	the fact that the Registration Rights Agreement will be entered into by the Sponsor and certain other affiliates of Ignyte;

•

the fact that EarlyBirdCapital will receive a deferred underwriting fee of 3.5% of the total gross proceeds raised in the initial public offering equal to $2,012,500, payable in cash (for illustrative purposes, immediately following the Closing, the deferred underwriting fee owed to EarlyBirdCapital will represent 7.4%, 8.2%, and 9.0% of the total number of shares of Ignyte Common Stock in each of the no redemption, 50% redemption and maximum redemption scenarios, respectively);

•	the fact that Chardan Capital Markets LLC will receive a financial advisory fee of $550,000 as financial advisor to Ignyte upon consummation of the Business Combination;

•

the fact that Ladenburg Thalmann & Co Inc. will receive a financial advisory fee of $1,500,000 as financial advisor to Peak Bio upon consummation of the Business Combination and that Mr. Rosenberg, our Co-Chief Executive Officer, is the Co-Chief Executive Officer and Co-President of Ladenburg, Mr. Strupp, our Co-Chief Executive Officer, is Head of Healthcare Investment Banking at Ladenburg, and Steve Kaplan, our Chief Financial Officer, is Head of Capital Markets at Ladenburg;

•	the continued indemnification of Ignyte’s directors and officers and the continuation of Ignyte’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”);

•

the fact that the Sponsor and Ignyte’s officers and directors will lose their entire investment in Ignyte and will not be reimbursed for any out-of-pocket expenses, if any, if an initial business combination is not consummated by November 1, 2022;

•

the fact that the Sponsor and Ignyte’s directors and officers may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Peak Bio is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

•

the fact that Sponsor has invested an aggregate of $2,525,000 (consisting of $25,000 for the founder shares, or approximately $0.017 per share, and $2,500,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in Ignyte even if the trading price of Ignyte Common Stock was as low as $1.10 per share (assuming no redemptions and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that if the Business Combination is consummated, Dr. Huh’s employment agreement with Peak Bio provides for repayment to Dr. Huh of backpay for years of forwent salary in the amount of $1,524,852 and repayment of an outstanding loan in the amount of $1,500,000 made by Dr. Huh to Peak Bio;

•

the fact that after the Business Combination, assuming no redemptions and transaction expenses equal to approximately $10 million, the Sponsor will beneficially own approximately 6% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Shares of Ignyte Common Stock to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Ignyte’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. Ignyte’s executive officers previously loaned the Company an aggregate of $80,000 to cover expenses related to the IPO pursuant to an unsecured promissory note that was repaid in full on February 1, 2021. On March 21, 2022, the Sponsor has loaned an aggregate of $300,000 to Ignyte under a promissory note to fund operating and transaction expenses in connection with the proposed Business Combination, and may make additional loans after the date of this proxy statement for such purposes. If the Business Combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to Ignyte outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by Ignyte to the Sponsor, Ignyte’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on Ignyte’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or Ignyte’s officers or directors are awaiting reimbursement;

•

the fact that if the trust account is liquidated, including in the event Ignyte is unable to complete an initial business combination by November 1, 2022, the Sponsor has agreed to indemnify Ignyte to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Ignyte has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Ignyte, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

•	the fact that Ignyte may be entitled to distribute or pay over funds held by Ignyte outside the trust account to the Sponsor or any of its affiliates prior to the Closing.

Our independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The board concluded that the potential benefits that it expected us and our stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in our best interests.

Potential Purchases of Public Shares

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding us or our securities, our Sponsor, directors, officers and their respective affiliates may purchase our securities on the open market, and may enter into agreements to purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or who have elected or redeem, or indicate an intention to redeem, their shares in connection with the Business Combination. Any such privately negotiated purchases may be effected at purchase prices that are no higher than the redemption price for the shares. Any shares so purchased would not be voted by our Sponsor, directors, officers or their respective affiliates at the special meeting and would not be redeemable by our Sponsor, directors, officers or their respective affiliates. Our Sponsor, directors, officers, advisors and their respective affiliates may also enter into transactions with stockholders and others to provide them with incentives to acquire shares of Ignyte Common Stock or vote their shares of Ignyte Common Stock in favor of the Business Combination Proposal. While the exact nature of such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such persons against potential loss in value of their shares, including the granting of put options and the transfer to such persons of shares or warrants for nominal value. Our Sponsor, directors, officers or their respective affiliates will not affect any such purchases when they are in possession of any material non-public information relating to us or Peak Bio, during a restricted period under Regulation M under the Exchange Act or in a transaction which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act.

The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved and to decrease the likelihood that holders request redemption of public shares and cause us to be unable to consummate the Transactions contemplated under the Business Combination Agreement.

If our Sponsor, directors, officers or their respective affiliates effect any purchases of our shares of Ignyte Common Stock, such purchases may cause the Business Combination Proposal or any other proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert disproportionate influence over the approval of the Business Combination Proposal and other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement, no such agreements to sell or purchase shares prior to the record date have been entered into with any such investor or holder. We will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that are not described in this proxy statement and that would affect the vote on the Business Combination Proposal.

Total Shares of Ignyte Common Stock to be Issued in the Business Combination

We anticipate that, upon completion of the Business Combination, assuming that none of our stockholders exercise redemption rights, an aggregate of 27,302,368 shares of Ignyte Common Stock will be issued as consideration in the Transactions, our existing stockholders will hold in the aggregate approximately 26% of Ignyte’s outstanding common stock (approximately 21% held by our public stockholders and 6% held by the Sponsor and EarlyBirdCapital), and Peak Bio Holders will hold approximately 64% of Ignyte’s outstanding common stock. If 5,000,000 shares of the Ignyte Common Stock are redeemed for cash, which assumes the maximum redemption of our shares while still providing for a minimum of $20 million of Ignyte Cash, after giving effect to payments to redeeming stockholders, and an aggregate of 22,302,368 shares of Ignyte Common Stock will be issued as consideration in the Business Combination, upon completion of the Business Combination, our existing stockholders will hold in the aggregate approximately 10% of Ignyte’s outstanding common stock (3% held by our public stockholders and 7% held by the Sponsor and EarlyBirdCapital) and Peak Bio members will hold approximately 78% of Ignyte’s outstanding common stock. These ownership percentages do not take into account (1) any warrants or options to purchase Ignyte Common Stock that will be outstanding following the Business Combination, or (2) any equity awards that may be issued under the proposed Long-Term Incentive Plan following the Business Combination. If the actual facts are different than these assumptions (which is likely), the ownership percentages held by each of our existing stockholders and Peak Bio members will be different. See the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of Ignyte and Ignyte Following the Business Combination

Each of our incumbent directors has advised us that they will resign from our board of directors upon closing of the Business Combination. Upon consummation of the Business Combination, Ignyte’s board of directors will initially consist of up to seven (7) directors, with each director having a term that expires as described herein until the applicable annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Hoyoung Huh will serve as the Chairman of the Board. See “Management Following the Business Combination” for additional information.2

Rights of Stockholders

Ignyte is a Delaware corporation governed by the DGCL. The DGCL and the Existing Governing Documents govern your rights as a stockholder. Subject to the approval of our stockholders of the charter Proposals described in this proxy statement, the Existing Governing Documents will not differ materially from the certificate of incorporation and bylaws of Ignyte following the Business Combination. See the section entitled “Proposal No. 2 — The Governing Documents Proposals” for more information.

Name; Headquarters

The name of Ignyte after the Business Combination will be Peak Bio, Inc. and its headquarters will be located at [●].

[2]

Dr. LaMond will serve as Interim Chief Executive Officer of Peak Bio while Dr. Huh is taking a leave of absence during the pendency of a personal legal proceeding. For more information, please see “Risk Factors — Risks Relating to Ignyte and the Business Combination — Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.”

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Ignyte will be treated as the “acquired” company and Peak Bio will be considered the accounting acquirer for accounting purposes. This determination was primarily based on Peak Bio expecting to have a majority of the voting power of the post-combination company, Peak Bio’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Peak Bio compared to Ignyte, and Peak Bio’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Peak Bio is issuing securities for the net assets of Ignyte. The net assets of Ignyte will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Peak Bio.

Redemption Rights

Pursuant to our Existing Governing Documents, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Existing Governing Documents. As of [●], 2022 this would have amounted to approximately $10.00 per public share. If a holder of public shares exercises redemption rights, then such holder will be exchanging its public shares for cash and will no longer own our shares of Ignyte Common Stock and will not own shares of Ignyte Common Stock following completion of the Business Combination. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described in this proxy statement. See the section entitled “Special Meeting of Ignyte — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

It is a condition to closing under the Business Combination Agreement that (i) aggregate cash proceeds, excluding the aggregate gross proceeds from the PIPE Financing, equal no less than $7,500,000 and (ii) Ignyte Cash equal or exceed $20,000,000, after giving effect to all demands for redemption from holders of our public shares. Any redemptions by our public stockholders will decrease the funds in the trust account available to us to consummate the Business Combination and related transactions.

Vote Required for Approval

This proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

Consequently, the transactions contemplated by the Business Combination Agreement, including the Business Combination, cannot be completed unless the Business Combination Proposal is adopted by the affirmative vote of a majority of the votes cast by Ignyte stockholders present or represented by proxy at the special meeting and entitled to vote thereon.

The Business Combination is conditioned on the approval of this Business Combination Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Business Combination Proposal will have no effect, even if approved by our stockholders.

As of the record date, our Sponsor has agreed to vote any shares of Ignyte Common Stock owned by them in favor of the Business Combination.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE GOVERNING DOCUMENTS PROPOSALS

Ignyte’s stockholders are being asked to consider and vote upon and to approve the Governing Document Proposals in connection with the replacement of the Existing Governing Documents with the Proposed Governing Documents. If the Businesses Combination Proposal is not approved, the Governing Documents Proposal will have no effect, even if approved by holders of shares of Ignyte Common Stock.

The Proposed Governing Documents do not differ materially from the Existing Governing Documents.

Overview

Governing Documents Proposal 2A — to approve the change in the authorized share capital of Ignyte to (i) 60 million shares of Ignyte Common Stock and (ii) 10 million shares of Ignyte Preferred Stock.

As of the date of this proxy statement, there are 7,287,500 shares of Ignyte Common Stock issued and outstanding, which includes an aggregate of 1,437,500 shares of Ignyte Common Stock held by the Sponsor. In addition, as of the date of this proxy statement, there is outstanding an aggregate of 5,375,000 warrants to acquire Ignyte Common Stock, comprised of 2,500,000 private placement warrants held by the Sponsor and 2,875,000 public warrants.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, Ignyte will transfer shares of Ignyte Common Stock to Peak Bio in exchange for shares of Peak Bio Common Stock. For further details, see “Business Combination Proposal — Consideration to Ignyte Stockholders and Peak Bio Stockholders in the Business Combination.”

Governing Documents Proposal 2B — to remove in the provisions Certificate of ‘Incorporation various provisions applicable only to blank check companies and includes in its purpose that Ignyte may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of Ignyte including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Governing Documents Proposal 2C — to update the existing Bylaws to include references to Proposed Certificate of Incorporation and other conforming changes.

Reasons for the Amendments

The principal purpose of this proposal is to provide for an authorized capital structure of Ignyte that will enable it to continue as an operating company governed by the DGCL. Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Additionally, the provisions applicable to blank check companies are no longer applicable to Ignyte following the Business Combination.

Vote Required for Approval

The Governing Documents Proposals require the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on the proposal.

The Governing Documents Proposals are conditioned on the approval and adoption of each of the other Condition Precedent Proposals.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED that the Second Amended and Restated Certificate of Incorporation of Ignyte and the Amended and Restated Bylaws of Ignyte in the form attached to the proxy statement be adopted.”

Recommendation of the Ignyte Board

THE IGNYTE BOARD UNANIMOUSLY RECOMMENDS THAT IGNYTE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 3 — THE NASDAQ PROPOSAL

Overview

The Nasdaq Proposal is a proposal to approve for the purposes of complying with the applicable provisions of the Nasdaq Stock Exchange Listing Rules (each, a “Nasdaq Listing Rule”) 5635(a), (b) and (d), the issuance of shares of Ignyte Common Stock in connection with the Business Combination and the PIPE Financing, to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(a), (b) or (d) (such proposal, the “Nasdaq Proposal”).

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

If the Business Combination is completed pursuant to the Business Combination Agreement, Ignyte currently expects to issue (or reserve for issuance pursuant to a later exchange) an estimated 27,302,368 shares of Ignyte Common Stock (assuming that none of Ignyte’s outstanding public shares are redeemed) in connection with the Business Combination. Because the number of shares of our common stock we anticipate issuing as consideration in the Business Combination and the PIPE Financing will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

In connection with the Business Combination, there will be a PIPE Financing of up to $25.5 million. As such, on or about the date of the Business Combination Agreement, Ignyte entered into Subscription Agreements and the Key Company Stockholder Forward Purchase Agreement with the PIPE Investors for the sale of up to 2,550,000 shares of Ignyte Common Stock at a purchase price of $10.00 per share upon the completion of the Business Combination.

Additionally, pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if any director, officer or substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company. Because Sponsor currently owns greater than 5% of the shares of Ignyte Common Stock, the Sponsor is considered a substantial stockholder of Ignyte under Nasdaq Listing Rule 5635(e)(3).

In the event that this proposal is not approved by the holders of a majority of the issued and outstanding shares in Ignyte Common Stock Ignyte stockholders, the Business Combination cannot be consummated.

Vote Required for Approval

The Nasdaq Proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the extraordinary general meeting, vote at the meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the proposal.

The Nasdaq Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows: “RESOLVED, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of Ignyte Common Stock be approved.”

Recommendation of the Ignyte Board

THE IGNYTE BOARD UNANIMOUSLY RECOMMENDS THAT IGNYTE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Ignyte’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Ignyte and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Ignyte’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Business Combination Proposal — Interests of Ignyte’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL

Overview

In connection with the Business Combination, our board of directors recommends that the shareholders approve the Peak Bio, Inc. 2022 Long-Term Incentive Plan (the “Incentive Plan”). The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the, which is attached as Annex J to this proxy statement. You are encouraged to read the entirety of the Incentive Plan.

Summary of the Incentive Plan

The purpose of the Incentive Plan is to advance the interests of New Peak Bio and its stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of New Peak Bio and its subsidiaries following the closing of the Business Combination.

Approval of the Incentive Plan by our shareholders is required, among other things, in order to: (i) comply with stock exchange listing rules requiring stockholder approval of equity compensation plans; and (ii) allow the grant of incentive stock options to employees under the Incentive Plan.

If this Incentive Plan Proposal is approved by the stockholders, the Incentive Plan will become effective immediately as of the closing of the Business Combination. In the event that the stockholders do not approve the Incentive Plan Proposal, the Incentive Plan will not become effective. Approval of the Incentive Plan by the stockholders will allow New Peak Bio to grant restricted stock unit awards, stock options, stock appreciation rights or “SARs”, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by New Peak Bio’s board of directors or the compensation committee following the closing of the Business Combination. The Incentive Plan will allow New Peak Bio to utilize the foregoing types of equity and cash incentives in order to attract, retain and motivate employees, officers, directors, and consultants following the closing of the Business Combination.

New Peak Bio’s employee equity compensation program, as implemented under the Incentive Plan, will allow New Peak Bio to remain competitive with comparable companies in its industry by giving it resources to attract and retain talented individuals. Approval of the Incentive Plan will provide New Peak Bio with flexibility to use equity compensation and other incentive awards to attract, retain and motivate talented employees, officers, directors, and consultants.

Best Practices Integrated into New Peak Bio’s Equity Compensation Program and the Incentive Plan

The Incentive Plan includes provisions that are designed to protect the interests of the stockholders of New Peak Bio following its effectiveness and to reflect corporate governance best practices including:

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Awards granted under the Incentive Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any “clawback” or similar provisions required by applicable law, stock exchange listing standards, or policies adopted by New Peak Bio, or as specified in a particular award agreement.

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Incentive Plan must have an exercise price not less than the fair market value of a share of New Peak Bio common stock on the effective date the stock option or stock appreciation right is granted.

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Certain material amendments to the Incentive Plan require stockholder approval. The Incentive Plan requires stockholder approval of the following material revisions to the Incentive Plan: (a) an increase in the maximum aggregate number of shares of New Peak Bio common stock that may be issued under the Incentive Plan (except by operation of the provisions of the Incentive Plan relating to changes in New Peak Bio’s capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) any other amendment that requires the approval of New Peak Bio’s stockholders under any applicable law, regulation, or rule, including any applicable stock exchange listing standards.

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Limit on non-employee director awards and other awards. The annual compensation awarded to any non-employee directors of New Peak Bio during each calendar year, including both shares subject to stock awards granted under the Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $1 million in total value, or $2 million for the calendar year in which a non-employee director is first elected to the board of directors (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.

Information Regarding New Peak Bio’s Equity Incentive Program

It is critical to New Peak Bio’s long-term success that the interests of its employees, directors, officers, and consultants are tied to its success as “owners” of the business. Approval of the Incentive Plan will allow New Peak Bio to grant restricted stock unit awards, stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by New Peak Bio’s board of directors or the compensation committee following the closing of the Business Combination in order to attract new employees, directors, officers, and consultants, retain existing employees, directors, officers, and consultants, and to motivate such persons to exert maximum efforts for New Peak Bio’s success. The Incentive Plan will allow New Peak Bio to utilize these foregoing types of equity and cash incentive awards with flexibility to offer competitive equity compensation packages in order to retain and motivate the talent necessary for New Peak Bio.

If the Incentive Plan Proposal is approved by the shareholders, New Peak Bio will reserve a number of shares available for grant under the Incentive Plan as of the effective time of the closing of the Business Combination equal to the sum of (a) 10% of its outstanding capitalization, on a non-fully-diluted basis and (b) as of the first trading day of January during the term of the Incentive Plan, beginning with calendar year 2023, an additional positive number of shares of New Peak Bio common stock shall be added to the number of shares of New Peak Bio common stock authorized to be issued or transferred pursuant to the Incentive Plan, equal to 5% of the total number of shares of New Peak Bio common stock outstanding as of 12:01 a.m. Eastern Standard Time on such date.

This pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants under the Incentive Plan. As of [●] 2022, the record date for the extraordinary general meeting, the closing price of Ignyte Common Stock as reported on the Nasdaq was $[●] per share.

Description of the Incentive Plan

The material features of the Incentive Plan are described below. The following description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan. Shareholders are urged to read the actual text of the Incentive Plan in its entirety.

Purpose

The purpose of the Incentive Plan is to advance the interests of New Peak Bio and its stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of New Peak Bio and its subsidiaries.

Types of Awards

The terms of the Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Options. The Committee (as defined below) will be authorized to grant options to purchase shares of New Peak Bio common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee). The maximum aggregate number of shares of New Peak Bio common stock that may be issued through the exercise of ISOs granted under the Incentive Plan will be equal to 10% of the issued and outstanding shares of New Peak Bio common stock upon consummation of the Business Combination. In general, the exercise price per share of New Peak Bio common stock for each option granted under the Incentive Plan will not be less than the fair market value (or 110% of the fair market value, in the case of ISOs granted to a more than 10% stockholder) of the share at the time of grant. The maximum term of an option granted under the Incentive Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a more than 10% stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent that method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by New Peak Bio, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date the cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as the extension does not violate Section 409A of the Code), but not later than the expiration of the option’s term. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a stock tender exercise, a net exercise method, or by any other method that the Committee determines to be appropriate.

Stock Appreciation Rights. The Committee will be authorized to award SARs under the Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to the SARs. In general, the exercise price per share of New Peak Bio common stock for each SAR granted under the Incentive Plan will not be less than the fair market value of the share at the time of grant. The maximum term of a SAR granted under the Incentive Plan will be ten years from the date of grant. SARs will be subject to terms established by the Committee and reflected in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee).

Restricted Stock. The Committee will be authorized to award restricted stock under the Incentive Plan, in the form of either a restricted stock bonus or a restricted stock purchase right. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of New Peak Bio common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards under the Incentive Plan. The Committee will determine the terms of the restricted stock units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of New Peak Bio common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of New Peak Bio common stock on the date the units vest or at a later date selected by the Committee (subject to compliance with Section 409A of the Code). Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of New Peak Bio common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).

Cash-Based and Other Stock-Based Awards. The Committee will be authorized to grant cash-based awards or other stock-based awards not otherwise described above.

Shares Available for Awards

Subject to adjustment for specified changes in New Peak Bio’s capitalization as set forth in the Incentive Plan, the maximum aggregate number of shares of New Peak Bio common stock that may be issued under the Incentive Plan will be equal to the sum of (a) 10% of the outstanding capitalization, on a non-fully-diluted basis, of New Peak Bio following the closing of the Business Combination and (b) as of the first trading day of January during the term of the Incentive Plan, beginning with calendar year 2022, an additional positive number of shares of New Peak Bio common stock shall be added to the number of shares authorized to be issued or transferred pursuant to the Incentive Plan, equal to 5% of the total number of shares of common stock of New Peak Bio outstanding as of 12:01 a.m. Eastern Standard Time on such date.

Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), New Peak Bio’s board of directors or the compensation committee may authorize the issuance or assumption of benefits under the Incentive Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of New Peak Bio common stock reserved or available for awards under the Incentive Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Incentive Plan to individuals who were not employees or directors of New Peak Bio or a parent or subsidiary of New Peak Bio prior to the transaction and will not reduce the number of shares otherwise available for issuance under the Incentive Plan.

Shares issued under the Incentive Plan will consist of authorized but unissued or reacquired shares of New Peak Bio common stock. No fractional shares of New Peak Bio common stock will be delivered under the Incentive Plan.

The following shares of New Peak Bio common stock will become available again for issuance under the Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was cancelled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by New Peak Bio; (iv) any shares reacquired by New Peak Bio or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by New Peak Bio or withheld as consideration for the exercise price of a stock option.

Non-Employee Director Compensation Limit

Under the Incentive Plan, the annual compensation awarded to any non-employee directors of New Peak Bio during each calendar year, including both shares subject to stock awards granted under the Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $1 million in total value, or $2 million for the calendar year in which a non-employee director is first elected to the board of directors (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.

Administration

The Incentive Plan will be concurrently administered by New Peak Bio’s board of directors or its compensation committee. The board of directors and its compensation committee may each be considered to be the “Committee” for purposes of the Incentive Plan Proposal. Subject to the terms of the Incentive Plan, the Committee has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of New Peak Bio common stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the Incentive Plan, including the period of their exercisability and vesting. The Committee also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Incentive Plan.

Amendment and Termination

The Committee may at any time amend the Incentive Plan or any outstanding award and may at any time terminate or suspend the Incentive Plan as to future grants of awards, provided that the Committee may not, without the affected award recipient’s consent, alter the terms of the Incentive Plan so as to materially adversely affect a participant’s rights under an award without the consent of the participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the Incentive Plan requires stockholder approval of certain material revisions to the Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of New Peak Bio common stock that may be issued under the Incentive Plan (except by operation of the provisions of the Incentive Plan relating to changes in New Peak Bio’s capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the Incentive Plan following the ten-year anniversary of the earlier of the date that the board of directors or the stockholders approve the Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Committee.

Eligibility

All of New Peak Bio’s (including its affiliates) employees, non-employee directors, officers, and consultants will be eligible to participate in the Incentive Plan following the closing of the Business Combination and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Incentive Plan only to New Peak Bio’s employees (including officers) and employees of its parent and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code). As of the date of this proxy statement, approximately [ ] employees and approximately [ ] non-employee directors would be eligible to participate in the Incentive Plan following the closing of the Business Combination, including all of Peak Bio’s executive officers. In addition, certain consultants and other service providers may, in the future, become eligible to participate in the Incentive Plan, though, as of the date of this proxy statement, no grants to any consultants or other service providers are expected.

Terms and Conditions of Awards All Awards

Generally, the Committee will determine the terms of all awards under the Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to New Peak Bio’s common stock subject to awards.

Awards Requiring Exercise

Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with New Peak Bio, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:

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All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with New Peak Bio other than for Cause (as defined in the Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three months or (ii) the period ending on the date of expiration of the term of such stock option or SAR could have been exercised;

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All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with New Peak Bio due to death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and

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All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with New Peak Bio due to Disability (as defined in the Incentive Plan) will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the date of expiration of the term of such stock option or SAR.

The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% of the fair market value of the New Peak Bio common stock subject to such award, as determined on the effective date of the grant, or such higher amount as the Committee may determine; provided that incentive stock options granted to participants who own stock of New Peak Bio possessing more than ten percent (10%) of the total combined voting power of all classes of stock of New Peak Bio or any parent corporation, subsidiary corporation or affiliate of New Peak Bio (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of New Peak Bio common stock on the effective date the incentive stock option is granted. Fair market value will be determined by the Committee consistent with the applicable requirements of Section 409A of the Code.

Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Incentive stock options granted to a Ten Percent Holder will have a maximum term not to exceed five years from the date of grant.

Effect of a Change in Control

In the event of a “Change in Control” as described in the Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Incentive Plan or substitute substantially equivalent awards. Any awards that are not assumed or continued in connection with a Change in Control or are not exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The Incentive Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares of New Peak Bio common stock upon a Change in Control in exchange for a payment to the participant with respect to each share subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock of New Peak Bio in the Change in Control transaction over the exercise price per share, if any, under the award.

The Incentive Plan defines a “Change in Control” to include (a) a “person” (other than certain persons specified by the Incentive Plan) becoming the direct or indirect “beneficial owner” of more than 50% of the total fair market value or combined voting power of New Peak Bio’s then outstanding securities entitled to vote in the election of directors; (b) stockholder approval of a plan of liquidation or dissolution of New Peak Bio; or (c) the occurrence of any of the following events upon which the stockholders of New Peak Bio immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of outstanding securities entitled to vote in the election of directors of New Peak Bio, its successor or the entity to which the assets of New Peak Bio were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of New Peak Bio’s voting stock, (ii) a merger or consolidation to which New Peak Bio is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of New Peak Bio (other than a sale, exchange or transfer to one or more subsidiaries of New Peak Bio).

However, in certain instances, the term “Change in Control” may be given a more limited meaning. If an amount treated as nonqualified deferred compensation within the meaning of Section 409A of the Code would become payable under the Incentive Plan upon, or on a date specified in relation to, a change in control event, that event must qualify as a change in the ownership or effective control of New Peak Bio or in the ownership of a substantial portion of the assets of New Peak Bio within the meaning of Section 409A.

Changes in and Distributions with Respect to New Peak Bio Common Stock

In the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change affecting New Peak Bio’s common stock, or in the event of payment of a dividend or distribution to the stockholders of New Peak Bio in a form other than common stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of New Peak Bio common stock, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Incentive Plan, to the maximum number of shares that may be issued upon the exercise of incentive stock options, to the maximum number of shares that may be issued with respect to stock options that are not incentive stock options, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, and to any exercise price or purchase price relating to awards in order to prevent dilution or enlargement of participants’ rights under the Incentive Plan.

Effect of Section 280G and Section 4999 of the Code in Connection with a Change in Control

If any acceleration of vesting pursuant to an award granted under the Incentive Plan and any other payment or benefit received or to be received by a participant in the Incentive Plan would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the participant to taxation under Section 409A of the Code, the participant may elect to reduce the amount of any acceleration of vesting called for under the award in order to avoid such characterization.

Clawback Policy

The Committee may specify in any award agreement that an award granted under the Incentive Plan and the participant’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but are not limited to, termination of the participant’s service for Cause (within the meaning of the Incentive Plan) or any act by the participant, whether before or after termination of service, that would constitute Cause for termination of service, or any accounting restatement due to material noncompliance of New Peak Bio with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that clawback or similar provisions applicable to awards are required by applicable law, stock exchange listing standards, or policies adopted by New Peak Bio, awards granted under the Incentive Plan will be subject to such provisions.

If New Peak Bio is required to prepare an accounting restatement due to the material noncompliance of New Peak Bio, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will reimburse New Peak Bio for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of New Peak Bio during such 12-month period.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary further assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to New Peak Bio for federal income tax purposes in connection with the grant or exercise of the incentive stock option or the disposition of the shares acquired on exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by New Peak Bio for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to individuals designated in those Sections. Finally, if incentive stock options (granted under all stock plans of New Peak Bio and its parent and subsidiary corporations, including the Incentive Plan) first become exercisable by a participant in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock options in respect of those excess shares will be treated as non-qualified stock options for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. New Peak Bio will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. New Peak Bio will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for restricted stock forfeited subsequently required to be returned to New Peak Bio. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) New Peak Bio will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. New Peak Bio will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

New Incentive Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the compensation committee of New Peak Bio. It is expected that grants will be made, including to individuals who will be directors and executive officers of New Peak Bio, concurrently with or immediately following the closing of the Business Combination. The value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of the common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Effective Date; Term

If this Incentive Plan Proposal is approved by the shareholders, the Incentive Plan will be effective immediately upon the closing of the Business Combination. No award will be granted under the Incentive Plan on or after the tenth anniversary of the earlier of the Incentive Plan being approved by the board of directors or the shareholders. Any award outstanding under the Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Vote Required for Approval

This proposal requires the approval of the affirmative vote of the holders of a majority of the shares of Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Long-Term Incentive Plan, a copy of which is attached to the proxy statement as Annex J, be adopted and approved.”

Recommendation of the Ignyte Board: THE IGNYTE BOARD UNANIMOUSLY RECOMMENDS THAT IGNYTE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE DIRECTOR ELECTION PROPOSAL

Overview

Upon the consummation of the Business Combination, we intend for Ignyte’s board of directors to consist of up to seven (7) directors, with each director having a term that expires as described below until the applicable annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Ignyte’s directors will be divided into three classes designated as Class I, Class II and Class III. At Ignyte’s 2023 annual meeting of stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At Ignyte’s 2024 annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At Ignyte’s 2025 annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Ignyte’s directors will be divided among the three classes as follows, in each case, until their successors are elected and qualified:

•	Nevan Charles Elam and James Neal will be Class I directors serving until the annual meeting of stockholders to be held in 2023;

•	Hoyoung Huh and Stephen LaMond will be Class II directors serving until the annual meeting of stockholders to be held in 2024; and

•	David Rosenberg and Brad Stevens will be Class III directors serving until the annual meeting of stockholders to be held in 2025.

For more information on the experience of Ignyte’s director nominees, see the section entitled “Management Following the Business Combination” of this proxy statement.

If the Business Combination Proposal and each of the other proposals contained in this proxy statement upon which it is conditioned are approved, each of Ignyte’s existing directors will resign upon the closing of the Business Combination. See the section entitled “Management Following the Business Combination” of this proxy statement for more information.

Vote Required for Approval

In order to be elected as a director, a nominee must receive a plurality of all the votes cast only by holders of the shares of Ignyte Common Stock at the special meeting, which means that the nominees with the most votes are elected. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

The Director Election Proposal is conditioned on the approval and completion of the Business Combination Proposal, and the approval of the other Condition Precedent Proposals. If any of the Business Combination Proposal or the other Condition Precedent Proposals are not approved, this proposal will have no effect even if approved by our stockholders. The Director Election Proposal is a condition to completion of the Business Combination under the Business Combination Agreement. Accordingly, if this proposal is not approved by our stockholders, the Business Combination will not occur unless we and Peak Bio waive the applicable closing condition.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that Nevan Charles Elam, James Neal, Hoyoung Huh, Stephen LaMond, David Rosenberg and Brad Stevens are elected to serve on Ignyte’s board of directors upon the consummation of the Business Combination, until the expiration of their applicable term, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.”

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN (7) DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS OF IGNYTE AS PART OF THIS PROPOSAL.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the special meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the special meeting to approve any of the other presented proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the chairman will not adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the special meeting to approve any of the other presented proposals.

Vote Required for Approval

This proposal requires the approval the affirmative vote of the holders of a majority of the Ignyte Common Stock who, being present and entitled to vote at the special meeting, vote at the meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the special meeting, and otherwise will have no effect on a particular proposal.

The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the adjournment of the special meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to Ignyte stockholders or, if as of the time for which the special meeting is scheduled, there are insufficient shares of Ignyte Common Stock represented (either online or by proxy) to constitute a quorum necessary to conduct business at the special meeting, (B) in order to solicit additional proxies from Ignyte stockholders in favor of one or more of the proposals at the special meeting or (C) if Ignyte stockholders redeem an amount of the public shares such that one of the conditions to consummate the Business Combination that the aggregate cash proceeds to be received by Ignyte from the trust account in connection with the Business Combination, together with the aggregate gross proceeds from the PIPE Financing, equal no less than $7,500,000 million as a condition to Peak Bio’s obligation to close (after deducting any amounts paid to Ignyte’s stockholders that exercise their redemption rights in connection with the Business Combination) would not be satisfied at Closing, be approved.”

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT IGNYTE

General

We are a Delaware blank check company incorporated on August 6, 2020 formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business here not be limited to a particular industry or geographic region although we intended to focus on target businesses in the life sciences, biotechnology and healthcare sectors.

Our Management Team

We are led by our Chairman and Co-Chief Executive Officer, David Rosenberg, who is the Co-Chief Executive Officer and Co-President of Ladenburg Thalmann & Co. Inc., or Ladenburg, our Co-Chief Executive Officer, David J. Strupp, Jr., who is the Head of Healthcare Investment Banking at Ladenburg, and our Chief Financial Officer, Steven Kaplan, who is Head of Capital Markets at Ladenburg. Our management team collectively has over 80 years of experience in the financial services industries, with a substantial portion of that time focused on the healthcare industry. The team has worked together at Ladenburg since 2012.

Ladenburg is a growth focused, boutique investment bank with experience providing capital markets and advisory services to public and private life sciences companies, blank check companies (working with management teams during the initial public offering process, and later in the course of their initial business combinations) and other emerging growth enterprises. Over the last five years, Ladenburg has completed over 300 capital market transactions, raising over $34.5 billion in capital for its clients. Over this same period, Ladenburg developed a market-leading practice in advising life sciences companies in reverse merger transactions and acted as an advisor on 13 such transactions - six of which closed in 2020.

Since May 2012, when Mr. Strupp joined the Healthcare Investment Banking Group at Ladenburg, his team has emerged as an industry leader in the reverse merger space, successfully advising on more life science reverse mergers than any other investment bank. Under Mr. Strupp’s leadership, his team has executed 17 reverse merger transactions for both private and public companies, including five of the last nine life science reverse mergers that have been consummated. Furthermore, Ladenburg’s reverse merger transactions have been supported by significant concurrent private financings from top-tier healthcare investors to help generate enough cash runway to provide the company with support through respective value inflection points. Out of the 17 reverse merger transactions advised by Ladenburg, all but one had a concurrent capital raise. In total, investors provided $766 million, or an average of $45 million, in concurrent financing to support the Ladenburg-advised reverse merger transactions.

In addition to our reverse merger experience, our management team members have extensive capital markets experience, assisting our healthcare clients in a broad range of equity, equity-linked and debt capital markets transactions. In the past 5 years, our management team has overseen in excess of 150 capital markets transactions for biotechnology, pharmaceutical and medical device companies, helping raise over $9.5 billion in capital. They have also advised on a wide range of matters including corporate finance, restructuring and capital structuring.

Furthermore, Steve Kaplan has led Ladenburg’s efforts to become one of the leading, most experienced underwriters of SPACs in the United States. Ladenburg has participated in over 55 blank check offerings raising over $9.0 billion since December 2005, leading Ladenburg to being ranked among the top underwriters in terms of offering proceeds and issuances. In addition to their experience with SPAC IPOs, Ladenburg has been active in evaluating and structuring numerous SPAC merger processes.

Notwithstanding the foregoing, past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. In addition, our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “— Conflicts of Interest”.

Effecting Our Initial Business Combination

General

We are not presently engaged in any substantive commercial business. We intend to utilize cash derived from the proceeds of our initial public offering and the private placement of private warrants, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in our initial public offering invested without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will likely have the ability, as a result of our limited resources, to effect only a single business combination.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the closing of the Business Combination, subject to the limitations described herein. For illustrative purposes, based on funds in the trust account of approximately $57.5 million on June 30, 2022, the estimated per share redemption price would have been approximately $10.00.

Our Sponsor has waived its redemption rights with respect to their founder shares in connection with the Business Combination, and our initial stockholder have also waived their redemption rights with respect to any public shares they hold in connection with the Business Combination. All such shares held by our initial stockholder will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of Our Initial Business Combination to a Stockholder Vote

We are providing our public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the closing of the Business Combination, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement under “Special Meeting of Ignyte — Redemption Rights and Procedures.” Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise redemption rights will not be entitled to redeem the Ignyte Common Stock and will not receive payment for any shares they elected to redeem.

Our Sponsor have agreed to vote any shares of Ignyte Common Stock owned by them in favor of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our Existing Governing Documents provide that a public stockholder, together with its affiliates or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to an aggregate of 15% or more of the shares sold in our initial public offering.

Employees

We currently have no full time employees and do not intend to have any full time employees prior to consummation of the Business Combination. Each of our executive officers and directors is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination.

Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Title
David I. Rosenberg	49	Chairman of the Board and Co-Chief Executive Officer
David J. Strupp, Jr.	53	Co-Chief Executive Officer and Director
Steven Kaplan	58	Chief Financial Officer and Director
Cheryl Cohen	56	Director
Charles Wilson, Ph.D.	58	Director
John Andrew Boockvar, M.D.	51	Director
Richard J. Rosenstock	70	Director

David I. Rosenberg has been our Chairman of the Board and co-Chief Executive Officer since our formation. Mr. Rosenberg brings over 20 years of investment banking experience focused on growth companies. Since December 2011, Mr. Rosenberg has been Co-President and Co- Chief Executive Officer of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies or SPACs. Mr. Rosenberg is also a member of Board of Directors of Ladenburg Thalmann & Co. Inc. From 2006 to 2011, Mr. Rosenberg was a Managing Director and Co-Chief Operating Officer of Ladenburg Thalmann & Co. Inc. Since joining Ladenburg Thalmann in 2006, Mr. Rosenberg has managed more than 1,000 public offerings including but not limited to initial public offerings and follow on offerings raising in excess of $75 billion for small and mid-cap companies, as well as advising on numerous merger and acquisition transactions. Mr. Rosenberg also serves as member of the Board of Directors of Dianomi Therapeutics. Prior to joining Ladenburg Thalmann, from 2004 to 2006, Mr. Rosenberg was co-founder and Chief Executive Officer of BroadWall Capital, LLC, an investment banking firm. Mr. Rosenberg received a B.A. from the University of Wisconsin-Madison. We believe Mr. Rosenberg is well qualified to serve on our board of directors because of his significant investment banking, equity capital markets and executive management experience. Mr. Rosenberg is the nephew of Richard Rosenstock, one of our directors.

David J. Strupp, Jr. has been our Co-Chief Executive Officer and a member of our board of directors since our formation. Mr. Strupp has worked as a dedicated healthcare investment banker for over 27 years at various investment banks. Mr. Strupp has served as a Managing Director and Head of Healthcare Investment Banking at Ladenburg Thalmann & Co. Inc. since May 2012. In his role leading the firm’s healthcare investment banking practice at Ladenburg Thalmann, Mr. Strupp has overseen the execution of numerous transactions across a range of products, including M&A advisory, equity and equity-linked offerings, private placements and fixed income transactions. During his tenure at Ladenburg Thalmann, Mr. Strupp has helped the firm establish a market-leading practice advising biotechnology companies in reverse merger transactions. Prior to joining Ladenburg Thalmann, Mr. Strupp worked as a senior member of the healthcare groups at boutique investment banks, including ThinkEquity Partners from 2002 to 2007, Canaccord Adams (now Canaccord Genuity) from 2007 to 2008, the Maxim Group from 2008 to 2009, and Rodman & Renshaw from 2009 to 2012. He began his career on Wall Street working in the healthcare groups at UBS Securities from 1993 to 1998, NationsBanc Montgomery Securities from 1998 to 1999, and Citigroup from 1999 to 2002. Mr. Strupp received a B.A. in Economics from Bates College and an M.Sc. in Economics from the London School of Economics. We believe Mr. Strupp is well-qualified to serve on our board of directors due to his experience as a dedicated healthcare investment banker and expertise in reverse merger transactions.

Steven N. Kaplan has been our Chief Financial Officer and director since October 2020. Mr. Kaplan joined Ladenburg Thalmann& Co. Inc. as a Managing Director in September 2004 and was promoted to Head of Capital Markets in December 2011. Mr. Kaplan co-heads the investment banking group at Ladenburg Thalmann which focuses on blank check companies or SPACs. Prior to joining Ladenburg Thalmann, Mr. Kaplan had substantial experience advising companies in the healthcare services industry. From 1999 to 2004, Mr. Kaplan was a Co-Founder and a Partner of River Capital Partners, a healthcare services focused M&A advisory firm. From 1996 to 1999, he was a Vice President in the Healthcare Investment Banking Group of Prudential Securities. From 1993 to 1996 he was an associate at Jefferies & Company, primarily focused on Healthcare M&A. He previously worked at auditing firms Pricewaterhouse and Deloitte & Touche. Over the course of his career, Mr. Kaplan has managed over 500 public offerings including but not limited to IPOs and follow-on offerings as well as advising on numerous merger and acquisition transactions. Mr. Kaplan received a BSBA from Babson College and an MBA from the University of North Carolina Chapel Hill.

Cheryl L. Cohen has served as a member of our board of directors since November 2020. Ms. Cohen has more than 25 years of leadership experience within the pharmaceutical and biotechnology industries. Ms. Cohen currently serves as President of CLC Consulting, a pharmaceutical and biotechnology consulting firm which she founded in July 2008. From September 2011 to July 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., a publicly traded bio-pharmaceutical company. Prior to joining Medivation, Ms. Cohen spent over 10 years at Johnson & Johnson. From November 2007 to September 2008, she served as the Vice President, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior executive roles including Vice President, rheumatology franchise. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of management and sales positions. In addition, Ms. Cohen currently serves on the board of directors of Aerpio Pharmaceuticals, Inc. (NASDAQ: ARPO), a public pharmaceutical company, since 2018 and NantKwest (NASDAQ: NK), a public pharmaceutical company, since June 2019 and MEI Pharma, Inc. (NASDAQ: MEIP), a public pharmaceutical company since June 2020. She previously served on the boards of directors of Novus Therapeutics, Inc. (reverse merger of Tokai Pharmaceuticals, Inc) from April 2015 to June 2020, Vital Therapies, Inc., a therapeutics company, from 2015 until 2019, Cytrx Corporation, a publicly traded biopharmaceutical company from June 2015 through October 2016, and Protein Sciences Corporation, a privately held bio-pharmaceutical company from October 2014 to August 2017. Ms. Cohen received a B.A. from Saint Joseph College. We believe Ms. Cohen is well-qualified to serve on our board of directors due to her public and private company experience and relationships and contacts.

Charles (“Chuck”) Wilson, Ph.D. has served as a member of our board of directors since November 2020. From 2014 to 2020, Dr. Wilson served as President and Chief Executive Officer of Unum Therapeutics Inc. (now named Cogent Biosciences, Inc.), a company developing novel therapies for the treatment of cancer. From 2008 to 2014, Dr. Wilson served as Vice President, Global Head of Strategic Alliances for the Novartis Institutes for

BioMedical Research (NIBR), the research and early development division of Novartis. In this role he was responsible for leading partnering efforts across all disease areas up through clinical proof-of-concept. His efforts included academic and biotech collaborations, equity investing in early stage companies, in-licensing of compounds, and spin-out of assets/technologies to start ups. In 2001, Dr. Wilson co-founded Archemix, a Cambridge, MA biotech company focused on the development of aptamers as therapeutics, and served as its Chief Technology Officer where he was responsible for both developing the company’s technology platform and managing its drug discovery efforts. As part of the senior management team, Dr. Wilson helped the company raise over $100 million in equity financing and advance multiple programs into clinical development. Before moving into industry, Dr. Wilson was a professor in the Markey Center for the Molecular Biology of RNA at the University of California, Santa Cruz from 1994 to 2001. Trained in structural biology and molecular biology, Dr. Wilson received a PhD with David Agard (UCSF, HHMI) and received his postdoctoral training with Nobelist Jack Szostak (Harvard University / Massachusetts General Hospital). He received a B.A. and M.A. from Boston University. He currently serves as Board Chair for the Massachusetts Biotechnology Council and as a member of the Board for GigaGen, Inc. We believe Dr. Wilson is well-qualified to serve on our board of directors due to his experience and relationships and contacts.

John Andrew Boockvar, M.D. has served as a member of our board of directors since November 2020. Since 2015, Dr. Boockvar has served as the Vice Chair of the Department of Neurosurgery at Lenox Hill Hospital and Director of the Brain Tumor Center, and the Pituitary/Neuroendocrine Center of the Department of Neurosurgery and the New York Head and Neck Institute at Lenox Hill and Manhattan Eye, Ear and Throat Hospitals. Dr. Boockvar has also been a Professor of Neurological Surgery and Otolaryngology/Head and Neck Surgery at the Zucker School of Medicine since 2014. He has also been an investigator at the Feinstein Institutes for Medical Research since 2014 where he directs the Laboratory for Brain Tumor Biology and Therapy. Dr. Boockvar is internationally known for his surgical expertise and for providing patients with safe, effective, and minimally invasive treatment for brain tumors, skull base disorders, and disorders of the spine. Dr. Boockvar’s surgical expertise is in benign and malignant brain tumors, skull base and endoscopic pituitary surgery, spinal and peripheral nerve tumors, minimally invasive spinal surgery, and complex spinal disorders. Dr. Boockvar has been recognized for his novel research in brain tumors and stem cell biology. Dr. Boockvar has been repeatedly named to the lists of New York Magazine’s Top Docs, Best Doctors in New York-Castle Connolly, New York Super Doctors (2020), America’s Top Surgeons, America’s Best Doctors, and America’s Best Doctors for Cancer. His research has been widely published and he has received numerous national awards including the Eric Lichtenstein Humanitarian Award from Voices Against Brain Cancer for his compassionate work in treating patients with brain cancer. In 2016, Dr. Boockvar was elected to the Academy of Neurological Surgeons. In 2017, he was elected to the Senior Society of the American Board of Neurological Surgery. Dr. Boockvar is the star in Netflix’s nine-part docuseries, Lenox Hill, and has been featured on special episodes of the Dr. Oz Show on brain tumors. Medical Mysteries, Good Morning America and the Today Show with Megyn Kelly. He also founded and hosts his own interactive webinar, “ByTheBoock” featuring special guests ranging from CEOs of major companies, authors, biotech experts and more. Dr. Boockvar is also an honorary surgeon of the NYPD and the New York State Troopers. He received a B.A. from the University of Pennsylvania. We believe Mr. Boockvar is well-qualified to serve on our board of directors due to his experience and relationships and contacts.

Richard J. Rosenstock has served as a member of our board of directors since November 2020. Since 2006, Mr. Rosenstock has served as managing member of Encore Atlantic Fund, LLC, a hedge fund he founded that invests primarily in SPACs. From May 2001 until December 2002, he served as Vice Chairman and Chief Operating Officer of Ladenburg Thalmann Financial Services Inc., a formerly publicly traded financial services company, and served as its President from August 1999 until May 2001. He also served on its board of directors from 1999 to March 2015. Mr. Rosenstock received a B.S. from Northeastern University. We believe Mr. Rosenstock is well-qualified to serve on our board of directors due to his investment banking experience and relationships and contacts. Mr. Rosenstock is the uncle of Mr. Rosenberg.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Nevan Charles Elam and James Neal, will expire at our first annual meeting of stockholders. The term of office of the first class of directors, consisting of Cheryl Cohen and Charles Wilson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Richard J. Rosenstock and John Andrew Boockvar, will expire at the second annual meeting. The term of office of the third class of directors, consisting of David Rosenberg, David J. Strupp, Jr. and Steven Kaplan, will expire at the third annual meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, one or more Chief Executive Officers, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Currently Ms. Cohen, Dr. Wilson, Dr. Boockvar and Mr. Rosenstock would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Board of Directors and Committees

Prior to the consummation of our initial public offering, our board of directors formed an audit committee and a compensation committee.

During the fiscal year ended December 31, 2021, our board of directors passed one action by unanimous written consent and held no meetings, our audit committee held no meetings and our compensation committee held no meetings. Each of our directors attended at least 75% of their respective board and committee meetings. We do not have a policy regarding director attendance at general meetings, but encourage the directors to attend if possible.

Audit Committee

Effective as of January 27, 2021, we established an audit committee of the board of directors, which consists of Mr. Rosenstock, Ms. Cohen and Dr. Wilson, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Rosenstock qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective as of January 27, 2021, we established a nominating committee of the board of directors, which consists of Ms. Cohen, Dr. Wilson, Dr. Boockvar and Mr. Rosenstock, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Effective as of January 27, 2021, we established a compensation committee of the board of directors, which consists of Ms. Cohen, Dr. Wilson, Dr. Boockvar and Mr. Rosenstock, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:

•

except as may be prescribed by any written agreement with us, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and

•

our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any fiduciary or contractual obligations he might have. The foregoing agreement does not restrict our officers and directors from becoming affiliated with other companies in the future which could take priority over our company. Specifically, members of our management team are employed by Ladenburg or its affiliates. As a result, affiliates of members of our management team may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If any of them decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Ladenburg, including by any member of our management team, may be suitable both for us and for affiliates of our management team or any of their respective clients, and may be directed initially to such persons rather than to us.

The following table summarizes the pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:

Name of Individual	Name of Affiliated Entity
David Rosenberg	Ladenburg Thalmann & Co. Inc. Dianomi Therapeutics

David J. Strupp, Jr.	Ladenburg Thalmann & Co. Inc.

Steven Kaplan	Ladenburg Thalmann & Co. Inc.

Cheryl Cohen	CLC Consulting Aerpio Pharmaceuticals, Inc. Novus Therapeutics, Inc.

Richard Rosenstock	Encore Atlantic Fund, LLC

While the foregoing may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

Investors should also be aware of the following additional potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•

The founders’ shares beneficially owned by our initial stockholder and the private placement warrants purchased by our sponsor, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. This is because our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founders’ shares, private shares or warrants.

For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholder unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our sponsor, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $10,000 per month administrative fee, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholder or their affiliates in connection with the consummation of our initial business combination, repayment of loans made as of the date of this report and reimbursement of any out-of-pocket expenses.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.

Executive Compensation.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to us. We pay our sponsor $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.

Other than the $10,000 per month administrative fee, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial stockholder or their affiliates in connection with the consummation of our initial business combination and the repayment of loans made by our executive officers to us, no compensation or fees of any kind will be paid to our sponsor, initial stockholder, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Independent Auditors’ Fees

The following is a summary of fees paid to Marcum LLP, or Marcum, for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our financial statements included in this Annual Report on Form 10-K, and review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Marcum in connection with regulatory filings and public offerings. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements and other required filings with the SEC for the fiscal years ended December 31, 2021 and 2020, totaled $95,017. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for consultations concerning financial accounting and reporting standards during the year ended December 31, 2021 and 2020.

Tax Fees. We did not pay Marcum for tax planning and tax advice for the year ended December 31, 2021 and 2020.

All Other Fees. We did not pay Marcum for other services for the year ended December 31, 2021 and 2020.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending against us, any of our officers or directors in their capacity as such or against any of our property.

IGNYTE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this “Ignyte Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Ignyte Acquisition Corp.

Overview

We are an early-stage blank check company incorporated as a Delaware corporation and formed for the purpose of effecting an initial business combination.

We leverage the more than nine decades of combined operational and financial experience of our management team and board of directors who are both established healthcare entrepreneurs and sophisticated investors. We believe our extensive industry experience and proven ability to source, acquire, grow and revitalize companies will provide our management team with a robust and consistent flow of acquisition opportunities. Our management team and board’s broad relationships across multiple networks, including leading healthcare company founders, executives of private and public companies, leading M&A investment banks and private equity firms, as well as their ability to engage early with founder-led businesses represents a differentiated advantage to successfully source transaction opportunities. Our team has been immersed in the same ecosystem as the current founders of private companies who are making decisions on how to build currency for future growth and monetization.

While we may pursue an initial business combination target in any business, industry or geographical location, we are focusing our search primarily within the healthcare sector. We are capitalizing on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team and board’s established relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments and has done so successfully in several sectors, particularly in healthcare businesses.

Recent Events

On April 28, 2022 we entered into the Business Combination Agreement, which provides for the share swap transactions pursuant to the Business Combination. See “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement” for additional information.

Results of Operations

Our entire activity since inception up to March 31, 2022 relates to our formation, our IPO and, since the closing of our IPO, a search for a business combination candidate. We will not be generating any operating revenues until the closing and completion of our initial business combination, at the earliest.

Our entire activity since inception up to June 30, 2022 relates to our formation, the IPO and, since the closing of the IPO, a search for a Business Combination candidate. We will not be generating any operating revenues until the closing and completion of our initial Business Combination, at the earliest.

For the three months ended June 30, 2022, we had net loss of $321,933, which consisted of $798,156 in formation and operating costs, offset by $76,223 in interest earned on marketable securities held in the Trust Account, and $400,000 in unrealized gain on the change in fair value of warrants.

For the six months ended June 30, 2022, we had net income of $275,190, which consisted of $81,691 in interest earned on marketable securities held in the trust account, and $1,425,000 in unrealized gain on the change in fair value of warrants, offset by $1,231,501 in formation and operating costs.

For the three months ended June 30, 2021, we had net income of $616,107, which consisted of $2,087 in interest earned on marketable securities held in the trust account, $725,000 in unrealized gain on change in fair value of warrants, and $110,980 in formation and operating costs.

For the six months ended June 30, 2021, we had net income of $269,924, which consisted of $4,345 in interest earned on marketable securities held in the trust account, $575,000 in unrealized gain on change in fair value of warrants, and $309,421 in formation and operating costs.

Liquidity and Capital Resources

As of June 30, 2022, we had $44,664 in its operating bank account and working capital deficit of $1,356,574, which excludes $87,990 of accrued Delaware franchise tax to be paid out of interest earned on the Trust Account.

Prior to the completion of the IPO, our liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5 to Ignyte’s Unaudited Condensed Financial Statements) for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $80,000, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or our officers and directors or their affiliates may, but are not obligated to, provide us Working Capital Loans (see Note 5 to Ignyte’s Unaudited Condensed Financial Statements). On March 21, 2022, our Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to us as required.

Going Concern

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 2, 2022 to consummate the proposed business combination. It is uncertain that we will be able to consummate the proposed business combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after November 2, 2022. We intend to complete the proposed business combination before the mandatory liquidation date. However, there can be no assurance that we will be able to consummate any business combination by November 2, 2022.

Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. However, the Working Capital Loans, as defined in Note 5 to Ignyte’s Unaudited Condensed Financial Statements, will provide additional flexibility to continue our identification and pursuit of potential business combination targets. Over this time period, the Company will be using available funds, including those from the Working Capital Loans, for the purpose of paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Critical Accounting Policies and Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have identified the following as our critical accounting policies:

Warrant Liabilities

We account for the Warrants, as either equity or liability-classified instruments based on an assessment of the specific terms of the Warrants and the applicable authoritative guidance in FASB ASC 815, Derivatives and Hedging ASC 815. The assessment considers whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to our own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of issuance of the Warrants and will continue as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as an unrealized gain or loss on the statements of operations.

We account for the Private Warrants (as defined in Notes 3 and 4 to Ignyte’s Unaudited Condensed Financial Statements) in accordance with ASC 815-40 under which the Private Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Private Warrants has been estimated using the Modified Black Scholes model.

We evaluated the Public Warrants (as defined in Notes 3 and 4 to Ignyte’s Unaudited Condensed Financial Statements) in accordance with ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” and concluded that they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

Common Stock Subject to Possible Redemption

All of the 5,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Therefore, all common stock, excluding the founder shares, has been classified outside of permanent equity.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Loss Per Common Stock

We recognize two classes of shares for earnings per share purposes, which are referred to as redeemable common stock and outstanding common stock. Earnings and losses are shared pro rata between the two classes of shares. The 5,375,000 potential common shares for outstanding warrants to purchase our stock were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per common share is the same as basic net income per common share for the periods.

Off-Balance Sheet Arrangements

As of June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2022, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the trust account, have been invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

INFORMATION ABOUT PEAK BIO

BUSINESS SUMMARY

Peak Bio is a clinical-stage biopharmaceutical company focused on commercializing innovative therapeutics that aim to improve and address significant unmet medical need for patients with inflammatory, rare and specialty diseases and cancer. We will continue to explore and partner with researchers, clinicians, patient advocacy groups, academic institutions, governmental agencies, and our investors to continue to expand treatment options and partnerships to meet those expectations.

We will continue to grow our clinical pipeline by executing on our clinical plans for our existing program, and ideally add new clinical assets through acquisition, and through our internal oncology platform engine. To achieve this, we believe Peak Bio’s management team, with more than a combined 50 plus years of industry experience in small molecule, antibodies, and antibody-drug-conjugates (ADC) drug development and having successfully led companies that created therapeutics in above categories during their tenures, are well suited to drive this strategic initiative. During his career, Dr. Huh has founded or co-founded companies such as pH Pharma and BridgeBio (NASDAQ: BBIO) and been a partner of McKinsey & Co (Healthcare/ Technology sector). He has held various leadership positions including Chairman at companies such as Pliant Therapeutics (NASDAQ: PLRX), CytomX Therapeutics (NASDAQ: CTMX), Geron Corporation (NASDAQ: GERN), Epizyme (NASDAQ: EPZM), Chief Executive Officer of BiPar Sciences (acquired by Sanofi) and has served on the Board of Directors for Facet Biotech (acquired by Abbott) and Nektar Therapeutics (NASDAQ: NEKTAR).

Our lead product candidate, PHP-303 is a small molecule, 5th generation, phase 2 clinical-ready neutrophil elastase (NE) inhibitor (NEI). PHP- 303 is a potentially novel, oral, once daily, 0.65 nanomolar (nM; in vitro IC50 value for inhibition of human NE), selective, small molecule reversible inhibitor of NE designed to inhibit its bioactive form (von Nussbaum et al., 2015, Chem Med Chem 10:1163) that Peak Bio is developing for the treatment of alpha-1 antitrypsin (AAT) deficiency (AATD), a genetic disorder that may result in lung disease or liver disease and, potentially, acute respiratory distress syndrome (ARDS). Peak Bio has received a non-dilutive pre-clinical grant from the Department of Defense (DoD) to explore animal models of COVID-19-related ARDS. Currently, we are focusing our clinical efforts on developing PHP-303 for the treatment of the genetic disorder, AATD, a potentially life-threatening rare, genetic condition that results in severe debilitating diseases, including early-onset pulmonary emphysema. Scientific data indicate that the increased risk of lung tissue injury in AATD patients may be due to inadequately controlled NE caused by the insufficient amounts of AAT, the major antiprotease that inhibits NE, that these patients produce. We believe that by inhibiting NE, PHP-303 has the potential to reduce the destruction of lung tissue and stabilize clinical deterioration in AATD patients.

We are progressing, likely, to a Q1 2023 start for our phase 2 clinical study in AATD for which NE is hypothesized to be an important determinant of the disease progression (lung damage) in AATD. NE is a proteolytic enzyme that is required during the inflammatory response, but if inadequately opposed by endogenously produced antiproteases, such as AAT, can lead to tissue injury in the lungs, liver, and other major organs. Moreover, if chronically left unchecked this protracted inflammatory cascade, in which NE plays a major role, can lead to increased acute and/or chronic exacerbations and cause further tissue and organ damage that manifests immediately or in the long-term. This can ultimately result in increased morbidity and mortality in a genetic disorder such as AATD. The impact of deregulated NE inhibition is likely important in other diseases where inflammatory responses are left unchecked.

We have been able to deliver higher doses, with no serious adverse events (SAEs) reported, (than in earlier phase 1 trials) of PHP-303 in both single-ascending dose (SAD) and multiple-ascending dose (MAD) phase 1 human clinical trials. We have demonstrated dose-dependent pharmacokinetics and have achieved the recommended phase 2 dose for PHP-303. A maximal tolerated dose for PHP-303 in the phase1 trials was not achieved which suggests we could have still obtained higher NE inhibition with higher doses of PHP-303 and may explain the lack of adverse effects at the tested dose levels. The drug has been tested in nearly 200 subjects including the most recent SAD and MAD studies. PHP-303 is a once daily, orally-dosed and reversible (von Nussbaum et al., 2015) NE inhibitor that achieves greater than 90% inhibition of the bioactive form of NE at doses (10 or 20 mg) deemed to be below the maximal tolerated dose, which has yet to be determined (See clinical characterization of PHP-303 section below; von Nussbaum & Lee, 2015, Bioorg & Med Chem Let 25: 4370–438;4381). At this time, the pharmacokinetic profile and phase 1 clinical study results of PHP-303 support the clinical evaluation of PHP-303 as an investigational therapy for the treatment of AATD in the chronic setting. That PHP-303 has already been dosed in nearly 200 subjects with no reported SAEs further supports phase 2 evaluation in AATD.

In addition, we have leveraged two decades of industry learnings in expanding an important area of the antibody-drug-conjugates (ADC) field allowing for highly targeted treatments in cancer. Despite the continued scientific advancements in the cancer field that has led to the many incremental improvements in patient cancer survival there continues to be a need for ADCs that not only deliver antibody-directed payloads selectively to their tumors, but to also release them via improved linker technology avoiding the potential for significant off-target toxicities. Secondly, we believe that adding an immunomodulatory effect to our toxin(s) that engages our immune systems to assist in the cancer killing would contribute to a long-term tumor regression.

These incremental improvements in cancer treatments for patients and specifically ADCs has also led to the growing commercial success of ADCs currently on the market and likely for those currently in development. A quick scan of the deal flow associated with ADCs over the past 5 years is encouraging both from their continued clinical and commercial success. We believe, Peak Bio is well-positioned to take advantage of this field with novel payload platform driven ADC based therapeutics. We are poised to launch off a platform of proprietary in-house technologies that differentiate our ADCs from existing on-market and in-development antibody or ADC programs. Why do we postulate that our approach could be a very important next step in the ADC field? Our programs have taken the traditional approach of an ADC and added an important component which we believe is attributed to the immunomodulatory effects of our novel toxin targeting alternative splicing. In essence, we hypothesize that our combination of Antibody + Linker + Peak Bio Toxin with Immune Modulation is potentially a better ‘Mouse Trap’ based on the clinical successes of checkpoint inhibitors that activate immune cell mediated killing of tumors.

Our most advanced platform in oncology utilizes our toxin, PH-1 or Thailanstatin (a spliceosome modulator) to generate a pipeline of proprietary ADC product candidates that are differentiated from traditional ADC-based therapies so that we may address unmet need in cancer patients. Differentiation is the first, and necessary step, towards the development of therapies serving an unmet need in patients. For e.g., the tumor may already be resistant to an approved ADC with payload A but may still respond to an investigational ADC with payload B, as the mechanism of action (MoA) is different. In that regard, PH-1 is a novel ADC payload and targets the proper splicing of introns. These mis-spliced RNAs are subjected to mRNA decay depriving cancer cells of thousands of essential proteins vital to survival and proliferation. In addition, PH-1 creates mis-spliced proteins or neoepitopes which the immune cells can target well after the initial “chemotherapy” is delivered, in essence creating a second mechanism for cancer killing.

Our first product candidate is an ADC targeting Trop2, which is an antigen broadly expressed in solid tumors of epithelial origin. Our Trop2 ADC and other undisclosed discovery-stage product candidates are based on our proprietary PH-1 platform of toxin payloads targeting RNA splicing. We will continue to identify cancer targets that are well suited to our technology. The goal over time and with the appropriate investment, Peak Bio desires to create a series of differentiated next generation cancer therapies targeting difficult to treat cancers and contribute to increase cancer survival to the benefit of patients, care givers, our potential future partners with the added benefit to our investors.

Even though Peak Bio’s PH1 platform approach has been initiated, and our first nominated ADC targeting Trop2 has been nominated, however we are still working on two additional toxins that are in early R&D to add to our armamentarium of novel toxins.

We believe that Peak Bio and the management team are well positioned to continue to work with our researchers, clinicians, patient advocacy groups, academic institutions, governmental agencies, and our investors to continue to address the significant unmet medical need for patients with AATD, ARDS and cancer with our approaches.

PHP-303

Overview

Peak Bio is a clinical-stage biopharmaceutical company focused on commercializing innovative therapeutics that aim to improve and address significant unmet medical need for patients with inflammatory, rare and specialty diseases and cancer. We will continue to explore and partner with researchers, clinicians, patient advocacy groups, academic institutions, governmental agencies, and our investors to continue to expand treatment options and partnerships to meet those expectations. Peak Bio will continue to grow our clinical and preclinical pipeline by executing on our clinical plans for our existing program, ideally add new clinical assets through acquisition and through our internal oncology platform engine.

We are developing PHP-303 for the treatment of alpha-1 antitrypsin deficiency (AATD), a genetic disorder that can result in lung disease or liver disease and exploring opportunities with PHP-303 for the treatment of acute respiratory distress syndrome (ARDS). We believe our portfolio is well diversified because our product candidates employ different mechanisms of action and target separate indications. We intend to develop and potentially commercialize our rare disease product candidates and potentially future acquired opportunities to maximize potential future sales and marketing synergies. We will also consider potentially seeking strategic partnerships and relationships for further potential clinical development and/or commercialization of these assets.

As part of our strategic business plan, we sought and acquired a clinical stage asset that is a small molecule, a neutrophil elastase (NE) inhibitor (NEI). The Peak Bio senior management team, in addition to their business acumen and drug development and commercialization experiences across a multitude of therapeutic areas and technologies, has long-standing relationships with senior executives of large pharmaceutical, smaller biotech companies, key academic institutions and investment banks, which we believe enhances our ability to identify and acquire additional product candidates.

We acquired PHP-303 from Bayer in 2017 through our existing executives’ professional longstanding relationships with Bayer. PHP-303 products’ data package included substantial pre-clinical, clinical, and manufacturing data sets from Bayer, a well-known, well-regarded, multinational healthcare company. We have since completed two additional clinical studies (see clinical studies a Summary of PHP-303 Clinical Development Program table below), including a single ascending dose (SAD) and a multiple ascending dose (MAD) studies, that verify tolerability, and NE inhibition by PHP-303.

Our Pipeline

The following table summarizes our pipeline. We have global commercial rights to all of our product candidates.

Our portfolio consists of the following product candidates:

PHP-303: PHP-303 is a potentially novel, oral, once daily, small molecule inhibitor of NE that Peak Bio is initially developing for two indications, AATD and ARDS. PHP-303 was licensed from Bayer, who previously conducted multiple non-clinical and clinical trials summarized below. These data support a potential clinical benefit of PHP-303 for treatment of patients with AATD, a genetic disorder that may result in lung or liver disease, or ARDS. We recently received a non-dilutive preclinical grant from the Department of Defense to study PHP-303 treatment for ARDS related to COVID-19 to support advancing PHP-303 potentially in this second clinical indication.

AATD is potentially life-threatening rare, genetic condition caused by a lack of alpha-1 antitrypsin (AAT) a protein (antiprotease) that protects the lungs from enzymatic degradation by endogenous proteases (such as NE). The disease manifests as early-onset pulmonary emphysema, caused by irreversible destruction of lung tissue supporting gas exchange (https://www.lung.org/lung-health-diseases/lung-disease-lookup/alpha-1-antitrypsin-deficiency/learn-about-alpha-1-antitrypsin-defiency). There are an estimated 70,000-100,000 patients in the United States and 120,000 patients in Europe with severe AATD (https://www.rarediseaseadvisor.com/disease-info-pages/alpha-1-antitrypsin-deficiency-epidemiology-aatd; Torres-Duran et al. 2018, Orpha J of Rare Dis 13:114). PHP-303 is designed to selectively inhibit NE, a neutrophil enzyme, which is the major protease responsible for the destruction of lung tissue in AATD.

The graphic below highlights potential disease targets for NEIs such as PHP-303. The unchecked imbalance of NE that occurs in many disease states is depicted, and in addition to AATD, it highlights ARDS as another disease indication for PHP-303 for which we have initiated some early preclinical work.

ARDS is a serious lung condition characterized by acute, diffuse, inflammatory lung injury resulting from a range of predisposing etiologies (https://www.uptodate.com/contents/image?imageKey=PULM%2F58759 Gonzales et al., 2015 June 4, Austin J Vasc Med 2:1). ARDS generally progresses from a stage of damage to one where “air” (gas) exchange unit becomes compromised, which is followed by a proliferative repair response by the body’s fibroblasts, ultimately leading to lung fibrosis and scarring likely resulting in an increase in morbidity, mortality and healthcare costs. The estimated incidence of ARDS in the US ranges from 64.2- 78.9 cases/100,000 people with 75% of these patients presenting with moderate to severe disease (reviewed in Diamond et al., 2021, Acute Respiratory Distress Syndrome – StatPearls - NCBI). The incidence of ARDS ranges from 1.5-79 cases/100,000 people in European countries (reviewed in Confalonieri et al., 2017, Eur Res Rev 26:160). The emergence of COVID-19 has led to an increase in the incidence of ARDS in a significant number of hospitalized COVID-19 patients, who may also have other significant complications in the renal, cardiovascular, gastrointestinal, and/or central nervous systems (Gibson et al., 2020, Med J Aust 213:54). At this juncture in the pandemic, we are now seeing incidences of not only acute ARDS associated from COVID-19 but also increased reports of “long- COVID”, which we are just beginning to understand (https://www.uptodate.com/contents/covid-19-epidemiology-clinical-features-and-prognosis-of-the-critically-ill-adult?topicRef=127926&source=related_link). In the future, we will be exploring the potential benefits of PHP-303 treatment across the spectrum of ARDS-related syndromes focusing not only on acute ARDS but also on the more protracted or chronic ARDS-Covid-19 situation.

Neutrophils (a type of immune cell) play an important role in the body’s defense against foreign invaders (Brinkmann et al., 2004, Science 303:1532; Potey et al., 2019, J Pathol, 247: 67; Rosales, 2018 Front Physiol, 9:article 113). They are one of the first immune cells to be recruited to a site of infection. One of the key enzymes involved in neutrophil movement and function is NE which is contained within and associated with the surface of neutrophils. During a normal immune response, NE is released from neutrophils to help degrade tissue allowing neutrophils to reach sites of infection. NE also influences cytokine signaling pathways to increase the immune response. Most importantly, NE directly destroys pathogens by 3 mechanisms: by release into the extracellular matrix, within neutrophils after pathogen engulfment, and by association with neutrophil extracellular traps (NETs). NETs, released from neutrophils, are large web-like structures comprised of sticky circulating free (cf) DNA to which histones and other antimicrobial proteins (including NE and other proteases), are attached. NETs can have both defensive and pro-inflammatory functions: they trap and kill extracellular pathogens, thereby limiting their spread, but can also cause direct or indirect tissue injury.

Under highly pro-inflammatory states, as occurs in patients with COVID-19- associated ARDS, neutrophils become dysregulated and vast numbers invade the area directly releasing excessive amounts of NE and large numbers of NETs (Janoff 1985, Am Rev Respir Dis, 132:417-433; Barnes et al., 2020; Pechous, 2017, Front in Cell and Infect Microbio|, 7:Article 16). The body’s endogenous antiprotease production/release that typically acts to limit damage of NE are overwhelmed and the inadequately opposed high concentrations of NE in the microenvironment cause tissue damage leading to fibrosis. There is also evidence that this large increase in NET production contributes to thrombosis (NETs, and particularly cfDNA, serve as scaffolds that activate platelets and coagulation), which results in further tissue damage.

We believe the inhibition of NE has the potential to protect AATD and ARDS patients from further lung damage by decreasing the impact of high NE tissue concentrations that are insufficiently opposed by endogenous antiproteases. In AATD, the body is unable to produce adequate levels of AAT for sufficient inhibition of NE. In ARDS, NE production and release overwhelms endogenous antiprotease activity leading to tissue damage. Thus, both diseases are, at least in part, due to an overabundance of NE in lung that causes damage. A selective NE inhibitor such as PHP-303 may inhibit this excess NE and provide a potential therapy for AATD and ARDS patients. Furthermore, because NE is necessary for the production of NETs, an NE inhibitor would also be expected to decrease the process of NET formation (NETosis) in patients with COVID-19-associated ARDS, potentially reducing lung injury, thrombosis and cytokine storm.

Peak Bio plans to conduct a Phase 2 proof-of-concept clinical trial in patients with severe AATD with trial initiation, potentially, in early 2023. This study has approved Clinical Trial Applications in the UK and Ireland with all approvals necessary to initiate the study shortly after funding is received. Additionally, we have a relationship with and have a research agreement with the Alpha-1 Project. We believe that this relationship will assist in accessing patients, clinicians, thought leaders for our future planned clinical trials.

Preclinical studies characterizing PHP-303 in models of acute lung injury and COVID-19 infection are currently on-going and are being funded by the US Department of Defense (DoD). These studies will inform the role of NE and NETosis in COVID-19 and non-COVID-19 associated ARDS.

Our Strategy

Potentially develop and directly commercialize PHP-303 for AATD treatment and build upon skills sets and relationships with pharmaceutical, biotech, academia, and advocacy groups to build our pipeline/portfolio.

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We are ready to commence a phase 2 clinical trial of PHP-303 for the treatment of AATD in Europe in late 2022 or Q1 2023. If the results are favorable, and pending regulatory feedback, we plan to continue to develop PHP-303 toward approval and commercialization. In the future, we would consider a plan to establish our own sales and marketing organization in the United States and potentially in Europe for PHP-303. However, as an example, we would likely need additional inflammation or rare disease product candidates as part of our portfolio to maximize commercialization expenses and rationale.

•

Upon completion of the preclinical studies under the DOD grant we received, we will have results indicating whether PHP-303 inhibits NETosis in freshly isolated neutrophils from humans and 2 different animal species and whether it ameliorates pulmonary damage/untoward inflammatory response in 3 acute lung injury and 1 COVID-19 infection preclinical studies. We intend to continue preclinical and potentially clinical development of PHP-303 for the ARDS indication, if possible, and will apply for non-dilutive US DoD funding. We will make a determination on whether or not to advance PHP-303 in an ARDS indication based on our eventual preclinical and clinical results and access to any additional funding to potentially commercialize PHP-303 for ARDS and related conditions. We could initiate a phase 2 clinical trial of PHP-303 for the treatment of ARDS as soon as the second half of 2023 and, if the results are favorable and pending regulatory feedback, continue to develop PHP-303 toward approval and commercialization.

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We believe that we are a preferred partner for large pharmaceutical and biotechnology companies as they seek to unlock the potential in their development pipelines and deliver therapeutics to patients in areas of high unmet medical need. We have strong relationships with these companies, as evidenced by our agreement with Bayer and other partners our leadership team has worked with, and a track record of structuring transactions that enable us to leverage our core development capabilities while creating value for all stakeholders. We intend to continue to enter into strategic relationships that align our interests with those of large pharmaceutical and biotechnology companies and that we believe to be mutually beneficial.

Efficiently advance our specialty disease product candidate(s) and explore strategic relationships with third parties for further possible clinical development and/or commercialization.

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Based on the top-line results from our as yet to be started phase 2 clinical trial of PHP-303 for the AATD indication, we plan to enter into one or more strategic relationships with third parties for PHP-303 to undertake the next phase of potential clinical development and, if approved, commercialization. We intend to continue preclinical and clinical development of PHP-303 for the ARDS indication, if possible, and apply for U.S. DoD funding. We plan to enter into strategic relationships with third parties for commercialization, if approved. We may also enter into strategic relationships with third parties to complete the late-stage clinical development of PHP-303 for treatment of ARDS.

Leverage our expertise in business development to expand our pipeline of product candidates.

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Our senior management team has extensive relationships with large pharmaceutical and biotechnology companies. We intend to leverage these relationships to grow our pipeline with a focus on rare diseases. We intend to continue to identify, acquire, develop, and ultimately commercialize novel product candidates that have received significant investment from large pharmaceutical companies. We will continue to focus on acquiring product candidates with either proof-of-concept clinical data in our target indication or with clinical data in a related disease and a strong scientific rationale that supports development in our target indication. Using a disciplined approach, we intend to continue building a diverse portfolio of product candidates that we believe have compelling market potential, robust pre-clinical, clinical, and manufacturing data packages, and a clear regulatory pathway.

•	Continue to be a partner of choice for large pharmaceutical and biotechnology companies with a demonstrated potential for clinical development of PHP- 303

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PHP-303, had been studied in five phase 1 clinical trials in healthy subjects, exploring a range of doses and schedules and one phase 2 clinical trial in patients with non-cystic fibrosis bronchiectasis (NCFB). Please refer to the table below.

Summary of PHP-303 clinical development program

Clinical Stage and Test No. (Report)	Nation (Number of organization)	Target	Test purpose	Number of subjects (Test group/ placebo group)	Administration and frequency	Test Design	Primary and secondary Endpoints	Whether Endpoints were met	Persons/ Entities that conducted trial	Number of subjects that experienced drug-related adverse event

Phase 1 BAY 85-8501 /14431	Germany (1)	Healthy Volunteers	Evaluation of safety, tolerability, pharmacokinetic, pharmacodynamic evaluation	N = 37 (27/10)	Single-dose administration	Single-center, randomized, single-blind, parallel-group, placebo-controlled, inter-group comparison, single ascending dose	Primary: safety and tolerability Secondary: pharmacokinetics	Yes	Bayer	7/27 treated subjects - 11 AEs; 5/10 untreated subjects – 6 AEs

Phase 1 BAY85-8501/ 14433	Germany (1)	Healthy Volunteers	Evaluation of safety, tolerability, pharmacokinetic properties, and relative bioavailability	N = 12 (12/0)	Single-dose administration	Single-center, randomized, open-label, single-dose, 4-fold crossover test	Primary: safety, tolerability, and pharmacokinetics No secondary endpoints	Yes	Bayer	7/12 over 48 treatment doses – 12 AEs

Phase 1 BAY85-8501 /16332	Germany (1)	Healthy Volunteers	Evaluation of safety, tolerability, and pharmacokinetic properties	N = 34 (26/8)	Single administration at day 1. A single dose once a day for 13 days from the 3rd day	Single-center, randomized, single-blind, parallel-group, placebo-controlled, inter-group comparison, repeated ascending dose	Primary: safety, tolerability, and pharmacokinetics No secondary endpoints	Yes	Bayer	7/26 treated subjects – 7 AEs; 3/8 placebo subjects - 4 AEs

Phase 1 PHP-303-N101 (Sponsor: pH Pharma)			Safety, tolerability, maximum tolerated dose (MTD), pharmacokinetic properties Exploratory: effects on neutrophil elastase (NE) engagement	N = 48 (36/12)	Ascending dose cohorts (6 active and 2 placebos per cohort) conducted sequentially with a 2-week interval (before ascending the dose)	Single ascending dose	Primary: safety, tolerability, and maximum tolerated dose (MTD) Secondary: pharmacokinetics	Yes	pH Pharma	10/36 treated subjects – 8 AEs; 5/12 untreated subjects – 12 AEs

Phase 1 PHP-303-N102 (Sponsor: pH Pharma)		Overweight or obese but otherwise healthy male and female subjects	Safety, tolerability, MTD, pharmacokinetic properties. Exploratory: effects on NE engagement; proof-of-mechanism as an insulin sensitizer	N = 50 (40/10)	PHP-303 Oral IR tablets of 1, 2, 5, 10, and 20 mg; cohorts of 10 subjects (8 active and 2 placebo)	Phase 1, single center, randomized, double-blind, placebo-controlled, multiple ascending-dose	Primary: safety, tolerability, and maximum tolerated dose (MTD) Secondary: pharmacokinetics	Yes	pH Pharma	14/40 treated subjects - 32 AEs; 1/10 placebo subjects - 1 AE

Phase 2a/ BAY85-8501/ 16359	Germany, U.K., Italy, Spain (28)	Non-cystic fibrosis bronchiectasis patients	Safety, efficacy evaluation	N=94 (47/47)	28 days One dose per day	Multi-national, multi-center, randomized, double-blind, parallel-group, placebo-controlled, inter-group comparison, repeated ascending dose study	Primary: safety and tolerability Secondary: Effect on pulmonary function, inflammation, and pharmacokinetics	Partially, results of one of the lung function tests met the expected criteria in the treated subjects compared with the placebo group, other endpoints did not meet expected trends (treatment duration insufficient for effect to be observed)	Bayer	92 subjects analyzed for safety 11/45 treated subjects - 14 AEs; 12/47 placebo subjects - 7 AEs

Clinical characterization of PHP-303.

Nearly 200 subjects have been exposed to one or more doses of PHP-303, and the data shows that PHP-303 was tolerated with no SAEs reported. PHP-303 is rapidly absorbed in the fasted state, where median peak concentrations of drug were achieved in ≤ 1 hour and half-life was in the range of 110 to 175 hours. Exposure pharmacokinetics appeared to increase proportionally with increasing dose to 40 mg. With multiple dosing, steady-state concentrations are reached by Day 21. Food delayed the rate of absorption of PHP-303 and therefore moderately decreased maximum serum concentration, but there was no effect on overall exposure to PHP-303. PHP-303 administered in an oral, daily schedule causes inhibition of NE, suggesting potential benefit in several NE and/or NET mediated diseases including AATD and ARDS.

PHP-303 tolerability and adverse effects

The phase 1 clinical studies were not designed to evaluate statistical significance on clinically approvable endpoints. The phase 2 clinical study results and analysis are described in (Watz et al., 2019, Pulm Pharmacol Ther, 56:86). Some 186 subjects have received one or more doses of PHP-303 in clinical studies conducted by Bayer and Peak Bio. These include 141 healthy volunteers and 45 subjects with NCFB, a chronic condition characterized by lung inflammation and airway damage. Doses studied range from 0.05 mg to 20 mg daily, with maximum study duration of 28 days. No serious adverse events (SAEs) have been attributed to drug administration in this program. Across all studies, 84 drug-related adverse events were reported. The most commonly reported adverse events (AEs) observed across clinical studies of PHP-303 include headache, nasopharyngitis, and cough. There was no apparent dose relationship to the reported adverse events and subjects who received placebo had similar frequencies and types of adverse events. Mild, sporadic, and transient elevations in LFTs, lipase, and CPK were uncommonly observed, but these events did not appear to be drug related.

Confirmation of NE inhibitory effect of PHP-303 in vivo

Study 16332, (an earlier Bayer study), evaluated whole blood NE activity using an ex vivo zymosan challenge assay. Samples were collected at baseline and several time points after dosing. Samples were incubated with zymosan, a yeast cell wall component that activates neutrophils and release of NE.

PHP-303 resulted in dose and time-dependent inhibition of human NE (hNE) activity. At steady-state repeat dosing, inhibition of hNE exceeded 50% (relative to placebo) at lowest or trough concentration (Day 14 pre-dose) at all dose levels, and approximated 90 to 100% maximal inhibition after the last dose at the mid and high dose levels. Importantly, daily dosing of PHP-303 at doses of 0.5 mg or 1.0 mg yielded long lasting ( ≥ 24 hours) inhibition of NE at levels exceeding 50%. Similar effects on systemic inhibition of hNE activity were observed in the Phase 2a Study 16359, (conducted by Bayer), in patients with NCFB; a chronic condition characterized by lung inflammation and airway damage. [NOTE: NCFB is a type of bronchiectasis (permanent dilation of the airways of the lungs) that arises as a result of chronic inflammation and is not due to the genetic condition cystic fibrosis.]

Changes in neutrophil elastase activity in accordance with plasma concentration and time of PHP-303 tablets (ex-vivo zymosane challenge) and the envisaged inhibitory range for neutrophil elastase

(IC50, IC90 values based on in vitro assay)

(Source: Clinical Trial Investigator Data Collection, PHP-303_16332 Clinical Test Results Report

Drug Concentration in Blood by Dose After a Single Oral Dose PHP-303 in Liquid Form (Source: PHP-303-14431 Clinical Test Result Report: PHP-303 Data Package _Page 45)

Phase 2a study in non-Cystic Fibrosis bronchiectasis:

Bayer performed Study 16359 to explore the potential benefit of PHP-303 at a daily dose of 1 mg, administered once daily for 28 days in patients with NCFB. The drug was tolerated with no SAEs reported and showed inhibition of systemic NE, but it had no clear benefit on any pulmonary function endpoint. Interestingly, post-bronchodilator lung function test FEV1 increased slightly over the 28-day treatment interval (+26 ml) in drug treated, but not placebo treated subjects (-51ml, p = Not Significant). The lack of clinical benefit may reflect the relatively limited overall drug exposure time or limited local exposure in the relevant lung compartment. The sponsor discontinued further development of the compound in this indication.

Peak Bio (pH Pharma) Conducted Phase 1 Clinical Trials with PHP-303

Peak Bio, (pH Pharma) after acquiring PHP-303 from Bayer, and to better characterize and improve the chances for future clinical success, repeated both the Phase 1 dose trials of single ascending dose (SAD) and multiple ascending dose (MAD) studies. The studies reconfirmed that PHP-303 was tolerated with no SAEs reported in either study. In both studies dose proportional PK exposure was observed. Dose-dependent NE inhibition was greatest in the 10 and 20 mg cohorts and steady state was achieved between 11 and 18 days in the MAD study. The studies were conducted at Alta Sciences in Kansas City, MO.

•	PHP-303 was tolerated; no severe AEs reported

•	Dose proportional pharmacokinetic (PK) properties

•	Phase 1 clinical trial results & PK profile support MAD study in overweight and obese healthy volunteers

Phase 1: Multiple Ascending Dose Trial in overweight Obese Subjects (MAD)

•	PHP-303 was tolerated with no SAEs reported at doses up to 20 mg QD for 28 days in healthy overweight/obese subjects;

•	Majority of AEs were mild; no dose limiting toxicities were observed;

•	Proportional dose-dependent pharmacokinetics (PK);

•	Steady state achieved between 11 and 18 days;

•	Dose-dependent inhibition of NE activity;

•	Doses of 10-20 mg QD were required for greatest inhibition;

Neutrophil Elastase Inhibition Activity

As part of the MAD study, NE activity was measured to determine what doses of PHP-303 had the highest suppression of NE. The study demonstrated an Inverse Correlation between Drug Concentration and Neutrophil Elastase Activity. Sustained, dose-dependent suppression of NE activity was observed and appeared to be more complete at doses of 10mg and 20mg of PHP-303. Those two dose cohorts demonstrated greater than 90% NE inhibition over a 24-hour period suggesting that a once-daily dose of 10-20mg can progress to our Phase 2 trials. Again, the PHP-303 doses of 10mg and 20mg demonstrated rapid onset < 2-4 hr and the drug was tolerated with few adverse events and no SAEs over a 28-day dosing period. The results suggest that PHP-303 has acceptable PK and tolerability profiles making it amenable for long-term chronic therapy in a disease such as AATD.

Phase 1: Multiple Ascending Dose Trial in overweight Obese Subjects (MAD) — Neutrophil Elastase Activity

Peak Bio Clinical Trial Strategy

Based on its preclinical and clinical data package, Peak Bio licensed PHP-303 (formerly Bay 85-8501) from Bayer and performed two additional phase 1 studies to extend the dose range in single ascending and multiple ascending dose trials. The drug demonstrates PK and tolerability profiles that make it suitable for an oral, once daily dosing schedule. Based on these data the company is preparing to initiate a phase 2a proof of concept study in patients with AATD and performing collaborative proof of principle studies in preclinical models of acute lung injury.

The clinical development and commercialization of Peak Bio’s products will be regulated by the Food and Drug Administration (USA), the Medicines and Healthcare Products Regulatory Agency (MHRA) in the UK and European Medicines Agency (for countries in the European Union). Other countries have national authorities such as Canada (Health Canada) that also regulate clinical development and commercialization of therapeutic products.

Peak Bio has approved Clinical Trial Applications in both UK and Ireland for a planned Phase 2 trial in patients with a genetic disease – alpha-1 antitrypsin deficiency disease. The specific gene responsible for the disease is found in individuals of Scandinavian origin, thus our target geographies for commercialization are in Western Europe and North America. We have not yet filed applications for clinical trials in the USA or Canada, nor anticipate the need to file in these jurisdictions in order to complete the approved clinical trial. Peak Bio does maintain an active IND with the FDA to support the follow-up to the completed clinical trials in healthy volunteers.

Peak Bio has filed a request for Orphan Drug Designation with the US FDA. We are in the process of responding to FDA questions. Under the Orphan Drug Act of 1983 (the “Orphan Drug Act”), the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. If Peak Bio is able to obtain approval from the FDA, PHP-303 will be eligible the following benefits:

•	7-year marketing exclusivity to sponsors of approved orphan products

•	25% federal tax credit for expenses incurred in conducting clinical research within the United States

•	Tax credits may be applied to prior year or applied over as many as 20 years to future taxes

•	Waiver of Prescription Drug User Fee Act (PDUFA) fees for orphan drugs

•	A value of approximately $2.9 million in 2021

•	Ability to qualify to compete for research grants from the Office of Orphan Products Development (OOPD) to support clinical studies for orphan drugs

•	Eligibility to receive regulatory assistance and guidance from the FDA in the design of an overall drug development plan

Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations. Changes in regulations, statutes or the interpretation of existing regulations governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the pricing, coverage and reimbursement thereof could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. We cannot predict the likelihood, nature, or extent of health reform initiatives that may arise from future legislation or administrative action. However, we expect these initiatives to increase pressure on drug pricing. Further, certain broader legislation that is not targeted to the health care industry may nonetheless adversely affect our profitability. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our product candidates may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.

Even if we obtain FDA approval of any of our product candidates, we may never obtain approval or commercialize such products outside of the United States, which would limit our ability to realize their full market potential. In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approvals could result in significant delays, difficulties, and costs for us and may require additional preclinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our ability to realize the full market potential of our products will be harmed.

Drug marketing and reimbursement regulations may materially affect our ability to market and secure reimbursement for our products. We intend to seek approval to market our product candidates in both the United States and in selected foreign jurisdictions. If we obtain approval in one or more foreign jurisdictions for our product candidates, we will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in the EU, the pricing of drugs is subject to governmental control and other market regulations which could put pressure on the pricing and usage of our product candidates. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. In addition, market acceptance and sales of our product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for our product candidates and may be affected by existing and future health care reform measures.

Even if we receive regulatory approval of any product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates. If any of our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. In addition, we will be subject to continued compliance with current Good Manufacturing Practice, or cGMP, and Good Clinical Practice, or GCP, requirements for any clinical trials that we conduct post-approval.

Manufacturers and their facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any marketing application, and previous responses to inspection observations. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that we receive for our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a risk evaluation and mitigation strategies, or REMS, program as a condition of approval of our product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves our product candidates, we will have to comply with requirements including submissions of safety and other post-marketing information and reports and registration.

The FDA may impose consent decrees or withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with our product candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of our products, withdrawal of the product from the market or voluntary or mandatory product recalls;

•	fines, warning letters or holds on clinical trials;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by us or suspension or revocation of license approvals;

•	voluntary or mandatory product recalls and related publicity requirements;

•	total or partial suspension of production;

•	product seizure or detention or refusal to permit the import or export of our product candidates; and

•	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. However, companies may share truthful and not misleading information that is not inconsistent with the labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government

If we receive U.S. orphan drug designation for PHP-303 for the AATD indication and apply for and receive MHRA and/or EMA orphan drug designation, we may not be able to realize the benefits of such designation, including potential marketing exclusivity of our product candidates, if approved.

Regulatory authorities in some jurisdictions, including the United States and other major markets, may designate drugs intended to treat conditions or diseases affecting relatively small patient populations as orphan drugs. Under the Orphan Drug Act of 1983, the FDA may designate a product candidate as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as having a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In order to obtain orphan designation in the European Economic Area, or EEA, the product must fulfill certain challenging criteria. Under Article 3 of Regulation (EC) 141/2000, a medicinal product may be designated as an orphan medicinal product if it meets the following criteria: (1) such product is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either the prevalence of such condition must not be more than five in 10,000 persons in the EU when the application is made, or without the benefits derived from orphan status, it must be unlikely that the marketing of the medicine would generate sufficient return in the EU to justify the investment needed for its development; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU or if such a method exists, the product will be of significant benefit to those affected by the condition, as defined in Regulation (EC) 847/2000. A potential/ future designation of any of our product candidates as an orphan drug does not mean that any regulatory agency will accelerate regulatory review of, or ultimately approve, that product candidate, nor does it limit the ability of any regulatory agency to grant orphan drug designation to product candidates of other companies that treat the same indications as our product candidates.

Generally, if a product candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or foreign regulatory authorities from approving another marketing application for a product that constitutes a similar medicinal product treating the same indication for that marketing exclusivity period, except in limited circumstances. The applicable period is seven years in the United States and ten years in the EEA. The ten year period of market exclusivity in the EEA can be extended by a further two years if the product qualifies for a pediatric extension, but can be reduced to a period of six years if the orphan designation criteria are no-longer met after the fifth year Orphan drug exclusivity may be revoked if any regulatory agency determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs can be approved for the same condition in the United States or EEA. Even after an orphan drug is approved, the FDA or EMA may subsequently approve another drug for the same condition if the FDA or EMA, as applicable, concludes that the latter drug is not a similar medicinal product or is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

Our business is subject to risks associated with conducting business internationally. We source research and development, manufacturing, consulting, and other services from companies based throughout the United States, the EU, and select Asian countries and we will be planning and conducting our clinical trials in the United States, Canada, certain European countries, in the near-term and in the future.

Accordingly, our future results could be harmed by a variety of factors, including: economic weakness, including inflation, or political instability in varying economies and markets; differing regulatory requirements for drug approvals in non-European Union (EU) countries; differing jurisdictions could present different issues for securing, maintaining, or obtaining freedom to operate for our intellectual property in such jurisdictions; such jurisdictions; potentially reduced protection for intellectual property rights; difficulties in compliance with non-US laws and regulations; changes in non-U.S. regulations and customs, tariffs, and trade barriers; changes in non-U.S. currency exchange rates of the USD and currency controls; changes in a specific country’s or region’s political or economic environment, trade protection measures, import or export licensing requirements or other restrictive actions by the USA or non-U.S. governments; differing reimbursement regimes and price controls in certain non-U.S. markets; negative consequences from changes in tax laws; compliance with tax, employment, immigration, and labor laws for employees living or traveling outside of the USA; business interruptions resulting from geo-political actions, including war and terrorism, health epidemics and other widespread outbreaks of contagious disease, or natural disasters, including earthquakes, typhoons, hurricanes, floods, and fires; and business interruptions resulting from the COVID-19 pandemic or any other similar pandemic.

The United Kingdom’s (UK) withdrawal from the European Union (commonly referred to as Brexit) on January 3, 2020, may adversely impact our ability to obtain regulatory approvals of our product candidates and in particular PHP-303 in AATD in the European Union and may require us to incur additional expenses in order to develop, manufacture and commercialize our product candidates in the European Union. There is considerable uncertainty resulting from a lack of precedent and the complexity of the UK and EU’s intertwined legal regimes as to how Brexit (following the Transition Period) will impact the life sciences industry in Europe, including our Company, including with respect to ongoing or future clinical trials, among other aspects. Since a significant proportion of the clinical and regulatory framework for PHP-303 utilizes Irish investigators and the fact that the UK (Brexit) would be applicable to our business and our product candidate for AATD is derived from EU directives and regulations, the withdrawal could materially impact the regulations with respect to the development, manufacture, importation, approval and commercialization of our product candidates in the UK or the EU.

•

The impact will largely depend on the model and means by which Ireland and the UK’s relationship with the EU is governed post-Brexit and the extent to which the UK chooses to diverge from the EU regulatory framework.

•	As a result of Brexit, incentives related to an orphan designation granted in the EU are limited to the EU and Ireland but are not valid in UK.

•	The UK competent authority, MHRA, will review applications for orphan designation at the time of a marketing authorization, and there is no pre-marketing authorization orphan designation.

•

It is therefore possible that conditions that are currently designated as orphan conditions in the UK will no longer be and that conditions not currently designated as orphan conditions in the European Union will be designated as such in the UK.

•	In the EU, similar political, economic, and regulatory developments may affect our ability to profitably commercialize, or co-commercialize, our product candidates, if approved.

•

In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU or member state level may result in significant additional requirements or obstacles that may increase our operating costs.

•

The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy.

•	National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of product candidates in that context.

•

In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market product candidates, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize, or co-commercialize, our product candidates, if approved.

•

In markets outside of the United States, the EU and the UK, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific product candidates and therapies.

•

We cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative action in the United States, the EU, the UK, or any other jurisdictions.

•

If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our product candidates may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.

•

There have been, and likely will continue to be, additional legislative and regulatory proposals at the foreign, federal, and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain marketing approval and may affect our overall financial condition and ability to develop product candidates.

PHP-303 for the Treatment of AATD

Overview

We are developing PHP-303 for the treatment of AATD, a potentially life-threatening rare, genetic condition that results in severe debilitating symptoms, including early-onset pulmonary emphysema. PHP-303 is a novel, selective, oral, once-daily, small molecule that is designed to inhibit the bioactive form of NE. Scientific data indicate that the increased risk of lung tissue injury in AATD patients may be due to inadequately controlled NE caused by insufficient AAT. We believe that by inhibiting NE, PHP-303 has the potential to reduce the destruction of lung tissue and stabilize clinical (lung) deterioration in AATD patients.

Background of Alpha-1-Antitrypsin Deficiency: AATD is a rare genetic disease that results in quantitative and/or qualitative defects in the AAT protein (https://www.lung.org/lung-health-diseases/lung-disease-lookup/alpha-1-antitrypsin-deficiency). Individuals can be characterized by the genotype of the SERPINA1 gene. In general, single nucleotide polymorphisms give rise to gene variants resulting in AAT proteins with single amino acid alterations. Although the AATD is an autosomal recessive disease, protein levels are regulated in an autosomal codominant manner, such that each allele contributes 50 percent to the serum AAT level. Most severely affected AATD patients include individuals who are homozygous for the Z allele (PI*ZZ), the null allele or the F (PI*FF) allele. These individuals experience emphysema at young age of onset with risk dramatically increased by exposure to cigarette smoke or occupational exposures. Patients with PI*ZZ genotype are also at high risk of liver cirrhosis, due to abnormal intracellular protein folding of mutant ATT resulting in damage to liver cells. The F allele results in a functionally abnormal protein without anti-protease activity, although AAT levels are normal. Non-smoker heterozygotes (PI*MZ or PI*SZ genotypes) experience a lower risk of lung disease, though risk increases in smokers.

There are estimated to be 70,000 to 100,000 individuals with AATD in the US. Worldwide, more than 3 million people are at risk of severe deficiency of AAT (https://www.rarediseaseadvisor.com/disease-info-pages/alpha-1-antitrypsin-deficiency-epidemiology-aatd). Similar to smoking related chronic obstructive pulmonary disease (COPD), AATD patients present clinically with dyspnea, cough, sputum production and wheezing. Lung function testing reveals fixed airflow obstruction and reduced diffusing capacity. Two distinct features of AATD are younger age of onset and a particular pattern of emphysema on lung imaging. The presentation of emphysema in a non-smoker or an individual with a family history of liver disease are also suggestive. Laboratory diagnosis of AATD has also advanced: current approaches favor simultaneous testing of the serum AAT level and targeted genotyping for the most common variants. The natural history of AATD is variable, with liver dysfunction accounting for most mortality in patients less than 40 years old. Longitudinal studies demonstrate progressive loss of lung function in older individuals, with annual rates of FEV1 decline of 44 -110 ml/year in non-smokers and much higher rates in smokers with AATD. Mortality rates increase dramatically as FEV1 falls below 35% predicted levels.

In addition to smoking abstinence or cessation, supportive treatment for COPD includes nutritional support, pulmonary rehabilitation, prophylactic vaccines and supplemental oxygen. Guidelines support administration of bronchodilators and corticosteroids. Replacement therapy for AAT is used for individuals with low serum levels of AAT and airflow obstruction. Pooled human AAT is administered by weekly infusion and is associated with adverse events and vein collapse necessitating a central line with long-term weekly intravenous infusions and include such products as Prolastin, Aralast, Zemaira, Trypsone, Alfalastin, Glassia, Respreeza. These agents have been approved in the United States and Europe based on biochemical efficacy or demonstration of increased plasma levels of AAT. The 2015 RAPID trial demonstrated that replacement therapy reduced the rate of decline of lung density assessed by High- Resolution CT imaging, suggesting likely clinical benefit. This effect was sustained for a four-year treatment period (Chapman et al., 2015, Lancet 386:360). Lung transplantation is an option for selected subjects with advanced emphysema. Experimental therapies in development for AATD include inhibitors of NE, (such as PHP-303), RNA interference agents, AAT correctors and gene therapy. None of these experimental approaches has yet demonstrated compelling clinical benefit nor gained regulatory approval.

Our Approach

Our product candidate for treating AATD is PHP-303, a 0.65 nM (in vitro IC50 value for inhibition of human NE), selective, oral, once-daily, small molecule that is designed to inhibit the bioactive form of NE (von Nussbaum et al., 2015). We believe that by inhibiting NE, PHP-303 has the potential to reduce the enzymatic destruction of lung tissue in these patients. pH Pharma (now Peak Bio) has established a research agreement with the Alpha-1 Project, a for-profit organization that pursues treatments for AATD to enhance the lives of these patients. We believe that this relationship with the Alpha-1 Project will help garner access to patients, potential investigators, clinicians, and important information on advances in the treatment of AATD. The convenient once-daily, oral dosing of PHP-303 could provide a significant advantage compared to the current treatments for AATD which are surgery or weekly intravenous AAT augmentation therapy.

Planned Phase 2 Clinical Trial in AATD

We plan to evaluate the safety, tolerability, pharmacokinetic properties, and pharmacodynamic properties (elastin degradation and anti-inflammatory biomarkers, patient questionnaire, lung function) for two doses (10 mg and 20 mg) of PHP-303 in AATD patients and determine the optimal dosage for patients based on these parameters. pH Pharma, now Peak Bio, has contracted with a principal investigator at the Royal College of Surgeons in Ireland and with a principal investigator at the University of Birmingham to conduct the Phase 2 AATD trial in Ireland and UK, each of whom have numerous publications and experience in the area of AATD clinical trials (For e.g., European Respiratory Journal 2019 53: 1900138; DOI: 10.1183/13993003.00138-2019). Data from this trial will inform design of a pivotal trial with registrational intent.

PHP-303 for the Treatment of ARDS

Acute respiratory distress syndrome, ARDS, is acute, severe, and results in lung injury. It is defined as respiratory failure with bilateral lung opacities, not due to cardiac failure or fluid overload, occurring within one week of a known clinical insult or the onset of new pulmonary symptoms. Severity correlates with blood oxygen levels with mortality reaching 50% for individuals with severe disease. Although numerous conditions can predispose to ARDS; sepsis, aspiration pneumonitis, bacterial or viral pneumonia, trauma and inhalational injuries are commonly recognized complications that follow. The recent emergence of COVID-19. a pathogen with the ability to directly damage lung epithelial cells. has led to a large number of ARDS cases.

The National Center for Biotechnology Information (NCBI; Nov. 2019) estimated, that in the US, the incidence of ARDS ranged from 64.2 to 78.9 cases/100,000 people with 75% of those cases being moderate to severe (reviewed in Diamond et al., 2021, Acute Respiratory Distress Syndrome – StatPearls - NCBI). The incidence of ARDS in European countries has been reported as a range of 1.5 to 79 cases per 100,000 population and that ARDS rates were higher in North America, Oceania, and Europe compared to South America, Africa, and Asia (reviewed in Confalonieri et al., 2017, Eur Res Rev 26:160). We will be able to estimate the potential of PHP-303 therapy in ARDS, only when we know how COVID-19 has impacted the numbers (and severity) of ARDS worldwide.

The pathophysiology of ARDS begins with an exudative or fluid leakage in the lungs, a phase also termed diffuse alveolar damage. Prominent features included damage to the alveolar-capillary membrane and alveolar filling with fluid, protein debris and cellular infiltrates (Gonzales et al., 2015; Mathay & Zemans, 2011, Annu Rev Pathol, 6:147). Alveolar type II cell hyperplasia and formation of hyaline membranes are also recognized. A fibroproliferative phase follows characterized by resolution of alveolar and interstitial edema, continued proliferation of type II alveolar cells, squamous metaplasia, myofibroblast infiltration and collagen deposition. Some patients progress to a fibrotic stage with destruction of lung units and replacement by fibrous tissue (scarring) and cyst formation leading to greater morbidity and potentially mortality.

Accumulating evidence suggests that release of inflammatory cytokines and proteolytic enzymes from neutrophils, platelets, monocytes and macrophages may contribute to lung inflammation and epithelial damage characteristic of ARDS. This suggestive evidence is a central theme and hypothesis for the utility of PHP-303, in ARDS. NET formation has been correlated with COVID-19-associated ARDS severity and mortality in both preclinical models and human data. (Barnes et al., 2020, J Exp Med, 217; Adrover et al, 2022, JCI Insight,7:e15734). NET formation has also been implicated in small and large vessel thrombotic events recognized in the context of acute lung injury.

We are presently performing preclinical studies to examine the role of NE, NET formation and treatment with PHP-303 in several lung injury models. These studies are designed to determine if PHP-303 can inhibit NETosis in activated freshly isolated neutrophils; reach effective concentrations in the lung; and demonstrate efficacy in preclinical animal models of lung damage/COVID-19 infection with evidence of a decrease in NETosis.

The results of these studies will guide further preclinical and potentially clinical development of PHP-303 for the treatment of ARDS. We postulate that by inhibiting NE, PHP-303 has the potential to reduce the destruction of lung tissue and alleviate clinical deterioration in ARDS patients, particularly in those patients in which the development of their diseases is associated with high levels of NETosis.

Material Agreements

The Bayer Agreement

In March 2017, the Company entered into an Assignment, License, Development and Commercialization Agreement with Bayer (the “Bayer Agreement”) in regard to the assignment by Bayer to the Company of Bayer’s patents covering a neutrophil elastase inhibitor compound (which we refer to as PHP-303) and a license by Bayer to the Company of Bayer’s know-how for the development, manufacture and commercialization of the compound.

In consideration for the rights granted under the Bayer Agreement, the Company made aggregate payments to Bayer of USD $1.5 million and in connection with certain development and regulatory milestones, we agreed to make future payments of up to USD $23.5 million in the aggregate. Further, we have agreed to make tiered royalty payments to Bayer over a period equal to the longer of ten years from first commercial sale or the expiry of the assigned patents in the applicable country based on annual worldwide net sales of the future commercialized products, at percentages ranging from the mid-single digits to high-single digits with potential downward adjustments as a result of competitive products and royalty stacking terms.

The Bayer Agreement is terminable by either party for material breach by the other party or in the event the of bankruptcy or insolvency of the other party, in each case, subject to an opportunity to cure of 90 and 60 days respectively. The Bayer Agreement is also terminable by the Company at any time for convenience or in the event of Company safety concerns.

Alpha-1 Project Research Agreement

On June 28, 2019, the Alpha-1 Project, Inc. (TAP) entered into a sponsored Research Agreement with pH Pharma Co, Ltd, now referred to as Peak Bio. TAP is a for-profit entity focused on identifying, funding, providing expertise and accelerating diagnostic and therapeutic interventions for patients with the rare disease AATD. Peak Bio proposed use of its molecule PHP-303 for research activities for developing novel therapeutics based on PHP-303, a neutrophil elastase inhibitor targeting AAT and AATD. Peak Bio has entered into a funding agreement with TAP to support funding for activities related to Phase 2 clinical trials for PHP-303. $100,000 USD was provided by TAP for the research effort and for that consideration and upon execution of the agreement Peak Bio issued TAP 4,800 shares of its common stock at the most recent share price at that time.

The funding is for the sole purpose of the clinical trial activities of the PHP-303 in the treatment of AATD, however, Peak Bio shall be solely responsible for the management, conduct, oversight and generation of a final report of the Research Plan and results. TAP has the right to participate in any future external grant funding activities of Peak Bio and TAP may elect to participate in such funding on a “most favored nations” basis. Peak Bio and TAP formed a “steering committee” to oversee the funded activities during the term of the agreement and to act as a forum for TAP to provide reasonable comments and input on the scientific progress of the research.

TAP and Peak Bio have rights to publications of completed data within scope of not compromising of Peak Bio’s confidential information or proprietary know-how or trade secrets or that could compromise securing patent protection of any inventions arising from the research plan. In addition, Peak Bio is required to acknowledge the support of TAP in any future publications from the research. Each of TAP and Peak Bio retained ownership and control of their respective works of authorship, know-how, information, and data, and intellectual property therein, that were in existence as of the date of the Research Agreement or are later generated outside of scope of the research plan. Peak Bio will own all arising data and intellectual property arising from the research plan, and accordingly, TAP hereby assigns to Peak Bio (and shall cooperate with Peak Bio to execute assignment documents as necessary to perfect the assignment to Peak Bio of any and all such intellectual property rights arising out of the research plan). TAP will acquire no ownership interest or other rights or licenses of any kind whatsoever in any intellectual property, data or results or any patents or patent applications or know-how arising out of the research plan.

TAP will be entitled to receive milestone payments as a percentage of total funding, with such payments due if, as and when there occur the following events in the development and commercialization of any product derived from the research plan. Milestone payments in aggregate will not exceed 350% of any money funded by TAP to Peak Bio for regulatory approval, achievement of first commercial sale and after cumulative net sales considerations. To date, the amount of the funded research proceeds provided to Peak Bio by TAP is $100,000 USD that would be subject to this payment calculation.

pH Pharma Inc. (Peak Bio) Collaboration with the U.S. DoD

In January 2021, we entered into an agreement with the U.S. DoD to perform “Preclinical Studies of PHP-303, a Neutrophil Elastase Inhibitor to Treat Severe COVID-19 Associated Acute Respiratory Distress Syndrome and Lung Injury”. We have been awarded up to $3,954,626 in expense reimbursement for preclinical studies to obtain pharmacokinetic data with PHP-303, a neutrophil elastase (NE) inhibitor, and to determine if PHP-303 can inhibit NETosis and/or oppose the damaging effects of the large amounts of NE released into tissue during this biological process. And, if PHP-303 does inhibit NETosis, does this improve outcomes in animal models of acute lung injury including a COVID-19 model. Through this effort with the DoD, we intend to identify whether, based on preclinical data, PHP-303 looks like a potential treatment for ARDS that occurs in a subset of some of the most ill COVID-19 patients. The work being done under this grant could also establish a preclinically-based foundation of data for the potential utility of PHP-303 treatment of patients with ARDS due to other underlying bacterial/viral infections and/or in other disease states in which high levels of neutrophil elastase and/or NETosis are part of the disease etiology. COVID-19 is most easily spread among individuals in close contact and has a disproportional impact on persons of advanced age, so PHP-303 may offer significant benefit to active-duty warfighters, veterans, and their families aligning our capabilities with the DoD’s mission to respond to the COVID-19 pandemic and to provide medical countermeasures for the warfighter and the nation against present and future biological and chemical agents of concern. If the studies performed under this grant indicate that PHP-303 could be a promising treatment for COVID-19-related ARDS, we are positioned such that we could take PHP-303 into a phase 2 clinical trial. PHP-303 is already in clinical development. We believe our partnership with the DoD could enable us to leverage our compound, PHP-303, in additional therapeutic applications, such as in a future viral pandemic if it involves lung damage induced by inadequate endogenous opposition of NE and/or NETosis. We own all study data generated under the DoD Agreement, whether generated by us or the DoD , and the DoD will have no ownership interest in any inventions resulting from the agreement. Accordingly, any therapeutic or prototype developed under the agreement will be owned by us. Under the DoD agreement, we are required to use commercially reasonable efforts to complete specified research activities for the prototype project based on the estimated cost for such prototype. In connection with the DoD Agreement, we are eligible to receive up to $$3,954,626 in the aggregate from DoD, subject to continued compliance with the terms of the DoD agreement and future pricing strategy. We are not obligated to pay any royalties or other future consideration under this agreement. The DoD agreement was extended to expire March 31, 2023, subject to completion of the prototype project as determined by a DoD official in accordance with key technical goals established for the project or results that justify completion. The DoD may terminate the agreement in its entirety for convenience or in whole or in part for our material breach of the agreement.

The following statement are required to accompany any public release of information pertaining to the agreement:

(1)	“The U.S. Army Medical Research Acquisition Activity, 820 Chandler Street, Fort Detrick MD 21702-5014 is the awarding and administering acquisition office.”

(2)

“This work was supported by the Assistant Secretary of Defense for Health Affairs, through the Peer Reviewed Medical Research Program under Award No. W81XWH2110042. Opinions, interpretations, conclusions and recommendations are those of the author and are not necessarily endorsed by the Department of Defense.”

(3)	“In conducting research using animals, the investigator(s) adheres to the laws of the United States and regulations of the Department of Agriculture.”

(4)	“In the conduct of research utilizing recombinant DNA, the investigator adhered to NIH Guidelines for research involving recombinant DNA molecules.”

(5)	“In the conduct of research involving hazardous organisms or toxins, the investigator adhered to the CDC-NIH Guide for Biosafety in Microbiological and Biomedical Laboratories.”

Manufacturing

We have been using raw materials and finished products supplied directly from Bayer in Germany, which has the highest level of CMC (manufacturing/quality) technology among global pharmaceutical companies and have used them in our preclinical and initial clinical trials. For our finished products, we recently transferred technology to Catalent, the largest contract producer in the United States, for manufacture, allowing for the establishment of a very stable and efficient partnership for the supply of clinical investigational drugs and the development of commercial products.

Although PHP-303 is currently in the early clinical development stage, we took over the technology after reaching a high process development level in Bayer to the extent that high-purity raw materials of several kilograms (Kg) or more can be produced, so late clinical supply is possible. The finished product has also been developed with a stable formulation, so our CMC development process has been completed from adding of high-capacity tablets to large-scale commercial production.

We do not own or operate facilities for the manufacturing of our product candidates, nor do we have plans to develop our own manufacturing operations in the foreseeable future. We have entered into manufacturing agreements with a number of drug substance, drug product, and other manufacturers and suppliers for PHP-303, and we intend to enter into additional manufacturing agreements as necessary. Following our license of PHP-303, we acquired certain clinical trial materials and we plan to outsource production of further clinical supplies to our own manufacturing partners. We also intend to outsource certain product formulation trials. We expect that drug product pre-validation and validation batches will be manufactured to satisfy regulatory requirements when we progress products to late-stage trials.

We do not yet have any contractual relationships for the manufacture of commercial supplies of PHP-303, and we intend to enter into contractual relationships for commercial supplies following approvals of our investigational therapies. Any batches of product candidates for commercialization will need to be manufactured in facilities, and by processes, that comply with the requirements of the FDA, the EMA, and the regulatory agencies of other jurisdictions in which we are seeking approval. We utilize our internal resources and experienced consultants to manage our manufacturing contractors and ensure they are compliant with current good manufacturing practices.

Commercialization, Sales, and Marketing

We do not have our own marketing, sales, or distribution capabilities. In order to commercialize our product candidates, if approved for commercial sale, we must either develop a sales and marketing infrastructure or collaborate with third parties that have sales and marketing experience. We plan to establish our own sales and marketing organization in the United States and Europe for PHP-303 and may seek to directly commercialize our future product candidates. In markets for which commercialization may be less capital efficient for us, we may selectively pursue arrangements with third parties in order to maximize the commercial potential of PHP-303, and our future product candidates. We intend to seek to and may enter into one or more strategic relationships with third parties for PHP-303 to undertake the next phase of clinical development and, if approved, for commercialization, enter into strategic relationships with third parties for further clinical development and/or commercialization of PHP-303.

Competition AATD

We compete directly with other biopharmaceutical and pharmaceutical companies that focus on the treatment of AATD or ARDS. We may also face competition from academic research institutions, governmental agencies, and other various public and private research institutions. We expect to face increasingly intense competition as new technologies become available. Any product candidates, including PHP-303 that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

Current approved treatments for alpha-1 antitrypsin deficiency

We consider PHP-303’s current closest potential competitors for the treatment of severe AATD to be alpha1-proteinase inhibitors that are administered intravenously in AAT augmentation therapy. Currently, there are four inhibitors on the market in the United States: Grifols’s Prolastin-C, Shire’s Aralast, CSL’s Zemaira and Kamada’s Glassia. Kamada is also investigating an inhaled version of augmentation therapy and Apic Bio and Adverum are in the early stages of developing gene-therapy approaches for AATD. Santhera has in licensed an inhaled NEI and is planning a multiple ascending dose study, with the initial indication targeted being cystic fibrosis.

In Phase 2 development is the Mereo BioPharma compound, alvelestat, which was licensed from AstraZeneca. On May 9, 2022, Mereo announced positive top-line efficacy and safety results from its “ASTRAEUS” a Phase 2 study of the investigational oral NEI, alvelestat (MPH-966), in patients with severe AATD-associated emphysema. The double-blind, placebo-controlled study evaluated two different doses of alvelestat (high or low [120mg] dose) administered twice daily versus placebo over a 12-week period (with evaluation at weeks 4, 8 and 12), and its effect on three primary biomarker endpoints associated with AATD-related lung disease, blood NE activity, a NE-driven target breakdown product of fibrogen, Aα-val360, and the elastin breakdown product, desmosine. At the high dose, alvelestat demonstrated statistically significant changes versus placebo in all three primary biomarker endpoints that included ~90% inhibition of NE at the high undisclosed dose

It is our belief these Mereo data support target and pathway engagement in AATD patients by a NEI at clinically available doses. To the extent these are class effects, these data potentially de-risk the Peak Bio PHP-303 AATD program. Based on PHP-303’s attributes, Peak Bio plans to move it forward into phase 2 trials with oral administration at doses of 10 mg and 20 mg once daily. We have been and continue to follow closely any biomarkers assessed in AATD clinical trials, and data around them, but do believe that the regulatory approach still needs better assessment at this juncture. As we learn more, we intend to capture as much intelligence around a good clinical and regulatory strategy moving forward. Overall, the Mereo NEI positive results contribute to our belief that PHP-303 is well positioned for possible clinical development.

As discussed previously, PHP-303 has demonstrated greater than 90% NE inhibition at doses of 5mg, 10mg and 20mg as a once daily oral administration. Additionally, PHP-303 appears to inhibit the bioactive form of NE. This will be explored more in-depth as we progress the program forward.

Competition ARDS (Acute/Subacute, Covid-19)

The competitive nature of ARDS treatments (Acute, Sub-acute, and Chronic) as they relate specifically to traditional definitions of ARDS or most recently the global pandemic associated with COVID-19-associated ARDS, has many facets. There is an evolving science around COVID-19 and ARDS in which it is potentially important to consider the roles of Acute, Chronic, and now Sub-Acute COVID-19 and the various treatment options for these conditions that are both on the market and still experimental. In many instances there is cross-over in the treatments associated with ARDS and COVID-19 and very dependent on severity of disease. Since we are focused on pharmaceutical treatments and specifically immunomodulation and the impact of the inflammatory cascade associated with ARDS in COVID-19 and ARDS we will forgo discussion of other therapies involving mechanical ventilation strategies, the evolving utility of ECMO and antiviral therapies.

Immuno-modulators: As discussed previously, a subgroup of patients with severe COVID-19 and/or ARDS demonstrate a serious immune response known as cytokine release syndrome. Current suggestions are to screen all patients with severe COVID-19 for this syndrome, even though it’s usually rare.

Corticosteroids and monoclonal antibodies: To treat hyper-inflammation, immune-modulator drugs such as corticosteroids or monoclonal antibodies are emerging as therapies but with equivocal results. For example, the monoclonal antibody therapies being utilized either experimentally or approved were originally developed to treat conditions such as rheumatoid arthritis. They may limit lung inflammation but also inhibit immune responses and pathogen clearance, according to observational studies on SARS/MERS patients.

Due to the lack of reliable evidence from large-scale randomized clinical trials, there has been uncertainty with regards to the effectiveness of corticosteroids in COVID-19 patients. Preliminary findings from a recent study report shows that a low dosage of dexamethasone reduces 28-day mortality in patients with COVID-19 who are receiving respiratory support. The results have many caveats but generally suggest corticosteroid therapy may be beneficial. However, it is unclear which ARDS patients are most likely to benefit from this treatment, because ARDS patients consist of heterogeneous populations with likely different inflammatory pathways leading to ARDS.

With regards to monoclonal antibody approaches there are two monoclonal antibodies, tocilizumab and sarilumab [antibodies that block interlukin-6 receptor (IL-6R)], that have been re-purposed for the treatment of ARDS in COVID-19 patients. Both agents were approved for the treatment of rheumatoid arthritis. Tocilizumab has been tested in several COVID-19 clinical studies with sometimes conflicting results, but overall the data suggests a mortality benefit (reviewed in https://www.uptodate.com/contents/covid-19-management-in-hospitalized-adults?search=covid-19-management-inhospitalized%20adults&source=search_result&selectedTitle=1~150&usage_type=default&display_rank=1). Sarilumab treatment, in COVID-19 trails, on the other hand, has had less robust effects. COVID-19 has now moved into its endemic phase and some new stains are better at evading our immune system responses, therefore the search for new treatments continues.

We believe that PHP-303 could potentially serve as one of several novel approaches to the treatment of ARDS and may also have potential utility in treating “long-COVID”. We now see a growing cohort of individuals suffering from this condition. Long-COVID, or similar conditions, are likely to greatly impact patients’ long-term quality of life including hampering their ability to even do the simplest of tasks associated with daily living or work. Resources-permitting, we may investigate the role of PHP-303 in inflammation, and inflammation involving long COVID-19.

Antibody-drug-conjugates (ADC):

Peak Bio has leveraged two decades of industry learnings in expanding an important area of the antibody-drug-conjugate (ADC) field allowing for highly targeted treatments in cancer. Despite the continued scientific advancements in the cancer field that has led to the many incremental improvements in patient cancer survival, there continues to be a need for ADCs that not only deliver antibody-directed payloads selectively to their tumors, but to also release them via improved linker technology avoiding the potential for significant off-target toxicities. Secondly, based on the success of immune checkpoint inhibitors, we believe that adding an immunomodulatory effect to our toxin(s) that engages our immune systems to assist in the cancer killing would contribute to increased tumor regression.

These incremental improvements in cancer treatments for patients and specifically ADCs has also led to the growing commercial success of ADCs currently on the market and likely for those currently in development. A quick scan of the deal flow associated with ADCs over the past 5 years is encouraging both from their continued clinical and commercial success. We believe, Peak Bio is well-positioned to take advantage of this field with our proprietary ADC based therapeutics. We are poised to launch our platform of proprietary in-house technologies that enable us to design ADCs that we believe potentially offers improved ADC characteristics such as a dual mechanism of action (MoA), immune stimulation, and being refractory to multi-drug resistance (MDR)- related forms of resistance.

Antibody drug conjugates are an established therapeutic approach in oncology where an antibody is used to selectively deliver a potent toxin directly to tumor cells. The goal is to focus and maximize the ADC’s activity at the tumor site, sparing normal tissues and organs, resulting in a wide therapeutic index. There are four important aspects of an ADC approach/ program- 1) an antigen, a carbohydrate or protein moiety that is expressed preferentially on tumor cells, or cells in the tumor microenvironment contributing to its survival, 2) an antibody, a protein from the immunoglobulin family that is highly selective for seeking out the tumor antigen wherever tumor cells reside, 3) a toxin that is often a small molecule or a protein (also called payload or warhead) that is 10-10,000 times more potent than conventional chemotherapy, or sometimes a chemotherapy itself and 4) a linker that serves to attach the small molecule to the antibody.

Cell-surface receptor internalization and recycling is a process that is physiological to normal and cancer cells and most ADCs that complex with target antigen receptors are internalized within the cancer cells, delivering, and releasing the payload, triggering cell death. Additionally, some ADCs also may have a feature engineered into their linkers that allow the payload to be released in the tumor environment by exploiting some feature specific to a tumor, for e.g., low pH conditions, or high tumor expression of certain enzymes such as beta-glucuronidase.

ADCs have demonstrated therapeutic efficacy in clinical trials and an increasing number of ADCs are standards of care in various hematologic and solid cancers (see below). Most of ADC research has primarily focused on antigen and target discovery as opposed to payload discovery where Peak Bio is making progress.

FDA-approved ADCs through 2022

ADC	Trade name	Target	Company	Indication	Approval Year
Microtubule inhibitor payload class
Brentuximab vedotin	Adcetris	CD30	Seattle Genetics, Millennium/ Takeda	relapsed HL and relapsed sALCL	2011
Trastuzumab emtansine	Kadcyla	HER2	Genentech, Roche	HER2-positive metastatic breast cancer (mBC) following treatment with trastuzumab and a maytansinoid	2013
Polatuzumab vedotin-piiq	Polivy	CD79	Genentech, Roche	relapsed or refractory (R/R) diffuse large B-cell lymphoma (DLBCL)	2019
Enfortumab vedotin	Padcev	Nectin-4	Astellas/ Seattle Genetics	adult patients with locally advanced or metastatic urothelial cancer who have received a PD-1 or PD-L1 inhibitor, and a Pt-containing therapy	2019
Belantamab mafodotin-blmf	Blenrep	BCMA	GlaxoSmithKline (GSK)	adult patients with relapsed or refractory multiple myeloma	2020
Tisotumab vedotin-tftv	Tivdak	Tissue factor	Seagen Inc	Recurrent or metastatic cervical cancer	2021
Disitamab vedotin	Aidixi	Her2	Remegen Biosciences/ Seagen Inc	HER2 expressing urothelial cancer	2021
DNA-acting payload class
Gemtuzumab ozogamicin	Mylotarg	CD33	Pfizer/ Wyeth	relapsed acute myelogenous leukemia (AML)	2017 2000
Inotuzumab ozogamicin	Besponsa	CD22	Pfizer/ Wyeth	relapsed or refractory CD22-positive B-cell precursor acute lymphoblastic leukemia	2017
Loncastuximab tesirine-lpyl	Zynlonta	CD19	ADC Therapeutics	Large B-cell lymphoma	2021
Topoisomerase I inhibitor payload class
Trastuzumab deruxtecan	Enhertu	HER2	AstraZeneca/ Daiichi Sankyo	adult patients with unresectable or metastatic HER2-positive breast cancer who have received two or more prior anti-HER2 based regimens. unresectable or metastatic breast cancer patients with HER2-low lesions and NSCLC patients with HER2-mutations	2019 2022
Sacituzumab govitecan	Trodelvy	Trop-2	Immunomedics	adult patients with metastatic triple-negative breast cancer (mTNBC) who have received at least two prior therapies for patients with relapsed or refractory metastatic disease	2020
Peptide toxin class
Moxetumomab pasudotox	Lumoxiti	CD22	AstraZeneca	adults with relapsed or refractory hairy cell leukemia (HCL)	2018

Peak Bio antibody catalog:

We leverage our team’s deep experience and proficiency in oncology research for selecting our target antigens. If there is scientific validation from academia or industry in peer-reviewed journals or clinical validation by any form of oncology therapeutic, then these targets are given weighted preference. Here the primary focus is directed towards engineering in desired features in combination with our novel payload(s). Also, we utilize our expertise in data mining of publicly available clinical data sets to seek out under-represented targets that may be relevant to hematologic and solid cancers.

Once short-listed, we perform literature searches for published monoclonal antibodies that have been described to target those candidates. Using such information, we generate a catalog of proof-of-concept (POC) antibodies to be used in combination with our proprietary toxins to create differentiated ADCs. Where needed, we may also generate our own monoclonal antibodies in normal or humanized mice. To date, we have generated over twenty POC antibodies and expressed them in monomeric IgG format in Chinese hamster ovary cells for exploratory evaluation at laboratory scale. Using processes described above and platforms such as Oncomine and Megasampler, we have identified over 50 cancer-associated targets that we intend to evaluate with antibody-based therapeutics.

Need for new ADC Toxin strategies:

The ADC field started with the most potent toxins- for e.g., calicheamicin (Wyeth/ Pfizer). After observing the pre-clinical and clinical toxicities of these toxin warheads, the field moved down the potency scale towards the maytansines and the auristatins- monomethyl auristatin E/ F abbreviated MMAE/ MMAF (Seattle Genetics/ SeaGen), Auristatin Au101 (Pfizer)- and towards the camptothecins (Immunogen). This is where the moderate potency payload containing ADCs achieved clinical successes with multiple different targets. Those ADC programs working with the more potent toxin warheads focused on linker stability and identifying targets with low to normal tissue expression to achieve acceptable therapeutic indices.

Of the 13 ADCs that are currently in the clinic, seven feature microtubule inhibitors- vedotin/ MMAE (5), mafodotin/ MMAF (1) and emtansine/ DM1 (1); two feature topoisomerase inhibitors- govitecan (1) and deruxtecan/ DXd (1); three feature DNA-acting payloads- ozogamicin/ calicheamicin (2) and tesirine (1); and lastly, one featuring a peptide toxin from the bacterium Pseudomonas aeruginosa- pasudotox (1).

Based on published results, even after opting for lower potency, these payloads have been linked to the following toxicities in multiple approved ADCs- MMAE (neutropenia, peripheral neuropathy and gastrointestinal), MMAF (thrombocytopenia and ocular), DM1 (thrombocytopenia, neutropenia and gastrointestinal), calicheamicin (thrombocytopenia, gastrointestinal and hepatic veno-occlusive disease) and DXd (stomatitis and interstitial lung disease).

Research and investment into novel payloads are also necessary from the viewpoint of durable efficacy and reducing the potential for resistance. Like several chemotherapies, ADC payloads such as MMAE are substrates of MDR pumps (also called ABC transporters or P-glycoprotein) and MDR-mediated resistance to ADC therapy are being highlighted in scientific publications. Finally, topoisomerase I mutations associated with resistance to camptothecin/ irinotecan family of payloads have also been identified.

The above factors limit the ability of current ADC payloads to maintain durable tumor regression and reemphasize the need for new ADC payloads in drug development. We, therefore, focused on payload research, to provide optionality for our patients.

Our strategy was to select for a payload with nanomolar potency with sufficient cytotoxic ability and select for MoA that would include a second complementary punch to provide additional potency.

Given the clinical success of various checkpoint inhibitors, it was reasonable that the modulation of the innate or adaptive immune system by an ADC payload could perform this complementary, yet orthogonal function. Immune cells are nature’s defense against foreign invaders- bacteria and viruses- but fail to identify and destroy cancer cells as a) the latter are derived from self, and b) immune cells are prone to active suppression by the tumor. We leveraged our understanding of oncology, immunology, and immuno-oncology to prioritize biologies that would have this dual activity. It is this concept that we believe allows for a potentially more robust cancer therapeutic approach.

In theory, these dual acting payloads would have:

1.	A mechanism for inducing cell death that would be distinct from that of approved clinical ADC payloads. This could potentially give rise to ADCs with different AEs and risk profiles.

2.

A mechanism for modulating the immune system as a) the latter’s entire function is to seek and destroy cells with a target antigen, b) these cells have the inherent VDJ recombination diversity to match the evolving landscape of tumor mutations and escape, c) can affect long term durable regressions due to immune activation and memory cells that may be activated during recurrence, d) can expand the scope of therapy beyond the ADC’s target antigen by recognizing other antigens (termed epitope spreading) on the cancer cell surface, and e) potentially reduce the payload dose by not being reliant on the cytotoxic mechanism alone. As it takes at least 2 weeks to obtain an adaptive immune response, this second mechanism would follow the initial payload-induced cytotoxicity in time and kill the tumor cells that were not killed by or escaped the ADC treatment.

PH-1 family of payloads targeting splicing:

a)	Biology of splicing:

In higher organisms, eukaryotes, coding regions of the genome called exons are interrupted by noncoding sequences known as introns or “junk DNA”. Genes are expressed by a two-step process. A first step called transcription that expresses deoxyribonucleic acid (DNA) as an intermediate called ribonucleic acid (RNA). It is at this intermediate step that introns are removed to generate a mature and functional mRNA molecule. The splicing machinery, known as spliceosomes, comprises five small nuclear ribonucleoprotein particles (snRNPs) that interact with more than 200 different auxiliary and regulatory factors that work in concert to precisely remove introns and connect the coding exons end-to-end and generate the final “mature” RNA. The removal of introns from mRNA is referred to as alternative splicing (AS) or simply splicing. In step two, the mature RNA is translated into various functional proteins.

Over the past 15 years, the role of alternative splicing in human disease has become apparent. When the human genome project was completed, in silico analysis predicted that at least 75% of human genes underwent splicing and that 15-50% of genetic diseases were related to aberrant splicing events. With growing knowledge in the areas of algorithms that accurately predict splicing, and advances in areas of high-throughput validation of spliced protein isoforms (proteomics and immunopeptidomics), we now know that this percentage is even higher.

We now know splicing has been implicated in malignant progression of hematologic and solid tumors, enhancing development of features such as increased cell proliferation, invasion, and recruitment of tumor blood vessels. This happens in different ways:

1.

The molecular hallmark of the above features is that alternative splicing switches (AS switches) out protein variants or isoforms that function much like oncogenes in stimulating the same molecular signaling pathways as oncogenic driver mutations do. Alternatively, mutations in spliceosome component genes such as SF3B1, PH5A, and U2AF1, and genes affecting their regulation, may also drive AS switches as was detected in multiple studies across 33 different cancer types. These “hotspot” mutations in spliceosome proteins affect AS on a global scale and affect multiple signaling pathways contributing to malignant transformation. Conversely, cancers with splicing hotspot mutations also had reduced T-cell infiltration as determined by gene signatures suggesting that cancers with defective splicing may respond to immune stimulation.

2.

During oncogenic transformation of hematopoietic cancers such as acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS), AS maintained the “stem-cell” state of healthy stem cell progenitors and changed during the malignant transition.

3.

In addition to the altered RNA processing role of splicing in cancer, other studies implicated AS and splice variants in development of drug resistance due to emergence of new variants that were not susceptible to current standards of care. Alternatively, higher intron retention was observed in chronic myelogenous leukemia (CML) patients undergoing remission as opposed to healthy donors. The latter observation suggests that CML remission may be linked to a form of correction or reversal associated with splicing.

4.

Finally, mutations in SF3B1 and SRFSF1 spliceosome genes have been associated with synthetic lethality during malignant hematopoiesis. Where function of one normal copy of the gene is lost during the malignant transformation process of MDS, AML, and chronic lymphocytic leukemia (CLL) cancers, if the remaining functional copy is targeted by genetic deletion or its function by inhibitors, it results in defective hematopoiesis of leukemia cells.

Therefore, we hypothesized that ADC payloads targeting splicing may have the following effects:

1.

Global effects on splicing of thousands of genes vital to the cancer cell survival and proliferation, even AS switches functioning as oncogenic drivers. Assuming fail-safe mechanisms called nonsense-mediated decay (NMD) functioned normally, identified, and prevented the mis-spliced RNAs from being translated into protein, this would result in global depletion of genes vital to the cancer cell and result in cell death.

2.

Depending on potency, accumulation of thousands of aberrant mis-spliced, and potentially mis-folded unnatural proteins within the cell may cause death by endoplasmic reticulum (ER) stress and unfolded protein response.

3.	Induce synthetic lethality in cancers containing one functional copy of spliceosome genes.

4.	Reduction in some aspect or feature of malignancy.

5.	Increased sensitivity to some standards of care and/ or targeted therapies.

6.

Finally, if a significant fraction of mis-spliced RNAs overcame NMD, the resultant proteins containing unnatural or neopeptides (also known as neoepitopes) could aid in immune recognition of cancer cells as foreign and result in their eradication.

Thus, having identified a biology for ADC payload that may simultaneously a) induce cytotoxicity by a mechanism different from conventional ADCs, and b) stimulate and activate immune cells, we turned our focus towards spliceosome modulators.

b) Thailanstatin payloads:

In nature, bacteria and fungi are the source of many toxins.

One such bacterium Pseudomonas sp. 2663 produced a small molecule toxin termed FR901464 or Spliceostatin A. FR901464 biosynthesis by Pseudomonas sp. 2663 was performed by a cluster of genes called fr9. Screening of fr9-like gene clusters in other bacteria identified a bacterium by the name of Burkholderia thailandensis MSMB43, that produced the toxin Thailanstatin. Research groups then proceeded to purify Thailanstatins A, B and C from fermentation broth and demonstrated its cytotoxic effect on cell lines and confirmed its anti-splicing MoA.

We focused on Thailanstatin as an ideal ADC payload with the potential to induce cytotoxicity and immune activation creating two distinct ways to enhance the killing of targeted cancer cells.

Over time, we generated and evaluated a series of 13 non-natural Thailanstatin (Th) analogs through structure activity relationship (SAR) studies and optimized for potency and metabolic stability. These naked analogs were evaluated for potency and permeability against a panel of a dozen cell lines. Those analogs that were amenable to linker addition and suited for ADC development were given preference. Test conjugations of Th linker-toxin analogs were performed with clinical-grade Trastuzumab, purified to remove free toxin, and laboratory-grade ADC preparations were evaluated against a panel of Her2-high, Her2-low, and Her2-negative cell lines to determine baseline levels of ADC potency and specificity. Using this approach, we made SAR-based changes in three generations, making modifications, and optimizing for potency, stability, specificity, and conjugation ability as we went along. The first Generation yielded analog 3 (ThA3), second Generation yielded analog 9 (ThA9), and the third Generation gave us analog 13 (ThA13). Based on our results, a derivative of ThA13 was selected as our final analog.

Unlike conventional ADC toxins where linkers and toxins are separate and modular, and one linker is applied to multiple toxins for e.g., alanine-alanine, valine-valine, valine-alanine, or valine-citrulline formats; Th- compatible linkers had to be designed and then built into the synthesis route of the toxin analog. Subsequently, the synthetic route for each toxin analog and its derivative linker toxin was determined, then optimized for better yield at each step. Unlike other ADCs, where the linker and the toxin are coupled in the last steps, Th-linker toxins were assembled during the chemosynthetic process. Furthermore, where possible, we made both non-cleavable and cleavable versions of linkers (L) for conjugation to either lysine or cysteine amino acids.

The Thailanstatin ThA13 suite comprising the PH-1 family of validated linker-toxins (L-Ts) comes with a set of seven related molecules with distinct ADC features that have been extensively characterized in vitro and in vivo as Her2 ADCs:

1)	Lysine non-cleavable L-Ts ThA13L2 and ThA13L22

2)	Lysine cleavable L-Ts ThA13L91, ThA13L92 and ThA13L94

3)	Cysteine non-cleavable L-T ThA13L18

4)	Cysteine cleavable L-T ThA13L11

All above ThA13 L-Ts and ADCs derived from them are collectively referred to as the PH-1 ADC platform. Stability and performance of these L-Ts has been characterized on at least two different antibodies targeting different antigens, Her2 and Trop2, yielding similar results. After proving selectivity on target-positive (vs target-negative cells), a measure of off-target activity, we tested their ability to shrink pre-implanted target-positive 200 mm3 sized-tumors in therapeutic mode. Of these, the lead L-T that yielded the maximum anti-tumor growth inhibition (TGI) in in vivo xenograft studies as a Her2 or Trop2 ADC conjugate was the non-cleavable L-T ThA13L22, later renamed PH1.

After reviewing the adverse effects associated with various non-cleavable vs cleavable ADCs for e.g., T-DM1 vs T-DXd, we concluded that PH1 ADCs in non-cleavable format are likely to be associated with fewer serious toxicities due reduced systemic exposure of the free payload. To corroborate this viewpoint, we refer to the recent meta-analysis performed by Wynn et al (DOI: 10.1200/JCO.2022.40.16_suppl.3032 Journal of Clinical Oncology 40, no. 16_suppl (June 01, 2022) 3032-3032) of commercially available ADCs that showed that ADCs with non-cleavable linkers were associated with significantly less toxicity than those with cleavable linkers. ADCs with cleavable linkers tended to have greater instances of >Grade 3 adverse events (AEs). 47% of patients (total 1082) treated with 7 cleavable L-Ts developed AEs ≥ grade 3 compared to 34% of patients (total 1335) treated with 2 non-cleavable L-Ts. This was significantly different (weighted risk difference -12.9%; 95% Confidence Interval ranging from -17.1% to -8.8%). There was also a significant difference favoring non-cleavable ADCs for ≥ grade 3 neutropenia (-9.1%; 95% CI -12% to -6.2%) and ≥ grade 3 anemia.

We therefore decided to proceed with the non-cleavable L-T PH1 as a) our non-cleavable format was associated with better TGI conjugated to Her2 and Trop2 antibodies, b) 57% and 14% of TNBC patients treated with cleavable Trop2 ADC (Trodelvy®) presented with >Grade 3 hematologic and gastrointestinal AEs, respectively (Bardia et al 2019)., and c) non-cleavable ADCs were likely to be associated with less systemic exposure and toxicity.

Microtubule inhibitor payloads are known to induce immunogenic cell death and/ or induce anti-tumor immunity in combination with checkpoint inhibitors for e.g., MMAE in Adcetris® and Tivdak®, and DM1 in Kadcyla®. Therefore, we compared PH1 with DM1 in their abilities to induce immunogenicity over and above that of vehicle control treatment.

We performed an unbiased comparison of PH1-, DM1- and DMSO- treated human gastric cancer cells by RNA sequencing of all genes and looked for sequences that would give rise to aberrant proteins (neoepitopes). After identifying the normal and novel RNA species, we highlighted the neoepitope-containing species that increased in response to DM1 vs DMSO and PH1 vs DMSO treatments (red dots in figure below). As expected, DM1-treated cells contained 89 more neoepitope-containing RNA species than control, proving that microtubule inhibitor payloads are indeed immunogenic. However, PH1-treated cells contained 765 neoepitope-containing species, suggesting that PH1 payload may be highly proficient at recruiting immune cells to the tumor and impacting immune-cell mediated cancer cell death. We believe that this ability to recruit immune cells may evolve into an important future differentiator for our PH1 program and current and ensuing ADC constructs.

When we looked for genes that were negatively impacted and reduced in quantity (blue dots in figure above), we found 660 different RNA species were depleted in PH1-treated cells. Likely due to the combined effects of our payload targeting splicing with NMD-mediated degradation, these RNAs encompassed genes fueling proliferation, growth, and malignancy, and therefore, vital to the survival of the cancer cell. This was due to PH1’s global impact on splicing and largely reflected this payload’s MoA as opposed to DM1, where the payload functions by targeting microtubules.

We then evaluated PH1’s performance vs auristatins such as MMAE that are substrates of multi-drug transporter (MDR) pumps. MMAE is actively pumped out of the cancer cells, giving rise to ADC resistance. Even within the normal course of ADC administration there are concerns about increased resistance to these payloads over time and why potentially this attribute could serve as an important market differentiator.

We evaluated PH1 and MMAE’s ability to kill MES cells with normal vs high levels of MDR. We found that MMAE, not PH1, was recognized by these pumps, and the presence of high levels of these pumps reduced the in vitro cytotoxicity (IC50) of MMAE 198-fold. The presence of high levels of these pumps had no significant effect on the cytotoxic potency of PH1, as the latter were not substrates and therefore not recognized by MDRs nor pumped out of the cell. The MDR-specific inhibitor Elacridar prevented MDR pumps in MDR-high MES cells from pumping MMAE payload out of the cell, allowing its accumulation, and returning MMAE’s cell killing potency back to baseline. This finding confirmed that the loss of MMAE’s potency was specific to increase in the elevated number of MDR pumps and did not occur even in the presence of increased numbers, when we blocked MDR’s ability to pump out the payload using Elacridar. This is important because MDR transporters are known to be implicated in the emergence of resistance against many chemotherapies, including some ADC payloads. Furthermore, if MDRs recognized PH1, it would have reduced its potency, and restricted its cytotoxicity to only targets that were highly expressed in cancer cells.

c) Properties of PH1 ADCs:

We used the Her2-targeted antibody Trastuzumab to tease out the differentiating properties of PH1 ADCs. As trastuzumab is an FDA-approved therapeutic, both as a naked antibody and as an ADC (trastuzumab emtansine, also known as T-DM1, or Kadcyla®), with well-published pre-clinical TGI and toxicology profiles in animal models, we decided to use clinical grade Trastuzumab for conjugation with PH1. The resulting ADC, Tras PH1, was benchmarked against Kadcyla® to determine how our payload would fare relative to microtubule targeting payload DM1 on the same antibody backbone.

When conjugated at drug-to-antibody ratio (DAR) of 3.3, Tras PH1 ADC demonstrated cytotoxic potency in the sub-nanomolar range. The ADCs were then evaluated against pre-established Her2-high expressing tumors in athymic mice; mice that lack an intact immune system to prevent rejection of human tumors. We then paid attention to the ADC dose that a) showed statistically significant TGI and b) shrank established 200 mm3 tumors, and we evaluated both the short- (30-day) and the long-term or durable (5 months or more) responses of the two ADCs.

The short-term TGI of both ADCs was indistinguishable in doses ranging from 1- 15 mg/kg. Both ADCs showed statistically significant tumor growth inhibition at 1 mg/kg and both ADCs shrank established 200 mm3 tumors equally at 3 mg/kg or higher doses. The results suggested that a DAR-matched ADC containing PH1 was at least as effective as DM1 in vitro and in vivo.

When we followed the mice for extended observations, we noted that in the high-dose 15 mg/kg- treated animals, Kadcyla®-treated tumors occasionally rebounded within 3-months and Tras PH1-treated tumors rebounded in around 5 months. Tras PH1 ADC showed dose-dependent pharmacokinetics and the linker was stable in mouse circulation.

Previously, we showed that PH1 had an increased propensity to stimulate neoepitopes due to its anti-splicing MoA. In order to evaluate the immunogenic potential of our payload, we evaluated tumor growth inhibition in syngeneic mice with an intact immune system. We used murine MC38 colorectal cancer cells that were genetically engineered to swap out the mouse Her2 gene with its human counterpart, so that our ADCs targeting human Her2 could be evaluated in this tumor model.

Also, 15% of colorectal cancer patients are eligible to receive checkpoint inhibitor therapy and we selected this particular murine cell line as it is responsive to different immunooncology (I/O) therapies.

We then evaluated a DAR-matched Tras PH1 ADC with Kadcyla®, separately and in combination with checkpoint inhibitor therapy (termed I/O drug) and compared short- and long-term responses. TGI of Tras PH1 and Kadcyla® were largely similar, except for a small proportion of complete regressions observed only in Tras PH1-treated mice. As anticipated, the tumor model responded to standard-of-care I/O drug administered as a single agent.

When administered as a combination with checkpoint inhibitor therapy, the Tras PH1 ADC induced complete regressions (CRs) in 14 mice whereas 5 tumors rebounded after initial shrinkage (n=19 mice per arm). As a result, 73% of Tras PH1 + I/O treated mice showed complete regressions and were still on study at 5 months and the median survival was not reached. In Kadcyla® combination arm, there were 8 CRs, and 11 tumor rebounds, and 42% of Kadcyla® + I /O treated mice were tumor-free at 5 months. The median survival of Kadcyla® combination was 149 days.

The above results support our theory that immunostimulatory ADC payloads will induce longer and deeper responses due to greater immune cell engagement with tumor cells. In checkpoint blocked tumor cells, this deep response may require checkpoint alleviation. Also, the Tras PH1 combo-treated CR mice rejected a rechallenge with a fresh round of tumor cells, suggesting the presence of anti-tumor immunity. This immunity rejected MC38 cells with or without human Her2, suggesting that the immune response had spread beyond the original protein that the Her2 ADC targeted. This phenomenon of epitope spreading is characteristic of immune B and T cells that surveil many surrounding epitopes of the cancer cell and are not restricted to the target protein.

This is an advantage of immunostimulatory payloads such as PH1 that attract immune cells to the tumor. As payload delivery, and therefore cytotoxicity is directly proportional to the amount of target antigen receptors, target heterogeneity (for e.g., high-Her2 and low-Her2 expressing cells) within the same tumor is often a problem. It is likely that ADCs may not be able to deliver sufficient cytotoxic payload to kill the tumor cells with lower expression.

To solve this problem, different ADC programs have taken various approaches:

1.	Increase potency of the payload.

2.	Engineer unstable linkers that release the toxin in the tumor environment, killing both high- and low-expression cells.

3.	Engineer or identify toxins with chemical bystander activity that can kill the targeted cell, and upon release by the dead cell, kill the neighboring cells that may/ may not express the target.

All above approaches have consequences relating to off-target cell killing.

We have focused our efforts and prefer that our payloads have inherent immunostimulatory properties that attract immune cells. Having derived from self, immune T and B cells do not have the toxicity concerns of a payload gaining access to the systemic circulation.

Our DAR-matched Trastuzumab ADC was then evaluated in non-human primates (NHP) to assess the toxicology and toxicokinetic (TK) properties of Tras PH1 ADC.

The Maximally Tolerated single IV Dose (MTD) of Tras PH1 ADC was 20 mg/kg. Below 15 mg/kg dose, there were no Tras PH1 ADC-related clinical signs, changes in body weight, food consumption, or clinical pathology parameters (hematology, serum chemistry). Below 15 mg/kg dose, there were no test article-related organ weight changes, nor macroscopic or microscopic findings. At MTD, moderate elevations in liver enzymes and moderate decreases in platelets were noted; and yet both changes were completely reversed to baseline after 10 days. These changes were also noted and published for Kadcyla® at the highest non-severe toxic dose (HNSTD) by Poon, et al.

Remarkably at MTD with Tras PH1 ADC, histology of bone marrow smears was within normal limits and there was no evidence of neutropenia by hematology. Also, no gross lesions were observed in eyes and optic nerves (ocular toxicity) and sciatic nerves (peripheral neuropathy) of animals treated at MTD with Tras PH1 ADC.

The toxicology data suggested PH1 ADCs would also be differentiated from conventional payload ADCs by toxicology parameters, in addition to pharmacology (TGI).

These findings support differentiated features, creating a pipeline of PH1 ADCs against multiple targets using our catalog of POC antibodies.

PH5 payloads targeting DNA mismatch repair (MMR) and/ or DNA damage response (DDR):

Biology of MMR:

Cancer cells are associated with uncontrolled cell division. Before cells divide, they replicate their DNA to forward one chromosome copy to each daughter cell. Largely, DNA replication is a robust process controlled by enzymes with precise fidelities, low error rates, and the presence of correction mechanisms termed DNA mismatch repair (MMR). Due to rapid and frequent cell division, cancer cells tend to accumulate errors such as mutations, single-, and double-stranded DNA breaks, that are corrected in real time by MMR enzymes. Errors left uncorrected trigger a set of cellular responses collectively termed the DNA damage response (DDR). The DDR engages signaling pathways that regulate the recognition of DNA damage, the recruitment of DNA repair factors, the initiation and coordination of DNA repair pathways, and transition through the cell division cycle. If the cells are at a significant survival disadvantage, DDR processes activate apoptosis and trigger cell death.

When cancer cells are treated with DNA-damaging chemotherapeutic agents for e.g., such as the DNA alkylating agent platinum, cancer cells activate DDR and MMR processes, and when the errors are significant in terms of cellular liability and cannot be repaired, they are committed to programmed cell death.

In adult cancer patients, cancer cells are likely to be actively involved in cell division compared to normal differentiated cells. Therefore, ADC payloads that target DNA DDR and/or MMR is likely to preferentially target proliferating cancer cells. If we prevent the repair mechanisms, cancer cells are likely to be committed to cell death because of the errors they incorporate. We may even choose to accelerate the process by combining with certain chemotherapies.

Conversely, mutations in MMR and DDR genes may provide a selective advantage to the cancer cell by not correcting the mutation that would offer a significant growth or survival advantage. MMR-deficiency (dMMR) is common in many colorectal, gastrointestinal, and endometrial cancers and found in lower frequency in other solid cancers of breast, prostate, bladder, and thyroid. Here, dMMR patients can have increasing numbers of microsatellite repeats, also called high microsatellite instability (MSI-H). Both dMMR and MSI-H are considered biomarkers and predict response to checkpoint therapy and may go hand in hand with the neoepitopes that are formed when errors in DNA go uncorrected.

It is therefore likely that an ADC payload targeting MMR/ DDR biology may have a dual punch, inducing apoptosis in targeted cells on the one hand and activating the immune system by the other. This biology is compatible with Peak Bio philosophy of generating ADC payloads with multiple, orthogonal MoAs.

We are currently evaluating the first generation of PH5 linker-toxins against an undisclosed MMR/ DDR target. The toxin is bystander-enabled for killing the neighboring cell and may be adapted for low and heterogenous target expression. This is in addition to potential killing by immune activation via neoepitopes.

PH6 payloads targeting immune suppression:

Protein synthesis is integral to most biological functions. Even slow-growing, stem cell-like progenitors of tumor cells that divide less frequently synthesize proteins to support vital functions. DNA is transcribed into RNA and RNA is translated into protein. Theoretically, both inhibitors of transcription and translation may function as ADC payloads if one can partition them selectively to cancer cells using target-specific antibodies that can differentiate them from a normal cell. PH6 is an undisclosed payload that prevents protein synthesis at the stage of transcription.

Tumors containing an active population of immune cells capable of responding to immunogenic stimuli and killing cancer cells are referred to as immune “hot” tumors. Conversely, those tumors that have a low population of immune cells or have immune cells that are actively suppressed or co-opted into working for the tumor are referred to as immune “cold”. An extreme form of immune cold tumors called immune desert reflects tumors where immune cells are confined to the tumor periphery.

Immune cold tumors are hard to target and are typically unresponsive to immunotherapy. Checkpoint inhibitor therapy and immune stimulation approaches have largely been unsuccessful due the immune cells being suppressed or co-opted. These tumors have regulatory T cells (T-regs) that suppress T cell activation or express soluble factors that induce immune deserts. In this case, Peak Bio is testing payloads that a) induce cytotoxicity of tumor cells, and b) suppress immunosuppressive immune cells. This dual action protein synthesis inhibitor payload may potentially have a second function where tumor immunogenicity is increased by killing co-opted immune cells or suppressing function(s) of immunosuppressive cells.

We are currently evaluating the first generation of PH6 linker-toxins against an undisclosed target and validating its second MoA. Due to the varied effects of new protein synthesis inhibition, this toxin may also prevent the formation or recruitment of new blood vessels to the tumor.

Antibody-based Platforms:

Our objective is to use our expertise in antibodies and our novel technologies to develop our product pipeline and discover new product candidates for the treatment of cancer and related diseases. Our strategy includes initiatives to:

•

Continue to identify and develop novel monoclonal antibodies (mAbs). Together with advances in Next-gen sequencing (NGS), significant technology advances in antibody generation in humanized mouse platforms and high throughput B-cell sequencing methods, thousands of potential new targets are being continuously discovered. Antibodies that bind to these targets can be generated rapidly and in a cost-effective manner. We believe that antibodies will be one of the primary areas for therapeutic development for the foreseeable future, particularly as genomic research identifies new disease targets. We have focused on the research and development of antibodies since our inception and have successfully identified novel antibodies with potential therapeutic applications. We will continue to apply our expertise in antibodies and utilize our technologies to identify novel antibodies that bind to these new targets.

•

Use our technologies to enhance potency of monoclonal antibody therapies. Antibodies make excellent delivery vehicles since they bind specifically to cell surface targets. We can transform highly specific mAbs into drug candidates by improving the cancer cell killing potency of mAb-based therapeutics through our antibody-toxin conjugates (ADC), antibody-PROTAC and bispecific antibody programs. We are also actively developing additional technologies where our vision is to grow the portfolio and simultaneously de-risk current programs. We plan to file patent applications at the appropriate time to ensure the patent life encompasses a significant development span of our therapeutics. Furthermore, our technology provides us with an opportunity to develop our own product candidates, but also enables us to add significant value to mAbs and targets owned by other companies, and opens up partnership opportunities, co-development strategies, and additional sources of funding.

•

Develop a broad portfolio of products. We are developing multiple products for many potential indications simultaneously, thereby increasing our opportunities to identify successful drugs. Our drug candidates utilize multiple MoAs and target a variety of different receptors expressed in several types of cancer cells.

•

Acquire attractive toxins, small molecules and/ or antibodies. In addition to our own development efforts, we will continue to identify products and technologies to in-license. We believe that we are well positioned to continue to attract in-licensing and acquisition candidates because of our expertise in mAbs, toxins, and ADCs. Previously, we successfully in-licensed our lead small molecule PHP-303 from Bayer. While we expect that many new product candidates will arise from our internal research programs, we will continue to seek in-licensing opportunities to build our product candidate pipeline.

•

Establish strategic collaborations. We intend to enter into corporate collaborations at various stages in the research and development process. We may seek a corporate collaborator prior to initiating phase 2 clinical trials or may choose to partner some products at a later stage to increase our potential downstream participation in product sales. We believe our collaboration strategy provides us with distinct advantages, including:

•	it builds on our fundamental strength in research and discovery of innovative mAb-based products such as ADCs

•	it capitalizes on our future corporate partners’ strengths in product development, manufacturing, and commercialization

•	it enables us to develop a greater number of leads and programs than otherwise would be possible

•	it reduces our financing requirements.

Summarized below is an average R&D workflow for a typical ADC program:

Peak Bio has additional discovery research programs directed towards identifying and developing new mAb-based products and technologies to treat cancer. Our discovery programs are currently focused on identifying and screening cancer-relevant targets, mAbs, ADCs, antibody-PROTACs and bispecific antibody therapies.

Our preclinical candidates:

Trop2 PH1 ADC is a Clinically validated target: Trophoblast antigen 2 (Trop2) or Tumor- Associated Calcium Signal Transducer 2 (TACSTD2) is a transmembrane glycoprotein that is highly expressed in many cancers over and above that of levels observed in normal healthy tissue, making this protein a prime ADC target. Trop2 levels are elevated in several solid tumor cancers (see table below). Trop2 overexpression in metastatic tissues makes it an attractive and potential therapeutic target for late-stage diseases.

Table 2: Expression of Trop2 target in various cancers

The Trop2 ADC approach has been clinically validated and has outperformed standard-of-care in at least two cancer settings- metastatic triple negative breast cancer (TNBC) and in advanced urinary bladder (urothelial) cancer. The Trop2 ADC Trodelvy®, also known as Sacituzumab govitecan or IMMU-132, has obtained approvals in the above indications after demonstrating significant improvement in clinical efficacy. Due to the potential of targeting Trop2 in multiple cancer settings (see table above), different companies have tried to carve out their niche using the advantages/ properties of their payloads (see table below). While Datopotamab DXd is currently being tested in Phase 1b clinical trial on NSCLC patients and have expanded to Phase 2 and Phase 3 clinical trials, others such as BAT8003 and PF-06664178 have discontinued their Trop2 programs for different reasons. The status of the other Trop2 ADC programs is unknown.

Table 3: ADC-based Trop2 therapeutics in clinical trials

The Trop2 ADCs under development have topoisomerase I- targeting payloads such as the irinotecan active metabolite SN38 (Trodelvy®), deruxtecan (DS-1062), and belotecan (SKB264).

Members of the camptothecin family of topoisomerase inhibitors such as irinotecan/ SN38 and topotecan are substrates of the MDR family of transporters and may be pumped out of the cancer cell, giving rise to resistance. Non-transport mechanisms of resistance have also been described wherein patients under Trodelvy® therapy for 6 months had progressed due to resistance mutations in the topoisomerase I (Top1) gene. In a study performed at Massachusetts General Hospital, Top1 mutations such as E418K and -p.-122 frameshift rendered cancer cells refractory to topoisomerase inhibition, and Trop2 T256R mutations reducing cell surface translocation of Trop2, resulted in resistance to Trodelvy® therapy and metastasis to liver and peri-aortic lymph nodes. Since our payload has a different MoA, it will not be subject to these topoisomerase-specific forms of resistance.

Furthermore, the immunostimulatory properties of the PH1 payload may induce:

1.

immune memory: Since the selection pressure resulting from sustained ADC regimen gives rise to resistance mutations in patients, in theory, the immune memory component of our MoA does not necessitate the sustained dosing of our ADC.

2.

epitope spreading: Since the selection pressure resulting from sustained ADC regimen may give rise to Trop2 T256R mutations impacting cell-surface Trop2 giving rise to resistance, PH1-induced epitope spreading beyond Trop2 may keep the anti-tumor response evolving to other neoepitopes and cancer-related proteins.

Properties of Peak Bio Trop2 PH1 ADC:

After evaluating the Trop2 ADCs that are currently FDA-approved or heading towards approval in clinical trials, we investigated the potential of a differentiated Trop2 PH1 ADC with favorable resistance and immunogenicity characteristics from PH1 payload.

We optimized a fully- humanized antibody that was selective for the human and non-human primate versions of Trop2 but did not recognize rodent forms of Trop2. While compatible with evaluation of cytotoxic potency in vitro and evaluation of anti-xenograft tumor growth inhibition in athymic mice, this meant we had to engineer mouse cell lines with human Trop2 to test the immunostimulatory MoA in syngeneic mice models.

Since our antibody did not recognize rodent Trop2, standard evaluations of body weight loss in rodent models such as mice and rats would not provide meaningful toxicology data other than to reflect uncoupling of the payload from the ADC. NHP model would provide the relevant toxicology data.

Even without the immunostimulatory mechanism, our investigational Trop2 PH1 ADC demonstrated nanomolar cytotoxic potency against cancer cells in vitro. In a parallel arm of the same study, cisplatin, a conventional chemotherapy exhibited micromolar cytotoxic potency. Also, these studies demonstrated that the potency of our Trop2 ADC was specific to the target and did not kill lung cancer cell lines that lacked Trop2. This is important to prevent off-target effects of our ADC against normal cells that lack Trop2.

As previously mentioned in our Thailanstatins section, PH1 belongs to the lysine non-cleavable class of payloads and was specially selected to reduce off-target effects of our Trop2 ADCs. While Trop2 is elevated significantly in solid tumors, there is small yet significant Trop2 expression in normal lung epithelium, prostate, skin, tongue, and salivary glands. This may be relevant as stomatitis (inflammation of the tongue and mouth) was observed as the dose-limiting toxicity in the TROPION PanTumor01 clinical trial for DS-1062. This meant that in addition to preventing off-target effects in our Trop2 PH1 ADCs, we may have to mitigate potential on-target effects.

In PH1, we selected a payload that potentially prevents reduced on and off-target effects by generating metabolites that are impermeable to neighboring cells. The low expression of Trop2 in normal tissue, potency range of PH1, and impermeability of generated active payload species are designed to limit the side effects of incidental Trop2 targeting with our ADC. Trodelvy® and DS-1062 are both bystander-enabled to extract maximal tumor cell killing. However, the payload’s function in Trop2 PH1 ADC is to stimulate initial tumor debulking, induce neoepitopes and stimulate the immune system whereupon the immune-mediated cell-killing MoA would kick in. In addition to opting for a non-bystander payload, we also opted for lower drug-to-antibody (DAR) ratio of 4 to reduce on-target toxicity to normal cells. By not opting for chemical bystander activity and by opting for lower DAR, we introduced control elements to differentiate our ADC program from a toxicology standpoint. Heterogenous Trop2 expression in cancer tissue would be addressed by immunostimulatory and epitope-spreading features of PH1 described previously.

Further supporting our hypothesis, not only did our cysteine and lysine cleavable Trop2 ADC versions kill cancer cell lines non-specifically i.e., they had higher baseline activity against non-target cells, but also had lower TGI in vivo in animal models. Therefore, our best strategy was to allow toxin accumulation within the target cell and have an inactive or impermeable payload species when released by lysed target cells. The active payload species of PH1 ADCs such as the Trop2 PH1 ADC would only be “cytotoxic” when internalized as an ADC by the target cancer cells, and impermeable as the active payload species to neighboring cells or other organs when in blood circulation, further reducing the potential for off-target effects. We therefore decided to proceed with PH1 for the Trop2 ADC program and tested low DAR ADCs for TGI against human tumors in animal xenograft models.

To demonstrate target-specific killing of cancer cells, we compared the cytotoxic potency of our Trop2 PH1 ADC with an ADC made from an isotype control mAb (not targeting Trop2) conjugated to the same PH1 L-T at a similar DAR, against gastric, pancreatic and bladder cancer cell lines. As the isotype antibody targets viral proteins and is characteristically absent on cancer cells, the wide margin between on-target and off-target killing against all above cell lines can be attributed to the stability of our linker. In this context, if the linker fell apart on Trop2 PH1 and Isotype control ADCs, it would release the toxin and kill the cells whether Trop2 was present on the cells or not, and this would be observable as activity for the Isotype PH1 ADC.

As Trop2 expression is mainly observed in cells of epithelial origin, we evaluated the cytotoxic potency of our Trop2 PH1 vs Isotype PH1 ADC and found no significant killing against normal human fibroblasts. Some cell death was observed upon confluence in all cell lines and occurred even on untreated cells.

Trodelvy® is the first-in-class Trop2 ADC with an acid-labile carbonate linker. It was included as an experimental arm in the above cytotoxicity assays and demonstrated potent in vitro activity against gastric, pancreatic and bladder cancer cell lines. Trodelvy® showed some off-target killing against normal human fibroblast cells in this setting.

To further corroborate our in vitro observations, we evaluated Trop2 PH1 ADC and Trodelvy® against the same Trop2high gastric carcinoma cell-line derived xenograft (CDx) grown as tumors in mice. For the studies to translate to a clinical setting, Trodelvy® (DAR 7.6) was administered on Day 1 and Day 8 as 10 mg/kg doses (QWx2). Trop2 PH1 ADCs at lower DARs (2 and 4) were tested only at 3 mg/kg. This was purely to evaluate the TGI from the Trop2 PHI ADC’s cytotoxic MoA alone in the absence of PH1’s immunostimulatory MoA, in xenograft tumor-bearing athymic mice lacking an immune system. The purpose of the experiment was to evaluate whether Trop2 PH1 ADC’s first MoA alone was sufficient for TGI in Trop2high expressing tumors.

When administered in therapeutic mode, against pre-established tumors of 200 mm3 size, all three ADCs induced tumor regression between 3-6 weeks. The TGIs for 10mg/kg Trodelvy®, 3mg/kg Trop2 PH1 ADC (DAR 2) and 3mg/kg Trop2 PH1 ADC (DAR 4) were 79 + 2.1%, 80.5 + 1.8%, and 87.7 + 1.0% at 21 days and 83.3 + 2.4%, 78.5 + 3.2%, and 90.3 + 1.8% at 41 days, respectively. At these times, the TGI associated with the Trop2 PH1 ADC (DAR 4) arm was significantly different from the Trop2 PH1 ADC (DAR2) and Trodelvy® arms (p<0.05) and is indicated in the table.

At DAR4- tumor regression in 50% of treated mice over a period of ~5 months	At DAR2- Stable disease in 50% of treated mice over a period of ~5 months

Model: Nude mice bearing
human gastric tumors

Horizontal dotted line indicates
mean tumor volume of 200 mm3
size at which treatment was
initiated.

Tumor shrinkage below this line
was considered regression

Dosing regimen: Two doses in
the first week

TR= tumor regression

TGI= tumor growth inhibition

Group	TGI ± Std Err (Day 20)	p Value vs Trop2 PH1 (DAR4) (Day 20)	TGI ± Std Err (Day 41)	p Value vs Trop2 PH1 (DAR4) (Day 41)
Trop2 PH1 (DAR 4)	87.7 ± 1.0		90.3 ± 1.8
Trop2 PH1 (DAR 2)	80.5 ± 1.8	1.40e-04	78.5 ± 3.2	1.42e-03
Trodelvy (DAR 7.6)	79.0 ± 2.1	2.79e-05	83.3 ± 2.4	3.54e-02

Upon extended observation, some tumors from each arm rebounded across all treatment groups, Trodelvy® and Trop2 PH1 ADCs. Around 2 months after treatment, 80% of Trodelvy®-treated tumors rebounded, until finally, only 20% of the mice showed significant tumor regression at 5+ months. 50% of Trop2 PH1 ADC (DAR4) showed tumor regression at 5+ months and 50% of Trop2 PH1 ADC (DAR2) showed stable disease in the same time frame with their tumors failing to grow past 400 mm3.

We conclude that Trop2 PH1 ADC has effective TGI at low DAR and dose even without PH1’s immunostimulatory MoA. Tumor cells that escape treatment tend to rebound. This is why we had envisioned the second immunostimulatory MoA when we conceptualized PH1.

To determine whether Trop2 PH1 ADC had retained the immunostimulatory activity characterized previously on PH1 payload alone or demonstrated by our POC Tras PH1 ADC, we evaluated the combination of the DAR4 Trop2 PH1 ADC with checkpoint inhibitor therapy against a syngeneic bladder cancer (urothelial) mouse model.

First-line checkpoint inhibitor therapy is standard-of-care (SOC) for platinum-ineligible patients that have recurrent, resistant, or metastatic urothelial cancer. Also, Trodelvy® is approved for treatment of metastatic urothelial cancers. Therefore, we used a urothelial model that was sensitive to checkpoint blockade and evaluated whether Trop2 PH1 ADC combination would result in an improvement upon SOC in this syngeneic mouse model.

In these studies, Trop2 PH1 ADC showed single agent tumor growth inhibition that was equivalent to SOC for bladder cancer. At day 14, the combination was significantly superior in terms of TGI (p=0.01) and prolonged overall survival (OS) (p=0.013). Therefore, like the POC Tras PH1 ADC, our Trop2 PH1 ADC retained the ability to combine with checkpoint inhibitors and prolong OS.

To further de-risk our program, we performed toxicology studies in non-human primate model and determined the tolerability of our Trop2 PH1 ADC in NHP. We evaluated our ADCs at DARs of 2 and 4 and performed a repeat-dose study wherein three ADC doses were intravenously administered every 3 weeks followed by a 3-week recovery period. For an idea of maximal cumulative effects, animals were evaluated 2 days after receiving all 3 doses. Reversibility was addressed in another set of animals that received all 3 doses but were allowed a 3-week recovery period. As Trop2 PH1 ADC was a likely candidate for pipeline nomination, histopathology was performed unilaterally for all tissues in both sets of animals.

3 x 6 mg/kg Q3W doses of both DAR2 and DAR4 Trop2 PH1 ADCs were well tolerated without clinical signs or body weight loss. In these treatment groups, a mild increase in liver enzymes and mild decrease in platelets were noted that reset to baseline within 7-10 days of administration of each dose. Histological evaluation of the bone marrow revealed no evidence of reduced cellularity (no bone marrow toxicity), although an altered myeloid:erythroid ratio was noted. The latter finding was probably due to the MoA of PH1 that induces an anti-tumor myeloid response. There were no other histologic findings below MTD.

At the >MTD of 18 mg/kg for Trop2 PH1 ADC, we did not observe the pathologies associated with other Trop2 ADCs in the clinic- e.g., neutropenia, gastrointestinal-, oral (stomatitis)- or lung- lesions with fibrotic or cellular infiltrates indicative of ILD were characteristically absent from our findings. Our NHP data suggests our Trop2 ADC is likely to be differentiated from a toxicology standpoint, in addition to pharmacology.

Unmet need and epidemiology

There is significant unmet need in Trop2-expressing cancers as is illustrated in the table below. Currently, the Trop2 ADC Trodelvy® has been only approved in TNBC and bladder cancer DS-1062 is currently in phase 1b clinical trial in NSCLC patients. Restricting ourselves to current indications in which Trop2 ADCs have FDA approvals (Trodelvy®) or have advanced phase 1 data in (DS-1062), the number of annual deaths worldwide and in USA alone account for 1.8 million and 134,500 patients, respectively (assuming 15% of all breast cancers are TNBC and 84% of all lung cancers are NSCLC in the table below). Prior to Trodelvy’s® approval in 2020, these patients did not benefit from standard-of-care in these indications. Therefore, there is significant unmet need in Trop2-expressing cancers based on these three indications alone.

Since Trop2 expression is elevated in multiple solid tumors, there is untapped clinical and market potential of expanding the scope of Trop2 ADC therapies to reach a wide number of cancer indications. We cannot predict the total number of patients current and future Trop2 ADC therapies may expand to; however, at maximum, Trop2 ADCs may have the potential to impact the lives of 13 million cancer patients annually.

Table 4: New cases and deaths for Trop2-relevant cancers (worldwide and USA statistics)

Our Preclinical Development Programs

We have evaluated multiple targets for our second candidate PH1 ADC. We are currently performing target validation for an ADC2 program against target M5. We may generate our own proprietary mAb against target M5 in humanized mice.

We are also in the process of evaluating the first Generation of two new research-stage toxins PH5 and PH6. These platforms may need optimization and need further structure-activity-relationship (SAR) studies requiring a second or third generation to be viable payloads for the Peak Bio pipeline.

Time and resource- permitting, we have identified additional opportunities utilizing our teams’ expertise to expand our portfolio by developing other modalities such as bispecifics and antibody-PROTACs. These are currently in early validation stages.

Intellectual Property:

IP Summary:

Oncology Platform PH-1 & PHP-303 Patent Status

Peak Bio (Previously pH Pharma) secured patent protection for PH-1 & PHP-303 with over 114 patents granted in over 70 countries worldwide.

PH-1 & PHP-303 Patent Classes

Type	Content	Status
Material 1	Material patent of 4-(4-Cyano-2-Thioaryl) Dihydropyrimidinones including PHP-303	Granted in 79 countries including KR, US, EU, JP
Material 2	Material patent of PHP-303 analogues (1,4-diaryl-pyrimidopyridazine-2,5-diones)	Granted in 9 countries including US, EU, JP
Material 3	Material patent of PHP-303 analogues (Triazolo and tetrazolo pyrimidine derivatives)	Granted in 10 countries including US, EU, JP

Type	Content	Status
Material 4	Material patent of PHP-303 analogues (Sulfonic amide and sulfoximine-substituted diaryl-dihydropyrimidinones)	Granted in 11 countries including US, EU, JP
Crystal form	Crystal form (A) of PHP-303 and method for producing PHP-303	Application in 7 countries including KR, EU, JP; granted in US
Use	PHP-303 and its analogues for treating Bechet’s disease	Application in 7 countries including KR, US, EU, HK
	PHP-303 use in liver diseases as a NHE inhibitors	Application in 7 countries including KR, EU, JP; granted in US
	PHP-303 use in lung disease including AATD as a NHE inhibitors	PCT application including US, Taiwan

PHP-303 Patent Status

As of March 1, 2022, our patent portfolio relating to our product candidate PHP-303 consisted of five issued U.S. patents and 114 issued foreign patents, and three pending patent applications. The patent of PHP-303 for its crystalline form (A) applicable to actual clinical trials has been registered in the United States and its screening is ongoing in other countries. The crystalline form patent will not expire earlier than 2036.

Peak Bio acquired full rights to patents from Bayer in 2017. We have global patent protection on 9 inventions on the compound that include the following:

•	For AATD, use patent application in 2020 in the US and global with IP coverage through 2040

•	For NASH, crystalline form (A) & use patents granted in the US and under review globally. IP coverage through 2036

•	Data exclusivity and pediatric extension possible in major markets including US, EU, and JP

We have acquired or exclusively licensed a comprehensive intellectual property portfolio from Bayer. We strive to protect and enhance the proprietary technologies, inventions, and improvements that we believe are important to our business, including seeking, maintaining, and defending patent rights, whether developed internally or acquired or licensed from third parties. Our policy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our proprietary technology, inventions, improvements, platforms, and our product candidates that are important to the development and implementation of our business.

PH-1 Patent Status

•	Peak Bio created and generated our toxin program (PH-1) developed in-house with full rights to patents.

•	The PH-1 toxin patent applied has a protection period of 20 years with IP coverage through at least 2038.

•	We are planning to file composition of matter patents for newly developed novel ADCs covering the Trop2 antibody, Trop2-indications, and combinations with standards-of-care therapies.

•

Peak Bio will continue to create novel composition of matter patents to cover new ADCs not limited to new usage of Linkers, formulations, CMC process, cancer indications and/or SOC combination patents to secure additional protection period after the PH-1 toxin patent expires.

PEAK BIO’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Peak Bio’s financial condition and results of operations together with Peak Bio’s unaudited carve-out condensed consolidated financial statements and audited carve-out consolidated financial statements and notes thereto included elsewhere in this proxy statement. Certain of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to plans and strategy for Peak Bio’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” Peak Bio’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from Peak Bio’s forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, references in this Peak Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Peak Bio,” “we,” “us,” “our” and other similar terms refer to Peak Bio (excluding the Non-Peak Bio Assets transferred in the Spin-Off) prior to the Business Combination and to New Peak and its consolidated subsidiaries after giving effect to the Business Combination.

Overview

Peak Bio is a clinical-stage biopharmaceutical company focused on developing therapeutics addressing significant unmet need in the areas of oncology and inflammation. Our management team has a combined 50 years of industry experience in the areas of small molecules, antibodies, and antibody-drug-conjugates (ADC).

Our lead product candidate, PHP-303 is a small molecule, 5th generation Phase 2 clinical-ready neutrophil elastase (NE) inhibitor (NEI). We are planning a Phase 2 clinical study in Alpha-1 anti-trypsin deficiency (AATD) patients. We have completed two Phase 1 trials of PHP-303 in healthy volunteers testing higher doses of PHP-303 by single-ascending dose (SAD) and multiple-ascending dose (MAD). PHP-303 demonstrated dose- dependent pharmacokinetics and the recommended Phase 2 dose was achieved in these trials. A maximum tolerated dose for PHP-303 was not achieved in these Phase 1 trials.

In addition, we have leveraged two decades of industry learning in the antibody-drug-conjugate (ADC) field to develop a platform of proprietary technologies that enable us to design ADCs to have improved TGI and toxicological properties relative to existing antibody or ADC therapies. Our most advanced platform, PH-1 or Thailanstatin is being used to generate a pipeline of proprietary ADC product candidates to address patient populations with improved TGI relative to traditional ADC-based therapies. Our second product candidate is an ADC targeting Trop2, an antigen broadly expressed in solid tumors. We expect our Trop2 ADC to enter clinical development by late 2024. Our Trop2 ADC and other undisclosed discovery-stage product candidates are based on our proprietary PH-1 platform of toxin payloads targeting RNA splicing.

Despite commercial success of the ADCs currently on the market, there continues to be a need for ADCs that not only deliver antibody-directed payloads selectively to their tumors, but to also release them safely via improved linker technology and avoid off- target toxicities. Secondly, we believe that adding an immunomodulatory effect to our toxin(s) that engages our immune systems to assist in the cancer killing would contribute to improved tumor killing.

We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

We have incurred significant losses since the commencement of our operations. Our net loss was $4.6 million for the six months ended June 30, 2022 and $8.3 million and $13.3 million for the years ended December 31, 2021 and 2020, respectively. We expect to continue to incur significant expenses and operating losses for the foreseeable future as we continue our efforts to identify product candidates and seek regulatory approvals within our portfolio of product candidates. These losses have resulted primarily from costs incurred in connection with research and development activities and to a lesser extent from general and administrative costs associated with our operations. Our net losses may fluctuate significantly from period to period, depending on the timing of and expenditures on our research and development activities.

Recent Developments

Employment Agreements

In January 2022, we entered into an employment agreement with our founder and director. The effective date of the employment agreement was February 1, 2022, and is subject to the completion of the business combination with Ignyte. As part of the agreement, we agreed to repay our founder and director $1.5 million in forwent salary over a period of four years. In addition, as part of the agreement, we agreed to repay $0.5 million of the $1.5 million outstanding under a related party loan upon closing of the Ignyte transaction. The remaining $1.0 million plus accrued interest will be repaid pursuant to the discretion of our Board of Directors. Further, the employment agreement provides for the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

In March 2022, we entered into an employment agreement with our chief operating officer which is subject to the completion of the business combination with Ignyte. The agreement provides for confirmation of Peak Bio’s previously agreed upon success fee payment to Dr. LaMond upon consummation of the business combination with Ignyte in the amount of $250,000 and the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

Spin-Off

Effective March 1, 2022, we spun off certain assets to a newly formed company in Korea (“SpinCo”) that we refer to in the Business Combination Agreement as “Non-Peak Bio Assets.” Those Non-Peak Bio Assets include PH-2 (Spliceostatin) toxin licensed from a third-party, the PH-3 (Callyspongiolide) toxin licensed from a third party, PH-4 (PBD Hybrid), and PHP-201 (Sovesudil).

As a result, we will require additional financing to fund our ongoing activities. We may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts. We may be unable to raise additional funds or to enter into such agreements or arrangements on favorable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate certain of our research and development programs. There can be no assurances that other sources of financing would be available. The amount and timing of our future funding requirements will depend on many factors, including the pace and results of our research and development efforts.

VennDC, LLC (“Venn”)

In December 2019, a collaboration and license agreement (the “License Agreement”) was entered into with Venn to pursue research and development of certain payload and linker technologies that are useful for the development of antibody-drug conjugates. This collaboration was expected to allow Venn to further develop and commercialize such antibody-drug conjugates developed under the collaboration. Under the collaboration agreement with Venn, we received a $400,000 upfront payment and was expected to be eligible to receive reimbursement of costs and expenses incurred, certain development and regulatory milestone payments, royalties and commercial milestone payments with respect to licensed products for each product. Milestone payments were expected to be payable following the achievement of certain development, regulatory and commercial milestone events in each product, up to an aggregate of $107.1 million per product. Royalty payments were expected to be based on net sales of licensed products on a licensed product-by-licensed product basis. The initial term of the research collaboration was expected to be three years. During the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020, we did not recognize any revenue related to the upfront payment as it was not probable that a significant reversal in the amount of cumulative revenue recognized would not occur. In addition, no reimbursement of costs and expenses incurred, and no other payments (for development and regulatory milestones, royalties, and commercial milestones with respect to licensed products for each product) were received by us during the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, as none of the performance obligations were satisfied by us. At December 31, 2021 and 2020, we recorded a liability to accrued expense of $400,000 related to this payment.

In April 2022, we entered into an agreement with our founder and director, in consideration of the repayment to be made by our founder and director to settle a contractual obligation for the upfront payment we received associated with the License Agreement with Venn. Per the agreement, we agreed to repay our founder and director $400,000, with interest to accrue on the unpaid principal balance at the rate of 1% per annum. The timing of the repayment will be determined and pursuant to the discretion of our Board of Directors.

In May 2022, our founder and director repaid to Venn the $400,000 upfront payment and the License Agreement was terminated. At June 30, 2022. we recorded a liability to related party loans of $400,000 related to this payment.

Ignyte Acquisition Corp (Ignyte)

On April 28, 2022, we entered into a business combination agreement with Ignyte and Korean Sub, a subsidiary of Ignyte. As a result of the proposed business combination, Ignyte will be renamed to Peak Bio, Inc. (or “New Peak”), and will acquire a 100% of the equity interests in Peak Bio. In addition, immediately after the completion of the business combination, certain investors, including our founder and director, have agreed to subscribe for and purchase an aggregate of up to $25.5 million of common stock of New Peak. The combined company is expected to receive gross proceeds of at least $20 million at the closing of the transaction (assuming the maximum redemptions are effected by shareholders of Ignyte) and will operate under the New Peak management team. The boards of directors of both Ignyte and Peak Bio have approved the proposed transaction. Completion of the transaction, which is expected in the fourth quarter of 2022, is subject to approval of Ignyte’s shareholders, delivery of minimum cash amounts previously described in this proxy, and the satisfaction or waiver of certain other customary closing conditions.

Financing

In May 2022, we entered into an agreement with a certain investor in which the investor purchased an aggregate of 63,856 shares of Peak Bio Common Stock for aggregate gross proceeds of approximately $1.2 million.

From July through September 2022, we received proceeds from loans in the amount of $1.25 million from several lenders. The loans mature on the second anniversary and bear interest at a rate of 5.0% per annum. The loans were evidenced by promissory notes, which contain customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loans may not be prepaid by us at any time prior to maturity without the consent of the lender. We will provide for the conversion of the principal and interest of the loans into shares of common stock at fair market value and 25% warrant coverage on common stock prior to the consummation of the Business Combination. Warrant coverage is conditioned on closing of the Business Combination and will be exercisable after the closing of the Business Combination with an exercise price of $0.01.

In September 2022, we received proceeds from a loan in the amount of $0.5 million from one of our director nominees. The loan matures on the second anniversary and bear interest at a rate of 5.0% per annum. The loan was evidenced by a promissory note, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may be prepaid by us at any time prior to maturity without the consent of the lender.

Components of Results of Operations

Operating Expenses

Prior to April 1, 2022, the carve-out condensed consolidated financial statements have been extracted from the accounting records of pH Pharma, Ltd. The historical results of operations, financial position, and cash flows may not be indicative of what we would have been had we been a separate stand-alone entity, nor are they indicative of what the results of operations, financial position and cash flows may be in the future.

The majority of our operating expenses related to research and development (“R&D”). R&D expenses directly related to us were entirely attributed to us in the accompanying carve-out consolidated financial statements. R&D salaries, wages and benefits were allocated to us using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the R&D expenses for pH Pharma Ltd as a whole. We also received services and support from other functions of pH Pharma Ltd. Our operations are dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to us using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the R&D expenses for pH Pharma Ltd as a whole. These allocated costs were primarily related to corporate administrative expenses, non-R&D employee related costs, including salaries and other benefits, for corporate and shared employees, and other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, human resources, facilities, and other corporate and infrastructural services. These allocated costs were primarily recorded as R&D expenses and general and administrative (“G&A”) expenses in the statements of operations and comprehensive loss.

The Spin-Off resulted in Peak Bio retaining the PHP-303 and PH-1 ADC Platform programs. Historically and throughout the periods presented, the PHP-303 and PH-1 ADC Platform programs have been owned by pH Pharma Co., Ltd and its subsidiaries (prior to the change of its name to Peak Bio Co., Ltd.). The PHP-303 and PH-1 ADC Platform programs have historically operated as a part of pH Pharma Co., Ltd and not as a separate stand-alone entity or group. The Spin-Off resulted in Peak Bio retaining approximately 90% of the equity outstanding in pH Pharma co., Ltd., consisting of 8,283,613 shares of common stock and 693,000 stock options.

As of April 1, 2022, we concluded that all the assets and liabilities of the newly created Peak Bio legal entity were contributed by the parent company pH Pharma Ltd. No other assets or liabilities were considered to be attributable to Peak Bio or that would be transferred to Peak Bio upon the completion of the Business Combination, eliminating the necessity to allocate a portion of pH Pharma Ltd.’s assets and liabilities to Peak Bio on a carve-out basis. Therefore, there was no longer a need to allocate assets and liabilities, as well as expenses, from the parent for the carve-out condensed consolidated financial statements.

Our carve-out condensed consolidated financial statements for the six months ended June 30, 2022 include the accounts of Peak Bio Co., Ltd. and its subsidiary, Peak Bio CA., Inc. All intercompany balances and transactions have been eliminated in consolidation.

Revenue

Our revenue has historically been generated through grants from government organizations. We currently have no commercially approved products. Grant revenue is recognized during the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grants are met. We concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Qualifying expenses are recognized when incurred as research and development expenses. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

Research and Development Expense

We expense research and development costs as incurred. Research and development expense consist primarily of costs related to personnel, including salaries and other personnel related expenses, contract manufacturing and supply, consulting fees, and the cost of facilities and support services used in drug development. Assets acquired that are used for research and development and have no future alternative use are expensed as in-process research and development.

General and Administrative Expenses

Our general and administrative expenses consist primarily of personnel costs, depreciation expense and other expenses for outside professional services, including legal fees relating to patent and corporate matters, human resources, audit and accounting services and facility-related fees not otherwise included in research and development expenses. Personnel costs consist of salaries, benefits and equity-based compensation expense, for our personnel in executive, finance and accounting, business operations and other administrative functions. We expect our general and administrative expenses to increase over the next several years to support our continued research and development activities, manufacturing activities, increased costs of expanding our operations and operating as a public company. These increases will likely include increases related to the hiring of additional personnel, fees to outside consultants, lawyers and accountants, and increased costs associated with being a public company such as expenses related to services associated with maintaining compliance with Nasdaq listing rules and SEC requirements, director and officer insurance premiums and investor relations costs.

Results of Operations for the Six Months Ended June 30, 2022 and 2021

The following table provides selected financial information for the Company:

	Six Months Ended June 30,		Change
	2022	2021	Amount
Revenues	$153,866	$192,189	$(38,323)
Operating expenses
Research and development	2,574,737	4,056,492	(1,481,755)
General and administrative	2,533,008	1,142,811	1,390,197

Total operating expenses	5,107,745	5,199,303	(91,558)

Loss from operations	(4,953,879)	(5,007,114)	53,235
Other income, net	321,286	369,355	(48,069)

Loss before income tax benefit (expense)	$(4,632,593)	$(4,637,759)	$5,166

Revenue

Our revenue has historically been generated through grants from government organizations. The total revenue for government grants was $153,866 and $192,189 for the six months ended June 30, 2022 and 2021, respectively.

Research and Development Expense

The following table summarizes our research and development expenses:

	Six Months Ended June 30,
	2022	2021
Third-party direct project expenses
PHP-303	$338,066	$450,256
PH-1 ADC Platform	388,620	384,897
General program expenses and other pre-clinical programs	212,581	631,973

Total third-party direct project expenses	939,267	1,467,126
Other research and development costs
Personnel costs	844,360	1,857,154
Facilities and other costs	791,110	732,212

Total other research and development costs	1,635,470	2,589,366

Total research and development costs	$2,574,737	$4,056,492

Research and development expense decreased by $1.5 million during the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The decrease was primarily due to decreases in direct project expenses related to the PHP-303 program of $112,000. In addition, there was a decrease in personnel costs of $1.0 million driven by a reduction of staff allocated to the Company during 2022.

General and Administrative Expense

General and administrative expense increased by $1.4 during the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase was primarily driven by an increase in professional service fees of $1.1 million primarily related to the Ignyte transaction, partially offset by a decrease in personnel costs of $162,000 driven by a reduction of staff allocated to the Company during 2022.

Other Income, Net

Other income, net decreased by $48,069 during the six months ended June 30, 2022 compared to the six months ended June 30, 2021 primarily due to the receipt of an employee retention credit of $323,000 during the six months ended June 30, 2022 and a $368,000 gain on extinguishment of debt related to our Paycheck Protection Program (“PPP”) during the six months ended June 30, 2021.

Results of Operations for the Years Ended December 31, 2021 and 2020

The carve-out consolidated financial statements have been extracted from the accounting records of pH Pharma, Ltd. The historical results of operations, financial position, and cash flows may not be indicative of what we would have been had we been a separate stand-alone entity, nor are they indicative of what the results of operations, financial position and cash flows may be in the future.

The majority of our operating expenses related to research and development. Research and development expenses directly related to us were entirely attributed to us in the accompanying carve-out consolidated financial statements. research and development salaries, wages and benefits were allocated to us using methodologies based on the proportionate share of research and development expenses for the PHP-303 and PH-1 ADC Platform programs compared to the research and development expenses for pH Pharma Ltd as a whole. We also received services and support from other functions of pH Pharma Ltd. Our operations are dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to us using methodologies based on the proportionate share of research and development expenses for the PHP-303 and PH-1 ADC Platform programs compared to the research and development expenses for pH Pharma Ltd as a whole. These allocated costs were primarily related to corporate administrative expenses, non-research and development employee related costs, including salaries and other benefits, for corporate and shared employees, and other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, human resources, facilities, and other corporate and infrastructural services. These allocated costs were primarily recorded as research and development expenses and general and administrative expenses in the statements of operations and comprehensive loss.

The following table provides selected financial information for the Company:

	Year Ended December 31,		Change
	2021	2020	Amount
Revenues	$528,309	$—	$528,309
Operating expenses
Research and development	7,124,077	10,400,570	(3,276,493)
General and administrative	2,469,762	2,938,111	(468,349)

Total operating expenses	9,593,839	13,338,681	(3,744,842)

Loss from operations	(9,065,530)	(13,338,681)	4,273,151
Other income (expense), net	855,021	(2,487)	857,508

Loss before income tax expense	$(8,210,509)	$(13,341,168)	$5,130,659

Revenue

Our revenue has historically been generated through grants from government organizations. The total revenue for government grants was $528,309 and $0, respectively, for the years ended December 31, 2021 and 2020.

Research and Development Expense

The following table summarizes our research and development expenses:

	Year Ended December 31,
	2021	2020
Third-party direct project expenses
PHP-303	$1,063,702	$1,903,014
PH-1 ADC Platform	1,134,817	1,289,348
General program expenses and other pre-clinical programs	891,493	1,870,021

Total third-party direct project expenses	3,090,012	5,062,383
Other research and development costs
Personnel costs	2,555,631	3,701,118
Facilities and other costs	1,478,434	1,637,069

Total other research and development costs	4,034,065	5,338,187

Total research and development costs	$7,124,077	$10,400,570

Research and development expense decreased by $3.3 million during the year ended December 31, 2021 compared to the prior year. The decrease was primarily due to decreases in direct project expenses related to the PHP-303 program of $839,000, the PH-1 ADC Platform of $155,000 and other general and pre-clinical programs of $979,000 as a result of delays in our ongoing and planned research activities due to the COVID-19 pandemic. In addition, there was a decrease in personnel costs of $1.1 million driven by a reduction of staff during 2021. We reduced our average headcount from 33 to 21 employees primarily as a result of scaling back our clinical activities as a result of the COVID-19 pandemic.

General and Administrative Expense

General and administrative expense decreased by $468,000 during the year ended December 31, 2021 compared to the prior year. The decrease was primarily driven by a decrease in personnel costs of $538,000 driven by a reduction of staff during 2021. We reduced our average headcount from 12 to 9 employees primarily as a result of scaling back operating activities as a result of the COVID-19 pandemic.

Other Income (Expense), Net

Other income (expense), net increased by $858,000 during the year ended December 31, 2021 compared to the prior year. The increase was primarily due to a $866,332 gain on extinguishment of debt related to our PPP loans plus accrued interest.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have not generated any revenue from product sales and have incurred significant operating losses and negative cash flows from our operations. Our net loss was $4.6 million for the six months ended June 30, 2022 and $8.3 million and $13.3 million for the years ended December 31, 2021 and 2020, respectively. In May 2022, we entered into an agreement with a certain investor in which the investor purchased an aggregate of 63,856 shares of Peak Bio common stock for aggregate gross proceeds of approximately $1.2 million. Our primary uses of cash to date have been to fund our research and development activities, business planning, establishing and maintaining our intellectual property portfolio, capital investments related to the Palo Alto, California office and laboratory facility and providing general and administrative support for our operations.

Funding Requirements

We expect to incur losses from operations for the foreseeable future primarily due to research and development expenses, including expenses related to conducting research activities, pre-clinical expenses and clinical trials. Our future capital requirements will depend on a number of factors, including:

•	the scope, progress, results and costs of our clinical trials, including but not limited to PHP-303 and our PH-1 ADC Platform;

•	the cost of manufacturing drug supply for our clinical and preclinical studies;

•

the future results of on-going preclinical research and subsequent clinical trials for treatments for oncology, genetic disease, liver disease, inflammation, and other pipeline candidates we may identify from time to time, including our ability to obtain regulatory approvals;

•	any changes in regulatory standards relating to the review of our product candidates; and our ability to timely obtain such required regulatory approvals;

•	the number and development requirements of other product candidates that we pursue;

•	the emergence of competing technologies and other adverse market developments;

•	our ability, and the ability of our third-party manufacturers, to manufacture or supply sufficient quantities of clinical products;

•

the costs of future commercialization activities, if any, including establishing sales, marketing, manufacturing and distribution capabilities, for any of our product candidates for which we receive marketing approval;

•	our ability to achieve the degree of market acceptance necessary for future commercial success of our product candidates for which we receive marketing approval, if any;

•	the costs of preparing, filing, and prosecuting patent applications and maintaining, enforcing, and defending intellectual property-related claims;

•	the impact of litigation that may be brought against us or of litigation that we may pursue against others;

•	the extent to which we acquire or invest in businesses, products, and technologies;

•

our ability to successfully integrate acquired products and technologies into our business, including the possibility that the expected benefits of the transactions will not be fully realized by us or may take longer to realize than expected;

•	our ability to establish and maintain collaborations, partnerships or other similar arrangements and to obtain or satisfy any milestone, royalty, or other payments from any such collaborations;

•

the extent to which our business could be adversely impacted by the effects of COVID-19 outbreak, including due to actions by us, governments, suppliers or other third parties to control the spread of COVID-19, or by other health epidemics or pandemics; and

•	the costs of operating as a public company.

We have not been capitalized with sufficient funding to conduct our operations. We have no available cash or credit facilities. We are dependent upon pH Pharma and its affiliates to provide services and funding to support our operations until, at least, such time as external financing is completed. We expect to incur significant expenses and operating losses for the foreseeable future as we continue our efforts to identify product candidates and seek regulatory approvals within our gene therapy portfolio.

Additional financing will be needed to fund our ongoing activities. We may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts. We may be unable to raise additional funds or enter into such other arrangements or arrangement when needed on favorable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate certain of our research and development programs. There can be no assurances that other sources of financing would be available or that pH Pharma Ltd will continue to financially support our operations. Due to these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Our future operations are highly dependent on a combination of factors, including (i) the timely and successful completion of additional financing; (ii) the success of our research and development programs; (iii) the development of competitive therapies by other biotechnology and pharmaceutical companies, (iv) our ability to attract and retain key employees, (v) our ability to manage growth of the organization; (vi) our ability to protect our proprietary technology; and ultimately (vii) regulatory approval and market acceptance of our product candidates.

Cash Flows Discussion

The following table summarizes our cash flows for the periods indicated:

	Six Months Ended June 30,
	2022	2021
Net cash used in operating activities	$(2,296,663)	$(5,097,728)
Net cash used in investing activities	(122,450)	(4,557)
Net cash provided by financing activities	2,425,785	4,868,021

Net increase (decrease) in cash, cash equivalents and restricted cash	$6,672	$(234,264)

	Year Ended December 31,
	2021	2020
Net cash used in operating activities	$(8,864,224)	$(11,644,564)
Net cash used in investing activities	(9,880)	(341,320)
Net cash provided by financing activities	8,385,001	12,658,130

Net (decrease) increase in cash, cash equivalents and restricted cash	$(489,103)	$672,246

Operating Activities

During the six months ended June 30, 2022, net cash used in operating activities was $2.3 million, due to our operating loss of $4.6 million, partially offset by non-cash items including amortization of right-of-use asset of $0.4 million, depreciation expense of $81,000, and share-based compensation of $0.2 million, as well as an increase in working capital of $1.6 million.

During the six months ended June 30, 2021, net cash used in operating activities was $5.1 million, due to our operating loss of $4.7 million, partially offset by non-cash items including share-based compensation of $0.2 million, gain on extinguishment of debt of $0.4 million and depreciation expense of $90,000 and a decrease in working capital of $0.4 million.

During the year ended December 31, 2021, net cash used in operating activities was $8.9 million, due to our operating loss of $8.3 million, a non-cash gain on extinguishment of debt of $0.9 million and an increase in working capital of $93,000, partially offset by depreciation expense of $0.2 million and share-based compensation of $4,890.

During the year ended December 31, 2020, net cash used in operating activities was $11.6 million, due to our operating loss of $13.3 million, partially offset by share-based compensation of $0.9 million, working capital of $0.5 million and depreciation expense of $0.2 million.

Investing Activities

During the six months ended June 30, 2022 and 2021, net cash used in investing activities was $122,450 and $4,557, respectively, primarily due to capital expenditures for furniture and fixtures related to the office in South San Francisco, California.

During the year ended December 31, 2021, net cash used in investing activities was $9,880, primarily due to purchases of research equipment and leasehold improvements related to the Palo Alto, California office and laboratory facility.

During the year ended December 31, 2020, net cash used in investing activities was $0.3 million, primarily due to capital expenditures for furniture and fixtures and leasehold improvements related to the office in South San Francisco, California.

Financing Activities

During the six months ended June 30, 2022 net cash provided by financing activities was driven by the net proceeds from pH Pharma Ltd of $1.1 million and the issuance of common stock for $1.2 million.

During the six months ended June 30, 2021, net cash provided by financing activities was driven by the net proceeds from pH Pharma Ltd of $4.4 million and a PPP loan of $0.5 million.

During the year ended December 31, 2021, net cash provided by financing activities was driven by the net proceeds from pH Pharma Ltd of $6.4 million, a related party loan of $1.5 million and a PPP loan of $0.5 million, which was forgiven during the year ended December 31, 2021.

During the year ended December 31, 2020, net cash provided by financing activities was driven by the net proceeds from pH Pharma Ltd of $12.3 million and a PPP loan of $0.4 million, which was forgiven during the year ended December 31, 2021.

Contractual Obligations and Commitments

In October 2021, we entered into a lease for laboratory and office facilities in Palo Alto, California that expires in March 2027 with a five-year renewal option and opened a secured letter of credit with a third-party financial institution in lieu of a security deposit for $177,000. Base rent for this sublease is approximately $89,000 monthly with annual escalations of 3%.

On March 1, 2022, we and pH Pharma Ltd entered into an administrative services and facilities agreement whereby pH Pharma Ltd will perform services, functions and responsibilities for us. Under the agreement, we will pay pH Pharma Ltd $100,000 per month through August 30, 2022 and $15,000 from September 1, 2022 through February 28, 2023 based on the estimated value of the level of service to be performed. Additionally, we will pay pH Pharma Ltd $3,000 per month in lease payments. At June 30, 2022 we recorded a liability to accrued expenses of $400,000 related to this agreement.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of June 30, 2022 and December 31, 2021 and 2020.

Critical Accounting Policies and Significant Judgments and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our carve-out consolidated financial statements included within this proxy statement, which we have prepared in accordance with U.S. GAAP. The preparation of these carve-out consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the carve-out consolidated financial statements, as well as the reported expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following discussion represents our critical accounting policies.

Research and Development

We expect to continue to incur substantial research and development expenses as we continue to develop our product candidates. Research and development expense consists of:

•	internal costs associated with our research and clinical development activities;

•	fees owed to third-party contract research organizations in connection with preclinical, toxicology studies and clinical trials;

•	payments we make to contract manufacturers, investigative sites, and consultants in connection with clinical trials;

•	technology license costs;

•	manufacturing development costs;

•	personnel-related expenses, including salaries, benefits, travel, and related costs for the personnel involved in drug discovery and development;

•	activities relating to regulatory filings and the advancement of our product candidates through preclinical studies and clinical trials; and

•	facilities and other allocated expenses, which include direct and allocated expenses for rent, facility maintenance, as well as laboratory and other supplies.

We have multiple research and development projects ongoing at any one time. We utilize our internal resources, employees, and infrastructure across multiple projects. We record and maintain information regarding external, out-of-pocket research and development expenses on a project-specific basis.

We expense research and development costs as incurred, including payments made to date under our license agreements. We believe that significant investment in product development is a competitive necessity and plan to continue these investments in order to realize the potential of our product candidates. The successful development of our product candidates is highly uncertain. At this time, we cannot reasonably estimate or know the nature, timing, and costs of the efforts that will be necessary to complete the remainder of the development of our product candidates. As a result, we are not able to reasonably estimate the period, if any, in which material net cash inflows may commence from our product candidates. This uncertainty is due to the numerous risks and uncertainties associated with the conduct, duration, and cost of clinical trials, which vary significantly over the life of a project as a result of evolving events during clinical development, including:

•	the number of clinical sites included in the trials;

•	the length of time required to enroll suitable patients;

•	the number of patients that ultimately participate in the trials;

•	the results of our clinical trials; and

•	any mandate by the FDA or other regulatory authority to conduct clinical trials beyond those currently anticipated.

Our expenditures are subject to additional uncertainties, including the terms and timing of regulatory approvals, and the expense of filing, prosecuting, defending, and enforcing any patent claims or other intellectual property rights. We may obtain unexpected results from our clinical trials. We may elect to discontinue, delay, or modify clinical trials of some product candidates or focus on others. A change in the outcome of any of the foregoing variables with respect to the development of a product candidate could mean a significant change in the costs and timing associated with the development, regulatory approval, and commercialization of that product candidate. For example, if the FDA or other regulatory authorities were to require us to conduct clinical trials beyond those which we currently anticipate, or if we experience significant delays in enrollment in any of our clinical trials, we could be required to expend significant additional financial resources and time on the completion of clinical development. Drug development takes several years and millions of dollars in development costs.

Share-based Compensation

We recognize share-based compensation expense for grants under the pH Pharma Ltd stock option plan (the “Plan”), which provides for the granting of stock options to purchase common stock in pH Pharma Ltd to employees, directors, advisors, and consultants at a price to be determined by pH Pharma Ltd’ Board of Directors. The Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of pH Pharma Ltd’ business. Under the provisions of the Plan, stock option will generally have a term of 7 years. The Board of Directors of pH Pharma Ltd, or its committee, is responsible for determining the individuals to be granted stock options, the number of stock options each individual will receive, the stock option price per share, and the exercise period of each stock option. Stock options granted pursuant to the Plan generally vest on the second-year anniversary date of grant and may be exercised in whole or in part for 100% of the shares vested at any time after the date of grant.

The Spin-Off was completed on March 1, 2022, prior to the execution of the Business Combination Agreement with Ignyte Acquisition Corp (“Ignyte”), with holders of stock options in the Plan retaining 693,000 stock options in us and 77,000 in the spun-out company pH Pharma Co., Ltd. Since this allocation of stock options was administrative in nature, it did not result in any incremental stock-based compensation expense under modification accounting.

The Black-Scholes option pricing model is used when estimating the grant date fair value for stock-based awards. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was based on the historical volatility of a publicly traded set of peer companies of pH Pharma Ltd. The expected life was equal to the contractual life of the stock option. The risk-free interest rate is based on U.S. Treasury, zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant.

Income Taxes

We had $42,000 and $109.0 million of federal and South Korea net operating loss carryforwards, respectively, as of December 31, 2021. Our carryforwards are subject to review and possible adjustment by the appropriate taxing authorities. These carryforwards may generally be utilized in any future period but may be subject to limitations based upon changes in the ownership of our shares in a prior or future period. We have not quantified the amount of such limitations, if any. The Korean net operating losses are historical net operating losses generated in years prior to the carve-out financials.

Recently Issued Accounting Standards

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2, Summary of Significant Accounting Policies, to our carve-out condensed consolidated financial statements and our audited carve-out consolidated financial statements appearing elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures about Market Risk

Inflation generally affects us by increasing our cost of labor and research and development contracts. We do not believe that inflation has had a material effect on our financial results during the periods presented.

Internal Control Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP.

Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

Qualitative and Quantitative Disclosures About Market Risk

Concentration of Credit Risk

We received 100% of our revenue through a grant from a government organization during the six months ended June 30, 2022 and the year ended December 31, 2021. To date, no receivables have been written off.

Interest Rate Risk

As of June 30, 2022 and December 31, 2021 and 2020, we had a cash balance of $0.1 million, $0.2 million and $0.3 million, respectively, all of which were maintained in business checking accounts and money market accounts in the U.S. and South Korea. Our primary exposure to market risk is to interest income volatility, which is affected by changes in the general level of interest rates. As such rates are at a near record low, a 10% change in the market interest rates would not have a material effect on our business, financial condition or results of operations.

Foreign Currency Risk

We conduct our business in U.S. dollars and, thus, are not exposed to financial risks from exchange rate fluctuations between the U.S. dollar and other currencies.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus, or COVID-19, as a pandemic, which continues to spread throughout the U.S. and worldwide. As with many companies around the world, our day-to-day operations were disrupted with the imposition of work from home policies and requirements for physical distancing for any personnel present in our offices and laboratories. During the six months ended June 30, 2022 and the year ended December 31, 2021, our operations were not significantly impacted by COVID-19, with the exception of research and development expense decreasing during the year ended December 31, 2021 in part due to delays in our ongoing and planned research activities due to COVID-19. Research and development expense during the year ended December 31, 2021 also decreased in part as we reduced our average headcount from 33 to 21 employees primarily as a result of scaling back our clinical activities as a result of COVID-19. The pandemic has also disrupted our sales and marketing activities as shelter-in-place orders, quarantines, travel restrictions and other public health safety measures have impacted our ability to interact with our existing and potential partners for our solutions. There is significant uncertainty as to the trajectory of the pandemic and its impacts on our business in the future. We could be materially and adversely affected by the risks, or the public perception of the risks, related to the COVID-19 pandemic or similar public health crises. Such crises could adversely impact our ability to conduct on-site laboratory activities, expand our laboratory facilities, secure critical supplies such as reagents, laboratory tools or immunized animals required for discovery research activities, and hire and retain key personnel. The ultimate extent of the impact of any epidemic, pandemic, outbreak, or other public health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic, outbreak, or other public health crisis and actions taken to contain or prevent the further spread, among others. Accordingly, we cannot predict the extent to which our business, financial condition and results of operations will be affected. We remain focused on maintaining our operations, liquidity and financial flexibility and continue to monitor developments as we deal with the disruptions and uncertainties from the COVID-19 pandemic.

JOBS Act Accounting Election

We qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are not otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this proxy statement;

•	not being required to comply with the auditor attestation requirements on the effectiveness of our internal controls over financial reporting;

•

not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation arrangements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the completion of this offering occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this proxy statement and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Unless otherwise indicated or the context otherwise requires, references in this section to “Peak Bio,” “we,” “us,” “our” and other similar terms refer to Peak Bio prior to the Business Combination and to New Peak and its consolidated subsidiaries after giving effect to the Business Combination.

Management and Board of Directors

The following persons are expected to serve as New Peak Bio’s executive officers and directors following the Business Combination. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Hoyoung Huh, MD, PhD	53	Class II Director
Stephen LaMond, PharmD, MBA	60	Interim Chief Executive Officer, Chief Operating Officer and Secretary and Class II Director
Timothy Cunningham, MBA, CPA	60	Acting Chief Financial Officer
Satyajit Mitra, PhD	48	Executive Director, Head of Oncology
Nevan Charles Elam, JD	54	Class I Director
James Neal, MS, MBA	66	Class I Director
David Rosenberg	49	Class III Director
Brad Stevens, CPWA®, CEPA®	37	Class III Director

Executive Officers

Hoyoung Huh, MD, PhD, is the founder of Peak Bio (f/k/a pH Pharma) and has held positions of Chief Executive Officer and Board Chairman since founding pH Pharma in 2015. Upon closing of the Business Combination, he will also serve as a director and as the Chairman of the Board of New Peak Bio.3 Dr. Huh is a Silicon Valley-based entrepreneur and investor in healthcare and technology-based businesses and has served as Lead Director of Pliant Therapeutics since December 2017. Dr. Huh was a Managing Director of Konus Advisory Group, Inc. from January 2012 to September 2014. Prior to founding Konus Advisory Group, Inc., Dr. Huh was Chief Executive Officer and Chairman of the board of directors of BiPar Sciences, Inc. from February 2008 until December 2010. In addition, Dr. Huh has been involved in the formation, management and board positions of multiple biotechnology and innovation-based companies. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018, and CytomX Therapeutics, Inc. from February 2012 to December 2018, a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019, the Chairman of the board of directors of Epizyme, Inc. from October 2009 to February 2012, and as a member of the board of directors of Facet Biotech Corporation, Nektar Therapeutics, Inc., Addex Therapeutics Ltd. and EOS, S.p.A (Milano, Italy). Earlier in his career, Dr. Huh was a partner at McKinsey & Company. He holds A.B. in Biochemistry from Dartmouth College, an M.D. from Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute. We believe Dr. Huh’s extensive management and operational experience as President and Chief Executive Officer of numerous

[3]

Dr. LaMond will serve as Interim Chief Executive Officer of Peak Bio while Dr. Huh is taking a leave of absence during the pendency of a personal legal proceeding. For more information, please see “Risk Factors–Risks Relating to Ignyte and the Business Combination–Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.”

biotechnology companies and his significant knowledge and expertise of biotechnology and pharmaceutical collaborations, qualifies Dr. Huh to serve as a director and Chairman of the Board of Peak Bio.

Stephen LaMond, PharmD, MBA, has been the Chief Operating Officer and Secretary of Peak Bio since March 1, 2022. Upon closing of the Business Combination, he will also serve as Interim Chief Executive Officer and as a director of New Peak Bio. Prior to his current role, Dr. LaMond has been both an employee and independent consultant to Peak Bio (f/k/a pH Pharma). Peak Bio consists of the merged entity of Ignyte and the selected assets from pH Pharma. Dr. LaMond served as both a consultant and one of the original executives with pH Pharma and its affiliated companies serving in corporate and business development roles in addition to serving in a clinical program management capacity. Dr. LaMond has been directly involved with pH Pharma in both the U.S. and Korea and now at Peak Bio since 2016. Dr. LaMond has previously held management and executive roles in marketing, new product planning, corporate and business development at numerous companies including Tria Beauty, Corium International, Zoll Medical, GE Healthcare, Nektar Therapeutics and Pfizer Inc. across multiple therapeutic areas and has worked on some of the most innovative products over his tenure. Dr. LaMond received his PharmD and Executive MBA degrees from the University of Michigan, Ann Arbor and has executive finance training from Columbia and Stanford Universities. We believe Dr. LaMond’s extensive experience in operations, business development, corporate development, marketing, regulatory and market access with biopharmaceutical and biotechnology companies qualifies him to serve on the board.

Timothy Cunningham, MBA, CPA, will be the Acting Chief Financial Officer of New Peak Bio following the closing of the Business Combination. He brings more than 30 years of finance and operations leadership experience in the life sciences and technology industries with a proven track record of driving growth. He is currently Chief Financial Officer at Danforth Advisors, a company that provides strategic and operational finance and accounting support for life science companies. Prior to joining Danforth, Mr. Cunningham served as Chief Financial Officer at Organogenesis, where he took the company public and raised over $250M in equity and debt financing to facilitate the company’s growth. Earlier, he held leadership positions with DialogTech, GFI Software SA, Metatomix, Mediabridge, IBM, PWC, and KPMG. Tim holds an MBA from Boston University, a BS in Accounting from Boston College and is a CPA in the state of Florida.

Satyajit Mitra, PhD, is the Executive Director and Head of Oncology for Peak Bio. As the Head of Oncology, he has been responsible for Peak Bio’s preclinical research activities at our Palo Alto, CA research site since January 2021. Dr. Mitra heads up a team of talented research associates, scientists, consultants, CROs and CDMOs and has been instrumental in advancing our novel toxin platform and ADC pipeline. From March 2019 to December 2020, Dr. Mitra headed up Cancer Biology at Peak Bio and was responsible for in vivo and pharmacology functions that led to the nomination of the current Peak Bio lead toxin (PH1), which then led to Peak Bio’s initial proof-of-concept (POC) efforts for an ADC. These POC efforts lead to the nomination of Peak Bio’s first ADC pipeline candidate targeting Trop2. He previously served as a Senior Scientist, at VasGene Therapeutics, and was involved with IND-enabling studies for novel antibody targets. Dr. Mitra’s initial corporate scientific experience was at OncoMed Pharmaceuticals for 5 years where he worked on Target Validation. He was instrumental in identifying the first-in-class Wnt-pathway biologics, advancing these projects from early stage to an IND. In addition to Dr. Mitra’s oncology company experiences, he also previously worked as a research scientist at the University of Southern California in Los Angeles. He completed his postdoctoral fellowship at the Department of Immunology at Scripps Research Institute at La Jolla, California. He obtained his Ph.D. from the Centre for Cellular and Molecular Biology at Hyderabad, India an institute affiliated with the Jawaharlal Nehru University (JNU), New Delhi, India.

Non-Employee Directors

Nevan Charles Elam, JD, will serve as a director upon closing of the Business Combination. Mr. Elam currently serves as a director and as the Chief Executive Officer of Rezolute, Inc. Prior to Mr. Elam’s service with Rezolute, he has served various leadership roles throughout his career including as Chief Executive Officer of a European medical device company, co-founder and Chief Financial Officer of a software company, as well as a Senior Vice President at Nektar Therapeutics. Earlier in his career, Mr. Elam was a corporate partner in the law firm of Wilson Sonsini Goodrich & Rosati. He serves as a director of Savara, Inc. and Softhale in Belgium. Mr. Elam received his B.A. from Howard University and his J.D. from Harvard Law School. We believe that Mr. Elam’s experience advising pharmaceutical companies of their unique legal and regulatory obligations qualifies him to serve on our board of directors.

James Neal, MS, MBA will serve as a director upon closing of the Business Combination. He comes to New Peak Bio’s board of directors as an experienced business professional serving as XOMA Corporation’s Chief Executive Officer and Chairman of the Board, joining that company in 2009. Mr. Neal brings more than 25 years’ experience in forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc., a leading biosimulation company that acquired Iconix Biosciences, a privately held company where Mr. Neal was Chief Executive Officer. At Iconix, Mr. Neal established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. From, 1999-2002, he was Executive Vice President of Incyte Genomics, leading the global commercial activities with pharmaceutical company collaborators and partners including Pfizer, Aventis and Schering-Plough, as well as sales, marketing and business development activities for the company. Earlier, he was associated with Monsanto Company in positions of increasing responsibility. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri. We believe Mr. Neal’s significant experience with biopharmaceutical companies, including as a board member and CEO, qualifies him to serve on our board of directors.

David Rosenberg has been Ignyte’s Chairman of the Board and co-Chief Executive Officer since its formation. Mr. Rosenberg will continue to serve as a director of New Peak Bio following the closing of the Business Combination. Mr. Rosenberg brings over 20 years of investment banking experience focused on growth companies. Since December 2011, Mr. Rosenberg has been Co-President and Co-Chief Executive Officer of Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies or SPACs. Mr. Rosenberg is also a member of Board of Directors of Ladenburg Thalmann & Co. Inc. From 2006 to 2011, Mr. Rosenberg was a Managing Director and Co-Chief Operating Officer of Ladenburg Thalmann & Co. Inc. Since joining Ladenburg Thalmann in 2006, Mr. Rosenberg has managed more than 1,000 public offerings including but not limited to initial public offerings and follow on offerings raising in excess of $75 billion for small and mid-cap companies, as well as advising on numerous merger and acquisition transactions. Mr. Rosenberg also serves as member of the Board of Directors of Dianomi Therapeutics. Prior to joining Ladenburg Thalmann, from 2004 to 2006, Mr. Rosenberg was co-founder and Chief Executive Officer of BroadWall Capital, LLC, an investment banking firm. Mr. Rosenberg received a B.A. from the University of Wisconsin-Madison. We believe Mr. Rosenberg is well qualified to serve on our board of directors because of his significant investment banking, equity capital markets and executive management experience.

Brad Stevens CPWA®, CEPA® will serve as a director upon closing of the Business Combination. Brad is an advisor and founder of Knight Family Wealth, based in the Tampa Bay Florida Area and is dedicated to bringing ultra-high-net-worth individuals and families simplicity through accountability and transparency. Inspired to streamline their increasingly complex lives, Brad founded Knight Family Wealth in 2019 after 10+ years of strategic business and financial consultancy experience. As the firm’s visionary, Brad is dedicated to bringing big picture strategies and solutions to clients. Brad leads a team of professionals with Accounting and Legal backgrounds, dedicated to bringing unmatched industry expertise. Brad is a Certified Private Wealth Advisor®, an advanced credential created specifically for wealth managers working with high-net-worth clients. His licenses include Series 63 (Uniform Securities Agent State Law Exam) and Series 65 (Uniform Investment Adviser Law Exam). He’s also completed HS 321 Income Taxation and HS330 Fundamentals of Estate Planning courses through the American College. Brad holds his Life, Health, Property and Casualty licenses and is a member of Investments and Wealth Institute. Prior to founding Knight Family Wealth, Brad served as Personal CFO at JarredBunch Consulting, an independent Registered Investment Advisory firm. Prior to that, he held financial-focused consulting positions at global financial services firms. Brad earned a Bachelor of Science in Finance from Chicago’s DePaul University. We believe Mr. Stephens is well qualified to serve on our board of directors because of his significant investment, money management, skills coupled with his certified credentials.

Number and Terms of Office of Officers and Directors of New Peak Bio

Following the Business Combination, our board of directors will continue to be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Nevan Charles Elam and James Neal, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Hoyoung Huh and Stephen LaMond, will expire at the second annual meeting. The term of office of the third class of directors, consisting of David Rosenberg and Brad Stevens, will expire at the third annual meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, one or more Chief Executive Officers, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

The standing committees of our board of directors after the closing of the business combination will include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to board of directors as they deem appropriate and as the board of directors may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the audit committee will include, among other things:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Upon consummation of the business combination, we anticipate our audit committee will consist of [●], [●] and [●], with [●] serving as the chair of the audit committee. We anticipate that each of Messrs. [●], [●] and [●] will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that [●] will qualify as our “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available free of charge on our corporate website upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

The principal functions of the compensation committee will include, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Upon consummation of the Business Combination, we anticipate our compensation committee will consist of [●], [●] and [●], with [●] serving as the chair of the compensation committee. We anticipate that each of [●], [●] and [●] will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. Our board of directors has adopted a written charter for the compensation committee, which will be available free of charge on our corporate website upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Nominating Committee

The principal functions of the nominating committee will include, among other things:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Upon consummation of the Business Combination, we anticipate our Nominating Committee will consist of [●], [●] and [●], with [●] serving as the chair of the Nominating Committee. We expect that our board of directors will adopt a written charter for the Nominating Committee, which will be available free of charge on our corporate website upon the completion of the business combination. The information on our website is not part of this proxy statement.

Code of Ethics

New Peak Bio will adopt a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. Upon the completion of the business combination, our code of business conduct and ethics will be available free of charge on our corporate website. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of concerning any amendments to, or waivers from, any provision of the code. References to our website address does not constitute incorporation by reference of the information contained at or available through our website, and such information should not be considered to be a part of this proxy statement. We also intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. You may review these documents by accessing public filings at the SEC’s web site at www.sec.gov.

EXECUTIVE COMPENSATION OF PEAK BIO

This section discusses the material components of the executive compensation program for Peak Bio’s named executive officers who are identified in the 2021 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Peak Bio’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New Peak Bio adopts following the completion of the business combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Overview

This section discusses the material components of the executive compensation program for Peak Bio’s executive officers who are named in the “2021 Summary Compensation Table” (the “named executive officers”). As an emerging growth company, Peak Bio complies with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. Peak Bio’s named executive officers for fiscal year 2021 were as follows:

•	Hoyoung Huh, M.D., Ph.D., Chief Executive Officer[4];

•	Stephen LaMond, PharmD, Chief Operating Officer;

•	Satyajit Mitra, Ph.D., Executive Director, Head of Oncology;

•	Sanjeev Satyal, Ph.D., was Vice President of Research & Development of pH Pharma, Inc. until February 2021; and

•	Jaesoon Kim, M.S., was President of pH Pharma Co., Ltd. at the end of 2021 and effective March 1, 2022, he is now CEO, President of SpinCo in Korea and will not be part of Peak Bio moving forward.

We expect that New Peak Bio’s executive compensation program will evolve to reflect its status as a newly publicly traded company, while still supporting New Peak Bio’s overall business and compensation objectives, including attracting, retaining and incentivizing our talent.

[4]

Dr. LaMond will serve as Interim Chief Executive Officer of Peak Bio while Dr. Huh is taking a leave of absence during the pendency of a personal legal proceeding. For more information, please see “Management Following the Business Combination” and “Risk Factors–Risks Relating to Ignyte and the Business Combination–Members of New Peak Bio’s management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense of these matters could be time-consuming and could divert New Peak Bio’s management’s attention, and may have an adverse effect on us, which may impede Ignyte’s and Peak Bio’s ability to consummate the Business Combination.”

2021 Compensation of Named Executive Officers

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to Peak Bio’s named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Hoyoung Huh,	2021	216,113	—	—	—	—	—	10,029	226,142
Chief Executive Officer	2020	246,738	—	—	—	—	—	9,801	256,540

Stephen LaMond,	2021	93,408	—	—	—	—	—	161,170	254,578
Chief Operating Officer	2020	111,154	—	—	—	—	—	100,000	211,154

Satyajit Mitra,	2021	179,956	15,925	—	—	—	—	—	195,881
Executive Director, Head of Oncology	2020	159,250	—	—	—	—	—	—	159,250

Sanjeev Satyal,	2021	30,248	—	—	—	—	—	193,000	223,248
Former Vice President of R&D at pH Pharma, Inc.(3)	2020	238,697	—	—	—	—	—	—	238,697

Jaesoon Kim,	2021	222,185	—	—	—	—	—	14,313	236,498
Former President of Peak Bio(3)	2020	187,606	—	—	—	—	—	—	187,606

(1)	Salary for Dr. Huh does not include $1,524,852 in forwent salary for which his employment agreement, updated as of January 10, 2022, provides for reimbursement.
(2)

All other compensation amounts consist of car allowances for Dr. Huh for 2021 and 2020, severance of $81,650 for Dr. LaMond for 2021, consultant compensation of $79,520 and $100,000 for Dr. LaMond for 2021 and 2020, respectively, severance for Dr. Satyal for 2021, and a car allowance for Mr. Kim for 2021.

(3)

Dr. Satyal previously served as the Vice President of Research and Development, pH Pharma, Inc., and Mr. Kim is the current Chief Executive Officer of pH Pharma Co., Ltd. Neither will be a named executive officer for Peak Bio, Inc.

2021 outstanding equity awards at fiscal year-end

The following table presents, for each of our named executive officers, information regarding outstanding stock options as of December 31, 2021.

	Option Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (~~W~~)[3]	Option Expiration Date
Hoyoung Huh, Chief Executive Officer	—	—	—	—	—
Stephen LaMond, Chief Operating Officer	—	—	—	—	—
Satyajit Mitra, Executive Director, Head of Oncology June 2019	10,000	—	—	17,800	June 11, 2026
Sanjeev Satyal, Former Vice President of R&D at pH Pharma, Inc. February 2016	60,000	—	—	1,500	February 18, 2023
April 2018	60,000	—	—	17,800	April 10, 2025
Jaesoon Kim, Chief Executive Officer of pH Phama, Co., Ltd. April 2018	80,000	—	—	17,800	April 10, 2025
March 2019	80,000	—	—	17,800	March 28, 2026

1 —	There were no outstanding stock awards as of the end of fiscal year 2021
2 —	Stock options in Peak Bio will convert to stock options in Ignyte at the Exchange Ratio set forth in the Business Combination Agreement
3 —

Denominated in Korean won. The exercise price will be converted by dividing the exercise price (in U.S. dollars determined at the time of closing of the Business Combination) by the Exchange Ratio set forth in the Business Combination Agreement

Equity compensation

Peak Bio previously granted, and New Peak Bio will from time to time grant equity awards to its named executive officers, which are generally subject to vesting based on each named executive officer’s continued service. Each of Peak Bio’s named executive officers currently holds outstanding options to purchase shares of common stock that were granted under Peak Bio’s form of stock option agreements issued in accordance with Korean law. Information on Peak Bio’s named executive officer’s equity awards is set forth in the table above titled “2021 Outstanding Equity Awards at Fiscal Year-End.”

Director Compensation

For fiscal year 2021, we did not provide director compensation to our non-employee directors. However, all of our non-employee directors are reimbursed for their reasonable out-of-pocket expenses related to their services as a member of our board of directors. In connection with the Business Combination, we intend to approve and implement a non-employee director compensation policy.

Potential payments upon termination or change of control

Employment Agreements

Dr. Huh’s employment agreement, updated as of January 10, 2022, provides for Dr. Huh to serve as Peak Bio’s Chief Executive Officer. The employment agreement terms, which are subject to completion of the Business Combination, provide for Dr. Huh to receive an annual base salary and to participate in a cash bonus plan with a target of up to 65% of base salary based on annual performance standards to be established by the board of directors. In addition, the employment agreement provides for repayment to Dr. Huh of backpay for years of forwent salary in the amount of $1,524,852 and repayment of an outstanding loan in the amount of $1,500,000 made by Dr. Huh to Peak Bio. Further, the employment agreement provides for the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

If Dr. Huh’s employment is terminated due to his death or disability, the employment agreement provides that Peak Bio will pay to Dr. Huh or Dr. Huh’s estate or designated beneficiary his accrued and unpaid salary plus his accrued and unused vacation pay.

If Dr. Huh’s employment is terminated by him for “good reason” or if Peak Bio terminates his employment without “cause,” then Peak Bio will pay to Dr. Huh his accrued and unpaid salary, his accrued and unused vacation pay, and continuation of his base salary for twelve months. For purposes hereof, “good reason” means, the occurrence of any of the following events: (i) the failure of Peak Bio or applicable subsidiary to pay any wages, or provide any benefits due to Dr. Huh within five (5) days after written notice thereof from Dr. Huh; (ii) a material change in Dr. Huh’s responsibilities, duties, reporting relationships or authorities as an employee of Peak Bio as they existed prior to such change; or (iii) a move of Dr. Huh’s principal place of work to a location more than fifty (50) miles distant therefrom. Termination with “cause” shall be deemed to exist if Dr. Huh engages in the following: (i) theft, dishonesty, misconduct or falsification of Peak Bio’s or its successor’s records or property; (ii) unauthorized use or disclosure of Peak Bio’s or its successor’s confidential or proprietary information or trade secrets; (iii) substantial negligence or misconduct; (iv) failure to perform such assigned duties and responsibilities as shall be consistent with the duties and responsibilities of an employee of Peak Bio in a similar job position after receipt of a written notice of specific deficiencies and failure to cure any such deficiencies within fifteen (15) days after the receipt of such notice; (v) a material breach by Dr. Huh of any agreement between Dr. Huh and Peak Bio, and such breach has not been cured by you within fifteen days (15) after written notice of breach by Peak Bio; (vi) commission of a felony or other crime involving moral turpitude; or (vii) Dr. Huh’s failure to cooperate in good faith with a governmental investigation of Peak Bio or its directors, officers or employees, if Peak Bio has requested his cooperation.

Dr. LaMond’s employment agreement, updated as of March 1, 2022, provides for Dr. LaMond to serve as Peak Bio’s Chief Operating Officer. The employment agreement terms, which are subject to completion of the Business Combination, provide for Dr. LaMond to receive an annual base salary and to participate in a cash bonus plan with a target of up to 55% of base salary based on annual performance standards to be established by the board of directors. In addition, the employment agreement provides for confirmation of Peak Bio’s previously agreed upon success fee payment to Dr. LaMond upon consummation of the Business Combination in the amount of $250,000. Further, the employment agreement provides for the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

Dr. LaMond is also eligible to participate in Peak Bio’s Long-Term Incentive Plan with a target recommended grant of 1.25% or greater of the outstanding shares of New Peak Bio’s stock, subject to approval of New Peak Bio’s board of directors.

The employment agreement permits Dr. LaMond to serve on up to three (3) outside boards of directors at the discretion of New Peak Bio’s board of directors and to provide limited consulting services to non-affiliated third parties provided they are not in direct conflict with New Peak Bio’s business activities.

If Dr. LaMond’s employment is terminated by Peak Bio without “cause,” then Peak Bio will pay to Dr. LaMond his accrued and unpaid salary and continuation of his base salary for twelve months.

DESCRIPTION OF SECURITIES

General

Upon the consummation of the Business Combination, Ignyte’s authorized capital stock will consist of 60 million shares of common stock, par value $0.0001 per share, and 10 million shares of preferred stock, par value $0.0001 per share. As of June 30, 2022, Ignyte had 7,287,500 shares of Ignyte Common Stock outstanding and no shares of Ignyte Preferred Stock outstanding. Upon the consummation of the Business Combination, Ignyte expects to have 27,302,368 (assuming no redemptions) shares of Ignyte Common Stock outstanding and no shares of Ignyte Preferred Stock outstanding. The following description of Ignyte capital stock is intended as a summary only and is qualified in its entirety by reference to Ignyte’s proposed certificate of incorporation and bylaws to be in effect upon the consummation of the Business Combination, which are included as annexes to this proxy statement, and to the applicable provisions of the DGCL.

Common Stock

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, the holders of outstanding shares of Ignyte Common Stock will be entitled to receive dividends and other distributions out of assets legally available at the times and in the amounts as Ignyte’s Board may determine from time to time.

Voting Rights

Each outstanding share of Ignyte Common Stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Ignyte Common Stock shall have no cumulative voting rights.

Preemptive Rights

Ignyte Common Stock will not be entitled to preemptive or other similar subscription rights to purchase any of Ignyte’s securities.

Conversion or Redemption Rights

Ignyte Common Stock will be neither convertible nor redeemable.

Liquidation Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Ignyte, the holders of Ignyte Common Stock will be entitled to receive all the remaining assets of Ignyte available for distribution to stockholders, after payment or provision for payment of the debts and other liabilities of Ignyte.

Preferred Stock

Ignyte’s Board is expressly authorized to provide, out of the unissued shares of preferred stock for one or more series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the Ignyte Board is expressly vested with the authority to the full extent provided by law, to adopt any such resolution or resolutions.

Warrants

Upon consummation of the Business Combination, each whole warrant of Ignyte will automatically entitle the registered holder to purchase one whole share of Ignyte Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the date that is 30 days after closing of the Business Combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Ignyte Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City Time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Ignyte Common Stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Ignyte Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Ignyte Common Stock upon exercise of a warrant unless Ignyte Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants.

Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private placement warrants, as well as any warrants underlying additional units that we have issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, are identical to the warrants underlying the units except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private placement warrants and any warrants underlying additional units issued to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value (as defined in the warrant agreement) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Anti-Takeover Effects of Ignyte’s Certificate of Incorporation and Ignyte’s Bylaws

Ignyte’s certificate of incorporation, bylaws and the DGCL will contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of Ignyte’s Board. These provisions are intended to avoid costly takeover battles, reduce Ignyte’s vulnerability to a hostile change of control and enhance the ability of Ignyte’s Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Ignyte by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Ignyte Common Stock held by stockholders.

Classified Board

Ignyte’s certificate of incorporation will provide that Ignyte’s Board will be divided into three classes of directors, divided further into classes of two, two and three directors, and with the directors serving three-year terms. As a result, approximately one-third of Ignyte’s Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Ignyte’s Board. Ignyte’s certificate of incorporation will also provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by Ignyte’s Board. Upon completion of the Business Combination, Ignyte expects that Ignyte’s Board will have six (6) members. See the section entitled “Proposal No. 5 — The Director Election Proposal.”

Stockholder Action by Written Consent

Ignyte’s certificate of incorporation will provide that except as otherwise expressly provided for pursuant to any Certificate of Designation permitting the holders of one or more series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of Ignyte must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent.

Special Meetings of Stockholders

Ignyte’s certificate of incorporation will provide that, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of Ignyte or the Board pursuant to a resolution adopted by a majority of the Board. Ignyte’s bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of Ignyte.

Advance Notice Procedures

Ignyte’s bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of Ignyte’s stockholders, including proposed nominations of persons for election to Ignyte’s

Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of Ignyte’s Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Ignyte’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give Ignyte’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Ignyte.

Removal of Directors; Vacancies

Ignyte’s certificate of incorporation will provide that directors may be removed only with cause upon the affirmative vote of holders of a majority of the voting power of all then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Ignyte’s certificate of incorporation will provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on Ignyte’s Board that results from an increase in the number of directors and any vacancies on Ignyte’s Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Amendments to Bylaws and Certificate of Incorporation

The Proposal Governing Documents will provide that Ignyte’s Board is expressly authorized to adopt, amend, alter or repeal Ignyte’s bylaws without a stockholder vote. Any adoption, amendment, alteration or repeal of Ignyte’s bylaws by Ignyte’s stockholders will require the affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of Ignyte’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The combination of the classification of Ignyte’s Board and the lack of cumulative voting will make it more difficult for Ignyte’s existing stockholders to replace Ignyte’s Board as well as for another party to obtain control of us by replacing Ignyte’s Board. Because Ignyte’s Board has the power to retain and discharge Ignyte’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Authorized but Unissued Shares

Ignyte’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable Ignyte’s Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Ignyte by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Ignyte’s management and possibly deprive Ignyte’s stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations

Upon completion of the Business Combination, Ignyte will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

Ignyte will not opt out of Section 203.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Ignyte for a three-year period. This provision may encourage companies interested in acquiring Ignyte to negotiate in advance with Ignyte’s Board because the stockholder approval requirement would be avoided if Ignyte’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in Ignyte’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Ignyte’s stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of Ignyte’s stockholders may bring an action in Ignyte’s name to procure a judgment in Ignyte’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Ignyte’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Ignyte’s certificate of incorporation will provide that, unless Ignyte consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, any state court located in Delaware, or if all such state courts lack subject matter jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on Ignyte’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Ignyte’s directors, officers or other employees to us or Ignyte’s stockholders, (3) any action asserting a claim against Ignyte or any director, officer or other employee of Ignyte arising pursuant to any provision of the DGCL, Ignyte’s certificate of incorporation or Ignyte’s bylaws, (4) any action asserting a claim against Ignyte or any director, officer or employee of Ignyte that is governed by the internal affairs doctrine or (5) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of Ignyte’s capital stock will be deemed to have notice of and to have consented to the provisions of Ignyte’s certificate of incorporation described above. Although Ignyte believes these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or Ignyte’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Ignyte’s certificate of incorporation will, to the extent permitted by Delaware law, renounce any interest or expectancy that Ignyte has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of Ignyte’s officers, directors or stockholders. Ignyte’s certificate of incorporation will not renounce Ignyte’s interest in any business opportunity that is expressly offered to a director or officer solely in his or her capacity as a director or officer of Ignyte. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless Ignyte would be permitted to undertake the opportunity under Ignyte’s certificate of incorporation, and the opportunity would be in line with Ignyte’s business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Ignyte’s certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and Ignyte’s stockholders, through stockholders’ derivative suits on Ignyte’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, stock purchases or redemptions, or derived an improper personal benefit from his or her actions as a director.

Ignyte’s bylaws will provide that Ignyte must indemnify and advance expenses to Ignyte’s directors and officers to the fullest extent authorized by the DGCL. Ignyte also will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Ignyte’s directors, officers and certain employees for some liabilities. Ignyte believes that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in Ignyte’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and Ignyte’s stockholders. In addition, your investment may be adversely affected to the extent Ignyte pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Ignyte Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Ignyte is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Ignyte was required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

•

As a result, the initial holders and purchasers of units will be able to sell their founder shares and private placement warrants, members of our management team or any of their respective affiliates or other third parties (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration one year after Ignyte has completed its initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Ignyte Common Stock then outstanding, which was [●] shares on the record date; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Ignyte’s affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the date of this proxy statement, we had 7,287,500 shares of Ignyte Common Stock outstanding. Of these shares, the 5,750,000 shares of Ignyte Common Stock sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 1,437,500 founder shares held by the Sponsor and the 100,000 shares held by EarlyBirdCapital and 2,500,000 private placement warrants are restricted securities under Rule 144 because they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are 5,375,000 warrants outstanding to purchase our shares of Ignyte Common Stock, consisting of 2,875,000 public warrants originally sold as part of units in our initial public offering and 2,500,000 private placement warrants in the private placement. Ignyte has agreed to use its best efforts to file a registration statement with respect to the shares of Ignyte Common Stock issuable upon exercise of the public warrants. See “— Registration Rights” below for additional information.

Registration Rights

The Sponsor, EarlyBirdCapital and the holders of private placement warrants have been granted registration rights in connection with our initial public offering as described under “Certain Relationships and Related Transactions — Ignyte Related Person Transactions.”

Upon closing of the Business Combination, Ignyte will also enter into the Registration Rights Agreement pursuant to which certain of our existing and future stockholders (including Peak Bio Holders) will be granted registration rights with respect to shares of Ignyte Common Stock as described under “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Related Agreements — Registration Rights Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of Ignyte Common Stock, units and warrants is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004.

Listing

Our units, common stock and warrants are each traded on the Nasdaq Capital Market under the symbols “IGNYU,” “IGNY” and “IGNYW,” respectively. Our units commenced public trading on January 28, 2021, and our common stock and warrants commenced separate public trading on January 28, 2021.

Market Information

Our units, Ignyte Common Stock, and warrants are each listed on NASDAQ under the symbols “IGNYU,” “IGNY” and “IGNYW,” respectively. Our units commenced public trading on January 28, 2021.

On April 26, 2022, the trading date before the public announcement of the Business Combination, the closing price of our units and shares of Ignyte Common Stock was $10.60 and $9.87, respectively.

Holders

As of the record date, the numbers of record holders of the Ignyte Common Stock, units and warrants were [●], [●] and [●], respectively, not including beneficial holders whose securities are held in street name.

Dividend Policy of Ignyte

We have not paid any cash dividends on our shares of Ignyte Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of August 15, 2022 (prior to the Business Combination) and the expected beneficial ownership of New Peak Bio Common Stock immediately following the consummation of the Business Combination by:

•

each person or group (as such term is used in Section 13(d)(3) of the Exchange Act) who is expected to be the beneficial owner of more than 5% of the outstanding shares of Ignyte Common Stock or of New Peak Bio Common Stock;

•	each of our current Named Executive Officers and directors;

•	each person who will become a Named Executive Officer or a director of New Peak Bio upon consummation of the Business Combination;

•	all of our executive officers and directors as a group; and

•	all of New Peak Bio’s executive officers and directors as a group after the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Securities issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The expected beneficial ownership of New Peak Bio Common Stock following the Business Combination, assuming no redemptions, is based on an expected 27,302,368 shares of New Peak Bio Common Stock issued and outstanding following the Business Combination, which assumes that none of our public shares are redeemed in connection with the Business Combination. The expected beneficial ownership of New Peak Bio Common Stock following the Business Combination, assuming maximum redemptions, is based on an expected 22,302,368 shares of New Peak Bio Common Stock issued and outstanding following the Business Combination, which assumes that 5,000,000 of our public shares are redeemed by our public stockholders in connection with the Business Combination.

The beneficial ownership of Ignyte Common Stock prior to the Business Combination is based on 7,287,500 shares outstanding as of August 15, 2022.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares owned by them.

	Prior to the Business Combination		Following the Business Combination (Assuming Max Redemptions)		Following the Business Combination (Assuming No Redemptions)
Name and Address of Beneficial Owners	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Directors and Executive Officers Pre-Business Combination:(1)
David Rosenberg(2)	1,437,500	19.7	1,437,500	6.45	1,437,500	5.27
David J. Strupp, Jr.(2) (3)	1,447,500	19.9	1,447,500	6.49	1,447,500	5.30
Steven Kaplan(4)	5,000	*	5,000	*	5,000	*
Cheryl Cohen(4)	—	—	—	—	—	—
Charles Wilson(4)	—	—	—	—	—	—
John Andrew Boockvar(4)	—	—	—	—	—	—
Richard J. Rosenstock(4)	—	—	—	—	—	—
All directors and executive officers as a group (seven individuals)	1,452,500	19.9	1,452,500	6.51	1,452,500	5.32

Directors, Nominees and Executive Officers, Post-Business Combination(5):
Hoyoung Huh(6)	—	—	7,867,138	35.27	7,867,138	28.81
Stephen LaMond	—	—	—	—	—	—
Timothy Cunningham	—	—	—	—	—	—
Satyajit Mitra(7)	—	—	20,922	*	20,992	*
Nevan Charles Elam	—	—	—	—	—	—
James Neal	—	—	—	—	—	—
David Rosenberg(2)	1,437,500	19.7	1,437,500	6.45	1,437,500	5.27
Brad Stevens(8)	—	—	1,500,000	6.73	1,500,000	5.49
All directors and executive officers as a group (post-Business Combination) (eight individuals)	1,437,500	19.7	10,825,560	48.54	10,825,560	39.65

Five Percent Holders:
Ignyte Sponsor LLC	1,437,500	19.7	1,437,500	6.45	1,437,500	5.27
Knight Family Management, LLC(8)	—	—	1,500,000	6.73	1,500,000	5.30
IBKC-SBI Bio Fund 1(9)	—	—	2,888,738	12.95	2,883,738	10.56

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Ignyte Acquisition Corp., 640 5th Avenue, 4th Floor, New York, New York 10019.
(2)

Includes 1,437,500 shares of common stock held by Ignyte Sponsor LLC, our sponsor, of which David Rosenberg and David J. Strupp, Jr. are managing members. Accordingly, all securities held by our sponsor may ultimately be deemed to be beneficially owned by Messrs. Rosenberg and Strupp.

(3)	Includes 10,000 shares of common stock held by held by David J. Strupp, Jr. which form part of 10,000 of our units.
(4)

Does not include any securities held by Ignyte Sponsor LLC, of which each person is a member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(5)	Unless otherwise indicated, the business address of each of the individuals is c/o Peak Bio, Inc., 3350 W Bayshore Rd. Suite 100, Palo Alto, CA 94303.

(6)

Includes 6,066,710 shares of New Peak Bio held by Hoyoung Huh, 352,011 shares of New Peak Bio held by Hannol Ventures LLC (“Hannol”) of which Mr. Huh is the sole member and who has voting and dispositive power over such shares and 1,000,000 shares of New Peak Bio that will be issued to Mr. Huh in connection with the PIPE Financing pursuant to the terms and conditions of the Key Company Stockholder Forward Purchase Agreement.

(7)	Includes 20,922 shares underlying options to purchase New Peak Bio Common Stock that are exercisable within 60 days of August 15, 2022.
(8)

Includes 1,500,000 shares of New Peak Bio that will be issued to Knight Family Management, LLC (“Knight”) in connection with the PIPE Financing. Mr. Stevens is the Manager of Knight and may share voting and dispositive power over such shares. The business address of Knight is 4221 Boy Scout Blvd., Suite 300, Tampa, Florida 33607. Mr. Stevens disclaims any beneficial ownership of the reported shares of Knight other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(9)

Includes 1,511,217 shares of New Peak Bio held by IBKC-SBI Bio Fund 1 (“IBKC”), 237,308 shares of New Peak Bio held by SBI Cross-border Advantage Fund, an affiliate of IBKC, 565,575 shares of New Peak Bio held by SBI Healthcare Fund 1, an affiliate of IBKC, 302,236 shares of New Peak Bio held by SBI Investment, an affiliate of IBKC and 79,097 shares held by SBI KIS 2016-1 Fund, an affiliate of IBKC. The business address of IBKC is 14th FL., NC Tower, 509, Teheran-ro, Gangnam-gu, Seoul, Korea.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ignyte Related Person Transactions

Founder Shares

On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001 (the “Founder Shares”). Up to 187,500 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares were no longer subject to forfeiture since then.

The founders’ shares were placed into an escrow account maintained in New York, New York by Continental, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) (i) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the initial Business Combination and the date on which the closing price of Ignyte’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination and (ii) with respect to the remaining 50% of such shares, for a period ending on the one-year anniversary of the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, Ignyte consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Ignyte’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On November 20, 2020, the Company’s executive officers loaned Ignyte an aggregate of $80,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of the IPO. As of February 1, 2021, Ignyte repaid the note in full. On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to Ignyte as required.

Due to Related Party

As of December 31, 2021, the amount due to related party is $111,953 which represents the accrual of administrative service fee from February 1, 2021 to December 31, 2021 of $111,643 and formation cost of $310 paid by David Rosenberg (the “Officer). As of December 31, 2020, the amount due to related party is $310 which represents the formation cost of $310 paid by the Officer.

Related Party Loans

In order to meet Ignyte’s working capital needs following the consummation of the IPO, the Sponsor, officers, directors initial stockholder or their affiliates may, but are not obligated to, loan the Company funds (“Working Capital Loans”), from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment.

Administrative Service Fee

Ignyte has agreed, commencing on the date of the securities of Ignyte are first listed on The Nasdaq Capital Market (the “Listing Date”), to pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or Ignyte liquidation, Ignyte will cease paying these monthly fees. Ignyte accrued $111,643 for the administrative service fee for the period from the Listing Date to December 31, 2021.

Working Capital Loan

On March 21, 2022 and September 20, 2022, respectively, we issued unsecured promissory notes (collectively, the “Working Capital Notes”) in the aggregate principal amount of $300,000 and $100,000, respectively, to our Sponsor. Sponsor is an entity affiliated with our executive officers, directors and our other advisors and is our largest stockholder. We issued the Working Capital Notes in consideration for loans from our Sponsor to fund our working capital requirements between now and November 1, 2022, which is the period of time that we have available to complete our initial business combination. The Working Capital Notes were issued to provide us with additional working capital and will not be deposited into our trust account.

The Working Capital Notes bear no interest and are repayable in cash upon the consummation of the Business Combination.

Registration Rights

Upon closing of the Business Combination, Ignyte will enter into the Registration Rights Agreement pursuant to which the stockholders party to the existing registration rights agreement and the other parties named therein will be granted registration rights with respect to shares of Ignyte Common Stock as described under “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Related Agreements — Registration Rights Agreement.” The existing registration rights agreement will terminate upon execution of the Registration Rights Agreement. For a description of the existing registration rights agreement, please see “Note 7 – Commitments and Contingencies Registration Rights – Ignyte Acquisition Corp. Notes to Financial Statements” included elsewhere in this Proxy Statement.

Financial Advisory Fee

Chardan Capital Markets LLC will receive a financial advisory fee equal to $550,000 upon consummation of the Business Combination.

Deferred Underwriting Fee

EarlyBird Capital shall receive a deferred underwriting fee equal to 3.5% (equal to $2,012,520) of the total gross proceeds raised in Ignyte’s initial public offering. The deferred underwriting commissions payable in connection with the consummation of the Business Combination will remain constant and will not be adjusted based on the number of shares that are redeemed.

Peak Bio Related Person Transactions

Peak Bio Related Party Loans

In August 2021, Peak Bio received proceeds from a loan in the amount of approximately $1.5 million from its chairman and founding chief executive officer, Dr. Huh. The loan matures on July 31, 2022 and bears interest at a rate of 1.0% per annum. The loan is evidenced by a promissory note dated August 6, 2021, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. At June 30, 2022, there was approximately $1.5 million outstanding under this loan.

On September 21, 2022, BRS Capital, LLC, a company controlled by Brad Stevens, loaned Peak Bio $500,000 pursuant to a promissory note carrying an interest rate of 5% per annum and with a maturity date of September 21, 2024. For more information, see “Note 15 – Subsequent Events” of Peak Bio’s Carve-out Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2022 and 2021 (Unaudited), contained elsewhere in this proxy statement.

On March 1, 2022, Peak Bio and pH Pharma Ltd entered into an administrative services and facilities agreement whereby pH Pharma Ltd will perform services, functions and responsibilities for Peak Bio. Under the agreement, Peak Bio will pay pH Pharma Ltd $100,000 per month through August 30, 2022 and $15,000 from September 1, 2022 through February 28, 2023 based on the estimated value of the level of service to be performed. Additionally, Peak Bio will pay pH Pharma Ltd $3,000 per month in lease payments. At June 30, 2022 Peak Bio recorded a liability to accrued expenses of $400,000 related to this agreement.

In April 2022, Dr. Huh made a payment on behalf of Peak Bio to VennDC LLC in the amount of $400,000 in connection with an upfront payment made under a Collaboration and License Agreement dated December 15, 2019 between Peak Bio and VennDC LLC. Per the agreement, Peak Bio agreed to repay $400,000, with interest to accrue on the unpaid principal balance at the rate of 1% per annum. The timing of the repayment will be determined and pursuant to the discretion of Peak Bio’s Board of Directors. At June 30, 2022, Peak Bio recorded a liability to related party loans of $400,000 related to this payment.

In May 2022, Peak Bio received proceeds from a loan in the amount of approximately $23,000 from an employee of the Company to settle certain payables of the Company. The loan accrues interest at 4% per annum and is to be repaid on October 31, 2022.

Financial Advisory Fee

Ladenburg Thalman & Co. Inc. will receive a financial advisory fee equal to $1,500,000 upon consummation of the Business Combination. Certain members of our management team are affiliated with Ladenburg including Mr. Rosenberg, our Co-Chief Executive Officer, who is the Co-Chief Executive Officer and Co-President of Ladenburg, Mr. Strupp, our Co-Chief Executive Officer, who is Head of Healthcare Investment Banking at Ladenburg, and Steve Kaplan, our Chief Financial Officer, who is Head of Capital Markets at Ladenburg,

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth the material U.S. federal income tax considerations of the exercise by holders of public shares of their redemption rights in connection with the Business Combination. This section is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of the Treasury regulations (“Treasury Regulations”) promulgated thereunder, judicial authority and administrative rulings, in each case effective as of the date hereof. These authorities are subject to change, possibly with retroactive effect, or different interpretations. Any such change could alter the tax considerations as described herein. This section does not address any aspects of U.S. taxation other than U.S. federal income taxation, and, as such, does not address any state, local or foreign tax considerations or any estate, gift or other non-income tax considerations of a redemption of public shares.

For purposes of this section, a “U.S. Holder” is a beneficial owner of public shares that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or any other entity treated as a corporation for U.S. federal income tax purposes);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) of public shares that is not a U.S. Holder.

Material Tax Considerations of a Redemption of Public Shares

The following does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of public shares in light of their particular facts and circumstances. This section applies only to holders that hold their public shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This section does not address all U.S. federal income tax considerations relevant to the particular circumstances of holders of public shares, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, this section does not apply to holders of public shares that are subject to special rules (including, without limitation, banks or other financial institutions; dealers or brokers in stocks and securities or currencies; traders in securities that elect to apply a mark-to-market method of accounting; insurance companies; tax-exempt entities; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein); subchapter S corporations (and investors therein); retirement plans, individual retirement accounts or other tax- deferred accounts; real estate investment trusts; regulated investment companies; mutual funds; controlled foreign corporations; passive foreign investment companies; certain former citizens or former long-term residents of the United States; U.S. Holders having a functional currency other than the U.S. dollar; holders who hold public shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction; holders who own (or are deemed to own) 5% or more of the outstanding stock of Ignyte; and holders who acquired (or will acquire) their public shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan).

This section does not address any tax considerations for holders of Founder Shares.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds public shares, the tax treatment of a partner (or person treated as a partner) in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding public shares and the partners (and persons treated as partners) in a partnership holding public shares should consult their tax advisors regarding the tax considerations to them of a redemption of public shares, as applicable.

ALL HOLDERS OF PUBLIC SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO THEM OF A REDEMPTION OF PUBLIC SHARES INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Tax Considerations for U.S. Holders

The section below applies to you if you are a “U.S. Holder” (as defined above) of public shares that exercises the redemption rights described above under “Special Meeting of Ignyte — Redemption Rights and Procedures” with respect to your public shares.

Treatment of Redemption

The treatment of a redemption of your public shares for U.S. federal income tax purposes will depend on whether the redemption of your shares qualifies as a sale of the public shares under Section 302(b) of the Code. If the redemption qualifies as a sale or exchange of the public shares, you will recognize gain or loss as described below under “—Gain or Loss on Redemptions Treated as a Sale of Public Shares.” If the redemption does not qualify as a sale or exchange of public shares, you will be treated as receiving a corporate distribution subject to tax as described below under “—Taxation of Redemptions Treated as Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of public shares treated as held by you (including shares constructively held by you, including as a result of owning Ignyte warrants) relative to all of the shares of public shares outstanding both before and after the redemption. The redemption of public shares generally will be treated as a sale or exchange of the public shares (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of your interest in Ignyte, (ii) is “not essentially equivalent to a dividend” with respect to you or (iii) is a “substantially disproportionate redemption” with respect to you. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, you must take into account not only public shares actually owned by you, but also any shares of public shares that are constructively owned by you. You may constructively own, in addition to shares owned directly, public shares owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any public shares you have a right to acquire by exercise of an option (such as Ignyte publicly traded warrants). The application of these rules generally takes into account transactions that occur contemporaneously with the redemption, including any issuances of public shares made in connection with the Business Combination. There will be a complete termination of your interest if either (i) all of the public shares actually and constructively owned by you are redeemed or (ii) all of the public shares actually owned by you are redeemed and you are eligible to waive, and do effectively waive in accordance with specific rules, the attribution of shares owned by certain family members and you do not constructively own any other shares. The redemption of public shares will not be essentially equivalent to a dividend if your redemption results in a “meaningful reduction” of your proportionate interest in Ignyte. Whether the redemption will result in a meaningful reduction in your proportionate interest in Ignyte will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over its corporate affairs may constitute such a “meaningful reduction.” In order to meet the “substantially disproportionate” test, the percentage of outstanding Ignyte voting stock actually and constructively owned by you immediately following the redemption of the public shares must, among other requirements, be less than 80% of the percentage of the outstanding Ignyte voting stock actually and constructively owned by you immediately before the redemption. You are urged to consult with your tax advisor as to the tax considerations of a redemption.

If none of the foregoing tests are satisfied, then the redemption proceeds will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Redemptions Treated as Distributions” below. After the application of those rules, any remaining tax basis you have in the redeemed public shares will be added to your adjusted tax basis in your remaining public shares, or, if you have none, to your adjusted tax basis in Ignyte publicly traded warrants held by you or possibly in other shares constructively owned by you.

Taxation of Redemptions Treated as Distributions

If the redemption of your public shares does not qualify as a sale or exchange of public shares, you will be treated as receiving a distribution from Ignyte. You generally will be required to include in gross income as dividends the amount of proceeds received in connection with such a redemption to the extent the distribution is paid out of Ignyte’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will treated as a return of capital that will be applied against and reduce your adjusted tax basis in your shares (but not below zero), with any remaining excess treated as gain realized from the sale or exchange of such shares as described below under “—Gain or Loss on Redemptions Treated as a Sale or Exchange of Public Shares.”

If you are a corporate U.S. Holder, dividends paid by Ignyte to you generally will be eligible for the dividends-received deduction allowed to domestic corporations in respect of dividends received from other domestic corporations so long as you satisfy the requisite holding period requirement. If you are a non-corporate U.S. Holder, under tax laws currently in effect, dividends generally will be taxed at the preferential long-term capital gains rate (see “—Gain or Loss on Redemptions Treated as a Sale or Exchange of Public Shares” below) so long as you satisfy the holding period requirement for such qualified dividend income. It is unclear whether the redemption rights with respect to the public shares described in this proxy statement may prevent a U.S. Holder of such public shares from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then if you are a corporation, you may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and if you are not a corporation, you may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Redemptions Treated as a Sale or Exchange of Public Shares

If a redemption of your public shares qualifies as a sale or exchange of public shares, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash received in the redemption and (ii) your adjusted tax basis in the public shares so redeemed.

Any such capital gain or loss generally will be long-term capital gain or loss if your holding period for the public shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the public shares may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible for taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Tax Considerations for Non-U.S. Holders

The section below applies to you if you are a “Non-U.S. Holder” (as defined above) of public shares that exercises the redemption rights described above under “Special Meeting of Ignyte — Redemption Rights and Procedures” with respect to your public shares.

Treatment of Redemption

If you are a Non-U.S. Holder, the characterization for U.S. federal income tax purposes of the redemption of your public shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s public shares, as described above under “Tax Considerations for U.S. Holders— Treatment of Redemption.”

Non-U.S. Holders considering exercising their redemption rights are urged to consult their tax advisors as to whether the redemption of their public shares will be treated as a distribution, or as a sale or exchange, under the Code.

Taxation of Redemptions Treated as Distributions

If the redemption of your public shares does not qualify as a sale or exchange of public shares, you will be treated as receiving a distribution from Ignyte, which distribution will be treated as a dividend to the extent the distribution is paid out of Ignyte’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The gross amount of such dividends will generally be subject to a withholding tax at a rate of 30% unless you are eligible for a reduced rate of withholding under an applicable income tax treaty and provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Dividends that are effectively connected with the conduct by you of a trade or business in the U.S. (and are attributable to a U.S. permanent establishment if an applicable treaty so requires) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a U.S. Holder and, if you are a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Distributions in excess of such earnings and profits generally will be treated as a return of capital that will be applied against and reduce your adjusted tax basis in your shares (but not below zero), with any remaining excess treated as gain from the sale or exchange of such shares as described under “—Gain or Loss on Redemptions Treated as a Sale or Exchange of Public Shares” below.

Gain or Loss on Redemptions Treated as a Sale or Exchange of Public Shares

If the redemption of your public shares qualifies as a sale or exchange of such shares, you generally will not be subject to U.S. federal income tax on any gain recognized on such redemption if you are a Non-U.S. Holder unless:

•

such gain is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States), in which case you generally will be subject to U.S. federal income tax on such gain at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, if you are a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate;

•

you are an individual who is present in the United States for 183 days or more in the taxable year of the redemption and certain other conditions are met, in which case you will be subject to a 30% tax on your net capital gain for the year; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period during which you held public shares, and, in the case where our common stock is traded on an established securities market, you have owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period or your holding period for our public shares. We do not believe that we are or have been a U.S. real property holding corporation.

Because it may not be certain at the time your public shares are redeemed whether such redemption will be treated as a sale or exchange or a corporate distribution, and because such determination will depend in part on your particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) you are treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to you in redemption of your public shares, unless (i) the applicable withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) you are able to certify that you meet the requirements of such exemption (e.g., because you are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to you, you generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisors regarding the application of the foregoing rules in light of your particular facts and circumstances and any applicable procedures or certification requirements.

All holders of public shares are urged to consult their tax advisors with respect to the tax considerations of a redemption of public shares in their particular circumstances, including tax return reporting requirements, the applicability and effect of the alternative minimum tax, any federal tax laws other than those pertaining to income tax (including estate and gift tax laws), and any state, local, foreign or other tax laws.

Information Reporting and Backup Withholding

Proceeds received in connection with the redemption of public shares may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Similarly, dividends in respect of our public shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the Treasury. Accordingly, the entity through which our public shares are held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from public shares. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the public shares and the redemption of such public shares.

NOTHING IN THE FOREGOING IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE. THE DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSIDERATIONS RELEVANT TO HOLDERS OF PUBLIC SHARES. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS TO THEM OF A REDEMPTION OF PUBLIC SHARES AND ANY OTHER TRANSACTIONS CONSUMMATED IN CONNECTION THEREWITH AND THE OWNERSHIP AND DISPOSITION OF PUBLIC SHARES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination or under the DGCL.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement. Upon written or oral request, we will deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement may likewise request that we deliver single copies of any proxy statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 212-409-2000 or 640 Fifth Avenue, Floor 4, New York, NY 10019.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the securities of Ignyte is Continental Stock Transfer & Trust Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting.

FUTURE SHAREHOLDER PROPOSALS

Stockholders seeking to bring business before the next annual general meeting or to nominate candidates for appointment as directors at the next annual general meeting must deliver notice to the principal executive offices of Ignyte not less than 120 calendar days before the date of Ignyte’s proxy statement released to stockholders in connection with the previous year’s annual general meeting or, if Ignyte did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of directors with such deadline being a reasonable time before Ignyte begins to print and send its related proxy materials.

In addition to the above, a stockholder proposal must otherwise comply with applicable SEC rules to be considered for inclusion in our proxy materials for the next annual general meeting. You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Existing Governing Documents regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Ignyte’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

Ignyte Acquisition Corp.

640 Fifth Avenue, Floor 4

New York, NY 10019

Tel: (212) 409-2000

Attention: David Rosenberg

You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitation agent at the following address and telephone number:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Stockholders, please call toll free: 1-877-870-8565

Banks and Brokerage Firms, please call collect: 1-206-870-8565

Email: ksmith@advantageproxy.com

If you are a stockholder of Ignyte and would like to request documents, please do so by [●], 2022, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Ignyte has been supplied by Ignyte, and all such information relating to Peak Bio has been supplied by Peak Bio. Information provided by either Ignyte or Peak Bio does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Ignyte for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, us or Peak Bio that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

IGNYTE ACQUISITION CORP.

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets as of December 31, 2021 and 2020	F-3
Statements of Operations for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-4
Statements of Changes in Stockholders’ Equity (Deficit) for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-5
Statements of Cash Flows for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-6
Notes to Financial Statements	F-7

Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-22
Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2022 and 2021	F-23
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and six months ended June 30, 2022 and 2021	F-24
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-25
Notes to Unaudited Condensed Financial Statements	F-26

PEAK BIO CO., LTD.

Carve-out Consolidated Financial Statements

As of and for the Years Ended December 31, 2021 and 2020

PEAK BIO

Carve-out Condensed Consolidated Financial Statements

As of and for the Six Months Ended June 30, 2022 and 2021

(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 688)

To the Shareholders and Board of Directors of

Ignyte Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ignyte Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, shareholders’ (deficit) and cash flows for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has until November 2, 2022 to consummate a Business Combination. If a Business Combination is not consummated by the required date, then the Company will cease all operations except for the purpose of liquidating. The Company has limited capital resources and will need additional financing to sustain operations for a reasonable period of time, which is considered to be on year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 30, 2022

IGNYTE ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Cash	$329,192	$25,425
Prepaid expense and other current assets	71,319	—

Total current assets	400,511	25,425
Deferred offering costs	—	81,575
Marketable securities held in Trust Account	57,506,299	—

Total Assets	$57,906,810	$107,000

Liabilities, Redeemable Common Stocks and Stockholders’ Equity
Current liabilities:
Accrued expenses	$325,641	$—
Due to related party	111,953	310
Promissory note - related party	—	80,000

Total current liabilities	437,594	80,310
Warrant liabilities	1,975,000	—

Total liabilities	2,412,594	80,310

Commitments and Contingencies (See Note 7)
Common stock subject to possible redemption, 5,750,000 shares at redemption value	57,500,000	—

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 1,537,500 shares and 0 shares issued and outstanding (excluding 5,750,000 shares and 0 stocks subject to possible redemption) at December 31, 2021 and 2020, respectively	154	154
Additional paid-in capital	—	26,846
Accumulated deficit	(2,005,938)	(310)

Total stockholders’ equity (deficit)	(2,005,784)	26,690

Total Liabilities, Redeemable Common Stocks and Stockholders’ Equity (Deficit)	$57,906,810	$107,000

The accompanying notes are an integral part of these financial statements.

IGNYTE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from August 6, 2020 (inception) through December 31, 2020
Formation and operating costs	$969,288	$310

Loss from operations	(969,288)	(310)

Other income
Change in fair value of warrants	475,000	—
Trust interest income	6,299	—

Total other income	481,299	—

Net loss	$(487,989)	$(310)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,259,589	—

Basic and diluted net loss per share	$(0.07)	$—

Basic and diluted weighted average shares outstanding, common stock	1,537,500	1,537,500

Basic and diluted net loss per share	$(0.07)	$(0.00)

The accompanying notes are an integral part of these financial statements.

IGNYTE ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of August 6, 2020 (inception)	—	$—	$—	$—	$—
Common Stocks issued to Sponsor	1,437,500	144	24,856	—	25,000
Issuance of representative shares	100,000	10	1,990	—	2,000
Net loss	—	—	—	(310)	(310)

Balance as of December 31, 2020	1,537,500	$154	$26,846	$(310)	$26,690

Sale of 5,000,000 and 750,000 Units on February 1, 2021 and February 2, 2021 through IPO and over-allotment, respectively	5,750,000	575	57,499,425	—	57,500,000
Sale of 2,350,000 and 150,000 Placement Warrants on February 1, 2021 and February 2, 2021, respectively, net of fair value of warrant liabilities	—	—	50,000	—	50,000
Underwriting fee	—	—	(1,150,000)	—	(1,150,000)
Other offering expenses	—	—	(444,485)	—	(444,485)
Net loss	—	—	—	(487,989)	(487,989)
Common stock subject to possible redemption, as restated	(5,750,000)	(575)	(55,981,786)	(1,517,639)	(57,500,000)

Balance as of December 31, 2021	1,537,500	$154	$—	$(2,005,938)	$(2,005,784)

The accompanying notes are an integral part of these financial statements.

IGNYTE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For The Period From August 6, 2020 (inception) To December 31, 2020
Cash flows from Operating Activities:
Net loss	$(487,989)	$(310)
Formation costs paid by related party	—	310
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease in fair value of warrants	(475,000)	—
Interest earned on marketable securities held in Trust Account	(6,299)	—
Changes in current assets and current liabilities:
Prepaid expenses	(71,319)	—
Accrued offering costs and expenses	325,641	—
Due to related party	111,643	—

Net cash used in operating activities	(603,323)	—

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(57,500,000)	—

Net cash used in investing activities	(57,500,000)	—

Cash flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	56,350,000	—
Proceeds from private placement	2,500,000	—
Proceeds from issuance of promissory note to related party	—	80,000
Repayment of promissory note to related party	(80,000)	—
Payments of offering costs	(362,910)	(54,575)

Net cash provided by financing activities	58,407,090	25,425

Net change in cash	303,767	25,425
Cash, beginning of the period	25,425	—

Cash, end of the period	$329,192	$25,425

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Common Stocks	$—	$25,000

Fair value of representative shares included in deferred offering costs	$—	$2,000

Initial value of Common stock subject to possible redemption	$50,150,000	$—

Remeasurement in value of Common stock subject to possible redemption	$7,350,000	$—

Initial fair value of warrant liabilities	$2,450,000	$—

The accompanying notes are an integral part of these financial statements.

IGNYTE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Ignyte Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on August 6, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“IPO”), which is described below and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Ignyte Sponsor LLC (the “Sponsor”), a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on January 27, 2021 (the “Effective Date”). On February 1, 2021, the Company consummated the IPO of 5,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 2,350,000 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $2,350,000.

On February 2, 2021, the underwriters purchased an additional 750,000 Units to exercise its over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the closing of the full exercise of the over-allotment option, the Company completed the private sale of an aggregate of 150,000 Private Placement Warrants to the Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000. A total of $7,500,000 was placed in the Trust Account after the payment of $150,000 underwriting discount.

Transaction costs amounted to $1,594,485 consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs. In addition, $975,465 of cash was held outside of the Trust Account (as defined below) and has been available for working capital purposes.

Trust Account

Following the closing of the IPO, on February 1, 2021, $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was held in a Trust Account (“Trust Account”), and has been invested, and will only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income tax obligations, the proceeds from the IPO will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding Public Shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Initial Business Combination

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders’ approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion.

The shares of Common Stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 21 months from the closing of the IPO to complete the initial Business Combination (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable (and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

Liquidity and Capital Resources

As of December 31, 2021, the Company had $329,192 in its operating bank account, and working capital of $125,317.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $80,000 (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or the Company’s officers and directors or their affiliates may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company as required. At December 31, 2021, no amounts of Working Capital Loans were outstanding.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 2, 2022 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 2, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 2, 2022.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of audited financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the audited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $329,192 of cash held outside of the Trust Account as of December 31, 2021 and $0 as of December 31, 2020. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021, the assets held in the Trust Account were invested in money market funds.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash, prepaid assets, and accounts payable are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.

The Company’s warrant liabilities are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. See Note 6 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021 and 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

All of the 5,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all common stock, excluding the founder shares, has been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Loss Per Common Stock

The Company recognizes two classes of shares for EPS purposes, which are referred to as redeemable common stock and outstanding common stock. Earnings and losses are shared pro rata between the two classes of shares. The 5,750,000 potential common stocks for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the period from August 6, 2020 (inception) through December 31, 2020 and for the year ended December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock:

	For the year ended December 31, 2021		For the period from August 6, 2020 (inception) through December 31, 2020
	Redeemable Common Stock	Outstanding Common Stock	Redeemable Common Stock	Outstanding Common Stock
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(377,606)	$(110,383)	$—	$(310)
Denominator:
Weighted-average shares outstanding	5,259,589	1,537,500	—	1,537,500

Basic and diluted net loss per share	$(0.07)	$(0.07)	$—	$(0.00)

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to temporary equity upon the completion of the IPO. Accordingly, as of February 1, 2021, offering costs in the aggregate of $1,594,485 have been charged to temporary equity (consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs).

Warrant Liabilities

The Company accounts for the Public Warrants and Private Warrants (as defined in Notes 3 and 4) collectively (“Warrants”), as either equity or liability-classified instruments based on an assessment of the specific terms of the Warrants and the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to the Company’s own common stocks and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Private Warrants in accordance with ASC 815-40 under which the Private Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Private Warrants has been estimated using the Modified Black Scholes model. See Note 6 for further discussion of the pertinent terms of the Warrants used to determine the value of the Private Warrants and Representative’s Warrants.

The Company evaluated the Public Warrants in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” and concluded that they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the ”COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On February 1, 2021, the Company sold 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant to purchase one share of common stock (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

On February 2, 2021, the Underwriters exercised the over-allotment option in full to purchase 750,000 Units (the “Over-Allotment Units”), generating an aggregate of gross proceeds of $7,500,000, and incurred $150,000 in underwriting fees.

Public Warrants

Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Placement Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company)

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 2,350,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $2,350,000, in a private placement (the “Private Placement”). Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The proceeds from the Private Placement Warrants was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Private Placement Warrants are identical to the Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Further, the Sponsor has agreed not to transfer, assign, or sell the Private Placement Warrants (including the shares of Common Stock issuable upon the exercise of the Private Placement Warrants), except to certain permitted transferees, until after the consummation of the Company’s initial Business Combination.

Simultaneously with the closing of the exercise of the over-allotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 150,000 private placement warrants (the “Private Placement Warrants”) to Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000.

Note 5 — Related Party Transactions

Founder Shares

On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001 (the “Founder Shares”). Up to 187,500 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares were no longer subject to forfeiture since then.

The founders’ shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) (i) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30- trading day period following the consummation of the initial Business Combination and (ii) with respect to the remaining 50% of such shares, for a period ending on the one-year anniversary of the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On November 20, 2020, the Company’s executive officers loaned the Company $80,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of the IPO. As of February 1, 2021, the Company repaid the note in full. On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company as required.

Due to Related Party

As of December 31, 2021, the amount due to related party is $111,953 which represents the accrual of administrative service fee from February 1, 2021 to December 31, 2021 of $111,643 and formation cost of $310 paid by the Officer. As of December 31, 2020, the amount due to related party is $310 which represents the formation cost of $310 paid by the Officer.

Related Party Loans

In order to meet the Company’s working capital needs following the consummation of the IPO the Sponsor, officers, directors initial stockholders or their affiliates may, but are not obligated to, loan the Company funds (“Working Capital Loans”), from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. As of December 31, 2021 and 2020, no such Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed, commencing on the date of the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), to pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company accrued $111,643 for the administrative service fee for the period from the Listing Date to December 31, 2021.

Note 6 — Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$57,506,299	$57,506,299	$—	$—

	$57,506,299	$57,506,299	$—	$—

Liabilities:
Warrant liabilities-Private Placement Warrants	$1,975,000	$—	$—	$1,975,000

	$1,975,000	$—	$—	$1,975,000

The following table sets forth a summary of the changes in the fair value of the warrant liabilities for the period from February 1, 2021 through December 31, 2021:

Warrant Liability
Fair value as of February 1, 2021	$2,303,000
Issuance of private warrants in connection with over-allotment as of February 2, 2021	147,000
Change in fair value (1)	(475,000)

Fair value as of December 31, 2021	$1,975,000

(1)	Represents the non-cash gain on the change in valuation of Private Warrants and is included in the change in fair value of warrant liability on the statements of operations.

At December 31, 2021, the Public Warrants were determined to contain none of the features requiring liability treatment; therefore, the Public warrants were not included in the fair value reporting.

The Private Warrants were valued using a Modified Black Scholes Model. The Private Warrants are considered to be a Level 3 fair value measurements due to the use of unobservable inputs. The Black Scholes Model can be modified to value SPAC Private Warrants by discounting the Acquisition Date warrant value to the Valuation Date and multiplying the present value by the probability of a future transaction occurring.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2021.

The following table provides quantitative information regarding Level 3 fair value measurements for Private Warrants as of December 31, 2021 and February 1, 2021.

	December 31, 2021	February 1, 2021
Exercise price	$11.50	$11.50
Share price	$9.74	$10.00
Volatility	13.75%	19.00%
Expected life	5.33	5.99
Risk-free rate	1.26%	0.42%
Dividend yield	—%	—%

Note 7 — Commitments and Contingencies Registration Rights

The holders of the founders’ shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Placement Warrants and any warrants the Company’s Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on January 27, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, Private Placement Warrants and warrants issued to the Company’s Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggyback” registration only during the seven-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters had a 45-day option beginning February 1, 2021 to purchase up to an additional 750,000 units to cover over-allotments, if any, at the IPO price less the underwriting discounts.

The Company issued to the underwriter (and/or its designees) (the “Representative”) 100,000 shares of common stock for $0.0001 per share (the “Representative Shares”). The Company estimated the fair value of the stock to be $2,000 based upon the price of the founder shares issued to the Sponsor. The stock were treated as underwriters’ compensation and charged directly to stockholders’ equity. The underwriter (and/or its designees) agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the initial Business Combination within 21 months from the closing of this offering.

On February 1, 2021, the Company paid a fixed underwriting fee of $1,000,000.

On February 2, 2021, the underwriters purchased an additional 750,000 units to exercise its over-allotment option in full. The proceeds of $7,500,000 from the over-allotment was deposited in the Trust Account after deducting the underwriting discounts.

Business Combination Marketing Agreement

The Company has engaged underwriters as advisors in connection with its Business Combination to assist it in holding meetings with the stockholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Marketing Fee for such services upon the consummation of the initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, or $2,012,500 including the proceeds from the full exercise of the over-allotment option on February 2, 2021.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with a Business Combination or after a Business Combination, then EarlyBirdCapital shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings and to receive at least 25% of the aggregate gross spread or fees from any and all such financings. This right of first refusal extends from the February 1, 2021 until the earlier of twelve (12) months after the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Note 8 — Stockholder’s Equity (Deficit)

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001. Of the 1,437,500 shares of common stock, an aggregate of up to 187,500 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the IPO. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares were no longer subject to forfeiture since then. In August 2020, the Company also issued to designees of EarlyBirdCapital an aggregate of 100,000 shares of common stock (“representative shares”), at a price of $0.0001 per share. As of December 31, 2021 and 2020, there were 1,537,500 shares of common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the initial stockholders, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Note 9 — Income Tax

The Company’s net deferred tax assets are as follows:

	December 31, 2021	December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$169,369	$—
Federal Net Operating loss	32,923	65

Total deferred tax asset	202,293	65
Valuation allowance	(202,293)	(65)

Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	December 31, 2021	December 31, 2020
Federal
Current	$—	$—
Deferred	(202,228)	(65)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	202,228	65

Income tax provision	$—	$—

As of December 31, 2021 and December 31, 2020, the Company had $156,778 and $310, respectively of U.S. federal operating loss carryovers available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year December 31, 2021 and December 31, 2020, the change in the valuation allowance was $202,228 and $65, respectively.

Reconciliations of the federal income tax rate to the Company’s effective tax rate at December 31, 2021 and December 31, 2020 are as follows:

Insert Table

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in FV of Warrant Liability	20.44%	0.0%
Change in valuation allowance	-41.44%	-21.0%

Income tax provision	—%	—%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company considers New York to be a significant tax jurisdiction.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the audited financial statements were issued. Based on this review, except the description as below, the Company did not identify any subsequent events that would have required adjustments or disclosure in the financial statements.

On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company evidenced by a promissory note (the “Note”) as required. The principal balance of the Note shall be payable in cash by the Company on the earlier of: (i) the date on which the Company consummates its initial business combination or (ii) the date that the winding up of the Company is effective. No interest shall accrue on the unpaid principal balance of the Note. The principal balance of the Note may be prepaid at any time, at the election of the Company.

PART I—FINANCIAL INFORMATION

ITEM 1.	CONDENSED FINANCIAL STATEMENTS

IGNYTE ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$44,664	$329,192
Prepaid expense and other current assets	170,583	71,319

Total current assets	215,247	400,511
Marketable securities held in Trust Account	57,587,990	57,506,299

Total Assets	$57,803,237	$57,906,810

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$1,013,668	$325,641
Due to related party	171,953	111,953
Promissory note—related party	298,210	—

Total current liabilities	1,483,831	437,594
Warrant liabilities	550,000	1,975,000

Total liabilities	2,033,831	2,412,594

Commitments and Contingencies (See Note 7)

Common stock subject to possible redemption, 5,750,000 shares at redemption value at June 30, 2022 and December 31, 2021	57,500,000	57,500,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 1,537,500 shares issued and outstanding (excluding 5,750,000 shares subject to possible redemption) at June 30, 2022 and December 31, 2021	154	154
Additional paid-in capital	—	—
Accumulated deficit	(1,730,748)	(2,005,938)

Total stockholders’ deficit	(1,730,594)	(2,005,784)

Total Liabilities and Stockholders’ Deficit	$57,803,237	$57,906,810

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Formation and operating costs	$798,156	$110,980	$1,231,501	$309,421

Loss from operations	(798,156)	(110,980)	(1,231,501)	(309,421)

Other income
Change in fair value of warrants	400,000	725,000	1,425,000	575,000
Trust interest income	76,223	2,087	81,691	4,345

Total other income	476,223	727,087	1,506,691	579,345

Net income (loss)	$(321,933)	$616,107	$275,190	$269,924

Basic and diluted weighted average shares outstanding, common stock subject to redemption	1,537,500	5,750,000	5,750,000	4,143,646

Basic and diluted net income (loss) per share	$(0.07)	$0.08	$0.04	$0.05

Basic and diluted weighted average shares outstanding, common stock	2.890,884	1,537,500	1,537,500	1,504,351

Basic and diluted net income (loss) per share	$(0.07)	$0.08	$0.04	$0.05

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2022	1,537,500	$154	$—	$(2,005,938)	$(2,005,784)
Net income	—	—	—	597,123	597,123

Balance as of March 31, 2022	1,537,500	154	—	(1,408,815)	(1,408,661)
Net loss	—	—	—	(321,933)	(321,933)

Balance as of June 30, 2022	1,537,500	154	—	(1,730,748)	(1,730,594)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2021	1,537,500	$154	$26,846	$(310)	$26,690
Sale of 5,000,000 and 750,000 Units on February 1, and 2, 2021 through IPO and over-allotment, respectively	5,750,000	575	57,499,425	—	57,500,000
Sale of 2,350,000 and 150,000 Private Placement Warrants on February 1, and 2, 2021, respectively, net of fair value of warrant liabilities	—	—	50,000	—	50,000
Underwriting fee	—	—	(1,150,000)	—	(1,150,000)
Other offering expenses	—	—	(444,485)	—	(444,485)
Net loss	—	—	—	(346,183)	(346,183)
Common stock subject to possible redemption	(5,750,000)	(575)	(55,981,786)	(1,474,897)	(57,457,258)

Balance as of March 31, 2021	1,537,500	154	—	(1,821,390)	(1,821,236)
Net income	—	—	—	616,107	616,107
Remeasurement in value of common stock subject to possible redemption	—	—	—	(2,087)	(2,087)

Balance as of June 30, 2021	1,537,500	154	—	(1,207,370)	(1,207,216)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2022	2021
Cash flows from Operating Activities:
Net income	$275,190	$269,924
Adjustments to reconcile net income to net cash used in operating activities:
increase in fair value of warrants	(1,425,000)	(575,000)
Interest earned on marketable securities held in Trust Account	(81,691)	(4,345)
Changes in current assets and current liabilities:
Prepaid expenses	(99,264)	(181,923)
Accrued offering costs and expenses	688,027	12,656
Due to related party	60,000	51,643

Net cash used in operating activities	(582,738)	(427,045)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	—	(57,500,000)

Net cash used in investing activities	—	(57,500,000)

Cash flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	—	56,350,000
Proceeds from private placement	—	2,500,000
Proceeds from issuance of promissory note to related party	298,210	—
Repayment of promissory note to related party	—	(80,000)
Payments of offering costs	—	(317,910)

Net cash provided by financing activities	298,210	58,452,090

Net change in cash	(284,528)	525,045
Cash, beginning of the period	329,192	25,425

Cash, end of the period	$44,664	$550,470

Supplemental disclosure of noncash investing and financing activities:
Initial value of Common stock subject to possible redemption	$—	$51,150,000

Remeasurement in value of Common stock subject to possible redemption	$—	$7,354,345

Initial fair value of warrant liabilities	$—	$2,450,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

IGNYTE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 – Organization and Business Operations

Organization and General

Ignyte Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on August 6, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Ignyte Sponsor LLC (the “Sponsor”), a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on January 27, 2021 (the “Effective Date”). On February 1, 2021, the Company consummated the IPO of 5,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 2,350,000 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $2,350,000.

On February 2, 2021, the underwriters purchased an additional 750,000 Units to exercise their over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the closing of the full exercise of the over-allotment option, the Company completed the private sale of an aggregate of 150,000 Private Placement Warrants to the Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000. A total of $7,500,000 was added to the Trust Account after the payment of $150,000 underwriting discount.

Transaction costs amounted to $1,594,485 consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs. In addition, at February 2, 2021, $975,465 of cash was held outside of the Trust Account (as defined below) and has been available for working capital purposes.

Trust Account

Following the closing of the IPO, on February 1, 2021, $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a Trust Account (“Trust Account”), and has been invested, and will only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income tax obligations, the proceeds from the IPO will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding Public Shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Initial Business Combination

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion,

The shares of Common Stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 21 months from the closing of the IPO to complete the initial Business Combination (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable ( and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

Business Combination Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2022, on April 28, 2022, the Company entered into that certain Business Combination Agreement dated as of April 28, 2022 (the “Business Combination Agreement”), by and among the Company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned subsidiary of the Company (“Korean Sub”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Target”) pursuant to which the (i) stockholders of the Target will transfer their respective shares of common stock of Target, par value KRW 500 per share (the “Target Common Stock”), to Korean Sub in exchange for shares of common stock of the Company (the “Company Common Stock”) held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Target Common Stock to the Company in consideration of Company Common Stock (which will in-turn be delivered to the stockholders of the Target as described in (i) above ((i) and (ii), collectively, the “Share Swap”, together with the other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”). Upon consummation of the Share Swap, the Target will become a direct wholly-owned subsidiary of the Company. Upon consummation of the Proposed Transactions, the Company will be renamed Peak Bio, Inc.

Concurrently with the execution and delivery of the Business Combination Agreement, (i) certain existing accredited investors and institutional accredited investors (the “PIPE Investors”) and the Company will enter into separate subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase of up to 2,550,000 shares (inclusive of the shares to be issued pursuant to the Key Company Stockholder Forward Purchase Agreement as described below) of Company Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00; and (ii) the Company and Hoyoung Huh (the “Key Company Stockholder”) will enter into a forward purchase agreement substantially (the “Key Company Stockholder Forward Purchase Agreement”), pursuant to which the Key Company Stockholder will, upon the terms and subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement, including, but not limited to the receipt of margin financing within 180 days following Closing, purchase shares of Company Common Stock at a purchase price of $10.00 per share in a private placement for up to an aggregate amount of $10,000,000, subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement. The purchase of the PIPE Shares will be consummated concurrently with the closing of the Proposed Transactions.

In addition, concurrently with the execution of the Business Combination Agreement, the Sponsor will enter into a Sponsor Support Agreement with the Company and the Target (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote its shares of Company Common Stock in favor of the approval and adoption of the Proposed Transactions. Additionally, the Sponsor has agreed, among other things, not to enter into any agreement that is inconsistent with the Sponsor Support Agreement.

Liquidity and Capital Resources

As of June 30, 2022, the Company had $44,664 in its operating bank account and working capital deficit of $1,356,574, which excludes $87,990 of accrued Delaware franchise tax to be paid out of interest earned on the Trust Account.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $80,000 (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or the Company’s officers and directors or their affiliates may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company as required.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 2, 2022 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 2, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 2, 2022.

Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. However, the Working Capital Loans, as defined in Note 5, will provide additional flexibility to continue our identification and pursuit of potential business combination targets. Over this time period, the Company will be using available funds, including those from the Working Capital Loans, for the purpose of paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the period for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected through December 31, 2022.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on March 31, 2022.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

As of June 30, 2022 and December 31, 2021, the assets held in the Trust Account were invested in money market funds.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 – Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash, prepaid assets, and accounts payable are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.

The Company’s warrant liabilities are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. See Note 6 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

All of the 5,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all common stock, excluding the founder shares, has been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income (Loss) Per Common Stock

The Company recognizes two classes of shares for EPS purposes, which are referred to as redeemable common stock and outstanding common stock. Earnings and losses are shared pro rata between the two classes of shares. The 5,375,000 potential common shares for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Three Months Ended June 30,
	2022		2021
	Redeemable Common Stock	Outstanding Common Stock	Redeemable Common Stock	Outstanding Common Stock
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$(210,160)	$(111,773)	$486,122	$129,985
Denominator:
Weighted-average shares outstanding	2,890,884	1,535,500	5,750,000	1,537,500

Basic and diluted net income (loss) per share	$(0.07)	$(0.07)	$0.08	$0.08

	For the Six Months Ended June 30,
	2022		2021
	Redeemable Common Stock	Outstanding Common Stock	Redeemable Common Stock	Outstanding Common Stock
Basic and diluted net income per share:
Numerator:
Allocation of net income	$217,131	$58,059	$198,029	$71,895
Denominator:
Weighted-average shares outstanding	5,750,000	1,537,500	4,143,646	1,504,351

Basic and diluted net income per share	$0.04	$0.04	$0.05	$0.05

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to temporary equity upon the completion of the IPO. Accordingly, as of February 1, 2021, offering costs in the aggregate of $1,594,485 have been charged to temporary equity (consisting of $1,150,000 of underwriting discount and $444,485 of other offering costs).

Warrant Liabilities

The Company accounts for the Public Warrants and Private Warrants (as defined in Notes 3 and 4) collectively (“Warrants”), as either equity or liability-classified instruments based on an assessment of the specific terms of the Warrants and the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to the Company’s own common stocks and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Private Warrants in accordance with ASC 815-40 under which the Private Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Private Warrants has been estimated using the Modified Black Scholes model. See Note 6 for further discussion of the pertinent terms of the Warrants used to determine the value of the Private Warrants and Representative’s Warrants.

The Company evaluated the Public Warrants in accordance with ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity” and concluded that they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate differs from the statutory tax rate of 21% for the three months and six months ended June 30, 2022 and 2021, due to changes in fair value in warrant liability, changes in fair value in the PIPE derivative liability, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak and Russian military action against Ukraine on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the effects and duration of economic sanctions. These developments and the impact on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the effects and duration of economic sanctions and the resulting market downturn. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

On February 1, 2021, the Company sold 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant to purchase one share of common stock

(“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

On February 2, 2021, the Underwriters exercised the over-allotment option in full to purchase 750,000 Units (the “Over-Allotment Units”), generating an aggregate of gross proceeds of $7,500,000, and incurred $150,000 in underwriting fees.

Public Warrants

Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Placement Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company)

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 2,350,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $2,350,000, in a private placement (the “Private Placement”). Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The proceeds from the Private Placement Warrants was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Private Placement Warrants are identical to the Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Further, the Sponsor has agreed not to transfer, assign, or sell the Private Placement Warrants (including the shares of Common Stock issuable upon the exercise of the Private Placement Warrants), except to certain permitted transferees, until after the consummation of the Company’s initial Business Combination.

Simultaneously with the closing of the exercise of the over-allotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 150,000 private placement warrants (the “Private Placement Warrants”) to Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $150,000.

Note 5 – Related Party Transactions

Founder Shares

On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001 (the “Founder Shares”). Up to 187,500 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares are no longer subject to forfeiture since then.

The founders’ shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) (i) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination and (ii) with respect to the remaining 50% of such shares, for a period ending on the one-year anniversary of the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note – Related Party

On November 20, 2020, the Company’s executive officers loaned the Company $80,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and are due at the earlier of June 30, 2021 or the closing of the IPO. The Company repaid the note in full on February 1, 2021. On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of up to $300,000 to the Company as required. The Company has drawn $298,210 of the $300,000 Working Capital Loan, of which $298,210 is outstanding as of June 30, 2022.

Due to Related Party

As of June 30, 2022, the amount due to related party is $171,953 which represent the accrual of administrative service fee of $171,643 from January 26, 2021 to June 30, 2022 and formation cost of $310 paid by David Rosenberg (the “Officer”). As of December 31, 2021, the amount due to related party is $111,953 which represents the accrual of administrative service fee from January 26, 2021 to December 31, 2021 of $111,643 and formation cost of $310 paid by the Officer.

Related Party Loans

In order to meet the Company’s working capital needs following the consummation of the IPO the Sponsor, officers, directors initial stockholders or their affiliates may, but are not obligated to, loan the Company funds (“Working Capital Loans”), from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. As of June 30, 2022 and December 31, 2021, no such Working Capital Loans were outstanding.

On March 21, 2022, the Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to the Company evidenced by a promissory note (the “Note”) as required. The principal balance of the Note shall be payable in cash by the Company on the earlier of: (i) the date on which the Company consummates its initial business combination or (ii) the date that the winding up of the Company is effective. No interest shall accrue on the unpaid principal balance of the Note. The principal balance of the Note may be prepaid at any time, at the election of the Company.

Administrative Service Fee

The Company has agreed, commencing on the date of the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), to pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company accrued $30,000 and $60,000 for the administrative service fee for the three and six months ended June 30, 2022 and 2021, respectively, of which $171,643 and $51,953 is recorded in accrued expenses in the accompanying condensed balance sheets as of June 30, 2022 and 2021, respectively.

Note 6 – Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$57,587,990	$57,587,990	$—	$—

	$57,587,990	$57,587,990	$—	$—

Liabilities:
Warrant liabilities-Private Placement Warrants	$550,000	$—	$—	$550,000

	$550,000	$—	$—	$550,000

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$57,506,299	$57,506,299	$—	$—

	$57,506,299	$57,506,299	$—	$—

Liabilities:
Warrant liabilities-Private Placement Warrants	$1,975,000	$—	$—	$1,975,000

	$1,975,000	$—	$—	$1,975,000

The following table sets forth a summary of the changes in the fair value of the warrant liabilities for the three and six months ended June 30, 2022 and for the period from February 1, 2021 through June 30, 2021:

Warrant Liability
Fair value as of December 31, 2021	$1,975,000
Change in fair value (1)	(1,025,000)

Fair value as of March 31, 2022	$950,000
Change in fair value (1)	(400,000)

Fair value as of June 30, 2022	$550,000

Warrant Liability
Fair value as of February 1, 2021	$2,303,000
Issuance of private warrants in connection with over-allotment as of February 2, 2021	147,000
Change in fair value (1)	150,000

Fair value as of March 31, 2021	$2,600,000
Change in fair value (1)	(725,000)

Fair value as of June 30, 2021	$1,875,000

(1)	Represents the non-cash gain on the change in valuation of Private Warrants and is included in the change in fair value of warrant liability on the statement of operations.

At June 30, 2022, the Public Warrants were determined to contain none of the features requiring liability treatment; therefore, the Public warrants were not included in the fair value reporting.

The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The fair value of the Private Placement Warrants were discounted to present value at June 30, 2022, utilizing the Business Combination date of September 1, 2022, as the key unobservable input. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from January 1, 2022 through June 30, 2022.

The following table provides quantitative information regarding Level 3 fair value measurements for Private Warrants as of June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
Exercise price	$11.50	$11.50
Share price	$9.86	$9.74
Volatility	2.75%	13.75%
Expected life	5.50	5.33
Risk-free rate	3.01%	1.26%
Dividend yield	—%	—%

Note 7 – Commitments and Contingencies

Registration Rights

The holders of the founders’ shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Placement Warrants and any warrants the Company’s Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on January 27, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, Private Placement Warrants and warrants issued to the Company’s Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital Inc.

(“EarlyBirdCapital”) may only make a demand on one occasion and only during the five-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggyback” registration only during the seven-year period beginning on the Effective Date of the registration statement of which the IPO forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters had a 45-day option beginning February 1, 2021 to purchase up to an additional 750,000 units to cover over-allotments, if any, at the IPO price less the underwriting discounts.

The Company issued to the underwriter (and/or its designees) (the “Representative”) 100,000 shares of common stock for $0.0001 per share (the “Representative Shares”). The Company estimated the fair value of the stock to be $2,000 based upon the price of the founder shares issued to the Sponsor. The stock were treated as underwriters’ compensation and charged directly to stockholders’ equity. The underwriter (and/or its designees) agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial Business Combination within 21 months from the closing of this offering.

On February 1, 2021, the Company paid a fixed underwriting fee of $1,000,000.

On February 2, 2021, the underwriters purchased an additional 750,000 units to exercise its over-allotment option in full. The proceeds of $7,500,000 from the over-allotment was deposited in the Trust Account after deducting the underwriting discounts.

Business Combination Marketing Agreement

The Company has engaged underwriters as advisors in connection with its Business Combination to assist it in holding meetings with the stockholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Marketing Fee for such services upon the consummation of the initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, or $2,012,500 including the proceeds from the full exercise of the over-allotment option on February 2, 2021.

In connection with the pending Business Combination, two purported stockholders have sent a demand letter. No amount of damages is stated in the demand letter. The Company believes that the threatened lawsuit is without merit and, if filed, the Company intends to defend the matters vigorously. The Company is currently unable to reasonably determine the outcome of any potential litigation or estimate any potential losses, and, as such, have not recorded a loss contingency. There is no other material litigation, arbitration or governmental proceedings currently pending against the Company or any members of its management team in their capacity as such.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with a Business Combination or after a Business Combination, then EarlyBirdCapital shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings and to receive at least 25% of the aggregate gross spread or fees from any and all such financings. This right of first refusal extends from the February 1, 2021 until the earlier of twelve (12) months after the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Note 8 – Stockholders’ Equity

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock - The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. On August 12, 2020, the Sponsor paid $25,000, or approximately $0.02 per share, to cover certain offering costs in consideration for 1,437,500 shares of Common Stock, par value $0.0001. Of the 1,437,500 shares of common stock, an aggregate of up to 187,500 shares are subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the IPO. On February 2, 2021, the underwriter exercised its over-allotment option in full, hence, the 187,500 Founder Shares are no longer subject to forfeiture since then. In August 2020, the Company also issued to designees of EarlyBirdCapital an aggregate of 100,000 shares of common stock (“representative shares”), at a price of $0.0001 per share. As of June 30, 2022 and December 31, 2021, there were 1,537,500 shares of common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the initial stockholders, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Note 9 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Peak Bio Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying carve-out consolidated balance sheets of Peak Bio Co., Ltd. (“the Company”) as of December 31, 2021 and 2020, and the related carve-out consolidated statements of operations and comprehensive loss, carve-out consolidated statements of equity (deficit), and carve-out consolidated statements of cash flows for each of the two years in the period ended December 31, 2021, and the related carve-out notes (collectively referred to as the “carve-out consolidated financial statements”). In our opinion, the carve-out consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying carve-out consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the carve-out consolidated financial statements, the Company had recurring losses from operations, negative cash flow from operations and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the carve-out consolidated financial statements. The carve-out consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Emphasis of Matter for Carve-out consolidated financial statements

As discussed in Note 2 to the carve-out consolidated financial statements, the Company’s business is a component of pH Pharma, Ltd. and is not a stand-alone entity. The carve-out consolidated financial statements of the Company reflect the assets, liabilities and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis and do not necessarily reflect the financial position, results of operations, and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

Basis for Opinion

These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s carve-out consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

June 17, 2022

PEAK BIO

BALANCE SHEETS

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$205,477	$349,867
Prepaid expenses and other current assets	253,669	284,174

Total current assets	459,146	634,041
Property and equipment, net	380,610	536,118
Restricted cash	237,000	60,000
Noncurrent assets	1,500	95,808

Total assets	$1,078,256	$1,325,967

Liabilities and deficit
Current liabilities
Accounts payable	$301,469	$728,796
Accrued expenses	990,485	786,644
Debt—current	—	285,566
Related party loan	1,500,000	—

Total current liabilities	2,791,954	1,801,006
Note payable -noncurrent	—	82,203
Deferred tax liability	35,000	36,000
Other noncurrent liabilities	186,570	—

Total liabilities	3,013,524	1,919,209
Commitments and contingencies (Note 8)
Equity (deficit)
Accumulated net parent investment in Peak Bio	(2,023,711)	(159,972)
Accumulated other comprehensive loss	88,443	(433,270)

Total deficit	(1,935,268)	(593,242)

Total liabilities and deficit	$1,078,256	$1,325,967

See accompanying notes to carve-out consolidated financial statements.

PEAK BIO

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2021	2020
Revenue
Grant revenue	$528,309	$—

Total revenue	528,309	—

Operating expenses
Research and development	7,124,077	10,400,570
General and administrative	2,469,762	2,938,111

Total operating expenses	9,593,839	13,338,681

Loss from operations	(9,065,530)	(13,338,681)

Other income (expense)
Interest income	160	17
Interest expense	(11,471)	(2,504)
Gain on extinguishment of debt	866,332	—

Total other income (expense), net	855,021	(2,487)

Loss before income tax expense	(8,210,509)	(13,341,168)
Income tax expense	(82,067)	(5,965)

Net loss	$(8,292,576)	$(13,347,133)

Other comprehensive loss:
Foreign currency translation	521,713	(433,270)

Total comprehensive loss	$(7,770,863)	$(13,780,403)

See accompanying notes to carve-out consolidated financial statements.

PEAK BIO

STATEMENTS OF EQUITY (DEFICIT)

	Accumulated Net Parrent Investment In Peak Bio	Accumulated Other Comprehensive Loss	Total Equity (Deficit)
Balance, January 1, 2020	$(46,489)	$—	$(46,489)
Net investment from parent	13,233,650	—	13,233,650
Foreign currency translation	—	(433,270)	(433,270)
Net loss	(13,347,133)	—	(13,347,133)

Balance, December 31, 2020	(159,972)	(433,270)	(593,242)
Net investment from parent	6,428,837	—	6,428,837
Foreign currency translation	—	521,713	521,713
Net loss	(8,292,576)	—	(8,292,576)

Balance, December 31, 2021	$(2,023,711)	$88,443	$(1,935,268)

See accompanying notes to carve-out consolidated financial statements.

PEAK BIO

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(8,292,576)	$(13,347,133)
Adjustment to reconcile net loss to net cash used in operating activities
Share-based compensation	4,890	911,223
Depreciation	176,649	157,216
Gain on extinguishment of debt	(866,332)	—
Write-down of other receivable	—	114,955
Loss on disposal of fixed assets	20,061	—
Changes in operating assets and liabilities
Other receivables	—	373,339
Prepaid expenses and other current assets	30,506	46,758
Other noncurrent assets	94,307	30,824
Accounts payable	(427,327)	(447,739)
Accrued expenses and other current liabilities	210,028	521,045
Other noncurrent liabilities and deferred tax liability	185,570	(5,052)

Net cash used in operating activities	(8,864,224)	(11,644,564)

Cash flows from investing activities
Purchase of property and equipment	(9,880)	(341,320)

Net cash used in investing activities	(9,880)	(341,320)

Cash flows from financing activities
Proceeds from net shareholder contributions	6,392,626	12,290,360
Proceeds from long term debt	492,375	367,770
Proceeds from related party loan	1,500,000	—

Net cash provided by financing activities	8,385,001	12,658,130

Net (decrease) increase in cash and cash equivalents	(489,103)	672,246
Effect of exchange rate changes on cash and cash equivalents	521,713	(433,270)
Cash and cash equivalents, beginning of year	409,867	170,891

Cash and cash equivalents, end of year	$442,477	$409,867

Components of cash, cash equivalents and restricted cash
Cash and cash equivalents	205,477	349,867
Restricted cash	237,000	60,000

Total cash, cash equivalents and restricted cash	442,477	409,867

Supplemental disclosures of non-cash financing activities:
Cash paid for interest	$—	$—

Cash paid for taxes	$8,566	$—

Non-cash investing and financing activities:
Purchase of property and equipment included in accounts payable	$—	$8,519

See accompanying notes to carve-out consolidated financial statements.

PEAK BIO

NOTES TO CARVE-OUT CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of the Business

The accompanying carve-out consolidated financial statements and notes have been prepared to include certain assets and liabilities of pH Pharma Co., Ltd (now Peak Bio Co., Ltd. or “Peak Bio”) (sometimes referred to as “pH Pharma Ltd” prior to the Spin-Off described below), on the basis described within Note 2, Summary of Significant Accounting Policies, with certain wholly-owned subsidiaries of Peak Bio, that were included following the Spin-Off as follows: Ph Pharma, Inc, as well as certain assets and liabilities allocated to Peak Bio, including the PHP- 303 and PH-1 ADC Platform programs. These are collectively referred to herein as the Balance Sheets, Statements of Operations and Comprehensive Loss, Statements of Equity (Deficit) and Statements of Cash Flows of Peak Bio (“Peak Bio” or the “Company”).

The Spin-Off was completed on March 1, 2022, prior to the execution of the Business Combination Agreement with Ignyte Acquisition Corp. (“Ignyte”), with Peak Bio retaining the PHP-303 and PH-1 ADC Platform platforms. Historically and throughout the periods presented, the PHP-303 and PH-1 ADC Platform programs have been owned by pH Pharma Co., Ltd and its subsidiaries (prior to the change of its name to Peak Bio Co., Ltd.). The PHP-303 and PH-1 ADC Platform programs have historically operated as a part of pH Pharma Co., Ltd and not as a separate stand-alone entity or group.

Peak Bio is a clinical-stage biotechnology company focused on discovering, developing and delivering innovative therapies for multiple therapeutic areas. The Company has established a portfolio of potential therapies for the aging population. The Company’s pipeline includes the PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency (AATD) and acute respiratory distress syndrome (ARDS) including COVID-19. The Company’s pipeline also includes PH-1 ADC Platform for oncology.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying carve-out consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are comprised of the Company’s activities distributed across multiple legal entities of pH Pharma Ltd.

These carve-out consolidated financial statements have been extracted from the accounting records of pH Pharma Ltd. The historical results of operations, financial position, and cash flows may not be indicative of what such results of operations, financial position, and cash flows would have been had the Company been a separate standalone entity, nor are they indicative of what the results of operations, financial position and cash flows may be in the future.

The accompanying carve-out consolidated financial statements reflect assets, liabilities, revenue, and expenses that are directly attributable to the Company, including the assets, liabilities, revenue and expenses of the PHP-303 and PH-1 ADC Platform programs. The assets and liabilities excluded from the accompanying carve-out consolidated financial statements consist of:

•

Cash provided by pH Pharma Ltd to fund operations. pH Pharma Ltd uses a centralized approach to cash management and financing of its operations. Accordingly, only the cash, cash equivalents and restricted cash residing in pH Pharma, Inc., a 100% owned U.S. subsidiary of pH Pharma Ltd, has been reflected in these carve-out consolidated financial statements.

•

Other assets and liabilities at pH Pharma Ltd which are not directly related to, or are not specifically owned by, or are not commitments, of the Company, including fixed assets and leases shared by the Company with other businesses of pH Pharma Ltd.

•

Most of the pH Pharma Ltd’ third-party debt and the related interest expense have not been allocated to these carve-out consolidated financial statements as the Company was not the legal obligor of the third-party debt and pH Pharma Ltd’ borrowings were not directly attributable to the Company. The carve-out consolidated financial statements include the Paycheck Protection Program (“PPP”) loans and 50% of a related party loan (see Note 11, Debt), for additional information. To fund short-term cash flow shortages, ph Pharma Ltd advanced funds to the Company during the years ended December 31, 2021 and 2020. These advances were short-term in nature and, as the amounts due were typically paid within 30 days, no interest was charged. Average amounts to pH Pharma Ltd for the years ended December 31, 2021 and 2020 were $5.6 million and $7.7 million, respectively. These advances are not expected to be paid back by the Company and have been excluded from the historical financial statements.

Earnings per share data has not been presented in the Financial Statements because the Company does not operate, historically, as a separate legal entity with its own capital structure.

The majority of the Company’s operating expenses related to research and development (“R&D”). R&D expenses directly related to the Company were entirely attributed to the Company in the accompanying carve-out consolidated financial statements. R&D salaries, wages and benefits were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the R&D expenses for pH Pharma Ltd as a whole. The Company also received services and support from other functions of pH Pharma Ltd. The Company’s operations are dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the total R&D expenses and certain administrative expenses for pH Pharma Ltd as a whole. These allocated costs were primarily related to corporate administrative expenses, non-R&D employee related costs, including salaries and other benefits, for corporate and shared employees, and other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, human resources, facilities, and other corporate and infrastructural services. These allocated costs were primarily recorded as R&D expenses and general and administrative (“G&A”) expenses in the statements of operations and comprehensive loss.

The Company believes the assumptions and allocations underlying the carve-out financial statements were reasonable and appropriate under the circumstances.

Segment Information

The Company currently operates in one business segment focused on the discovery and development of innovative therapies for multiple therapeutic areas. The Company is not organized by market and is managed and operated as one business. The Company does not operate any separate lines of business or separate business entities with respect to its programs. Accordingly, the Company does not accumulate discrete financial information with respect to separate service lines, and thus there is one reporting unit.

Going Concern

Since inception, the Company has incurred significant net losses. The Company incurred net losses of $8.3 million and $13.3 million for the years ended December 31, 2021 and 2020, respectively. The Company has not been capitalized with sufficient funding to conduct its operations. Since the Company has no available cash or credit facilities, the Company is dependent upon pH Pharma Ltd and its affiliates to provide services and funding to support the operations of the Company until, at least, such time as external financing is obtained. The Company expects to incur significant expenses and operating losses for the foreseeable future as it continues its efforts to identify product candidates and seek regulatory approvals within its portfolio.

The Company will need additional financing to fund its ongoing activities. The Company may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts. The Company may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, or at all. If the Company is unable to raise capital when needed or on attractive terms, the Company could be forced to delay, reduce or eliminate certain of the Company’s research and development programs. There can be no assurances that other sources of financing would be available or that pH Pharma Ltd will continue to financially support the Company’s operations. Due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

The accompanying carve-out consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The carve-out consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might result from the outcome of the uncertainties discussed above.

The Company’s future operations are highly dependent on a combination of factors, including (i) the timely and successful completion of additional financing as discussed above; (ii) the success of its research and development programs; (iii) the development of competitive therapies by other biotechnology and pharmaceutical companies; (iv) the Company’s ability to manage growth of the organization; (v) the Company’s ability to protect its proprietary technology; and ultimately (vi) regulatory approval and market acceptance of the Company’s product candidates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions, are used for, but not limited to, include stock-based compensation, the valuation of pH Pharma Ltd common stock and the allocation of certain pH Pharma Ltd expenses in the carve-out consolidated financial statements.

Additionally, the Company assessed the impact the COVID-19 pandemic has had on its operations and financial results as of December 31, 2021. The Company’s analysis was informed by the facts and circumstances as they were known to the Company. This assessment considered the impact COVID-19 may have on financial estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses. Based on this assessment, the Company’s operations have not been significantly impacted, with the exception of research and development expense decreasing during the year ended December 31, 2021 in part due to delays in the Company’s ongoing and planned research activities due to COVID-19. Research and development expense during the year ended December 31, 2021 also decreased in part as the Company reduced its average headcount from 33 to 21 employees primarily as a result of scaling back its clinical activities as a result of COVID-19. The Company’s results of operations in future periods may be negatively impacted by unknown future impacts from COVID-19.

Fair Value Measurements

The Company records certain liability balances under the fair value measurements as defined by the Financial Accounting Standards Board (“FASB”) guidance. Current FASB fair value guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, current FASB guidance establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions that market participants assumptions would use in pricing assets or liabilities (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at measurement date. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Cash and cash equivalents

Cash equivalents include short-term, highly liquid instruments, consisting of money market accounts in the U.S.

Restricted Cash

The Company has a lease agreement for the premises it occupies in Palo Alto, California. A secured letter of credit in lieu of a lease deposit totaling $177,000 is secured by restricted cash in the same amount at December 31, 2021. The secured letter of credit will remain in place for the life of the related lease, expiring in March 2027 (see Note 8, Commitments and Contingencies). The Company also has established a restricted bank account to secure its credit cards in the amount of $60,000 at December 31, 2021 and 2020.

Concentration of credit risk

The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts in the U.S., the balances of which, at times, may exceed federally insured limits. Exposure to credit risk is reduced by placing such deposits in high credit quality federally insured financial institutions.

The Company received all of its total revenue through a grant from a government organization during the year ended December 31, 2021.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated over the estimated useful lives of the respective assets, which range from two to five years, or the lesser of the related initial term of the lease or useful life for leasehold improvements.

The initial cost of property and equipment consists of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are charged to expense in the period in which the costs are incurred. Major replacements, improvements, and additions are capitalized in accordance with Company policy.

Leases

The Company enters into lease agreements for office and laboratory facilities and accounts for them in accordance with FASB Accounting Standards Codification (“ASC”) Topic 840, Leases. These leases are classified as operating leases. Rent expense is recognized on a straight-line basis over the term of the lease and, accordingly, the Company records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability. Incentives granted under the Company’s facilities leases, including allowances to fund leasehold improvements, are deferred and are recognized as adjustments to rental expense on a straight-line basis over the term of the lease. No incentives were recognized in the years ended December 31, 2021 and 2020.

Revenue recognition

The Company’s revenue is primarily generated through grants from government organizations.

The Company recognizes revenue from these contracts during the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grant are met. The Company concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Qualifying expenses are recognized when incurred as research and development expenses. Revenues and related expenses are presented gross in the statements of operations as the Company determined it is the principal in conducting the research and development services and the primary obligor relative to the research and development services it performed as lead technical expert. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expenses consist primarily of costs related to personnel, including salaries and other personnel related expenses, contract manufacturing and supply, consulting fees, and the cost of facilities and support services used in drug development. Assets acquired that are used for research and development and have no future alternative use are expensed as in-process research and development.

Share-based Compensation

The Company recognizes share-based compensation expense for grants under pH Pharma Ltd’s equity plan for employees. At December 31, 2021, pH Pharma Ltd had one share-based employee compensation plan, which is described more fully in Note 5, Share-Based Compensation.

The Company applies the fair value method of measuring share-based compensation, which requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

Income Taxes

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Company’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, to reflect realizable value, and all deferred tax balances are reported as long-term on the balance sheet. Accruals are maintained for uncertain tax positions, as necessary. As of December 31, 2021 and 2020, the Company had $27.8 million and $23.3 million, respectively, of valuation allowances against its deferred tax assets.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Corporation has elected to treat interest and penalties related to income taxes, to the extent they arise, as a component of income taxes.

ASC 740 prescribes the accounting for uncertainty in income taxes recognized in the financial statements. The Company regularly assesses the outcome of potential examinations in each of the taxing jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit which is more likely than not to be realized upon ultimate settlement. As of December 31, 2021 and 2020, the Company had no uncertain tax positions.

Common stock valuations

The Company is required to periodically estimate the fair value of pH Pharma Ltd.’s common stock with the assistance of an independent third-party valuation firm when issuing stock options and computing the estimated stock-based compensation expense. The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of significant levels of management judgment.

In order to determine the fair value of pH Pharma Ltd.’s common stock, the Company considered, among other items, previous transactions involving the sale of pH Pharma Ltd.’s securities, the pH Pharma Ltd.’s business, financial condition and results of operations, economic and industry trends, the market performance of comparable publicly traded companies, and the lack of marketability of pH Pharma Ltd.’s common stock.

Risks and Uncertainties

The Company relies, and expects to continue to rely, on a small number of vendors to provide services, supplies and materials related to its research and development programs. These research and development programs could be adversely affected by a significant interruption in these services or the availability of materials.

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”), with guidance regarding the accounting for and disclosure of leases. ASU 2016-02 requires lessees to recognize the liabilities related to all leases, including operating leases, with a term greater than 12 months on the balance sheet. This update also requires lessees and lessors to disclose key information about their leasing transactions. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption is permitted. This standard is effective for the Company beginning January 1, 2022. The Company will utilize the practical expedients available under ASU No. 2016-02, including, electing the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. In addition, the Company will apply the accounting policy election to not separate lease and non-lease components and the accounting policy election to not apply the recognition requirement under ASU No. 2016-02 to leases with a term of twelve months or less. The Company will not have a material cumulative adjustment to the statement of operations and comprehensive loss on January 1, 2022. The Company expects a material adjustment to the balance sheet in connection with the recognition of right-of-use assets and lease liabilities on January 1, 2022.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company is currently assessing the potential impact of adopting ASU 2016- 02 on its financial statements and financial statement disclosures.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes ASU 2019-12. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the potential impact of adopting ASU 2016-02 on its financial statements and financial statement disclosures.

3.	Property and Equipment

Property and equipment consist of the following:

	December 31,
	2021	2020
Lab equipment	$682,209	$683,332
Leasehold improvements	8,519	20,807
Computer equipment	11,584	11,584
Computer software	3,725	3,725

Gross property and equipment	$706,037	$719,448

Less: accumulated depreciation	(325,427)	(183,330)

Net property and equipment	$380,610	$536,118

Depreciation expense, including an allocation of depreciation expense from pH Pharma Ltd, was $176,649 and $157,216 for the years ended December 31, 2021 and 2020, respectively.

4.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2021	2020
Contract research and development costs	$486,795	$562,147
Employee compensation costs	157,248	81,687
Income tax	107,474	48,984
Other liabilities	238,968	93,826

Total accrued expenses and other current liabilities	$990,485	$786,644

Included in contract research and development costs as of December 31, 2021 and 2020 was the liability related to the upfront payment received from VennDC, LLC (“Venn”). See Note 9, Collaborative and Licensing Agreements, for additional information.

5.	Share-Based Compensation

The pH Pharma Ltd Stock Option Plan (the “Plan”) provides for the granting of stock options to purchase common stock in pH Pharma Ltd to employees, directors, advisors, and consultants at a price to be determined by pH Pharma Ltd’ Board of Directors. The Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of pH Pharma Ltd’ business. Under the provisions of the Plan, stock options will generally have a term of 7 years. The Board of Directors of pH Pharma Ltd, or its committee, is responsible for determining the individuals to be granted stock options, the number of stock options each individual will receive, the stock option price per share, and the exercise period of each stock option. Stock options granted pursuant to the Plan generally vest on the second-year anniversary date of grant and may be exercised in whole or in part for 100% of the shares vested at any time after the date of grant.

The Black-Scholes option pricing model is used when estimating the grant date fair value for stock-based awards. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was based on the historical volatility of a publicly traded set of peer companies of pH Pharma Ltd. The expected life was equal to the contractual life of the stock option. The risk-free interest rate is based on U.S. Treasury, zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. Forfeitures related to equity-based compensation awards are recognized as they occur, and the Company reverses any previously recognized compensation cost associated with forfeited awards in the period the forfeiture occurs.

The fair value of the stock options granted is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended December 31,
	2021	2020
Expected volatility	76.6%	78.0%
Risk-free interest rate	1.15%	1.63%
Expected term (in years)	7.0	7.0
Expected dividend yield	0%	0%

For the years ended December 31, 2021 and 2020, the share-based compensation expense allocated to the Company was $4,890 and $0.9 million, respectively. The following table summarizes information related to share-based compensation expense recognized in the statements of operations and comprehensive loss related to the equity awards:

	Year Ended December 31,
	2021	2020
Research and development	$—	$757,773
General and administrative	4,890	153,450

Total equity-based compensation	$4,890	$911,223

6.	Fair Value of Financial Instruments

The Company’s financial assets and liabilities are measured at fair value and classified within the fair value hierarchy which is defined as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 - Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly.

•	Level 3 - Inputs that are unobservable for the asset or liability.

As of December 31, 2021 and 2020, the Company did not have any assets or liabilities that were recorded at fair value on a recurring basis.

The Company believes the carrying amounts of its cash and cash equivalents, related party loan and debt approximate their fair values due to their near-term maturities.

7.	Related Party Transactions and Shared Service Costs

Transactions entered into between the Company and pH Pharma Ltd were included within the carve-out consolidated financial statements and are considered related party transactions and have been adjusted to Equity within the balance sheets and statements of cash flows as they represent an investment to the Company. The components of the net transfers from pH Pharma Ltd as of December 31, 2021 and 2020 are as follows:

	Year Ended December 31,
	2021	2020
Corporate allocations
Research and development	$2,055,839	$4,435,515
Selling, general and administrative	447,506	1,105,727
Accounts payable and general financing activities	3,925,492	7,692,408

Net increase in contributions from member	$6,428,837	$13,233,650

8.	Commitments and Contingencies

Operating leases

In December 2016, the Company entered into a 39-month sublease for laboratory and office facilities in Menlo Park, California. Base rent for this sublease was approximately $16,000 monthly with annual escalations of 3%. The Company vacated this facility in March 2020.

In October 2019, the Company entered into a 24-month sublease for laboratory and office facilities in South San Francisco, California. Base rent for this sublease was approximately $66,000 monthly with annual escalations of 3%. The Company vacated this facility in October 2021.

In October 2021, the Company entered into a lease for laboratory and office facilities in Palo Alto, California that expires in March 2027 with a five-year renewal option and opened a secured letter of credit with a third-party financial institution in lieu of a security deposit for $177,000. Base rent for this sublease is approximately $89,000 monthly with annual escalations of 3%.

Rent expense, including an allocation of costs from pH Pharma Ltd, for the years ended December 31, 2021 and 2020 was $0.9 million and $1.0 million, respectively.

As of December 31, 2021, the minimum obligations under non-cancelable operating leases are as follows:

Operating Lease
2022	$955,777
2023	1,102,758
2024	1,135,841
2025	1,169,916
2026	1,205,014
Thereafter	205,321

Total future minimum lease payments	$5,774,627

There were no commitments under capital leases for the years ended December 31, 2021 and 2020.

Bayer Acquisition Agreement

In March 2017, pH Pharma, Inc. entered into an assignment, license, development and commercialization agreement (the “Bayer Acquisition Agreement”) with Bayer, to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Upon entering into the Bayer Acquisition Agreement, pH Pharma, Inc. made an upfront payment, and the Company has agreed to pay certain development and regulatory milestones and future royalties. Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

Legal proceedings

The Company is not currently a party to any material legal proceedings. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses the costs related to its legal proceedings as incurred.

9.	Collaborative and Licensing Agreements

Venn License Agreement

In December 2019, a collaboration and license agreement (the “License Agreement”) was entered into with Venn to pursue research and development of certain payload and linker technologies that are useful for the development of antibody-drug conjugates. This collaboration was expected to allow Venn to further develop and commercialize such antibody-drug conjugates developed under the collaboration. Under the collaboration agreement with Venn, the Company received a $400,000 upfront payment and was expected to be eligible to receive reimbursement of costs and expenses incurred, certain development and regulatory milestone payments, royalties and commercial milestone payments with respect to licensed products for each product. Milestone payments were expected to be payable following the achievement of certain development, regulatory and commercial milestone events in each product, up to an aggregate of $107.1 million per product. Royalty payments were expected to be based on net sales of licensed products on a licensed product-by-licensed product basis. The initial term of the research collaboration was expected to be three years. During the years ended December 31, 2021 and 2020, the Company did not recognize any revenue related to the upfront payment as it was not probable that a significant reversal in the amount of cumulative revenue recognized would not occur. In addition, no reimbursement of costs and expenses incurred, and no other payments (for development and regulatory milestones, royalties, and commercial milestones with respect to licensed products for each product) were received by the Company during the years ended December 31, 2021 and 2020, as none of the performance obligations were satisfied by the Company. During the years ended December 31, 2021 and 2020, the Company recorded a liability to accrued expenses of $400,000 related to the upfront payment. See Note 13, Subsequent Events, for additional information.

10.	Grant Revenue

Government grants

Department of Defense, US Army Medica Research Acquisition Activity – this grant is for work on a COVID-19 therapeutic with a potential of $4.0 million, awarded in stages starting in January 2021 and with potential stages running through September 2026. For the years ended December 31, 2021 and 2020, grant revenue of approximately $528,000 and $0, respectively, was recognized from this grant. Approximately $3.5 million in funding remains available for this grant at December 31, 2021.

11.	Debt

PPP loans pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”)

In April 2020, the Company received proceeds from a loan in the amount of $367,770 from Silicon Valley Bank (“SVB”), as lender, pursuant to the PPP of the CARES Act. The loan originally matured on April 20, 2022 and bore interest at a rate of 1.0% per annum. The loan was evidenced by a promissory note dated April 20, 2020, which contained customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may have been prepaid by the Company at any time prior to maturity, with no prepayment penalties.

In April 2021, the Company received proceeds from another loan in the amount of $492,375 from SVB, as lender, pursuant to the PPP of the CARES Act. The loan originally matured on April 15, 2026 and bore interest at a rate of 1.0% per annum. The loan was evidenced by a promissory note dated April 15, 2021, which contained customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may have been prepaid by the Company at any time prior to maturity, with no prepayment penalties.

The application for these funds required the Company to certify in good faith that the then-current economic uncertainty made the loan requests necessary to support the ongoing operations of the Company.

This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that was not significantly detrimental to the business. The Company made this good faith assertion based upon various factors, including the degree of uncertainty introduced to the capital markets as a result of the COVID-19 pandemic and the Company’s dependency on its ability to raise capital to fund ongoing operations.

All or a portion of the loans may have been forgiven by the U.S. Small Business Administration (“SBA”) upon application by the Company upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness was available for the sum of eligible and documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight-week period beginning on the date of loan approval. If, despite the Company’s good-faith belief that given the circumstances the Company satisfied all eligibility requirements for the loans, the Company was later determined to have violated any applicable laws or regulations or it is otherwise determined that the Company was ineligible to receive the loans, the Company may have been required to repay the loans in their entirety and/or be subject to additional penalties. In the event the loans, or any portion thereof, were forgiven pursuant to the PPP, the amounts forgiven would be applied to outstanding principal.

The Company used all proceeds from the loans to retain employees, maintain payroll and make lease, rent and utility payments. Under the terms of the loans, the Company may have been eligible for full or partial loan forgiveness. The Company applied for forgiveness on the loan dated April 20, 2020 and the loan plus accrued interest was forgiven in full on April 30, 2021. The Company applied for forgiveness on the loan dated April 15, 2021 and the loan plus accrued interest was forgiven in full on October 5, 2021. The Company recorded a gain on extinguishment of debt in the amount of $866,332 for the forgiveness of the loans plus accrued interest.

The Company has accounted for the loans as a debt instrument in accordance with ASC 470, Debt. At December 31, 2021, there was no amount outstanding under these loans. At December 31, 2020, there was $367,770 outstanding under these loans, of which $285,566 was classified as current.

Related Party Loan

In August 2021, the Company received proceeds from a loan in the amount of approximately $1.5 million from its chairman and founding chief executive officer. The loan, which was scheduled to mature on July 31, 2022, bears interest at a rate of 1.0% per annum. The loan is evidenced by a promissory note dated August 6, 2021, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

In January 2022, the Company entered into an employment agreement with its chairman and founding chief executive officer. As part of the agreement, the Company agreed to repay $0.5 million of the $1.5 million outstanding under the related party loan upon closing of the Ignyte transaction. The remaining $1.0 million plus accrued interest will be repaid pursuant to the discretion of the Company’s Board of Directors.

At December 31, 2021, there was $1.5 million outstanding under this loan.

12.	Income Taxes

The components of (loss) income before income taxes are as follows:

	Year Ended December 31,
	2021	2020
Domestic	$978,993	$163,899
Foreign	(9,244,326)	(13,506,587)

Total	$(8,265,333)	$(13,342,688)

	Year Ended December 31,
Components of Tax Expense	2021	2020
Current - Federal	$16,761	$—
Current - State	66,306	5,965
Current - Foreign	—	—

Total current	83,067	5,965

Deferred - Federal	$(1,000)	$—
Deferred - State	—	—
Deferred - Foreign	—	—
Total deferred	(1,000)	—

(Benefit from) provision for income taxes	$82,067	$5,965

Effective income tax rate	(1.01)%	(0.04)%

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate for the years ended December 31, 2021 and 2020 as follows:

	Year Ended December 31,
	2021	2020
Tax computed at federal statutory rate	21.00%	21.00%
State Tax Provision/(Benefit) net of federal benefit	(0.73)%	(0.08)%
Earnings in jurisdictions taxed at rates different from the statutory U.S. federal tax rate	4.43%	0.86%
Permanent differences	2.19%	(0.02)%
Foreign tax credits	2.15%	1.25%
Change in valuation allowance	(30.04)%	(23.04)%
Income Tax Provision/(Benefit)	(1.01)%	(0.04)%

The effective income tax rate is based upon the income for the year, the composition of the income in Korea, and adjustments, if any, for the potential tax consequences, benefits or resolutions of audits or other tax contingencies. The corporate income tax rate in Korea is more than our income tax rate in the United States. Our effective tax rate for the fiscal years 2021 and 2020 differed from the U.S. Federal statutory rate of 21.0% primarily due to our composition of Korean earnings. In addition, a portion of the deferred tax expense includes items not included in the carve -out financials but carryover with the company as part of the transaction.

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards. Significant components of deferred tax assets (liabilities) at December 31, 2021 and 2020 are as follows:

	December 31,
	2021	2020
Deferred tax assets
Federal Net Operating Loss	$9,000	$76,000
State Net Operating Loss	—	—
Foreign Net Operating Loss	27,414,000	23,026,000
Foreign Tax Credits	428,000	250,000
Accruals	43,000	—
Charitable contributions	—	1,000

Total deferred tax assets	27,894,000	23,353,000

Deferred tax liabilities
Share-based compensation	—	—
Depreciation	(87,000)	(113,000)

Total deferred tax liabilities	(87,000)	(113,000)

Total net deferred tax assets	27,807,000	23,240,000
Less: valuation allowance	(27,842,000)	(23,276,000)

Net deferred tax assets	$(35,000)	$(36,000)

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Corporation’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, if based on the weight of available positive and negative evidence, it is more likely than not that some portion or all the deferred tax assets will not be realized. As of December 31, 2021, the Company has $27.8 million in valuation allowance against its deferred tax assets. As of December 31, 2020, the Company has $23.3 million of valuation allowance against its deferred tax asset.

At December 31, 2021, the Company has U.S net operating losses (“NOL”) carryforwards of $42,000, with an indefinite carryforward, state NOL carryforwards of $0 and Korean NOL carryforwards of $109 million which will expire at various dates beginning in 2025. As of December 31, 2021 the Company has Korean tax credit carryforwards of $428,000 which will expire at various dates beginning in 2024.

The Korean NOLs are historical NOLs generated in years prior to the carve-out financials.

Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an ‘‘ownership change,’’ the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income and taxes may be limited. In general, an ‘‘ownership change’’ generally occurs if there is a cumulative change in the Company’s ownership by ‘‘5-percent shareholders’’ that exceeds 50 percentage points over a rolling three-year period. There has not been an ownership change

As of December 30, 2021, we have not provided taxes on undistributed earnings of our foreign subsidiaries, which may be subject to foreign withholding taxes upon repatriation, as we consider these earnings indefinitely reinvested. Our indefinite reinvestment determination is based on the future operational and capital requirements of our domestic and foreign operations. We expect our international cash and cash equivalents and marketable securities will continue to be used for our foreign operations and therefore do not anticipate repatriating these funds. As of December 31, 2021, it is not practical to calculate the unrecognized deferred tax liability on these earnings due to the complexities of the utilization of foreign tax credits and other tax assets.

Uncertain Tax Positions

ASC 740 prescribes the accounting for uncertainty in income taxes recognized in the financial statements. We regularly assess the outcome of potential examinations in each of the taxing jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. We recognize tax benefits from uncertain tax positions only if it more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit which is more likely than not to be realized upon ultimate settlement. As of December 31, 2021 the company has no uncertain tax positions.

The Company and its subsidiaries file income tax returns in the U.S., California and Korea. The Company is subject to U.S. federal, state and local income tax examinations by tax authorities for years 2018 through present. The tax years which remain subject to examination by tax authorities in Korea, as of December 31, 2021, include years 2016 through present. Carryforward attributes that were generated in earlier periods remain subject to examination to the extent the year in which they were used or will be used remains open for examination.

13.	Subsequent Events

The Company evaluated subsequent events through June 17, 2022, the date on which these carve-out consolidated financial statements were available to be issued, to ensure that these carve-out consolidated financial statements include appropriate disclosure of events both recognized in the carve-out consolidated financial statements as of December 31, 2021 and events which occurred subsequently but were not recognized in the Financial Statements.

Employment Agreements

In January 2022, the Company entered into an employment agreement with its chairman and founding chief executive officer. The effective date of the employment agreement was February 1, 2022, and is subject to the completion of the business combination with Ignyte. As part of the agreement, the Company agreed to repay its chairman and founding chief executive officer $1.5 million in forwent salary over a period of four years. In addition, as part of the agreement, the Company agreed to repay $0.5 million of the $1.5 million outstanding under the related party loan upon closing of the Ignyte transaction. The remaining $1.0 million plus accrued interest will be repaid pursuant to the discretion of the Company’s Board of Directors. Further, the employment agreement provides for the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

In March 2022, the Company entered into an employment agreement with our chief operating officer which is subject to the completion of the business combination with Ignyte. The agreement provides for confirmation of Peak Bio’s previously agreed upon success fee payment upon consummation of the business combination with Ignyte in the amount of $250,000 and the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

Spin-Off

In March 2022, the Spin-Off was completed, prior to the completion of the Business Combination Agreement with Ignyte, with Peak Bio retaining the PHP-303 and PH-1 ADC Platform platforms. See Note 1, Description of the Business, for additional information.

Venn

In April 2022, the Company entered into an agreement with its chairman and founding chief executive officer, in consideration of the repayment to be made by the Company’s chairman and founding chief executive officer to settle a contractual obligation for the upfront payment received by the Company associated with the License Agreement with Venn. Per the agreement, the Company agreed to repay its chairman and founding chief executive officer $400,000, with interest to accrue on the unpaid principal balance at the rate of 1% per annum. The timing of the repayment will be determined and pursuant to the discretion of the Company’s Board of Directors.

In May 2022, the Company’s chairman and founding chief executive officer repaid to Venn the $400,000 upfront payment.

In May 2022, the License Agreement was terminated.

Ignyte Acquisition Corp (Ignyte)

In April 2022, the Company entered into a business combination agreement with Ignyte and Korean Sub, a wholly owned subsidiary of Ignyte. The business combination agreement is subject to the satisfaction or waiver of certain closing conditions. As a result of the proposed business combination, Ignyte will be renamed to Peak Bio, Inc. (or “New Peak”), and will acquire a 100% of the equity interests in Peak Bio. In addition, immediately after the completion of the business combination, certain investors, including our chairman and founding chief executive officer, have agreed to subscribe for and purchase an aggregate of up to $25.5 million of common stock of New Peak. The consolidated company is expected to receive gross proceeds of at least $20 million at the closing of the transaction (assuming the maximum redemptions are effected by shareholders of Ignyte) and will operate under the New Peak management team. The boards of directors of both Ignyte and Peak Bio have approved the proposed transaction. Completion of the transaction, which is expected in the fourth quarter of 2022, is subject to approval of Ignyte’s shareholders, delivery of minimum cash amounts previously described in this proxy, and the satisfaction or waiver of certain other customary closing conditions.

Financing

In May 2022, the Company entered into an agreement with a certain investor in which the investor purchased an aggregate of less than 100,000 shares of Peak Bio Common Stock for aggregate gross proceeds of approximately $1.2 million.

PEAK BIO

BALANCE SHEETS

	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets
Cash and cash equivalents	$147,563	$205,477
Deferred offering costs	470,772	—
Prepaid expenses and other current assets	436,356	253,669

Total current assets	1,054,691	459,146
Property and equipment, net	428,146	380,610
Restricted cash	237,000	237,000
Operating lease right-of-use asset	3,768,628	—
Noncurrent assets	1,500	1,500

Total assets	$5,489,965	$1,078,256

Liabilities and deficit
Current liabilities
Accounts payable	$1,914,580	$301,469
Accrued expenses	1,263,443	990,485
Operating lease liability, current	670,073	—
Related party loans	1,923,044	1,500,000

Total current liabilities	5,771,140	2,791,954
Operating lease liability, net of current portion	3,623,166	—
Deferred tax liability	25,700	35,000
Other noncurrent liabilities	11,192	186,570

Total liabilities	9,431,198	3,013,524

Commitments and contingencies (Note 9)
Deficit
Common stock, par value of $0.3868 per share; 300,000,000 shares authorized; 8,347,469 and no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3,228,627	—
Additional paid-in capital	1,293,415	—
Accumulated net parent investment in Peak Bio	—	(2,023,711)
Accumulated deficit	(8,487,132)	—
Accumulated other comprehensive income	23,857	88,443

Total deficit	(3,941,233)	(1,935,268)

Total liabilities and deficit	$5,489,965	$1,078,256

See accompanying notes to the carve-out condensed consolidated financial statements.

PEAK BIO

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Revenue
Grant revenue	$153,866	$192,189

Total revenue	153,866	192,189

Operating expenses
Research and development	2,574,737	4,056,492
General and administrative	2,533,008	1,142,811

Total operating expenses	5,107,745	5,199,303

Loss from operations	(4,953,879)	(5,007,114)

Other income (expense)
Interest (expense) income	(1,903)	1,585
Other income	323,189	367,770

Total other income, net	321,286	369,355

Loss before income tax benefit (expense)	(4,632,593)	(4,637,759)
Income tax benefit (expense)	9,300	(42,000)

Net loss	$(4,623,293)	$(4,679,759)

Net loss per common share, basic and diluted	$(0.56)	$(0.56)

Weighted-average number of shares used in computing net loss per common share, basic and diluted	8,301,253	8,283,613

Other comprehensive loss:
Foreign currency translation	(64,586)	479,566

Total comprehensive loss	$(4,687,879)	$(4,200,193)

See accompanying notes to the carve-out condensed consolidated financial statements.

PEAK BIO

STATEMENTS OF DEFICIT

(Unaudited)

For the Six Months Ended June 30, 2021	Common Stock		Additional Paid-In Capital	Accumulated Net Parent Investment In Peak Bio	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Deficit
	Shares	Amount
Balance, December 31, 2020	—	$—	$—	$(159,972)	$(433,270)	$—	$(593,242)
Net investment from parent	—	—	—	4,605,327	—	—	4,605,327
Foreign currency translation	—	—	—	—	479,566	—	479,566
Net loss	—	—	—	(4,679,759)	—	—	(4,679,759)

Balance, June 30, 2021	—	$—	$—	$(234,404)	$46,296	$—	$(188,108)

For the Six Months Ended June 30, 2022	Common Stock		Additional Paid-In Capital	Accumulated Net Parent Investment In Peak Bio	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Deficit
	Shares	Amount
Balance, December 31, 2021	—	$—	$—	$(2,023,711)	$88,443	$—	$(1,935,268)
Issuance of common stock	63,856	24,525	1,127,638	—	—	—	1,152,163
Net investment from parent	—	—	—	1,363,974	—	—	1,363,974
Foreign currency translation	—	—	—	—	(64,586)	—	(64,586)
Consummation of Spin-Off	8,283,613	3,204,102	—	2,760,172		(5,964,274)	—
Share-based compensation	—	—	165,777	—	—	—	165,777
Net loss	—	—	—	(2,100,435)	—	(2,522,858)	(4,623,293)

Balance, June 30, 2022	8,347,469	$3,228,627	$1,293,415	$—	$23,857	$(8,487,132)	$(3,941,233)

See accompanying notes to the carve-out condensed consolidated financial statements.

PEAK BIO

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(4,623,293)	$(4,679,759)
Adjustment to reconcile net loss to net cash used in operating activities
Share-based compensation	273,791	214,025
Depreciation	80,576	90,011
Gain on extinguishment of debt	—	(371,591)
Amortization of right-of-use lease asset	420,864	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(182,687)	(72,362)
Deferred offering costs	(470,772)	—
Accounts payable	1,613,112	(250,382)
Accrued expenses	672,958	(27,670)
Operating lease liabilities	103,747	—
Other noncurrent liabilities and deferred tax liability	(184,959)	—

Net cash used in operating activities	(2,296,663)	(5,097,728)

Cash flows from investing activities
Purchase of property and equipment	(122,450)	(4,557)

Net cash used in investing activities	(122,450)	(4,557)

Cash flows from financing activities
Proceeds from net shareholder contributions	1,250,578	4,375,646
Proceeds from long term debt	—	492,375
Proceeds from related party loan	23,044	—
Proceeds from issuance of common stock	1,152,163	—

Net cash provided by financing activities	2,425,785	4,868,021

Net increase (decrease) in cash and cash equivalents	6,672	(234,264)
Effect of exchange rate changes on cash and cash equivalents	(64,586)	479,566
Cash, cash equivalents and restricted cash, beginning of period	442,477	409,867

Cash, cash equivalents and restricted cash, end of period	$384,563	$655,169

Components of cash, cash equivalents and restricted cash
Cash and cash equivalents	147,563	595,169
Restricted cash	237,000	60,000

Total cash, cash equivalents and restricted cash	$384,563	$655,169

Supplemental disclosures of non-cash financing activities:
Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Non-cash investing and financing activities:
Operating lease liabilities arising from obtaining right-of-use assets	$4,189,492	$—

Related party loan entered into for settlement of accrued expenses	$400,000	$—

See accompanying notes to the carve-out condensed consolidated financial statements.

PEAK BIO

NOTES TO CARVE-OUT CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Description of the Business

The accompanying carve-out condensed consolidated financial statements and notes have been prepared to include certain assets and liabilities of pH Pharma Co., Ltd (now Peak Bio Co., Ltd. or “Peak Bio”) (sometimes referred to as “pH Pharma Ltd” prior to the Spin-Off described below), on the basis described within Note 2, Summary of Significant Accounting Policies, with certain wholly-owned subsidiaries of Peak Bio, that were included following the Spin-Off as follows: Ph Pharma, Inc, as well as certain assets and liabilities allocated to Peak Bio, including the PHP- 303 and PH-1 ADC Platform programs. These are collectively referred to herein as the Balance Sheets, Statements of Operations and Comprehensive Loss, Statements of Deficit and Statements of Cash Flows of Peak Bio (“Peak Bio” or the “Company”).

The Spin-Off was completed on March 1, 2022, prior to the execution of the Business Combination Agreement with Ignyte Acquisition Corp (“Ignyte”), with Peak Bio retaining the PHP-303 and PH-1 ADC Platform. Historically and throughout the periods presented, the PHP-303 and PH-1 ADC Platform programs have been owned by pH Pharma Co., Ltd and its subsidiaries (prior to the change of its name to Peak Bio Co., Ltd.). The PHP-303 and PH-1 ADC Platform programs have historically operated as a part of pH Pharma Co., Ltd and not as a separate stand-alone entity or group.

Peak Bio is a clinical-stage biotechnology company focused on discovering, developing and delivering innovative therapies for multiple therapeutic areas. The Company has established a portfolio of potential therapies for the aging population. The Company’s pipeline includes the PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency (AATD) and acute respiratory distress syndrome (ARDS) including COVID-19. The Company’s pipeline also includes PH-1 ADC Platform for oncology.

Ignyte Acquisition Corp (Ignyte)

In April 2022, the Company entered into a business combination agreement with Ignyte and Korean Sub, a wholly owned subsidiary of Ignyte. The business combination agreement is subject to the satisfaction or waiver of certain closing conditions. As a result of the proposed business combination, Ignyte will be renamed to Peak Bio, Inc. (or “New Peak”), and will acquire a 100% of the equity interests in Peak Bio. In addition, immediately after the completion of the business combination, certain investors, including our founder and director, have agreed to subscribe for and purchase an aggregate of up to $25.5 million of common stock of New Peak. The consolidated company is expected to receive gross proceeds of at least $20 million at the closing of the transaction (assuming the maximum redemptions are effected by shareholders of Ignyte) and will operate under the New Peak management team. The boards of directors of both Ignyte and Peak Bio have approved the proposed transaction. Completion of the transaction, which is expected in the fourth quarter of 2022, is subject to approval of Ignyte’s shareholders, delivery of minimum cash amounts previously described in this proxy, and the satisfaction or waiver of certain other customary closing conditions.

2.	Summary of Significant Accounting Policies

Basis of Presentation Prior to April 1, 2022

The accompanying carve-out condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and are comprised of the Company’s activities distributed across multiple legal entities of pH Pharma Ltd. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to instructions, rules and regulations prescribed by the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. The Company believes that the disclosures provided herein are adequate to make the information presented not misleading when these carve-out condensed consolidated financial statements are read in conjunction with the December 31, 2021 carve-out consolidated audited financial statements. In the opinion of management, the accompanying carve-out condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, considered necessary for a fair presentation of the Company’s financial position, results of operations, comprehensive loss, and cash flows for the periods presented. Intercompany accounts and transactions are eliminated in consolidation.

These carve-out condensed consolidated financial statements have been extracted from the accounting records of pH Pharma Ltd. The historical results of operations, financial position, and cash flows may not be indicative of what such results of operations, financial position, and cash flows would have been had the Company been a separate standalone entity, nor are they indicative of what the results of operations, financial position and cash flows may be in the future.

The accompanying carve-out condensed consolidated financial statements reflect assets, liabilities, revenue, and expenses that are directly attributable to the Company, including the assets, liabilities, revenue and expenses of the PHP-303 and PH-1 ADC Platform programs. The assets and liabilities excluded from the accompanying carve-out condensed consolidated financial statements consist of:

•

Cash provided by pH Pharma Ltd to fund operations. pH Pharma Ltd uses a centralized approach to cash management and financing of its operations. Accordingly, only the cash, cash equivalents and restricted cash residing in pH Pharma, Inc., a 100% owned U.S. subsidiary of pH Pharma Ltd, has been reflected in these carve-out condensed consolidated financial statements.

•

Other assets and liabilities at pH Pharma Ltd which are not directly related to, or are not specifically owned by, or are not commitments, of the Company, including fixed assets and leases shared by the Company with other businesses of pH Pharma Ltd.

•

Most of the pH Pharma Ltd’s third-party debt and the related interest expense have not been allocated to these carve-out condensed consolidated financial statements as the Company was not the legal obligor of the third-party debt and pH Pharma Ltd’s borrowings were not directly attributable to the Company. The carve-out condensed consolidated financial statements include the Paycheck Protection Program (“PPP”) loans and 50% of a related party loan (see Note 13, Debt), for additional information. To fund short-term cash flow shortages, pH Pharma Ltd advanced funds to the Company during the six months ended June 30, 2022 and years ended December 31, 2021 and 2020. These advances were short-term in nature and, as the amounts due were typically paid within 30 days, no interest was charged. These advances to pH Pharma Ltd for the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020 were $853,000, $5.6 million and $7.7 million, respectively. These advances are not expected to be paid back by the Company and have been excluded from the historical financial statements.

The majority of the Company’s operating expenses related to research and development (“R&D”). R&D expenses directly related to the Company were entirely attributed to the Company in the accompanying carve-out condensed consolidated financial statements. R&D salaries, wages and benefits were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the R&D expenses for pH Pharma Ltd as a whole. The Company also received services and support from other functions of pH Pharma Ltd. The Company’s operations are dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to the Company using methodologies based on the proportionate share of R&D expenses for the PHP-303 and PH-1 ADC Platform programs compared to the total R&D expenses and certain administrative expenses for pH Pharma Ltd as a whole. These allocated costs were primarily related to corporate administrative expenses, non-R&D employee related costs, including salaries and other benefits, for corporate and shared employees, and other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, human resources, facilities, and other corporate and infrastructural services. These allocated costs were primarily recorded as R&D expenses and general and administrative (“G&A”) expenses in the condensed consolidated statements of operations and comprehensive loss.

The Company believes the assumptions and allocations underlying the carve-out condensed consolidated financial statements were reasonable and appropriate under the circumstances.

Basis of Presentation After April 1, 2022

The Spin-Off resulted in Peak Bio retaining the PHP-303 and PH-1 ADC Platform programs. Historically and throughout the periods presented, the PHP-303 and PH-1 ADC Platform programs have been owned by pH Pharma Co., Ltd and its subsidiaries (prior to the change of its name to Peak Bio Co., Ltd.). The PHP-303 and PH-1 ADC Platform programs have historically operated as a part of pH Pharma Co., Ltd and not as a separate stand-alone entity or group. The Spin-Off resulted in Peak Bio retaining approximately 90% of the equity outstanding in pH Pharma co., Ltd., consisting of 8,283,613 shares of common stock and 693,000 stock options.

As of April 1, 2022, as a result of the Spin-Off, the Company concluded that all the assets and liabilities of the newly created Peak Bio legal entity were contributed by the parent company pH Pharma Ltd. No other assets or liabilities were considered to be attributable to Peak Bio or that would be transferred to Peak Bio upon the completion of the Business Combination, eliminating the necessity to allocate a portion of pH Pharma Ltd.’s assets and liabilities to Peak Bio on a carve-out basis. Therefore, there was no longer a need to allocate assets and liabilities, as well as expenses, from the parent company for the carve-out condensed consolidated financial statements.

The accompanying financial statements have been prepared in conformity with U.S. GAAP. Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP, as found in the Accounting Standards Codification, or ASC, and Accounting Standards Update, or ASU, of the Financial Accounting Standards Board, or FASB.

The Company’s carve-out condensed consolidated financial statements for the six months ended June 30, 2022 include the accounts of Peak Bio Co., Ltd. and its subsidiary, Peak Bio CA., Inc. All intercompany balances and transactions have been eliminated in consolidation.

Segment Information

The Company currently operates in one business segment focused on the discovery and development of innovative therapies for multiple therapeutic areas. The Company is not organized by market and is managed and operated as one business. The Company does not operate any separate lines of business or separate business entities with respect to its programs. Accordingly, the Company does not accumulate discrete financial information with respect to separate service lines, and thus there is one reporting unit.

Going Concern

Since inception, the Company has incurred significant net losses. The Company incurred net losses of $4.6 million and $4.7 million for the six months ended June 30, 2022 and 2021, respectively. The Company has not been capitalized with sufficient funding to conduct its operations. The Company expects to incur significant expenses and operating losses for the foreseeable future as it continues its efforts to identify product candidates and seek regulatory approvals within its portfolio.

The Company will need additional financing to fund its ongoing activities. The Company may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government contracts. The Company may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, or at all. If the Company is unable to raise capital when needed or on attractive terms, the Company could be forced to delay, reduce or eliminate certain of the Company’s research and development programs. There can be no assurances that other sources of financing would be available or that pH Pharma Ltd will continue to financially support the Company’s operations. Due to these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

The accompanying carve-out condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The carve-out condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might result from the outcome of the uncertainties discussed above.

The Company’s future operations are highly dependent on a combination of factors, including (i) the timely and successful completion of additional financing as discussed above; (ii) the success of its research and development programs; (iii) the development of competitive therapies by other biotechnology and pharmaceutical companies; (iv) the Company’s ability to manage growth of the organization; (v) the Company’s ability to protect its proprietary technology; and ultimately (vi) regulatory approval and market acceptance of the Company’s product candidates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions, are used for, but not limited to, include stock-based compensation, the valuation of pH Pharma Ltd common stock and the allocation of certain pH Pharma Ltd expenses in the carve-out condensed consolidated financial statements.

Additionally, the Company assessed the impact the COVID-19 pandemic has had on its operations and financial results as of June 30, 2022. The Company’s analysis was informed by the facts and circumstances as they were known to the Company. This assessment considered the impact COVID-19 may have on financial estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses. Based on this assessment, the Company’s operations have not been significantly impacted. However, the Company’s results of operations in future periods may be negatively impacted by unknown future impacts from COVID-19.

Fair Value Measurements

The Company records certain liability balances under the fair value measurements as defined by the Financial Accounting Standards Board (“FASB”) guidance. Current FASB fair value guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, current FASB guidance establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions that market participants assumptions would use in pricing assets or liabilities (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at measurement date. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid instruments, consisting of money market accounts in the U.S.

Restricted Cash

The Company has a lease agreement for the premises it occupies in Palo Alto, California. A secured letter of credit in lieu of a lease deposit totaling $177,000 is secured by restricted cash in the same amount at June 30, 2022 and December 31, 2021. The secured letter of credit will remain in place for the life of the related lease, expiring in March 2027 (see Note 8, Leases). The Company also has established a restricted bank account to secure its credit cards in the amount of $60,000 at June 30, 2022 and December 31, 2021.

Concentration of Credit Risk

The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts in the U.S. and South Korea, the balances of which, at times, may exceed federally insured limits. Exposure to credit risk is reduced by placing such deposits in high credit quality federally insured financial institutions.

The Company received all of its total revenue through a grant from a government organization during the six months ended June 30, 2022 and 2021.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated over the estimated useful lives of the respective assets, which range from two to five years, or the lesser of the related initial term of the lease or useful life for leasehold improvements.

The initial cost of property and equipment consists of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are charged to expense in the period in which the costs are incurred. Major replacements, improvements, and additions are capitalized in accordance with Company policy.

Revenue Recognition

The Company’s revenue is primarily generated through grants from government organizations.

The Company recognizes revenue from these contracts during the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grant are met. The Company concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, “Not-for-Profit Entities”, and that the grants are not within the scope of ASC 606, “Revenue from Contracts with Customers”, as the organizations providing the grants do not meet the definition of a customer. Qualifying expenses are recognized when incurred as research and development expenses. Revenues and related expenses are presented gross in the statements of operations as the Company determined it is the principal in conducting the research and development services and the primary obligor relative to the research and development services it performed as lead technical expert. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expenses consist primarily of costs related to personnel, including salaries and other personnel related expenses, contract manufacturing and supply, consulting fees, and the cost of facilities and support services used in drug development. Assets acquired that are used for research and development and have no future alternative use are expensed as in-process research and development.

Share-based Compensation

The Company recognizes share-based compensation expense for grants under pH Pharma Ltd’s equity plan for employees. At June 30, 2022, pH Pharma Ltd had one share-based employee compensation plan, which is described more fully in Note 5, Share-Based Compensation.

The Company applies the fair value method of measuring share-based compensation, which requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

Net Loss Per Share

As a result of the Spin-Off, Peak Bio had 8,283,613 shares of common stock outstanding as of March 1, 2022. As such these shares are being utilized for the calculation of basic net loss per share for the periods prior to the Spin-Off.

The Company has reported losses since inception and has computed basic net loss per share attributable to common stockholders by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per common share after giving consideration to all potentially dilutive common shares, including options to purchase common stock, outstanding during the period determined using the treasury-stock and if-converted methods, except where the effect of including such securities would be antidilutive. Because the Company has reported net losses since inception, these potential common shares have been anti-dilutive and basic and diluted loss per share have been the same.

The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in common stock equivalent shares):

	Six Months Ended June 30,
	2022	2021
Stock options to purchase common stock	685,800	729,000

Income Taxes

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Company’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, to reflect realizable value, and all deferred tax balances are reported as long-term on the balance sheet. Accruals are maintained for uncertain tax positions, as necessary.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Corporation has elected to treat interest and penalties related to income taxes, to the extent they arise, as a component of income taxes.

ASC 740, “Income Taxes”, prescribes the accounting for uncertainty in income taxes recognized in the financial statements. The Company regularly assesses the outcome of potential examinations in each of the taxing jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit which is more likely than not to be realized upon ultimate settlement.

Common Stock Valuations

Prior to the Spin-Off, the Company was required to periodically estimate the fair value of pH Pharma Ltd.’s common stock with the assistance of an independent third-party valuation firm when issuing stock options and computing the estimated stock-based compensation expense. The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of significant levels of management judgment.

In order to determine the fair value of pH Pharma Ltd.’s common stock, the Company considered, among other items, previous transactions involving the sale of the pH Pharma Ltd.’s securities, the pH Pharma Ltd.’s business, financial condition and results of operations, economic and industry trends, the market performance of comparable publicly traded companies, and the lack of marketability of the pH Pharma Ltd.’s common stock.

Risks and Uncertainties

The Company relies, and expects to continue to rely, on a small number of vendors to provide services, supplies and materials related to its research and development programs. These research and development programs could be adversely affected by a significant interruption in these services or the availability of materials.

Recently Adopted Accounting Standards

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842”) to enhance the transparency and comparability of financial reporting related to leasing arrangements. Under this new lease standard, most leases are required to be recognized on the balance sheet as right-of-use assets and lease liabilities. Disclosure requirements have been enhanced with the objective of enabling financial statement users to assess the amount, timing, and uncertainty of cash flows arising from leases. Prior to January 1, 2019, U.S. GAAP did not require lessees to recognize assets and liabilities related to operating leases on the balance sheet. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and corresponding lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement as well as the reduction of the right of use asset.

The Company has adopted the standard effective January 1, 2022 and has chosen to use the effective date as our date of initial application. Prior to January 1, 2022, the Company accounted for leases under ASC 840, “Accounting for Leases”. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods prior to January 1, 2022. The new standard provides a number of optional practical expedients in transition. The Company has elected to apply the ‘package of practical expedients’ which allow us to not reassess (i) whether existing or expired arrangements contain a lease, (ii) the lease classification of existing or expired leases, or (iii) whether previous initial direct costs would qualify for capitalization under the new lease standard. The Company has also elected to apply (i) the practical expedient which allows us to not separate lease and non-lease components, for new leases entered into after adoption and (ii) the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurements requirements in the new standard. For the impact to the Company’s consolidated financial statement upon adoption of the new leasing standard, see Note 8 to our carve-out condensed consolidated financial statements.

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on specific facts and circumstances, the existence of an identified asset(s), if any, and the Company’s control over the use of the identified asset(s), if applicable. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of future lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company will utilize the incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. As of the ASC 842 effective date, the Company’s incremental borrowing rate is approximately 10.0% based on the remaining lease term of the applicable leases.

The Company has elected to combine lease and non-lease components as a single component. Operating leases are recognized on the balance sheet as ROU lease assets, lease liabilities current and lease liabilities non-current. Fixed rents are included in the calculation of the lease balances while variable costs paid for certain operating and pass-through costs are excluded. Lease expense is recognized over the expected term on a straight-line basis.

Income Taxes

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of ASU No. 2019-12 on January 1, 2022 did not have a material impact on the carve-out condensed consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”. The guidance is effective for fiscal years beginning after December 15, 2022. The Company is currently assessing the potential impact of adopting ASU 2016-13 on its financial statements and financial statement disclosures.

3.	Property and Equipment

Property and equipment consist of the following:

	June 30,	December 31,
	2022	2021
Lab equipment	$682,208	$682,209
Leasehold improvements	35,575	8,519
Computer equipment	106,979	11,584
Computer software	3,725	3,725

Gross property and equipment	$828,487	$706,037

Less: accumulated depreciation	(400,341)	(325,427)

Net property and equipment	$428,146	$380,610

Depreciation expense, including an allocation of depreciation expense from pH Pharma Ltd, was $80,576 and $90,011 for the six months ended June 30, 2022 and 2021, respectively.

4.	Accrued Expenses

Accrued expenses consist of the following:

	June 30,	December 31,
	2022	2021
Contract research and development costs	$86,795	$486,795
Employee compensation costs	276,871	157,248
Professional fees	750,799	—
Income tax	107,474	107,474
Other liabilities	41,504	238,968

Total accrued expenses	$1,263,443	$990,485

Included in contract research and development costs as of December 31, 2021 was the liability related to the upfront payment received from VennDC, LLC (“Venn”). See Note 10, Collaborative and Licensing Agreements, for additional information.

5.	Share-Based Compensation

The pH Pharma Ltd Stock Option Plan (the “Plan”) provides for the granting of stock options to purchase common stock in pH Pharma Ltd to employees, directors, advisors, and consultants at a price to be determined by pH Pharma Ltd’ Board of Directors. The Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of pH Pharma Ltd’s business. Under the provisions of the Plan, stock options will generally have a term of 7 years. The Board of Directors of pH Pharma Ltd, or its committee, is responsible for determining the individuals to be granted stock options, the number of stock options each individual will receive, the stock option price per share, and the exercise period of each stock option. Stock options granted pursuant to the Plan generally vest on the second-year anniversary date of grant and may be exercised in whole or in part for 100% of the shares vested at any time after the date of grant.

The Spin-Off was completed on March 1, 2022, prior to the execution of the Business Combination Agreement with Ignyte Acquisition Corp (“Ignyte”), with holders of stock options in the Plan retaining 693,000 stock options in the Company and 77,000 in the spun-out company pH Pharma Co., Ltd. Since this allocation of stock options was administrative in nature, it did not result in any incremental stock-based compensation expense under modification accounting.

The Black-Scholes option pricing model is used when estimating the grant date fair value for stock-based awards. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was based on the historical volatility of a publicly traded set of peer companies of pH Pharma Ltd. The expected life was equal to the contractual life of the stock option. The risk-free interest rate is based on U.S. Treasury, zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. Forfeitures related to equity-based compensation awards are recognized as they occur, and the Company reverses any previously recognized compensation cost associated with forfeited awards in the period the forfeiture occurs.

The following table summarizes the stock option activity:

	Number of Options	Weighted- average exercise price per share	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding, December 31, 2021	657,000	$15.18	4.1	$—
Granted	135,000	$18.17
Cancelled	(22,000)	$17.44
Allocation of stock options in Spin-Off	(77,000)	$15.18
Cancelled	(7,200)	$17.44

Outstanding, June 30, 2022	685,800	$14.75	4.0	$1,099,118
Exercisable at June 30, 2022	617,000	$13.95	3.5	$1,099,118

The fair value of the stock options granted is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended June 30,
	2022	2021
Expected volatility	75.1%	76.6%
Risk-free interest rate	1.81%	1.15%
Expected term (in years)	7.0	7.0
Expected dividend yield	0%	0%

For the six months ended June 30, 2022 and 2021, the share-based compensation expense allocated to the Company was $273,791 and $214,025, respectively. As of June 30, 2022, there was $681,569 of unrecognized compensation cost related to unvested stock-based compensation arrangements that is expected to be recognized over a weighted average period of 1.5 years. The following table summarizes information related to share-based compensation expense recognized in the condensed consolidated statements of operations and comprehensive loss related to the equity awards:

	Six Months Ended June 30,
	2022	2021
Research and development	$208,024	$239,189
General and administrative	65,767	(25,164)

Total equity-based compensation	$273,791	$214,025

6.	Fair Value of Financial Instruments

The Company’s financial assets and liabilities are measured at fair value and classified within the fair value hierarchy which is defined as follows:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 - Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly.

•	Level 3 - Inputs that are unobservable for the asset or liability.

As of June 30, 2022 and December 31, 2021, the Company did not have any assets or liabilities that were recorded at fair value on a recurring basis.

The Company believes the carrying amounts of its cash and cash equivalents and related party loan approximate their fair values due to their near-term maturities.

7.	Related Party Transactions and Shared Service Costs

Transactions entered into between the Company and pH Pharma Ltd were included within the carve-out condensed consolidated financial statements and are considered related party transactions and have been adjusted to Deficit within the condensed consolidated balance sheets and statements of cash flows as they represent an investment to the Company. The components of the net transfers from pH Pharma Ltd as of June 30, 2022 and December 31, 2021 are as follows:

	Six Months Ended June 30,
	2022	2021
Corporate allocations
Research and development	$482,160	$1,239,916
Selling, general and administrative	72,345	259,172
Accounts payable and general financing activities	809,469	3,106,239

Net increase in investment from parent	$1,363,974	$4,605,327

On March 1, 2022, the Company and pH Pharma Ltd entered into an administrative services and facilities agreement whereby pH Pharma Ltd will perform services, functions and responsibilities for the Company. Under the agreement, the Company will pay pH Pharma Ltd $100,000 per month through August 30, 2022 and $15,000 from September 1, 2022 through February 28, 2023 based on the estimated value of the level of service to be performed. Additionally, the Company will pay pH Pharma Ltd $3,000 per month in lease payments. At June 30, 2022, the Company recorded a liability to accounts payable of $400,000 related to this agreement.

8.	Leases

On January 1, 2022, the Company adopted ASC 842 using the modified retrospective transition approach allowed under ASU 2018-11 which releases companies from presenting comparative periods and related disclosures under ASC 842 (Note 2). The Company adopted the standard under the modified retrospective approach and the effective date is as of the initial application. Consequently, financial information was not updated, and the disclosures required under ASU 2016-02 are not provided for dates and periods prior to January 1, 2022. The Company is party to one operating lease for office and laboratory space. The Company’s finance leases are immaterial both individually and in the aggregate. The Company has elected to apply the short-term lease exception to all leases of one year or less. As of June 30, 2022, this exception does not apply to any of the operating leases for office and laboratory space. Further, the Company has applied the guidance in ASC 842 to our corporate office and laboratory leases and have determined that these should be classified as operating leases. Consequently, as a result of the adoption of ASC 842, we recognized a ROU lease asset of approximately $4.2 million with a corresponding lease liability of approximately $4.4 million based on the present value of the minimum rental payments of such leases. In accordance with ASC 842, the beginning balance of the ROU lease asset was reduced by the existing deferred rent liability at inception of approximately $241,000. In the carve-out condensed consolidated balance sheet at June 30, 2022, the Company has a ROU asset balance of approximately

$3.8 million and a current and non-current lease liability of approximately $0.7 million and $3.6 million, respectively, relating to the ROU lease asset.

In October 2019, the Company entered into a 24-month sublease for laboratory and office facilities in San Francisco, California. Base rent for this sublease was approximately $66,000 monthly with annual escalations of 3%. The Company vacated this facility in October 2021.

In October 2021, the Company entered into a lease for laboratory and office facilities in Palo Alto, California that expires in April 2027 with a five-year renewal option and opened a secured letter of credit with a third-party financial institution in lieu of a security deposit for $177,000. Base rent for this sublease is approximately $89,000 monthly with annual escalations of 3%.

Rent expense, including an allocation of costs from pH Pharma Ltd, for the six months ended June 30, 2022 and 2021 was $0.5 million and $0.5 million, respectively.

Quantitative information regarding the Company’s leases for the six months ended June 30, 2022 is as follows:

Six Months Ended June 30, 2022
Operating cash flows paid for amounts included in the measurement of lease liabilities	$207,807
Operating lease liabilities arising from obtaining right-of-use assets	$4,189,492
Weighted-average remaining lease terms (years)	4.8
Weighted-average discount rate	10.0%

Future lease payments under noncancelable leases are as follows at June 30, 2022:

Operating Lease
2022	$531,335
2023	1,086,579
2024	1,119,176
2025	1,152,752
2026	1,187,334
Thereafter	398,681

Total lease payments	$5,475,857
Less: imputed interest	(1,182,618)

Total lease liabilities	$4,293,239

As most of the Company’s leases do not provide an implicit rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company uses the incremental borrowing rate (discount rate) on January 1, 2022 for operating leases that commenced prior to that date.

9.	Commitments and Contingencies

Bayer Acquisition Agreement

In March 2017, pH Pharma, Inc. entered into an assignment, license, development and commercialization agreement (the “Bayer Acquisition Agreement”) with Bayer, to acquire from Bayer all right, title and interest in and to PHP-303, including each and every invention and any priority rights relating to its patents.

Upon entering into the Bayer Acquisition Agreement, pH Pharma, Inc. made an upfront payment, and the Company has agreed to pay certain development and regulatory milestones and future royalties.

Royalties will be payable on a licensed product-by-licensed product and country-by-country basis until the later of ten years after the first commercial sale of such licensed product in such country and expiration of the last patent covering such licensed product in such country that would be sufficient to prevent generic entry.

Either party may terminate the Bayer Acquisition Agreement upon prior written notice for the other party’s material breach that remains uncured for a specified period of time or insolvency. Bayer agreed not to assert any Bayer intellectual property rights that were included in the scope of the Bayer Acquisition Agreement against the Company.

Employment Agreements

In January 2022, the Company entered into an employment agreement with its founder and director. The effective date of the employment agreement was February 1, 2022, and is subject to the completion of the business combination with Ignyte. As part of the agreement, the Company agreed to repay its founder and director $1.5 million in forwent salary over a period of four years. In addition, as part of the agreement, the Company agreed to repay $0.5 million of the $1.5 million outstanding under the related party loan upon closing of the Ignyte transaction. The remaining $1.0 million plus accrued interest will be repaid pursuant to the discretion of the Company’s Board of Directors. Further, the employment agreement provides for the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

In March 2022, the Company entered into an employment agreement with its chief operating officer which is subject to the completion of the business combination with Ignyte. The agreement provides for confirmation of Peak Bio’s previously agreed upon success fee payment upon consummation of the business combination with Ignyte in the amount of $250,000 and the payment of success fees in connection with future business or corporate development transactions (licensing, product development and acquisitions).

Legal proceedings

The Company is not currently a party to any material legal proceedings. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses the costs related to its legal proceedings as incurred.

10.	Collaborative and Licensing Agreements

Venn License Agreement

In December 2019, a collaboration and license agreement (the “License Agreement”) was entered into with Venn to pursue research and development of certain payload and linker technologies that are useful for the development of antibody-drug conjugates. This collaboration was expected to allow Venn to further develop and commercialize such antibody-drug conjugates developed under the collaboration. Under the collaboration agreement with Venn, the Company received a $400,000 upfront payment and was expected to be eligible to receive reimbursement of costs and expenses incurred, certain development and regulatory milestone payments, royalties and commercial milestone payments with respect to licensed products for each product. Milestone payments were expected to be payable following the achievement of certain development, regulatory and commercial milestone events in each product, up to an aggregate of $107.1 million per product. Royalty payments were expected to be based on net sales of licensed products on a licensed product-by-licensed product basis. The initial term of the research collaboration was expected to be three years.

In April 2022, the Company entered into an agreement with its founder and director, in consideration of the repayment to be made by the Company’s founder and director to settle a contractual obligation for the upfront payment received by the Company associated with the License Agreement with Venn. Per the agreement, the Company agreed to repay its founder and director $400,000, with interest to accrue on the unpaid principal balance at the rate of 1% per annum. The timing of the repayment will be determined and pursuant to the discretion of the Company’s Board of Directors.

In May 2022, the Company’s founder and director repaid to Venn the $400,000 upfront payment and the License Agreement was terminated.

During the six months ended June 30, 2022 and 2021, the Company did not recognize any revenue related to the upfront payment as it was not probable that a significant reversal in the amount of cumulative revenue recognized would not occur. In addition, no reimbursement of costs and expenses incurred, and no other payments (for development and regulatory milestones, royalties, and commercial milestones with respect to licensed products for each product) were received by the Company during the six months ended June 30, 2022 and 2021 as none of the performance obligations were satisfied by the Company. At December 31, 2021, the Company recorded a liability to accrued expenses of $400,000 related to the upfront payment. At June 30, 2022, the Company recorded a liability to related party loans of $400,000 related to this payment.

11.	Common Stock

The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.3868 per share. The Spin-Off was completed on March 1, 2022, prior to the execution of the Business Combination Agreement with Ignyte Acquisition Corp (“Ignyte”), with Peak Bio retaining 8,283,613 shares of common stock.

In May 2022, the Company entered into an agreement with a certain investor in which the investor purchased an aggregate of 63,856 shares of Peak Bio Common Stock for aggregate gross proceeds of approximately $1.2 million.

12.	Grant Revenue

Government grants

Department of Defense, US Army Medica Research Acquisition Activity – this grant is for work on a COVID-19 therapeutic with a potential of $4.0 million, awarded in stages starting in January 2021 and with potential stages running through September 2026. For the six months ended June 30, 2022 and 2021, grant revenue of $153,866 and $192,189 was recognized from this grant. Approximately $3.3 million in funding remains available for this grant at June 30, 2022.

13.	Debt

PPP loans pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”)

In April 2020, the Company received proceeds from a loan in the amount of $367,770 from Silicon Valley Bank (“SVB”), as lender, pursuant to the PPP of the CARES Act. The loan originally matured on April 20, 2022 and bore interest at a rate of 1.0% per annum. The loan was evidenced by a promissory note dated April 20, 2020, which contained customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may have been prepaid by the Company at any time prior to maturity, with no prepayment penalties.

In April 2021, the Company received proceeds from another loan in the amount of $492,375 from SVB, as lender, pursuant to the PPP of the CARES Act. The loan originally matured on April 15, 2026 and bore interest at a rate of 1.0% per annum. The loan was evidenced by a promissory note dated April 15, 2021, which contained customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may have been prepaid by the Company at any time prior to maturity, with no prepayment penalties.

The application for these funds required the Company to certify in good faith that the then-current economic uncertainty made the loan requests necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that was not significantly detrimental to the business. The Company made this good faith assertion based upon various factors, including the degree of uncertainty introduced to the capital markets as a result of the COVID-19 pandemic and the Company’s dependency on its ability to raise capital to fund ongoing operations.

All or a portion of the loans may have been forgiven by the U.S. Small Business Administration (“SBA”) upon application by the Company upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness was available for the sum of eligible and documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight-week period beginning on the date of loan approval. If, despite the Company’s good-faith belief that given the circumstances the Company satisfied all eligibility requirements for the loans, the Company was later determined to have violated any applicable laws or regulations or it is otherwise determined that the Company was ineligible to receive the loans, the Company may have been required to repay the loans in their entirety and/or be subject to additional penalties. In the event the loans, or any portion thereof, were forgiven pursuant to the PPP, the amounts forgiven would be applied to outstanding principal.

The Company used all proceeds from the loans to retain employees, maintain payroll and make lease, rent and utility payments. Under the terms of the loans, the Company may have been eligible for full or partial loan forgiveness. The Company applied for forgiveness on the loan dated April 20, 2020 and the loan plus accrued interest was forgiven in full on April 30, 2021. The Company applied for forgiveness on the loan dated April 15, 2021 and the loan plus accrued interest was forgiven in full on October 5, 2021. The Company recorded a gain on extinguishment of debt in the amount of $371,000 in the second quarter of 2021 and approximately $495,000 in the fourth quarter of 2021 for the forgiveness of the loans plus accrued interest.

The Company has accounted for the loans as a debt instrument in accordance with ASC 470, “Debt”. At June 30, 2022 and December 31, 2021, there was no amount outstanding under these loans.

Related Party Loan

In August 2021, the Company received proceeds from a loan in the amount of approximately $1.5 million from its founder and director. The loan, which was scheduled to mature on July 31, 2022, bears interest at a rate of 1.0% per annum. The loan is evidenced by a promissory note dated August 6, 2021, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

In January 2022, the Company entered into an employment agreement with its founder and director. As part of the agreement, the Company agreed to repay $0.5 million of the $1.5 million outstanding under the related party loan upon closing of the Ignyte transaction. The remaining $1.0 million plus accrued interest will be repaid pursuant to the discretion of the Company’s Board of Directors.

At June 30, 2022 and December 31, 2021, there was $1.5 million outstanding under this loan.

In April 2022, the Company entered into an agreement with its founder and director, in consideration of the repayment to be made by the Company’s founder and director to settle a contractual obligation for the upfront payment received by the Company associated with the License Agreement with Venn. Per the agreement, the Company agreed to repay its founder and director $400,000, with interest to accrue on the unpaid principal balance at the rate of 1% per annum. The timing of the repayment will be determined and pursuant to the discretion of the Company’s Board of Directors.

In May 2022, the Company’s founder and director repaid to Venn the $400,000 upfront payment and the License Agreement was terminated. At June 30, 2022, the Company recorded a liability to related party loans of $400,000 related to this payment.

In May 2022, the Company received proceeds from a loan in the amount of approximately $23,000 from an employee of the Company to settle certain payables of the Company. The loan accrues interest at 4% per annum and is to be repaid on October 31, 2022.

14.	Income Taxes

For interim financial reporting, the Company estimates its annual effective tax rate based on the projected income for its entire fiscal year and records a provision (benefit) for income taxes on a quarterly basis based on the estimated annual effective income tax rate. Our effective tax rate from continuing operations was 0.23% and 1.01% for the six months ended June 30, 2022 and 2021 respectively. The Company recognized a tax benefit of $9,300 for the six months ended June 30, 2022 and a tax expense of $42,000 for the three months ended June 30, 2021.

15.	Subsequent Events

The Company evaluated subsequent events through October 5, 2022, the date on which these carve-out condensed consolidated financial statements were available to be issued, to ensure that these carve-out condensed consolidated financial statements include appropriate disclosure of events both recognized in the carve-out condensed consolidated financial statements as of June 30, 2022 and events which occurred subsequently but were not recognized in the carve-out condensed consolidated financial statements.

From July through September 2022, the Company received proceeds from loans in the amount of $1.25 million from several lenders. The loans mature on the second anniversary and bear interest at a rate of 5.0% per annum. The loans were evidenced by promissory notes, which contain customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loans may not be prepaid by the Company at any time prior to maturity without the consent of the lender. The Company will provide for the conversion of the principal and interest of the loans into shares of common stock at fair market value and 25% warrant coverage on common stock prior to the consummation of the Business Combination. Warrant coverage is conditioned on closing of the Business Combination and will be exercisable after the closing of the Business Combination with an exercise price of $0.01.

In September 2022, the Company received proceeds from a loan in the amount of $0.5 million from one of its director nominees. The loan matures on the second anniversary and bear interest at a rate of 5.0% per annum. The loan was evidenced by a promissory note, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The loan may be prepaid by the Company at any time prior to maturity without the consent of the lender.

ANNEX A

BUSINESS COMBINATION AGREEMENT

by and among

IGNYTE ACQUISITION CORP.,

IGNYTE KOREA CO., LTD.

and

PEAK BIO CO., LTD

Dated as of April 28, 2022

i

(continued)

ii

(continued)

EXHIBIT A	Form of Registration Rights Agreement
EXHIBIT B	Form of Lock-Up Agreement
EXHIBIT C	Form of Ignyte Acquisition Corp. Second Amended and Restated Certificate of Incorporation
EXHIBIT D	Form of Ignyte Acquisition Corp. Amended and Restated Bylaws
EXHIBIT E	Form of Sponsor Support Agreement
EXHIBIT F	Form of PIPE Subscription Agreement
EXHIBIT G	Form of Key Company Stockholder Forward Purchase Agreement
EXHIBIT H	Form of Key Company Stockholder Lock-Up Agreement

SCHEDULE 1	Company Knowledge Parties
SCHEDULE 2	Key Company Stockholder
SCHEDULE 3	Non-Target Assets
SCHEDULE 4.12	Brokers
SCHEDULE 5.01	Post-Signing Matters

iii

BUSINESS COMBINATION AGREEMENT, dated as of April 28, 2022 (this “Agreement”), by and among Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Korean Sub”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”).

WHEREAS, Ignyte is a Delaware blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses;

WHEREAS, Korean Sub is a newly formed, wholly-owned direct subsidiary of Ignyte, and was formed for the sole purpose of the Business Combination (as defined below);

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Parties desire to enter into a business combination transaction (the “Business Combination”) structured as a comprehensive share swap whereby (i) the stockholders of the Company will transfer their respective shares of Company Common Stock (as defined herein) to Korean Sub in exchange for shares of Ignyte Common Stock (as defined herein) held by Korean Sub, and (ii) in the course of such share swap, Korean Sub will distribute the shares of Company Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be delivered to the stockholders of the Company as described in (i) above);

WHEREAS, in order to consummate the Transactions (as defined herein), the Company (i) will retain the assets of PHP-303 and the ADC Platform described below as the Target Assets, and (ii) has spun-off other assets of the Company (other than the Target Assets) described below as the Non-Target Assets to a separate company (“SpinCo”) prior to the Closing (the “Spin-Off”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Business Combination is fair to, and in the best interests of, the Company and its stockholders and has approved the terms of the Business Combination and declared their advisability and approved the other transactions contemplated by the Business Combination, and (b) the stockholders of the Company have given the Requisite Approval (as defined herein) of the Business Combination and the other transactions contemplated by the Business Combination and have authorized and directed the representative director of the Company to enter into all agreements he deems necessary to effectuate the Business Combination and to take such actions he deems necessary, appropriate or advisable to consummate the Business Combination;

WHEREAS, the Board of Directors of Ignyte (the “Ignyte Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Consideration to stockholders of the Company pursuant to this Agreement and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Ignyte;

WHEREAS, the Board of Directors of Korean Sub (the “Korean Sub Board”) has (a) determined that the Business Combination is fair to, and in the best interests of, Korean Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Business Combination and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Business Combination by the sole stockholder of Korean Sub;

WHEREAS, in connection with the transactions contemplated by this Agreement, Ignyte Sponsor LLC (the “Sponsor”) and Ignyte shall enter into a Sponsor Support Agreement substantially in the form attached hereto as Exhibit E (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its shares of Ignyte Common Stock in favor of this Agreement, the Business Combination and the other transactions contemplated by this Agreement;

WHEREAS, in connection with the Closing, Ignyte, the Sponsor and certain stockholders of the Company shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”);

WHEREAS, in connection with the Closing, Ignyte and each stockholder of the Company shall enter into a Lock-Up Agreement substantially in the form attached hereto as Exhibit B (the “Lock-Up Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Ignyte has entered into subscription agreements with certain investors, and the parties hereto anticipate that certain other investors and Ignyte may become parties to additional subscription agreements prior to the Closing substantially in the forms attached hereto as Exhibit F (all such subscription agreements, collectively the “PIPE Subscription Agreements”), pursuant to which all such investors, upon the terms and subject to the conditions set forth in the PIPE Subscription Agreements, shall purchase shares of Ignyte Common Stock at a purchase price of $10.00 per share in a private placement or placements (the “PIPE Investment”) to be consummated immediately prior to the consummation of the Business Combination and the other transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, Ignyte and the Key Company Stockholder will enter into a forward purchase agreement substantially in the form attached hereto as Exhibit G (the “Key Company Stockholder Forward Purchase Agreement”), pursuant to which the Key Company Stockholder will, upon the terms and subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement, including, but not limited to the receipt of margin financing within 180 days following Closing, purchase shares of Ignyte Common Stock at a purchase price of $10.00 per share in a private placement for up to an aggregate amount of $10,000,000, subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement; and

WHEREAS, in connection with the Closing, Ignyte and the Key Company Stockholder will enter into a separate Lock-Up agreement substantially in the form attached hereto as Exhibit H (the “Key Company Stockholder Lock-Up Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“2021 Carve-Out Balance Sheet” has the meaning set forth in Section 3.07(b).

“Action” has the meaning set forth in Section 3.09.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Closing Consideration” means a number of shares of Ignyte Common Stock equal to the quotient of (a) the Aggregate Closing Consideration Value divided by (b) $10.00.

“Aggregate Closing Consideration Value” means (a) $180,000,000, plus (b) the Post-Signing Investment Amount, plus (c) the Aggregate Exercise Price.

“Aggregate Exercise Price” means the sum of the exercise prices of all Company Options outstanding immediately prior to the Effective Time determined in U.S. dollars at the Foreign Exchange Rate.

“Alternative Transaction” has the meaning set forth in Section 6.05(a).

“Ancillary Agreements” means the Stockholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreement, the PIPE Subscription Agreements, and all other agreements, certificates and instruments executed and delivered by Ignyte, Korean Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and any other applicable anti-corruption/anti-bribery laws and regulations.

“Antitrust Laws” has the meaning set forth in Section 6.12(a).

“Blue Sky Laws” has the meaning set forth in Section 3.05(b).

“Business Combination” has the meaning set forth in the Recitals.

“Business Combination Proposal” has the meaning set forth in Section 6.05(b).

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company Business.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used or held for use in the conduct of the Company Business.

“Certificates” has the meaning set forth in Section 2.03(b).

“Claims” has the meaning set forth in Section 5.03.

“Closing” has the meaning set forth in Section 2.07.

“Closing Date” has the meaning set forth in Section 2.07.

“Company Board” has the meaning set forth in the Recitals.

“Company Business” means the business of the Company and the Company Subsidiaries as currently conducted and currently proposed to be conducted as of the date hereof, excluding, however, the business of the Company related to the Non-Target Assets.

“Company Common Stock” means the Company’s common stock, with a par value of KRW 500 per share.

“Company Directors” has the meaning set forth in Section 2.10(c).

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Fully Diluted Capital Stock” means, without duplication, the sum of (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (including shares issued upon the exercise or settlement of Company Options prior to the Effective Time), and (b) the aggregate number of Option Shares.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to any Company Subsidiary in connection with the Company Business currently or at any time during the past five (5) years, whether exclusively, non-exclusively, through a license, through a covenant, or on any other basis.

“Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) prevents, materially delays or materially impedes the performance by the Company of its obligations under this Agreement or the consummation of the Business Combination or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19), or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect, (ix) any actions taken, or failures to take action, or such other changes or events, in each case, which Ignyte has requested or to which it has consented or which actions are contemplated by this Agreement or (x) any statements or items set forth in the Company Disclosure Schedule, except in the cases of clauses (i) through (iii), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Option Agreements” means the stock option agreements identified in Schedule 3.03(c) of the Company Disclosure Schedule.

“Company Options” means all options to purchase outstanding shares of Company Common Stock, including options granted under the Company Option Agreements.

“Company-Owned IP” means all Intellectual Property rights that are currently, or that were at any time during the past five (5) years owned or purported to be owned by the Company or any of the Company Subsidiaries excluding any Intellectual Property included in the Non-Target Assets that are not used in connection with the Company Business.

“Company Permits” has the meaning set forth in Section 3.06.

“Company Products” means any and all products in respect of the Company Business that were at any time during the past five (5) years, or that are currently manufactured, distributed, sold, licensed, or otherwise offered or commercialized, or under development in any material respect by the Company or any Company Subsidiary.

“Company Securities” means the Company Common Stock and the Company Options.

“Company Securityholder” means the holder, as of immediately prior to the Effective Time, of any Company Securities.

“Company Services” means all services in respect of the Company Business that were at any time during the past five (5) years, or that are currently delivered, provided, offered or commercialized, or under development in any material respect by the Company or any Company Subsidiary.

“Company Software” means Software that was at any time during the past five (5) years, or that is currently owned or purported to be owned by or developed by or for the Company or any Company Subsidiary.

“Company Stockholder Approval” has the meaning set forth in Section 3.23.

“Company Subsidiary” has the meaning set forth in Section 3.01(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.04(a).

“Confidential Information” means all information constituting or relating to Intellectual Property, technology, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans or new personnel acquisition plans and all other confidential or proprietary information with respect to a party and its customers and vendors. Confidential Information includes any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or Ignyte or its subsidiaries (as applicable) that is not already generally available to the public. Notwithstanding the foregoing, “Confidential Information” shall not include (a) issued Patents and published Patent applications or (b) information that is or becomes generally available to the public or general industry knowledge through no action or inaction by the Company.

“Contingent Worker” has the meaning set forth in Section 3.11(h).

“Contribution” has the meaning set forth in Section 3.13(e).

“Contributor” has the meaning set forth in Section 3.13(e).

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of Software or other technology subject to such license, that such Software or other technology subject to such license, or other Software or other technology incorporated into, derived from, used or distributed with such Software or other technology subject to such license (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Products, other products or Software, or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“Data Security Requirements” has the meaning set forth in Section 3.13(i).

“DGCL” shall mean the Delaware General Corporation Law of the State of Delaware.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Domain Names” means any and all Internet domain names and numerical addresses.

“Effective Time” has the meaning set forth in Section 2.07.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage, exposure to or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of human health, safety, or the environment or natural resources.

“Environmental Permit” has the meaning set forth in Section 3.19.

“Equity Plan” has the meaning set forth in Section 6.06(a).

“ERISA” has the meaning set forth in Section 3.10(a).

“ERISA Affiliate” has the meaning set forth in Section 3.10(c).

“Exchange Act” has the meaning set forth in Section 3.27.

“Exchanged Company Option” has the meaning set forth in Section 2.05(a).

“Exchange Fund” has the meaning set forth in Section 2.03(a).

“Exchange Ratio” means the quotient of (a) the Aggregate Closing Consideration divided by (b) the Company Fully Diluted Capital Stock.

“Financial Statements” has the meaning set forth in Section 3.07(b).

“Foreign Exchange Rate” means the exchange rate between Korean Won to U.S. Dollars determined on the date of the Effective Time as published in the exchange rate section of the Wall Street Journal, or, if not published in the Wall Street Journal, then the average of the opening bid and ask rates on such date at which such currency may be exchanged for U.S. Dollar as quoted by JPMorgan Chase Bank, NA (or any successor thereto or any other major money center commercial bank agreed to by the Parties).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” has the meaning set forth in Section 3.05(b).

“Governmental Licenses” has the meaning set forth in Section 3.16.

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos, per- and polyfluoroalkyl substances, and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Health Care Laws” has the meaning set forth in Section 3.18.

“Health Plan” has the meaning set forth in Section 3.10(k).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Ignyte Board” has the meaning set forth in the Recitals.

“Ignyte Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Ignyte filed with the Secretary of the State of the State of Delaware on January 26, 2021, as such may have been amended, supplemented or modified from time to time.

“Ignyte Common Stock” means Ignyte’s common stock, par value $0.0001 per share.

“Ignyte Directors” has the meaning set forth in Section 2.10(b).

“Ignyte Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or results of operations of Ignyte; or (b) would prevent, materially delay or materially impede the performance by Ignyte or Korean Sub of their respective obligations under this Agreement or the consummation of the Business Combination or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Ignyte Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which Ignyte operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19) or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) any actions taken or not taken by Ignyte as required by this Agreement or any Ancillary Agreement; (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination or any of the other Transaction; or (viii) any actions taken, or failures to take action, or such other changes or events; in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that Ignyte is materially and disproportionately affected thereby as compared with other participants in the industry in which Ignyte operates.

“Ignyte Organizational Documents” means the Ignyte Certificate of Incorporation, Bylaws, and the Trust Agreement, in each case as amended, modified or supplemented from time to time.

“Ignyte Preferred Stock” has the meaning set forth in Section 4.03(a).

“Ignyte Proposals” has the meaning set forth in Section 6.01(a).

“Ignyte SEC Reports” has the meaning set forth in Section 4.07(a).

“Ignyte Stockholders’ Meeting” has the meaning set forth in Section 6.01(a).

“Ignyte Units” means one share of Ignyte Common Stock and one half of a Ignyte Warrant.

“Ignyte Warrants” means warrants to purchase shares of Ignyte Common Stock, with each warrant exercisable for one share of Ignyte Common Stock at an exercise price of $11.50.

“Inbound Licenses” means all Contracts pursuant to which the Company or any Company Subsidiary has received a license or sublicense, or has otherwise been granted rights in, to, or under any Intellectual Property from any Person, or otherwise received from any Person any immunity, authorization, release, covenant not to sue or other right with respect to any Intellectual Property.

“Institutions” has the meaning set forth in Section 3.13(p).

“Intellectual Property” means: all intellectual property rights, anywhere in the world, whether statutory, common law or otherwise, including (a) Patents, (b) copyrights and all other rights with respect to works of authorship, (c) all other rights with respect to Software, including registrations thereof and applications therefor, (d) registered and unregistered design rights and registrations thereof and applications therefor, (e) rights with respect to Trademarks, and all registrations thereof and applications therefor, (f) rights with respect to Domain Names, including registrations thereof and applications therefor, (g) rights with respect to trade secrets or Confidential Information, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to databases, including registrations thereof and applications therefor, (i) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials, and (j) rights in Software and (k) any rights equivalent or similar to any of the foregoing. Without limiting the foregoing, “Intellectual Property” includes rights to derivatives, improvements, modifications, enhancements, revisions, and releases to any of the foregoing, claims and causes of action arising out of or related to infringement, misappropriation or violation of any of the foregoing and other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

“International Trade Laws” means (i) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (ii) all comparable applicable Laws outside the United States.

“Initial Post-Closing Ignyte Directors” has the meaning set forth in Section 2.10(d).

“Key Company Stockholder” means the person listed on Schedule 2.

“Key Company Stockholder Forward Purchase Agreement” has the meaning set forth in the Recitals.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule 1 after reasonable inquiry, and in the case of Ignyte, the actual knowledge of David Rosenberg, David Strupp, Michael Friedman and Steven Kaplan after reasonable inquiry.

“Korea IFRS” has the meaning set forth in Section 3.15(a).

“Law” has the meaning set forth in Section 3.05(a).

“Lease” has the meaning set forth in Section 3.12(b).

“Lease Documents” has the meaning set forth in Section 3.12(b).

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Letter of Transmittal” has the meaning set forth in Section 2.03(b).

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Material Contracts” has the meaning set forth in Section 3.20(a).

“Korean Sub Board” has the meaning set forth in the Recitals.

“Korean Sub Common Stock” has the meaning set forth in Section 4.03(b).

“Korean Sub Organizational Documents” means the articles of incorporation of Korean Sub, as amended, modified or supplemented from time to time.

“Mutually Nominated Directors” has the meaning set forth in Section 2.10(d).

“Non-Target Assets” means those certain assets set forth on Schedule 3 that were transferred from the Company as part of the Spin-Off, including the PH-2 (Spliceostatin) toxin licensed from a third-party, the PH-3 (Callyspongiolide) toxin licensed from a third party, PH-4 (PBD Hybrid), and PHP-201 (Sovesudil).

“OFAC” has the meaning set forth in Section 3.21(b)(ii).

“Off-the-Shelf Software” means Software, software-as-a-service, or other technology that is licensed on a non-exclusive basis under a “shrink-wrap” or “click-through” Contract or other Contract containing standard terms and Software, software-as-a-service, or other technology that is generally available through commercial distributors, in consumer retail stores or through online distribution sources on standard terms.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative), the Free Software Definition (as promulgated by the Free Software Foundation), any Creative Commons License, or any substantially similar license, including any license approved by the Open Source Initiative. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any Software or other Intellectual Property subject to an Open Source License.

“Option Shares” means the maximum number of shares of Company Common Stock issuable upon full exercise, exchange or conversion of all Company Options outstanding as of immediately prior to the Effective Time.

“Outbound Licenses” means Contracts pursuant to which the Company or any Company Subsidiary has licensed or sublicensed or otherwise granted rights in, to, or under any Company-Owned IP to any Person, or granted to any Person any immunity, authorization, release, covenant not to sue or other right with respect to any Company-Owned IP.

“Outside Date” has the meaning set forth in Section 8.01(b).

“Owned Real Property” means the land owned by the Company or any of the Company Subsidiaries (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any Company Subsidiary, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company or any Company Subsidiary, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any Company Subsidiary, as applicable, in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any Company Subsidiary, as applicable, relating to the Land or Improvements; all equipment and other personal property owned by the Company or any Company Subsidiary, as applicable, located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

“Patents” means any domestic or foreign patents, utility models and applications, drafts and disclosures relating thereto (and any patents or utility models that issue as a result of such applications, drafts and disclosures) and any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to such patents, utility models and applications.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“PCAOB Financial Statements” has the meaning set forth in Section 6.13.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities; (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; (g) Liens identified in the Financial Statements; and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, health information, government-issued identifier); (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, device or household, including any internet protocol address or other persistent identifier; and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Per Share Consideration” has the meaning set forth in Section 2.02(a)(i).

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Subscription Agreements” has the meaning set forth in the Recitals.

“Plans” has the meaning set forth in Section 3.10(a).

“Post-Signing Investment Amount” has the meaning set forth in Section 5.01(b)(ii).

“PPACA” has the meaning set forth in Section 3.10(k).

“Prior Carve-Out Financial Statements” has the meaning set forth in Section 3.07(a).

“Privacy/Data Security Laws” means all Laws, self-regulatory standards, third party system and platform requirements, and industry regulations governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, transfer, sale, unauthorized access or modification, theft, loss, inaccessibility, breach, or transfer of Personal Information, Confidential Information, the Company’s Business Systems or Business Data and (b) unfair and deceptive practices, accessibility, advertising, communications (e.g., text messages, emails, calls), PCI-DSS, location tracking and marketing.

“Proceeding” has the meaning set forth in Section 3.18

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Program Requirements” has the meaning set forth in Section 3.13(i).

“Proxy Statement” has the meaning set forth in Section 6.01(a).

“Redemption Rights” means the redemption rights provided for in Article Sixth of the Ignyte Certificate of Incorporation.

“Registered Company IP” means all of the registrations for Company-Owned IP with any Governmental Authority or Domain Name.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulatory Authorizations” has the meaning set forth in Section 3.18

“Remedies Exceptions” has the meaning set forth in Section 3.04.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migrating through, in, on, under, or into the indoor or ambient environment.

“Reports” has the meaning set forth in Section 3.18.

“Representatives” has the meaning set forth in Section 6.04(a).

“Requisite Approval” means the affirmative vote of two-thirds of the holders of outstanding shares of the Company Common Stock present at a meeting of the Company’s stockholders, where such affirmative votes constitutes at least one-third of all issued and outstanding shares of Company Common Stock.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 4.07(a).

“Share Swap” has the meaning set forth in Section 2.01(a).

“Share Swap Agreement” has the meaning set forth in Section 2.08(b)(i).

“Software” means (a) computer programs, firmware, software (whether in source code, object code or other form), models, algorithms, methodologies and implementations thereof; (b) development tools, descriptions and flow charts; (c) data, metadata, databases and compilations of data, whether machine readable or otherwise; and (d) programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded.

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Support Agreement” has the meaning set forth in the Recitals.

“Standards Organizations” has the meaning set forth in Section 3.13(u).

“subsidiary” or “subsidiaries” of the Company or Ignyte or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Target Assets” means the assets being retained by the Company following the Spin-Off, including the PH-1 (Thailanstatin) toxin platform and all ADCs derived from it, the PH-5 (undisclosed) discovery-stage toxin and all ADCs derived from it, the PH-6 (undisclosed) discovery-stage toxin and all ADCs derived from it, the Pre proof-of-concept early discovery on bispecific antibodies, and the Pre proof-of-concept early discovery on Antibody-PROTACs.

“Tax” has the meaning set forth in Section 3.15(q).

“Tax Returns” has the meaning set forth in Section 3.15(q).

“Terminating Company Breach” has the meaning set forth in Section 8.01(f).

“Terminating Ignyte Breach” has the meaning set forth in Section 8.01(g).

“Top Customers” has the meaning set forth in Section 3.14.

“Top Suppliers” has the meaning set forth in Section 3.14.

“Trademarks” means unregistered and registered trademarks and service marks, trademark and service mark applications, common law trademarks and service marks, trade dress and logos, trade names, business names, corporate names, product names and other source or business identifiers and the goodwill associated with any of the foregoing and any renewals and extensions of any of the foregoing.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, the Share Swap Agreement, and all other agreements, certificates and instruments executed and delivered by Ignyte, Korean Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Transfer Agent Cancellation” has the meaning set forth in Section 2.03(b).

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Trust Account” has the meaning set forth in Section 4.13.

“Trust Agreement” has the meaning set forth in Section 4.13.

“Trustee” “Trust Fund” has the meaning set forth in Section 4.13.

“Trust Fund” has the meaning set forth in Section 4.13.

“WARN Act” has the meaning set forth in Section 3.11(c).

“Written Consent” has the meaning set forth in Section 6.03.

SECTION 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II.

THE BUSINESS COMBINATION; CLOSING

SECTION 2.01 Equity Exchange.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), (i) the stockholders of the Company, being the holders of all of the issued and outstanding Company Common Stock, shall sell, transfer, convey, assign and deliver all of the shares of Company Common Stock to Korean Sub; (ii) Korean Sub shall distribute all of the Company Common Stock received by the stockholders of the Company in exchange for the Aggregate Closing Consideration; and further, (iii) Korean Sub shall hold the Aggregate Closing Consideration in trust in the name of the stockholders of the Company in pro rata amounts equal to the Exchange Ratio for distribution upon completion of the required clearance filings under the Foreign Exchange Transaction Act of Korea by the stockholders (and together with clauses (i) and (ii), collectively, the “Share Swap”).

(b) Upon consummation of the Share Swap, the Company will become a direct wholly-owned subsidiary of Ignyte.

SECTION 2.02 Conversion of Company Common Stock.

(a) At the Effective Time, by virtue of the Share Swap and without any action on the part of Ignyte, Korean Sub, the Company or the holders of any of the following securities or rights:

(i) The right to each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares issued upon the exercise or conversion of Company Options) held by the stockholders of the Company immediately prior to the Closing shall be automatically cancelled and converted into the right to receive a number of shares of Ignyte Common Stock equal to the Exchange Ratio (the “Per Share Consideration”);

(ii) Any fractional share of Ignyte Common Stock that would otherwise be issuable to such person following such conversion shall be rounded up to a whole share of Ignyte Common Stock.

SECTION 2.03 Delivery of Shares.

(a) On the Closing Date, Ignyte shall deposit, or shall cause to be deposited, with Korean Sub, for the benefit of the stockholders of the Company, for exchange in accordance with this Article II, the number of shares of Ignyte Common Stock sufficient to deliver the aggregate Per Share Consideration payable pursuant to this Agreement (such shares of Ignyte Common Stock and any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). Ignyte shall cause Korean Sub pursuant to irrevocable instructions, to pay the Per Share Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 2.03(c), the Exchange Fund shall not be used for any other purpose.

(b) At the Effective Time, the representative director of the Company shall effect the transfer and conveyance of all of the shares of Company Common Stock to Korean Sub, in each case, free and clear of any claims or interest of any person previously entitled thereto, with such transfer and conveyance and such exchange evidenced by the Share Swap Agreement and the general shareholder meeting minutes evidencing the Requisite Approval of the Company with respect to the Share Swap. Subject to the effect of escheat, tax or other applicable Laws, following Effective Time, Ignyte shall pay or cause to be paid to the holder of the certificates representing shares of Ignyte Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Ignyte Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Ignyte Common Stock.

(c) The Per Share Consideration payable upon conveyance of the Company Common Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(d) The Per Share Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Ignyte Common Stock occurring on or after the date hereof and prior to the Effective Time.

(e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to Ignyte, upon demand, and any stockholders of the Company who have not theretofore complied with this Section 2.03 shall thereafter look only to Ignyte for the Per Share Consideration. Any portion of the Exchange Fund remaining unclaimed by the applicable stockholders of the Company as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Ignyte free and clear of any claims or interest of any person previously entitled thereto.

(f) None of the Korean Sub or Ignyte shall be liable to any stockholders of the Company Securityholder for any such Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 2.03.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Korean Sub will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 2.02(a)(i).

SECTION 2.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law.

SECTION 2.05 Treatment of Company Options.

(a) At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, in cancellation and settlement thereof, cease to represent an option to purchase Company Common Stock under the Company Option Agreements or otherwise and shall be converted into an option to purchase a number of shares of Ignyte Common Stock (such option, an “Exchanged Company Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Ignyte Common Stock purchasable pursuant to the Exchanged Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Ignyte Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Company Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time.

(b) Ignyte shall take all actions that are necessary for the assumption and conversion of the Company Options pursuant to this Section 2.05 including the reservation, issuance and listing of shares of Ignyte Common Stock as necessary to effect the transactions contemplated by this Section 2.05. If registration of the Exchanged Company Options or shares of Ignyte Common Stock is required under the Securities Act, Ignyte shall file with the SEC, as promptly as practicable after the date that is 60 days after the Form 8-K announcing the Closing is filed (or any such earlier date permitted by applicable Law), a registration statement on Form S-8 with respect to such Exchanged Company Options or shares of Ignyte Common Stock, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the applicable Exchanged Company Options remain outstanding and such registration of the shares of Ignyte Common Stock issuable thereunder continues to be required.

SECTION 2.06 Withholding. Each of Ignyte, Korean Sub and the Company, and their respective affiliates and agents shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law (as defined herein). To the extent that Ignyte, Korean Sub, or the Company, or their respective Affiliates withholds or deducts such amounts with respect to any Person and properly remits such withheld or deducted amounts to the applicable Governmental Authority (as defined herein), such withheld or deducted amounts shall be treated as having been paid to or on behalf of such Person in respect of which such withholding or deduction was made for all purposes. In the case of any such payment payable to employees of the Company or its affiliates in connection with the Business Combination treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or an affiliate’s payroll to facilitate applicable withholding.

SECTION 2.07 Closing. In accordance with the terms and subject to the conditions of this Agreement, the consummation of the PIPE Investment and the closing of the Share Swap (the “Closing”) shall take place by electronic delivery of documents (by PDF (portable document format) and/or electronic mail), all of which will be deemed to be originals, at a time to be agreed by the Parties on the date which is two (2) Business Days after the first date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as the Parties may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date” and the time on which the Closing actually occurs is referred to in this Agreement as the “Effective Time.”

SECTION 2.08 Closing Deliverables. Upon the terms and subject to the conditions of this Agreement:

(a) At the Closing, Ignyte will deliver or cause to be delivered:

(i) to Korean Sub, all of the Aggregate Closing Consideration;

(ii) to the Company, a certificate duly signed by an authorized officer of Ignyte, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 7.03(a), Section 7.03(b) and Section 7.03(d) have been fulfilled;

(iii) to the Company, the Sponsor Support Agreement, duly executed by Ignyte and the Sponsor;

(iv) to the Company, the Registration Rights Agreement, duly executed by duly authorized representatives of Ignyte, the Sponsor and the other parties thereto (other than the Company and its stockholders);

(v) to the Company, the written resignations of all of the directors and officers of Ignyte (other than those Persons identified as the initial directors and officers, respectively, of Ignyte, after the Closing, in accordance with the provisions of Section 2.08), effective as of, and subject to, the Closing;

(vi) to the Company, copies of the Ignyte Amended and Restated Organizational Documents in the forms attached hereto as Exhibit C and Exhibit D (with such changes as may be mutually agreed in writing between Ignyte and the Company);

(vii) to the Company, Lock-Up Agreements duly executed by Ignyte and the directors and officers set forth in Section 2.08; and

(viii) all other documents, instruments or certificates as shall reasonably be required by the Company and its counsel in order to consummate the Transactions, including, without limitation, such of the foregoing required for purposes of the Korea Foreign Exchange Transaction Act.

(b) At the Closing, the Company will deliver or cause to be delivered:

(i) to Korean Sub, all of the issued and outstanding shares of Company Common Stock, evidenced by a duly executed comprehensive share swap agreement (the “Share Swap Agreement”);

(ii) to Ignyte, a certificate duly signed by an authorized officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been fulfilled;

(iii) the Registration Rights Agreement, duly executed by certain stockholders of the Company;

(iv) to Ignyte, the Lock-Up Agreements duly executed by the stockholders of the Company parties thereto;

(v) to Ignyte, the Key Company Stockholder Forward Purchase Agreement duly executed by the Key Company Stockholder; and

(vi) all other documents, instruments or certificates as shall reasonably be required by Ignyte and its counsel in order to consummate the Transactions.

(c) On the Closing date, concurrently with the Share Swap, Ignyte shall make, or cause to be made, any payments to the stockholders of Ignyte required to be made in connection with the Redemption Rights.

SECTION 2.09 Certificate of Incorporation; Bylaws.

(a) At the Closing, Ignyte shall amend and restate, effective as of the Effective Time, the Ignyte Certificate of Incorporation to be as set forth on Exhibit C and the Ignyte Bylaws to be as set forth on Exhibit D, which, shall among other things, result in Ignyte being renamed as Peak Bio, Inc. and shall trade publicly on the NASDAQ under a new ticker symbol mutually agreed upon by Ignyte and the Company.

SECTION 2.10 Directors and Officers.

(a) Each of the parties hereto shall take all such action within its power as may be necessary or appropriate such that, effective as of the Closing, (i) the Ignyte Board shall consist of seven (7) directors; (ii) the initial members of the Ignyte Board are the individuals determined in accordance with Section 2.10(b) and Section 2.10(c), as applicable; (iii) the initial members of the compensation committee, audit committee and nominating and nominating and corporate governance committee of the Ignyte Board are the individuals determined in accordance with Section 2.10(d); and (iv) the officers of Ignyte and the Company are the individuals determined in accordance with Section 2.10(e).

(b) Within 60 days of the date of this Agreement, Ignyte shall provide to the Company a list of two (2) individuals who shall serve as Class III Directors(as such term is defined in the Ignyte Organizational Documents following the Effective Time), respectively, on the Ignyte Board effective as of the Closing (the “Ignyte Directors”). Ignyte may, with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual with any other individual prior to the filing of the Proxy Statement with the SEC by amending such list to include such replacement individual.

(c) Within 60 days of the date of this Agreement, the Company shall provide to Ignyte a list of five (5) individuals, two (2) of whom shall serve as Class I Directors, and three (3) of whom shall serve as Class II Directors (as each such term is defined in the Ignyte Organizational Documents following the Effective Time), respectively, on the Ignyte Board effective as of the Closing (the “Company Directors”). The Company may, with the prior written consent of Ignyte (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual with any other individual prior to the filing of the Proxy Statement with the SEC by amending such list to include such replacement individual. Notwithstanding the foregoing, at least four (4) of the individuals designated to the Ignyte Board pursuant to this Section 2.10(c) must be “independent directors” under The Nasdaq Capital Market Listing Rules and regulations applicable to service on committees of the Ignyte Board, and if the requirement set forth in this sentence is not met, Ignyte shall omit from its proxy materials any such nominee, and any such nomination shall be disregarded and no vote on any such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by Ignyte. The Ignyte Directors and the Company Directors are referred to collectively herein as the “Initial Post-Closing Ignyte Directors.”

(d) Ignyte and the Company shall mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Sponsor or the Company) on the directors to be appointed to serve on the compensation committee, audit committee and nominating and corporate governance committee of the Ignyte Board effective as of the Closing prior to the filing of the Proxy Statement with the SEC, which, in the case of each committee, shall include at least one Ignyte Director.

(e) Ignyte and the Company shall mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either Ignyte or the Company) on the officers of Ignyte and the Company effective immediately after the Closing, with each such individual holding the title set forth opposite his or her name. Ignyte and the Company may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Ignyte) to replace any such individual with any other individual prior to the filing of the Proxy Statement with the SEC by amending such Schedule to include such replacement individual.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Ignyte and Korean Sub as follows:

SECTION 3.01 Organization and Qualification; Subsidiaries.

(a) The Company and each subsidiary of the Company (each a “Company Subsidiary”), is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not constitute a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Schedule 3.01(b) of the Company Disclosure Schedule.

SECTION 3.02 Articles of Incorporation. The Company has prior to the date of this Agreement made available a complete and correct copy of the articles of incorporation or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such articles of incorporation or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its articles of incorporation or equivalent organizational documents.

SECTION 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock. As of the date hereof, (i) 8,283,613 shares of Company Common Stock are issued and outstanding, and (ii) 856,800 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options and other purchase rights granted pursuant to the Company Option Agreements.

(b) Other than the Company Options, there are no options, restricted shares, restricted share units, phantom equity awards, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock, Company Preferred Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. Except as set forth in Schedule 3.03(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person, other than the Company Subsidiaries.

(c) Schedule 3.03(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each Company Option outstanding: (i) the Company Option Agreement and the name of the Company Option recipient; (ii) the number of shares of the Company subject to such Company Option; (iii) the exercise or purchase price of such Company Option; (iv) the date on which such Company Option was granted; (v) the vesting schedule of such Company Option (if any); and (vi) the date on which such Company Option expires. The Company has made available to Ignyte an accurate and complete copy of the Company Option Agreements pursuant to which Company has granted the Company Options that are currently outstanding and the form of all award agreements evidencing such Company Options. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Options as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock are subject to vesting as of the date hereof. The Company has no outstanding commitments to grant additional Company Options.

(d) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company

Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(e) (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company, all outstanding Company Options, and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

(f) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(g) The stockholders of the Company collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of the Company). Except for the shares of the Company held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(h) All outstanding shares of Company Common Stock and all outstanding shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted in compliance with (A) applicable securities laws and other applicable laws and (B) any pre-emptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval (as defined herein), to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Ignyte and Korean Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Business Combination, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Business Combination or the other Transactions.

SECTION 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Schedule 3.05(a) of the Company Disclosure Schedule, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, in each case, of any Governmental Authority (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which do not constitute a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, authority, body or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, does not constitute a Company Material Adverse Effect.

SECTION 3.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that do not constitute a Company Material Adverse Effect.

SECTION 3.07 Financial Statements.

(a) The Company has made available to Ignyte true and complete copies of the unaudited carve-out consolidated balance sheets and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries in respect of the Company Business for the years ended December 31, 2021, and December 31, 2020 (collectively, the “Carve-Out Prior Financial Statements”), which are attached as Schedule 3.07(a) of the Company Disclosure Schedule. Each of the Carve-Out Prior Financial Statements (including the notes thereto) (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries in respect of the Company Business as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to the absence of notes.

(b) Except as and to the extent set forth on the Carve-Out Financial Statements, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of the consolidated balance sheet for the year ended December 2021 set forth above (the “2021 Carve-Out Balance Sheet”, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party, or (iii) liabilities and obligations which are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect.

(c) Since January 1, 2021, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(d) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Sec. 1514A(a).

(e) All accounts receivable of the Company and the Company Subsidiaries reflected on the Financial Statements or arising after the date of the 2021 Carve-Out Balance Sheet have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Financial Statements. To the knowledge of the Company, such accounts receivable are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since December 31, 2021, neither the Company nor any of the Company Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of the Company Subsidiaries record revenue.

(f) All accounts payable of the Company and the Company Subsidiaries reflected on the Financial Statements or arising after the date of the 2021 Carve-Out Balance Sheet are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since December 31, 2021, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

SECTION 3.08 Absence of Certain Changes or Events. Since December 31, 2021, and prior to the date of this Agreement, except as otherwise reflected in the Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 5.01.

SECTION 3.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any directors, officers or employees thereof, or any property or asset of the Company or any Company Subsidiary before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any

Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 3.10 Employee Benefit Plans.

(a) All employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, and with respect to which the Company or any Company Subsidiary has any obligation have been made available to Ignyte. Schedule 3.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or similar Laws applicable to the Company) and all bonus, commission, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, employment, fringe benefit, sick pay and vacation or paid time off plans or arrangements or other compensation and employee benefit plans, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to Ignyte, if applicable (i) a true and complete copy of the current plan document (or written summaries of any unwritten Plans) and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications thereto, and (iii) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was within the past six (6) years, nor does the Company nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, and (iii) a multiple employer plan subject to Section 413(c) of the Code. The Company does not have or reasonably expect to have any liability under a multiple employer welfare arrangement under ERISA. None of the Plans that is intended to be qualified under Section 401(a) of the Code has ever held employer securities or employer real property as a plan asset. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another person would be deemed a “single employer” with such person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement (or any related event, such as termination of employment, preceding or following this Agreement), nor will any such Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual (or any related event, such as termination of employment, preceding or following this Agreement).

(e) None of the Plans provides, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical, life, disability or other health benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any similar State coverage continuation Law.

(f) Each Plan is and has been within the past six (6) years administered in compliance with its terms and, in all respects, in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and its ERISA Affiliates have performed, in all respects, all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation in any respect by any party to, any Plan that has resulted or is reasonably likely to result in liability to the Company or any Company Subsidiary. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any such Action.

(g) No Plan is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code.

(h) There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary maintains, administers or has any liability (contingent or otherwise) with respect to a defined benefit plan that is subject to Section 412 of the Code or Title IV of ERISA or other applicable Law. Each Plan required to be funded by applicable Law or the terms of such Plan has been, is and will be materially funded as of the Closing, subject to and to the extent required by applicable Law or the relevant Plan.

(j) Each of the Company Subsidiaries subject to U.S. Law and each of the Company’s ERISA Affiliates has complied in all material respects with the applicable notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) Each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, with the applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended (“PPACA”), and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any liability for penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been documented, administered and operated in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or would reasonably be expected to be incurred by a participant in any such Plan.

(m) The Company does not have any agreements nor has it made any promises to “gross up” any Person for any taxes, including any taxes pursuant to Section 409A or Section 4999 of the Code.

SECTION 3.11 Labor and Employment Matters.

(a) Schedule 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) title or position (including whether full or part time); and (ii) location and employing entity. All employees of the Company and the Company Subsidiaries are employed at will. Except as set forth on Schedule 3.11(a) of the Company Disclosure Schedule, as of the date hereof, all compensation, including wages, commissions and bonuses and any termination indemnities, due and payable to all current and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) (i) There are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees or other service providers, which Actions would be material to the Company and the Company Subsidiaries, taken as a whole; (ii) neither the Company nor any Company Subsidiary is, nor have been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints threatened or pending against the Company or any Company Subsidiary before the National Labor Relations Board or similar state or foreign labor relations agency; and (iv) there has never been, nor, to the knowledge of the Company, has there ever been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute with respect to the Company or any Company Subsidiary.

(c) The Company and the Company Subsidiaries are and have been in compliance in all respects with all applicable Laws and contracts relating to the employment, employment practices, employment discrimination, harassment and retaliation, terms and conditions of employment, termination and discharge, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local or foreign Law (collectively, the “WARN Act”), or any similar state or local Laws), reasonable accommodation, disability rights or benefits, immigration, hiring, meal and rest breaks, overtime, payroll documents and wage statements, pay equity, affirmative action obligations, workers’ compensation, family and medical leave, sick leave, occupational safety and health requirements (including any federal, state or local Laws and orders by Governmental Entities related to COVID-19), and all Laws related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums and social contributions as required by the appropriate Governmental Authority and are not liable for any arrears of wages, taxes, social contributions, penalties or other sums for failure to comply with any of the foregoing. The Company and each of its Company Subsidiaries are in compliance with the requirements of the Immigration Reform Control Act of 1986. All current and former employees of the Company and the Company Subsidiaries, as applicable, have at all times been properly classified as exempt or non-exempt under the Fair Labor Standards Act and applicable state wage and hour Laws. All current and former independent contractors and temporary workers of the Company or the Company Subsidiaries, as applicable, have been properly classified. There have been no misclassification claims filed or threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.

(d) (i) The Company and each Company Subsidiary have complied and are in compliance in all material respects with, have not materially violated, and are not in material violation of, and have not received any notices of material non-compliance or violation or alleged material non-compliance or violation with respect to, any Law relating or pertaining to COVID-19; and (ii) the Company and each Company Subsidiary have taken reasonable steps to minimize potential workplace exposure in light of COVID-19, and the Company has delivered to Ignyte accurate and complete copies of all (1) workplace communications from the Company and any Company Subsidiary to employees regarding actions or changes in workplace schedules, employee travel, remote work practices, onsite meetings, or other changes that have been implemented in response to COVID-19; (2) contingency plans for workplace cessation in light of COVID-19; and (3) policies implemented in relation to COVID-19.

(e) There has been and will be no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to the Closing that would trigger the obligations of the Company or any Company Subsidiary under the WARN Act.

(f) In the past five (5) years, there have been no allegations of sexual harassment or misconduct involving any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary.

(g) Section 3.11(h) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all of the independent contractors, consultants, temporary employees, and leased employees employed or used by the Company or any Company Subsidiary and classified by the Company or any Company Subsidiary as other than employees, or compensated other than through wages paid by the Company or any subsidiary through such entity’s payroll department (each, a “Contingent Worker”) of the Company and each Company Subsidiary.

SECTION 3.12 Real Property; Title to Assets.

(a) There is no Owned Real Property.

(b) Schedule 3.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct, and complete copies of all Lease Documents have been made available to Ignyte. Except as otherwise set forth in Schedule 3.12(b) of the Company Disclosure Schedule, (i) there are no leases, subleases, concessions, or other contracts granting to, and neither the Company nor any Company Subsidiary is a party to any lease, sublease, concession or other contract granting to the Company or Company Subsidiaries, the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party(ies) to such Leases, except as would not, individually or in the aggregate, allow the landlord under such Lease to terminate such Lease or otherwise be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary, has leased, subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property.

(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company or Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d) Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, including the Target Assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 3.13 Intellectual Property.

(a) Schedule 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the filing date, date of issuance and registration or application number); (ii) other Company-Owned IP material to the Company Business, including material unregistered trademarks and copyrights, (iii) all Patents licensed to the Company on an exclusive basis, including the identity of the licensor and of the owner thereof (if different), (iv) all Company Software, (v) all Company Products, (vi) all Company Services, (vii) all Business Systems owned or purported to be owned by the Company or any Company Subsidiary that would have a replacement cost of more than $50,000; and (viii) all other Company-Licensed IP that is material to the Company Business. The Intellectual Property specified on Schedule 3.13(a) of the Company Disclosure

Schedule constitutes all material Intellectual Property rights used or held for use in the operation of the Company Business and is sufficient for the conduct of the Company Business.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP, all Company Products, and all Company Services. The consummation of the transactions contemplated hereby will not result in (a) any loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any Company IP, including any loss of exclusivity or decrease in license scope, (b) any increase in royalty or other payment obligations of the Company or of any Company Subsidiary, (c) the grant of any new license, or an increase in the scope of any license granted by the Company or any Company Subsidiary, or (d) any other change in the terms or conditions applicable to the Company IP immediately prior to the Closing. All Company-Owned IP is subsisting and, excluding any Registered Company IP that consists solely of an application for registration, and to the Company’s knowledge, is valid and enforceable. No Governmental Authority has issued any judgement, decree, executive order, or award materially adversely affecting the validity or enforceability of the Company’s or the Company Subsidiaries’ ownership or us of, or rights in or to, any Registered Company IP. All Registered Company IP is currently in compliance with all applicable legal requirements. There is no loss or expiration of any of the Company-Owned IP or Company-Licensed IP pending, and to the Company’s knowledge, no such loss or expiration is threatened.

(c) The Company and each of its applicable Company Subsidiaries have taken reasonable actions to maintain, protect and enforce Intellectual Property rights in and to all Company-Owned IP, all Patents licensed to the Company on an exclusive basis for the Company Business all Company Products, and all Company Services, including the secrecy, confidentiality and value of its trade secrets, Personal Information and other Confidential Information. Neither the Company nor any Company Subsidiaries have disclosed any trade secrets, Personal Information or other Confidential Information that is material to the business of the Company and/or any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secrets, Personal Information and Confidential Information.

(d) (i) There have been no claims filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person during the past three (3) years (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP or Patents licensed to the Company on an exclusive basis for the Company Business, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii), the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Company Software, Company Products, and/or Company Services) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) to the knowledge of the Company, no person, including any employee or former employee of Company or any Company Subsidiary, has infringed, misappropriated or violated any of the Company-Owned IP or any Patents licensed to the Company on an exclusive basis for the Company Business; (iv) none of the Company-Owned IP, and/or Patents licensed to the Company on an exclusive basis for the Company Business, Company Products, and/or Company Services are subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company or any of the Company Subsidiaries of any Company-Owned IP, and/or Patents licensed to the Company on an exclusive basis for the Company Business, Company Products, and/or Company Services; and (v) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All persons who have contributed, developed or conceived (each, a “Contributor”) any Intellectual Property (i) for or on behalf of Company or any of the Company Subsidiaries, or (ii) in the course of and related to his, her, or its relationship with the Company or the applicable Company Subsidiary (in each case a “Contribution”) have executed valid, written agreements with the Company or one of the Company Subsidiaries, substantially in the form made available to Korean Sub or Ignyte, and pursuant to which such persons have irrevocably assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Contribution and, to the extent applicable, waived moral rights without further future consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property. All such assignments are enforceable and fully effective to vest sole and exclusive ownership of any and all Contributions in the Company or the applicable Company Subsidiary and were made in compliance with all requirements of applicable Law, including if required, a timely agreement formalizing such transfer, payment of remuneration, and registration with the applicable Governmental Authority. No current or former officer, employee, or Contingent Worker of the Company or any of the Company Subsidiaries: (A) is, nor has been, in violation of any term or covenant of any agreement (including, without limitation, any employment or settlement agreement or stipulation) with any other person, or any order or judgment of any court, arbitrator or other Governmental Authority, by virtue of such employee or Contingent Worker being employed by, performing services for, or developing Intellectual Property used by, the Company or any Company Subsidiary, or is, nor has been while such employee or Contingent Worker has been employed by, performed services for, or developed Intellectual Property used by, the Company or any Company Subsidiary, using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company IP; or (C) has developed any Intellectual Property for the Company or any of the Company Subsidiaries that is subject to any agreement under which such employee or Contingent Worker has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

(f) Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other person is in material breach or in material default of any agreement required to be disclosed in Schedules 3.13(e) or 3.13(k) of the Company Disclosure Schedule.

(g) The Company does not own or rely on any proprietary Software and the only Software used in the Company Business is Off-the-Shelf Software.

(h) Open Source.

(i) All use, licensing, providing, delivery and distribution of Company Software, Company Products, Company Services and Open Source Materials by or through the Company and each of the Company Subsidiaries is in full compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements.

(ii) Schedule 3.13(h)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Open Source Materials incorporated or embedded into, or combined or linked with, any Company Software, Company Products and/or Company Services, or otherwise used by the Company, including in development or testing of any Company Software, Company Products and/or Company Services, and (A) identifies the Open Source License applicable thereto, and (B) describes the manner in which such Open Source Materials were or are used by the Company and/or distributed or made available by the Company to any other person.

(iii) The Company has not incorporated, embedded, bundled, used, distributed, linked, or otherwise provided any Open Source Materials into, with, or in connection with any Company Software, Company Products and/or Company Services in a manner that requires any Company Software, Company Products and/or Company Services, any products or Software of any other person (including Company’s customers, licensees, or vendors), or any portion thereof, or any other Intellectual Property, to be subject to Copyleft Licenses, or requires the Company, any Company Subsidiary, Ignyte, any of Ignyte’s affiliates, or any other person (including any of Company’s customers, licensees, or vendors) to grant any Patent license or other Patent rights.

(i) The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the Company Business. There has never been any material failure with respect to any of the Business Systems that has not been remedied. The Company and each of the Company Subsidiaries maintain business continuity and disaster recovery plans consistent with industry standards for companies with similar resources in the same sector. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(j) The Company and each of the Company Subsidiaries currently and previously have complied with (i) all applicable Privacy/Data Security Laws, (ii) any applicable privacy, data protection, security and other policies and procedures of the Company and/or the Company Subsidiary, respectively, concerning the processing, collection, disclosure, dissemination, storage, security, sale or use of Personal Information, Confidential Information or other Business Data, (iii) industry standards to which the Company or any Company Subsidiary is bound, and (iv) all Program Requirements (as defined below) and contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy, data protection, transfer and/or security (collectively, the “Data Security Requirements”). At all times, the Company and the Company Subsidiaries have each implemented and maintained, and have required third parties that process Personal Information or Confidential Information for or on behalf of the Company or the Company Subsidiaries to implement and maintain, a written information security program and reasonable and industry standard physical, technical and administrative security safeguards to protect the security and integrity of its Business Systems, Personal Information, Confidential Information and any Business Data, including conducting regular vulnerability scans, risk assessments and remediation activities and implementing industry standard procedures preventing unauthorized access, modification, disclosure, misuse, loss, or unavailability of the foregoing and/or the introduction of Disabling Devices (“Program Requirements”). Neither the Company nor any Company Subsidiaries has inserted, and no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems, Company Software, Company Product and/or Company Service. Neither the Company nor any of the Company Subsidiaries has (x) experienced any data or security breaches or unauthorized access, modification, disclosure, misuse, loss, or unavailability of Personal Information, Business Data, Business Systems, Company Software, Company Product and/or Company Service including those that were required to be reported under applicable Data Security Requirements; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any person, or received any material claims or complaints regarding the processing, collection, disclosure, dissemination, storage, security, sale, or use of Personal Information or Confidential Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same. Neither the Company nor any Company Subsidiary has engaged in the sale of Personal information. The Company and the Company Subsidiaries have valid and legal rights to process all Personal Information and Confidential Information that is processed by or on behalf of the Company and the Company Subsidiaries, and the execution, delivery, or performance of this Agreement will not affect these rights or violate any applicable Data Security Requirements.

(k) The Company and/or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) has all rights to use, exploit, publish, reproduce, process, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any Data Security Requirements or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Korean Sub or Ignyte from receiving or using Personal Information or other Business Data, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements. No employee, officer, director, or agent of Korean Sub or Ignyte has been debarred or otherwise forbidden by any applicable Law or any Governmental Authority (including judicial or agency order) from involvement in the operations of a business such as that of the Company and the Company Subsidiaries.

(l) All current officers, management employees, technical and professional employees, and Contingent Workers of the Company and the Company Subsidiaries are under obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Company Subsidiaries all Intellectual Property made by them within the scope of their employment during such employment. To the Company’s knowledge, no past or current officers, management employees, technical or professional employees, and Contingent Workers of the Company or any Company Subsidiaries are in breach of any such obligations to the Company or any of the Company Subsidiaries.

(m) No person other than the Company or the Company Subsidiaries has any ownership interest in or exclusive rights to any Intellectual Property incorporated in the Company Software, Company Products or the Company Services, any Company-Owned IP, or any improvements made by or for the Company or the Company Subsidiaries to any Company Software, Company Products or Company Services.

(n) During the past five (5) years, neither the Company nor any of the Company Subsidiaries has (i) transferred ownership of, or granted any exclusive license or exclusive right under or with respect to, or authorized the retention of any exclusive right with respect to or joint ownership of, any Intellectual Property or technology that is or was at any time owned or purported to be owned by the Company or any Company Subsidiary to any other person; (ii) abandoned, sold, transferred, assigned, exclusively licensed, or otherwise disposed of any Company-Owned IP, Patents licensed to the Company on an exclusive basis, Company Software, Company Products, and/or Company Services, or any other Intellectual Property developed or otherwise acquired by the Company or by any Company Subsidiary; or (iii) granted to any person any right to bring any claim or cause of action arising out of or related to infringement, misappropriation or violation of any Company-Owned IP or any Patent licensed to the Company on an exclusive basis.

(o) Neither this Agreement nor any transactions contemplated by this Agreement will result in any of the following under or pursuant to any Contracts to which the Company or any of the Company Subsidiaries is a party, or by which any assets or properties of the Company or of any of the Company Subsidiaries are bound: (i) any person being granted rights or access to, or the placement in or release from escrow of, any Software source code or other technology, (ii) Ignyte or any of its affiliates granting to any person any ownership interest in, or any license, covenant not to sue or right under or with respect to, any Intellectual Property or technology, or (iii) Ignyte or any of its affiliates or any of their Intellectual Property being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or any obligation to make any payment to any other person in connection with Intellectual Property or commercial Contracts.

(p) Schedule 3.13(p) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Contracts pursuant to which any person (i) has been provided any Company Software in source code format, or any formula, bill of materials or other information enabling such person to produce or reproduce any Company Product or Company Service, or any other material, product, substance or process developed or otherwise commercialized by the Company or by any Company Subsidiary, or (ii) has obtained or may obtain rights to receive any Company Software in source code form, or any formula, bill of materials or other information enabling such person to produce or reproduce any Company Product or Company Service, or any other material, product, substance or process developed or otherwise commercialized by the Company or by any Company Subsidiary, through or from the Company or any Company Subsidiary, any escrow agent or any other person. The Company has not disclosed or delivered to any escrow agent or any other person any source code for any Company Software or any formula, bill of materials or other information enabling such person to produce or reproduce any Company Product or Company Service, or any other material, product, substance or process developed or otherwise commercialized by the Company or by any Company Subsidiary, and no person has any right, contingent or otherwise, to obtain access to or use any such source code.

(q) No Governmental Authority, and no other national, multi-national, bi-national or international governmental organization, governmental research center, university, college, other educational institution, foundation, research center or non-profit institution (collectively, “Institutions”) provided or provides funding, facilities, personnel, Intellectual Property, technology, research, equipment, or other resources for the invention, creation, development or registration of any Company-Owned IP, Patents licensed to the Company on an exclusive basis, Company Software, Company Products, and/or Company Services, or has any rights to any of the foregoing.

(r) To the knowledge of the Company, no person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Company-Owned IP, Patents licensed to the Company on an exclusive basis, Company Software, Company Products, and/or Company Services. The Company has not made any claim against any person alleging any infringement, misappropriation, misuse or violation of any Company-Owned IP, Patents licensed to the Company on an exclusive basis, Company Software, Company Products, and/or Company Services.

(s) Schedule 3.13(r) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Outbound IP Licenses. None of the Outbound IP Licenses will, after the Closing, apply to Ignyte or Ignyte’s affiliates other than the Company.

(t) Schedule 3.13(s) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Inbound IP Licenses, excluding Contracts for Off-the-Shelf Software or licenses for Open Source Materials.

(u) The Company has paid, in full, all mandatory compensation the Company is required to pay to employees, contractors and consultants of the Company in relation to all Company-Owned IP, and neither this Agreement nor any transactions contemplated by this Agreement will result in any further amounts being payable to any current or former employees, contractors or consultants of the Company in relation to any Company-Owned IP.

(v) The Company has not made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) (including any commitments, promises, submissions, suggestions, statements or declarations that would obligate the Company or any Company Subsidiary to grant licenses to any person or otherwise impair or limit the Company’s or any of the Company’s Subsidiaries’ control of any Company-Owned IP.

(w) Neither the Company nor any Company Subsidiary has received any notice or request to indemnify, defend or hold harmless any Person with respect to any claim of infringement, misappropriation, misuse or violation of any Intellectual Property during the past five (5) years.

(x) Each Company Product and Company Service conforms in all material respects to the specifications and documentation therefor, all applicable contractual commitments and express and implied warranties therefor, and all applicable Laws. Other than individual warranty or other claims in the ordinary course of business consistent with past practice, neither the Company, nor any Company Subsidiary has received notice of any actual or threatened action, claim or legal proceeding, or indicating an intention on the part of any person to bring any action, claim or legal proceeding, and no action, claim or legal proceeding has been filed by any person or is otherwise pending before any Governmental Authority, with respect to any Company Product, Company Software or Company Service, or the breach of any Contract with respect to any Company Product, Company Software and Company Service (including, without limitation, breach of any epidemic failure provision).

SECTION 3.14 Customers and Suppliers.

(a) Schedule 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) those customers of the Company and the Company Subsidiaries with purchases from the Company and/or the Company Subsidiaries on a consolidated basis that have exceeded $100,000 during either of the years ended December 31, 2021 and 2020 (collectively, the “Top Customers”) and (ii) those suppliers of or vendors to the Company and the Company Subsidiaries with sales to the Company and/or the Company Subsidiaries on a consolidated basis that have exceeded $100,000 during either of the years ended December 31, 2021 and 2020 (collectively, the “Top Suppliers”).

(b) Except as set forth on Schedule 3.14(b) of the Company Disclosure Schedule:

(A)

Neither the Company nor any Company Subsidiary has any outstanding disputes with any Top Customer. No Top Customer has terminated, cancelled, or modified, or has, to the knowledge of the Company, threatened to terminate, cancel or modify or expressed any material dissatisfaction with, its business relationship with the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any notice that any Top Customer intends to cease or substantially reduce its business with the Company or any Company Subsidiary after the announcement of this Agreement and/or the Closing.

(B)

Neither the Company nor any Company Subsidiary has any outstanding disputes concerning products and/or services provided to the Company or to any Company Subsidiary by any Top Supplier, and there is no material dissatisfaction on the part of the Company or any Company Subsidiary with respect to any Top Supplier. No Top Supplier has terminated, cancelled or modified, or, to knowledge of the Company, threatened to terminate, cancel or modify or expressed any material dissatisfaction with, its business relationship with the Company or with any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any notice that any Top Supplier intends to cease or substantially reduce its business with the Company or with any Company Subsidiary after the announcement of this Agreement and/or the Closing. The Company and each Company Subsidiary has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on the Business as presently conducted and, no Top Supplier has notified the Company or any Company Subsidiary of any circumstance in existence that would cause the Company or any Company Subsidiary to not have such access on commercially reasonable terms following Closing as reasonably necessary to carry on the Business as presently conducted by the Company or any Company Subsidiary.

SECTION 3.15 Taxes.

(a) The Company and each of its Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required by Law to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes required by Law to be paid (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with Korea IFRS and that are disclosed in Schedule 3.15(a) of the Company Disclosure Schedule, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; (iii) with respect to all income and other material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding, in each case, in respect of Taxes or Tax matters pending, asserted or proposed or threatened in writing by a Governmental Authority, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with Korea IFRS in the most recent consolidated financial statements of the Company, for any material Taxes of the Company that have not been paid, whether or not shown as being due on any Tax Return.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(c) None of the Company and its Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required by Law to have been withheld and paid in connection with amounts, or benefits under any Plan, paid or owing to any current or former employee, Contingent Worker, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e) No person holds shares of Company Common Stock that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been timely made.

(f) Schedule 3.15(f) of the Company Disclosure Schedule lists all service providers of the Company and any Company Subsidiary who are reasonably believed by the Company to be “disqualified individuals” (within the meaning of Section 280G of the Code). None of the Company, any Company Subsidiary or any affiliate of the Company has made any payments, or is obligated to make any payments or is a party to any Plan or Contract or other benefit that would reasonably be expected to obligate it to make any payments that would not be deductible under Section 280G of the Code or result in the payment of an excise tax by any person under Section 4999 of the Code.

(g) Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(h) Neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(i) Neither the Company nor any of the Company Subsidiaries (i) has any request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority; or (ii) has entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(j) The Company has made available to Ignyte true, correct and complete copies of the Tax Returns filed by the Company and its Company Subsidiaries for tax years 2019, 2020, and 2021.

(k) With the exception of the Spin-Off, neither the Company nor any of the Company Subsidiaries has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(l) Neither the Company nor any of its Company Subsidiaries has engaged in or entered into a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(m) Neither the IRS nor any other United States or non-United States taxing authorities or agencies has asserted in writing or, to the knowledge of the Company or any of the Company Subsidiaries, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

(n) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(o) None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and its Company Subsidiaries: (A) is a “controlled foreign corporation” as defined in Section 957 of the Code, (B) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (C) has received written notice from the Republic of Korea or other taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(p) Neither the Company nor any Company Subsidiary has received written notice of any claim for a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction, which claim currently remains unresolved.

(q) As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes,”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, social insurance, customs, duties, tariffs, occupancy and other fees, assessments or governmental charges in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including customs entries and summaries, elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof), in each case, supplied or required to be supplied to a Tax authority relating to Taxes.

SECTION 3.16 Possession of Licenses and Permits. The Company and the Company Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of the Company Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

SECTION 3.17 Regulatory Matters. There is no legal or governmental proceeding to which the Company or any Company Subsidiary is a party or of which any property or assets of the Company or any subsidiary is the subject, including any proceeding before any Governmental Authorities which singularly or in the aggregate, if determined adversely to the Company or any Company Subsidiary, could reasonably be expected to have a Company Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others. The Company and each Company Subsidiary are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business, or any other federal, state or foreign agencies or bodies engaged in the regulation of biopharmaceuticals, except where noncompliance would not, singularly or in the aggregate, have a Company Material Adverse Effect. All preclinical studies and clinical trials, conducted by or on behalf of the Company and any Company Subsidiary are being and have been conducted by the Company or any Company Subsidiary, or to the Company’s knowledge, by third parties, in compliance with all applicable protocols, standard medical and scientific research procedures, and federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singularly or in the aggregate, a Company Material Adverse Effect. Each description of the results of studies is accurate and complete in all material respects and fairly presents the data derived from such studies or trials. The Company is not aware of any other preclinical studies or clinical trials, the results of which reasonably call into question the results; and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension, material modification or clinical hold of any preclinical studies or clinical trials conducted by or on behalf of the Company. Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation, for example, in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law. The Company and the Company Subsidiaries have made all filings and obtained all approvals, including approvals to conduct preclinical studies and clinical trials, as may be required any Government Authorities to conduct such studies or trials; and the Company and the Company Subsidiaries have not received any notice of, or correspondence from, any Governmental Authorities  requiring the termination, suspension or modification of any of its preclinical studies or clinical trials.

SECTION 3.18 Healthcare Laws. To the Company’s knowledge, the Company: (i) has operated and currently operates its business in compliance with applicable provisions of the health care laws, including all federal, state and local laws and regulations of any Governmental Authority applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or the Company Subsidiaries’ product candidates, (collectively the “Health Care Laws”) except as would not, singly or in the aggregate, result in a Company Material Adverse Effect; (ii) has not received any written notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, approvals, clearances, exemptions, permits, registrations, authorizations, and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all material Regulatory Authorizations required to conduct the business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation in any material respect of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Proceeding”) from any Governmental Authority including any regulatory agency or any other third party alleging a material violation of any Health Care Laws or Regulatory Authorizations or limiting, suspending, modifying, or revoking any material Regulatory Authorizations, and has no knowledge that any Governmental Authority including any regulatory agencies or any other third party is considering any Proceeding; (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations (“Reports”) and that all such Reports were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); and (vii) is not a party to or has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority including any regulatory agencies.

SECTION 3.19 Environmental Matters. (a) None of the Company nor any of the Company Subsidiaries has materially violated since January 1, 2019 or is in material violation of any Environmental Law or any permit, license or other authorization required of each of the Company and each Company Subsidiary under applicable Environmental Law (“Environmental Permit”) and all past non-compliance has been resolved without ongoing obligations or costs; (b) there has been no Release of Hazardous Substances at any of the properties or facilities currently or formerly owned, leased or operated by the Company or any Company Subsidiary or at any location or facility where wastes from the business or assets of the Company or the Company Subsidiaries are disposed of or recycled; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has timely obtained and maintained all Environmental Permits; (e) all Environmental Permits are in full force and effect and there are no facts or circumstances that would be reasonably expected to result in the revocation or modification of any Environmental Permit; (f) none of the Company nor any of the Company Subsidiaries is the subject of any claims, actions or suits relating to Hazardous Substances or arising under Environmental Laws, and there are no facts or circumstances that would be reasonably expected to result in any future claims, liabilities or actions; (g) none of the Company or any of the Company Subsidiaries is subject to any material outstanding order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award of any Governmental Authority under Environmental Laws and all other orders, writs, judgments, injunctions, temporary restraining orders, stipulations, determinations, decrees or awards of any Governmental Authority under Environmental Laws have been resolved without material ongoing obligations or costs; (h) no consent, approval or authorization of or registration or filing with any Governmental Authority is required by Environmental Laws or Environmental Permits in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement; (i) none of the Company or any of the Company Subsidiaries has assumed, undertaken, or provided an unexpired indemnity with respect to any material liability, in each case relating to Hazardous Substances or relating to Environmental Law; and (j) the Company has made available to Ignyte correct and complete copies of all environmental reports, environmental health and safety audits or inspections, and material documents related to any Proceeding or unresolved material liability arising under Environmental Laws relating to the Company or any of the Company Subsidiaries or their current or former properties, facilities or operations.

SECTION 3.20 Material Contracts.

(a) Schedule 3.20(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth Schedule 3.20(a) of the Company Disclosure Schedule along with any Plan listed on Schedule 3.10(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each Contract with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $100,000, in the aggregate, over the past 12 months;

(ii) each Contract involving expenditures paid or payable by the Company or any Company Subsidiary of more than $100,000, in the aggregate, over the past 12 months;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company;

(iv) all management and employment contracts (excluding at-will contracts for employment or at-will offer letters that do not contain any severance or change of control provisions) and all contracts with Contingent Workers, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v) all collective bargaining agreements or other contracts with any labor union;

(vi) all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than $100,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary;

(vii) all partnership agreements or other joint venture agreements, or any Contract involving a distributor, reseller, sales representative, marketing, or advertising arrangement;

(viii) all contracts relating to the settlement of any material internal complaint, grievance, claim, investigation, or other dispute with the Company or any of its Company Subsidiaries;

(ix) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(x) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(xi) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(xii) all leases or master leases of personal property reasonably likely to result in annual payments of $100,000 or more in a 12-month period;

(xiii) each Contract that includes any grant by the Company or any Company Subsidiary to any person of any express license, right or covenant not to sue with respect to any Patents, other than a nonexclusive license granted incidental to a sale of Company Products, license of Company Software, or provision of Company Services.

(xiv) any Contract that grants any (A) exclusive license, supply, distribution or other rights, (B) “most favored nation” rights, (C) rights of first refusal, rights of first negotiation or similar rights or (D) exclusive rights to purchase, license or receive any Company Product, Company Software and/or Company Service;

(xv) any Contract providing for any minimum or guaranteed payments by the Company to any Person;

(xvi) any Contract that contains indemnification obligations of the Company in excess of $1,000,000 or pursuant to which the Company may reasonably incur liability in excess of $1,000,000 (including any Contract with an uncapped liability obligation for the Company or for any Company Subsidiary);

(xvii) any Contract that requires a consent (including any assignment consent) to or otherwise contains a provision relating to a “change of control” required to consummate the transactions contemplated by this Agreement, or that would prohibit or delay the consummation of the transactions contemplated by this Agreement; and

(xviii) all agreements or instruments guarantying the debts or other obligations of any person.

(b) (i) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to Ignyte true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

SECTION 3.21 International Trade Laws.

(a) The Company and the Company Subsidiaries are, and have been for the past five years, in compliance in all material respects with all International Trade Laws applicable to them. Without limiting the foregoing: (i) the Company and the Company Subsidiaries have obtained all export and import licenses and other approvals required for their respective imports and exports of products, software and technologies required by any International Trade Law, and all such approvals and licenses are in full force and effect; (ii) the Company and the Company Subsidiaries are in compliance with the terms of such applicable export and import licenses or other approvals; (iii) there are no claims pending or threatened in writing against any Company or Company Subsidiaries with respect to such export and import licenses or other approvals; and (iv) the Company and the Company Subsidiaries have processes in place to ensure that any imported merchandise into the United States is properly declared, marked and labeled in accordance with all U.S. Laws at the time of importation.

(b) The Company and the Company Subsidiaries have not, to its knowledge,

(i) re-exported, transferred, or brokered the sale of any goods, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the International Trade Laws;

(ii) exported, re-exported, or transferred any goods, services, technology, or technical data to, on behalf of, or for the benefit of any person or entity identified on, any restricted party lists maintained by the U.S. Government, including the Specially Designated Nationals and Blocked Persons List, and Foreign Sanctions Evaders List, maintained by Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Denied Persons List, Entity List, Military End User List, or Unverified List, maintained by the U.S. Department of Commerce’s Bureau of Industry and Security;

(iii) exported, re-exported, or transferred any goods, services, technology, or technical data that have been or will be (A) used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or (B) used, transshipped, or diverted contrary to applicable International Trade Laws;

(iv) exported, re-exported, transferred, or imported any goods, services, technology, or technical data to or from Burma/Myanmar, Cuba, Crimea, Iran, North Korea, Sudan, Syria or Venezuela during a time at which such country or region and/or its government was subject to U.S. comprehensive trade embargoes under OFAC regulations, the Export Administration Regulations, or any other applicable statute or executive order;

(v) manufactured any defense article as defined in the International Traffic in Arms Regulations, including within the United States and without regard to whether such defense article was subsequently exported, without being registered and in good standing with the Directorate of Defense Trade Controls, U.S. Department of State; or

(vi) received from any governmental authority or any other person any notice, inquiry, or internal or external allegation, or made any voluntary or involuntary disclosure to a governmental authority concerning any actual or potential violation or wrongdoing related to International Trade Laws.

(c) Neither the Company nor any Company Subsidiary nor any director of or officer of any of the Company or any Company Subsidiary or, to the Company’s knowledge (as defined in the relevant International Trade Laws), any other representative or agent acting on behalf of the Company or any Company Subsidiary is currently identified on the Specially Designated Nationals List or otherwise currently subject to any U.S. sanctions administered by OFAC. The Company and the Company Subsidiaries have not, directly or indirectly in the last five years, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other person, in connection with any transactions, sales or operations in violation of U.S. sanctions administered by OFAC or for the purpose of unlawfully financing the activities of any person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

SECTION 3.22 Insurance.

(a) Schedule 3.22(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement the names of the insurer, the principal insured and each named insured that is the Company or any Company Subsidiary.

(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) no insurer has indicated in writing or, to the knowledge of the Company otherwise, that it will be cancelling or reducing coverage.

SECTION 3.23 Board and Stockholder Approval. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) reviewed relevant materials in regard to the Business Combination, (b) approved the Business Combination and the other transactions contemplated by the Business Combination and declared its advisability, and (c) the stockholders of the Company have given the Requisite Approval of the Business Combination and the other transactions contemplated by the Business Combination and have authorized and directed the representative director of the Company to enter into all agreements he deems necessary to effectuate the Business Combination and to take such actions he deems necessary, appropriate or advisable to consummate the Business Combination. No further vote or authorization is required of the Company’s Board of Directors or Stockholders to adopt this Agreement and approve the Transactions.

SECTION 3.24 Anti-Corruption Laws.

(a) The Company and its Subsidiaries are, and for the last six years have been, in compliance with all applicable Anti-Corruption Laws.

(b) Neither the Company nor any Company Subsidiaries, nor any shareholders, officers, directors, executives, employees, agents, or representatives of the Company or any Company Subsidiaries, has used, offered, authorized, promised, provided, paid, or received, whether directly or indirectly through a third party, on behalf of the Company or any Company Subsidiary or in connection with the Company’s or any Company Subsidiary’s business, any bribes, kickbacks, or anything else of value, regardless of form or amount, to any entity or person for any improper purpose, including for obtaining or retaining business or securing an improper business advantage.

(c) The Company and all Company Subsidiaries have adopted and maintained adequate policies, procedures, and controls to ensure that the Company and all Company Subsidiaries have complied and are in compliance with all Anti-Corruption Laws.

(d) The Company and all Company Subsidiaries have at all times maintained accounting and financial controls adequate to ensure that: (i) all payments and activities have been accurately recorded in the books, records and accounts of the Company and all Company Subsidiaries; (ii) there have been no false, inaccurate, misleading, or incomplete entries made in the Company’s books, records, and accounts; and (iii) the Company and all Company Subsidiaries have not established or maintained any secret or unrecorded funds or accounts. The books, records, and accounts of the Company and all Company Subsidiaries accurately reflect in reasonable detail the character and amount of all transactions, and the Company and all Company Subsidiaries have not had or maintained any bank or other financial account that is not or was not accurately disclosed in their books, records, and accounts.

(e) Neither the U.S. government nor any other Governmental Authority has notified the Company or any Company Subsidiary of any actual or alleged violation or breach of Anti-Corruption Laws. Neither the Company nor any Company Subsidiary has undergone and is not undergoing any review, investigation, inspection, or examination of records relating to the Company’s or any Company Subsidiary’s compliance with Anti-Corruption Laws. Neither the Company nor any Company Subsidiary has been and is now under any administrative, civil, or criminal investigation, prosecution, or indictment, and are not party to any actions involving alleged false statements, false claims or other improprieties relating to the Company’s or any Company Subsidiary’s compliance with Anti-Corruption Laws.

SECTION 3.25 Interested Party Transactions. Except as set forth in Schedule 3.25 of the Company Disclosure Schedule and for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Schedule 3.20(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.25. The Company and the Company Subsidiaries have not, since January 1, 2019, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

SECTION 3.26 Exchange Act. Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 3.27 Brokers. Except as set forth on Schedule 3.27 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 3.28 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article III (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Ignyte, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Ignyte, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Ignyte, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF IGNYTE AND KOREAN SUB

Except as set forth in the Ignyte SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Ignyte SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors”, and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 4.01 (Corporate Organization), Section 4.03 (Capitalization), and Section 4.04 (Authority Relative to This Agreement)), Ignyte hereby represents and warrants to the Company as follows:

SECTION 4.01 Corporate Organization.

(a) Each of Ignyte and Korean Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a Ignyte Material Adverse Effect.

(b) Korean Sub is the only subsidiary of Ignyte. Except for Korean Sub, Ignyte does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 4.02 Certificate of Incorporation and Bylaws. Each of Ignyte and Korean Sub has heretofore furnished to the Company complete and correct copies of the Ignyte Organizational Documents and the Korean Sub Organizational Documents. The Ignyte Organizational Documents and the Korean Sub Organizational Documents are in full force and effect. Neither Ignyte nor Korean Sub is in violation of any of the provisions of the Ignyte Organizational Documents and the Korean Sub Organizational Documents, respectively.

SECTION 4.03 Capitalization.

(a) The authorized capital stock of Ignyte consists of (i) 51,000,000 shares of Ignyte Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Ignyte Preferred Stock”). As of the date of this Agreement (i) 7,287,500 shares of Ignyte Common Stock are issued and outstanding (which includes 5,750,000 shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Ignyte Common Stock are held in the treasury of Ignyte, (iii) 5,375,000 Ignyte Warrants are issued and outstanding, and (iv) 5,375,000 shares of Ignyte Common Stock are reserved for future issuance pursuant to the Ignyte Warrants. As of the date of this Agreement, there are no shares of Ignyte Preferred Stock issued and outstanding. Each Ignyte Warrant is exercisable for one share of Ignyte Common Stock at an exercise price of $11.50.

(b) As of the date of this Agreement, the authorized capital stock of Korean Sub consists of 1,000,000 shares of common stock, par value KRW 5,000 per share (the “Korean Sub Common Stock”). As of the date hereof, 100 shares of Korean Sub Common Stock are issued and outstanding. All outstanding shares of Korean Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by Ignyte free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Korean Sub Organizational Documents.

(c) All outstanding Ignyte Units, shares of Ignyte Common Stock and Ignyte Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Ignyte Organizational Documents.

(d) The Aggregate Closing Consideration being delivered by Ignyte hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the Ignyte Organizational Documents. The Aggregate Closing Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e) Except for securities issued pursuant to the PIPE Subscription Agreements, securities issued by Ignyte as permitted by this Agreement and the Ignyte Warrants, Ignyte has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Ignyte or obligating Ignyte to issue or sell any shares of capital stock of, or other equity interests in, Ignyte. All shares of Ignyte Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither Ignyte nor any subsidiary of Ignyte is a party to, or otherwise bound by, and neither Ignyte nor any subsidiary of Ignyte has granted, any equity appreciation rights, participations, phantom equity or similar rights. Ignyte is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Ignyte Common Stock or any of the equity interests or other securities of Ignyte or any of its subsidiaries. There are no outstanding contractual obligations of Ignyte to repurchase, redeem or otherwise acquire any shares of Ignyte Common Stock. There are no outstanding contractual obligations of Ignyte to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

SECTION 4.04 Authority Relative to This Agreement. Each of Ignyte and Korean Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Ignyte and Korean Sub and the consummation by each of Ignyte and Korean Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Ignyte or Korean Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Business Combination, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Ignyte Common Stock and by Ignyte as the stole stockholder of Korean Sub, and (b) with respect to the issuance of Ignyte Common Stock and the amendment and restatement of the Ignyte Certificate of Incorporation pursuant to this Agreement, the approval of a majority of the then-outstanding shares of Ignyte Common Stock). This Agreement has been duly and validly executed and delivered by Ignyte and Korean Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Ignyte and Korean Sub, enforceable against Ignyte and Korean Sub in accordance with its terms subject to the Remedies Exceptions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Ignyte and Korean Sub do not, and the performance of this Agreement by each of Ignyte and Korean Sub will not, (i) conflict with or violate the Ignyte Organizational Documents or the Korean Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Ignyte or Korean Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Ignyte or Korean Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Ignyte or Korean Sub is a party or by which each of Ignyte or Korean Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Ignyte Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Ignyte and Korean Sub do not, and the performance of this Agreement by each of Ignyte and Korean Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, and filing and recordation of appropriate documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Ignyte or Korean Sub from performing its material obligations under this Agreement.

SECTION 4.06 Compliance. Neither Ignyte nor Korean Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Ignyte or Korean Sub or by which any property or asset of Ignyte or Korean Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Ignyte or Korean Sub is a party or by which Ignyte or Korean Sub or any property or asset of Ignyte or Korean Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Ignyte Material Adverse Effect. Each of Ignyte and Korean Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, and orders of any Governmental Authority necessary for Ignyte or Korean Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 4.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Ignyte has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 28, 2021, together with any amendments, restatements or supplements thereto (collectively, the “Ignyte SEC Reports”). Ignyte has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Ignyte with the SEC to all agreements, documents and other instruments that previously had been filed by Ignyte with the SEC and are currently in effect. As of their respective dates, the Ignyte SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of Ignyte has filed with the SEC on a timely basis all documents required with respect to Ignyte by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Ignyte SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Ignyte as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Ignyte has no off-balance sheet arrangements that are not disclosed in the Ignyte SEC Reports. No financial statements other than those of Ignyte are required by GAAP to be included in the consolidated financial statements of Ignyte.

(c) Except as and to the extent set forth in the Ignyte SEC Reports, neither Ignyte nor Korean Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Ignyte ‘sand Korean Sub’s business.

(d) Ignyte is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(e) Ignyte has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Ignyte and other material information required to be disclosed by Ignyte in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Ignyte’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Ignyte principal executive officer and principal financial officer to material information required to be included in Ignyte’s periodic reports required under the Exchange Act.

(f) Ignyte maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Ignyte maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Ignyte has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Ignyte to Ignyte’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Ignyte to record, process, summarize and report financial data. Ignyte has no knowledge of any fraud or whistle-blower allegations, whether material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Ignyte. Since January 28, 2021, there have been no material changes in Ignyte internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by Ignyte to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Ignyte. Ignyte has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither Ignyte (including any employee thereof) nor Ignyte’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Ignyte, (ii) any fraud, whether or not material, that involves Ignyte’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Ignyte, or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Ignyte SEC Reports. To the knowledge of Ignyte, none of the Ignyte SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

SECTION 4.08 Absence of Certain Changes or Events; Transactions with Affiliates. Since January 28, 2021, except as expressly contemplated by this Agreement, (a) Ignyte has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Ignyte Material Adverse Effect. Except as disclosed in the Ignyte SEC Reports, there are no agreements between Ignyte or Korean Sub, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Ignyte, on the other hand.

SECTION 4.09 Absence of Litigation. There is no Action pending or, to the knowledge of Ignyte, threatened against Ignyte, or any property or asset of Ignyte before any Governmental Authority. Neither Ignyte nor any material property or asset of Ignyte is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Ignyte, continuing investigation by, any Governmental Authority.

SECTION 4.10 Board Approval; Vote Required.

(a) The Ignyte Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Ignyte and its stockholders, (ii) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, and (iii) recommended that the stockholders of Ignyte approve and adopt this Agreement and the Business Combination, and directed that this Agreement and the Business Combination, be submitted for consideration by the stockholders of Ignyte at the Ignyte Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of Ignyte necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Ignyte Common Stock.

(c) The Korean Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Business Combination are fair to and in the best interests of Korean Sub and its sole stockholder, (ii) approved this Agreement and the Business Combination and declared their advisability, and (iii) recommended that the sole stockholder of Korean Sub approve and adopt this Agreement and approve the Business Combination and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Korean Sub.

(d) The only vote of the holders of any class or series of capital stock of Korean Sub is necessary to approve this Agreement, the Business Combination and the other transactions contemplated by this Agreement is the affirmative vote of the holders of two-thirds of the shares present at the relevant shareholders meeting, representing at least one-third of the outstanding shares of Korean Sub Common Stock.

SECTION 4.11 No Prior Operations of Korean Sub. Korean Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 4.12 Brokers. Except as set forth on Schedule 4.12, no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Ignyte or Korean Sub.

SECTION 4.13 Ignyte Trust Fund. As of the date of this Agreement, Ignyte has no less than $57,500,000 in the trust fund established by Ignyte for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of January 27, 2021, between Ignyte and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Ignyte has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Ignyte or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Ignyte and the Trustee that would cause the description of the Trust Agreement in the Ignyte SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Ignyte, that would entitle any person (other than stockholders of Ignyte who shall have elected to redeem their shares of Ignyte Common Stock pursuant to the Ignyte Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Ignyte Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of Ignyte, threatened in writing with respect to the Trust Account. Upon consummation of the Business Combination and notice thereof to the Trustee pursuant to the Trust Agreement, Ignyte shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Ignyte as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Ignyte due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of Ignyte who shall have exercised their Redemption Rights; (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law; (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Ignyte in connection with its efforts to effect the Business Combination (including deferred fees owed by Ignyte to EarlyBirdCapital, Inc., pursuant to that certain Underwriting Agreement, dated January 27, 2021, among EarlyBirdCapital, Inc., as representative of the several underwriters thereto and Ignyte). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Ignyte has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Ignyte at the Effective Time.

SECTION 4.14 Employees. Other than any officers as described in the Ignyte SEC Reports, Ignyte and Korean Sub have never employed any employees or retained any contractors or consultants. Other than reimbursement of any out-of-pocket expenses incurred by Ignyte’s officers and directors in connection with activities on Ignyte’s behalf in an aggregate amount not in excess of the amount of cash held by Ignyte outside of the Trust Account, Ignyte and Korean Sub have no unsatisfied material liability with respect to any employee, officer, or director. Ignyte and Korean Sub have never and do not currently maintain, sponsor, contribute to or have any liability, actual or contingent, including through association with an ERISA Affiliate, under any employment agreement, or any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, change in control, fringe benefit, sick pay, and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement by Ignyte nor the consummation of the Transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in the payment of severance or any other amount to any employee, director, officer or independent contractor of Ignyte or Korean Sub, (ii) accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual by Ignyte or Korean Sub, (iii) result in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, or (iv) require a “gross-up,” indemnification for, or payment to any employee, director, officer or independent contractor of Ignyte or Korean Sub for any Taxes imposed under Section 409A or Section 4999 of the Code or otherwise.

SECTION 4.15 Taxes.

(a) Ignyte and Korean Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required by Law to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes required by Law to be paid that are shown as due on such filed Tax Returns and any other material Taxes that Ignyte or Korean Sub are otherwise required by Law to pay, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains outstanding; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding, in each case, in respect of a material amount of Taxes or material Tax matters pending or threatened in writing by a Governmental Authority, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of Ignyte, for any material Taxes of Ignyte that have not been paid, whether or not shown as being due on any Tax Return.

(b) Neither Ignyte nor Korean Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement, or commitment entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes.

(c) None of Ignyte or Korean Sub will be required by Law to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) Neither Ignyte nor Korean Sub has been a member of an affiliated group filing a consolidated, combined, or unitary U.S. federal, state, local or foreign income Tax Return.

(e) Neither Ignyte nor Korean Sub has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f) Neither Ignyte nor Korean Sub (i) has any request for a ruling in respect of Taxes pending between Ignyte and/or Korean Sub, on the one hand, and any Tax authority, on the other hand, or (ii) has entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(g) Neither Ignyte nor Korean Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) Neither Ignyte nor Korean Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

SECTION 4.16 Listing. The issued and outstanding Ignyte Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “IGNYU”. The issued and outstanding shares of Ignyte Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “IGNY”. The issued and outstanding Ignyte Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “IGNYW”. As of the date of this Agreement, there is no Action pending or, to the knowledge of Ignyte, threatened in writing against Ignyte by Nasdaq or the SEC with respect to any intention by such entity to deregister the Ignyte Units, the shares of Ignyte Common Stock or Ignyte Warrants or terminate the listing of Ignyte on Nasdaq. None of

Ignyte or any of its affiliates has taken any action in an attempt to terminate the registration of the Ignyte Units, the shares of Ignyte Common Stock or the Ignyte Warrants under the Exchange Act.

SECTION 4.17 Ignyte’s and Korean Sub’s Investigation and Reliance. Each of Ignyte and Korean Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by Ignyte and Korean Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Ignyte, Korean Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and Company Subsidiary and the Transactions. Neither Ignyte nor Korean Sub is relying on any statement, representation, or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article III (as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to Ignyte, Korean Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to Ignyte or Korean Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and/or any Company Subsidiary.

ARTICLE V.

CONDUCT OF BUSINESS PENDING THE BUSINESS COMBINATION

SECTION 5.01 Conduct of Business by the Company Pending the Business Combination.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) necessary to consummate the Spin-Off including contracting for consulting services on reasonable terms, (3) set forth on Schedule 5.01, or (4) required by applicable Law (including COVID-19 Measures as may be requested or compelled by any Governmental Authority), unless Ignyte shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice; and

(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and Contingent Workers of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Schedule 5.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including COVID-19 Measures as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Ignyte (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its articles of incorporation or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, other than the sale by the Company of shares of Common Stock for not more than $5,000,000 in the aggregate (the amount of such proceeds received by the Company, if any, the “Post-Signing Investment Amount”), provided that the exercise or settlement of any Company Options or grants of Company Options in the ordinary course of business consistent with past practice; or (B) any material assets of the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $100,000; or (B) incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

(vi) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or Contingent Worker of the Company as of the date of this Agreement, other than increases in base compensation of employees in the ordinary course of business that do not exceed 20% of base compensation, individually or in the aggregate, and increases required by the terms of a Plan or applicable Law, (B) enter into any new, or amend any existing employment or severance or termination agreement with any current or former director, officer, employee or Contingent Worker, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or Contingent Worker, or (D) terminate or hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person whose compensation would exceed, on an annualized basis, $100,000;

(vii) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Schedule 3.10(a) of the Company Disclosure Schedule or that the Company is not prohibited from entering into after the date hereof, grant any severance or termination pay to, any director or officer of the Company or of any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

(viii) adopt, amend, and/or terminate any Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(ix) materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

(x) make, change or revoke any material Tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability;

(xi) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xii) make any alterations or improvements to the Owned Real Property or the Leased Real Property, or amend any written or oral agreements affecting the Owned Real Property or the Leased Real Property;

(xiii) intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company IP; or

(xiv) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 5.02 Conduct of Business by Ignyte and Korean Sub Pending the Business Combination. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into the PIPE Subscription Agreements and consummating the PIPE Investment, and as required by applicable Law (including any COVID-19 Measures or as may be requested or compelled by any Governmental Authority), Ignyte agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Ignyte and Korean Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into the PIPE Subscription Agreements and consummating the PIPE Investment), or in connection with the terms and conditions of, the PIPE Subscription Agreements, or as required by applicable Law (including any COVID-19 Measures as may be requested or compelled by any Governmental Authority), neither Ignyte nor Korean Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the Ignyte Organizational Documents or the Korean Sub Organizational Documents or form any subsidiary of Ignyte other than Korean Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Ignyte Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Ignyte Common Stock or Ignyte Warrants except for redemptions from the Trust Fund that are required pursuant to the Ignyte Organizational Documents;

(d) other than pursuant to the PIPE Subscription Agreements and the Sponsor Support Agreement, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Ignyte or Korean Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Ignyte or Korean Sub;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) engage in any conduct in a new line of business or engage in any commercial activities (other than to consummate the transactions contemplated by this Agreement);

(g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Ignyte, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(h) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(i) make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(j) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Ignyte or Korean Sub;

(k) amend the Trust Agreement or any other agreement related to the Trust Account;

(l) (i) hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person, (ii) grant any material increase in the compensation of any current or former officer or director, (iii) adopt any benefit plan for the benefit of any current or former officer or director, or (iv) materially amend any existing agreement with any current or former officer or director; or

(m) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 5.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Ignyte on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 5.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Ignyte, Korean Sub or any other person (a) for legal relief against monies or other assets of Ignyte or Korean Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against Ignyte (or any successor entity) or Korean Sub in the event this Agreement is terminated for any reason and Ignyte consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, Ignyte shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event Ignyte prevails in such action or proceeding.

ARTICLE VI.

ADDITIONAL AGREEMENTS

SECTION 6.01 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Financial Statements, Ignyte (with the assistance and cooperation of the Company as reasonably requested by Ignyte) shall prepare and file with the SEC a joint information statement/proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Ignyte and to the stockholders of the Company as an information statement relating to (A) with respect to the Company’s stockholders, for informational purposes and (B) with respect to Ignyte’s stockholders, the meeting of Ignyte’s stockholders (the “Ignyte Stockholders’ Meeting”) to be held to consider approval and adoption of (1) this Agreement and the Business Combination, (2) the issuance of Ignyte Common Stock as contemplated by this Agreement, including the consummation of the PIPE Investment pursuant to the PIPE Subscription Agreements, (3) the second amended and restated Ignyte Certificate of Incorporation as set forth on Exhibit C, (4) the Equity Plan, (6) the classes of the members of the Ignyte Board as of immediately following the Effective Time, (7) the election of the Initial Post-Closing Ignyte Directors to serve as the members of the Ignyte Board as of immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified, and (8) any other proposals the parties deem necessary to effectuate the Business Combination (collectively, the “Ignyte Proposals”). The Company shall furnish all information concerning the Company as Ignyte may reasonably request in connection with such actions and the preparation of the Proxy Statement. Ignyte and the Company each shall use their reasonable best efforts to (i) cause the Proxy Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement, (iii) to keep the Proxy Statement current as long as is necessary to consummate the transactions contemplated hereby. Prior to the effective date of the Proxy Statement, Ignyte shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Ignyte Common Stock, in each case to be issued or issuable to the stockholders of the Company pursuant to this Agreement. As promptly as practicable after the Proxy Statement has been resolved of all comments from the SEC, each of the Company and Ignyte shall mail the Proxy Statement to their respective stockholders. Each of Ignyte and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement, will be made by Ignyte or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned, or delayed). Ignyte and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Proxy Statement has been resolved of all SEC comments or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Ignyte Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Ignyte and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendments or supplements filed in response thereto.

(c) Ignyte represents that the information supplied by Ignyte for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Ignyte, (ii) the time of the Ignyte Stockholders’ Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Ignyte or Korean Sub, or their respective officers or directors, should be discovered by Ignyte which should be set forth in an amendment or a supplement to the Proxy Statement, Ignyte shall promptly inform the Company. All documents that Ignyte is responsible for filing with the SEC in connection with the Business Combination or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Ignyte, (ii) the time of the Ignyte Stockholders’ Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Ignyte. All documents that the Company is responsible for filing with the SEC in connection with the Business Combination or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 6.02 Ignyte Stockholders’ Meetings; and Korean Sub Stockholder’s Approval.

(a) Ignyte shall call and hold the Ignyte Stockholders’ Meeting as promptly as practicable after the date on which the Proxy Statement becomes effective for the purpose of voting solely upon the Ignyte Proposals, and Ignyte shall use its reasonable best efforts to hold the Ignyte Stockholders’ Meeting as soon as practicable after the date on which the Proxy Statement has been resolved of all comments from the SEC (but in any event no later than 30 days after the date on which the Proxy Statement is mailed to stockholders of Ignyte). Ignyte shall use its reasonable best efforts to obtain the approval of the Ignyte Proposals at the Ignyte Stockholders’ Meeting, including by soliciting from its stockholders’ proxies as promptly as possible in favor of the Ignyte Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The Ignyte Board shall recommend to its stockholders that they approve the Ignyte Proposals and shall include such recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement, Ignyte shall approve and adopt this Agreement and approve the Business Combination and the other transactions contemplated by this Agreement, as the sole stockholder of Korean Sub.

SECTION 6.03 [Reserved]

SECTION 6.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and Ignyte shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Ignyte shall be required to provide access to or disclose information where the access or disclosure would (i) jeopardize the protection of attorney-client privilege or contravene applicable Law including COVID-19 Measures or (ii) require providing access that such party reasonably determines, in light of COVID-19 or COVID-19 Measures, would jeopardize the health and safety of any employee of such party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 6.04 shall be kept confidential in accordance with the confidentiality agreement, dated February 26, 2021 (the “Confidentiality Agreement”), between Ignyte and the Company.

SECTION 6.05 Exclusivity.

(a) From the date of this Agreement and ending on the earlier of (i) the Closing and/or (ii) the termination of this Agreement, the Company shall not, and shall cause its Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (1) any sale of assets of the Company equal to 5% or more of the Company’s assets or to which 5% or more of the Company’s revenues or earnings are attributable, (2) the issuance or acquisition of 5% or more of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities representing 5% or more of the combined voting power of the Company, or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 5% or more of the combined voting power of the Company, other than with Ignyte and its Representatives (an “Alternative Transaction”), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction, or (C) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 6.05(a). The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it, him, or her prior to the date hereof. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal, and will provide Ignyte with a copy of any such written inquiry or proposal or a detailed summary of any such verbal inquiry or proposal, including in each case the identity of the person making such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 6.05(a) by the Company or its affiliates or Representatives shall be deemed to be a breach of this Section 6.05(a) by the Company.

(b) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement, Ignyte shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective affiliates and Representatives. Ignyte shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

SECTION 6.06 Employee Benefits Matters.

(a) The parties shall cooperate to establish an equity incentive award plan, wherein Ignyte, upon consummation of the Business Combination, may grant cash and equity incentive awards and compensation to management and eligible service providers, with an initial award pool of Ignyte Common Stock equal to ten percent of the shares of Ignyte Common Stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), plus the aggregate number of shares of Ignyte Common Stock underlying the Exchanged Options, which plan shall include an “evergreen” provision pursuant to which such award pool will automatically increase on each January 1st that occurs within the ten year period following shareholder approval of such plan by an amount equal to five percent of the shares of Ignyte Common Stock outstanding as of 12:01 a.m. (Eastern Time) on such date, and which plan shall be effective at and after the Closing (the “Equity Plan”).

(b) The provisions of this Section 6.06 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any employees or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company or Ignyte, and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification, or termination.

SECTION 6.07 Notification of Certain Matters. The Company shall give prompt notice to Ignyte, and Ignyte shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article VIII), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VII to fail to be satisfied at the Closing.

SECTION 6.08 Further Action; Reasonable Best Efforts

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 3.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Business Combination. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation, or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings, or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

SECTION 6.09 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Ignyte and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article VIII) unless otherwise prohibited by applicable Law or the requirements of Nasdaq, each of Ignyte and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Business Combination or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party. Furthermore, nothing contained in this Section 6.09 shall prevent Ignyte or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

SECTION 6.10 Tax Matters. To the extent that the SEC or any other Governmental Authority may require that an opinion be provided at or prior to the Closing in respect of the disclosure of the Tax consequences of the Transactions, each of Ignyte and the Company will use its reasonable best efforts and reasonably cooperate with one another and their respective counsel in connection with the issuance to Ignyte or the Company of such opinion, as applicable, described above, including using reasonable best efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by an officer of Ignyte or the Company, or their respective affiliates, as applicable) containing customary representations reasonably necessary or appropriate for such counsel to render such opinion. To the extent such opinion relates to Ignyte or any owners thereof, Tax advisors for Ignyte will provide any such opinion, and to the extent such opinion relates to the Company or any owners thereof, Tax advisors for the Company will provide any such opinion, in each case, to the extent reasonably possible subject to customary assumptions and limitations and consistent with such Tax advisor’s internal policies.

SECTION 6.11 Stock Exchange Listing. Ignyte will use its reasonable best efforts to cause the Aggregate Closing Consideration issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Ignyte shall use its reasonable best efforts to keep the Ignyte Units, Ignyte Common Stock, and Ignyte Warrants listed for trading on Nasdaq.

SECTION 6.12 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to use commercially reasonable efforts to take any other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as reasonably practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws.

SECTION 6.13 PCAOB Financial Statements. The Company shall use reasonable best efforts to deliver true and complete copies of (i) the audited carve-out consolidated financial statements of the Company and the Company Subsidiaries in respect of the Company Business for the twelve (12) month periods ended December 31, 2021, and December 31, 2020 not later than 30 days from the date hereof and (ii) internally prepared financial statements of the Company and the Company Subsidiaries for the three (3) month period ended March 31, 2022 not later than June 30, 2022, each audited or internally prepared, as applicable, by a U.S. accounting firm registered with the PCAOB (collectively, the “PCAOB Financial Statements”).

SECTION 6.14 Trust Account. As of the Effective Time, the obligations of Ignyte to dissolve or liquidate within a specified time period as contained in Ignyte’s Certificate of Incorporation will be terminated and Ignyte shall have no obligation whatsoever to dissolve and liquidate the assets of Ignyte by reason of the consummation of the Business Combination or otherwise, and no stockholder of Ignyte shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, Ignyte shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Ignyte (to be held as available cash on the balance sheet of Ignyte, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 6.15 Section 16 Matters. Prior to the Closing, Ignyte shall take all such steps as may be required (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any acquisition of Ignyte Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the post-closing company, to be exempt under Rule 16b-3 under the Exchange Act. Ignyte shall provide such individuals with copies of any resolutions proposed to be adopted by the Ignyte Board in connection with the foregoing prior to such adoption.

ARTICLE VII.

CONDITIONS TO THE BUSINESS COMBINATION

SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Ignyte and Korean Sub to consummate the Transactions, including the Business Combination, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Ignyte Stockholders’ Approval. The Ignyte Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Ignyte in accordance with the Proxy Statement, the DGCL, the Ignyte Organizational Documents and the rules and regulations of Nasdaq.

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order, or award which is then in effect and has the effect of making the Transactions, including the Business Combination, illegal or otherwise prohibiting consummation of the Transactions, including the Business Combination.

(c) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(d) Consents. All consents, approvals and authorizations set forth on Schedule 3.05(a) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(e) Stock Exchange Listing. The shares of Ignyte Common Stock shall be listed on Nasdaq as of the Closing Date.

(f) Immediately prior to the Closing, and after giving effect to the Redemption Rights, Ignyte shall have cash and cash equivalents on hand of at least $7,500,000.

SECTION 7.02 Conditions to the Obligations of Ignyte and Korean Sub. The obligations of Ignyte and Korean Sub to consummate the Transactions, including the Business Combination, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.01 (Organization and Qualification; Subsidiaries), Section 3.03 (Capitalization), Section 3.04 (Authority Relative to this Agreement) and Section 3.27 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to Ignyte a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.02(a), Section 7.02(b), and Section 7.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Resignation. Other than those persons identified as continuing directors as per Section 2.05 hereof, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Effective Time.

(f) Key Company Stockholder Forward Purchase Agreement. The Key Company Stockholder Forward Purchase Agreement shall be in full force and effect.

(g) Registration Rights Agreement. All parties to the Registration Rights Agreement (other than Ignyte) shall have delivered, or cause to be delivered, to Ignyte copies of the Registration Rights Agreement duly executed by all such parties.

(h) Lock-Up Agreement. The Company has delivered, or has caused to be delivered, to Ignyte the Lock-Up Agreement duly executed by holders representing all of the Company Common Stock outstanding as of immediately prior to the Effective Time; provided, however, in the event all such holders of the Company Common Stock outstanding as of immediately prior to the Effective Time do not execute the Lock-Up Agreement delivered to Ignyte, this condition shall be deemed to be satisfied if (i) such non-executing stockholders’ securities are not included for registration in the Registration Rights Agreement, (ii) none of such non-executing stockholders hold Company Common Stock in excess of 1% of the Company Common Stock outstanding immediately prior to the Effective time, and (iii) the aggregate number of shares of Company Common Stock held by all non-executing stockholders is less than 10% of the outstanding Company Common Stock immediately prior to the Effective time.

(i) Key Company Stockholder Lock-Up Agreement. The Company has delivered, or caused to be delivered, to Ignyte the Key Company Stockholder Lock-Up Agreement duly executed by the Key Company Stockholder.

(j) Share Swap Agreement. The Company has delivered, or cause to be delivered, to Ignyte the Share Swap Agreement duly executed by the Company.

(k) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to Ignyte a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Ignyte with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(l) PCAOB Financial Statements. The Company shall have delivered to Ignyte the PCAOB Financial Statements.

SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Business Combination, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Ignyte and Korean Sub contained in Section 4.01 (Corporation Organization), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement), and Section 4.12 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Ignyte Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Ignyte and Korean Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Ignyte Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Ignyte Material Adverse Effect.

(b) Agreements and Covenants. Ignyte and Korean Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with, by it on or prior to the Effective Time.

(c) Officer Certificate. Ignyte shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of Ignyte, certifying as to the satisfaction of the conditions specified in Section 7.03(a), Section 7.03(b), and Section 7.03(d).

(d) Material Adverse Effect. No Ignyte Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Stock Exchange Listing. A supplemental listing shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Aggregate Closing Consideration.

(f) Registration Rights Agreement. Ignyte shall have delivered a copy of the Registration Rights Agreement duly executed by Ignyte and the Sponsor.

(g) Lock-Up Agreement. Ignyte shall have delivered a copy of the Lock-Up Agreement duly executed by Ignyte.

(h) Share Swap Agreement. Ignyte has delivered, or cause to be delivered to the Company the Share Swap Agreement duly executed by Korean Sub.

(i) Committed Capital. The (i) amount of cash and cash equivalents available in the Trust Account immediately prior to the Closing, plus (ii) all other cash and cash equivalents of Ignyte, plus (iii) the aggregate amount of cash proceeds received from the PIPE Investment prior to or substantially concurrently with the Closing (without, for the avoidance of doubt, taking into consideration any transaction fees, costs and expenses paid or required to be paid by Ignyte prior to the Closing), shall be equal to or greater than $20,000,000.

ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination. This Agreement may be terminated, and the Business Combination and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or Ignyte, as follows:

(a) by mutual written consent of Ignyte and the Company; or

(b) by either Ignyte or the Company if the Effective Time shall not have occurred prior to October 28, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VII on or prior to the Outside Date; or

(c) by either Ignyte or the Company if any Governmental Authority in the United States or the Republic of Korea shall have enacted, issued, promulgated, enforced, or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Business Combination, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Business Combination; or

(d) by either Ignyte or the Company if any of the Ignyte Proposals shall fail to receive the requisite vote for approval at the Ignyte Stockholders’ Meeting; or

(e) by Ignyte upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied (“Terminating Company Breach”); provided that Ignyte has not waived such Terminating Company Breach and Ignyte and Korean Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Ignyte may not terminate this Agreement under this Section 8.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Ignyte to the Company; or

(f) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Ignyte or Korean Sub set forth in this Agreement, or if any representation or warranty of Ignyte or Korean Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied (“Terminating Ignyte Breach”); provided that the Company has not waived such Terminating Ignyte Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Ignyte Breach is curable by Ignyte and Korean Sub, the Company may not terminate this Agreement under this Section 8.01(f) for so long as Ignyte and Korean Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Ignyte; or

(g) by Ignyte if the PCAOB Financial Statements shall not have been delivered to Ignyte by the Company not later than 30 days from the date hereof.

SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 8.02, Article VIII, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

SECTION 8.03 Expenses. Except as set expressly set forth in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Business Combination or any other Transaction is consummated except that Ignyte and the Company shall each pay one half of all expenses relating to all SEC and other regulatory filing fees incurred in connection with the Proxy Statement.

SECTION 8.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 8.05 Waiver. At any time prior to the Effective Time, (a) Ignyte may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto, and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of Ignyte or Korean Sub, (ii) waive any inaccuracy in the representations and warranties of Ignyte or Korean Sub contained herein or in any document delivered by Ignyte and/or Korean Sub pursuant hereto, and (iii) waive compliance with any agreement of Ignyte or Korean Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX.

GENERAL PROVISIONS

SECTION 9.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

if to Ignyte or Korean Sub:

Ignyte Acquisition Corp.

640 Fifth Avenue

New York, NY

Attention:     DavidRosenberg, Co-Chief Executive Officer

 David J. Strupp, Jr., Co-Chief Executive Officer

Email:          drosenberg@ignytespac.com

 dstrupp@ignytespac.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email: andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com if to the Company:

Peak Bio Co. Ltd.

Building B #804,

670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),

Bundang-gu, Seongnam-si, Gyenggi-do

Attention: Hoyoung Huh, MD, Ph.D., Chief Executive Officer
Email: hoyoung.huh@ph-pharma.com

with a copy to:

Bae, Kim & Lee LLC

13F, Tower B, Centropolis,

26 Ujeongguk-ro, Jongno-gu, Seoul 03161

Attention: Jung Min Jo

Email: jungmin.jo@bkl.co.kr

and

BC Burr McCabe Law

584 Castro Street #882

San Francisco, CA 94114

Attention: Peter McCabe

Email: pmccabe@bcbmlaw.com

SECTION 9.02 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article IX and any corresponding definitions set forth in Article I.

SECTION 9.03 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 6.04(b), all prior agreements, and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

SECTION 9.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 9.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

SECTION 9.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Business Combination) in accordance with the provisions of Section 9.06 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

IN WITNESS WHEREOF, Ignyte, Korean Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

IGNYTE ACQUISITION CORP.

By	/s/ David Strupp
Name:	David Strupp
Title:	Co-Chief Executive Officer

IGNYTE KOREA CO., LTD.

By	/s/ Steven Kaplan
Name:	Steven Kaplan
Title:	Director

PEAK BIO CO., LTD.

By	/s/ Hoyoung Huh
Name:	Hoyoung Huh
Title:	Chief Executive Officer

ANNEX B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [___], 2022, by and among Peak Bio, Inc., a Delaware corporation (the “Company”) (f/k/a Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”)), Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned stockholders listed under “Holder” on the signature page hereto, including the Key Company Stockholder (each such party, a “Holder” and collectively the “Holders”). Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on April 28, 2022, Ignyte, Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned direct subsidiary of Ignyte, entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which the parties thereto agreed to, among other things, effect the Share Swap, and as a result, the Company will become a wholly-owned subsidiary of the Company;

WHEREAS, the Sponsor holds (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) Private Placement Warrants (as defined below) to purchase Common Stock at an exercise price of $11.50 per share, subject to adjustment;

WHEREAS, pursuant to the transactions contemplated by the Business Combination Agreement, the Company will issue shares of the Company’s Common Stock to the Holders, on or about the date hereof;

WHEREAS, the Company desires to set forth certain matters regarding the ownership of the Registrable Securities (as defined below) by the Sponsor and the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Agreement” shall have the meaning given in the Preamble.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York are generally are open for use by customers on such day.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” has the meaning set forth in Section 2.1.1.

“Demanding Holder” has the meaning set forth in Section 2.1.1.

“Demand Registration” has the meaning set forth in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1 Shelf” has the meaning set forth in Section 2.3.1.

“Form S-3 Shelf” has the meaning set forth in Section 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.4.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.3.1.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Notices” has the meaning set forth in Section 5.3.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Piggyback Registration” has the meaning set forth in Section 2.2.1.

“Private Placement Warrants” means the warrants issued in a private placement to the Sponsor in connection with the consummation of Ignyte’s initial public offering.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” means (i) any equity securities (including the shares of Common Stock issued or issuable upon the exercise or conversion of any such equity security) of the Company held by a Holder immediately following consummation of the Business Combination; (ii) the Private Placement Warrants; (iii) all shares of Common Stock issuable upon the exercise of any Private Placement Warrants; and (iv) any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the securities described in the foregoing clauses (i), (ii), (iii) or (iv). As to any particular Registrable Security, such security shall cease to be a Registrable Security when: (a) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (c) such security shall have ceased to be outstanding; or (d) such security has been sold pursuant to Rule 144.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” has the meaning set forth in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 415” has the meaning set forth is Section 2.3.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf” has the meaning set forth in Section 2.3.1.

“Shelf Registration” has the meaning set forth in Section 2.3.1.

“Shelf Underwriting Request” has the meaning set forth in Section 2.3.1.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATION

Section 2.1 Demand Registration

2.1.1 Request for Registration. Subject to the provisions of Section 2.1.4, Section 2.3 and Section 2.4 hereof, at any time and from time to time on or after the Closing Date, the Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all the Holders (such Holders, the “Demanding Holders”), may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 2.1.1 initiated by Holders; provided, however, that an Underwritten Offering pursuant to a Demand Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of Section 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing of such election, which notice shall be received by the Company not later than five (5) days after the removal of any such stop order or injunction; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been previously filed pursuant to a Demand Registration becomes effective or is terminated.

2.1.3 Underwritten Offering. Subject to the provisions of Section 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of Registrable Securities pursuant thereto shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter(s) for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities which the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof), that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a

Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, if with respect to a Demand Registration, a majority-in-interest of the Demanding Holders initiating a Demand Registration so withdraw from a Registration pursuant to such Demand Registration, such Registration shall not count as a Demand Registration provided for in Section 2.1.1 and the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.5.

Section 2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the Closing Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) filed pursuant to Section 2.3 or (v) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to all of the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in such Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their Registrable Securities through a Piggyback Registration that involves an Underwriter(s) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggyback Registration.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) for a Piggyback Registration that is to be an Underwritten Offering, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of securities which the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company that pre-dates this Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company not otherwise covered above, which can be sold without exceeding the Maximum Number of Securities; and

(ii) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, Pro Rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof or an Underwritten Offering pursuant to a Shelf Underwriting Request effected under Section 2.3.

Section 2.3 Shelf Registration.

2.3.1 Initial Registration. The Company shall file a shelf registration statement under Rule 415 of the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 415”) on Form S-1 (the

“Form S-1 Shelf”) within forty five (45) days of the Closing Date covering the resale of all Registrable Securities on a delayed or continuous basis (a “Shelf Registration”), and use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter and no later than the earlier of (x) the 90th calendar day (or 135th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the filing date and (y) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. If, at any time the Company shall have qualified for the use of a Registration Statement on Form S-3 (the “Form S-3 Shelf” and, together with the Form S-1 Shelf, each a “Shelf”) or any other form which permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and at such time the Company has an outstanding Form S-l Shelf, then the Company shall use its commercially reasonable efforts to, as soon as reasonably practical, convert such outstanding Form S-l Shelf into a Form S-3 Shelf. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall use its commercially reasonable efforts to maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective and available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities, subject in each case to the provisions of this Agreement that permit the Company to suspend the use of the Registration Statement in the circumstances, and subject to the terms and conditions, set forth in those provisions. No filing of a Form S-1 Shelf or a Form S-3 Shelf, as applicable, pursuant to this Section 2.3 shall be counted as a Demand Registration effected pursuant to Section 2.1. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this Section 2.3, covering a Holder’s or Holders’ Registrable Securities, such Holder or Holders shall not have rights to make a Demand Registration with respect to Section 2.1. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this Section 2.3, covering a Holder’s or Holders’ Registrable Securities, and such Holder or Holders qualify for and wish to request an Underwritten Offering from such Shelf (a “Shelf Underwriting Request”), such Underwritten Offering shall follow the procedures and limitations of Section 2.1 (including Section 2.1.3 and Section 2.1.4) but such Underwritten Offering shall be made from the Shelf and shall count against the number of Demand Registrations that may be made by the applicable Holder(s) pursuant to Section 2.1.1; provided that, in the event that the Underwritten Offering is being made from a Form S-3 Shelf, (i) the period of time for the Company to notify all other Holders of Registrable Securities of the Company’s receipt of the applicable Demand Registration shall be reduced from ten (10) days (as set forth in Section 2.1.1) to two (2) Business Days and (ii) the period of time that the Holders have to respond to such notice shall be reduced from five (5) days (as set forth in Section 2.1.1) to three (3) Business Days. Notwithstanding anything to the contrary in Section 2.1.1 or this Section 2.3.1, the Company shall only be obligated to effect an Underwritten Offering pursuant to such Shelf Underwriting Request if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, (x) with a total offering price reasonably expected to exceed, in the aggregate, $5,000,000 or (y) that constitute all of the remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.3.2 Removal of Holders. The Company shall have the right to remove any persons no longer holding Registrable Securities from the Shelf or any other shelf registration statement by means of a post-effective amendment.

2.3.3 Right to Register Additional Common Stock. The Company shall have the right to register any other Common Stock or securities of the Company on any Registration Statement, including the Shelf.

Section 2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, that the Company may not defer its obligation in this manner more than once in any 12-month period.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1 General Procedures. If at any time on or after the Closing Date the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable and in connection with any such request:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such

Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and may be found reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and may be found reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriters of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No person or entity may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Suspension of Sales; Adverse Disclosure.

3.4.1 The Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement for a reasonable period of time, not to exceed 90 calendar days in any 360-day period (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year.

3.4.2 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplemented or amended Prospectus as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration

Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4, and upon the expiration of such period the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities, and upon the expiration of such period the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, and hold harmless each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any amendment or supplement to any of them, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is contained in any information furnished in writing to the Company by the Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers and directors and each person who controls such Underwriter (within the meaning of the Securities Act) on substantially the same basis as that of the indemnification of the Holder provided in this Section 4.1.

Section 4.2 Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. Each Holder shall indemnify any Underwriter of Registrable Securities sold by such Holder, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

Section 4.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 4.4 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

Section 4.5 Contribution. If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of any Holder under this Section 4.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Entire Agreement. This Agreement (including Schedule A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 5.2 No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least sixty percent (60%) of the number of Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the Demand Registration, Piggyback Registration or Shelf Registration rights described in this Agreement, or otherwise) relating to any securities of the Company which are senior to those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

Section 5.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, specifying next day delivery, with proof of receipt. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person.

Section 5.4 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Common Stock by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the applicable Holder or of any assignee of the applicable Holder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 5.4. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

Section 5.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission.

Section 5.6 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 5.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

Section 5.8 Governing Law; Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

Section 5.9 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

PEAK BIO, INC.

By:
Name:
Title:

Address for Notice:

[Signature Page to Registration Rights Agreement]

IGNYTE SPONSOR LLC

By:
Name:
Title:

Address for Notice: 640 Fifth Avenue New York, NY Attention: David Rosenberg, Co-Chief Executive Officer; David J. Strupp, Jr., Co-Chief Executive Officer
Email:	drosenberg@ignytespac.com dstrupp@ignytespac.com

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

[NAME]

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights Agreement]

ANNEX C

LOCK-UP AGREEMENT

by and among

IGNYTE ACQUISITION CORP.,

PEAK BIO CO., LTD.,

and certain

STOCKHOLDERS OF PEAK BIO CO., LTD.

Dated as of [___], 2022

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [___], 2022, by and among Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”), the executive officers and members of the board of directors of Peak Bio, Inc. (formerly known as, prior to the Closing, Ignyte), and those stockholders of the Company listed on the signature pages hereto (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on April 28, 2022, Ignyte, the Company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned direct subsidiary of Ignyte, entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which the parties agreed to, among other things, effect the Share Swap, and as a result, the Company will become a wholly-owned subsidiary of Ignyte;

WHEREAS, the Lock-Up Parties are receiving the Lock-Up Securities (as defined below) on or about the Effective Date, pursuant to the Business Combination Agreement;

WHEREAS, each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities that such Lock-Up Party now or hereafter Beneficially Owns (as defined below) or owns of record;

WHEREAS, each of Ignyte, the Company and each Lock-Up Party has determined that it is in their best interests to enter into this Agreement; and

WHEREAS, each Lock-Up Party understands and acknowledges that Ignyte and the Company are entering into the Business Combination Agreement in reliance upon such Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Expiration Time” shall mean the earliest to occur of (a) the Closing Date, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any applicable federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, decree, order, judgment, rule, binding regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any Ignyte Securities Beneficially Owned by a Lock-Up Party as of immediately following the Closing Date, other than (i) any security received pursuant to an incentive plan adopted by Ignyte on or after the Closing Date, or (ii) any Ignyte Securities acquired in open market transactions.

“Ignyte Common Stock” means Ignyte’s common stock, par value $0.0001 per share.

“Ignyte Preferred Stock” means Ignyte’s preferred stock, par value $0.0001 per share.

“Ignyte Securities” means (a) any shares of Ignyte Preferred Stock, (b) any shares of Ignyte Common Stock, (c) any shares of Ignyte Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Ignyte Common Stock and (d) any equity securities of Ignyte that may be issued or distributed or be issuable with respect to the securities referred to in clauses (b) or (c) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Permitted Transferee” means with respect to any Person, (a) in the case of an individual: (i) any Family Member of such Person, (ii) by bona fide gift, (iii) any Affiliate of any Family Member of such Person or to a trust, the beneficiary of which is a Family Member or an Affiliate of such Person, or to a charitable organization, (iv) a Person by virtue of the laws of descent and distribution upon death of such Person, (v) a Person pursuant to an operation of law or pursuant to a qualified domestic relations order, divorce decree or separation agreement, and (b) in the case of an entity, (i) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (c) the Company or Ignyte in connection with the repurchase of shares of Ignyte Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” means, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby, any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Lock-Up.

2.1 Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with Ignyte not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the date that is the earlier to occur of (a) one hundred eighty (180) days following the Closing Date; and (b) subsequent to the Closing, the date on which Ignyte completes a liquidation, merger, stock exchange or other similar transaction that results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property. For the avoidance of any doubt, (i) each Lock-Up Party shall retain all of his, her or its rights as a stockholder of Ignyte during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities, and (ii) the restrictions contained in this Section 2.1 shall not apply to (A) any Ignyte Securities acquired in open market transactions, (B) any Ignyte Common Stock issued in connection with the PIPE Investment and (C) any other Ignyte Securities acquired by any Lock-Up Party in any public or private capital raising transactions of Ignyte or otherwise with respect to any Ignyte Common Stock (or other securities of Ignyte) other than the Lock-Up Securities.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, each Lock-Up Party may Transfer, without the consent of Ignyte, any of such Lock-Up Party’s Lock-Up Securities (a) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to Ignyte or (b) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property subsequent to the Business Combination; provided, that in connection with any Transfer of such Lock-Up Securities, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, a Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

3. Confidentiality. Until the Expiration Time, each Lock-Up Party will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to Ignyte or the Company and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Lock-Up Party in breach of this Section 3, (ii) is, was or becomes available to such Lock-Up Party on a non-confidential basis from a source other than Ignyte or the Company or (iii) is or was independently developed by such Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Lock-Up Party gives Ignyte or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that Ignyte or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require a Lock-Up Party to himself, herself or itself commence litigation regarding such protective order or similar relief).

4. Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and Ignyte as follows:

4.1 Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform his, her or its obligations hereunder. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent Organizational Documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is otherwise bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of such Lock-Up Party, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Lock-Up Party from serving on the Board of Directors or as an officer of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. Each Lock-Up Party is entering into this Agreement solely in his, her or its capacity as the anticipated owner of Ignyte Securities following the consummation of the Business Combination.

6. Termination. This Agreement shall terminate upon the earlier of: (i) termination of the Business Combination Agreement in accordance with its terms; or (ii) completion of the Lock-Up Period as specified in Section 2.1 of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.2 Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. Neither party hereto may assign, directly or indirectly, including, through any merger, acquisition, sale of all or substantially all shares/assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (a) Ignyte, (b) the Company and (c) (i) by Lock-Up Parties holding at least 75% of the Lock-Up Securities (assuming the hypothetical exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement, and any such amendment shall be binding on all the Lock-Up Parties; provided, however, that in no event shall the obligation of any Lock-Up Party hereunder be materially increased without the prior written consent of such Lock-Up Party, unless such amendment applies to all Lock-Up Parties in the same fashion; provided, further, however, that (A) if this Agreement, or any other lock-up agreement signed by a stockholder of the Company in connection with the transactions contemplated hereby or under the Business Combination Agreement, is amended, modified or waived in a manner favorable to any Lock-Up Party or such shareholder, and such amendment, modification or waiver would be favorable to any other Lock-Up Party, this Agreement shall be automatically amended in the same manner with respect to such other Lock-Up Party (and Ignyte shall provide prompt notice thereof to all Lock-Up Parties), and (B) if any Lock-Up Party or such shareholder is released from any or all of the lock-up restrictions under this Lock-Up Agreement or such other lock-up agreement, each other Lock-Up Party shall automatically be contemporaneously and proportionately released from the lock-up restrictions hereunder (which, for the avoidance of doubt, will include a release of the same percentage of such Lock-Up Party’s Lock-Up Securities) and Ignyte shall provide prompt notice thereof to each Lock-Up Party.

7.5 Governing Law; Waiver of Jury Trial; Specific Performance.

(a) This Agreement and all Actions based upon, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

(b) All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereby waives to the fullest extent permitted by applicable Law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that he, she, it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.5(c).

(d) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6:

(i) if to Ignyte prior to the Effective Time, to:

Ignyte Acquisition Corp.

640 Fifth Avenue

New York, NY

Attention: David Rosenberg, Co-Chief Executive Officer

                 David J. Strupp, Jr., Co-Chief Executive Officer

Email:      drosenberg@ignytespac.com

                 dstrupp@ignytespac.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email: andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(ii) if to the Company prior to the Effective Time, to:

Peak Bio Co. Ltd.

Building B #1009,

670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),

Bundang-gu, Seongnam-si, Gyenggi-do

Attention: Hoyoung Huh, MD, Ph.D., Chief Executive Officer

Email: hoyoung.huh@ph-pharma.com

with a copy to:

Bae, Kim & Lee LLC

13F, Tower B, Centropolis,

26 Ujeongguk-ro, Jongno-gu, Seoul 03161

Attention: Jung Min Jo

Email: jungmin.jo@bkl.co.kr

and

BC Burr McCabe Law

584 Castro Street #882

San Francisco, CA 94114

Attention: Peter McCabe

Email: pmccabe@bcbmlaw.com

(iii) if to Ignyte or the Company following the Effective Time, to:

Peak Bio, Inc.

[●]

[●]

Attention: [●]

Email: [●]

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email: andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(iv) if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement.

7.7 Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Business Combination Agreement and Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This right Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.9 Effect of Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10 Legal Representation. Each of the parties hereto agrees that he, she or it has been represented by independent counsel of his, her or its choice during the negotiation and execution of this Agreement and each party hereto and his, her or its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Lock-Up Party acknowledges that DLA Piper LLP (US) is acting as counsel to Ignyte and BC Burr McCabe Law is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and that neither of such firms is acting as counsel to any Lock-Up Party.

7.11 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Business Combination is consummated.

7.12 Further Assurances. At the request of Ignyte or the Company, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of Ignyte, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.13 Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.14 Several Liability. The liability of the Lock-Up Parties hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.15 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of his, her or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

IGNYTE ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PEAK BIO CO, LTD., a corporation organized under the laws of the Republic of Korea

By:
Name:
Title:

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LOCK-UP PARTIES:

By:
Name:
Title:

Address for Notice:

Signature Page to Lock-Up Agreement

ANNEX D

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PEAK BIO, INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Peak Bio, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Peak Bio, Inc.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware (the “DE SoS”) on August 7, 2020 (the “Original Certificate”), and an Amended and Restated Certificate of Incorporation was filed with the DE SoS on January 27, 2021 (the “First Amended Certificate”), which amended, restated, integrated and superseded the Original Certificate.

3. This Second Amended Restated Certificate of Incorporation amends, restates, integrates and supersedes the First Amended Certificate.

4. This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

5. The text of the First Amended Certificate is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Peak Bio, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at c/o Vcorp Services, LLC, 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805 in the County of New Castle. The name of its registered agent at that address is Vcorp Services, LLC.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, a Business Combination (as defined below).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 70,000,000 of which 60,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation and each share of Common Stock shall have one vote.

FIFTH: Intentionally Omitted.

SIXTH: The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be fixed exclusively by the Board of Directors and shall be as nearly equal as possible. The directors in Class I shall be elected for a term expiring on the first annual meeting of stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation, the directors in Class II shall be elected for a term expiring on the second annual meeting of stockholders following the effectiveness of this Second Amened and Restated Certificate of Incorporation and the directors in Class III shall be elected for a term expiring on the third annual meeting of stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation. Commencing at the first annual meeting of stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Amended and Restated Bylaws (the “Bylaws’)), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if, and only if, the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended (“Securities Act”). Furthermore, notwithstanding anything to the contrary in the foregoing, the provisions of this Section A will not apply to suits brought to enforce any liability or duty created by the Exchange Act or Securities Act or any other claim for which the federal courts have exclusive jurisdiction.

B. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph A immediately above (a “Foreign Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article TENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TENTH (including, without limitation, each portion of any sentence of this Article TENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

ELEVENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by [●], its [Chief Executive Officer], as of the          day of                     , 2022.

/s/

[Second A&R Charter Signature Page]

ANNEX E

Adopted as of _____________, 2022

AMENDED AND RESTATED

BY LAWS

OF

PEAK BIO, INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Peak Bio, Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805, County of New Castle and Vcorp Services, LLC shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Amended and Restated Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5 Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereon. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 No Stockholder Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

2.8 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

2.9 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III

DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than seven (7). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders at which his or her Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

3.8 Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Corporation’s board is classified, stockholders may effect such removal only for cause. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

3.9 Resignations. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

4.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7 Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.10 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.12 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.13 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.14 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.15 Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.16 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1 Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI

NOTICES

6.1 Form of Notice. Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8 Amendments. The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

8.9 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

ANNEX F

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of April 28 2022, is entered into by and among Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

RECITALS

WHEREAS, concurrently herewith, Ignyte, the Company, and Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea, are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), pursuant to which (and subject to the terms and conditions set forth therein) the parties thereto are agreeing to, among other things, effect the Share Swap, and as a result, the Company will become a wholly-owned subsidiary of Ignyte;

WHEREAS, the Sponsor is currently the record owner of 1,437,500 shares of Ignyte Common Stock (the “Sponsor Shares”); and

WHEREAS, as a condition and inducement to the willingness of Ignyte and the Company to enter into the BCA, Ignyte, the Company and the Sponsor are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Sponsor, Ignyte and the Company hereby agree as follows:

1. Voting Agreement. The Sponsor agrees that, at the Ignyte Stockholders’ Meeting, at any other meeting of the stockholders of Ignyte (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of Ignyte, the Sponsor shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of (i) the approval and adoption of the BCA and approval of the Business Combination and all other transactions contemplated by the BCA and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Ignyte under the BCA or that would reasonably be expected to result in the failure of the Business Combination from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Ignyte for consummation of the Business Combination and the other transactions contemplated by the BCA; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against

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(i) any Business Combination Proposal other than with the Company and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the BCA, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the BCA or this Agreement, the Sponsor agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Sponsor Shares or otherwise agree to do any of the foregoing, (b) deposit any Sponsor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any Sponsor Shares.

3. No Solicitation of Transactions. The Sponsor agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Business Combination Proposal or other transaction in violation of the BCA. Sponsor shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. If the Sponsor receives any inquiry or proposal with respect to a Business Combination Proposal, then Sponsor shall promptly (and in no event later than twenty-four (24) hours after the Sponsor becomes aware of such inquiry or proposal) notify such person in writing that Ignyte is subject to an exclusivity agreement with respect to the Business Combination that prohibits Sponsor from considering such inquiry or proposal.

4. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Ignyte and the Company as follows:

a. The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Sponsor Shares, free and clear of Liens other than as created by this Agreement or Sponsor’s organizational documents or the organizational documents of Ignyte (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Ignyte).

b. The Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Sponsor Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its

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terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor from, or to be given by the Sponsor to, or be made by the Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Business Combination and the other transactions contemplated by the BCA.

e. The execution, delivery and performance of this Agreement by the Sponsor does not, and the consummation of the transactions contemplated hereby or the Business Combination and the other transactions contemplated by the BCA will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Sponsor pursuant to any contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which the Sponsor is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Business Combination or the other transactions contemplated by the BCA.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor that questions the beneficial or record ownership of the Sponsor Shares, the validity of this Agreement or the performance by the Sponsor of its obligations under this Agreement.

g. The Sponsor understands and acknowledges that each of Ignyte and the Company is entering into the BCA in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein

5. Further Assurances. From time to time, at either Ignyte’s of the Company’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Ignyte’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

7. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, Ignyte and the Company.

8. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise

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thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 9):

if to Ignyte, to:

Ignyte Acquisition Corp. 640 Fifth Avenue
New York, NY
Attention: David Rosenberg, Co-Chief Executive Officer
David J. Strupp, Jr., Co-Chief Executive Officer
Email: drosenberg@Ignytespac.com
dstrupp@Ignytespac.com

with a copy to:

DLA Piper LLP (US) 51 John F. Kennedy Parkway
Suite 120
Short Hills, NJ 07078
Attention: Andrew P. Gilbert; Scott A. Cowan
Email: andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com if to the Sponsor, to:

Ignyte Sponsor LLC
640 Fifth Avenue
New York, NY
Attention: David Rosenberg, Co-Chief Executive Officer
David J. Strupp, Jr., Co-Chief Executive Officer
Email: drosenberg@Ignytespac.com
dstrupp@Ignytespac.com

if to the Company, to:
Peak Bio Co. Ltd.
Building B #1009, 670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),
Bundang-gu, Seongnam-si, Gyenggi-do
Attention: Hoyoung Huh, MD, Ph.D., Chief Executive Officer Email: hoyoung.huh@ph-pharma.com with a copy to:

Bae, Kim & Lee LLC 13F, Tower B, Centropolis, 26 Ujeongguk-ro, Jongno-gu, Seoul 03161
Attention: Jung Min Jo
Email: jungmin.jo@bkl.co.kr

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and
BC Burr McCabe Law 584 Castro Street #882
San Francisco, CA 94114
Attention: Peter McCabe
Email: pmccabe@bcbmlaw.com

10. Entire Agreement. This Agreement and the BCA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

11. No Third-Party Beneficiaries. The Sponsor hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Ignyte and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

12. Governing Law and Venue.

a. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

b. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c. Each of the parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection

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with this Agreement or the transactions contemplated hereby. Each of the parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(c).

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

15. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

17. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Business Combination, (b) the termination of the BCA in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Ignyte, the Company and the Sponsor.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

IGNYTE:

IGNYE ACQUISITION CORP.

By:	/s/ David Strupp
Name:	David Strupp
Tile:	Co-Chief Executive Officer

SPONSOR:

IGNYTE SPONSOR LLC

By:	/s/ David Strupp
Name:	David Strupp
Tile:	Co-Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

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ANNEX G

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on April 28, 2022, by and between Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and between Ignyte, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Merger Sub”) and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company,” and together with Ignyte and Merger Sub, the “Parties”), pursuant to which, among other things, the Parties desire to enter into a business combination transaction (such transaction, together with the other transactions contemplated by, and subject to the terms and conditions of, the Transaction Agreement, collectively, the “Transaction”) structured as a comprehensive share swap whereby (i) the stockholders of the Company will transfer their respective shares of common stock of the Company, par value KRW 500 per share (the “Company Common Stock”), to Merger Sub in exchange for shares of common stock of Ignyte, par value $0.0001 per share (the “Ignyte Common Stock”) held by Merger Sub, and (ii) in the course of such share swap, Merger Sub will contribute the shares of Company Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be distributed to the stockholders of the Company as described in (i) above);

WHEREAS, in connection with the Transaction, Ignyte is seeking commitments from interested investors to purchase shares of Ignyte Common Stock (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, Ignyte is entering into separate subscription and purchase agreements (collectively, the “Other Subscription Agreements”) with certain investors (the “Other Investors”) with an aggregate purchase price of $25,000,000 (inclusive of the Subscription Amount) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Ignyte acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Ignyte, and Ignyte agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and the Closing shall be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) Ignyte to the Investor (the “Closing Notice”), that Ignyte reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount three (3) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by Ignyte in the Closing Notice. On the Closing Date, Ignyte shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor and will provide to the Investor, upon request by the Investor, evidence of such issuance from Ignyte’s transfer agent. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Investor shall deliver to Ignyte a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, Ignyte shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing in the event Ignyte delivers a subsequent Closing Notice in accordance with this Section 2.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement; (b) except to the extent consented to in writing by the Investor, no amendments of, or waivers under, the Transaction Agreement (as the same exists as of the date of this Subscription Agreement) (including the conditions thereto) shall have occurred that materially and adversely affect the economic benefits the Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement; and (c)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Ignyte, and (ii) solely with respect to the Ignyte’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Ignyte Representations and Warranties. Ignyte represents and warrants to the Investor that:

(a) Ignyte was duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Ignyte has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Ignyte’s organizational documents (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Ignyte and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Ignyte in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by Ignyte of the Shares pursuant to this Subscription Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Ignyte or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Ignyte or any of its subsidiaries is a party or by which Ignyte or any of its subsidiaries is bound or to which any of the property or assets of Ignyte is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Ignyte and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially and adversely affect the validity of the Shares or the legal authority of Ignyte to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Ignyte; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Ignyte or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the validity of the Shares or the legal authority of Ignyte to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by Ignyte with the U.S. Securities and Exchange Commission (the “SEC”) since January 28, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Ignyte makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by Ignyte with respect to the Transaction or any other information relating to the Company or any of its affiliates Ignyte included in any SEC Report or filed as an exhibit thereto. Ignyte has timely filed with the SEC each SEC Report that Ignyte was required to file with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Ignyte from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to (i) the topics referenced in the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or any subsequent guidance, statements or interpretations issued by the SEC or the Staff (collectively, the “SEC Statement”) or (ii) the Company’s outstanding redeemable shares as temporary, as opposed to permanent, equity (“Redeemable Share Classification Changes”). Neither any correction, amendment or restatement of Ignyte’s financial statements due to the SEC Statement, Redeemable Share Classification Changes or to other accounting matters related to initial public offering securities or expenses, nor any changes in accounting or disclosure related thereto, shall be deemed to be a breach of any representation or warranty by Ignyte.

(f) Ignyte is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) in connection with or as a result of the SEC Statement or Redeemable Share Classification Changes, (iii) filings required by applicable state securities laws, (iv) the filings required in accordance with Section 13 of this Subscription Agreement; (v) those required by the New York Stock Exchange or Nasdaq, as applicable, including with respect to obtaining approval of Ignyte’s stockholders, (vi) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, Ignyte has not received any written communication from a governmental authority that alleges that Ignyte is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by Ignyte to the Investor.

(i) Neither Ignyte nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j) As of the date hereof, the issued and outstanding shares of Ignyte Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of Ignyte, threatened against Ignyte by Nasdaq or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq in connection with the Transaction. Ignyte has taken no action that is designed to terminate the registration of the Shares under the Exchange Act prior to the Closing.

(k) Ignyte is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

(l) The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are not materially more favorable to such Other Investor thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds.

6. Investor Representations and Warranties. The Investor represents and warrants to Ignyte that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Ignyte is not required to register the Shares except as set forth in Section 8 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Ignyte or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United

States and other applicable jurisdictions, and that any certificates or book entries representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from Ignyte. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Ignyte, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Ignyte expressly set forth in Section 5 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Ignyte, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Ignyte’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Ignyte, the Company or a representative of Ignyte or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Ignyte, the Company or a representative of Ignyte or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that there have not been, and the Investor hereby agrees that it is not relying upon, and has not relied upon, any statement, covenant, agreement, representation or warranty made by any person, firm or corporation (including, without limitation, Ignyte, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents, representatives, legal counsel, financial advisors or accountants of any of the foregoing), other than the representations and warranties of Ignyte contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Ignyte.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Ignyte’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Ignyte nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Ignyte. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Ignyte in Section 5.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement, the purchase of the Shares hereunder, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach, violation or default, conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (a) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, (b) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or undertaking, to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, and (c) if the Investor is not an individual, the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Ignyte, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor, if the Investor is not an individual, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Ignyte nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) The Investor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244).

(o) The Investor has or has commitments to have and, when required to deliver payment to Ignyte pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(p) The Investor acknowledges that Ignyte continues to review the SEC Statement, Redeemable Share Classification Changes and their respective implications, including on the financial statements and other information included in its SEC Reports, and any restatement, revision or other modification of the SEC Reports relating to or arising from such review, any subsequent related agreements or any other guidance from the Staff of the SEC with respect to the SEC Statement or Redeemable Share Classification Changes shall be deemed not material for purposes of this Agreement.

(q) No broker or finder is entitled to any brokerage or finder’s fee or commission payable by the Investor solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

7. No Hedging. The Investor hereby agrees that neither it, its controlled affiliates, nor any person or entity acting on its or its controlled affiliates’ behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Shares during the period from the date of this Subscription Agreement through the Closing date (or such earlier termination of this Subscription Agreement). Nothing in this Section 7 shall prohibit (x) any other investment portfolios or departments or groups of Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in this transaction and have not been informed by the Investor of the Transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions or (y) any portfolio company or third-party investment manager engaged by Investor that may engage in any short sales or hedging transactions on Investor’s behalf, if such portfolio company or third-party investment manager has not been directed or instructed to engage in short sales or hedging transactions with respect to the Shares by the Investor or any of the persons that are subject to the foregoing.

8. Registration Rights.

(a) Ignyte agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), Ignyte will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Ignyte is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and Ignyte shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies Ignyte that it will “review” the Registration Statement and (ii) the 10th business day after the date Ignyte is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Ignyte’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Ignyte such information regarding the Investor or its permitted assigns, the securities of Ignyte held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Ignyte to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as Ignyte may reasonably request that are customary of a selling stockholder in similar situations, including providing that Ignyte shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. For as long as the Investor holds Shares, Ignyte will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 under the Securities Act (in each case, when Rule 144 under the Securities Act becomes available to the Investor). Any failure by Ignyte to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Ignyte of its obligations to file or effect the Registration Statement as set forth above in this Section 8.

(b) At its expense Ignyte shall:

(i) except for such times as Ignyte is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Ignyte determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for Ignyte to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act, and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which Ignyte is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by Ignyte of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Ignyte shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Ignyte other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Ignyte;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(4) above, except for such times as Ignyte is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Ignyte shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, Ignyte shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines (i) that in order for the Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (y) the negotiation or consummation of a transaction by Ignyte or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Ignyte’s board of directors reasonably believes would require additional disclosure by Ignyte in the Registration Statement of material information that Ignyte has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Ignyte’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Statement, Redeemable Share Classification Changes or other accounting matters, or any related disclosure or other matters (each such circumstance, a “Suspension Event”); provided, however, that Ignyte may not delay or suspend the Registration Statement on more than three occasions or for more than ninety

(90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Ignyte of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Ignyte agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Ignyte that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Ignyte unless otherwise required by law or subpoena. If so directed by Ignyte, the Investor will deliver to Ignyte or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) Ignyte agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, agents and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Ignyte by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to Ignyte in writing such information and affidavits as Ignyte reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Ignyte, its directors and officers and each person or entity who controls Ignyte (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other investor and shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 8(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi) If the Shares acquired hereunder are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction under, and without Ignyte being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Investor’s request, Ignyte will reasonably cooperate with Ignyte’s transfer agent, such that any remaining restrictive legend set forth on such Shares will be removed in connection with a sale of such shares.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription

Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) the Outside Date (as defined in the Transaction Agreement) if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Ignyte shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Investor to Ignyte in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that Ignyte is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Ignyte and one or more businesses or assets. The Investor further acknowledges that, as described in Ignyte’s prospectus relating to its initial public offering dated January 27, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Ignyte’s assets consist of the cash proceeds of Ignyte’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Ignyte, its public stockholders and the underwriter of Ignyte’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Ignyte to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Ignyte entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Ignyte Common Stock acquired by any means other than pursuant to this Subscription Agreement.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to Ignyte hereunder or any of Ignyte’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) Ignyte may request from the Investor such additional information as Ignyte may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The Investor acknowledges that Ignyte may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Ignyte.

(c) The Investor acknowledges that Ignyte will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Ignyte if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) Ignyte and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(d), Section 11(c) and Section 11(d) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT

DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Ignyte and any of its affiliates, any control persons, officers, directors, employees, partners, agents, representatives, legal counsel, financial advisors or accountants), other than the statements, representations and warranties of Ignyte expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Ignyte. The Investor acknowledges and agrees that none of (i) the Other Investors pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the Other Investors’ respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement (other than Ignyte), or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Ignyte, the Company or any other party to the Transaction Agreement shall be liable to the Investor, or to any Other Investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

13. Press Releases. Ignyte shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment (as defined in the Transaction Agreement), all material terms of the Transaction and any other material, non-public information that Ignyte, or any of its officers, employees or agents on behalf of Ignyte, has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Ignyte or any of its affiliates, and, to the knowledge of Ignyte, the Investor shall not be in possession of any material, non-public information received from Ignyte or any of its officers, directors, employees or agents. All press releases or other public communications relating to the transactions contemplated hereby between Ignyte and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) Ignyte, and (ii) the Investor to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name or any trademark owned by the Investor, its affiliates or its investment advisers. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Ignyte, to:

Ignyte Acquisition Corp. 640 Fifth Avenue
New York, New York 10019
Attention:David Rosenberg, Co-Chief Executive Officer
David J. Strupp, Jr., Co-Chief Executive Officer
Email: drosenberg@ignytespac.com
dstrupp@ignytespac.com

with copies to (which shall not constitute notice), to:

DLA Piper LLP (US) 51 John F. Kennedy Parkway
Suite 120
Short Hills, NJ 07078
Attention: Andrew P. Gilbert
Scott A. Cowan
Email: andrew.gilbert@us.dlapiper.com
scott.cowan@us.dlapiper.com

If to Company, to:

Peak Bio Co., Ltd.
Building B #1009 670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),
Bundang-gu, Seongnam-si, Gyenggi-do 13494
Attention: Hoyoung Huh, Chief Executive Officer
Email: hoyoung.huh@ph-pharma.com

with copies to (which shall not constitute notice), to:

BC Burr McCabe Law 584 Castro Street #882
San Francisco, CA 94114
Attention: Peter McCabe
Email: pmccabe@bcbmlaw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Name of Investor:	State/Country of Formation or Domicile:
By: Name: Title:
Name in which Shares are to be registered (if different):
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Number of Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Ignyte in the Closing Notice.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, Ignyte has accepted this Subscription Agreement as of the date first set forth above.

IGNYTE ACQUISITION CORP.

By
NAME:
TITLE:

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

**OR**

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.” . ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Investor’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Investor’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

(ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Investor’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Investor should add to the Investor’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(iii)	A director or executive officer of Ignyte;

(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

SCHEDULE A TO SUBSCRIPTION AGREEMENT

(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

(ix)	An insurance company as defined in section 2(13) of the Exchange Act;

(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in Ignyte;

(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

SCHEDULE A TO SUBSCRIPTION AGREEMENT

(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

(xx)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

(xxi)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

SCHEDULE A TO SUBSCRIPTION AGREEMENT

ANNEX H

KEY COMPANY STOCKHOLDER FORWARD PURCHASE AGREEMENT

This KEY COMPANY STOCKHOLDER FORWARD PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into on April 28, 2022, by and between Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Purchase Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and between Ignyte, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Merger Sub”) and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company,” and together with Ignyte and Merger Sub, the “Parties”), pursuant to which, among other things, the Parties desire to enter into a business combination transaction (such transaction, together with the other transactions contemplated by, and subject to the terms and conditions of, the Transaction Agreement, collectively, the “Transaction”) structured as a comprehensive share swap whereby (i) the stockholders of the Company will transfer their respective shares of common stock of the Company, par value KRW 500 per share (the “Company Common Stock”), to Merger Sub in exchange for shares of common stock of Ignyte, par value $0.0001 per share (the “Ignyte Common Stock”) held by Merger Sub, and (ii) in the course of such share swap, Merger Sub will contribute the shares of Company Common Stock to Ignyte in consideration of Ignyte Common Stock (which will in-turn be distributed to the stockholders of the Company as described in (i) above);

WHEREAS, in connection with the Transaction, Ignyte is seeking commitments from interested investors to purchase shares of Ignyte Common Stock (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, substantially concurrently with the execution of this Purchase Agreement, Ignyte is entering into separate subscription agreements with certain investors, and subsequent to the date hereof but prior to the consummation of the Transaction, Ignyte may enter into additional subscription agreements with certain additional investors (collectively, the “Other Investors”); and

WHEREAS, in the event the aggregate purchase price of the Other Investors is less than $30,000,000 as of the date that is five (5) business days prior to the Transaction Closing Date (as defined below) (the “Other Investors’ Aggregate PIPE Investment Amount”) and subject to the satisfaction of certain conditions specified below, the Investor will purchase Shares with an aggregate purchase price equal to the lesser of (i) $10,000,000 and (ii) the amount by which the Other Investors’ Aggregate PIPE Investment Amount is less than $30,000,000 (the “Subscription Amount”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Ignyte acknowledges and agrees as follows:

1. Subscription. Subject to the satisfaction of the conditions to Closing set forth in Section 3 below, in the event the Other Investors’ Aggregate PIPE Investment Amount is less than $30,000,000 as of the date that is five (5) business days prior to the Transaction Closing Date (as defined below) and subject to the satisfaction of the closing conditions specified below, including but not limited to securing the Margin Loan (as defined below), the Investor hereby irrevocably subscribes for and agrees to purchase from Ignyte, and Ignyte agrees to issue and sell to the Investor, the number of Shares determined by dividing the Investor Forward Subscription Amount by the Per Share Purchase Price, on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and the Closing shall be conditioned upon the prior or substantially concurrent consummation of the Transaction and satisfaction of the conditions set forth above and below (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) Ignyte to the Investor (the “Closing Notice”), that Ignyte reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount three (3) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by Ignyte in the Closing Notice. On the Closing Date, Ignyte shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor and will provide to the Investor, upon request by the Investor, evidence of such issuance from Ignyte’s transfer agent. For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, the Investor shall deliver to Ignyte a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Purchase Agreement, Ignyte shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Purchase Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Purchase Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing in the event Ignyte delivers a subsequent Closing Notice in accordance with this Section 2.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Purchase Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Purchase Agreement; (b) except to the extent consented to in writing by the Investor, no amendments of, or waivers under, the Transaction Agreement (as the same exists as of the date of this Purchase Agreement) (including the conditions thereto) shall have occurred that materially and adversely affect the economic benefits the Investor (in its capacity as such) would reasonably expect to receive under this Purchase Agreement; (c)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Ignyte, and (ii) solely with respect to the Ignyte’s obligation to close, the representations and warranties made by the Investor, in each case, in this Purchase Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction; and (d) the Investor shall have received margin financing from a lender reasonably acceptable to Ignyte and Investor in the aggregate amount of the Subscription Amount (the “Margin Loan”) within 180 days of the closing of the transactions contemplated by the Transaction Agreement (the “Margin Period”).

4. Further Assurances.

(a) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Purchase Agreement.

(b) In order to satisfy the obligations under this Purchase Agreement, the Investor shall use reasonable best efforts to take, or cause to be taken, all necessary and proper actions to ensure the receipt of the Margin Loan by the Investor within the Margin Period.

5. Ignyte Representations and Warranties. Ignyte represents and warrants to the Investor that:

(c) Ignyte was duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Ignyte has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Purchase Agreement.

(d) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Ignyte’s organizational documents (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(e) This Purchase Agreement has been duly authorized, executed and delivered by Ignyte and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investor, this Purchase Agreement is enforceable against Ignyte in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(f) The issuance and sale by Ignyte of the Shares pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Ignyte or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Ignyte or any of its subsidiaries is a party or by which Ignyte or any of its subsidiaries is bound or to which any of the property or assets of Ignyte is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Ignyte and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially and adversely affect the validity of the Shares or the legal authority of Ignyte to comply in all material respects with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of Ignyte; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Ignyte or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the validity of the Shares or the legal authority of Ignyte to comply in all material respects with its obligations under this Purchase Agreement.

(g) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by Ignyte with the U.S. Securities and Exchange Commission (the “SEC”) since January 28, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Ignyte makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by Ignyte with respect to the Transaction or any other information relating to the Company or any of its affiliates Ignyte included in any SEC Report or filed as an exhibit thereto. Ignyte has timely filed with the SEC each SEC Report that Ignyte was required to file with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Ignyte from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to (i) the topics referenced in the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or any

subsequent guidance, statements or interpretations issued by the SEC or the Staff (collectively, the “SEC Statement”) or (ii) the Company’s outstanding redeemable shares as temporary, as opposed to permanent, equity (“Redeemable Share Classification Changes”). Neither any correction, amendment or restatement of Ignyte’s financial statements due to the SEC Statement, Redeemable Share Classification Changes or to other accounting matters related to initial public offering securities or expenses, nor any changes in accounting or disclosure related thereto, shall be deemed to be a breach of any representation or warranty by Ignyte.

(h) Ignyte is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Purchase Agreement, other than (i) filings with the SEC, (ii) in connection with or as a result of the SEC Statement or Redeemable Share Classification Changes, (iii) filings required by applicable state securities laws, (iv) the filings required in accordance with Section 13 of this Purchase Agreement; (v) those required by the New York Stock Exchange or Nasdaq, as applicable, including with respect to obtaining approval of Ignyte’s stockholders, (vi) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) As of the date hereof, Ignyte has not received any written communication from a governmental authority that alleges that Ignyte is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Purchase Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by Ignyte to the Investor.

(k) Neither Ignyte nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(l) As of the date hereof, the issued and outstanding shares of Ignyte Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of Ignyte, threatened against Ignyte by Nasdaq or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq in connection with the Transaction. Ignyte has taken no action that is designed to terminate the registration of the Shares under the Exchange Act prior to the Closing.

(m) Ignyte is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

(n) The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are not materially more favorable to such Other Investor thereunder than the terms of this Purchase Agreement, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds.

6. Investor Representations and Warranties. The Investor represents and warrants to Ignyte that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in

Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction (and shall provide the requested information set forth on Schedule A).

(b) The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Ignyte is not required to register the Shares except as set forth in Section 8 of this Purchase Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Ignyte or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from Ignyte. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Ignyte, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Ignyte expressly set forth in Section 5 of this Purchase Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Ignyte, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Ignyte’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Ignyte, the Company or a representative of Ignyte or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Ignyte, the Company or a representative of Ignyte or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that there have not been, and the Investor hereby agrees that it is not relying upon, and has not relied upon, any statement, covenant, agreement, representation or warranty made by any person, firm or corporation (including, without limitation, Ignyte, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents, representatives, legal counsel, financial advisors or accountants of any of the foregoing), other than the representations and warranties of Ignyte contained in Section 5 of this Purchase Agreement, in making its investment or decision to invest in Ignyte.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Ignyte’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither Ignyte nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Ignyte. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Ignyte in Section 5.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.

(k) The execution, delivery and performance by the Investor of this Purchase Agreement, the purchase of the Shares hereunder, the compliance by the Investor with all of the provisions of this Purchase Agreement and the consummation of the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach, violation or default, conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (a) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, (b) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or undertaking, to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, and (c) if the Investor is not an individual, the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of Ignyte, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor, if the Investor is not an individual, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign

Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Ignyte nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) The Investor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244).

(o) The Investor has or has commitments to have and, when required to deliver payment to Ignyte pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Purchase Agreement.

(p) The Investor acknowledges that Ignyte continues to review the SEC Statement, Redeemable Share Classification Changes and their respective implications, including on the financial statements and other information included in its SEC Reports, and any restatement, revision or other modification of the SEC Reports relating to or arising from such review, any subsequent related agreements or any other guidance from the Staff of the SEC with respect to the SEC Statement or Redeemable Share Classification Changes shall be deemed not material for purposes of this Agreement.

(q) No broker or finder is entitled to any brokerage or finder’s fee or commission payable by the Investor solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

7. No Hedging. The Investor hereby agrees that neither it, its controlled affiliates, nor any person or entity acting on its or its controlled affiliates’ behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Shares during the period from the date of this Purchase Agreement through the Closing date (or such earlier termination of this Purchase Agreement). Nothing in this Section 7 shall prohibit (x) any other investment portfolios or departments or groups of Investor that have no knowledge of this Purchase Agreement or of the Investor’s participation in this transaction and have not been informed by the Investor of the Transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions or (y) any portfolio company or third-party investment manager engaged by Investor that may engage in any short sales or hedging transactions on Investor’s behalf, if such portfolio company or third-party investment manager has not been directed or instructed to engage in short sales or hedging transactions with respect to the Shares by the Investor or any of the persons that are subject to the foregoing.

8. Registration Rights.

(a) Ignyte agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), Ignyte will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Ignyte is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Purchase Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and Ignyte shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies Ignyte that it will “review” the Registration Statement and (ii) the 10th business day after the date Ignyte is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Ignyte’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Ignyte such information regarding the Investor or its permitted assigns, the securities of Ignyte held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Ignyte to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as Ignyte may reasonably request that are customary of a selling stockholder in similar situations, including providing that Ignyte shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. For as long as the Investor holds Shares, Ignyte will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 under the Securities Act (in each case, when Rule 144 under the Securities Act becomes available to the Investor). Any failure by Ignyte to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Ignyte of its obligations to file or effect the Registration Statement as set forth above in this Section 8.

(b) At its expense Ignyte shall:

(i) except for such times as Ignyte is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Ignyte determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for Ignyte to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act, and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which Ignyte is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by Ignyte of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Ignyte shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Ignyte other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Ignyte;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(4) above, except for such times as Ignyte is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Ignyte shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Purchase Agreement, Ignyte shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines (i) that in order for the Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (y) the negotiation or consummation of a transaction by Ignyte or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Ignyte’s board of directors reasonably believes would require additional disclosure by Ignyte in the Registration Statement of material information that Ignyte has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Ignyte’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Statement, Redeemable Share Classification Changes or other accounting matters, or any related disclosure or other matters (each such circumstance, a “Suspension Event”); provided, however, that Ignyte may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Ignyte of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Ignyte agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Ignyte that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Ignyte unless otherwise required by law or subpoena. If so directed by Ignyte, the Investor will deliver to Ignyte or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) Ignyte agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, agents and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Ignyte by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to Ignyte in writing such information and affidavits as Ignyte reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Ignyte, its directors and officers and each person or entity who controls Ignyte (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other investor and shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 8(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi) If the Shares acquired hereunder are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction under, and without Ignyte being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Investor’s request, Ignyte will reasonably cooperate with Ignyte’s transfer agent, such that any remaining restrictive legend set forth on such Shares will be removed in connection with a sale of such shares.

9. Termination. This Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Purchase Agreement, (c) if the conditions to Closing set forth in Section 3 of this Purchase Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Purchase Agreement will not be or are not consummated at the Closing and (d) the Outside Date (as defined in the Transaction Agreement) if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Ignyte shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Purchase Agreement in accordance with this Section 9, any monies paid by the Investor to Ignyte in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that Ignyte is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Ignyte and one or more businesses or assets. The Investor further acknowledges that, as described in Ignyte’s prospectus relating to its initial public offering dated January 27, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Ignyte’s assets consist of the cash proceeds of Ignyte’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Ignyte, its public stockholders and the underwriter of Ignyte’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Ignyte to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Ignyte entering into this Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Purchase Agreement; provided, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Ignyte Common Stock acquired by any means other than pursuant to this Purchase Agreement.

11. Miscellaneous.

(a) Purchase Neither this Purchase Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Purchase Agreement or a separate subscription agreement in substantially the same form as this Purchase Agreement, including with respect to the Purchase Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Purchase Agreement shall remain bound by its obligations under this Purchase Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Purchase Agreement nor any rights that may accrue to Ignyte hereunder or any of Ignyte’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) Ignyte may request from the Investor such additional information as Ignyte may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The Investor acknowledges that Ignyte may file a form of this Purchase Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Ignyte.

(c) The Investor acknowledges that Ignyte will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement. Prior to the Closing, the Investor agrees to promptly notify Ignyte if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) Ignyte and the Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Purchase Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Purchase Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(d), Section 11(c) and Section 11(d) with respect to the persons referenced therein, this Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Purchase Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Purchase Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Purchase Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Purchase Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS PURCHASE AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS PURCHASE AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS PURCHASE AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS PURCHASE AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PURCHASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Ignyte and any of its affiliates, any control persons, officers, directors, employees, partners, agents, representatives, legal counsel, financial advisors or accountants), other than the statements, representations and warranties of Ignyte expressly contained in Section 5 of this Purchase Agreement, in making its investment or decision to invest in Ignyte. The Investor acknowledges and agrees that none of (i) the Other Investors pursuant to this Purchase Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the Other Investors’ respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement (other than Ignyte), or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Ignyte, the Company or any other party to the Transaction Agreement shall be liable to the Investor, or to any Other Investor, pursuant to this Purchase Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

13. Press Releases. Ignyte shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Purchase Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE investments related hereto, all material terms of the Transaction and any other material, non-public information that Ignyte, or any of its officers, employees or agents on behalf of Ignyte, has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Ignyte or any of its affiliates, and, to the knowledge of Ignyte, the Investor shall not be in possession of any material, non-public information received from Ignyte or any of its officers, directors, employees or agents. All press releases or other public communications relating to the transactions contemplated hereby between Ignyte and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) Ignyte, and (ii) the Investor to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name or any trademark owned by the Investor, its affiliates or its investment advisers. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Ignyte, to:

Ignyte Acquisition Corp. 640 Fifth Avenue New York, New York 10019
Attention:	David Rosenberg, Co-Chief Executive Officer
David J. Strupp, Jr., Co-Chief Executive Officer
Email:	drosenberg@ignytespac.com
dstrupp@ignytespac.com

with copies to (which shall not constitute notice), to:

DLA Piper LLP (US) 51 John F. Kennedy Parkway Suite 120 Short Hills, NJ 07078
Attention:	Andrew P. Gilbert
Scott A. Cowan
Email:	andrew.gilbert@us.dlapiper.com
scott.cowan@us.dlapiper.com

If to the Company, to:

and Peak Bio Co., Ltd. Building B #1009 670 Daewangpangyo-ro (Sampyeong-dong, U Space 2), Bundang-gu, Seongnam-si, Gyenggi-do 13494
Attention:	Hoyoung Huh, Chief Executive Officer
Email:	hoyoung.huh@ph-pharma.com

with copies to (which shall not constitute notice), to:

Bae, Kim & Lee LLC

13F, Tower B, Centropolis,

26 Ujeongguk-ro, Jongno-gu, Seoul 03161

Attention: Jung Min Jo

Email: jungmin.jo@bkl.co.kr

and

BC Burr McCabe Law

584 Castro Street #882

San Francisco, CA 94114

Attention: Peter McCabe

Email: pmccabe@bcbmlaw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

Name of Investor: Hoyoung Huh	State/Country of Formation or Domicile:
By:
Name:
Title:
Name in which Shares are to be registered (if different):
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Number of Shares subscribed for:
Aggregate Subscription Amount:	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Ignyte in the Closing Notice.

SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, Ignyte has accepted this Purchase Agreement as of the date first set forth above.

IGNYTE ACQUISITION CORP.

By
NAME:
TITLE:

SIGNATURE PAGE TO PURCHASE AGREEMENT

ANNEX I

LOCK-UP AGREEMENT

by and among

IGNYTE ACQUISITION CORP.,

PEAK BIO CO., LTD.,

and HOYOUNG HUH

Dated as of [            ], 2022

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [            ], 2022, by and among Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”), and Hoyoung Huh (the “Lock-Up Party” and, collectively with the other parties entering into Lock-Up Agreements in connection the transactions contemplated by the Business Combination Agreement (as defined below), the “Lock-Up Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on April 28, 2022, Ignyte, the Company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned direct subsidiary of Ignyte, entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which the parties agreed to, among other things, effect the Share Swap, and as a result, the Company will become a wholly-owned subsidiary of Ignyte;

WHEREAS, the Lock-Up Party is receiving the Lock-Up Securities (as defined below) on or about the Effective Date, pursuant to the Business Combination Agreement;

WHEREAS, the Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities that the Lock-Up Party now or hereafter Beneficially Owns (as defined below) or owns of record;

WHEREAS, each of Ignyte, the Company and the Lock-Up Party has determined that it is in their best interests to enter into this Agreement; and

WHEREAS, the Lock-Up Party understands and acknowledges that Ignyte and the Company are entering into the Business Combination Agreement in reliance upon the Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if the Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of the Lock-Up Party will be deemed an Affiliate of the Lock-Up Party).

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Expiration Time” shall mean the earliest to occur of (a) the Closing Date, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any applicable federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, decree, order, judgment, rule, binding regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any Ignyte Securities Beneficially Owned by the Lock-Up Party as of immediately following the Closing Date, other than (i) any security received pursuant to an incentive plan adopted by Ignyte on or after the Closing Date, or (ii) any Ignyte Securities acquired in open market transactions.

“Ignyte Common Stock” means Ignyte’s common stock, par value $0.0001 per share.

“Ignyte Preferred Stock” means Ignyte’s preferred stock, par value $0.0001 per share.

“Ignyte Securities” means (a) any shares of Ignyte Preferred Stock, (b) any shares of Ignyte Common Stock, (c) any shares of Ignyte Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Ignyte Common Stock and (d) any equity securities of Ignyte that may be issued or distributed or be issuable with respect to the securities referred to in clauses (b) or (c) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Permitted Transferee” means with respect to any Person, (a) in the case of an individual: (i) any Family Member of such Person, (ii) by bona fide gift, (iii) any Affiliate of any Family Member of such Person or to a trust, the beneficiary of which is a Family Member or an Affiliate of such Person, or to a charitable organization, (iv) a Person by virtue of the laws of descent and distribution upon death of such Person, (v) a Person pursuant to an operation of law or pursuant to a qualified domestic relations order, divorce decree or separation agreement, and (b) in the case of an entity, (i) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (c) the Company or Ignyte in connection with the repurchase of shares of Ignyte Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” means, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby, any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Lock-Up.

2.1 Lock-Up. The Lock-Up Party severally, and not jointly, agrees with Ignyte not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the date that is the earlier to occur of (a) one hundred eighty (180) days following the Closing Date; and (b) subsequent to the Closing, the date on which Ignyte completes a liquidation, merger, stock exchange or other similar transaction that results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property. For the avoidance of any doubt, (i) the Lock-Up Party shall retain all of his rights as a stockholder of Ignyte during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities, and (ii) the restrictions contained in this Section 2.1 shall not apply to (A) any Ignyte Securities acquired in open market transactions, (B) any Ignyte Common Stock issued in connection with the PIPE Investment and (C) any other Ignyte Securities acquired by the Lock-Up Party in any public or private capital raising transactions of Ignyte or otherwise with respect to any Ignyte Common Stock (or other securities of Ignyte) other than the Lock-Up Securities.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Lock-Up Party may Transfer, without the consent of Ignyte, any of such Lock-Up Party’s Lock-Up Securities (a) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to Ignyte, (b) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property subsequent to the Business Combination, (c) to the lender of the Margin Loan (the “Lender”) as collateral for receipt of the margin financing obtained by the Lock-Up Party as described in the Key Company Stockholder Forward Purchase Agreement (the “Margin Loan”), (d) to the Lender upon a default of the Margin Loan by the Lock-Up Party; provided, that in connection with any Transfer of such Lock-Up Securities pursuant to Sections 2.2(a) or 2.2(b) above, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply, and such transferee shall execute a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period; provided, further, that if the Lock-Up Party pays the outstanding indebtedness under the Margin Loan in full on the terms and conditions of the Margin Loan satisfactory to the Lender, the Lock-Up Securities that were pledged as collateral for the Margin Loan by the Lock-Up Party shall continue to be subject to the restrictions and obligations contained in Section 2.1 and this Section 2.2. Notwithstanding the foregoing provisions of this Section 2.2, the Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of the Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up

Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

3. Confidentiality. Until the Expiration Time, the Lock-Up Party will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to Ignyte or the Company and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by the Lock-Up Party in breach of this Section 3, (ii) is, was or becomes available to the Lock-Up Party on a non-confidential basis from a source other than Ignyte or the Company or (iii) is or was independently developed by the Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that the Lock-Up Party gives Ignyte or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that Ignyte or the Company may seek, at its expense, an appropriate protective order or similar relief (and the Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require the Lock-Up Party to himself, herself or itself commence litigation regarding such protective order or similar relief).

4. Representations and Warranties of the Lock-Up Party. The Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and Ignyte as follows:

4.1 Due Authority. The Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform his, her or its obligations hereunder. If the Lock-Up Party is an individual, the signature to this agreement is genuine and the Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Lock-Up Party, enforceable against the Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance by the Lock-Up Party of the obligations under this Agreement and the compliance by the Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Lock-Up Party, (ii) if the Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent Organizational Documents of the Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by the Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Lock-Up Party is a party or by which the Lock-Up Party is otherwise bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of the Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance of this Agreement by the Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of the Lock-Up Party, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of the Lock-Up Party to perform his obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. The Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of the Lock-Up Party from serving on the Board of Directors or as an officer of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. The Lock-Up Party is entering into this Agreement solely in his capacity as the anticipated owner of Ignyte Securities following the consummation of the Business Combination.

6. Termination. This Agreement shall terminate upon the earlier of: (i) termination of the Business Combination Agreement in accordance with its terms; or (ii) completion of the Lock-Up Period as specified in Section 2.1 of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.2 Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. Neither party hereto may assign, directly or indirectly, including, through any merger, acquisition, sale of all or substantially all shares/assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (a) Ignyte, (b) the Company and (c) (i) by Lock-Up Parties holding at least 75% of the Lock-Up Securities (assuming the hypothetical exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement, and any such amendment shall be binding on all the Lock-Up Parties; provided, however, that in no event shall the obligation of the Lock-Up Party hereunder be materially increased without the prior written consent of the Lock-Up Party, unless such amendment applies to all Lock-Up Parties in the same fashion; provided, further, however, that (A) if this Agreement, or any other lock-up agreement signed by a stockholder of the Company in connection with the transactions contemplated hereby or under the Business Combination Agreement, is amended, modified or waived in a manner favorable to any Lock-Up Party or such shareholder, and such amendment, modification or waiver would be favorable to any other Lock-Up Party, this Agreement shall be automatically amended in the same manner with respect to such other Lock-Up Party (and Ignyte shall provide prompt notice thereof to all Lock-Up Parties), and (B) if any Lock-Up Party or such shareholder is released from any or all of the lock-up restrictions under this Lock-Up Agreement or such other lock-up agreement, each other Lock-Up Party shall automatically be contemporaneously and proportionately released from the lock-up restrictions hereunder (which, for the avoidance of doubt, will include a release of the same percentage of such Lock-Up Party’s Lock-Up Securities) and Ignyte shall provide prompt notice thereof to each Lock-Up Party.

7.5 Governing Law; Waiver of Jury Trial; Specific Performance.

(a) This Agreement and all Actions based upon, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

(b) All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereby waives to the fullest extent permitted by applicable Law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that he, she, it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.5(c).

(d) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at

Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6:

(i) if to Ignyte prior to the Effective Time, to:

Ignyte Acquisition Corp.

640 Fifth Avenue

New York, NY

Attention:David Rosenberg, Co-Chief Executive Officer

                David J. Strupp, Jr., Co-Chief Executive Officer

Email:drosenberg@ignytespac.com

           dstrupp@ignytespac.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

Attention:Andrew P. Gilbert; Scott A. Cowan

Email:andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(ii) if to the Company prior to the Effective Time, to:

Peak Bio Co. Ltd.

Building B #1009,

670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),

Bundang-gu, Seongnam-si, Gyenggi-do

Attention: Hoyoung Huh, MD, Ph.D., Chief Executive Officer

Email: hoyoung.huh@ph-pharma.com

with a copy to:

Bae, Kim & Lee LLC

13F, Tower B, Centropolis,

26 Ujeongguk-ro, Jongno-gu, Seoul 03161

Attention: Jung Min Jo

Email: jungmin.jo@bkl.co.kr

and

BC Burr McCabe Law

584 Castro Street #882

San Francisco, CA 94114

Attention: Peter McCabe

Email: pmccabe@bcbmlaw.com

(iii) if to Ignyte or the Company following the Effective Time, to:

[Peak Bio, Inc.]

[●]

[●]

Attention: [●]

Email: [●]

with a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email:       andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(iv) if to the Lock-Up Party, to the address for notice set forth on the Lock-Up Party’s signature page to this Agreement.

7.7 Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Business Combination Agreement and Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This right Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.9 Effect of Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10 Legal Representation. Each of the parties hereto agrees that he, she or it has been represented by independent counsel of his, her or its choice during the negotiation and execution of this Agreement and each party hereto and his, her or its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. The Lock-Up Party acknowledges that DLA Piper LLP (US) is acting as counsel to Ignyte and BC Burr McCabe Law is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and that neither of such firms is acting as counsel to any Lock-Up Party.

7.11 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Business Combination is consummated.

7.12 Further Assurances. At the request of Ignyte or the Company, in the case of the Lock-Up Party, or at the request of the Lock-Up Party, in the case of Ignyte, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.13 Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.14 Several Liability. The liability of the Lock-Up Parties hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will the Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.15 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of his, her or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

IGNYTE ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PEAK BIO CO, LTD., a corporation organized under the laws of the Republic of Korea

By:
Name:
Title:

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LOCK-UP PARTY:

By:
Name: Hoyoung Huh

Address for Notice:

Signature Page to Lock-Up Agreement

ANNEX J

Peak Bio, Inc.

2022 Long-Term Incentive Plan

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Peak Bio, Inc. 2022 Long-Term Incentive Plan (the “Plan”) is hereby established effective as of [●], 2022, the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of April 28, 2022, entered into by and between Peak Bio, Inc., a Delaware corporation (f/k/a Ignyte Acquisition Corp.), Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea, and Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea, following the Plan’s approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date that the Plan was approved by the Board or the stockholders of the Company.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee shall mean the Board. Unless the Board specifically determines otherwise, each member of the Committee shall, at the time it takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any stock exchange on which the Stock is listed. However, the fact that a Committee member shall fail to qualify as “non-employee director” or an “independent director” shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(k) “Company” means Peak Bio, Inc., a Delaware corporation (f/k/a Ignyte Acquisition Corp.), and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A or Section 422 of the Code to the extent applicable.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(x) “Nonemployee Director” means a Director who is not an Employee.

(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa) “Officer” means any person designated by the Board as an officer of the Company.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ii) “Performance Award” means an Award of Performance Shares or Performance Units.

(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo) “Preferred Stock” means the Preferred Stock of the Company, as may be issued from time to time in accordance with the Second Amended and Restated Certificate of Incorporation of the Company.

(pp) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(qq) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(ss) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(tt) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(uu) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(vv) “Section 409A” means Section 409A of the Code.

(ww) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(zz) “Stock” means the Common Stock of the Company, as adjusted from time to time in accordance with Section 4.

(aaa) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(bbb) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ccc) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ddd) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(eee) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may initially be issued under the Plan shall be equal to [•] shares, which shall initially be equal to ten percent (10%) of the issued and outstanding shares of Stock as of the Effective Time. In addition, as of January 1 of every year during the term of the Plan, beginning with calendar year 2023, an additional positive number of shares of Stock shall be added to the number of shares of Stock authorized to be issued or transferred pursuant to the Plan, equal to five percent (5%) of the total number of shares of Stock outstanding as of 12:01 a.m. Eastern Standard Time on such date.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or cancelled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 and Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion and in accordance with Section 409A and Section 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of equity awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code, without reducing the number of shares otherwise available for issuance under the Plan. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed [●] shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each calendar year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Nonemployee Director, expense reimbursements or distributions from any deferred compensation program applicable to the Nonemployee Director), may not exceed $[1,000,000] in total value, or $[2,000,000] in the calendar year in which any Nonemployee Director is initially elected to the Board (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an

Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service for any reason other than Cause.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) or an Award Agreement is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or cancelled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be cancelled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be cancelled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the

Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement or an Election (as defined in Section 15.2). Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction; and

(xxx) personal performance objectives established for an individual Participant or group of Participants.

Notwithstanding the foregoing, the Committee retains discretion to select any other Performance Measures whether or not listed herein.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance

Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines and set forth in the Award Agreement. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a Company-executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL.

13.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide in an Award Agreement or otherwise for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, with appropriate adjustments in accordance with Section 4.3. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market

Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.

(d) Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company’s Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b) or otherwise restricted by Section 409A, shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination.

The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and the Company, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the

Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of

Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfil its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Peak Bio, Inc. 2022 Long-Term Incentive Plan as duly adopted by the Board on [●], 2022, and effective as of the Effective Date.

/s/

[ ], Secretary

[Signature Page to Peak Bio, Inc. Long Term Incentive Plan]

ANNEX K

FAIRNESS OPINION

April 27, 2022

The Board of Directors

Ignyte Acquisition Corp

640 Fifth Avenue, 4th Floor

New York, NY 10019

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Ignyte Acquisition Corp., a Delaware company (“Ignyte”), of the Consideration (as defined below) proposed to be paid by Ignyte pursuant to the terms of the Business Combination Agreement (the “Agreement”) to be entered into by and among Ignyte, Ignyte Korea Co., LTD, a corporation organized under the laws of the Republic of Korea (“Korean Sub”) and Peak Bio Co, LTD., a corporation organized under the laws of the Republic of Korea (“Peak Bio or the “Company”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

This Opinion is being provided solely for the information of the board of Ignyte. This Opinion and the reviews, analyses, studies and consultations performed in connection with this Opinion are, (i) limited to matters within the scope of our engagement as set forth in the engagement agreement, dated January 18, 2022, between River Corporate Advisors, a division of KEMA Partners LLC a SEC registered broker-dealer and member of FINRA (“RCA”) and Ignyte (the “Engagement Agreement”), and (ii) subject to the covenants, representations and warranties of Ignyte described in the Engagement Agreement and in any separate letters or certifications delivered to RCA in connection with this engagement.

TRANSACTION

Ignyte intends to acquire Peak Bio, a developer of Neutrophil Elastase Inhibitors intended to reduce the inflammatory process, in the Transaction which is the subject of the Agreement. Upon the terms and subject to the conditions set forth in the Agreement, at the Closing, (i) the stockholders of the Company, being the holders of all of the issued and outstanding Company Common Stock, shall sell, transfer, convey, assign and deliver to Korean Sub all of the shares of Company Common Stock to Korean Sub; (ii) Korean Sub shall distribute all of the Company Common Stock received by the stockholders of the Company in exchange for the Aggregate Closing Consideration; and further, (iii) Korean Sub shall hold the Aggregate Closing Consideration (defined below) in trust in the name of the stockholders of the Company in pro rata amounts equal to the Exchange Ratio for distribution upon completion of the required clearance filings under the Foreign Exchange Transaction Act of Korea by the stockholders (and together with clauses (i) and (ii), collectively, the “Share Swap”). For purposes of this Fairness Opinion, “Aggregate Closing Consideration” (or the “Consideration”) means $180,000,000, subject to certain adjustments as described in the Agreement.

The merger and other transactions described in the Agreement and contemplated by the above transaction description is referred to herein as the “Transaction”.

ENGAGEMENT SCOPE

In connection with the Transaction, the board of Ignyte appointed RCA as an independent financial advisor for the purpose of providing a Fairness Opinion on the Transaction. This document constitutes the opinion (the “Fairness Opinion” or the “Opinion”) contemplated by RCA’s engagement letter with Ignyte. Financial adequacy of the value of the Transaction is assessed on a stand-alone basis without considering buyer-specific potential synergies.

The Fairness Opinion does not constitute a recommendation regarding the Transaction and makes no reference to the benefits or the likelihood of an alternate transaction. RCA will receive a fee upon the delivery of this Opinion. RCA’s fee is not contingent upon, or related to, the size of the Consideration, or whether the Consideration is accepted. In addition, Ignyte has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

RCA was not asked to and did not: (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, assets, businesses or operations of the Company, or any alternatives to the Transaction; (b) negotiate the terms of the Transaction; or (c) advise the management or board of directors or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

METHODOLOGY AND DUE DILIGENCE

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated April 27, 2022; (ii) Ignyte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed by Ignyte with the Securities and Exchange Commission (the “SEC”) on March 31, 2022; (iii) certain Current Reports on Form 8-K, as filed by Ignyte with, or furnished by Ignyte to, the SEC; (iv) certain internal information relating to the business, operations, assets, liabilities and prospects of the Company, including certain 3 year financial forecasts, analyses and projections relating to Peak Bio prepared by management of Peak Bio and furnished to us by Ignyte for purposes of our analysis and approved for our use by Ignyte (the “Forecasts”); (v) Company presentations; and (vi) internal documentation regarding the acquisition process pursued by Ignyte. We have also conducted discussions with members of the senior management of Ignyte and Peak Bio and their respective advisors and representatives regarding such internal information as well as the past and current business, operations, financial condition and prospects of each of Ignyte and Peak Bio. Furthermore, we reviewed (i) publicly available market capitalization data regarding companies in the biotechnology industry that we believed to be comparable in certain respects to Peak Bio; and (ii) publicly available financial terms of certain initial public offerings involving companies in the biotechnology industry that we believed to be comparable in certain respects to Peak Bio and (iii) comparable mergers and acquisitions of early stage biotechnology companies. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

OPINION ASSUMPTIONS

Our Opinion is subject to the following assumptions, conditions and limitations:

We assume that the financial statements and other information we were provided were accurate and complete and that the Forecasts were reasonably prepared in good faith and reflect the best currently available estimates. All have been accepted, without further investigation or independent verification. We express no opinion as to whether the Forecasts can be realized and give no assurance that actual results will not vary materially from those projected.

We are not responsible for any errors or inaccuracy in historical financial statements, Forecasts, and other information.

Our Opinion assumes that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that the Transaction will be consummated as described to us and as provided in the relevant transaction documents provided to us without amendment or modification thereto.

We were not retained to and have not conducted any analysis, review, or investigation of the Company’s contingent, disputed or potential liabilities and our Opinion reflects only the contingent liabilities made known to

us. RCA has no duty to and does not express any opinion as to the validity, amount, reasonableness, or propriety of such contingent liabilities.

It is understood that this Opinion is limited to the matters set forth herein as of the date hereof, and no opinion may be inferred or implied beyond the matters expressly contained herein or beyond the date hereof (forward-looking statements notwithstanding).

We assume that the Company and Ignyte have provided us with all material non-public information available to the extent relevant and material to this Opinion, and that such parties have not withheld any such information that would materially affect or change our Opinion.

We assume that the properties or assets of the Company post the proposed Transaction are as represented to us and that a physical inspection of such assets would not reveal any material facts not known to us that would affect or change our Opinion.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate.

The use, disclosure, distribution, and other external reference to this Opinion is strictly governed and limited by the terms and conditions set forth in the Engagement Agreement. This Opinion is confidential between RCA, Ignyte, and the Company and may not be disclosed to any third party without the express prior written consent of RCA. Notwithstanding the foregoing, RCA hereby consents to such disclosure as may be required in the opinion of Ignyte and its counsel in connection with the Transaction, including, without limitation, the inclusion of this letter in its entirety in any proxy statement, prospectus, and/or registration statement to be distributed to securityholders of the Company and/or Ignyte in connection with the Transaction. No third party may use or rely upon our Opinion for any purpose.

We express no view or opinion as to the Forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Ignyte or Peak Bio, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Ignyte or Peak Bio. We have assumed, with your consent, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the last draft of the Agreement reviewed by us. We have also assumed, with your consent, that the Transaction will be consummated on the terms set forth in the Agreement and the Ancillary Agreements and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of Ignyte or Peak Bio, or their respective abilities to pay their obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

Given Ignyte’s nature as a special purpose acquisition company, for purposes of our opinion and with your consent we have assumed a value of $10.00 per share in calculating the value of the Ignyte Shares to be issued as the Consideration under the Agreement, with such $10.00 value being based on Ignyte’s initial public offering and Ignyte’s approximate cash per outstanding Ignyte Share. In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the Ignyte Shares may trade or otherwise be transferable at any time before or after announcement or consummation of the Transaction.

We express no view as to, and our opinion does not address, Ignyte’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Ignyte or in which Ignyte might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Ignyte of the Consideration to be paid by Ignyte pursuant to the terms of the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any class of securities, creditors or other constituencies of Ignyte or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Ignyte or any other party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid by Ignyte pursuant to the terms of the Agreement or otherwise. Our opinion (i) does not address the individual circumstances of specific stockholders of Ignyte with respect to rights or aspects which may distinguish such holders or equity securities held by such holders, (ii) does not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities or holders (including the Sponsor) and (iii) does not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of Ignyte or any other party).

Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of Ignyte as to whether or how such holder should vote with respect to the Transaction or otherwise act with respect to the Transaction or any other matter.

The opinion expressed herein is provided for the information and assistance of the Board of Directors of Ignyte (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. This opinion has been authorized by our Fairness Opinion Review Committee.

OPINION

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by Ignyte pursuant to the terms of the Agreement is fair, from a financial point of view, to Ignyte.

Very truly yours,

/s/ River Corporate Advisors

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